                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            CRESCENT OPERATING, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            CRESCENT OPERATING, INC.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[x]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            Common Stock, par value $.01

      2)    Aggregate number of securities to which transaction applies:
            10,828,497

      3) Per Unit Price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $1 (Represents maximum value received per share)

      4)    Proposed maximum aggregate value of transactions: $10,828,497

      5)    Total fee paid: $996.23

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid: None

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                            CRESCENT OPERATING, INC.
                          777 TAYLOR STREET, SUITE 1050
                             FORT WORTH, TEXAS 76102

THE PROXY STATEMENT/PROSPECTUS IS DATED ___________ __, 2002 AND IS FIRST BEING MAILED TO STOCKHOLDERS OF COPI ON OR ABOUT ___________ __, 2002.

Dear Stockholders:

         You are cordially invited to attend a special meeting of stockholders of Crescent Operating, Inc., a Delaware corporation, or COPI, to be held at The Fort Worth Club, located at 306 West 7th Street, Fort Worth, Texas on _________, __________ __, 2002 at ___:00 ____ Central Time.

         At this meeting you will be asked to accept a Chapter 11 bankruptcy plan of COPI, which plan is more fully described in the attached proxy statement/prospectus. If this bankruptcy plan is accepted by holders of two-thirds of the shares of COPI common stock voted in person or by proxy, then Crescent Real Estate Equities Company, or CEI, will issue to all COPI stockholders common shares of CEI unless the total amount of claims and expenses paid by CEI in connection with the COPI bankruptcy and the restructuring transactions equals or exceeds $16.0 million. In connection with the bankruptcy plan, you will be releasing all of your claims against CEI or any of its officers, directors, employees, agents or representatives. I recommend that you vote to accept the COPI bankruptcy plan because, after consulting with financial and legal advisors, I believe that the bankruptcy plan provides the most favorable alternative for the stockholders of COPI.

         COPI and its operating units have defaulted in the payment of debt and lease obligations owed to CEI. These obligations exceed $125.2 million and are secured by substantially all of COPI's assets. These obligations arise from loans made by CEI to COPI and from deferrals by CEI of COPI's obligations to pay rent. COPI believes that it will, in the reasonably foreseeable future, neither be able to pay all of its obligations as they accrue nor pay its defaulted upon or deferred payment obligations.

         Moreover, CEI has announced that it will seek to enforce collection by foreclosure or otherwise of its claims against COPI and its operating units as quickly as possible. Under a foreclosure, CEI would be able to take substantially all of the assets of COPI and the unsecured creditors and stockholders of COPI would likely have no recovery.

         COPI has analyzed its claims and defenses related to CEI and has investigated whether proceedings under the bankruptcy laws might provide solutions to COPI's obligations to CEI. These alternatives are, in my judgment, after consulting with financial and legal advisors, unlikely to result in any recovery for unsecured creditors and stockholders of COPI.

         In either a litigation or a bankruptcy proceeding, the claims of Bank of America, various promissory notes and other creditors' claims are contractually subordinate to the claims and liens held by CEI. Rights of COPI stockholders are in turn legally subordinated to the rights of Bank of America, the promissory notes and the rights of other COPI creditors. I have concluded after consulting with counsel, in the event of a litigation or a bankruptcy proceeding, that there would be little or no assets available for satisfaction of claims of any creditor other than the senior and secured claims of CEI. I believe, in fact, that COPI may not even have sufficient liquidity to pay its liabilities on a current basis or to fund the costs of litigation or bankruptcy court proceedings. Virtually all of COPI's current cash flow is encumbered by liens in favor of CEI. There is material risk in a litigation or a bankruptcy that CEI could successfully object to COPI's use of this cash flow for any purpose other than for payment of obligations directly related to the preservation of CEI's collateral.

         Accordingly, in light of the relative unattractiveness of the available alternatives, COPI entered into a settlement agreement with CEI as the initial stage of the bankruptcy plan. This settlement agreement provides the following benefits to COPI's creditors and stockholders:

     o If, and only if, the bankruptcy plan is accepted by the holders of two-thirds of the shares of COPI common stock voted in connection with the bankruptcy plan, CEI will issue to all COPI stockholders common shares of CEI unless the total amount of claims and expenses paid by CEI in connection with the COPI bankruptcy and the restructuring transactions equals or exceeds $16.0 million.

     o Bank of America's unsecured claim will be collateralized by COPI's interest in Americold Logistics, LLC and ultimately repaid when COPI sells its interest in Americold Logistics, LLC;

     o The various promissory notes will be satisfied pursuant to negotiated settlements;

     o   Other known trade creditor claims will be paid in full; and

     o As part of the implementation of the Settlement Agreement, COPI released all of its claims against CEI and undertook to provide in the Plan of Reorganization certain additional releases of CEI.

         I have carefully evaluated the options available to COPI under the circumstances. I have also requested and received the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. that this transaction is fair to COPI stockholders. The Settlement Agreement reflects extensive negotiations between COPI and CEI and in my judgment provides a result for each of COPI's creditor and equity constituents that is materially superior to any other reasonably available alternative.

         Your vote is important regardless of the number of shares you own. Each stockholder, even if he or she now plans to attend the special meeting, is requested to sign, date and return the enclosed proxy card in the enclosed postage pre-paid envelope marked "Proxy" or vote by telephone or over the Internet in accordance with the directions contained on the proxy card. You may revoke your proxy at any time prior to its exercise. Any stockholder present at the special meeting or at any adjournments or postponements thereof may revoke his or her proxy and vote personally on each matter brought before the special meeting.

         I HAVE APPROVED THE BANKRUPTCY PLAN AND HAVE DETERMINED THAT THE BANKRUPTCY PLAN IS FAIR TO, AND IN THE BEST INTEREST OF, COPI STOCKHOLDERS. ACCORDINGLY, I RECOMMEND THAT YOU VOTE "FOR" ACCEPTANCE OF THE BANKRUPTCY PLAN.


                                       Sincerely,



                                       Jeffrey L. Stevens,
                                       Chief Operating Officer

                            CRESCENT OPERATING, INC.
                          777 TAYLOR STREET, SUITE 1050
                             FORT WORTH, TEXAS 76102
                                 (817) 339-2200

                                   ----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS



         The special meeting of stockholders of Crescent Operating, Inc., a Delaware corporation, or COPI, will be held at The Fort Worth Club, located at 306 West 7th Street, Fort Worth, Texas, on __________, __________ __, 2002 at
___ ___, Central Time, to vote on a proposal to accept a bankruptcy plan of COPI to be implemented under Chapter 11 of the United States Bankruptcy Code. The COPI bankruptcy plan provides as follows:

         o Crescent Real Estate Equities Company, or CEI, will pay claims and expenses in connection with the COPI bankruptcy.

         o CEI will assist COPI in arranging for COPI's repayment of its obligations to Bank of America, in the amount of approximately $15.0 million, plus accrued interest.

         o CEI will issue common shares of CEI to the stockholders of COPI unless the total amount of claims and expenses paid by CEI in connection with the COPI bankruptcy and the reorganization transactions equals or exceeds $16.0 million.

         o        COPI will cancel all outstanding shares of its common stock.

         o COPI will transfer the remaining assets of COPI at the direction of CEI, and the stockholders of COPI will ratify and confirm all prior transfers of assets to CEI in lieu of foreclosure.

         THE SOLE DIRECTOR RECOMMENDS THAT YOU VOTE IN FAVOR OF THE COPI BANKRUPTCY PLAN.

         Only stockholders of record of COPI at the close of business on ___________ __, 2002 will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

                                         By order of the Sole Director,

Dated:                 , 2002
        ------------ --


YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE BY TELEPHONE OR OVER THE INTERNET IN ACCORDANCE WITH THE DIRECTIONS CONTAINED ON THE PROXY CARD. PROXIES ARE REVOCABLE, AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE SPECIAL MEETING.

                             NOTICES TO STOCKHOLDERS

         THE COPI BANKRUPTCY PLAN IS TO BE FILED IN CONNECTION WITH A CASE TO BE COMMENCED IN THE FUTURE BY COPI UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE. AT THIS TIME, COPI HAS NOT COMMENCED A CHAPTER 11 CASE. IF SUFFICIENT VOTES ARE RECEIVED ACCEPTING THE COPI BANKRUPTCY PLAN, IT IS COPI'S PRESENT INTENTION TO COMMENCE A CHAPTER 11 CASE AND SEEK TO HAVE THE COPI BANKRUPTCY PLAN CONFIRMED BY THE BANKRUPTCY COURT AS PROMPTLY AS PRACTICABLE. IF THE COPI BANKRUPTCY PLAN IS NOT ACCEPTED BY THE REQUIRED VOTE, COPI WILL LIKELY STILL FILE THE CHAPTER 11 CASE AND REQUEST THAT THE BANKRUPTCY COURT CONFIRM THE COPI BANKRUPTCY PLAN UNDER THE PROVISION OF THE BANKRUPTCY CODE WHICH IS COMMONLY REFERRED TO AS THE "CRAMDOWN PROVISION." THIS PROVISION WOULD PERMIT CONFIRMATION OF THE COPI BANKRUPTCY PLAN IF THE COURT FINDS THAT THE COPI BANKRUPTCY PLAN DOES NOT DISCRIMINATE UNFAIRLY AND IS FAIR AND EQUITABLE TO COPI'S STOCKHOLDERS. THE COPI BANKRUPTCY PLAN PROVIDES THAT, IF THE COPI BANKRUPTCY PLAN IS NOT ACCEPTED BY THE REQUIRED VOTE OF THE COPI STOCKHOLDERS, AND THE COPI BANKRUPTCY PLAN IS CONFIRMED BY THE BANKRUPTCY COURT PURSUANT TO THE "CRAMDOWN PROVISION," THE STOCKHOLDERS OF COPI WILL NOT RECEIVE THE COMMON SHARES OF CEI ISSUABLE TO THEM IF THE COPI BANKRUPTCY PLAN IS ACCEPTED BY THE REQUIRED VOTE.

         THIS PROXY STATEMENT/PROSPECTUS GIVES YOU DETAILED INFORMATION ABOUT THE PROPOSED COPI BANKRUPTCY PLAN. YOU ARE ENCOURAGED TO READ THIS PROXY STATEMENT/PROSPECTUS CAREFULLY. IN PARTICULAR, YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE [___] FOR A DESCRIPTION OF THE VARIOUS RISKS YOU SHOULD CONSIDER IN EVALUATING THE PROPOSED COPI BANKRUPTCY PLAN.

         ON FEBRUARY 14, 2002, COPI AND CERTAIN OF ITS AFFILIATED ENTITIES EXECUTED THE SETTLEMENT AGREEMENT THAT IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B. CONTEMPORANEOUSLY WITH EXECUTION OF THE SETTLEMENT AGREEMENT, COPI AND CEI EXCHANGED MUTUAL RELEASES. IN PERTINENT PART, COPI RELEASED ANY AND ALL CLAIMS THAT IT MIGHT HAVE AGAINST CEI AND CERTAIN AFFILIATES ARISING AT ANY TIME PRIOR TO EXECUTION OF THE SETTLEMENT AGREEMENT. THE SETTLEMENT AGREEMENT ALSO PROVIDES THAT COPI AND CEI AND THE DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES OF EACH WILL BE RELEASED FROM ALL LIABILITIES AND CLAIMS ARISING PRIOR TO THE EFFECTIVE DATE OF THE PLAN. ON THE EFFECTIVE DATE OF THE COPI BANKRUPTCY PLAN, EACH STOCKHOLDER OF COPI WHO VOTES TO ACCEPT THE PLAN OR WHO RECEIVES A DISTRIBUTION UNDER THE PLAN WILL BE DEEMED TO UNCONDITIONALLY RELEASE COPI AND CEI AND ALL CURRENT AND FORMER OFFICERS AND DIRECTORS OF COPI AND CEI FROM ALL CLAIMS AND LIABILITIES, EXCEPT FOR PERFORMANCE OR NONPERFORMANCE UNDER THE COPI BANKRUPTCY PLAN AND EXCEPT FOR ANY ACTION OR OMISSION THAT CONSTITUTES ACTUAL FRAUD OR CRIMINAL BEHAVIOR. THIS RELEASE WILL BE SUBJECT TO THE EFFECT OF
SECTION 29 OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH PROVIDES THAT ANY AGREEMENT BINDING ANY PERSON TO WAIVE COMPLIANCE WITH THE EXCHANGE ACT IS VOID. YOU SHOULD BE AWARE IT IS THE POSITION OF THE SECURITIES AND EXCHANGE COMMISSION THAT THE RELEASE WILL NOT BE EFFECTIVE WITH RESPECT TO CERTAIN CLAIMS ARISING UNDER FEDERAL SECURITIES LAWS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COPI BANKRUPTCY PLAN, PASSED UPON THE MERITS OR FAIRNESS OF THE COPI BANKRUPTCY PLAN OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROXY STATEMENT/PROSPECTUS HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT WITH RESPECT TO ADEQUACY OF INFORMATION. HOWEVER, IF THE COPI BANKRUPTCY PLAN IS ACCEPTED BY THE REQUIRED VOTE, COPI WILL SEEK BANKRUPTCY COURT APPROVAL OF THIS PROXY STATEMENT/PROSPECTUS AS PART OF THE ORDER CONFIRMING THE COPI BANKRUPTCY PLAN.

         THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OF ACCEPTANCES IN ANY JURISDICTION IN WHICH, OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH SOLICITATION UNDER APPLICABLE FEDERAL SECURITIES OR STATE SECURITIES LAWS. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF CEI, COPI, OR ANY OF THEIR SUBSIDIARIES SINCE THE DATE HEREOF.

         PRIOR TO VOTING, STOCKHOLDERS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE PROXY STATEMENT/PROSPECTUS INCLUDING THE PLAN OF REORGANIZATION ATTACHED HERETO AS ANNEX A AND THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS.

         IN MAKING A DECISION IN CONNECTION WITH THE COPI BANKRUPTCY PLAN, STOCKHOLDERS MUST RELY ON THEIR OWN EXAMINATION OF COPI AND CEI AND THE TERMS OF THE COPI BANKRUPTCY PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. STOCKHOLDERS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PROXY STATEMENT/PROSPECTUS AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH STOCKHOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS PROXY STATEMENT/PROSPECTUS, THE COPI BANKRUPTCY PLAN OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                                TABLE OF CONTENTS





QUESTIONS AND ANSWERS ABOUT THE COPI BANKRUPTCY PLAN AND THE SPECIAL MEETING......................................1

SUMMARY...........................................................................................................7

    The Companies.................................................................................................7

    Recent Developments..........................................................................................10

    Summary of the Plan of Reorganization........................................................................12

    Release and Waiver of Claims by Stockholders of COPI.........................................................13

    Special Meeting and Voting...................................................................................14

    Recommendation of Sole Director of COPI......................................................................14

    No Dissenters' Appraisal Rights..............................................................................15

    Tax Considerations...........................................................................................15

RISK FACTORS.....................................................................................................16

    Risks Associated with the COPI Bankruptcy Plan...............................................................16

    Release of CEI by COPI ......................................................................................17

    Risks Associated with an Investment in CEI Common Shares.....................................................19

COMPARATIVE PER SHARE MARKET PRICE INFORMATION...................................................................26

SELECTED HISTORICAL FINANCIAL INFORMATION OF CEI.................................................................27

SELECTED HISTORICAL FINANCIAL INFORMATION OF COPI................................................................29

SELECTED PRO FORMA FINANCIAL AND OPERATING INFORMATION OF CEI....................................................31

COMPARATIVE PER SHARE DATA.......................................................................................31

THE SPECIAL MEETING OF COPI STOCKHOLDERS.........................................................................32

    Proxy Statement/Prospectus...................................................................................32

    Date, Time, and Place of Special Meeting.....................................................................32

    Purpose of the Special Meeting...............................................................................32

    Stockholder Record Date for the Special Meeting..............................................................33

    Vote of COPI Stockholders Required for Acceptance of the COPI Bankruptcy Plan................................33

    Proxies......................................................................................................33

    Proxy Solicitation...........................................................................................34

    Effect of Abstentions and Broker Non-Votes...................................................................34


THE REORGANIZATION TRANSACTIONS..................................................................................34

    Reasons for the Reorganization Transactions..................................................................34

    Summary of the Reorganization Transactions...................................................................35

    Analysis of Alternatives.....................................................................................41

    Liquidation Analysis.........................................................................................42

    Events Leading to the Reorganization Transactions............................................................47

    Recommendation of the Sole Director Of COPI..................................................................48

    Opinion of COPI's Financial Advisor..........................................................................49

    Interests of Certain Persons in the Reorganization Transactions..............................................54

    Restrictions on Sales of CEI Common Shares by Affiliates of COPI.............................................55

    Listing on the New York Stock Exchange of CEI Common Shares to be Issued in the
    Reorganization Transactions..................................................................................55

    No Dissenters' Appraisal Rights..............................................................................55

THE PLAN OF REORGANIZATION.......................................................................................55

    Overview and Incorporation by Reference......................................................................55

    Brief Explanation of Chapter 11..............................................................................56

    Classification and Treatment of Claims and Interests.........................................................56

    Conditions to Confirmation and Occurrence of the Effective Date..............................................58

    Executory Contracts and Unexpired Leases.....................................................................58

    Modifications of Plan of Reorganization; Severability of Provisions..........................................58

    Confirmation of the Plan of Reorganization...................................................................59

    Implementation of the Plan of Reorganization.................................................................61

    Manner of Distribution of Property under the Plan............................................................63

    Effects of Confirmation of the Plan of Reorganization........................................................66

    The Solicitation; Voting.....................................................................................69

    Acceptance or Cramdown.......................................................................................70

TAX CONSIDERATIONS...............................................................................................71

    Tax Consequences of the COPI Bankruptcy Plan.................................................................71

    Taxation of CEI..............................................................................................71

    Taxation of Taxable U.S. Shareholders........................................................................80

    Taxation of Tax-Exempt U.S. Shareholders.....................................................................82


    Taxation of Non-U.S. Shareholders............................................................................82

    State and Local Tax Consequences.............................................................................84

    Tax Aspects of CEI's Investment in Crescent Partnership and Subsidiary Partnerships..........................85

DESCRIPTION OF COPI'S BUSINESS...................................................................................87

    Overview of COPI.............................................................................................87

    Business Segments............................................................................................87
         Equipment Sales and Leasing.............................................................................88
         Hospitality.............................................................................................90
         Temperature-Controlled Logistics........................................................................93
         Land Development........................................................................................96
         Other Investments......................................................................................100

    Employees...................................................................................................101

    Properties..................................................................................................101

    Legal Proceedings...........................................................................................101

DESCRIPTION OF CEI'S BUSINESS...................................................................................102

    Overview of CEI.............................................................................................103

    Investment Segments.........................................................................................103
         Office Segment.........................................................................................104
         Resort/Hotel Segment...................................................................................105
         Residential Development Segment........................................................................106
         Temperature-Controlled Logistics Segment...............................................................106

    Employees...................................................................................................108
117
    Properties..................................................................................................108

    Legal Proceedings...........................................................................................117

COPI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................118

    Segment Information.........................................................................................118

    Recent Developments.........................................................................................121

    Results of Operations.......................................................................................121
         Ninth Months Ended September 30, 2001, Compared to Nine Months Ended September 30, 2000................121
         Year Ended December 31, 2000, as Compared to 1999......................................................125
         Year Ended December 31, 1999, as Compared to 1998......................................................129

    Liquidity and Capital Resources.............................................................................132
         Nine Months Ended September 30, 2001...................................................................133
         Years Ended December 31, 2000 and 1999.................................................................134


    Quantitative and Qualitative Disclosures About Market Risk..................................................138

CEI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.......................139

    Recent Developments.........................................................................................139

    Segment Information.........................................................................................139

    Results of Operations.......................................................................................145
         Three Months Ended September 30, 2001, Compared to Three Months Ended September 30, 2000...............145
         Nine Months Ended September 30, 2001, Compared to Nine Months Ended September 30, 2000.................147
         Year Ended December 31, 2000, as Compared to 1999......................................................149
         Year Ended December 31, 1999, as Compared to 1998......................................................152

    Liquidity and Capital Resources.............................................................................155
         Nine Months Ended September 30, 2001...................................................................155
         Years Ended December 31, 2000 and 1999.................................................................161

    Debt Financing Arrangements.................................................................................167

    Quantitative and Qualitative Disclosures About Market Risk..................................................170

PRICE RANGE OF COPI COMMON STOCK, DIVIDENDS AND RELATED STOCKHOLDER MATTERS.....................................170

PRICE RANGE OF CEI COMMON SHARES, DIVIDENDS AND RELATED SHAREHOLDER MATTERS.....................................171

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS OF COPI.....................................173

CEI MANAGEMENT AND ADDITIONAL INFORMATION.......................................................................174

DESCRIPTION OF CAPITAL STOCK OF CEI.............................................................................179

    Description of CEI Common Shares............................................................................179

    Description of Series A Preferred Shares....................................................................181

    Description of Common Share Warrants........................................................................188

COMPARISON OF RIGHTS OF HOLDERS OF COPI COMMON STOCK AND CEI COMMON SHARES......................................189

    Form of Entity..............................................................................................189

    Capitalization..............................................................................................189

    Classified Board of Directors/Trust Managers; Number of Directors/Trust Managers............................190

    Removal of Directors/Trust Managers.........................................................................190

    Filling Vacancies on the Board of Directors/Trust Managers..................................................190

    Limits on Stockholder Action by Written Consent.............................................................191

    Ability to Call Special Meetings............................................................................191


    Advance Notice Provisions for Stockholder Nominations and Proposals.........................................192

    Vote Required for Certain Stockholder Actions...............................................................192

    Amendment of Certificate of Incorporation/Declaration of Trust..............................................193

    Amendment of Bylaws.........................................................................................193

    Restrictions on Business Combinations.......................................................................194

    Control Share Acquisition...................................................................................194

    Dividends...................................................................................................196

    Appraisal Rights............................................................................................197

    Limitation of Personal Liability of Directors/Trust Managers and Officers...................................198

    Indemnification of Directors/Trust Managers and Officers....................................................198

    Excess Share Provisions.....................................................................................200

    Anti-Takeover Provisions....................................................................................201

MATERIAL CONTACTS BETWEEN CEI AND COPI..........................................................................204

LEGAL MATTERS...................................................................................................205

EXPERTS.........................................................................................................205

WHERE YOU CAN FIND MORE INFORMATION.............................................................................206

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION................................................................208

INDEX TO FINANCIAL STATEMENTS...................................................................................211

                                   ANNEX INDEX


Annex A  -   Plan of Reorganization

Annex B  -   Settlement Agreement

Annex C  -   Fairness Opinion of Houlihan Lokey Howard & Zukin Financial
             Advisors, Inc.

                      QUESTIONS AND ANSWERS ABOUT THE COPI
                    BANKRUPTCY PLAN AND THE SPECIAL MEETING



The COPI Bankruptcy Plan

Q.       WHAT AM I VOTING ON?

A. You are voting on a proposal to accept a bankruptcy plan that will result in the orderly termination of COPI's business.

Q.       WHY IS COPI PROPOSING THE BANKRUPTCY PLAN?

A. COPI is proposing to engage in the plan in order to effect an orderly termination of its business. If COPI and CEI had not agreed to the terms of the plan, CEI could have exercised its rights against COPI as a secured creditor. COPI has insufficient assets to pay all of CEI's claims and cannot pay its other creditors. As a result, COPI would likely have been forced into bankruptcy and would not have been able to pay any creditors other than CEI or provide any distribution to you, as a holder of COPI common stock. In contrast, the COPI bankruptcy plan provides for the payment of creditor claims and a distribution of CEI common shares to COPI stockholders, subject to the conditions discussed in the answer to the question "Are there conditions to my receipt of CEI common shares?"

Q. WHY IS THE SOLE DIRECTOR OF COPI RECOMMENDING THAT I VOTE FOR THE COPI BANKRUPTCY PLAN?

A. COPI's sole director performed a comprehensive analysis of COPI's strategic alternatives for maximizing stockholder value. Based upon the liquidation analysis of COPI, the director determined that neither creditors, other than CEI, nor COPI stockholders would receive anything in a liquidation of COPI. COPI's sole director also obtained an opinion relating to the financial fairness of the COPI bankruptcy plan to the COPI stockholders. Based on this information and analysis for COPI creditors and stockholders, COPI's sole director determined that the COPI bankruptcy plan was the best available alternative and most likely to maximize stockholder value. See "The COPI Bankruptcy Plan - COPI's Reasons for the COPI Bankruptcy Plan" beginning on Page ____ for a more detailed description of the analyses performed on behalf of COPI by the sole director and third-party consultants.

Q.       WHAT IS THE VOTE REQUIRED TO ACCEPT THE COPI BANKRUPTCY PLAN?

A. The affirmative vote of two-thirds of the votes cast in person or by proxy is required to accept the COPI bankruptcy plan. In addition, at least a majority of the outstanding COPI common stock must be represented at the special meeting to constitute a quorum. Holders of COPI common stock are entitled to one vote for each share of COPI common stock they hold.

Q. WHAT HAPPENS IF THE COPI STOCKHOLDERS VOTE FOR ACCEPTANCE OF THE COPI BANKRUPTCY PLAN?

A. If the COPI stockholders cast enough votes to accept the COPI bankruptcy plan, COPI will submit the plan to the bankruptcy court for confirmation. If the bankruptcy court confirms the plan, you will cease to be a stockholder of COPI on the date the plan becomes effective. You will receive common shares of CEI subject to the conditions discussed in the answer to the question "Are there conditions to my receipt of CEI common shares?"

Q. WHAT HAPPENS IF THE COPI STOCKHOLDERS VOTE AGAINST ACCEPTANCE OF THE COPI BANKRUPTCY PLAN?

A. If the COPI stockholders do not cast enough votes to accept the COPI bankruptcy plan, COPI will still seek to have a bankruptcy plan confirmed by the bankruptcy court. If the bankruptcy court confirms this plan, you will not receive common shares of CEI and you will still cease to be a stockholder of COPI on the date the plan becomes effective and COPI will still seek to enforce the release by COPI stockholders in favor of CEI.

Q.       WHAT RIGHTS DO I HAVE IF I OPPOSE THE COPI BANKRUPTCY PLAN?

A. There are no dissenters' appraisal rights available under applicable law with respect to the COPI bankruptcy plan. Whether or not the stockholder vote necessary to accept the COPI bankruptcy plan is obtained, if the COPI bankruptcy plan is confirmed by the bankruptcy court, all of the stockholders of COPI will be bound by all of the terms and conditions of the plan.

Q. IS THE TOTAL VALUE OF THE CEI COMMON SHARES BEING OFFERED TO COPI STOCKHOLDERS IN THE COPI BANKRUPTCY PLAN SUBJECT TO ADJUSTMENT?

A. Yes. The total value of the CEI common shares that COPI stockholders will receive depends on the dollar amount of claims and expenses paid by CEI in connection with the COPI bankruptcy and the restructuring transactions.

Q. HOW WILL CEI AND COPI DETERMINE THE TOTAL VALUE OF THE CEI COMMON SHARES BEING OFFERED TO COPI STOCKHOLDERS IN THE COPI BANKRUPTCY PLAN?

A. CEI and COPI will determine the total value of the CEI common shares that the COPI stockholders will receive by subtracting any payments of claims and expenses that CEI pays, including expenses of CEI, relating to the COPI bankruptcy and the reorganization transactions in excess of $5.2 million from $10.8 million.

Q. HOW MUCH DO COPI AND CEI EXPECT CEI TO PAY FOR CLAIMS AND EXPENSES AND WHAT IS THE TOTAL VALUE OF THE CEI COMMON SHARES THAT COPI AND CEI BELIEVE WILL BE ISSUED TO COPI STOCKHOLDERS?

A. COPI and CEI currently estimate that CEI will pay total claims and expenses of between $8.0 million and $11.0 million. Accordingly, the total value of the CEI common shares issued to the COPI stockholders will be between $8.0 million and $5.0 million or $0.74 to $0.46 per share of COPI common stock.

Q. CAN THE TOTAL CLAIMS AND EXPENSES THAT CEI PAYS IN CONNECTION WITH THE COPI BANKRUPTCY AND THE RESTRUCTURING TRANSACTION REDUCE THE VALUE OF CEI COMMON SHARES THAT THE COPI STOCKHOLDERS RECEIVE TO $0?

A. Yes. The COPI stockholders will not receive any CEI common shares, even if the vote necessary to accept the COPI bankruptcy plan is obtained, if the total payments of claims and expenses paid by CEI are equal to or greater than $16.0 million.

Q.       HOW IS THE VALUE OF THE CEI COMMON SHARES CALCULATED?

A. The value of the CEI common shares is computed based on the average of the closing prices of the CEI common shares on the New York Stock Exchange, or NYSE, for the ten trading days immediately preceding the date of confirmation of the COPI bankruptcy plan.

Q.       ARE THERE CONDITIONS TO MY RECEIPT OF CEI COMMON SHARES?

A.       Yes. There are four principal conditions:

         o COPI stockholders must accept the COPI bankruptcy plan by the requisite vote (2/3 of the number of votes cast at the meeting or by proxy);

         o        The bankruptcy court must confirm the COPI bankruptcy plan;

         o        You must be a COPI stockholder on the confirmation date; and

         o Claims and expenses paid by CEI in connection with the COPI bankruptcy may not exceed $16.0 million.

Q.       WHAT SHOULD I KNOW ABOUT CEI AND THE CEI COMMON SHARES?

A. CEI is a real estate investment trust. This proxy statement/prospectus contains detailed descriptions of CEI and its business, as well as financial statements. An investment in CEI common shares involves risks, as described in "Risk Factors - Risks Associated with an Investment in CEI Common Shares" on Page ____ for a discussion of these risks. The common shares of CEI trade publicly on the New York Stock Exchange.

Q.       WAS A FAIRNESS OPINION RENDERED IN CONNECTION WITH THE COPI BANKRUPTCY
         PLAN?

A. The sole director of COPI has received and relied upon an opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc., an investment-banking firm, dated February 14, 2002, that, subject to and based on the considerations in its opinion, the COPI bankruptcy plan is fair to COPI stockholders from a financial point of view. The full text of Houlihan Lokey's opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey, is attached as Annex C to this proxy statement/prospectus. COPI urges you to read the Houlihan Lokey opinion in its entirety. See "The COPI Bankruptcy Plan - Opinion of COPI's Financial Advisor" beginning on Page ____ for a more detailed description of the opinion and the background of the opinion.

Q.       WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE COPI BANKRUPTCY
         PLAN?

A. The distribution to you of CEI common shares will be treated as a distribution in liquidation of COPI. You will realize gain or loss based on the difference between your basis in your shares of COPI common stock and the fair market value of the CEI common shares, plus any cash in lieu of fractional shares, you receive. In general, if you are not a dealer in securities, you must treat this gain or loss as capital gain or loss which is long term if you held your shares of COPI common stock for more than one year and, otherwise, short term. If you acquired shares of COPI common stock at different times, the determination of gain or loss and the holding period is made on the facts specific to each share. Your basis in the CEI common shares you will receive will be the fair market value of the CEI common shares at the time of distribution.

Q.       ARE THERE ANY RISKS IN THE COPI BANKRUPTCY PLAN?

A. Yes. If there are enough votes to accept the COPI bankruptcy plan, you are expected to receive CEI common shares if you own shares of COPI common stock on the date that the COPI bankruptcy plan is confirmed. This number of CEI common shares that you will receive is subject to decrease depending on the amount of expenses and claims relating to the COPI bankruptcy that CEI pays, and there is no minimum number of CEI common shares that you are entitled to receive. If there are not enough votes of the COPI stockholders to approve the COPI bankruptcy plan, COPI will still seek confirmation of the plan, but the COPI stockholders will receive no CEI common shares.

Q.       ARE THERE ANY CONDITIONS TO CONFIRMATION OF THE COPI BANKRUPTCY PLAN?

A. Yes. The COPI bankruptcy plan provides that, except as expressly waived by COPI, the following are conditions to confirmation of the COPI bankruptcy plan:

         o the bankruptcy court has signed a confirmation order confirming the COPI bankruptcy plan, and the clerk of the bankruptcy court has duly entered the confirmation order on the docket for the bankruptcy case in a form and substance that is acceptable to COPI;

         o the confirmation order has become effective and has not been stayed, modified, reversed or amended; and

         o CEI has reviewed all regulatory approvals and authorizations necessary to create the subsidiary of CEI that will acquire COPI's entire membership interest in COPI Cold Storage LLC, and that will distribute its shares to the holders of CEI common shares other than CEI common shares distributed to the COPI stockholders as a result of the COPI bankruptcy plan.

Q. WHEN DO YOU EXPECT THE COPI BANKRUPTCY PLAN TO BE CONFIRMED BY THE BANKRUPTCY COURT?

A. COPI is working to have the COPI bankruptcy plan confirmed as quickly as possible. COPI hopes the COPI bankruptcy plan will be confirmed by July 31, 2002.

The Special Meeting

Q.       HOW DO I VOTE?

A. After you carefully read this document, you may vote by proxy using any of the following means:

         o indicating on the enclosed proxy card how you want to vote, signing it, dating it and mailing it in the enclosed prepaid return envelope;

         o touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card;

         o by the Internet, using the procedures and instructions described on the proxy card and other enclosures; or

         o in person at the special meeting, unless you are a "street name" holder without a proxy signed by your broker.

         You should indicate your vote now by proxy even if you expect to attend the special meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your vote at any time prior to the vote at the special meeting and will ensure that your shares are voted if you later find you cannot attend the special meeting.

Q.       CAN I CHANGE MY VOTE AFTER I HAVE VOTED BY PROXY?

A. Yes. Unless you hold your shares in "street name" through your broker, you can change your vote prior to the taking of the vote at the special meeting:

         o by giving written notice of revocation to the secretary of COPI;

         o only if the prior vote was by written proxy, by properly submitting a duly executed proxy bearing a later date;

         o only if the prior vote was by telephone, by casting a subsequent vote by telephone prior to the special meeting;

         o only if the prior vote was by Internet, by casting as subsequent vote by Internet prior to the special meeting; or

         o        by voting in person at the special meeting.

         Only the last vote of a stockholder will be counted. For a more complete description of voting procedures, see "The Special Meeting - Proxies; Proxy Solicitation" beginning on Page ___.

Q. IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A. No. Unless you provide instructions to your broker on how to vote your "street name" shares, your broker will be unable to vote them for you. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you wish to change your vote, you must contact your broker.

Q.       WHAT IS THE EFFECT OF MY FAILURE TO VOTE?

A. If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted in favor of acceptance of the COPI bankruptcy plan. If you do not return your proxy card, vote by telephone or Internet, or vote in person at the special meeting, your shares will not be voted. See "The Special Meeting of COPI Stockholders
         - Effect of Abstentions and Broker Non-Votes" beginning on Page ___. If not enough stockholders of COPI vote to accept the COPI bankruptcy plan, none of the stockholders of COPI will receive CEI common shares.

Q.       DO I NEED TO SEND ANYTHING IN ADDITION TO MY PROXY AT THIS TIME?

A. No. If CEI issues common shares to COPI stockholders, then after you receive written notice that the COPI bankruptcy plan has become effective, the disbursement agent will send you a letter and written instructions on any information needed to issue and deliver stock certificates for your CEI common shares to you. You will receive your CEI common shares promptly after the disbursement agent receives the requested information from you.

Q.       WHO CAN HELP ANSWER MY QUESTIONS?

A. If you would like additional copies of this document, or have any questions about the COPI bankruptcy plan, you should contact:

                            Crescent Operating, Inc.
                 Attention: Jeffrey L. Stevens or Jason Phinney
                          777 Taylor Street, Suite 1050
                             Fort Worth, Texas 76102
                          Phone Number: (817) 339-2200

                                     SUMMARY


         This summary highlights selected information presented in this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the COPI bankruptcy plan to be voted on at the special meeting more fully, you should carefully read this entire proxy statement/prospectus and the documents to which this proxy statement/prospectus refers. See "Where You Can Find More Information" beginning on Page __. In particular, you should read the documents attached to this proxy statement/prospectus, including the Plan of Reorganization attached as Annex A and the Settlement Agreement attached as Annex B, both of which are incorporated by reference into this proxy statement/prospectus. Unless the context otherwise requires, the terms COPI and CEI include the subsidiaries of each and, in the case of CEI, includes Crescent Real Estate Equities Limited Partnership, or Crescent Partnership.

THE COMPANIES

CRESCENT OPERATING, INC.
777 Taylor Street, Suite 1050
Fort Worth Texas 76102
(817) 339-2200

Overview

         Crescent Operating, Inc., a Delaware corporation, was formed on April 1, 1997, by CEI. Effective June 12, 1997, CEI distributed shares of COPI common stock to shareholders of CEI and limited partners of Crescent Partnership, and, on that date, COPI became a public company. COPI was formed to be the lessee and operator of certain assets owned or to be acquired by CEI.

         As of December 31, 2001, COPI, through various subsidiaries and affiliates, had assets and operations consisting of four business segments:

         o        equipment sales and leasing segment;

         o        hospitality segment;

         o        temperature-controlled logistics segment; and

         o        land development segment.

         In February 2002, COPI transferred to CEI, in lieu of foreclosure, the assets of its hospitality and land development segments pursuant to the terms of the Settlement Agreement. As a result, COPI no longer has operations in these two segments. In addition, on February 7, 2002, Crescent Machinery, through which COPI operates its equipment sales and leasing segment, filed for protection under the federal bankruptcy laws.

Historical Operations

         As of December 31, 2001, COPI owned the following:

         o The equipment sales and leasing segment consisted of a 100% interest in Crescent Machinery and its subsidiary, a construction equipment sales, leasing and service company which had 15 locations in six states.

         o        The hospitality segment consisted of the following assets:

                  o COPI's lessee interests in three upscale business class hotels owned by CEI. The hotels are the Denver Marriott City Center, the Hyatt Regency Albuquerque, and the Renaissance Hotel in Houston, Texas.

                  o Lessee interests in three destination resort properties owned by CEI. The properties are the Hyatt Regency Beaver Creek, the Ventana Inn and Spa and the Sonoma Mission Inn and Spa (including the Sonoma Mission Inn Golf and Country Club).

                  o Lessee interests in two destination fitness resort and spa properties owned by CEI. The properties are Canyon Ranch-Tucson and Canyon Ranch-Lenox.

                  o A 5% economic interest in CRL Investments, Inc., or CRL, which has an investment in the Canyon Ranch Day Spa in the Venetian Hotel in Las Vegas, Nevada and participates in the future use of the "Canyon Ranch" name. CEI owned the remaining 95% economic interest.


         COPI's lessee interests in these eight properties and its interest in CRL are referred to as the COPI hotel operations.

         o The temperature-controlled logistics segment consisted of a 40% interest in the operations of Americold Logistics, LLC, which operates 100 refrigerated storage properties with an aggregate storage capacity of approximately 525 million cubic feet. CEI has a 40% interest in Americold Corporation, which owned 89 of the 100 properties.

         o The land development segment consisted of the following assets:

                  o A 4.65% economic interest in Desert Mountain, a master planned, luxury residential and recreational community in northern Scottsdale, Arizona. CEI owned an 88.35% economic interest in Desert Mountain.

                  o A 52.5% general partner interest in The Woodlands Operating Company, L.P.

                  o A 2.475% economic interest in The Woodlands Land Development Company L.P. CEI owned a 47.025% economic interest in this entity.

                  o A 60% general partner interest in COPI Colorado, LP, a company that has a 10% economic interest in Crescent Resort Development, Inc. or CRDI, formerly Crescent Development Management Corp. CEI owned the remaining 90% economic interest in CRDI.


         These interests are referred to as the COPI land development interests.

CRESCENT REAL ESTATE EQUITIES COMPANY
777 Main Street, Suite 1200
Fort Worth, Texas 76102
Attention: David M. Dean
(817) 321-2100

Overview

         Crescent Real Estate Equities Company was organized in 1994 and operates as a real estate investment trust, REIT, for federal income tax purposes. Together with its subsidiaries, CEI provides management, leasing and development services for some of its properties.

         CEI conducts all of its business through Crescent Real Estate Equities Limited Partnership and its other subsidiaries. CEI is structured to facilitate and maintain the qualification of CEI as a REIT. This structure permits persons contributing properties, or interests in properties, to CEI to defer some or all of the tax liability that they otherwise might have incurred in connection with the sale of assets to CEI.

         In February 2002, CEI acquired from COPI, through transfers in lieu of foreclosure, the assets of COPI's hospitality and land development segments pursuant to the terms of the Settlement Agreement. CEI holds these assets through three newly organized limited liability companies that are wholly owned subsidiaries of CEI, or taxable REIT subsidiaries. CEI will include these assets in its resort/hotel and residential development segments beginning on the dates of the transfers.

Historical Operations

         As of September 30, 2001, CEI's assets and operations were composed of four major investment segments:

         o    office segment;

         o    resort/hotel segment;

         o    residential development segment; and

         o    temperature-controlled logistics segment.

         Within these segments, CEI owned, directly or indirectly, the following real estate, referred to as the CEI properties, as of September 30, 2001.

         o office segment consisted of 75 office properties located in 26 metropolitan submarkets in six states with an aggregate of approximately 28.1 million net rentable square feet and three retail properties with an aggregate of approximately 0.4 million net rentable square feet.

         o Resort/hotel segment consisted of five destination resort properties with a total of 1,028 rooms/guest nights and four upscale business-class hotels with a total of 1,769 rooms, or the CEI hotel properties.

         o Residential development segment consisted of CEI's ownership of real estate mortgages and non-voting common stock representing interests ranging from 90% to 95% in five unconsolidated residential development corporations, which in turn, through joint venture or partnership arrangements, owned 20 upscale residential development properties. These are referred to as the CEI residential development properties.

         o Temperature-controlled logistics segment consisted of CEI's 40% interest in a general partnership referred to as the temperature-controlled logistics partnership, which owns all of the common stock, representing substantially all of the economic interest, of Americold Corporation, a REIT, which directly or indirectly owned 89 temperature-controlled logistics properties, or the CEI temperature-controlled logistics properties, with an aggregate of approximately 445.2 million cubic feet, or 17.7 million square feet, of warehouse space.

         o Other CEI properties consisted of 19 behavioral healthcare properties in seven states.

RECENT DEVELOPMENTS

Agreement for Transfer of COPI Assets to CEI

         On June 28, 2001, COPI and CEI entered into an asset and stock purchase agreement in which CEI agreed to acquire the COPI hotel operations, the COPI land development interests and other assets in exchange for $78.4 million. CEI also entered into an agreement to make a $10.0 million investment in Crescent Machinery, which, along with capital from a third-party investment firm, was expected to put Crescent Machinery on solid financial footing.

         Following the date of the agreements, the results of operations for the COPI hotel operations and the COPI land development interests declined, due in part to the slowdown in the economy after September 11. In addition, Crescent Machinery's results of operations suffered because of the economic environment and the overall reduction in national construction levels that has affected the equipment rental and sale business, particularly post September 11. As a result, CEI believes that a significant additional investment would have been necessary to adequately capitalize Crescent Machinery and satisfy concerns of Crescent Machinery's lenders.

         On January 23, 2002, CEI terminated the purchase agreement pursuant to which CEI would have acquired the COPI hotel operations and the COPI land development interests and other assets. On February 4, 2002, CEI terminated the agreement relating to its planned investment in Crescent Machinery.

         On February 6, 2002, Crescent Machinery filed for protection under the federal bankruptcy laws.

         On February 12, 2002, CEI delivered default notices to COPI relating to approximately $49.0 million of unpaid rent and approximately $76.2 million of principal and accrued interest due to CEI under certain secured loans.

Settlement Agreement

         On February 14, 2002, COPI entered into the Settlement Agreement with CEI. Pursuant to the Settlement Agreement, COPI transferred to CEI, in lieu of foreclosure, the COPI hotel operations and the COPI land development interests. In connection with the transfer, COPI's rent obligations to CEI were reduced by $23.6 million and its debt obligations were reduced by $40.1 million. In addition, the Settlement Agreement provides as follows:

         o CEI will pay claims and expenses in connection with the COPI bankruptcy.

         o CEI will assist COPI in arranging for COPI's repayment of its obligations to Bank of America, in the amount of approximately $15.0 million, plus accrued interest.

         o CEI will issue common shares of CEI to the stockholders of COPI unless the total amount of claims and expenses paid by CEI in connection with the COPI bankruptcy plan and the reorganization transactions equals or exceeds $16.0 million.

         o COPI will cancel all the outstanding shares of its common stock.

         o COPI will transfer the remaining assets of COPI at the direction of CEI, and the stockholders of COPI will ratify and confirm all prior transfers of assets to CEI in lien or foreclosure.

         o COPI released all claims arising prior to the execution of the Settlement Agreement it had or might have against CEI and certain affiliates.

         A copy of the Settlement Agreement is attached as Annex B to this proxy statement/prospectus.

Other COPI Recent Developments

         Effective February 14, 2002, all of the directors of COPI, other than Jeffrey L. Stevens, who became the sole director of COPI, resigned. The four directors who resigned continue to serve as trust managers of CEI. In addition, two of these directors, Richard E. Rainwater and John C. Goff, also served as officers of both COPI and CEI. Mr. Rainwater continues to serve as Chairman of the Board of CEI and Mr. Goff continues to serve as Vice Chairman of the Board and Chief Executive Officer of CEI. Both resigned from their executive officer positions with COPI effective February 14, 2002. The directors and officers who resigned determined that resignation was advisable and in the interest of the COPI stockholders in order to avoid potential conflicts of interest and the appearance of impropriety.

Other CEI Recent Developments

         In connection with the formation and capitalization, and the subsequent operations and investments, of COPI since 1997, CEI made loans to COPI under a line of credit and various term loans. In connection with CEI's agreement to acquire certain assets and equity interests from COPI, CEI agreed that it would not charge interest on these loans from May 1, 2001 and that it would allow COPI to defer all principal and interest payments due under the loans until December 31, 2001. As of December 31, 2001, the outstanding balance under the line of credit and term loans was approximately $71.5 million.

         COPI subsidiaries, as tenants, have not paid to CEI, as landlord, the full amount of rent due under the leases of the hotel properties at which the respective COPI subsidiaries conducted their hospitality operations. As of December 31, 2001, the rent receivable balance was approximately $35.5 million, and, as of October 1, 2001, CEI stopped recording rent from these leases.

         On January 23, 2002, CEI announced that it was writing down the amount due under the loans and the amount of past due rent to the estimated fair value of the underlying collateral securing these obligations. As a result of these and other charges relating to COPI and the asset and stock purchase agreement, CEI had an overall net asset reduction of $74.8 million as of December 31, 2001. Also as of December 31, 2001, CEI had a net income charge of $92.8 million, including estimated costs related to the COPI bankruptcy plan, or $0.76 per share (diluted).

         The following tables indicate the anticipated impact of the above charges on CEI's balance sheet as of December 31, 2001 and to its income statement for the quarter ended December 31, 2001.

                              Balance Sheet Impact
                  (dollars in millions, except per share data)

COPI-Related Assets to be Impaired as of December 31, 2001:
     Resort/Hotel Accounts Receivable                                                       $     33.2
     Resort/Hotel Straight-Line Rent                                                              12.7
     Notes Receivable and Accrued Interest                                                        71.5
     Asset Transaction Costs                                                                       2.8
                                                                                            ----------
                                                                                            $    120.2

Less Assets to be Received from COPI:
     Estimated Fair Value of Resort/Hotel FF&E                                              $      6.9
     Estimated Fair Value of Voting Stock of Residential
         Development Corporations                                                                 38.5
                                                                                            ----------
                                                                                            $     45.4
Net Asset Reduction as of December 31, 2001                                                 $     74.8



                             Income Statement Impact
                  (dollars in millions, except per share data)


                                                                              Dollars     Per Share
                                                                              --------    ---------
Net Asset Reduction as of December 31, 2001                                       74.8
Plus Estimated Costs Related to a COPI Bankruptcy                                 18.0
                                                                              --------
Fourth Quarter 2001 Net Income Charge (diluted)                               $   92.8     $   .76

SUMMARY OF THE PLAN OF REORGANIZATION

         COPI's Plan of Reorganization, attached as Annex A to this proxy statement/prospectus, is an outgrowth of the Settlement Agreement, between COPI and certain of its affiliates on the one hand and CEI on the other hand. In the Settlement Agreement, CEI agrees to make funds available to COPI that COPI will use to satisfy the claims of its creditors. Following the satisfaction of all conditions to the plan, or the effective date of the plan, a plan administrator will make distributions to the holders of allowed claims against COPI and prepare COPI for dissolution.

         The plan provides that, upon its acceptance by the COPI stockholders and its confirmation by the bankruptcy court, CEI will pay on the effective date of the plan to each holder of COPI common stock the product of (i) the number of shares of COPI common stock owned by such holder on the confirmation date, divided by the number of shares of COPI common stock outstanding on the confirmation date, (ii) the consideration amount, as described below, divided by the average of the daily closing prices per CEI common share as reported on the New York Stock Exchange Composite Transaction reporting system for the 10 consecutive NYSE trading days immediately preceding confirmation of the COPI bankruptcy plan by the bankruptcy court. The consideration amount shall be $10.8 million less the amount by which CEI's actual expenses incurred in connection with the reorganization transactions, other than any payment to satisfy the $15.0 million claim of Bank of America, exceed $5.2 million. To the extent that CEI's actual expenses incurred in connection with the reorganization transactions, other than payments to satisfy the $15.0 million claim by Bank of America, exceed $5.2 million, the aggregate value of CEI common shares issued to the COPI stockholders will be reduced, and you will receive fewer CEI common shares. No certificate or scrip representing fractional CEI common shares shall be issued, and all fractional shares shall be rounded up or down to the nearest whole CEI common share. If the class of COPI stockholders accepts the plan, the stockholders will be deemed to have released all claims they may have against COPI and CEI as well as their officers, directors, stockholders, employees, consultants, attorneys, accountants and other representatives that arose prior to the effective date of the plan. The COPI common stock will be cancelled. If the class of COPI stockholders rejects the plan, the COPI stockholders will receive no distribution under the plan. COPI will seek to have the plan confirmed over the objection of its stockholders if they do not vote to accept the plan.

         The plan must be approved by certain of COPI's creditors and the bankruptcy court before it can become effective. Please see "The Plan of Reorganization - Confirmation of the Plan of Reorganization" for a discussion of the requirements for confirmation.

RELEASE AND WAIVER OF CLAIMS BY STOCKHOLDERS OF COPI

         The plan provides that on its effective date, COPI, on its own behalf and as representative of its bankruptcy estate, will release unconditionally, and is deemed to release unconditionally from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the effective date of the plan in any way relating to the such releasees, COPI, the Chapter 11 case or the plan:

     o each of COPI's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives;

     o Crescent Partnership and each of Crescent Partnership's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives;

     o CEI and each of CEI's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives;

     o the creditors' committee appointed in the Chapter 11 proceedings, if any; and

     o solely in their capacity as members and representatives of the creditors' committee, each member, consultant, attorney, accountant or other representative of the creditors' committee.


         The plan further provides that each holder of a claim or interest:

     o    who has accepted the plan;

     o whose claim or interest is in a class that has accepted or is deemed to have accepted the plan pursuant to section 1126 of the bankruptcy code; or

     o who may be entitled to receive a distribution of property pursuant to the plan, shall be deemed to have unconditionally released above releasees, from any and all rights, claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the effective date of the plan in any way relating to COPI, the Chapter 11 case or the plan, provided however, that the foregoing shall not apply to all rights, claims and obligations created by or arising under the plan.

         If and only to the extent that the bankruptcy court concludes that the plan cannot be confirmed with a release of claims held by creditors and shareholders, then the plan may be confirmed with the portion of the releases that the bankruptcy court finds is a bar to confirmation excised so as to give effect as much as possible to the foregoing releases without precluding confirmation of the plan.

         Absent separate consideration supplied by the third parties or where the waivers of releases are voluntary, it is the SEC's view that the third party releases violate section 524(c) of the bankruptcy code. COPI believes the releases contemplated by the plan comply with section 524(c) of the bankruptcy code and applicable law because consideration is being provided to COPI shareholders directly or indirectly by the persons who receive the benefit of the releases provided in the plan. The release of COPI stockholder claims will not apply to the claims, if any, of a person who sold their COPI shares before the record date for voting on the plan or who voted to reject the plan and thereafter did not receive or accept the distribution of CEI common shares provided for in the plan.

SPECIAL MEETING AND VOTING

         COPI will hold its special meeting of stockholders at The Fort Worth Club, located at 306 West 7th Street, Forth Worth, Texas, on ______, ________ ___, 2002, at ____ __. At the special meeting, COPI stockholders will be asked to consider and vote upon the acceptance of the COPI bankruptcy plan.

         A majority of the outstanding shares of common stock of COPI entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting. The affirmative vote of two-thirds of the votes cast in person or by proxy is required for acceptance of the COPI bankruptcy plan.

         Only COPI stockholders of record as of the close of business on the record date, ______ __, 2002, are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, ______ shares of COPI common stock were issued, outstanding and entitled to vote at the special meeting. The trust managers and executive officers of CEI own shares of COPI common stock representing __% of the COPI common stock outstanding on the record date and have advised the sole director of COPI that they intend to vote their shares in favor of acceptance of the COPI bankruptcy plan. Each outstanding share is entitled to one vote. Shares cannot be voted at the special meeting unless the record holder thereof is present or represented by proxy.

RECOMMENDATION OF SOLE DIRECTOR OF COPI

         COPI's sole director performed a comprehensive analysis of COPI's strategic alternatives for maximizing stockholder value. These alternatives, in the judgment of the sole director, are unlikely to result in any significant recovery for the creditors, other than CEI, and the stockholders of COPI. Based upon the liquidation analysis of COPI, the director determined that neither creditors other than CEI nor COPI stockholders would receive anything in a liquidation of COPI. COPI's sole director also obtained an opinion relating to the financial fairness of the COPI bankruptcy plan to the COPI stockholders. Based on this information and analysis for COPI creditors, COPI's sole director determined that the COPI bankruptcy plan was the best available alternative and most likely to maximize stockholder value.

         The sole director is recommending that COPI stockholders vote for acceptance of the COPI bankruptcy plan.

NO DISSENTERS' APPRAISAL RIGHTS

         There are no dissenters' appraisal rights available under applicable law with respect to the reorganization transactions. If the COPI bankruptcy plan is confirmed by the bankruptcy court, the COPI stockholders, including the stockholders who do not vote to accept the COPI bankruptcy plan, will be bound by all of the terms and conditions of the COPI bankruptcy plan.

TAX CONSIDERATIONS

         The distribution of CEI common shares to COPI shareholders will be treated as a distribution in liquidation of COPI. Shareholders of COPI will realize gain or loss based on the difference between their basis in their shares of COPI common stock and the fair market value of the CEI common shares, plus any cash in lieu of fractional shares, they receive. In general, a COPI shareholder who is not a dealer in securities must treat this gain or loss as capital gain or loss which is long term if the shareholder held the shares of COPI common stock for more than one year and, otherwise, short term. If a shareholder acquired shares of COPI common stock at different times, the determination of gain or loss and the holding period is made on the facts specific to each share. The shareholders' basis in the CEI common shares they will receive will be the fair market value of the CEI common shares at the time of distribution.

                                  RISK FACTORS



         Before voting in favor of the COPI bankruptcy plan, you should be aware that there are risks associated with the COPI bankruptcy plan and in receiving CEI common shares. You should carefully consider these risk factors together with all of the information included or incorporated by reference in this proxy statement/prospectus before you decide to vote in favor of the COPI bankruptcy plan and possibly receive CEI common shares. This section includes certain forward-looking statements. You should refer to the explanation of the qualifications and limitations on such forward-looking statements discussed on Page ____.


RISKS ASSOCIATED WITH THE COPI BANKRUPTCY PLAN


         THE COPI BANKRUPTCY PLAN MAY NOT BE CONFIRMED BY THE BANKRUPTCY COURT, WHICH WOULD CREATE UNCERTAINTY AS TO THE OUTCOME OF THE COPI BANKRUPTCY.


         If the COPI bankruptcy plan is not confirmed by the bankruptcy court, it is unclear whether an orderly liquidation of COPI could be implemented and what COPI stockholders would receive with respect to their shares of COPI common stock.


         There are many reasons why the COPI bankruptcy plan may not be confirmed by the bankruptcy court. These reasons include the following:

         o COPI may not receive the votes necessary to confirm the COPI bankruptcy plan;

         o Even if COPI receives the votes necessary to accept the COPI bankruptcy plan, the bankruptcy court may decide not to confirm the COPI bankruptcy plan because the COPI bankruptcy plan provides that COPI and each holder of COPI common stock on the confirmation date of the bankruptcy plan will be deemed to release certain parties from specified liabilities;

         o Even if COPI receives the votes necessary to accept the COPI bankruptcy plan, the bankruptcy court may determine not to consider these votes if it determines that (a) the COPI bankruptcy plan was not transmitted to substantially all of COPI's stockholders, (b) an unreasonably short time was prescribed for COPI's stockholders to accept or reject the COPI bankruptcy plan, (c) the solicitation was not made in accordance with applicable nonbankruptcy law or, if there is no such law, that this proxy statement/prospectus does not contain adequate information for purposes of section 1125(a) of the bankruptcy code; or (d) the voting was not limited to persons or entities that were stockholders of record as of the record date; and

         o Even if COPI receives the votes necessary to accept the COPI bankruptcy plan, the bankruptcy court may still deny confirmation of the COPI bankruptcy plan if it determines the COPI bankruptcy plan does not meet the requirements of applicable law, including the applicable requirements of section 1129 of the bankruptcy code, which requires the COPI bankruptcy plan be in the "best interests" of dissenting members of impaired classes and be "feasible." The requirement that a Plan be in the best interests of dissenting members of impaired classes generally means that the value of the consideration to be distributed under the COPI bankruptcy plan to COPI's stockholders is not less than those parties would receive if COPI were liquidated in a hypothetical liquidation under Chapter 7 of the bankruptcy code. Under the feasibility requirement, the bankruptcy court must find that confirmation of the COPI bankruptcy plan is not likely to be followed by COPI's liquidation or the need for further financial reorganization. Thus, COPI cannot assure you that the bankruptcy court will determine that the COPI bankruptcy plan is in the "best interests" of dissenting members of impaired classes and is "feasible."

         If the COPI bankruptcy plan is not confirmed and the reorganization transactions are not otherwise consummated, COPI will be unable to operate as a going concern. It is likely that COPI would have to liquidate its assets under either Chapter 7 or Chapter 11 of the bankruptcy code. The auditor's report filed in connection with COPI's annual report on Form 10-K for the year ended December 31, 2000 is qualified by a reference to COPI's recurring net losses, net capital deficiencies, deferred obligations that matured in 2001 and substantial debt maturing in 2002. The auditor's report states that COPI's operations "do not provide sufficient cash flow to service the debt as currently structured" and "these conditions raise substantial doubt about the company's ability to continue as a going concern."

RELEASE OF CEI BY COPI

         In connection with execution of the Settlement Agreement, COPI released all claims that it had or might have had against CEI and affiliates. In addition, on the effective date of the COPI bankruptcy plan, each COPI stockholder that voted to accept the COPI bankruptcy plan or that was a holder on the confirmation date, assuming CEI common shares are issued to those holders, will be deemed to unconditionally release certain parties, including, without limitation, each of COPI's present and former officers and directors, employees, agents, attorneys, financial advisors and other representatives and CEI from all claims and liabilities relating to the reorganization transactions, except for performance or nonperformance under the COPI bankruptcy plan or any action or omission that constitutes actual fraud or criminal behavior. As a result, you may waive claims you could otherwise raise.

         IF THE COPI BANKRUPTCY PLAN IS NOT ACCEPTED BY THE COPI STOCKHOLDERS, THE PLAN MAY BE CONFIRMED BY THE BANKRUPTCY COURT, AND, IN THAT CASE, THE COPI STOCKHOLDERS WOULD RECEIVE NOTHING.

         Section 1129(b) of the bankruptcy code contains provisions for the confirmation of a plan of reorganization even if the plan is not accepted by the shareholders in Class 7 as long as the plan "does not discriminate unfairly" and is "fair and equitable" with respect to such class. This provision is commonly referred to as "cramdown." COPI anticipates that it would seek to utilize the cramdown provisions of section 1129(b) of the bankruptcy code if necessary to confirm the plan. The plan provides that the shareholders of COPI are entitled to receive common shares of CEI only if the plan is accepted by the required vote of the COPI stockholders. Accordingly, if the plan is confirmed pursuant to the cramdown provisions of section 1129(b) of the bankruptcy code, the shareholders of COPI will receive nothing under the plan, and their shares of COPI common stock will be canceled.

         COPI STOCKHOLDERS MAY GET $0 EVEN IF COPI STOCKHOLDERS ACCEPT THE COPI BANKRUPTCY PLAN AND THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT.

         Under the COPI bankruptcy plan, the amount that the COPI stockholders receive (payable in CEI common shares) will be reduced to the extent that costs, claims and expenses paid by CEI in connection with the COPI bankruptcy exceed $5.2 million. Currently, CEI and COPI estimate that CEI will pay total claims and expenses of between $8.0 million and $11.0 million. Accordingly, the total value of the CEI common shares issued to the COPI stockholders will be between $8.0 million and $5.0 million or

$0.74 to $0.46 per share of COPI Common Stock.

         THE SOLE DIRECTOR AND FORMER OFFICERS AND DIRECTORS OF COPI HAVE INTERESTS IN THE ACCEPTANCE OF THE COPI BANKRUPTCY PLAN THAT MAY CONFLICT WITH THE INTERESTS OF COPI'S STOCKHOLDERS.

         The sole director and the former directors and officers of COPI have received liability releases prior to execution of the Settlement Agreement and, if the COPI bankruptcy plan becomes effective, also will receive liability releases through the effective date of the plan. Richard E. Rainwater and John
C. Goff, who are officers and trust managers of CEI and who were officers and directors of COPI, also have a financial interest in the reorganization transactions. See "The Reorganization Transactions - Interests of Certain Persons in the Reorganization Transactions" for a more detailed description of these and other benefits to current and former officers and directors of COPI resulting from the reorganization transactions.

         COMMON OWNERSHIP. As of September 30, 2001, Richard E. Rainwater, the Chairman of the Board of CEI, and John C. Goff, the Chief Executive Officer, President and Vice Chairman of the Board of CEI, together with the other members of CEI management with a rank of Vice President or higher, beneficially owned an approximately 15.4% equity interest in CEI. In addition, these persons beneficially owned an approximately 16.8% equity interest in COPI. As equity owners of both CEI and COPI, and as persons who, until February 2002, also served as directors and executive officers of COPI, Messrs. Goff and Rainwater have a potential conflict of interest in negotiating the terms of the reorganization transactions and in voting.

         LIABILITY RELEASES. Upon approval of the COPI bankruptcy plan, in addition to the releases that COPI granted in connection with the Settlement Agreement, which are already effective, CEI and each of the present and former officers and directors of COPI will be released from substantially all claims and liabilities related to COPI's business, the reorganization case, the reorganization transactions, and the COPI bankruptcy plan and will be entitled to indemnification to the fullest extent permitted under applicable law if the COPI bankruptcy plan is confirmed.

         THE BANKRUPTCY FILING MAY DISRUPT COPI'S AND CEI'S BUSINESSES.

         The solicitation of the COPI stockholders of their acceptance of the COPI bankruptcy plan and the commencement of the bankruptcy case, even in connection with the COPI bankruptcy plan, could create a negative impact on the operations of COPI and its subsidiaries. Such an occurrence could adversely affect the relationships of COPI and its subsidiaries with their customers, suppliers and employees, and could disrupt the businesses of COPI and CEI, as COPI's transferee under the Settlement Agreement.

         THE SETTLEMENT AGREEMENT MAY BE TERMINATED AND COPI WOULD NOT BE ABLE TO CONFIRM THE COPI BANKRUPTCY PLAN.

         If the Settlement Agreement were terminated, we would not be able to confirm the COPI bankruptcy plan as currently proposed, and no alternative to the Plan of Reorganization may be available or, if available, as favorable to you as the COPI bankruptcy plan. The Settlement Agreement may be terminated at any time prior to the effective date of the plan by mutual agreement of COPI and CEI, by either COPI or CEI if the other is in material breach after notice and a 10-business day opportunity to cure. See "The Reorganization Transactions - Summary of the Reorganization - Other Material Terms of the Settlement Agreement" for a discussion of the events that could lead to the termination of the Settlement Agreement.

         THE SETTLEMENT AGREEMENT LIMITS COPI'S ABILITY TO UNDERTAKE ALTERNATIVE TRANSACTIONS WITH ANYONE OTHER THAN CEI AND THIS LIMITATION COULD DISCOURAGE THIRD PARTIES FROM MAKING PROPOSALS THAT WOULD BE MORE FAVORABLE TO YOU THAN THE PLAN OF REORGANIZATION.

         The Settlement Agreement places substantial restrictions on COPI's ability to contact, solicit, encourage or pursue possible alternative transactions with any person other than CEI. These provisions could have the effect of discouraging third parties that might otherwise have an interest in making a proposal with respect to a transaction that could result in distributions to COPI's stockholders that exceed those provided under the Settlement Agreement and the Plan of Reorganization. See "__________________________" for a discussion of these provisions.

         OUR FINANCIAL ADVISOR DID NOT INDEPENDENTLY VERIFY ANY INFORMATION THAT COPI OR CEI PROVIDED.

         Houlihan Lokey relied on the completeness and accuracy of, and did not independently verify, any of the information concerning COPI or CEI that is publicly available or that COPI or CEI provided. With respect to financial forecasts provided to Houlihan Lokey, they assumed the forecasts were reasonably prepared on a basis reflecting the best current available judgments and estimates of COPI's and CEI's management. [Houlihan Loukey did not make an independent evaluation or appraisal of our assets.]

         EVEN IF COPI'S STOCKHOLDERS APPROVE THE PLAN OF REORGANIZATION, COPI COULD RECEIVE A COMPETING ACQUISITION PROPOSAL, AND THE BANKRUPTCY COURT COULD APPROVE THAT TRANSACTION WITHOUT SOLICITING YOUR ACCEPTANCE.

         In some circumstances, if the Plan of Reorganization is approved by COPI's stockholders and we subsequently accept an acquisition proposal that complies with the provisions of the Settlement Agreement, it is possible that this proposal could be approved by the bankruptcy court and implemented without another solicitation of acceptances. [See "_________________ ___________________________" for a discussion of competing acquisition proposals.]

         IF THE PLAN OF REORGANIZATION IS NOT APPROVED, COPI WILL BE SUBJECT TO RISKS ASSOCIATED WITH COPI'S INABILITY TO PAY ITS DEBTS AS THEY COME DUE.

         If the Plan of Reorganization is not confirmed and the reorganization transactions are not otherwise consummated, COPI will have difficulty paying its debts as they come due unless a viable alternative is present. It is possible COPI would have to liquidate its assets under either chapter 7 or chapter 11 of the bankruptcy code or the holders of COPI's debt could foreclose their liens. COPI's independent auditors have, in connection with its 2000 annual audit, qualified their opinion due to questions regarding COPI's ability to continue as a going concern.

RISKS ASSOCIATED WITH AN INVESTMENT IN CEI COMMON SHARES

         The risk factors enumerated below assume the confirmation and consummation of the COPI bankruptcy plan and all transactions contemplated by the plan, and do not include matters that could prevent or delay confirmation of the COPI bankruptcy plan.

         CEI MAY BE UNABLE TO SUCCESSFULLY INTEGRATE COPI'S HOTEL AND RESIDENTIAL DEVELOPMENT SEGMENTS.

         CEI will face significant challenges in integrating COPI's hotel and residential development segments into CEI's resort/hotel and residential development segments in a timely and efficient manner. The integration will be complex and time-consuming. The consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could adversely affect CEI's results of operations and its ability to make distributions to its shareholders and decrease its cash flow.

         CEI'S PERFORMANCE AND VALUE ARE SUBJECT TO GENERAL RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY.

         CEI's economic performance and the value of its real estate assets, and consequently the value of its investments, are subject to the risk that if its office, resort/hotel, residential development and temperature-controlled logistics properties do not generate revenues sufficient to meet its operating expenses, including debt service and capital expenditures, its cash flow and ability to pay distributions to its shareholders will be adversely affected. As a real estate company, CEI is susceptible to the following real estate industry risks:

         o downturns in the national, regional and local economic conditions where its properties are located;

         o competition from other office, resort/hotel, residential development and temperature-controlled logistics properties;

         o adverse changes in local real estate market conditions, such as oversupply or reduction in demand for office space, resort/hotel space, luxury residences or temperature-controlled logistics storage space;

         o changes in tenant preferences that reduce the attractiveness of its properties to tenants;

         o        decreases in market rental rates;

         o costs associated with the need to periodically repair, renovate and relet space;

         o increases in the cost of adequate maintenance, insurance and other operating costs, including real estate taxes, associated with one or more properties, which may occur even when circumstances such as market factors and competition cause a reduction in revenues from one or more properties; and

         o illiquidity of real estate investments, which may limit its ability to vary its portfolio promptly in response to changes in economic or other conditions.

         CEI MAY EXPERIENCE DIFFICULTY OR DELAY IN RENEWING LEASES OR RE-LEASING SPACE.

         CEI derives most of its revenue directly or indirectly from rent received from its tenants. CEI is subject to the risks that, upon expiration, leases for space in its office properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease, including the cost of required renovations or concessions to tenants, may be less favorable than current lease terms. As a result, CEI's cash flow could decrease and its ability to make distributions to shareholders could be adversely affected.

         CEI DERIVES THE SUBSTANTIAL MAJORITY OF ITS OFFICE RENTAL REVENUES FROM ITS GEOGRAPHICALLY CONCENTRATED MARKETS.

         As of December 31, 2001, approximately 78% of CEI's office portfolio, based on total net rentable square feet, representing 63% of its total rental revenues for the year ended December 31, 2001, was located in the metropolitan areas of Dallas/Fort Worth and Houston, Texas. Due to this geographic concentration, any deterioration in economic conditions in the Dallas/Fort Worth or Houston metropolitan areas, or in other geographic markets in which CEI in the future may acquire substantial assets, could adversely affect CEI's results of operations and its ability to make distributions to shareholders and decrease its cash flow.

         CEI MAY HAVE LIMITED FLEXIBILITY IN DEALING WITH ITS JOINTLY OWNED INVESTMENTS.

         CEI has the right to invest, and in certain cases has invested, in properties and assets jointly with other persons or entities. Joint ownership of properties may involve special risks, including the possibility that CEI's partners or co-investors might become bankrupt, that those partners or co-investors might have economic or other business interests or goals which are unlike or incompatible with its business interests or goals, and that those partners or co-investors may be in a position to take action contrary to CEI's suggestions or instructions, or in opposition to CEI's policies or objectives. Joint ownership gives a third party the opportunity to influence the return CEI can achieve on some of its investments and may adversely affect CEI's ability to make distributions to its shareholders.

         CEI MAY BE UNABLE TO SELL PROPERTIES WHEN APPROPRIATE BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID.

         Real estate investments generally cannot be sold quickly. CEI may not be able to alter its portfolio promptly in response to changes in economic or other conditions. CEI's inability to respond quickly to adverse changes in the performance of its investments could have an adverse effect on its ability to service debt and make distribution to its shareholders. In addition, there are some limitations under federal income tax laws applicable to REITs that may limit CEI's ability to sell its assets.

         THE REVENUES FROM CEI'S NINE HOTEL PROPERTIES, EVEN AFTER ACQUISITIONS OF THE COPI HOTEL OPERATIONS, DEPEND ON THIRD-PARTY OPERATORS THAT CEI DOES NOT CONTROL.

         CEI owns nine hotel properties. CEI currently leases one of these hotel properties, the Omni Austin Hotel, to a third party entity, HCD Austin Corporation. Third-party property managers manage each of the nine hotel properties. The amount of revenue that CEI receives from the hotel properties is dependent on the ability of the property managers to maintain and increase the gross receipts from the resort/hotels. If the gross receipts of the resort/hotels decline, CEI's revenues would be decreased as well, which could reduce the amount of cash available for distribution to its shareholders.

         THE REVENUES FROM CEI'S NINE HOTEL PROPERTIES ARE SUBJECT TO RISKS ASSOCIATED WITH THE HOSPITALITY INDUSTRY.

         The following factors, among others, are common to the resort/hotel industry, and may reduce the receipts generated by CEI's hotel properties:

         o based on such features as access, location, quality of accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities, CEI's hotel properties compete for guests with other resorts and hotels, a number of which have greater marketing and financial resources than the lessees or the hotel property managers;

         o if there is an increase in operating costs resulting from inflation or other factors, CEI or the property managers may not be able to offset such increase by increasing room rates;

         o CEI's hotel properties are subject to fluctuating and seasonal demands for business travelers and tourism; and

         o CEI's hotel properties are subject to general and local economic conditions that may affect the demand for travel in general and other factors that are beyond CEI's control, such as acts of terrorism.

         In addition, CEI's hotel properties have experienced a decrease in occupancy rates and revenue per available room and total revenue since September 11.

         CEI DOES NOT CONTROL REVENUES FROM ITS TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES.

         CEI owns a 40% interest in the temperature-controlled logistics partnership that owns Americold Corporation, which in turn directly or indirectly owns the CEI temperature-controlled logistics properties. The temperature-controlled logistics properties are operated by, and leased to, Americold Logistics L.P., owned 60% by Vornado Operating and 40% by COPI Cold Storage. CEI has no ownership interest in Americold Logistics and, thus, does not have the authority to control the management or operation of the CEI temperature-controlled logistics properties. Pursuant to the leases, Americold Logistics may elect to defer a portion of the rent for the CEI temperature-controlled logistics properties for up to three years beginning on March 12, 1999, to the extent that available cash, as defined in the leases, is insufficient to pay such rent. Through September 30, 2001, Americold Logistics has deferred approximately $37.1 million of rent, of which CEI's portion is approximately $14.7 million. Under the terms of the lease, all deferred rent must be paid by December 31, 2003. CEI cannot assure that Americold Logistics will operate the CEI temperature-controlled logistics properties in a manner which will enable it to meet its ongoing rental obligations to CEI. In the event that Americold Logistics is unable to make its rental payments, CEI's cash flow would be adversely affected, which could affect the amount of distributions made to CEI's shareholders.

         DIFFICULTIES IN REFINANCING CEI'S DEBT OR MAKING SCHEDULED DEBT PAYMENTS COULD ADVERSELY AFFECT CEI'S FINANCIAL CONDITION.

         CEI's business is subject to the risks normally associated with debt financing. As of September 30, 2001, CEI had approximately $2.1 billion of debt outstanding, of which approximately $1.5 billion was secured by approximately 28% of its assets. If principal payments due at maturity, some of which are substantial "balloon" payments, cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, CEI's cash flow will not be sufficient in all years to repay all maturing debt. If prevailing interest rates or other factors at the time of refinancing, such as the possible reluctance of lenders to make commercial real estate loans, result in higher interest rates, increased interest expense would adversely affect cash flow and CEI's ability to service debt and make distributions to its shareholders. If CEI cannot meet its secured debt obligations, its lenders could take the properties that secure a loan, and CEI would lose both the asset and the income it produces. Foreclosure on mortgaged properties or an inability to refinance existing debt would likely have a negative impact on its financial condition and results of operations.

         CEI'S DEGREE OF LEVERAGE COULD LIMIT ITS ABILITY TO OBTAIN ADDITIONAL FINANCING.

         CEI's organizational documents do not limit the level or amount of debt that CEI may incur. CEI's policy with regard to the incurrence and maintenance of debt is based on a review and analysis of:

         o investment opportunities for which capital is required and the cost of debt in relation to such investment opportunities;

         o        the type of debt available (secured or unsecured);

         o        the effect of additional debt on existing coverage ratios;

         o the maturity of the proposed debt in relation to maturities of existing debt; and

         o exposure to variable rate debt and alternatives such as interest rate swaps and cash flow hedges to reduce this exposure.

         CEI does not have a policy limiting the ratio of its debt to its total market capitalization, consisting of total debt as a percentage of total debt plus the market value of its outstanding common shares, preferred shares and units of ownership interest in Crescent Partnership. CEI's degree of leverage could have important consequences to shareholders, including making CEI more vulnerable to a downturn in business or the economy generally and affecting its ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes. There can be no assurance that CEI's leverage ratios or the incurrence of debt at any particular level would not adversely affect the market value of its shares.

         CEI IS OBLIGATED TO COMPLY WITH FINANCIAL AND OTHER COVENANTS IN ITS DEBT THAT COULD RESTRICT ITS OPERATING ACTIVITIES.

         CEI's secured debt generally contains customary covenants, such as requirements relating to the maintenance of the property securing the debt, restrictions on pledging and creating other liens on the property, restrictions on incurring additional indebtedness, restrictions on amendments or modifications to existing leases and restrictions on transactions with affiliates. CEI's unsecured debt generally contains customary covenants, such as the maintenance of financial ratios, including leverage and debt coverage ratios, restrictions on incurring additional indebtedness, restrictions on additional investments, restrictions on distributions and requirements relating to the maintenance of its properties. CEI's unsecured public notes cross-accelerate to its other recourse debt with a principal amount of $5 million or more, and its unsecured credit facility cross-defaults to its other debt in excess of $10 million, which means that a default under its other debt may cause a default under the public notes or credit facility. If CEI were to breach certain of its debt covenants, its lenders could require CEI to repay the debt immediately, and, if the debt is secured, could immediately take possession of the property securing the loan. In addition, if any other lender declared its loan due and payable as a result of a default, the holders of its public notes and the lenders under its credit facility might be able to require that those debts be paid immediately. As a result, any default under its debt covenants could have an adverse effect on its financial condition and the market value of its shares.

         RISING INTEREST RATES COULD ADVERSELY AFFECT CEI'S CASH FLOW.

         Of CEI's approximately $2.1 billion of debt outstanding as of September 30, 2001, with approximately $160 million bearing interest at variable rates. CEI also may borrow additional money at variable interest rates in the future, and CEI has, and in the future may, enter into other transactions to limit its exposure to rising interest rates. Increases in interest rates, or the loss of the benefits of hedging arrangements, would increase its interest expense on its variable rate debt, which would adversely affect cash flow and its ability to service its debt and make distributions to you.

         THE NUMBER OF SHARES AVAILABLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE OF CEI'S PUBLICLY TRADED SECURITIES.

         CEI has entered into various private placement transactions whereby units and limited partnership interests in Crescent Partnership were issued in exchange for properties or interests in properties. These units and interests are currently exchangeable for CEI common shares on the basis of two shares for each one unit or, at CEI's option, an equivalent amount of cash. Upon exchange for CEI's common shares, those common shares may be sold in the public market pursuant to registration rights. As of September 30, 2001, approximately 6,602,299 units were outstanding, which were exchangeable for 13,204,598 CEI common shares or, at CEI's option, an equivalent amount of cash. In addition, CEI has reserved a number of common shares for issuance pursuant to its employee benefit plans, and such common shares will be available for sale from time to time. As of September 30, 2001, CEI had issued options to acquire approximately 13,589,400 common shares outstanding, of which approximately 3,126,684 options were exercisable at a weighted average exercise price of $24, with a weighted average remaining contractual life of seven years. CEI's employees may also participate in an employee stock purchase plan that allows them to purchase up to 1,000,000 newly issued common shares. CEI cannot predict the effect that future sales of common shares, or the perception that such sales could occur, will have on the market prices of its equity securities.

         ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND MAY BE COSTLY.

         Under various federal, state and local laws, ordinances and regulations, CEI may be required to investigate and clean up certain hazardous or toxic substances released on or in properties CEI owns or operates, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether CEI knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate properly contaminations at any of CEI's properties may adversely affect its ability to sell or lease the properties or to borrow using the properties as collateral. The costs or liabilities could exceed the value of the affected real estate. CEI has not been notified by any governmental authority, however, of any non-compliance, liability or other claim in connection with any of its properties, and CEI is not aware of any other environmental condition with respect to any of its properties that management believes would have a material adverse effect on its business, assets or results of operations taken as a whole.

         The uses of any of CEI's properties prior to CEI's acquisition of the property and the building materials used at the property are among the property-specific factors that will affect how the environmental laws are applied to CEI's properties. In general, before CEI purchased each of its properties, independent environmental consultants conducted or updated Phase I environmental assessments, which generally do not involve invasive techniques such as soil or ground water sampling. None of these Phase I assessments or updates revealed any materially adverse environmental condition relating to any particular property not known to CEI or the independent consultants preparing the assessments. There can be no assurance, however, that environmental liabilities have not developed since these environmental assessments were prepared, or that future uses or conditions, including changes in applicable environmental laws and regulations, will not result in imposition of environmental liability. If CEI was subject to environmental liability, the liability could adversely affect the market value of your common shares.

         FAILURE TO QUALIFY AS A REIT WOULD CAUSE CEI TO BE TAXED AS A CORPORATION, WHICH WOULD SUBSTANTIALLY REDUCE FUNDS AVAILABLE FOR PAYMENT OF DISTRIBUTIONS.

         CEI intends to continue to operate in a manner that allows it to meet the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended. A REIT generally is not taxed at the corporate level on income it distributes to its shareholders, as long as it distributes at least 90 percent of its income to its shareholders annually and satisfies certain other highly technical and complex requirements. Unlike many REITs, which tend to make only one or two types of real estate investments, CEI invests in a broad range of real estate products. Several of its investments also are more complicated than those of other REITs. As a result, CEI is likely to encounter a greater number of interpretative issues under the REIT qualification rules, and more issues which lack clear guidance, than are other REITs. CEI, as a matter of policy, consults with outside tax counsel in structuring its new investments in an effort to satisfy the REIT qualification rules. Shaw Pittman LLP, tax counsel to CEI, has given CEI an opinion stating that CEI qualified as a REIT under the Internal Revenue Code for its taxable years ending on or before December 31, 2001, that CEI is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and that its proposed manner of operation will permit CEI to continue to meet the requirements for qualification as a REIT. This opinion is based on representations made by CEI as to factual matters and on existing law, which is subject to change, both retroactively and prospectively, and to possibly different interpretations. Shaw Pittman LLP's opinion also is not binding on either the Internal Revenue Service or the courts.

         CEI must meet the requirements of the Internal Revenue Code in order to qualify as a REIT now and in the future, so it is possible that CEI will not continue to qualify as a REIT in the future. The laws and regulations governing federal income taxation are the subject of frequent review and amendment, and proposed or contemplated changes in the laws or regulations may affect its ability to qualify as a REIT and the manner in which CEI conducts its business. If CEI fails to qualify as a REIT for federal income tax purposes, CEI would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to federal income tax at regular corporate rates. In addition to these taxes, CEI may be subject to the federal alternative minimum tax. Unless CEI is entitled to relief under certain statutory provisions, CEI could not elect to be taxed as a REIT for four taxable years following any year during which CEI was first disqualified. Therefore, if CEI loses its REIT status, CEI could be required to pay significant income taxes, which would reduce its funds available for investments or for distributions to its shareholders. This would likely adversely affect the value of your investment in CEI. In addition, CEI would no longer be required by law or its operating agreements to make any distributions to its shareholders.

         PROVISIONS OF CEI'S DECLARATION OF TRUST AND BYLAWS COULD INHIBIT CHANGES IN CONTROL OR DISCOURAGE TAKEOVER ATTEMPTS BENEFICIAL TO SHAREHOLDERS.

         Certain provisions of CEI's declaration of trust and bylaws may delay or prevent either a change in control over CEI or another transaction that could provide its shareholders with a premium over the then-prevailing market price of your CEI common shares or which might otherwise be in the best interest of its security holders. These include a staggered Board of Trust Managers, which makes it more difficult for a third party to gain control of CEI's Board, and the Ownership Limit described below. In addition, any future series of preferred shares may have certain voting provisions that could delay or prevent a change of control or other transaction that might involve a premium price or otherwise be beneficial to its security holders. The declaration of trust also establishes special requirements with respect to "business combinations," including certain issuances of equity securities, between CEI and an "interested shareholder," and mandates procedures for obtaining voting rights with respect to "control shares" acquired in a control share acquisition.

         YOUR OWNERSHIP OF CEI'S SHARES IS SUBJECT TO LIMITATION FOR REIT TAX PURPOSES.

         To remain qualified as a REIT for federal income tax purposes, not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws applicable to REITs) at any time during the last half of any taxable year, and

CEI's outstanding shares must be beneficially owned by 100 or more persons at least 335 days of a taxable year. To facilitate maintenance of its REIT qualification, CEI's declaration of trust, subject to certain exceptions, prohibits ownership by any single shareholder of more than 8.0% of its issued and outstanding common shares or more than 9.9% of its issued and outstanding preferred shares. In addition, the declaration of trust prohibits ownership by Richard E. Rainwater, the Chairman of the Board of Trust Managers, together with certain of his affiliates or relatives, of more than 9.5% of its issued and outstanding CEI common shares. CEI refers to these limits collectively as the "Ownership Limit." Under certain circumstances, CEI's declaration of trust permits the Board of Trust Managers to increase the Ownership Limit with respect to any common shareholder, other than Mr. Rainwater, together with his affiliates and relatives. Further, any transfer of shares may be null and void if it causes a person to violate the Ownership Limit, and the intended transferee or holder will acquire no rights in the shares. Those shares will automatically convert into excess shares, and the shareholder's rights to distributions and to vote will terminate. The shareholder would have the right to receive payment of the purchase price for the shares and certain distributions upon its liquidation. Excess shares will be subject to repurchase by CEI at its election. While the Ownership Limit helps preserve CEI's status as a REIT, it could also delay or prevent any person or small group of persons from acquiring, or attempting to acquire, control of CEI and, therefore, could adversely affect CEI's shareholders' ability to realize a premium over the then-prevailing market price for their shares.

                       COMPARATIVE PER SHARE MARKET PRICE
                                  INFORMATION

         CEI's common shares are traded on the New York Stock Exchange under the symbol "CEI," and COPI's common stock is traded on the OTC Bulletin Board under the symbol "COPI.OB." On February 13, 2002, the last full trading day prior to the date of execution of the Settlement Agreement the closing sale price per CEI common share on the New York Stock Exchange, the closing sale price per share of COPI common stock on the OTC Bulletin Board and the equivalent per share price were as set forth in the table below. The equivalent per share price is the value of the CEI common shares that you will receive for each share of COPI stock you own, based on the average of closing prices of the CEI common shares on the ten trading days prior to the record date for the COPI special meeting and assuming that the total claims and expenses paid by CEI in connection with the COPI bankruptcy agreement and the restructuring transactions is $11.0 million. The actual value of the CEI common shares that you will receive will be based on the average of the closing prices of the CEI common shares on the ten trading days prior to the date of confirmation of the COPI bankruptcy plan. In addition, the value of the CEI common shares that you will receive may be decreased or increased. See "The Reorganization Transactions --Summary of the Reorganization Transactions-Issuance of CEI Common Shares to COPI Stockholders" for a description of the circumstances under which the value of the CEI common shares that you will receive may be decreased or increased.


                                                                CEI                  COPI            Equivalent Per
                                                           Common Shares         Common Stock         Share Price
                                                           -------------         ------------        --------------
February 13, 2002..................................            $17.25                $.01                 $[ ]

                    SELECTED HISTORICAL FINANCIAL INFORMATION
                                     OF CEI


         The following table sets forth selected historical financial and operating information for CEI on a consolidated basis. All information relating to CEI common shares has been adjusted to reflect the two-for-one stock split effected in the form of a 100% share dividend paid on March 26, 1997 to shareholders of record on March 20, 1997. The selected historical financial information for each of the three years ended December 31, 1998, 1999 and 2000 is based on the audited financial statements of CEI included in this proxy statement/prospectus, and the information for the two preceding years is based on the audited financial statements of CEI previously filed with the Securities and Exchange Commission. The selected historical financial information for CEI for the nine months ended September 30, 2001 and 2000 is based on the unaudited financial statements of CEI included in this proxy statement/prospectus. In the opinion of the management of CEI, the operating data for the nine months ended September 30, 2001 and 2000 include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth in the data. The following information should be read in conjunction with "CEI Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of CEI and notes to the financial statements included in this proxy statement/prospectus.



                                                 NINE MONTHS ENDED SEPTEMBER 30,        YEAR ENDED DECEMBER 31,
                                                 -------------------------------     -------------------------------
                                                      2001             2000              2000               1999
                                                 -------------     -------------     -------------     -------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
OPERATING DATA:
   Total revenue ............................    $     545,044     $     528,164     $     718,405     $     746,279
   Operating income (loss) ..................           68,157            71,420            98,409           (54,954)
   Income before minority interests
     and extraordinary item .................          105,609           207,696           303,052            13,343
   Basic earnings per common share:
   Income (loss) before extraordinary .......    $        0.64     $        1.38     $        2.08     $       (0.06)
     item
   Net income (loss) ........................             0.54              1.35              2.05             (0.06)
   Diluted earnings per common share:
   Income (loss) before extraordinary .......    $        0.63     $        1.37     $        2.05     $       (0.06)
     item
   Net income (loss) ........................             0.53              1.34              2.02             (0.06)
   BALANCE SHEET DATA
     (AT PERIOD END):
   Total assets .............................    $   4,139,905     $   4,562,599     $   4,531,769     $   4,950,561
   Total debt ...............................        2,083,930         2,275,015         2,271,895         2,598,929
   Total shareholders' equity ...............        1,594,912         1,742,023         1,731,327         2,056,774
   OTHER DATA:
   Funds from operations - new ..............    $     216,585     $     232,181     $     326,897     $     340,777
     definition(1)
   Cash distribution declared per
     common share ...........................    $        1.48     $        1.65     $        2.20     $        2.20
   Weighted average
     common shares and units
     outstanding - basic ....................      129,642,572       129,444,064       127,535,069       135,954,043
   Weighted average
     common shares and units
     outstanding - diluted ..................      123,483,871       130,507,995       128,731,883       137,891,561
   Cash flow provided by
     (used in):
   Operating activities .....................    $     258,038     $     157,103     $     275,715     $     336,060
   Investing activities .....................          162,372           381,424           428,306          (205,811)
   Financing activities .....................         (426,213)         (584,150)         (737,981)         (167,615)


                                                            YEAR ENDED DECEMBER 31,
                                                 ------------------------------------------------
                                                     1998              1997              1996
                                                 -------------     -------------     ------------
                                             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
OPERATING DATA:
   Total revenue ............................    $     698,343     $     447,373     $    208,861
   Operating income (loss) ..................          143,893           111,281           44,101
   Income before minority interests
     and extraordinary item .................          183,210           135,024           47,951
   Basic earnings per common share:
   Income (loss) before extraordinary .......    $        1.26     $        1.25     $       0.72
     item
   Net income (loss) ........................             1.26              1.25             0.70
   Diluted earnings per common share:
   Income (loss) before extraordinary .......    $        1.21     $        1.20     $       0.70
     item
   Net income (loss) ........................             1.21              1.20             0.68
   BALANCE SHEET DATA
     (AT PERIOD END):
   Total assets .............................    $   5,043,447     $   4,179,980     $  1,730,922
   Total debt ...............................        2,318,156         1,710,124          667,808
   Total shareholders' equity ...............        2,422,545         2,197,317          865,160
   OTHER DATA:
   Funds from operations - new ..............    $     341,713     $     214,396     $     87,616
     definition(1)
   Cash distribution declared per
     common share ...........................    $        1.86     $        1.37     $       1.16
   Weighted average
     common shares and units
     outstanding - basic ....................      132,429,405       106,835,579       64,684,842
   Weighted average
     common shares and units
     outstanding - diluted ..................      140,388,063       110,973,459       65,865,517
   Cash flow provided by
     (used in):
   Operating activities .....................    $     299,497     $     211,714     $     77,384
   Investing activities .....................         (820,507)       (2,294,428)        (513,038)
   Financing activities .....................          564,680         2,123,744          444,315

----------

(1) Funds from operations, or FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, effective January 1, 2000, and as used herein, means net income (loss), determined in accordance with generally accepted accounting principles, or GAAP, excluding gains (losses) from sales of depreciable operating property, excluding extraordinary items, as defined by GAAP, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. For a more detailed definition and description of FFO, see "CEI Management's Discussion and Analysis of Financial Condition and Results of Operations."

                SELECTED HISTORICAL FINANCIAL INFORMATION OF COPI


         The following table sets forth certain selected historical financial information for COPI and for its predecessor, taken as a group. For purposes of this table, the predecessors consist of Moody-Day, Inc. and Hicks Muse Tate & First Equity Fund II, L.P., which are collectively referred to as the Carter-Crowley Asset Group. The selected historical financial information for the three years ended December 31, 2000 is based on the audited financial statements of COPI included in this proxy statement/prospectus, and the information for the two preceding years is based on the audited financial statements of COPI previously filed with the SEC. The selected historical financial information for COPI for the nine months ended September 30, 2001 and 2000 is based on the unaudited financial statements of COPI included in this proxy statement/prospectus. In the opinion of the management of COPI, the operating data for the nine months ended September 30, 2001 and 2000 include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth in the data. The following information should be read in conjunction with "COPI Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of COPI and notes to the financial statements included in this proxy statement/prospectus.

                                                                                                              CARTER-CROWLEY ASSET
                                                                                                              GROUP (PREDECESSORS)
                                                                                                            -----------------------
                                                                                                             FOR THE
                                                                                                              PERIOD
                                                                                                FOR THE        FROM
                               NINE MONTHS ENDED               FOR THE YEAR ENDED             PERIOD FROM   JANUARY 1,   FOR THE
                                  SEPTEMBER 30,                    DECEMBER 31,              MAY 9, 1997 TO  1997 TO    YEAR ENDED
                             -----------------------  -------------------------------------   DECEMBER 31,    MAY 8,    DECEMBER 31,
                               2001          2000       2000          1999          1998          1997         1997        1996
                             ---------    ----------  ---------    ----------    ----------  -------------- ----------  -----------
                                                           (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:                    $ 407,521    $  526,081  $ 716,826    $  717,987    $  493,248    $ 156,882    $  4,657    $  10,394
Income (loss) from
operations                     (16,321)       20,112     19,628        13,867         9,886         (993)        158          109
Net income (loss)              (43,439)       (9,564)    (3,690)       (2,695)        1,141      (22,165)         25         (111)
Income (loss) per share -
basic and diluted                (4.20)        (0.93)     (0.36)        (0.26)         0.10        (2.00)         --           --

BALANCE SHEET DATA:
Total assets                 $ 988,544    $  889,472  $ 910,528    $  795,653    $  937,333    $ 602,083                $  17,483
Total debt                     592,462       456,093    473,517       421,874       371,139      258,129                    5,405
Total shareholders' equity
(deficit)                      (57,286)      (31,165)   (23,533)      (20,522)      (16,068)      (8,060)                  10,925

                   SELECTED PRO FORMA FINANCIAL AND OPERATING
                               INFORMATION OF CEI


         The following table sets forth selected pro forma financial and operating information for CEI for the nine months ended September 30, 2001 and for the year ended December 31, 2000. The pro forma financial and operating information gives effect to the confirmation of the COPI bankruptcy plan, as it relates to CEI. The pro forma financial and operating information set forth below should be read in conjunction with, and is qualified in its entirety by, the historical and pro forma financial statements and notes to the financial statements of CEI included in this proxy statement/prospectus.

                                                      NINE MONTHS
                                                          ENDED               YEAR ENDED
                                                      SEPTEMBER 30,          DECEMBER 31,
                                                          2001                    2000

Total revenue .................................       $     825,212          $   1,209,881
Operating income (loss)                                     (32,721)                27,782
Income before minority interests,
  income taxes and extraordinary item .........               5,732                223,131
Basic earnings per common share:
Income (loss) before extraordinary item .......       $       (0.37)         $        1.19
Net income (loss) .............................       $       (0.47)                  1.16
Diluted earnings per common share:
Income (loss) before extraordinary item .......       $       (0.36)         $        1.17
Net income (loss) .............................       $       (0.46)                  1.14
BALANCE SHEET DATA
  (AT PERIOD END):
Total assets ..................................       $   4,507,843                    N/A
Total debt ....................................           2,282,812                    N/A
Total shareholders' equity ....................           1,472,005                    N/A
Weighted average
  common shares outstanding - basic ...........         108,514,009            113,867,754
Weighted average
  common shares outstanding - diluted .........         110,355,308            115,064,568


                           COMPARATIVE PER SHARE DATA

         Set forth below are historical and pro forma earnings per share, cash dividends per share and book value per share data for CEI's common shares and COPI's common stock. The data set forth below should be read in conjunction with CEI's and COPI's audited financial statements and unaudited interim financial statements, including the notes to the financial statements, which are included in this proxy statement/prospectus. The data should also be read in conjunction with the unaudited pro forma financial statements, including the notes to the pro forma financial statements, included in this proxy statement/prospectus. The pro forma data gives effect to the confirmation of the COPI bankruptcy plan as it relates to CEI. The pro forma data are not necessarily indicative of the actual financial position that would have occurred, or future operating results that will occur, upon consummation of the COPI bankruptcy plan.

                                                                              NINE MONTHS              YEAR ENDED
                                                                                 ENDED                DECEMBER 31,
                                                                          SEPTEMBER 30, 2001              2000
HISTORICAL -- CEI
   Basic earnings per share.......................................             $  .54                    $2.05
   Diluted earnings per share.....................................                .53                     2.02
   Cash dividends per share(1)....................................               1.48                     2.20

HISTORICAL -- COPI
   Basic earnings per share.......................................              (4.20)                   (0.36)
   Diluted earnings per share.....................................              (4.20)                   (0.36)
   Cash dividends per share.......................................                 --                       --

PRO FORMA COMBINED(2)
   Basic earnings per share.......................................                [ ]                     [ ]
   Diluted earnings per share.....................................                [ ]                     [ ]
   Cash dividends per share.......................................                [ ]                     [ ]
   Equivalent per COPI share......................................                [ ]                     [ ]


STOCKHOLDERS' EQUITY (BOOK VALUE) PER SHARE (END OF PERIOD)
Historical CEI....................................................               17.21                   18.10
Historical COPI...................................................              (5.54)                   (2.28)
Pro forma combined per CEI share(2)...............................                [ ]                     [ ]
Equivalent pro forma combined per COPI share......................

----------

(1) On October 17, 2001, CEI announced that its quarterly dividend was reduced from $0.55 per common share to $0.375 per common share. See "Price Range of CEI Common Shares, Dividends, and Related Shareholder Matters" for more information regarding CEI's dividends.

(2) The pro forma combined per share data for CEI has been prepared as if the COPI bankruptcy plan and other transactions had been consummated as of January 1, 2000 and resulted in weighted average CEI common shares outstanding of [ ] shares for the nine months ended September 30, 2001 and [ ] shares for the year ended December 31, 2000.

                    THE SPECIAL MEETING OF COPI STOCKHOLDERS

PROXY STATEMENT/PROSPECTUS

         This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by COPI's sole director in connection with the COPI bankruptcy plan.

         This proxy statement/prospectus is first being furnished to COPI stockholders on or about _________ ___, 2002.

         Before voting to accept or reject the COPI bankruptcy plan, each COPI stockholder should carefully review the Plan of Reorganization attached as Annex A and described below under "The Plan of Reorganization." All descriptions of the COPI bankruptcy plan that are contained in this proxy statement/prospectus are subject to the terms and conditions of the Plan of Reorganization attached as Annex A. Instructions for voting on the COPI bankruptcy plan are set forth in the instructions contained in the enclosed proxy.

DATE, TIME, AND PLACE OF SPECIAL MEETING

         COPI will hold its special meeting of stockholders at The Fort Worth Club, located at 306 West 7th Street, Fort Worth, Texas, on __________, ___________ __, 2002, at ___ ___.

PURPOSE OF THE SPECIAL MEETING

         The special meeting is being held so that COPI stockholders may consider and vote upon the proposal to accept the COPI bankruptcy plan. The plan provides as follows:

         o Crescent Real Estate Equities Company, or CEI, will pay claims and expenses in connection with the COPI bankruptcy.

         o CEI will assist COPI in arranging for COPI's repayment of its obligations to Bank of America, in the amount of approximately $15.0 million, plus accrued interest.

         o CEI will issue common shares of CEI to the stockholders of COPI unless the total amount of claims and expenses paid by CEI in connection with the COPI bankruptcy are equal to or greater than $16.0 million.

         o COPI will cancel all the outstanding shares of its common stock.

         o COPI will transfer the remaining assets of COPI at the direction of CEI, and the stockholders of COPI will ratify and confirm all prior transfers of assets to CEI in lieu of foreclosure.

         o COPI and CEI and the directors, officers, agents and employees of each will be released from all liabilities and claims arising prior to the effective date of the plan.

STOCKHOLDER RECORD DATE FOR THE SPECIAL MEETING

         Only stockholders of record as the close of business on the record date, __________ __, 2002, are entitled to notice of, and to vote at, the special meeting. At the record date, ___________ shares of COPI common stock were issued, outstanding and entitled to vote at the special meeting. Each outstanding share is entitled to one vote. The enclosed proxy card shows the number of shares of COPI common stock that you are entitled to vote. Shares cannot be voted at the special meeting unless the holder thereof is present or represented by proxy.

VOTE OF COPI STOCKHOLDERS REQUIRED FOR ACCEPTANCE OF THE COPI BANKRUPTCY PLAN

         A majority of the outstanding shares of COPI common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting. The affirmative vote of two-thirds of the votes cast in person or by proxy is required to accept the COPI bankruptcy plan. Each holder of common stock is entitled to one vote at the special meeting for each share of COPI common stock held by such stockholder.

PROXIES

         A proxy for use at the special meeting and a return envelope are enclosed. Shares of COPI's common stock represented by a properly executed written proxy and delivered pursuant to this solicitation, and not later revoked, will be voted at the special meeting in accordance with the instructions indicated in such proxy. If no instructions are given, the properly executed proxy will be voted "FOR" acceptance of the COPI bankruptcy plan.

         In addition, you may vote your proxy by the Internet, using the procedures and instructions described on the proxy card and other enclosures, or touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate share owners' identities, to allow share owners to vote their shares, and to confirm that their instructions have been properly recorded.

         All stockholders whose shares are not held in "street name" may vote in person at the special meeting.

         If your broker holds your shares in "street name", your broker will not be able to vote your shares for you unless you provide instructions to your broker on how to vote your "street name" shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not instruct your broker to vote in favor of the COPI bankruptcy plan, your broker will not be able to vote for you, and your shares will not be voted. If you wish to change your vote, you must contact your broker.

         A stockholder who has voted and who does not hold his shares in "street name" may change his vote at any time prior to the taking of the vote at the special meeting:

     o by giving written notice of revocation to the secretary of the special meeting;

     o only if the prior vote was by written proxy, by properly submitting a duly executed proxy bearing a later date;

     o only if the prior vote was by telephone, by casting a subsequent vote by telephone prior to the special meeting;

     o only if the prior vote was by Internet, by casting a subsequent vote by Internet prior to the special meeting; or

     o   by voting in person at the special meeting.

         Only the last vote of a stockholder will be counted.

         All written notices of revocation should be addressed as follows:
Crescent Operating, Inc., 777 Taylor Street, Suite 1050, Fort Worth, Texas 76102, Attention: Jeffrey L. Stevens.

PROXY SOLICITATION

         CEI has agreed to pay all reasonable documented out-of-pocket expenses incurred by COPI or its subsidiaries through the date on which the COPI bankruptcy plan is confirmed, subject to certain limitations described in "The Reorganization Transactions." As a result, all costs of preparing, assembling and mailing proxy solicitation materials as well as the costs of the proxy solicitation will be borne by CEI. COPI has engaged an independent proxy solicitor, D.F. King & Co., Inc., to assist in solicitation or proxies. Under their engagement agreement, D.F. King will receive approximately $________ in fees, plus _______ per soliciting phone call to stockholders, plus expense reimbursements, all of which will ultimately be borne by CEI. COPI has also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares and to obtain the proxies of such beneficial holders. CEI will reimburse such persons for postage and reasonable clerical expenses incurred in connection with forwarding such materials and obtaining proxies.

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

         Under Delaware law and COPI's bylaws, a majority of the outstanding shares of COPI common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting. The affirmative vote of two-thirds of the votes cast in person or by proxy is required to accept the COPI bankruptcy plan. As a result, abstentions and broker non-votes will have no effect on the outcome of the vote on such proposal.

                         THE REORGANIZATION TRANSACTIONS

REASONS FOR THE REORGANIZATION TRANSACTIONS

         COPI and its operating units have defaulted in the payments of debts to CEI. As of February 12, 2002, these debts are approximately $125.2 million and are secured by substantially all of COPI's assets. These debts arise from loans made by CEI to COPI and from deferrals by CEI of COPI's obligations to pay rent. Based upon current and reasonably forecasted operating results, COPI does not believe that it will, in the reasonably foreseeable future, be able to pay all of its obligations as they accrue.

         COPI has been notified by CEI that each of COPI's obligations to CEI is in default. Moreover, CEI have announced that it will seek to enforce collection by foreclosure or otherwise of its claims against COPI and its operating units as quickly as possible.

         The two most likely alternatives for resolution of these obligations would be a foreclosure or bankruptcy proceeding. Neither of these options would be likely to result in any recovery for COPI's unsecured creditors and stockholders. In addition, these proceedings would be costly and time consuming. Moreover, CEI would likely fight any attempt by COPI to use its cash collateral to pay the costs of a bankruptcy proceeding other than to maintain CEI's collateral. Accordingly, COPI and CEI determined it would be in each of its respective best interests to negotiate an alternative settlement. After extensive negotiations and discussions, COPI and CEI agreed to the Settlement Agreement and COPI bankruptcy plan. For COPI, the bankruptcy plan is attractive as it provides that consideration will be delivered to all of COPI's unsecured creditors and stockholders. For CEI, the Settlement Agreement and bankruptcy plan enabled CEI to obtain the assets of COPI securing the COPI obligations in a quick and efficient manner.

SUMMARY OF THE REORGANIZATION TRANSACTIONS

         The Settlement Agreement, dated as of ______________, 2002, between Crescent Partnership, CEI, COPI and certain subsidiaries of COPI contains the basic structure of the reorganization transactions. The Settlement Agreement provides for a "pre-packaged" bankruptcy of COPI on the terms set forth in the agreement and the Plan of Reorganization.

         The following summarizes the principal reorganization transactions provided for in the COPI bankruptcy plan and is not intended to be complete. You should refer to the Plan of Reorganization attached as Annex A and the Settlement Agreement attached as Annex B, for a complete description of the provisions of the COPI bankruptcy plan.

         This description of the COPI bankruptcy plan assumes that the COPI stockholders will accept the plan by the required vote and that the bankruptcy court will approve the plan.

Transfer of Assets

         Under the COPI loans, CEI has a security interest in substantially all of COPI's assets and is entitled to exercise its rights under the loans and related pledge agreements upon a default by COPI under the loans. The assets pledged to CEI include the COPI hotel operations and the COPI land development interests. CEI is entitled to terminate the leases of the hotel properties upon a default under the leases. CEI has notified COPI that it is in default under the loans and the leases.

         Hospitality Assets. Pursuant to the Settlement Agreement, in lieu of a foreclosure by CEI on these equity interests, the lessees of the hotel properties, all of which are wholly owned subsidiaries of COPI, have agreed to transfer the COPI hotel operations to CEI in exchange for cancellation of an aggregate amount of rental payments due to CEI equal to the agreed upon value of the transferred assets, or $23.6 million. The COPI hotel operations include all of the hotel property leases and all business contracts, licenses, furniture, fixtures and equipment, cash and intellectual property relating to the hospitality business. COPI also agreed to cooperate with CEI to assure the transfer of all of the assets relating to the hospitality business to CEI.

         CEI has not agreed to assume obligations or liabilities of the lessees that arose prior to the date of the transfer, and has not waived its rights to seek collection in bankruptcy of the remaining $25.4 million in unpaid rent due to CEI.

         As of the date hereof, substantially all of the assets associated with the businesses of the following hotel properties have been transferred to CEI in lieu of foreclosure: (i) the Denver Marriott, (ii) the Hyatt Regency Beaver Creek, (iii) the Hyatt Regency Albuquerque, (iv) Sonoma Mission Inn & Spa, (v) Ventana Inn & Spa, (vi) Houston Renaissance, (vii) Canyon Ranch - Lenox and
(viii) Canyon Ranch - Tucson.

         Equity Interests in Residential Land Development and Other Companies. COPI also agreed, under the Settlement Agreement, to consent to CEI's retention of stock, member interests and partnership interests in satisfaction of $40.1 million of COPI debt, as follows:

     o 500 shares of voting common stock, $.01 par value, of CRL, representing 100% of the issued and outstanding voting capital stock and 5% of the issued and outstanding capital stock of CRL;

     o a 1.5% membership interest in CR License LLC, an Arizona limited liability company;

     o 100 shares of common stock, $.01 par value, of WOCOI Investment Company, a Texas corporation, representing 100% of the issued and outstanding capital stock of WOCOI Investment Company;

     o 500 shares of voting common stock, $.01 par value, of The Woodlands Land Company, Inc., a Texas corporation, representing 100% of the issued and outstanding voting capital stock and 5% of the issued and outstanding capital stock of The Woodlands Land Company;

     o 50 shares of voting common stock, $.01 par value, of Desert Mountain Development Corporation, a Delaware corporation, representing 100% of the issued and outstanding voting capital stock and 5% of the issued and outstanding capital stock of Desert Mountain Development Corporation;

     o 10 shares of voting common stock, $.01 par value, of CRE Diversified Holdings, Inc., a Delaware corporation, representing 100% of the issued and outstanding voting capital stock and 1% of the issued and outstanding capital stock of CRE Diversified Holdings; and

     o COPI's general partner interest in COPI Colorado, representing a 60% general partner interest in COPI Colorado.

         COPI also agreed to cause all of the officers and directors of the corporate entities that are also officers, directors or employees of COPI to resign or to remove them.

         As of the date of this proxy statement/prospectus, CEI had retained the equity interests of the following entities: CRL, CR License, Desert Mountain Development, CRE Diversified Holdings and COPI Colorado. As a result, CEI now controls all of those entities.

Bankruptcy Plan

         Pursuant to the Settlement Agreement, COPI has agreed to file a petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, or such other jurisdiction as CEI and COPI shall agree, as soon as practicable after the date of the special meeting. On the same date, COPI will file with the bankruptcy court the Plan of Reorganization, this proxy statement/prospectus and all other related disclosure and solicitation materials delivered to the COPI stockholders in connection with this solicitation. COPI has agreed to seek approval of this proxy statement/prospectus and other disclosure and solicitation materials, and confirmation of the COPI bankruptcy plan, within 45 days after filing the petition with the bankruptcy court.

Payment by CEI of COPI Claims and Expenses

         Pursuant to the Settlement Agreement, CEI has agreed to advance funds to COPI sufficient for COPI to pay its reasonable and necessary documented out-of-pocket expenses to the extent COPI is unable to pay them, in accordance with the monthly budget prepared by COPI, unless CEI agrees to advance funds in excess of the budget. A revolving demand note evidences CEI's obligation to advance up to $3.2 million to cover these expenses. In addition, CEI has agreed to advance funds to COPI, under the note, in an aggregate amount of up to $5.375 million, to cover specified known contingent obligations. COPI has agreed to seek approval of the bankruptcy court to provide CEI with a priority claim and lien for the funds CEI advances under the note.

         To the extent that CEI pays more than $5.2 million for claims and expenses in connection with the COPI bankruptcy and the restructuring transactions, including expenses of CEI, the total value of the CEI common shares to be issued to the COPI stockholders will decrease.

         CEI and COPI believe that, other than claims of trade creditors and other claims associated with the ordinary, day-to-day business operations of COPI, the only other claims against COPI are possible liabilities relating to the bankruptcy of Crescent Machinery and the Bank of America claim.

Payment of Bank of America Claim

         COPI is in default under a loan from Bank of America in the principal amount of $15.0 million. CEI holds a first lien security interest in COPI's entire membership interest in COPI Cold Storage. Pursuant to the Settlement Agreement, CEI has agreed to allow COPI to grant Bank of America a first priority security interest in COPI's entire membership interest in COPI Cold Storage and to subordinate CEI's security interest in COPI Cold Storage to Bank of America. CEI has also agreed to use commercially reasonable efforts to assist COPI in arranging COPI's repayment of its $15.0 million obligation to Bank of America, together with any accrued interest. CEI has agreed that it will undertake the transactions described below under "-- Spin Off of Americold Logistics Interest to CEI Shareholders," including the formation of a new entity referred to as Crescent Spinco, to be owned by the shareholders of CEI. Crescent Spinco would purchase the Americold Logistics interest. COPI has agreed that it will use the proceeds of the sale of the Americold Logistics interest to repay Bank of America in full.

Spin Off of Americold Logistics Interest to CEI Shareholders

         Pursuant to the Settlement Agreement, CEI has agreed that it will form and capitalize Crescent Spinco, which will file a Form S-1 registration statement with the SEC. CEI has committed to cause Crescent Spinco to commit to acquire COPI's entire membership interest in COPI Cold Storage for approximately $15.0 to $15.5 million. COPI Cold Storage owns a 40% general partner interest in Americold Logistics. Upon effectiveness of the Form S-1 registration statement, Crescent Spinco will distribute its shares to the holders of CEI common shares and will purchase COPI's membership interest in COPI Cold Storage. The distribution of the Crescent Spinco shares will be made to the holders of CEI common shares prior to the issuance of CEI common shares to the COPI stockholders. As a result, the holders of COPI common stock will not receive any interest in Crescent Spinco.

Issuance of CEI Common Shares to COPI Stockholders

         Upon acceptance of the COPI bankruptcy plan by the COPI stockholders and its confirmation by the bankruptcy court, CEI will pay on the effective date of the COPI bankruptcy plan to each holder of shares of COPI common stock the product of (a) the number of shares of COPI common stock owned by the holder on the confirmation date divided by the number of shares of COPI common stock outstanding on the confirmation date, and (b) the consideration amount, as described below, divided by the average of the daily closing prices per CEI common share as reported on the NYSE Composite Transaction reporting system for the 10 consecutive NYSE trading days immediately preceding confirmation of the COPI bankruptcy plan by the bankruptcy court. COPI and CEI estimate that the CEI will pay claims and expenses, including CEI expenses, of $8.0 million to $11.0 million for the expenses related to the COPI bankruptcy and the reorganization transactions. These expenses include the payments referred to in "Payments by CEI of Claims and Expenses." The consideration amount shall be $10.8 million less the amount by which CEI's actual expenses incurred in connection with the reorganization transactions, other than any payments to satisfy the $15.0 million claim by Bank of America, exceed $5.2 million. To the extent that CEI's actual expenses incurred in connection with the reorganization transactions, other than any payments to satisfy the $15.0 million claim by Bank of America, exceed $5.2 million, the aggregate value of CEI common shares issued to the COPI stockholders will be reduced and you will receive fewer CEI common shares. COPI does not believe that there are any significant claims against COPI that CEI has not agreed to use commercially reasonable efforts to satisfy. In addition, COPI has worked with CEI to determine COPI's ongoing cash flow requirements, and thus included in the $5.2 million expense estimate is the amount that CEI expects to pay through the confirmation date. As a result, COPI and CEI believe that the $8.0 million to $11.0 million estimate is based upon reasonable assumptions. However, CEI's actual expenses will depend on a number of factors that may differ, some materially, from these assumptions. As a result, COPI and CEI cannot assure that you that the consideration amount will not be significantly less than the estimated $8.0 million to $5.0 million or that you will receive any CEI common shares even if the COPI stockholders accept the COPI bankruptcy plan.

         As soon as practicable after the effective date, CEI shall deposit with the disbursement agent for the COPI bankruptcy plan, in trust for the holders of shares of COPI common stock on the effective date of the COPI bankruptcy plan, certificates representing the CEI common shares issuable to the COPI shareholders. As soon as practicable after the effective date, the disbursement agent shall mail to each record holder of a certificate or certificates that immediately prior to the confirmation date represented outstanding shares of COPI common stock (the "Certificates"), a letter of transmittal in form reasonably acceptable to COPI, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the disbursement agent, and shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender for cancellation to the disbursement agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive a certificate representing that number of CEI common shares, rounded up or down to the nearest whole number, provided for in the COPI bankruptcy plan, and any Certificate so surrendered shall be canceled.

         After the confirmation date, there will be no further transfers of COPI Common Stock on the stock transfer books of COPI. If a certificate representing COPI common stock is presented for transfer, it will be canceled, and a certificate representing the appropriate number of whole CEI common shares and cash in lieu of fractional shares and any dividends and distributions and/or the appropriate amount of in cash per share will be issued in exchange therefor. After the confirmation date and until the effective date of the COPI bankruptcy plan, shares of COPI common stock will be deemed for all corporate purposes to evidence only the right to receive the number of CEI common shares to which the holder is entitled under the COPI bankruptcy plan.

         Cancellation of COPI Common Stock

         At the confirmation date of the COPI bankruptcy, COPI will close its stock transfer books, and no further transfers of COPI common stock will be possible. On the date on which the COPI bankruptcy plan becomes effective, all shares of COPI common stock shall automatically be canceled and retired and shall cease to exist. Each holder of a stock certificate shall cease to have any rights with respect thereto, except the right to receive certificates representing the CEI common shares to which such holder is entitled based on the number of shares held by the holder on the confirmation date. No fractional CEI common shares will be issued, and any fractional share amounts shall be rounded up or down to the closest number of whole CEI common shares.

Mutual Release

         Pursuant to the Settlement Agreement, on February 14, 2002, COPI and the lessees of the hotel properties, on the one hand, and CEI, on the other hand, have executed and delivered to each other a general release of each other, their respective officers, directors, agents and employees from all liabilities and claims of any nature arising from events, matters or transactions occurring prior to the date of the release, except for liabilities or claims arising under the Settlement Agreement.

Termination Agreement

         Pursuant to the Settlement Agreement, on February 14, 2002, COPI executed an agreement terminating the Intercompany Agreement between COPI and CEI. Under that agreement, COPI and CEI grant each other rights to participate in certain transactions involving the other party.

Other Material Terms of the Settlement Agreement

         REPRESENTATIONS AND WARRANTIES OF COPI. The Settlement Agreement contains representations and warranties made by COPI and the COPI subsidiaries that are parties to the Settlement Agreement. COPI and these COPI subsidiaries represent and warrant:

         o        that they are duly organized, existing and in good standing;

         o that they have the requisite power and authority to enter into the Settlement Agreement, to undertake the obligations contained therein and to consummate the transactions contemplated thereby; and

         o as to their ownership interests in the entities to be retained by CEI pursuant to the Plan of Reorganization.

         REPRESENTATIONS AND WARRANTIES OF CEI AND CRESCENT PARTNERSHIP. The Settlement Agreement also contains certain representations and warranties made by CEI and Crescent Partnership to COPI and the COPI subsidiaries. CEI and Crescent Partnership represent and warrant:

         o        that they are duly organized, existing and in good standing;

         o that they have the requisite power and authority to enter into the Settlement Agreement, to undertake the obligations contained therein, and to consummate the transactions contemplated thereby; and

         o that the CEI common stock to be issued to the COPI stockholders pursuant to the Settlement Agreement has been duly authorized for issuance and will be validly issued, fully paid, nonassessable, and free of any liens upon issuance.

         Each representation, warranty, covenant and agreement contained in the Settlement Agreement survives indefinitely.

         COVENANTS OF COPI. Pursuant to the Settlement Agreement, COPI and its subsidiaries signatory thereto agree:

         o to obtain and cooperate in obtaining consents, to make filings with and to give notices to governmental or regulatory authorities or any other person required to consummate the purchase of the assets;

         o to provide Crescent Partnership and its representatives access to its books and records;

         o not to pursue any agreement or arrangement for the transfer of the assets that Crescent Partnership will obtain pursuant to the Settlement Agreement;

         o to conduct business only in the ordinary course, consistent with past practices; and

         o to take all commercially reasonable steps to satisfy obligations of Crescent Partnership and not to take or fail to take any action that could be expected to result in the nonfulfillment of any such condition.

         Further, COPI, its subsidiaries signatory to the Settlement Agreement, and the businesses whose stock COPI is transferring to Crescent Partnership and their subsidiaries, without the prior written consent of Crescent Partnership, agree to refrain from, among other things:

         o acquiring or disposing of any assets, other than in the ordinary course of business;

         o entering into or violating any material contract, other than in the ordinary course of business;

         o        engaging in a business combination;

         o engaging in transactions with their affiliates, other than in the ordinary course of business or on an arm's-length basis;

         o        amending their formation documents;

         o        encumbering their stock;

         o incurring any indebtedness, other than in the ordinary course of business;

         o        giving third-party guarantees;

         o making capital expenditures in excess of $75,000 in the aggregate;

         o        making any significant payments outside a delineated budget.

         COPI also covenants to cause Jeffrey L. Stevens and any other COPI officer, director or employee, other than John C. Goff to resign on the date any stock of specified COPI subsidiaries is transferred to Crescent Partnership.

         COVENANTS OF CEI AND CRESCENT PARTNERSHIP. Pursuant to the Settlement Agreement, Crescent Partnership and CEI covenant to obtain consents, to make filings with and to give notices to governmental or regulatory authorities or any other person required to consummate the purchase of the assets. Crescent Partnership also agrees to take all commercially reasonable steps to satisfy obligations of the COPI and will not take or fail to take any action that could be expected to result in the nonfulfillment of any condition.

         INDEMNIFICATION. The Settlement Agreement provides for indemnification with respect to COPI, Crescent Partnership and CEI as follows:

         o COPI shall indemnify Crescent Partnership and CEI and their respective officers, directors, employees and agents against any and all losses suffered by any of them relating to any misrepresentation and any nonfulfillment of or failure to perform any covenant or agreement;

         o Crescent Partnership shall indemnify COPI and its officers, directors, employees and agents against any and all losses suffered by any of them relating to any misrepresentation and any nonfulfillment of or failure to perform any covenant or agreement;

         o CEI shall indemnify COPI and its officers, directors, employees and agents against any and all losses suffered by any of them relating to any misrepresentation and any nonfulfillment of or failure to perform any covenant or agreement; and

         o The indemnification obligations are subject to limitations for actual damages incurred and reductions for amounts actually received by an indemnified party.

         Termination. Subject to various limitations, the Settlement Agreement may be terminated:

         o by mutual consent of COPI, each COPI subsidiary that is a party to the Settlement Agreement, CEI, and Crescent Partnership;

         o by COPI and the COPI subsidiaries in the event of a material breach by CEI or Crescent Partnership that is not cured within 10 business days following notification of the material breach;

         o by CEI or Crescent Partnership in the event of a material breach by COPI and the COPI subsidiaries that is not cured within 10 business days following notification of the material breach; and

         o by any party, if such party's obligations under the Settlement Agreement become impossible or impractical within the use of commercially reasonable means, unless such impossibility or impracticality is caused by a material breach of such party.

         If the Settlement Agreement is terminated pursuant to the provisions set forth in the preceding paragraph, the Settlement Agreement shall be null and void and all liability and obligations of each Party shall cease, except that:

         o the confidentiality provisions of the Settlement Agreement will continue to apply;

         o COPI or any COPI subsidiary, where applicable, will remain liable to CEI or Crescent Partnership for any willful breach of the Settlement Agreement existing at the time of termination of the Settlement Agreement; and

         o CEI or Crescent Partnership will remain liable to COPI or any COPI subsidiary, where applicable, for any willful breach of the Settlement Agreement existing at the time of termination of the Settlement Agreement.

ANALYSIS OF ALTERNATIVES

         COPI has been notified by CEI that each of COPI's rent and loan obligations to CEI is in default. Moreover, CEI has announced that it will seek to enforce collection of its claims against COPI and its operating units as quickly as practicable, by foreclosure or otherwise.

         COPI lacks sufficient liquidity or capital resources to address the issues arising from the defaults that CEI has declared. COPI operating income has recently been at or less than the amount necessary to pay direct operating expenses. Based upon current and reasonably forecasted operating results, COPI does not believe that it will, in the reasonably foreseeable future, be able to pay all of its obligations as they accrue. Likewise, it will not be able to repay the obligations to CEI as to which a default has been declared.

         COPI has undertaken an analysis of its claims and defenses to CEI's claims and has investigated whether proceedings under the bankruptcy laws might provide solutions to COPI's obligations to CEI.

         In either a litigation or a bankruptcy proceeding, the claims of Bank of America and other creditors' claims are contractually subordinate to the claims and liens held by CEI. Rights of COPI shareholders are in turn legally subordinated to the rights of Bank of America and the rights of other

COPI creditors. Management has concluded, in the event of a litigation or a non-negotiated bankruptcy proceeding, that there would be little or no assets available for satisfaction of claims or any creditor other than the senior and secured claims of CEI. After taking steps to convert all its assets to cash in an orderly fashion, there would still not be sufficient funds to pay the outstanding indebtedness to CEI. Management believes, in fact, that COPI may not even have sufficient liquidity to pay its liabilities on a current basis or to fund the cost of litigation or a non-negotiated bankruptcy court proceedings. Additional costs associated with litigation or a non-negotiated bankruptcy would diminish further the funds available for payments to creditors or stockholders. In fact, virtually all of COPI's current cash flow is encumbered by liens in favor of CEI. There is a material risk in a litigation or a non-negotiated bankruptcy that CEI could successfully object to COPI's use of this cash flow for any purpose other than for payment of obligations directly related to the preservation of CEI's collateral.

         If COPI is not able to consummate the COPI bankruptcy plan, COPI believes that the only alternative available to it would be the liquidation of its assets pursuant to a bankruptcy case under Chapter 7 of the bankruptcy code. Pursuant to Chapter 7, a third party would be appointed and would liquidate COPI's assets for distribution to creditors in accordance with the priorities established by the bankruptcy code. To assist in the determination of whether the COPI bankruptcy plan is in the best interests of COPI's creditors and stockholders, COPI prepared an analysis of the estimated value that might be obtained by holders of general unsecured claims and COPI's stockholders if COPI were liquidated in a hypothetical Chapter 7 case. Based on this analysis, COPI believes that liquidation under Chapter 7 would result in no distribution being made to COPI creditors, other than CEI, and stockholders.

         COPI believes that, if the COPI bankruptcy plan is not consummated, it will be unable to meet its financial obligations and continue as a going concern. See " - Liquidation Analysis."

LIQUIDATION ANALYSIS

         If the COPI bankruptcy plan is not confirmed, COPI's Chapter 11 case could be converted to a case under Chapter 7 of the bankruptcy code. Under a Chapter 7 case, a trustee would be elected or appointed to liquidate COPI's assets for distribution to creditors in accordance with the priorities established by the bankruptcy code. To assist in the determination of whether the COPI bankruptcy plan is in the best interests of its creditors and stockholders, COPI prepared an analysis of the estimated value that might be obtained by holders of general unsecured claims and COPI's stockholders if COPI were liquidated in a hypothetical Chapter 7 case. Based on this analysis, COPI believes that liquidation under Chapter 7 would result in no distribution being made to COPI stockholders and little or no recovery for COPI's general unsecured creditors. COPI's analysis indicates that general unsecured creditors would receive substantially less recovery on their claims than under the COPI bankruptcy plan.

Liquidation Value of the Company

The table below details the computation of COPI's liquidation value and the estimated distributions to holders of claims in a Chapter 7 liquidation of COPI. This analysis is based upon a number of estimates and assumptions, including those described after the table, that are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of COPI. Accordingly, while the analyses that follow are necessarily presented with numerical specificity, there can be no assurance that the values assumed would be realized if COPI were in fact liquidated, nor can there be any assurance that a bankruptcy court would accept these analyses or concur with such assumptions in making its determinations under the bankruptcy code. Actual liquidation proceeds could be materially lower or higher than the amounts set forth below, and no representation or warranty can or is being made with respect to the actual proceeds that could be received in a Chapter 7 liquidation of COPI. The liquidation valuations have been prepared solely for the purposes of estimating proceeds available in a Chapter 7 liquidation of COPI and do not represent values that may be appropriate for any other purpose.

Nothing contained in these valuations is intended or may constitute a concession or admission of COPI for any other purpose. This liquidation analysis has not been independently audited or verified

LIQUIDATION ANALYSIS SUMMARY


                 SUMMARY OF LIQUIDATION VALUE OF ASSETS (1) (2)
                             (dollars in thousands)

                                                                Estimated                          Estimated
                                          Estimated           Recovery Range                   Liquidation Value
                                         Book Value     -----------------------------     ----------------------------
                                       as of 11/30/01      Low (%)         High (%)          Low (%)         High (%)
                                       --------------   ------------     ------------     ------------    ------------

Cash and cash equivalents (3)           $        627             100%             100%    $        627    $        627
Accounts receivable (3)                        1,489              75%              85%           1,117           1,266
Notes receivable (3)                          10,165               0%               0%              --              --
Prepaid expenses (3)                           3,637               0%               0%              --              --
Other current assets (3)                      13,599               0%               0%              --              --
                                        ------------                                      ------------    ------------
TOTAL CURRENT ASSETS                          29,517                                             1,744           1,893

Partnership and member interests (4)          11,874              80%             100%           9,499          11,874
Property and equipment (3)                        57              25%              50%              14              29
Investment Crescent Machinery                 29,147               0%               0%              --              --
Intangibles and other assets (3)                  42               0%               0%              --              --
Deferred tax asset                            10,377               0%               0%              --              --
                                        ------------                                      ------------    ------------
TOTAL FIXED ASSETS                            51,497                                             9,513          11,903

    TOTAL ASSETS                        $     81,014                                      $     11,257    $     13,767

Net Recoveries from liquidation

----------

(1) All recoveries shown before any possible applicable present value discount.

(2) All recoveries are shown before the addition of certain ongoing operating expenses that may be required throughout the Chapter 7 case.

(3) Recovery ranges estimated by COPI's management.

(4) Excludes negative book value investments

                          SUMMARY CLAIMS RECOVERIES (1)

                             (dollars in thousands)


--------------------------------------------------------------------------------



                                                                                  Estimated              Estimated
                                                             Estimated         Recovery Range          Recovery Range
                                                             Book Value    -----------------------------------------------
                                                           as of 11/30/01   Low (%)     High (%)    Low (%)     High (%)
                                                           --------------- ---------   ---------   ---------  ------------
  SECURED CLAIMS:
  Crescent Real Estate Equities, Ltd. (debt and accrued
      (interest)                                           $        70,258
  Bank of America                                                   15,000
                                                           ---------------
      TOTAL SECURED CLAIMS                                 $        85,258

  ADMINISTRATIVE CLAIMS:
  Severance claims
  Trustee expenses
  Broker fees
  Legal and accounting
      TOTAL ADMINISTRATIVE CLAIMS

  PRIORITY TAX CLAIMS:

  NET RECOVERY AFTER SECURED AND UNSECURED
      ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

  NET RECOVERY AVAILABLE FOR UNSECURED CLAIMS

  UNSECURED CLAIMS:

  Trade debt                                                           507
  Seller notes (debt and accrued interest)                           3,660
  Other accrueds                                                     1,164
  Lease obligations (5)
  Other
      TOTAL UNSECURED CLAIMS

  NET RECOVERY AVAILABLE FOR EQUITY HOLDERS

----------

(1) Classification of claims for purposes of analysis presented after consultation with COPI's counsel.

General Assumptions

         Estimated Liquidation Proceeds. Estimates were made of the cash proceeds that might be available for distribution and the allocation of such proceeds among various claimants based on their relative priority. It is probable in a Chapter 7 liquidation that the trustee would conclude that the Chapter 7 estate had no beneficial interest in the collateral securing the CEI and Bank of America claims. Under such circumstances, it is reasonable to assume that the COPI Bankruptcy trustee would either abandon the estate's interest in the assets or agree to a court order that CEI and Bank of America could foreclose on their respective collateral.

         COPI considered a number of factors and data in estimating the liquidation proceeds, including the following, in no particular order:

     o   COPI's operating and projected financial performance;

     o The attractiveness of each of the operating segments to potential buyers;

     o   The potential universe of possible buyers;

     o The potential impact of a Chapter 7 case upon the operating segments as well as possible buyers' pricing strategies;

     o   The relative timing of the potential sale of COPI's operating segments;
         and

     o Analysis of the liabilities and obligations of COPI's operating segments.

         In estimating the liquidation proceeds and applying the foregoing factors and considerations to make such estimate, both the general economic environment as well as the current condition of COPI's business were considered. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" for information regarding the current condition of COPI's business.

         Trustee in Bankruptcy. In a Chapter 7 case, COPI's management would be replaced by a Chapter 7 trustee. Under ordinary circumstances, a Chapter 7 trustee is not authorized to continue operating a debtor's business. COPI assumes that any Chapter 7 trustee appointed would not continue COPI's business operations. This liquidation analysis also assumes the Chapter 7 trustee would elect to liquidate COPI's assets, as opposed to paying another liquidating agent to conduct liquidation sales. COPI cannot assure you that these assumptions would be made or accepted by a bankruptcy court.

         Nature and Timing of the Liquidation Process. Pursuant to the bankruptcy code, a Chapter 7 trustee must, among other duties, collect and convert the property of the debtor's estate to cash and close the estate as expeditiously as is compatible with the best interests of the parties in interest. Solely for purposes of preparing this liquidation analysis, COPI assumed that it would have filed the Chapter 7 liquidation on November 30, 2001.

         Additional Liabilities and Reserves. COPI believes that there would be certain actual and contingent liabilities and expenses for which provision would be required in a Chapter 7 liquidation before distributions could be made to creditors, including the following:

     o additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee;

     o additional expenses and claims, some of which would be entitled to priority over COPI's creditors and stockholders, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of COPI's operations; and

     o a failure to realize any going concern value from COPI's assets since COPI has pledged substantially all of its assets, other than a small amount of cash, to CEI to secure repayment of $76.2 million in debt.

         COPI believes that there is significant uncertainty as to the reliability of COPI's estimates of the amounts related to the foregoing that have been assumed in the liquidation analysis.

         Distributions; Absolute Priority. Under a Chapter 7 liquidation, all secured claims are required to be satisfied from the proceeds of the collateral securing such claims before any such proceeds would be distributed to any other claim holders. This liquidation analysis assumes the application of the rule of absolute priority of distributions with respect to the remaining proceeds of COPI. Under that rule, no junior creditor receives any distribution until all senior creditors are paid in full. To the extent that proceeds remain after satisfaction of all secured claims, COPI believes the unsecured claimants would receive substantially less than pursuant to the COPI bankruptcy plan.

Conclusion

         COPI believes that liquidation under Chapter 7 would result in no distribution being made to COPI stockholders and that general unsecured creditors would receive substantially less recovery on their claims than under the COPI bankruptcy plan. COPI estimates that the amount of its indebtedness to CEI substantially exceeds the value of the assets securing repayment of that debt. Accordingly, in a Chapter 7 liquidation, it is likely that the trustee will abandon COPI's interest in the pledged assets or agree that the automatic stay be lifted so that CEI could proceed with foreclosure. In such a foreclosure, CEI is not likely to receive the amount of its claims. As a result, CEI could in fact have a substantial unsecured claim against COPI. Likewise, the collateral securing the Bank of America claim may have a value less than the balance of the Bank of America debt plus the secured claim of CEI. In a Chapter 7, the trustee would probably abandon the estate's interest in the collateral securing repayment of COPI's debt to Bank of America.

EVENTS LEADING TO THE REORGANIZATION TRANSACTIONS

         During 1999, management of COPI and the Intercompany Evaluation Committee commenced negotiations with CEI to sell the entities within COPI's hospitality and land development segments to CEI or one of its affiliates. As part of these negotiations, the Intercompany Evaluation Committee considered available options, including a restructuring of COPI under bankruptcy reorganization and liquidation under Chapter 7 of the bankruptcy code, and determined that a successful asset sale transaction with CEI or Crescent Partnership would be in the best interest of the stockholders of COPI.

         On June 28, 2001, COPI entered into an asset purchase agreement with CEI as well as a securities purchase agreement with SunTx Fulcrum Fund, L.P. and CRE Equipment Holdings, LLC, an affiliate of CEI, whereby SunTx and CRE Equipment Holdings would invest capital into Crescent Machinery. In October 2001, management of COPI, CRE Equipment Holdings and SunTx amended the terms of the original securities purchase agreement. COPI filed its definitive Proxy Statement for the Annual Meeting on November 1, 2001, and sent its proxy statement for the Annual Meeting to the stockholders on or about November 1, 2001.

         On December 6, 2001, the stockholders of COPI approved the reorganization transactions, which noted that Crescent Machinery did not make a principal payment for October 2001 to four of its primary lenders holding approximately 85% of its outstanding debt. Further, the closing of the reorganization transactions required, among other things, for Crescent Machinery to obtain consents from its lenders to the restructure transaction. At that time, it was believed that an agreement could be reached with the lenders to accommodate Crescent Machinery's needs and obtain the necessary consents. Unfortunately, the overall equipment rental and sales industry was struggling because of an economic downturn and the September 11 terrorist attacks. Crescent Machinery was faced with excess inventory at a point when there was a significant oversupply in the industry and a severe reduction in construction activity.

         By the end of November 2001, it was becoming less likely that Crescent Machinery would be able to obtain the consents from the lenders. Because all of the reorganization agreements were dependent upon each other, CEI gave notice that it was terminating the asset purchase agreement on January 23, 2002. The securities purchase agreement expired pursuant to its terms on January 31, 2002.

         In November 2001, Mr. Stevens of COPI and Mr. Goff and Mr. Dean of CEI entered into discussions of an alternative plan to allow CEI to acquire the land development and hospitality assets. In January 2002, after several meetings and discussion of numerous possible solutions, Mr. Goff suggested a structure that would allow CEI to obtain by agreement its land development and hospitality assets in an agreed foreclosure action and Mr. Dean devised a structure that would allow CEI shareholders to acquire the temperature control business from COPI. Mr. Stevens agreed to move forward with the plan, subject to obtaining a fairness opinion from Houlihan Lokey. Mr. Stevens, being independent from CEI and the sole director, believed this would satisfy all of COPI's indebtedness to its creditors and leave value to the COPI shareholders that he felt they would not receive in a bankruptcy action that was not pre-negotiated.

         Houlihan Lokey issued its fairness opinion regarding the proposed transactions on February 14, 2002, and on February 14, 2002, COPI, some of its operating subsidiaries, CEI and Crescent Partnership entered into a Settlement Agreement memorializing the negotiations between Mr. Goff, Mr. Stevens and Mr. Dean. The Settlement Agreement provides, among other things, that:


         o CEI will pay claims and expenses in connection with the COPI bankruptcy.

         o CEI will assist COPI in arranging for COPI's repayment of its obligations to Bank of America, in the amount of approximately $15.0 million, plus accrued interest.

         o CEI will issue common shares of CEI to the stockholders of COPI unless the total amount of claims and expenses paid by CEI in connection with the COPI bankruptcy are equal to or greater than $6.0 million.

         o COPI will cancel all the outstanding shares of its common stock.

         o COPI will transfer the remaining assets of COPI at the direction of CEI, and the stockholders of COPI will ratify and confirm all prior transfers of assets to CEI in lieu of foreclosure.

         o COPI and CEI and the directors, officers, agents and employees of each will be released from all liabilities and claims arising prior to the effective date of the plan.

         For more information on the Settlement Agreement and the COPI bankruptcy plan, see "The Plan of Reorganization," beginning on Page _____.

RECOMMENDATION OF THE SOLE DIRECTOR OF COPI

         The sole director of COPI recommends that you vote in favor of the COPI bankruptcy plan.

OPINION OF COPI'S FINANCIAL ADVISOR

         The COPI Board of Directors retained Houlihan Lokey as its financial advisor in connection with its evaluation of the Transactions as defined in Houlihan Lokey's opinion. On February 14, 2002, Houlihan Lokey delivered to the Board of Directors its opinion that, as of such date and based upon and subject to the various limitations, qualifications and assumptions stated in its opinion, the Transactions, as contemplated by the Plan of Reorganization, are fair to the public stockholders of COPI from a financial point of view. The opinion, however, does not address whether or not the Plan of Reorganization and Settlement Agreement is fair to the public stockholders. A copy of Houlihan Lokey's written opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is included as Annex B to this proxy statement/prospectus. YOU SHOULD READ HOULIHAN LOKEY'S OPINION CAREFULLY AND IN ITS ENTIRETY.

         Houlihan Lokey is a nationally recognized investment-banking firm. The Board of Directors selected Houlihan Lokey based on Houlihan Lokey's reputation and experience in investment banking generally and its recognized expertise in the valuation of assets and businesses related to the real estate industry. In connection with the prior proposed sale of assets and stock to Crescent Partnership and sale of Preferred Partnership Interests to CRE Equipment Holdings, LLC and SunTx, Houlihan Lokey performed various analyses, including the issuance of a fairness opinion on October 1, 2000. Houlihan Lokey received $380,000 for the fairness opinion. Other than the fairness opinions delivered in connection with the Restructuring Proposal, Houlihan Lokey has no material prior relations with COPI or COPI's affiliates.

         Houlihan Lokey did not make, and was not requested by COPI to make, any recommendations as to the form or amount of consideration to be paid to COPI in connection with the Plan of Reorganization and Settlement Agreement. Houlihan Lokey based its opinion of the financial fairness to the public stockholders of the Transactions on the analyses described below. No restrictions or limitations were imposed on Houlihan Lokey with respect to its investigation of COPI or the procedures followed by Houlihan Lokey in rendering its opinion.

         The opinion of Houlihan Lokey does not address COPI's underlying business decision to effect the Transactions or Plan of Reorganization. Houlihan Lokey has not been requested to, and did not, solicit third party indications of interest in selling all or any part of COPI. At the request of the Board of Directors, Houlihan Lokey did not negotiate or advise the Board of Directors of alternatives to the Transactions or Plan of Reorganization or Settlement Agreement.

         In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

         1. held discussions with management of COPI, CEI and East West
Partners;

         2. reviewed historical operating statements for the hotel properties;

         3. reviewed the hotel lease agreements between the affiliates of COPI (as the lessees) and CEI (as the lessors);

         4. reviewed the balance sheet of RoseStar Management, LLC dated as of November 30, 2001;

         5. reviewed projections for the hotel properties, provided by COPI, for the period of operation corresponding with the remaining term of the lease;

         6. reviewed a legal entity ownership chart provided by COPI;

         7. reviewed projections for the life of the CRDI land development projects prepared by East West Partners;

         8. reviewed the internally prepared consolidating balance sheets and income statements for East West Resort Transportation LLC and East West Resort Transportation II LLC for the period ended December 31, 2001;

         9. reviewed historical operating statements and 2002 budgets for CDMC Palm Beach;

         10. reviewed projections Woodlands Land Development provided by COPI for the periods ending December 31, 2002 through December 31, 2011;

         11. reviewed projections for the Woodlands Operating Company provided by COPI for the periods ending December 31, 2002 through December 31, 2006;

         12. reviewed projections for Desert Mountain provided by COPI for the periods ending December 31, 2002 through December 31, 2010;

         13. reviewed the publicly available SEC filings of COPI, including the Form 10K for the fiscal year ended December 31, 2000 and the Form 10Q for the period ended September 30, 2001;

         14. reviewed the internally prepared consolidating balance sheet for CRDI for the period ended December 31, 2001;

         15. reviewed the internally prepared consolidating balance sheet of COPI for the periods ended November 30, 2000; December 31, 2000; and November 30, 2001;

         16. reviewed the internally prepared liquidation analysis of COPI;

         17. reviewed the Americold management package, including income statement and balance sheet, for the fiscal year ended December 31, 2001;

         18. reviewed the Americold budget for the fiscal year ended December 31, 2002;

         19. reviewed a draft Settlement Agreement dated February 14, 2002; and

         20. conducted such other studies, analyses and inquiries as we have deemed appropriate.

         Houlihan Lokey did not independently verify the accuracy and completeness of, or assume any responsibility for, the information supplied to it with respect to COPI and COPI's affiliates. Houlihan Lokey did not make any physical inspection or independent appraisal of any of the properties or assets of COPI and COPI's affiliates. The opinion is based on business, economic, market and other conditions that existed and could be evaluated by Houlihan Lokey at the date of the opinion.

         Houlihan Lokey prepared the opinion in order to provide information to the Board of Directors in connection with its evaluation of the Transactions (as defined in their opinion), as contemplated by the Plan of Reorganization and Settlement Agreement. The opinion is not a recommendation to COPI or any of its stockholders as to whether to approve or take action in connection with the Plan of Reorganization. A copy of the opinion will be delivered to the Board of Directors in accordance with the requirements of

Houlihan Lokey's engagement letter with COPI. The opinion speaks only as of its date, and Houlihan Lokey is under no obligation to update the opinion at any time after the date thereof.

         COPI paid Houlihan Lokey fees of approximately $225,000 for its services in connection with the opinion, plus reasonable out-of-pocket expenses incurred by Houlihan Lokey in connection therewith, including reasonable fees and expenses of its legal counsel. COPI paid Houlihan Lokey $225,000 upon execution of the engagement letter, and has made subsequent payments for expenses upon receipt of periodic billings. No portion of the fees is or was contingent upon the consummation of the Plan of Reorganization, Settlement Agreement or the conclusions reached in the opinion.

Valuation Methodology

Hotel/Resort Leases

         In assessing the range of value of the hotel and resort leases, which include leases for the Denver Marriott, the Hyatt Beaver Creek, the Allegria Spa at the Hyatt Beaver Creek, the Hyatt Albuquerque, the Sonoma Mission Inn and Spa, the Ventana Inn and Spa, the Houston Renaissance, the Canyon Ranch Lenox, the Canyon Ranch Tucson, and the WECCR GP, Houlihan Lokey utilized the Discounted Cash Flow approach. In order to account for the risk of cash flows and the time value of money, Houlihan Lokey discounted the projected cash flows of each lease, as prepared by Crescent Partnership, at rates ranging from 13% to 18.5%, depending on specific qualitative and quantitative factors. These factors included the location of the property, the historical performance of the property, the implicit risk of the projected cash flows, the market in which the property was located, the condition of the property, the competitive position of the property, and the economic outlook in general. Houlihan Lokey assessed a range of value of approximately $14.4 million to $15.4 million for the hotel and resort leases, not including the WECCR GP, as discussed below.

Land Development Projects

         In assessing the range of value of the land development projects, which include Desert Mountain, The Woodlands Land Development Company, and certain projects of CRDI, Houlihan Lokey also utilized the Discounted Cash Flow approach. In order to account for the risk of cash flows and the time value of money, Houlihan Lokey discounted estimated cash flows expected to be received by CRDI or COPI from the individual real estate project's projected cash flows, as prepared by Crescent Partnership or East West Partners, at rates ranging from 10% to 25%, depending on specific qualitative and quantitative factors. These factors included the location of the property, the historical performance of the property, the implicit risk of the projected cash flows, the market in which the property was located, the phase of the project, the applicable entitlement risk, construction risk, home building risk, financing risk, or market risk, the competitive position of the property, and the economic outlook in general.

         For those projects in which COPI or CRDI had an ownership of less than 100%, including Desert Mountain, The Woodlands Land Development Company, The Woodlands Country Club and Convention Center, and the projects of CRDI, Houlihan Lokey applied the respective ownership percentage to the discounted cash flow value to assess the ultimate range of value to COPI.

         Houlihan Lokey assessed COPI's assessed range of value at approximately $4.3 million to $4.6 million for Desert Mountain and approximately $9.7 million to $9.8 million for The Woodlands Land Development Company. The value of COPI Colorado and its interest in CRDI is summarized below.

Going-concern Businesses

         East West Resort Transportation LLC and East West Resort Transportation II LLC. In assessing the range of value of East West Resort Transportation LLC and East West Resort Transportation II LLC, or collectively "East West Transportation", Houlihan Lokey utilized a variety of valuation methodologies, including the Market Multiple Approach and the Gordon Growth Approach.

         With respect to the Market Multiple Approach, Houlihan Lokey applied market-based multiples of comparable public companies to representative historical levels of East West Resort Transportation. Houlihan Lokey adjusted that value for debt to arrive at a minority equity value. A 25% control premium was then applied to arrive at a control equity range of value, and debt was added back for control enterprise range of value.

         With respect to the Gordon Growth Approach, Houlihan Lokey capitalized a projected level of earnings of East West Resort Transportation, as provided by East West Transportation, utilizing discount rates ranging from 14% to 16%, to consider the risk of the cash flows and the time value of money, and growth rates ranging from 2% to 4%.

         Utilizing the two approaches, based on a reasonable range of Control Enterprise Value, adjusted for debt and cash, Houlihan Lokey arrived at a control equity range of value of East West Resort Transportation. CRDI's ownership percentage was applied to the control equity value to assess the ultimate range of equity value to CRDI in East West Resort Transportation. Houlihan Lokey assessed that CRDI's value in East West Resort Transportation ranged from approximately $8.8 million to $9.8 million.

         CRDI Palm Beach, Inc. In assessing the range of value of CRDI Palm Beach, Houlihan Lokey utilized a Direct Capitalization Approach whereby Houlihan Lokey applied market-based debt free capitalization rates to representative historical and projected earnings levels of Manalapan Hotel Partners to arrive at a minority enterprise range of value.

         Utilizing the this approach, based on a reasonable range of Minority Enterprise Value, adjusted for debt and cash, Houlihan Lokey arrived at a minority equity range of value of Manalapan Hotel Partners. CRDI Palm Beach's ownership percentage was applied to the minority equity range of value to assess the ultimate range of equity value to CRDI Palm Beach in Manalapan Hotel Partners. Houlihan Lokey assessed that CRDI Palm Beach's value in Manalapan Hotel Partners ranged from approximately $0.1 million to $4.0 million.

         Crescent Resort Development, Inc. (formerly Crescent Development Management Corporation). COPI's equity range of value in CRDI, as represented by its ownership of COPI Colorado, was assessed by summing the assessed value of CRDI's interests in its land development projects and going-concern businesses, as described above, adding cash, and deducting the $180.4 million of debt owed to Crescent Partnership and then applying COPI Colorado's 10% ownership percentage. Cash at the COPI Colorado level, COPI common stock of 1.1 million shares, and a receivable from CRDI to COPI Colorado were added to derive the total value of COPI Colorado. Houlihan Lokey assessed the range of value of COPI Colorado, which includes the 10% ownership in CRDI, from approximately $12.3 million to $15.1 million. Houlihan Lokey assessed that COPI's 60% ownership interest in COPI Colorado ranged in value from approximately $8.0 to $9.8 million.

         The Woodlands Operating Company, L.P. In assessing the range of value of The Woodlands Operating Company, Houlihan Lokey utilized a variety of valuation methodologies, including the Market Multiple Approach, and the Enterprise Discounted Cash Flow approach.

         With respect to the Market Multiple Approach, Houlihan Lokey applied market-based multiples of comparable public companies to representative historical and projected earnings levels of Woodlands Operating Company and applied a 20% control premium to arrive at a control equity range of value. As there is no debt or preferred stock, the control equity value equals the control enterprise range of value.

         With respect to the Enterprise Discounted Cash Flow Approach, Houlihan Lokey discounted the projected cash flows of The Woodlands Operating Company, as provided by COPI, at rates ranging from 12% to 16% to consider the risk of the cash flows and the time value of money. A terminal multiple was then applied to the terminal year earnings. The sum of the discounted interim cash flows and the discounted terminal year cash flow represents the control enterprise range of value.

         Utilizing the two approaches, based on a reasonable range of Control Enterprise Value, adjusted for debt and cash, Houlihan Lokey arrived at a control equity range of value of The Woodlands Operating Company. COPI's ownership percentage was applied to the control equity range of value to assess the ultimate range of equity value of COPI's interest in The Woodlands Operating Company. COPI's pro rata assessed value in the WECCR GP was added to arrive at COPI's total value in The Woodlands Operating Company. Houlihan Lokey assessed that COPI's value in The Woodlands Operating Company, including the WECCR GP, ranged from approximately $9.9 million to $11.0 million.

         CRL Investments, Inc. Houlihan Lokey applied an estimate of approximately $1,200,000, as provided by the management of COPI, to assess the range of value of COPI's investment in CRL.

         Canyon Ranch Tucson - FF&E. Houlihan Lokey applied the book value of approximately $6.9 million, as provided by the management of COPI, to assess the range of value of the fixed assets of the Canyon Ranch - Tucson.

Valuation Summary

         In summary, Houlihan Lokey assessed the range of value of COPI's hospitality and land development assets at approximately $54.5 million to $59.7 million

COPI Cold Storage LLC

          Houlihan Lokey has been asked to rely upon the transaction value implied by Crescent Spinco's acquisition of COPI's equity interest in Americold. No further conclusions have been reached by Houlihan Lokey.

         The aforementioned analyses required studies of the overall market, economic and industry conditions under which COPI and its entities operate, and COPI's and its entities' operating results. Research into, and consideration of, these conditions were incorporated into the analyses.

         In assessing the fairness of the Transactions from a financial point of view, using publicly available information and information provided by COPI or its entities, Houlihan Lokey analyzed the reasonableness of the consideration offered by CEI, including the debt and rent forgiveness, advances up to $10.5 million, between approximately $0.32 and $0.50 per share of CEI stock and repayment of the $15 million Bank of America obligation, in exchange for transfer of COPI's hospitality and land development assets and COPI Cold Storage. Based on its analysis, Houlihan Lokey is of the opinion that the Transactions, as defined in its opinion, are fair, from a financial point of view, to the public stockholders of COPI. Houlihan Lokey did not evaluate, and does not offer any opinion relating to the other elements of the Plan of Reorganization or Settlement Agreement, individually or in the aggregate.



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

         The opinion is based on the business, economic, market and other conditions as they existed as of the date of the opinion. Houlihan Lokey relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information reviewed by it in connection with rendering the opinion. Houlihan Lokey also assumed that the financial results and projections provided by COPI and its entities have been reasonably prepared and reflect the best current available estimates of the financial results, condition, and prospects of COPI. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to COPI and its affiliates and does not assume responsibility for such information. Except as described above, Houlihan Lokey did not make any physical inspection or independent appraisal of the specific properties, assets or liabilities of COPI or its entities.

         The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at the opinion, Houlihan Lokey did not attribute any particular weight to any one analysis or factor, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Houlihan Lokey believes its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses or this summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the opinion. Houlihan Lokey made numerous assumptions with respect to COPI and its affiliates, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of COPI and its affiliates. The estimates contained in such analyses are not necessarily indicative of an actual range of values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the range of value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION TRANSACTIONS

         Richard E. Rainwater, who serves as the Chairman of the Board of CEI, and served as the Chairman of the Board of COPI until February 2002 and John C. Goff, who serves as Vice Chairman and Chief Executive Officer of CEI, and who served as Vice Chairman, President and Chief Executive Officer of COPI until February 2002, have financial interests in the COPI bankruptcy plan. As of the record date, Mr. Rainwater was the beneficial owner of approximately [__]% of the outstanding COPI common stock. As of the same date, Mr. Goff was the beneficial owner of approximately [__]% of the outstanding COPI common stock.
If the COPI bankruptcy plan is approved by the required vote of the shares of COPI common stock, the stockholders of COPI will receive common shares of CEI. As stockholders of COPI, Mr. Rainwater and Mr. Goff will also receive CEI common shares.

         Messrs. Goff and Rainwater are also parties to a support agreement with COPI and Bank of America whereby they have personally agreed to make additional equity investments in COPI if and to the extent COPI defaults on payment obligations on its line of credit with Bank of America. In connection with the COPI bankruptcy plan, it is expected that COPI's line of credit with Bank of America will be fully repaid, and Messrs. Goff and Rainwater will be relieved of their potential personal liability under the support agreement.

         In addition, pursuant to the COPI bankruptcy plan, the current former directors and officers of COPI and the current and former trust managers and officers of CEI will receive certain liability releases as described in "The COPI bankruptcy plan - Liability Releases."



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

RESTRICTIONS ON SALES OF CEI COMMON SHARES BY AFFILIATES OF COPI

         All CEI common shares received by COPI stockholders under the COPI bankruptcy plan will be freely transferable, except that CEI common shares received by persons who are deemed to be "affiliates" of COPI under the Securities Act at the time of the Special Meeting may be resold by them only in transactions permitted by Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of COPI under the Securities Act for such purposes generally include individuals or entities that control, are controlled by, or are under common control with, COPI and may include certain officers, former directors and the sole director and principal stockholders of COPI. The COPI bankruptcy plan requires COPI to use all reasonable efforts to cause each person, who in COPI's reasonable judgment (subject to CEI's counsel's reasonable satisfaction) may be deemed to be an affiliate, to execute a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the CEI common shares issued to such persons pursuant to the COPI bankruptcy plan in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

LISTING ON THE NEW YORK STOCK EXCHANGE OF CEI COMMON SHARES TO BE ISSUED IN THE REORGANIZATION TRANSACTIONS

         CEI has agreed to cause the CEI common shares to be issued under the COPI bankruptcy plan and to use its reasonable best efforts to cause the CEI common shares to be listed on the NYSE on or prior to the to the confirmation of the COPI bankruptcy plan.

NO DISSENTERS' APPRAISAL RIGHTS

         There are no dissenters' appraisal rights available under applicable law with respect to the reorganization transactions. If the COPI bankruptcy plan is confirmed by the bankruptcy court, the COPI stockholders, including the stockholders who do not vote to accept the COPI bankruptcy plan, will be bound by all of the terms and conditions of the COPI bankruptcy plan.

                           THE PLAN OF REORGANIZATION

OVERVIEW AND INCORPORATION BY REFERENCE

         COPI HAS NOT COMMENCED THE REORGANIZATION CASE UNDER THE BANKRUPTCY CODE. HOWEVER, IF COPI OBTAINS THE REQUISITE VOTES ACCEPTING THE PLAN AS A RESULT OF THE SOLICITATION, COPI WILL FILE A VOLUNTARY PETITION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE TO COMMENCE THE REORGANIZATION CASE.

         IF THE PLAN IS NOT ACCEPTED BY THE REQUIRED VOTE, COPI WILL LIKELY STILL FILE THE CHAPTER 11 CASE AND REQUEST THAT THE BANKRUPTCY COURT CONFIRM THE PLAN UNDER THE "CRAMDOWN PROVISION" OF THE BANKRUPTCY CODE. THIS PROVISION WOULD PERMIT CONFIRMATION OF THE PLAN IF THE COURT FINDS THAT THE PLAN DOES NOT DISCRIMINATE UNFAIRLY AND IS FAIR AND EQUITABLE TO COPI'S STOCKHOLDERS. THE PLAN PROVIDES THAT, IF THE PLAN IS NOT ACCEPTED BY THE REQUIRED VOTE OF THE COPI STOCKHOLDERS, AND THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT PURSUANT TO THE "CRAMDOWN PROVISION," THE COPI

STOCKHOLDERS WILL NOT RECEIVE THE CEI COMMON SHARES ISSUABLE TO THEM IF THE PLAN IS ACCEPTED BY THE REQUIRED VOTE.

         The following is a brief summary of certain relevant provisions of the bankruptcy code and material provisions of the Plan of Reorganization, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. In the event of a discrepancy between the Plan of Reorganization and the following summary, the Plan of Reorganization will control. The term "Debtor," as used in this section, refers to Crescent Operating, Inc.

BRIEF EXPLANATION OF CHAPTER 11

         Chapter 11 is the principal business reorganization chapter of the bankruptcy code. Under Chapter 11, a debtor is authorized to operate its business in the ordinary course while attempting to reorganize its business for the benefit of its creditors and equity security holders. In addition to facilitating the rehabilitation of the debtor, reorganization under Chapter 11 is intended to promote equality of treatment of creditors and equity security holders of equal rank with respect to the distribution of the debtor's assets. In furtherance of these goals, upon filing of a petition for reorganization under Chapter 11, section 362 of the bankruptcy code generally provides for an automatic stay of substantially all actions and proceedings against the debtor and its properties, including attempts to collect debts or enforce liens that arose prior to the commencement of the debtor's case under Chapter 11.

         Consummation of a plan of reorganization is the principal objective of a Chapter 11 reorganization case. In general, a Chapter 11 plan of reorganization:

         -    divides most claims and interests into classes;

         - specifies the property, distribution or other treatment that each member of a class is to receive under the plan on account of its claim or interest, if any; and

         - contains other provisions necessary or appropriate to the reorganization of the debtor.

         Confirmation of a plan of reorganization by a bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or interest holder of the debtor. Except as specifically provided in the plan of reorganization or the order confirming the plan, the order confirming the plan discharges the debtor from any debt that arose prior to the date that the plan becomes effective to the fullest extent authorized or provided for by the bankruptcy code or other applicable law, and substitutes for such indebtedness the obligations specified in the plan of reorganization.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         The plan classifies claims against and interests in the Debtor into eight (8) classes. Administrative claims, which are claims for costs and expenses of administration of the bankruptcy case including (i) the costs of preserving the Debtor's assets and operating its business after the filing date and (ii) professional fees incurred in connection with the reorganization, are not classified. These claims will be paid in full on the effective date (the date on which all conditions to the effectiveness of the plan are satisfied) of the plan or as soon thereafter as practicable or when due in the ordinary course of the Debtor's business. Certain priority tax claims are also not classified. These claims will also be paid in full on or soon after the effective date.

         The plan includes two classes of secured claims; the Crescent Partnership secured claims and the Bank of America secured claims. The holders of claims in these classes are impaired and are entitled to vote on the plan. Class 1 is the allowed Crescent Partnership secured claims. Crescent Partnership will retain its pre-petition liens and upon Crescent Partnership's request, reorganized COPI shall deliver and transfer to Crescent Partnership any and all COPI property pledged to Crescent Partnership. Class 2 is the




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

Bank of America secured claims. Bank of America's claim will either (i) be paid in full as soon after the effective date as is practicable, or (ii) the Debtor will deliver the 40% partnership interest of COPI Cold Storage in Americold Logistics, Bank of America's collateral, to Bank of America in full satisfaction of it's allowed secured claim.

         Class 3 includes claims entitled to priority treatment under 11 U.S.C. ss.507(a). Class 3 is not impaired and is not entitled to vote on the plan. These claims will be paid in full.

         Class 4 includes the claims of general unsecured creditors. Class 4 is not impaired and is not entitled to vote on the plan. Because the Debtor is essentially a holding company, it does not have significant general unsecured claims. The holders of Class 4 unsecured claims will be paid in full as soon as practicable after the later of (i) the effective date, (ii) the date on which the claim is no longer disputed, or (iii) the date such payment becomes due in the ordinary course of business.

         Class 5 includes the holders of certain promissory notes secured by assets of Crescent Machinery, a COPI subsidiary that commenced a Chapter 11 bankruptcy case on February 6, 2001. Class 5 is impaired and the holders of the allowed claims in Class 5 are entitled to vote on the plan. COPI and Crescent Partnership are currently negotiating with the Class 5 creditors and it is contemplated that the holders of the Class 5 claims will be paid on such terms as are agreed between the holders of the Allowed Class 5 claims and the Debtor.

         Class 6 includes the Crescent Partnership's unsecured claims. Class 6 is unimpaired and is not entitled to vote on the plan. Crescent Partnership and CEI retain the right to exercise their legal rights against the reorganized Debtor and its property following the effective date of the plan; provided, however, that if the plan is confirmed, whether consensually or over the objection of other holders of allowed claims or interests, Crescent Partnership agrees not to object to confirmation on the grounds that it is not receiving a distribution under the plan on account of its unsecured claim.

         Class 7 consists of the interests of holders of COPI common stock. Class 7 is treated differently depending on whether or not Class 7 accepts the plan. If Class 7 accepts the plan, CEI will pay on the effective date of the plan to each holder of COPI common stock the product of (i) the number of shares of COPI common stock owned by such holder on the confirmation date, divided by the number of shares of COPI common stock outstanding on the confirmation date, and (ii) the consideration amount, as described below, divided by the average of the daily closing prices per CEI common share as reported on the New York Stock Exchange Composite Transaction reporting system for the 10 consecutive NYSE trading days immediately preceding the date a confirmation order is issued by the clerk of the bankruptcy court, or confirmation of the COPI bankruptcy plan by the bankruptcy court. The consideration amount shall be $10.8 million less the amount by which CEI's actual expense incurred in connection with the reorganization transactions, other than any payments to satisfy the $15.0 million claim by Bank of America, exceed $5.2 million. To the extent that CEI's actual expenses incurred in connection with the reorganization transactions other than any payments to satisfy the $15.0 million claim by Bank of America, exceed $5.2 million, the aggregate value of CEI common shares issued to the COPI stockholders will be reduced, and you will receive fewer CEI common shares. No certificate or scrip representing fractional CEI common shares shall be issued, and all fractional shares shall be rounded up or down to the nearest whole CEI common share. The COPI common stock shall be cancelled. If Class rejects the plan, Class 7 will receive no distribution under the plan.

         Class 8 consists of the holders of all warrants and stock options that are still exercisable but have not been exercised. Class 8 is impaired but it is not entitled to vote on the plan because it is deemed to have rejected the plan. Class 8 will receive no distribution under the plan and the warrants and stock options shall be cancelled on the effective date.




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

CONDITIONS TO CONFIRMATION AND OCCURRENCE OF THE EFFECTIVE DATE

         The plan provides that, except as expressly waived by Debtor, it is a condition to confirmation of the plan that:

         o the bankruptcy court has signed the confirmation order, and the clerk of the bankruptcy court has duly entered the confirmation order on the docket for the reorganization case in a form and substance that is acceptable to Debtor;

         o the confirmation order has become effective and has not been stayed, modified, reversed or amended; and

         o CEI has received all regulatory approvals and authorizations necessary to create Crescent Spinco.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         The plan provides for the rejection of all executory contracts and unexpired leases to which Debtor is a party as of the date of the confirmation of the plan, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a final order, or (ii) is the subject of a pending motion for authority to assume the contract or lease filed by Debtor prior to the date of the confirmation of the plan. The plan establishes a bar date for the filing of claims arising out of the rejection of executory contracts and unexpired leases.

MODIFICATIONS OF PLAN OF REORGANIZATION; SEVERABILITY OF PROVISIONS

         COPI reserves the right, in accordance with the bankruptcy code, to amend or modify the plan prior to the entry of the confirmation order. After the entry of the confirmation order, COPI, as it is reorganized pursuant to the plan, may, upon order of the bankruptcy court, amend or modify the plan in accordance with section 1127(b) of the bankruptcy code, or remedy any defect or omission or reconcile any inconsistency in the plan in such manner as may be necessary to carry out the purpose and intent of the plan.

         If, prior to the confirmation of the plan, any term or provision of the plan that does not govern the treatment of claims, interests or the conditions of the effective date of the plan, is held by the bankruptcy court to be invalid, void or unenforceable, the bankruptcy court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The confirmation order shall constitute a judicial determination and will provide that each term and provision of the plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.



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

CONFIRMATION OF THE PLAN OF REORGANIZATION

The Confirmation Hearing

         Section 1128(a) of the bankruptcy code requires the bankruptcy court, after notice, to hold a confirmation hearing at which COPI will seek confirmation of a plan. Section 1128(b) of the bankruptcy code provides that any party in interest may object to confirmation of a plan.

         Notice of the confirmation hearing will be provided to all holders of claims and interests, and to other parties in interest, in a notice to be approved by the bankruptcy court at COPI's request. COPI will seek approval of a confirmation notice providing that (1) the confirmation hearing may be adjourned from time to time by the bankruptcy court without further notice except for an announcement of the adjourned date made at the confirmation hearing or any adjournment thereof, (2) objections to confirmation must be made in writing, specifying in detail the name and address of the person or entity objecting, the grounds for the objection, and the nature and amount of the claim or interest held by the objector, if applicable, and (3) objections must be filed with the bankruptcy court, together with proof of service, and served upon the parties designated in the confirmation notice, on or before the time and date designated in the confirmation notice as being the last day for serving and filing objections to confirmation of the plan. Objections to confirmation of the plan are governed by bankruptcy rule 9014 and the local rules of the bankruptcy court. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

Requirements For Confirmation Under Section 1129(A) Of The Bankruptcy Code

         In order for the plan to be confirmed, and regardless of whether all impaired classes of claims and interests vote to accept the plan, the bankruptcy code requires the bankruptcy court to determine independently that the plan complies with the requirements of section 1129(a) of the Bankruptcy Code.

         The requirements of section 1129(a) include, among others:

         - that the plan complies, and COPI, in proposing the plan complied, with the applicable provisions of Chapter 11;

         - that the plan is proposed in good faith and not by any means forbidden by law;

         - that any payment made or to be made by COPI or by a person issuing securities or acquiring property under the plan for services, costs or expenses in connection with the reorganization case, or in connection with the plan and incident to the reorganization case, has been approved by or is subject to approval by the bankruptcy court as reasonable;

         - as discussed more fully below, that, to the extent any holder of a claim or interest in an impaired class under the plan has not accepted the plan, the plan is in the "best interests" of such holder; and

         -    as discussed more fully below, that the plan is "feasible."

         COPI believes that all applicable requirements of section 1129(a) of the bankruptcy code will be satisfied at the confirmation hearing.

         Best Interests Test. Under the "best interests" test, a plan is confirmable if, with respect to each impaired class of claims or interests, each holder thereof either (1) accepts the plan or (2) will receive or retain under the plan, on account of its claim or interest, property of a value, as of the effective date of the plan, that is not less than the value such holder would receive or retain if the debtor were liquidated under Chapter 7 of the bankruptcy code on the effective date of the plan.

         To determine what amount the holders in each impaired class of claims or interests would receive if the debtor were liquidated on the effective date of the plan, the bankruptcy court must determine the dollar amount that would be generated from a liquidation of the assets and properties of the debtor in the context of a hypothetical Chapter 7 liquidation case. The cash amount that would be available for non-administrative priority and unsecured claims against, and interests in, the debtor would consist of the proceeds from disposition of the assets of the debtor, augmented by the cash held by the debtor at the time of the commencement of the hypothetical Chapter 7 case. This amount would be reduced by the amount of any secured claims, the costs and expenses of the hypothetical Chapter 7 liquidation, unpaid administrative expenses of the Chapter 11 case and additional administrative expense claims resulting from the termination of the debtor's business in Chapter 7.

         Liquidation costs under Chapter 7 would include fees payable to the Chapter 7 trustee, fees payable to attorneys and other professionals that the trustee might engage, asset disposition expenses, litigation costs and claims arising from the operations of COPI's business during the Chapter 7 case. Administrative claims in the liquidation would also include unpaid expenses incurred by the debtor during the Chapter 11 case, such as compensation for attorneys, financial advisors and accountants, as well as costs and expenses of members of any committee appointed in the Chapter 11 case. In addition, administrative claims may arise by reason of the breach or rejection in the hypothetical Chapter 7 case of executory contracts or unexpired leases entered into or assumed by COPI during the pendency of the Chapter 11 case.

         To determine if the plan is in the best interests of COPI's shareholders, the value of the distributions to COPI's shareholders from proceeds of a hypothetical Chapter 7 liquidation, less the estimated costs and expenses attributable thereto, is compared to the value offered under the plan to such shareholders. For a summary of the liquidation analysis, and the material assumptions COPI relied upon, see "The Reorganization Transactions - Liquidation Analysis." COPI is not aware of any events subsequent to such date that would materially impact the liquidation analysis. There can be no assurance that the assumptions underlying the liquidation analysis would be made or accepted by the bankruptcy court. However, as set forth below, COPI believes that hypothetical liquidation under Chapter 7 would result in no distributions being made to general unsecured creditors or COPI's shareholders, compared to full payment of claims of general unsecured creditors, and payments to COPI's shareholders whose stock is being cancelled of common shares of CEI. Based upon the liquidation analysis, COPI believes that the plan is in the best interests of COPI's shareholders because such holders will receive distributions under the plan of a value, as of the effective date, greater than the amount such holders would receive if the debtor were liquidated under Chapter 7 of the bankruptcy code as of the effective date.

Feasibility of the Plan of Reorganization.

         The court may confirm the plan only if it finds that the plan is feasible and is not likely to be followed by the liquidation or further need for reorganization of the debtor. In this case, COPI is liquidating and thus the plan is feasible if reorganized COPI can make the distributions required by the plan.

         The plan's feasibility is primarily dependent on CEI's performance of its obligations under the Settlement Agreement. Through the Settlement Agreement, CEI became bound to fund COPI's obligations under the plan to the extent that COPI lacks sufficient funds to do so. Specifically, CEI has committed to pay up to $3.2 million of COPI's cash flow shortage from the execution of the Settlement Agreement through the entry of a final decree in the bankruptcy case. These operating expenses include the anticipated unsecured claims of parties with whom COPI does business on an ordinary course basis as well as all the expense of consummating the Settlement Agreement (including the transactions between CEI and COPI affiliates) and the expenses of the bankruptcy case. COPI believes that this amount is sufficient to pay the designated expenses. However, if it is insufficient, the plan may not be feasible unless CEI agrees to fund any overage.

         In connection with the Settlement Agreement and with the purpose of facilitating confirmation of the plan, CEI has agreed to subordinate its lien in the COPI Cold Storage equity interests to allow COPI to pledge this asset to Bank of America. CEI has also agreed to create a new subsidiary, Crescent Spinco, to purchase the COPI Cold Storage equity interests and to thereby provide COPI with funds to satisfy the Bank of America claim. If CEI is unsuccessful in getting the requisite regulatory and other approvals for the creation of Crescent Spinco, the plan will still be feasible as to Bank of America since the first lien security interest CEI has allowed COPI to grant Bank of America in the COPI Cold Storage interests has a value in excess of the amount owed to Bank of America.

         Finally, CEI has agreed to advance additional amounts of up to $5.375 million to satisfy all other claims against COPI. These amounts, and other amounts in excess of $5.2 million that Crescent funds to make the plan feasible will reduce the value of the distribution to COPI shareholders. The plan currently contemplates the satisfaction of the Class 5 claims, the seller notes, on terms agreed upon by the holders of those claims and COPI. If COPI is not able to reach a satisfactory agreement, the distribution to COPI shareholders could be negatively impacted.

         The key element of the plan's feasibility is CEI's ability to perform its obligations under the Settlement Agreement. You may review the financial information regarding CEI in this proxy statement/prospectus to make your own determination in this regard. COPI has entered into the Settlement Agreement with the belief that CEI will be able to perform all the obligations required to make the plan feasible.

IMPLEMENTATION OF THE PLAN OF REORGANIZATION

Funding of Obligations by Crescent Partnership and CEI under Settlement
Agreement.

         On the effective date, to the extent that COPI has insufficient funds to make the payments to holders of allowed administrative and priority claims and Class 3, 4 and 5 Claims, Crescent Partnership shall provide COPI with sufficient funds to pay such allowed claims in accordance with the terms of the Settlement Agreement.

Transfer of CEI Common Shares to Plan Administrator.

         If Class 7 (the holders of COPI common stock) accepts the plan, Crescent Partnership shall deposit with the plan administrator, in trust for the holders of COPI common stock whose shares are being converted under the plan, certificates representing the CEI common shares issuable to the COPI common stockholders.

Registration of CEI Common Stock

         Prior to the effective date, CEI will have registered under the Securities Act of 1933 all of the CEI common shares issuable under the plan.

Purchase of COPI Cold Storage Interests by Crescent Spinco

         Prior to the effective date, CEI shall spin-off to CEI's shareholders Crescent Spinco, which will be capitalized with at least $15.0 million. Crescent Spinco shall acquire all of COPI's interest in COPI Cold Storage. The purchase price for the equity interests in COPI Cold Storage shall be an amount to be



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agreed upon between Crescent Partnership and COPI, which shall be not less than
$15.0 million and not more than $15.5 million. COPI shall use all of the proceeds as are necessary to repay the full principal balance (including accrued and unpaid interest) of the Bank of America secured claims.

Seller Notes

         Crescent Partnership and COPI shall use commercially reasonable efforts to negotiate terms for the satisfaction of the seller notes in a manner that is acceptable to Crescent Partnership, COPI and the holders of the seller notes.

Issuance of New COPI Common Stock

         On the effective date, pursuant to the confirmation order and without any further action by the stockholders or directors of the Debtor or the reorganized COPI, the reorganized COPI shall issue a single share of COPI common stock which shall be held by the plan administrator as nominee for the holders of allowed claims against Debtor.

Cancellation of Old COPI Common Stock

         On the effective date, the COPI common stock shall be terminated and canceled, and the statements of resolution governing such COPI common stock shall be rendered void.

Corporate Action

         Upon entry of the confirmation order, the following shall be and be deemed authorized and approved in all respects: (i) the filing by reorganized COPI of the Amended Certificate of Incorporation, and (ii) the Amended Bylaws. On the effective date, or as soon thereafter as is practicable, the reorganized COPI shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation which shall conform to the provisions of the plan and prohibit the issuance of non-voting equity securities. On the effective date, the matters provided under the plan involving the capital and corporate structures and governance of the reorganized COPI shall be deemed to have occurred and shall be in effect from and after the effective date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtor or the reorganized COPI. On the effective date, the reorganized Debtor shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the plan and this proxy statement/prospectus.

The Plan Administrator

         On the effective date, the officers and boards of directors of the Debtor shall be deemed removed from office pursuant to the confirmation order and the operation of the reorganized Debtor in accordance with the provisions of the plan shall become the general responsibility of the plan administrator pursuant to and in accordance with the provisions of the plan a Plan Administration Agreement.

         Responsibilities. The responsibilities of the plan administrator shall include prosecuting objections to and estimations of Claims; calculating and making all distributions in accordance with the plan; filing all required tax returns and paying taxes and all other obligations on behalf of the reorganized Debtor; providing to Crescent Partnership on a monthly basis an accounting of claims paid; an estimation of claims remaining to be paid; funds held by reorganized COPI; and additional funds required from Crescent Partnership to pay allowed claims and the expenses of reorganized COPI, including the expenses of the plan administrator; and such other responsibilities as may be vested in the plan administrator




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

pursuant to the plan, the Plan Administration Agreement or bankruptcy court order or as may be necessary and proper to carry out the provisions of the plan.

         Powers. The powers of the plan administrator shall, without bankruptcy court approval in each of the following cases, include the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the reorganized Debtor from the Debtor's bank accounts in accordance with the plan; the power to engage employees and professional persons to assist the plan administrator with respect to its responsibilities; the power to compromise and settle claims and causes of action on behalf of or against the reorganized Debtor; and such other powers as may be vested in or assumed by the plan administrator pursuant to the plan, the Plan Administration Agreement, the Amended Certificate of Incorporation, the Amended By-Laws or bankruptcy court order or as may be necessary and proper to carry out the provisions of the plan.

         Compensation. In addition to reimbursement for the actual out-of-pocket expenses incurred, the plan administrator shall be entitled to reasonable compensation for services rendered on behalf of the reorganized Debtor in an amount and on such terms as may be agreed to by the Debtor as reflected in the Plan Administration Agreement. Any dispute with respect to such compensation shall be resolved by agreement among the parties or, if the parties are unable to agree, determined by the bankruptcy court.

         Information and Reporting. The plan administrator shall file reports with the bankruptcy court no less often than as soon as practicable after the end of every calendar quarter with respect to the status of the execution and implementation of the plan, including amounts expended for administrative expenses, amounts distributed to creditors and the amount of unpaid or disputed claims.

         Termination. The duties, responsibilities and powers of the plan administrator shall terminate on the date following the entry of the final decree in the bankruptcy case on which the reorganized Debtor is dissolved under applicable state law in accordance with the plan.

MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN

Distribution Procedures

         Except as otherwise provided in the plan, all distributions of cash and other property shall be made by the reorganized Debtor or the plan administrator on the later of the effective date or the allowance date, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other distributions of property shall be made on account of any claim or portion thereof unless and until such claim or portion thereof is allowed.

         For purposes of applying this section, the holders of allowed interests under or evidenced by COPI common stock shall, in the case of COPI common stock held in street name, mean the beneficial holders thereof as of the confirmation date.

Distribution of CEI Common Shares

         The plan administrator shall distribute all of the CEI common shares to be distributed under the plan. If Class 7 accepts the plan, the initial distribution of CEI common shares on account of allowed interests shall be on the effective date or as soon thereafter as practicable. The plan administrator may employ or contract with other entities to assist in or perform the distribution of CEI common shares.



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

Surrender and Cancellation of Old Securities

         As a condition to receiving the CEI common shares, the record holders of COPI common stock as of the confirmation date shall surrender their COPI common stock, if held in certificate form to the plan administrator or its agent. As soon as practicable following the effective date, the plan administrator shall mail to each record holder of COPI common stock prior to the confirmation date, a letter of transmittal which shall specify that deliver shall be effected, and risk of loss and title to the stock certificates shall pass only upon actual delivery of the COPI common stock certificates to the plan administrator, and shall contain instructions for surrendering such certificates. When a holder surrenders its COPI common stock to COPI, COPI shall hold the instrument in "book entry only" until such instruments are canceled. Any holder of COPI common stock whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to COPI: (a) evidence satisfactory to COPI of the loss, theft, mutilation or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by COPI to hold the COPI and Crescent Partnership harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the plan, be deemed to have surrendered such instrument. Any holder of COPI common stock which has not surrendered or been deemed to have surrendered its COPI common stock within two years after the effective date, shall have its interest as a holder of COPI common stock disallowed, shall receive no distribution on account of its Interest as a holder of COPI common stock, and shall be forever barred from asserting any Interest on account of its COPI common stock.

         As of the confirmation date, COPI shall close its stock books and transfer ledgers. After the confirmation date and prior to surrender, all COPI common stock shall represent only the right to participate in the distributions provided in the plan on account of such COPI common stock. If a certificate representing COPI common stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of whole CEI common shares and cash on account of any dividends and distributions will be issued in exchange therefor.

Disputed Claims. Notwithstanding any other provisions of the plan, no payments or distributions shall be made on account of any disputed claim or interest until such claim or interest becomes an allowed claim or interest, and then only to the extent that it becomes an allowed claim or interest.

Manner of Payment Under the Plan. Cash payments made pursuant to the plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the reorganized Debtor, or by wire transfer from a domestic bank, at reorganized Debtor's option, except that payments made to foreign trade creditors holding allowed claims may be paid, at the option of reorganized Debtor in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

Delivery of Distributions and Undeliverable or Unclaimed Distributions

         Delivery of Distributions in General. Except as provided below for holders of undeliverable distributions, distributions to holders of allowed claims shall be distributed by mail as follows: (a) except in the case of the holder of COPI common stock, (1) at the addresses set forth on the respective proofs of claim filed by such holders; (2) at the addresses set forth in any written notices of address changes delivered to the reorganized Debtor after the date of any related proof of claim; or (3) at the address reflected on the schedule of assets and liabilities filed by the Debtor if no proof of claim or proof of interest is filed and the reorganized Debtor have not received a written notice of a change of address; and (b) in the case of the holder of COPI common stock, as provided in sections 6.3 and 6.4 of the plan.




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
Undeliverable Distributions

         Holding and Investment of Undeliverable Property. If the distribution to the holder of any claim is returned to the reorganized Debtor as undeliverable, no further distribution shall be made to such holder unless and until the reorganized Debtor are notified in writing of such holder's then current address. Subject to section 7.8(b)(ii) of the plan, undeliverable distributions shall remain in the possession of the reorganized Debtor pursuant to this section until such times as a distribution becomes deliverable.

         Unclaimed cash (including interest) shall be held in trust in a segregated bank account in the name of the reorganized Debtor, for the benefit of the potential claimants of such funds, and shall be accounted for separately. For a period of two years after the effective date, undeliverable CEI common shares shall be held in trust for the benefit of the potential claimants of such securities by the plan administrator in a number of shares sufficient to provide for the unclaimed amounts of such securities, and shall be accounted for separately.

         Distribution of Undeliverable Property After it Becomes Deliverable and Failure to Claim Undeliverable Property. Any holder of an allowed claim who does not assert a claim for an undeliverable distribution held by the reorganized Debtor within one (1) year after the effective date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under the plan. In such cases, any funds held in reserve for such claim shall become unrestricted cash of the reorganized Debtor and, upon entry of the final decree and dissolution of COPI, shall be delivered to Crescent Partnership.

         De Minimis Distributions. No cash payment of less than twenty-five dollars ($25.00) shall be made to any holder on account of an allowed claim unless a request therefor is made in writing to the reorganized Debtor.

         Failure to Negotiate Checks. Checks issued in respect of distributions under the plan shall be null and void if not negotiated within 60 days after the date of issuance. Any amounts returned to the reorganized Debtor in respect of such checks shall be held in reserve by the reorganized Debtor. Requests for reissuance of any such check may be made directly to the reorganized Debtor by the holder of the allowed claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the second anniversary of the effective date. All claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the reorganized Debtor and their property.

         Compliance with Tax Requirements. In connection with the plan, to the extent applicable, the reorganized Debtor shall comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the plan shall be subject to such withholding and reporting requirements.

         Setoffs. Unless otherwise provided in a final order or in the plan, the Debtor may, but shall not be required to, set off against any claim and the payments to be made pursuant to the plan in respect of such claim, any claims of any nature whatsoever the Debtor may have against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any claim hereunder shall constitute a waiver or release by the Debtor of any such claims the Debtor may have against such holder or its predecessor.

         Fractional Interests. The calculation of the percentage distribution of CEI common shares to be made to holders of COPI common stock as provided elsewhere in the plan may mathematically entitle the holder of such an Allowed Interest to a fractional interest in such CEI common shares. The number of


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

shares of CEI common shares to be received by a holder of an allowed interest shall be rounded to the next higher or lower whole number of shares. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

EFFECTS OF CONFIRMATION OF THE PLAN OF REORGANIZATION

Discharge And Injunction

         The plan will be binding upon all present and former holders of claims and equity interests, and their respective successors and assigns, including the reorganized Debtor. Except as otherwise provided in the plan or by subsequent order of the bankruptcy court, the confirmation order will provide, among other things, that from and after the confirmation of the plan, all persons or entities who have held, hold, or may hold claims against or equity interests in Debtor are permanently enjoined from taking any of the following actions against the estate, the reorganized COPI, the Creditors' Committee appointed in the Chapter 11 case, if any, Crescent Partnership, CEI or any of their respective property on account of any such claims or equity interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to Debtor other than through a proof of claim or adversary proceeding; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing will preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan.

Releases

         In addition to the releases granted by COPI to CEI in connection with the Settlement Agreement, on the effective date of the plan, the reorganized Debtor, on its own behalf and as representative of Debtor's estate, will release unconditionally, and is deemed to release unconditionally (i) each of Debtor's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives, (ii) Crescent Partnership and each of Crescent Partnership's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives, (iii) CEI and each of CEI's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives, (iv) the creditors' committee, if any, and, solely in their capacity as members and representatives of the creditors' committee, each member, consultant, attorney, accountant or other representative of the creditors' committee (the entities identified in (i), (ii), (iii) and (iv) are referred to collectively as, the "releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the effective date in any way relating to the releasees, Debtor, the Chapter 11 case or the plan.

         On the effective date of the plan, each holder of a claim or interest
(i) who has accepted the plan, (ii) whose claim or interest is in a class that has accepted or is deemed to have accepted the plan pursuant to section 1126 of the bankruptcy code, or (iii) who may be entitled to receive a distribution of property pursuant to the plan, shall be deemed to have unconditionally released the releasees, from any and all rights, claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the effective date of the plan in any way


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

relating to Debtor, the Chapter 11 case or the plan, provided however, that the foregoing shall not apply to all rights, claims and obligations created by or arising under the plan.

         If and only to the extent that the bankruptcy court concludes that the plan cannot be confirmed with a release of claims held by creditors and shareholders, then the plan may be confirmed with the portion of the releases that the bankruptcy court finds is a bar to confirmation excised so as to give effect as much as possible to the foregoing releases without precluding confirmation of the plan.

         Absent separate consideration supplied by the third parties or where the waivers of releases are voluntary, it is the SEC's view that the third party releases violate section 524(c) of the bankruptcy code. COPI believes the releases contemplated by the plan comply with section 524(c) of the bankruptcy code and applicable law because consideration is being provided to COPI shareholders directly or indirectly by the persons who receive the benefit of the releases provided in the plan. The release of COPI shareholder claims will not apply to the claims, if any, of a person who sold their COPI shares before the record date for voting on the plan or who voted to reject the plan and thereafter did not receive or accept the distribution of CEI common shares provided for in the plan.

Ratification of Settlement Agreement

         On the effective date, each holder of a claim or interest (i) who has accepted the plan, (ii) whose claim or interest is in a class that has accepted or is deemed to have accepted the plan pursuant to section 1126 of the bankruptcy code or (iii) who may be entitled to receive a distribution of property pursuant to the plan shall be deemed to have ratified COPI's execution of the Settlement Agreement and the consummation of the transactions contemplated thereby, including the releases contained therein.

Limitation Of Liability

         Notwithstanding any other provision of the plan, COPI, CEI, and the disbursing agent as well as each of their respective stockholders, directors, officers, agents, employees, members, accountants, attorneys, financial advisors and representatives, or any one or more of the foregoing, will not be liable, other than for willful misconduct, to any holder of a claim or interest or any person or governmental authority, with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken at any time prior to the effective date of the plan in connection with, but not limited to:

         o COPI's management or operation, or the discharge of COPI's duties under the bankruptcy code or applicable nonbankruptcy law;

         o        the filing of the petition for relief;

         o the implementation of any of the transactions provided for, or contemplated in, the plan or the collateral documents;

         o any action taken in connection with either the enforcement of COPI's rights against any person or the defense of claims asserted against COPI with regard to the reorganization case;

         o any action taken in the negotiation, formulation, development, proposal, disclosure, confirmation or implementation of the plan, including, but not limited to, the Settlement Agreement, any competing acquisition proposal or new agreement; or

         o the administration of the plan or the assets and property to be distributed pursuant to the plan.

         Nothing in the limitation of liability will excuse performance or nonperformance under the Settlement Agreement or any of the documents, instruments, securities or agreements issued or executed to effectuate the transactions contemplated by the plan or the Settlement Agreement; and provided, further, that the liability of any person that solicits acceptance or rejection of the plan, or that participates in the offer, issuance, sale or purchase of a security offered or sold under the plan, on account of such solicitation or participation, or violation of any applicable law, rule, or regulation governing solicitation


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

of acceptance or rejection of the plan or the offer, issuance, sale or purchase of securities, will be limited as set forth in section 1125(e) of the bankruptcy code. COPI, CEI, and the disbursing agent, as well as each of their respective shareholders, directors, officers, agents, employees, members, accountants, attorneys, financial advisors and representatives, or any one or more of the foregoing, may rely reasonably upon the opinions of their respective counsel, accountants, and other experts or professionals and such reliance, if reasonable, will conclusively establish good faith and the absence of willful misconduct; provided, however, that a determination that such reliance is unreasonable will not, by itself, constitute a determination of willful misconduct. In any action, suit or proceeding by any holder of a claim or interest or any other entity contesting any action by, or non-action of COPI, CEI and the disbursing agent or of their respective shareholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives, the reasonable attorneys' fees and costs of the prevailing party will be paid by the losing party, and as a condition to going forward with such action, suit, or proceeding at the outset thereof, all parties thereto will be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys' fees and costs in the event they fail to prevail. The provisions of the limitation of liability are not intended to limit, and will not limit, any defenses to liability otherwise available to any party in interest in this reorganization case.

         Notwithstanding the foregoing, if and to the extent that the bankruptcy court concludes that the plan cannot be confirmed with any portion of the foregoing limitation of liability provisions, then the plan may be confirmed with that portion excised or modified, without the consent of the entity that would otherwise receive the benefit from the limitation of liability, so as to give effect as much as possible to the foregoing limitation of liability provisions without precluding confirmation of the plan.

Retention And Enforcement Of Causes Of Action

         Except as provided in the plan or the confirmation order, any and all claims, rights, or causes of action that constitute property of the estate or of COPI, whether arising under the bankruptcy code or under nonbankruptcy law, including all avoiding power actions under sections 544, 545, 547, 548, 549, and 550 of the bankruptcy code or under applicable nonbankruptcy law as applied through section 544(b) of the bankruptcy code, (1) are expressly retained and may be enforced by COPI and any successors in interest, and (2) may be pursued, as appropriate, in accordance with COPI's, or its successors', best interests.

         To COPI's best knowledge, no preferential or fraudulent transfers exist. However, COPI has not investigated whether any transfers of property that could constitute preferential transfers or fraudulent transfers might have occurred, and expressly reserve the right to make such an investigation and to pursue preference and fraudulent transfer claims, if any, that COPI may have to the extent permitted by applicable law.

Unclaimed Distributions

         The plan provides that in the event that any distribution of property remains unclaimed for a period of one year after it has been delivered, or delivery has been attempted, or has otherwise been made available, such unclaimed property will be forfeited by such holder, and the unclaimed property will be distributed pro rata to the other holders of common stock, as applicable, to whom distributions were made under the plan.

Further Assurances And Authorizations

         COPI, CEI and all holders of claims or interests receiving distributions under the plan and all other parties in interest will, from time to time, if and to the extent necessary, execute and deliver any


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

agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the plan, the Settlement Agreement and any collateral documents.

THE SOLICITATION; VOTING

         COPI is soliciting votes on the plan only from creditors with claims in classes 1, 2 and 5 and holders of interests in Class 7 (holder of COPI common stock). Under the bankruptcy code, holders of claims or interests in an unimpaired class are conclusively presumed to have accepted the plan and are not entitled to vote on the plan. Under the plan, Classes 1, 2, 5 and 7 are impaired. In addition, if holders of claims or interests do not receive or retain any property under a Chapter 11 plan, the affected class is deemed not to have accepted the plan. Class 8 which includes holder of COPI warrants and stock options will be deemed not to have accepted the plan on this basis.

         Under the bankruptcy code, a class of claims or interests is considered to be "unimpaired" if a Chapter 11 plan (1) does not alter the legal, equitable and contractual rights of the holders of such claims or interests or (2) notwithstanding any contractual or legal entitlement to accelerated payment of a claim or interest upon default, cures any such default, reinstates the maturity of such claim or interest, compensates the holder of such claim or interest for any damages sustained by such holder's reasonable reliance on such contract or law and does not otherwise alter the legal, equitable or contractual rights of such holder. As indicated below, classes 3,4 and 6 are unimpaired under the plan, and such classes are, therefore, conclusively presumed to have accepted the plan and are not entitled to vote.

         Holders of claims and interests in classes 1, 2, 5 and 7 are impaired and will receive or retain property under the plan and, therefore, are entitled to vote on the plan. An impaired class of interests will be determined to have accepted the plan if votes to accept the plan are cast by the holders of at least two-thirds in amount of allowed interests in such class that actually voted on the plan. As of the voting record date, ___________ shares of _____________ were outstanding and entitled to vote on the plan.

         Pursuant to bankruptcy rule 3018(b), the bankruptcy court must determine that the solicitation period prescribed to accept or reject the plan is not unreasonably short. The bankruptcy court must also determine this disclosure and proxy statement meets the requirements of the bankruptcy code. COPI believes the prescribed solicitation period is reasonable and that the court will determine this disclosure and proxy statement meets applicable requirements. However, there can be no assurance that the bankruptcy court will agree and, if the bankruptcy court finds the solicitation to be unreasonably short or that the disclosure is unsatisfactory, the votes cast will not be counted for purposes of confirmation of the plan, and COPI will have to re-solicit such votes.

         BY VOTING TO ACCEPT THE PLAN, YOU WILL EXPRESSLY WAIVE ANY RIGHT YOU OR YOUR SUCCESSORS OR ASSIGNS MAY HAVE TO CHANGE OR WITHDRAW YOUR ACCEPTANCE AFTER THE EXPIRATION DATE UNLESS THE BANKRUPTCY COURT DETERMINES THAT (1) THE DISCLOSURE YOU RECEIVED WAS NOT ADEQUATE AS REQUIRED BY SECTION 1126(b) OF THE BANKRUPTCY CODE OR (2) THE PLAN OF REORGANIZATION HAS BEEN MODIFIED IN A MANNER THAT MATERIALLY AND ADVERSELY CHANGES THE TREATMENT OF YOUR INTEREST. If you execute and deliver a proxy card without checking either of the boxes entitled "FOR" or "AGAINST", or if you check both of such boxes, the proxy will be deemed to constitute acceptance of the plan. If you fail to execute and deliver your proxy card, you will not be counted for purposes of determining either acceptance or rejection of the plan by an impaired class of claims or interests.

         Under section 1126(b) of the bankruptcy code, if you accept or reject the plan before the Chapter 11 case commences, you will be deemed to have accepted or rejected the plan for purposes of confirmation of the plan under Chapter 11 if the solicitation complied with any applicable nonbankruptcy law, rule or regulation governing adequacy of disclosure in connection with the solicitation, or, if no such law, rule or regulation applies, the solicitation was made following disclosure of adequate information as defined in the bankruptcy code. In addition, bankruptcy rule 3018(b) requires, in the case of a prepackaged plan of reorganization, that (1) such plan be disseminated to substantially all holders in any impaired class that is solicited, (2) with respect to securities held of record, votes be solicited from the holders of record of such securities on the date specified in the solicitation and (3) the time prescribed for voting on the plan not be unreasonably short. COPI believes this proxy statement/prospectus and the solicitation comply with the requirements of the bankruptcy code and the bankruptcy rules, as well as the requirements of any applicable nonbankruptcy laws.

         If COPI receives the requisite acceptances of the plan by the expiration date, COPI will commence the reorganization case by filing a voluntary petition under Chapter 11 and will thereafter continue to operate its business as a debtor in possession. You should be aware COPI can extend the expiration date in its sole discretion. COPI will then use the proxies received pursuant to the solicitation to seek confirmation of the plan as promptly as practicable.

ACCEPTANCE OR CRAMDOWN

         Section 1129(b) of the bankruptcy code contains provisions for the confirmation of a plan of reorganization even if the plan is not accepted by the shareholders in Class 7 as long as the plan "does not discriminate unfairly" and is "fair and equitable" with respect to such class. This provision is commonly referred to as "cramdown." COPI anticipates that it would seek to utilize the cramdown provisions of section 1129(b) of the bankruptcy code if necessary to confirm the plan. The plan provides that the shareholders of COPI are entitled to receive common shares of CEI only if the plan is accepted by the required vote of the COPI stockholders. Accordingly, if the plan is confirmed pursuant to the cramdown provisions of section 1129(b) of the bankruptcy code, the shareholders of COPI will receive nothing under the plan, and their shares of COPI common stock will be cancelled.

         A plan does not discriminate unfairly if no class receives more than it is legally entitled to receive for its claims or equity interests. "Fair and equitable," as defined in section 1129(b)(2) of the bankruptcy code, has different meanings for secured claims, unsecured claims and interests. With respect to a secured claim, "fair and equitable" means either (i) the impaired secured creditor retains its liens to the extent of its allowed claim and receives deferred cash payments at least equal to the allowed amount of its claims with a present value as of the effective date of the plan at least equal to the value of such creditor's interest in the property securing its liens,
(ii) property subject to the lien of the impaired secured creditor is sold free and clear of that lien, with that lien attaching to the proceeds of sale, and such lien proceeds must be treated in accordance with clauses (i) and (iii) hereof, or (iii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the plan.

         With respect to an unsecured claim, "fair and equitable" means either
(i) each impaired creditor receives or retains property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan.

         With respect to interests, such as the holders of the common stock interests in class 7, the condition that a reorganization plan be "fair and equitable" includes the requirement that each class 7 interest holder receive or retain property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled or the value of such interest. COPI believes that the plan does not discriminate unfairly


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

against, and is fair and equitable with respect to, class 7, inasmuch as holders of interests in class 7 would receive nothing in a liquidation of COPI.

                               TAX CONSIDERATIONS

                                 FEDERAL INCOME

         The following sections summarize the federal income tax issues that you may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in "-Taxation of Tax-Exempt U.S. Shareholders" below), financial institutions and broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in "-Taxation of Non-U.S. Shareholders" below).

         The statements in this section are based on the current federal income tax laws governing CEI's qualification as a REIT. COPI cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

         COPI urges you to consult your own tax advisor regarding the specific federal, state, local, foreign and other tax consequences to you of purchasing, owning and disposing of CEI's securities, CEI's election to be taxed as a REIT and the effect of potential changes in applicable tax laws.

TAX CONSEQUENCES OF THE COPI BANKRUPTCY PLAN

         The distribution of CEI common shares to COPI stockholders will be treated as a distribution in liquidation of COPI. Stockholders of COPI will realize gain or loss based on the difference between their basis in their shares of COPI common stock and the fair market value of the CEI common shares, plus any cash in lieu of fractional shares, they receive. In general, a COPI stockholder who is not a dealer in securities must treat this gain or loss as capital gain or loss which is long term if the stockholder held the shares of COPI common stock for more than one year and, otherwise, short term. If a stockholder acquired shares of COPI common stock at different times, the determination of gain or loss and the holding period is made on the facts specific to each share. The stockholders' basis in the CEI common shares they will receive will be the fair market value of the CEI common shares at the time of distribution.

TAXATION OF CEI

         CEI elected to be taxed as a REIT under the federal income tax laws when it filed its 1994 tax return. CEI has operated in a manner intended to qualify as a REIT and intends to continue to operate in that manner. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

         In the opinion of CEI's tax counsel, Shaw Pittman LLP, (i) CEI qualified as a REIT under sections 856 through 859 of the Internal Revenue Code with respect to its taxable years ended through December 31, 2001; and (ii) it is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its current method of operation will enable it to meet the requirements for qualification as a REIT for the current taxable year and for future taxable years, provided that it has operated and continues to operate in accordance with various assumptions and factual representations made by CEI concerning its business, properties and operations. CEI may not, however, have met or continue to meet such requirements. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court. CEI's qualification as a REIT depends on its ability


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

to meet, on a continuing basis, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that CEI earns from specified sources, the percentage of its assets that fall within certain categories, the diversity of the ownership of its shares, and the percentage of its earnings that it distributes. Accordingly, for the current taxable year and for future taxable years, no assurance can be given that CEI's actual operating results will satisfy the qualification tests. For a discussion of the tax treatment of CEI and its shareholders if it fails to qualify as a REIT, see "-Requirements for REIT Qualification-Failure to Qualify."

         If CEI qualifies as a REIT, it generally will not be subject to federal income tax on the taxable income that it distributes to its shareholders. The benefit of that tax treatment is that it avoids the "double taxation" (i.e., at both the corporate and stockholder levels) that generally results from owning stock in a corporation. However, CEI will be subject to federal tax in the following circumstances:

     o CEI will pay federal income tax on taxable income (including net capital gain) that it does not distribute to its shareholders during, or within a specified time period after, the calendar year in which the income is earned;

     o CEI may be subject to the "alternative minimum tax" on any items of tax preference that it does not distribute or allocate to its shareholders;

     o CEI will pay income tax at the highest corporate rate on (i) net income from the sale or other disposition of property acquired through foreclosure that it holds primarily for sale to customers in the ordinary course of business and (ii) other non-qualifying income from foreclosure property;

     o CEI will pay a 100% tax on net income from certain sales or other dispositions of property (other than foreclosure property) that it holds primarily for sale to customers in the ordinary course of business ("prohibited transactions");

     o if CEI fails to satisfy the 75% gross income test or the 95% gross income test (as described below under "-Requirements for REIT Qualification - Income Tests"), and nonetheless continues to qualify as a REIT because it meets certain other requirements, CEI will pay a 100% tax on (i) the gross income attributable to the greater of the amount by which it fails the 75% or 95% gross income test, multiplied by (ii) a fraction intended to reflect its profitability;

     o    if CEI fails to distribute during a calendar year at least the sum of
          (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, it will pay a 4% excise tax on the excess of such required distribution over the amount it actually distributed;

     o if CEI acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which CEI acquires a "carryover" basis in the asset (i.e., basis determined by reference to the C corporation's basis in the asset (or another asset)), CEI will pay tax at the highest regular corporate rate applicable if it recognizes gain on the sale or disposition of such asset during the 10-year period after it acquires such asset. The amount of gain on which CEI will pay tax is the lesser of (i) the amount of gain that it recognizes at the time of the sale or disposition and (ii) the amount of gain that it would have recognized if it had sold the asset at the time it acquired the asset. The rule described in this paragraph will apply assuming that CEI makes an election under section 1.337(d)-5T(b) of the Treasury Regulations upon its acquisition of an asset from a C corporation; and


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
o CEI will incur a 100% excise tax on transactions with a "taxable REIT subsidiary" to the extent that they are not conducted on an arm's-length basis.


         REQUIREMENTS FOR REIT QUALIFICATION. In order to qualify as a REIT, CEI must be a corporation, trust or association and meet the following requirements:

         1.       it is managed by one or more trustees or directors;

         2. its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

         3. it would be taxable as a domestic corporation, but for sections 856 through 860 of the Internal Revenue Code;

         4. it is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

         5. at least 100 persons are beneficial owners of its shares or ownership certificates;

         6. not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year (the "5/50 Rule");

         7. it elects to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

         8. it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the Internal Revenue Code and the related Treasury Regulations; and

         9. it meets certain other qualification tests, described below, regarding the nature of its income and assets.

         CEI must meet requirements 1 through 4 during its entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. CEI was not required to meet requirements 5 and 6 during 1994. If CEI complies with all the requirements for ascertaining the ownership of its outstanding shares in a taxable year and has no reason to know that it violated the 5/50 Rule, it will be deemed to have satisfied the 5/50 Rule for such taxable year. For purposes of determining share ownership under the 5/50 Rule, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under Internal Revenue Code section 401(a), and beneficiaries of such a trust will be treated as holding its shares in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

         CEI believes it has issued sufficient common shares with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, its Declaration of Trust restricts the ownership and transfer of the common shares so that CEI should continue to satisfy requirements 5 and 6. The provisions of its Declaration of Trust restricting the ownership and transfer of the common shares are described in "Description of Shares of Beneficial Ownership-Restrictions on Ownership and Transfer."

         CEI currently has several wholly owned corporate subsidiaries and may have additional corporate subsidiaries in the future. A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the parent REIT, which has not elected to be treated as a taxable REIT subsidiary. Thus, in applying the requirements described herein, any qualified REIT subsidiary of CEI's will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as CEI's assets, liabilities, and items of income, deduction, and credit. CEI believes its wholly owned corporate subsidiaries that are not taxable REIT subsidiaries are qualified REIT subsidiaries. Accordingly, they are not subject to federal corporate income taxation, though they may be subject to state and local taxation.

         A REIT is treated as owning its proportionate share of the assets of any partnership in which it is a partner and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, CEI's proportionate share of the assets, liabilities and items of income of Crescent Partnership and of any other partnership (or limited liability company treated as a partnership) in which CEI has acquired or will acquire an interest, directly or indirectly (a "subsidiary partnership"), are treated as CEI's assets and gross income for purposes of applying the various REIT qualification requirements.

         Tax legislation effective in 2001 allows a REIT to own up to 100% of the outstanding capital stock of one or more taxable REIT subsidiaries, also referred to as TRSs. A TRS is a fully taxable corporation that pays income tax at regular corporate rates on its taxable income. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the TRS and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 20% of the value of a REIT's assets may consist of securities of one or more TRSs. In addition, the TRS rules may limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to the appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants to the extent that they are not conducted on an arm's-length basis. CEI currently owns interests in several TRSs, but the collective value of CEI's interests in the TRSs does not exceed 20% of the value of its assets. In addition, CEI believes that all transactions between it and its TRSs have been, and continue to be, conducted on an arm's-length basis.

         INCOME TESTS. CEI must satisfy two gross income tests annually to maintain its qualification as a REIT:

         o At least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income that it derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income (the "75% gross income test"). Qualifying income for purposes of the 75% gross income test includes "rents from real property," interest on debt secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of shares in other REITs; and

         o At least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing (the "95% gross income test").

         APPLICATION OF INCOME TESTS TO CEI. Crescent Partnership's primary source of income is primarily derived from leasing the office properties and the CEI hotel properties. Rents under these


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leases will constitute "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following requirements are met:

     1. The rent is not based, in whole or in part, on the income or profits of any person, although, generally, rent may be based on a fixed percentage or percentages of receipts or sales.

     2. Neither CEI nor someone who owns 10% or more of CEI's shares owns 10% or more of a tenant (other than a TRS that is a tenant of one or more of the CEI hotel properties) from which Crescent Partnership or one of the subsidiary partnerships receives rent (a "related party tenant"). CEI's ownership and the ownership of a tenant is determined based on direct, indirect, and constructive ownership.

     3. The rent attributable to any personal property leased in connection with a lease of property is no more than 15% of the total rent received under the lease.

     4. Neither Crescent Partnership nor any of the subsidiary partnerships operates or manages its property or furnishes or renders services to its tenants, other than through a TRS or through an "independent contractor" that is adequately compensated and from which Crescent Partnership and the subsidiary partnerships do not derive revenue. Crescent Partnership and the subsidiary partnerships may provide services directly if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant. In addition, Crescent Partnership and the subsidiary partnerships may render directly a de minimis amount of "non-customary" services to the tenants of a property without disqualifying the income as "rents from real property," as long as its income from the services does not exceed 1% of its income from the property.

     5.  The CEI hotel properties are either (a) leased to unrelated tenants, or
         (b) leased to TRSs and are managed by "eligible independent contractors," which are independent contractors that, at the time they entered into management agreements with the TRSs, were actively engaged in the business of operating lodging facilities for people or entities not related to CEI or the TRSs.

         CEI, based in part upon opinions of its tax counsel or other lawyers as to whether various tenants constitute related party tenants and as to whether certain hotel managers constitute eligible independent contractors, believes that the income it has received since 1994 and will receive in subsequent taxable years from rent that does not satisfy the five requirements set forth above will not cause it to fail to meet the gross income tests.

         Crescent Partnership will also receive fixed and contingent interest on the mortgages on the CEI residential development properties. Interest on mortgages secured by real property satisfies the 75% and 95% gross income tests only if it does not include any amount that is based in whole or in part upon the income of any person, except that (1) an amount is not excluded from qualifying interest solely by reason of being based on a fixed percentage or percentages of receipts or sales and (2) income derived from a shared appreciation provision in a mortgage is treated as gain recognized from the sale of the mortgaged property. Some of the residential development property mortgages contain provisions for contingent interest based upon property sales. CEI's tax counsel has opined that each of the residential development property mortgages constitutes debt for federal income tax purposes, any contingent interest derived therefrom will be treated as being based on a fixed percentage of sales, and therefore all interest derived therefrom will constitute interest received from mortgages for purposes of the 75% and 95% gross income tests. If, however, the contingent interest provisions were instead characterized as shared appreciation provisions, any resulting income would be treated as income from prohibited transactions, because the underlying properties are primarily held for sale to customers in the ordinary course. Such income would not satisfy the 75% and 95% gross income tests and would be subject to a 100% tax.

         In applying the 95% and 75% gross income tests, CEI must consider the form in which its assets are held, whether that form will be respected for federal income tax purposes, and whether, in the future, such form may change into a new form with different tax attributes. For example, the CEI residential development properties are primarily held for sale to customers in the ordinary course of business, and the income resulting from such sales, if directly attributed to CEI, would not qualify under the 75% and 95% gross income tests. In addition, such income would be considered "net income from prohibited transactions" and thus would be subject to a 100% tax. The income from such sales, however, will be earned by the residential development corporations rather than by Crescent Partnership and will be paid to Crescent Partnership in the form of interest and principal payments on the residential development property mortgages or distributions with respect to the stock in the residential development corporations held by Crescent Partnership. In similar fashion, the income earned by the CEI hotel properties, if directly attributed to CEI, would not qualify under the 75% and 95% gross income tests because it would not constitute "rents from real property." Such income is, however, earned by the lessees of these CEI hotel properties and what Crescent Partnership and the subsidiary partnerships receive from the lessees of these CEI hotel properties is rent with respect to the leases. Crescent Partnership may also receive distributions on its stock in the TRS lessees. CEI's tax counsel has opined that:

     1. the CEI residential development properties or any interest therein will be treated as owned by the residential development corporations;

     2. amounts derived by Crescent Partnership from the residential development corporations under the terms of the residential development property mortgages will qualify as interest or principal, as the case may be, paid on mortgages on real property for purposes of the 75% and 95% gross income tests;

     3. amounts derived by Crescent Partnership with respect to the stock of the residential development corporations will be treated as distributions on stock for purposes of the 75% and 95% gross income tests; and

     4. the leases of the CEI hotel properties will be treated as leases for federal income tax purposes, and the rent payable under the leases of the CEI hotel properties will qualify as "rents from real property."

         Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving transactions with terms substantially the same as those with respect to the residential development corporations and the leases of the CEI hotel properties. Therefore, the opinions of CEI's tax counsel with respect to these matters are based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the Internal Revenue Service or any court, and there can be no complete assurance that the Internal Revenue Service will not assert successfully a contrary position. If one or more of the leases of the CEI hotel properties is not a true lease, part or all of the payments that Crescent Partnership or one of the subsidiary partnerships receives from the respective lessee may not satisfy the various requirements for qualification as "rents from real property," or Crescent Partnership might be considered to operate the CEI hotel properties directly. In that case, CEI likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, likely would lose its REIT status. Similarly, if the Internal Revenue Service were to challenge successfully the arrangements with the residential development corporations, CEI's qualification as a REIT could be jeopardized.

         If any of the CEI residential development properties were to be acquired by Crescent Partnership as a result of foreclosure on any of the residential development property mortgages, or if any of the CEI hotel properties were to be operated directly by the Partnership or a subsidiary partnership as a result of a default by the lessee under the lease, such property would constitute foreclosure property for three years following its acquisition (or for up to an additional three years if an extension is granted by the Internal Revenue Service), provided that (i) Crescent Partnership or its subsidiary partnership conducts sales or operations through an independent contractor; (ii) Crescent Partnership or its subsidiary partnership does not undertake any construction on the foreclosed property other than completion of improvements which were more than 10% complete before default became imminent; and (iii) foreclosure was not regarded as foreseeable at the time CEI acquired the residential development property mortgages or leased the CEI hotel properties. For so long as any of these properties constitutes foreclosure property, the income from such sales would be subject to tax at the maximum corporate rates and would qualify under the 75% and 95% gross income tests. However, if any of these properties does not constitute foreclosure property at any time in the future, income earned from the disposition or operation of such property will not qualify under the 75% and 95% gross income tests and, in the case of the CEI residential development properties, will be subject to the 100% tax.

         CEI anticipates that it will have certain income that will not satisfy the 75% or the 95% gross income test. For example, income from dividends on the stock of the residential development corporations or other TRSs will not satisfy the 75% gross income test. It is also possible that certain income resulting from the use of creative financing or acquisition techniques would not satisfy the 75% or 95% gross income tests. CEI believes, however, that the aggregate amount of nonqualifying income will not cause it to exceed the limits on nonqualifying income under the 75% or 95% gross income tests.

         RELIEF FROM CONSEQUENCES OF FAILING TO MEET INCOME TESTS. If CEI fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it qualifies for relief under certain provisions of the Internal Revenue Code. Those relief provisions generally will be available if CEI's failure to meet such tests is due to reasonable cause and not due to willful neglect, CEI attaches a schedule of the sources of its income to its tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. CEI may not qualify for the relief provisions in all circumstances. In addition, as discussed above in "-Taxation of CEI," even if the relief provisions apply, CEI would incur a 100% tax on gross income to the extent it fails the 75% or 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect its profitability.

         ASSET TESTS. To maintain its qualification as a REIT, CEI also must satisfy two asset tests at the close of each quarter of each taxable year:

         o At least 75% of the value of its total assets must consist of cash or cash items (including certain receivables), government securities, "real estate assets," or qualifying temporary investments (the "75% asset test").

         o "Real estate assets" include interests in real property, interests in mortgages on real property and stock in other REITs.

         o "Interests in real property" include an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property).


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
         o Qualifying temporary investments are investments in stock or debt instruments during the one-year period following CEI's receipt of new capital that CEI raises through equity or long-term (at least five-year) debt offerings.

         o For investments not included in the 75% asset test, (A) the value of CEI's interest in any one issuer's securities may not exceed 5% of the value of its total assets (the "5% asset test") and (B) CEI may not own more than 10% of the voting power or value of any one issuer's outstanding securities (the "10% asset test").

         o As mentioned above, the collective value of CEI's interests in TRSs cannot exceed 20% of the value of its assets.

For purposes of the second asset test, the term "securities" does not include CEI's equity ownership in another REIT, its equity or debt securities of a qualified REIT subsidiary or a TRS, or its equity interest in any partnership. The term "securities," however, generally includes CEI's debt securities issued by a partnership, except that non-participating debt securities of a partnership are not treated as "securities" for purposes of the value portion of the 10% asset test if CEI owns at least a 20% profits interest in the partnership.

         CEI intends to select future investments so as to comply with the asset tests.

         If CEI failed to satisfy the asset tests at the end of a calendar quarter, it would not lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If CEI did not satisfy the condition described in clause (ii) of the preceding sentence, it still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

         Crescent Partnership owns 100% of the outstanding stock of each residential development corporation. In order to avoid violating the 10% asset test, CEI has made a joint election with each residential development corporation for it to be treated as a TRS. In addition, Crescent Partnership owns the residential development property mortgages. As stated above, CEI's tax counsel has opined that each of these mortgages will constitute debt for federal income tax purposes and therefore will be treated as a real estate asset; however, the Internal Revenue Service could assert that such mortgages should be treated as equity interests in their respective issuers, which would not qualify as real estate assets. By virtue of CEI's ownership of partnership interests in Crescent Partnership, CEI will be considered to own its pro rata share of these assets. CEI also believes that the collective value of its pro rata shares of the value of the securities of the residential development corporations and its other TRSs does not exceed 20% of the value of its assets. These beliefs are based in part upon CEI's analysis of the estimated values of the various securities owned by Crescent Partnership relative to the estimated value of the total assets owned by Crescent Partnership. No independent appraisals will be obtained to support this conclusion, and CEI's tax counsel, in rendering its opinion as to CEI's qualification as a REIT, is relying on CEI's conclusions as to the value of the various securities and other assets. There can be no assurance, however, that the Internal Revenue Service might not contend that the values of the various securities of the TRSs held by CEI through Crescent Partnership in the aggregate exceed the 20% value limitation. Finally, if Crescent Partnership were treated for tax purposes as a corporation rather than as a partnership, CEI would violate the 10% asset test and 5% of value limitation, and the treatment of any of Crescent Partnership's subsidiary partnerships as a corporation rather than as a partnership could also violate one or the other, or both, of these limitations. In the opinion of CEI's tax counsel, for federal income tax purposes Crescent Partnership and all the subsidiary partnerships will be treated as partnerships and not as


                                       78
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either associations taxable as corporations or publicly traded partnerships. See
"-- Tax Aspects of CEI's Investments in Crescent Partnership and the Subsidiary Partnerships" below.

         The various percentage value requirements must be satisfied not only on the date CEI first acquires corporate securities, but also each time it increases its ownership of securities (including as a result of increasing its interest in Crescent Partnership either with the proceeds of an offering or by acquiring units of limited partnership interest from limited partners upon the exercise of their rights to exchange units of limited partnership interest for CEI common shares). Although CEI plans to take steps to ensure that it satisfies the 5% and 25% value tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps (i) will always be successful;
(ii) will not require a reduction in CEI's overall interest in the various corporations; or (iii) will not restrict the ability of the residential development corporations to increase the sizes of their respective businesses, unless the value of CEI's assets is increasing at a commensurate rate.

         DISTRIBUTION REQUIREMENTS. Each taxable year, CEI must distribute dividends (other than capital gain dividends and deemed distributions of retained capital gain) to its shareholders in an aggregate amount at least equal to (1) the sum of 90% of (A) its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain or loss) and (B) its net income (after tax), if any, from foreclosure property, minus (2) certain items of non-cash income.

         CEI must pay such distributions in the taxable year to which they relate, or in the following taxable year if CEI declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular dividend payment date after such declaration.

         CEI will pay federal income tax on taxable income (including net capital gain) that it does not distribute to shareholders. Furthermore, CEI will incur a 4% nondeductible excise tax if it fails to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods. The excise tax is on the excess of such required distribution over the amounts CEI actually distributed. CEI may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. See "-Taxation of Taxable U.S. Shareholders." For purposes of the 4% excise tax, CEI will be treated as having distributed any such retained amount.

         CEI believes that it has made, and it intends to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Agreement of Limited Partnership of Crescent Partnership (the "Partnership Agreement") authorizes the General Partner to take such steps as may be necessary to cause Crescent Partnership to distribute to its partners an amount sufficient to permit CEI to meet these distribution requirements. It is possible, however, that, from time to time, CEI may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at its "real estate investment trust taxable income." Issues may also arise as to whether certain items should be included in income. In addition, it is possible that certain creative financing or creative acquisition techniques used by Crescent Partnership may result in income (such as income from cancellation of indebtedness or gain upon the receipt of assets in foreclosure the fair market value of which exceeds Crescent Partnership's basis in the debt that was foreclosed upon) that is not accompanied by cash proceeds. In this regard, the modification of a debt can result in taxable gain equal to the difference between the holder's basis in the debt and the principal amount of the modified debt. Based on the foregoing, CEI may have less cash available for distribution in a particular year than is necessary to meet its annual distribution requirement or to avoid tax with respect to capital gain or the excise tax imposed on


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certain undistributed income for such year. To meet the distribution requirement necessary to qualify as a REIT or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income, CEI may find it appropriate to arrange for borrowings through Crescent Partnership or to pay distributions in the form of taxable share dividends.

         Under certain circumstances, CEI may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to its shareholders in a later year. CEI may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although CEI may be able to avoid income tax on amounts distributed as deficiency dividends, it will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction it takes for deficiency dividends.

         RECORD KEEPING REQUIREMENTS. CEI must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, CEI must request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding stock. It has complied, and it intends to continue to comply, with such requirements.

         FAILURE TO QUALIFY. If CEI failed to qualify as a REIT in any taxable year, and no relief provision applied, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In calculating its taxable income in a year in which it failed to qualify as a REIT, CEI would not be able to deduct amounts paid out to shareholders. In fact, CEI would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of CEI's current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the Internal Revenue Code, corporate shareholders might be eligible for the dividends received deduction. Unless CEI qualified for relief under specific statutory provisions, it also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. CEI cannot predict whether in all circumstances it would qualify for such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

         As long as CEI qualifies as a REIT, a taxable "U.S. shareholder" must take into account distributions out of its current or accumulated earnings and profits (and that it does not designate as capital gain dividends or retained long-term capital gain) as ordinary income. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. As used herein, a U.S. shareholder is a holder of common shares that for U.S. federal income tax purposes is

o    a citizen or resident of the United States;

o a corporation, partnership, or other entity created or organized in or under the laws of the United States or of a political subdivision thereof;

o an estate whose income is subject to U.S. federal income taxation regardless of its source; or

o any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

         A U.S. shareholder will recognize distributions that CEI designates as capital gain dividends as long-term capital gain, to the extent they do not exceed its actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held its common shares. Subject to certain limitations, CEI will designate its capital gain dividends as either 20% or 25% rate distributions. A


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corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

         CEI may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of CEI's undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax CEI paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of CEI's undistributed long-term capital gain, minus its share of the tax CEI paid.

         A U.S. shareholder will not incur tax on a distribution in excess of CEI's current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of the U.S. shareholder's common shares. Instead, such distribution will reduce the adjusted basis of such common shares. A U.S. shareholder will recognize a distribution in excess of both CEI's current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in its common shares as long-term capital gain, or short-term capital gain if the common shares have been held for one year or less, assuming the common shares are a capital asset in the hands of the U.S. shareholder. In addition, if CEI declares a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by CEI and received by the U.S. shareholder on December 31 of such year, provided that CEI actually pays the distribution during January of the following calendar year. CEI will notify U.S. shareholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

         TAXATION OF U.S. SHAREHOLDERS ON THE DISPOSITION OF THE COMMON SHARES. In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common shares as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares held by such shareholder for six months or less, after applying certain holding period rules, as a long-term capital loss to the extent of capital gain dividends and other distributions from CEI that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes upon a taxable disposition of the common shares may be disallowed if the U.S. shareholder purchases additional common shares within 30 days before or after the disposition.

         CAPITAL GAINS AND LOSSES. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 38.6%. On June 7, 2001, President Bush signed into law the Economic Growth and Tax Relief Reconciliation Act of 2001. That legislation reduces the highest marginal individual income tax rate of 38.6% to 37.6% for the period from January 1, 2004 to December 31, 2005, and to 35% for the period from January 1, 2006 to December 31, 2010. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property" (i.e., depreciable real property) is 25% to the extent that such gain would have been treated as ordinary income if the property were "Section 1245 property." With respect to distributions that CEI designates as capital gain dividends and any retained capital gain that it is deemed to distribute, CEI may designate, subject to certain limits, whether such a distribution is taxable to its non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A U.S. shareholder required to include retained long-term capital gains in income will be deemed to have paid, in the taxable year of the inclusion, its proportionate share of the tax paid by CEI in respect of such undistributed net capital gains.


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U.S. shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. U.S. shareholders will increase their basis in their common shares by the difference between the amount of such includible gains and the tax deemed paid by the U.S. shareholder in respect of such gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

         INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING. CEI will report to its shareholders and to the Internal Revenue Service the amount of distributions it pays during each calendar year, and the amount of tax it withholds, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 30%, gradually decreasing to 28% in 2006, with respect to distributions unless such holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide CEI with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, it may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to it.

TAXATION OF TAX-EXEMPT U.S. SHAREHOLDERS

         Most tax-exempt employees' pension trusts are not subject to federal income tax except to the extent of their receipt of "unrelated business taxable income," or "UBTI." Distributions by CEI to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of CEI's shares with "acquisition indebtedness" and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, certain pension trusts that own more than 10% of a "pension-held REIT" must report a portion of the dividends that they receive from such a REIT as UBTI. CEI has not been and does not expect to be treated as a pension-held REIT for purposes of this rule.

TAXATION OF NON-U.S. SHAREHOLDERS

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "non-U.S. shareholders") are complex. This section is only a summary of such rules. COPI urges non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common shares, including any reporting requirements.

         ORDINARY DIVIDENDS. A non-U.S. shareholder that receives a distribution that is not attributable to gain from CEI's sale or exchange of U.S. real property interests (as defined below) and that CEI does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that CEI pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30%


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branch profits tax in the case of a non-U.S. shareholder that is a non-U.S.
corporation). CEI plans to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless (i) a lower treaty rate applies and the non-U.S. shareholder files IRS Form W-8BEN with CEI evidencing eligibility for that reduced rate or (ii) the non-U.S. shareholder files an IRS Form W-8ECI with CEI claiming that the distribution is effectively connected income.

         RETURN OF CAPITAL. A non-U.S. shareholder will not incur tax on a distribution in excess of CEI's current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of its common shares. Instead, such a distribution will reduce the adjusted basis of such common shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both CEI's current and accumulated earnings and profits and the adjusted basis of its common shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common shares, as described below. Because CEI generally cannot determine at the time it makes a distribution whether or not the distribution will exceed its current and accumulated earnings and profits, CEI normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that CEI withholds if CEI later determines that a distribution in fact exceeded CEI's current and accumulated earnings and profits.

         CAPITAL GAIN DIVIDENDS. For any year in which CEI qualifies as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from CEI's sale or exchange of "U.S. real property interests" under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The term "U.S. real property interests" includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property, but excludes mortgage loans and mortgage-backed securities. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). A non- U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on distributions subject to FIRPTA. CEI must withhold 35% of any distribution that it could designate as a capital gain dividend. However, if CEI makes a distribution and later designates it as a capital gain dividend, then (although such distribution may be taxable to a non-U.S. shareholder) it is not subject to withholding under FIRPTA. Instead, CEI must make-up the 35% FIRPTA withholding from distributions made after the designation, until the amount of distributions withheld at 35% equals the amount of the distribution designated as a capital gain dividend. A non-U.S. shareholder may receive a credit against its FIRPTA tax liability for the amount CEI withholds.

         Distributions to a non-U.S. shareholder that CEI designates at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to CEI's disposition of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below under "- Sale of Shares."

         SALE OF SHARES. A non-U.S. shareholder generally will not incur tax under FIRPTA on gain from the sale of its common shares as long as CEI is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period non-U.S. persons held, directly or indirectly, less than 50% in value of the stock. CEI anticipates that it will continue to be a "domestically controlled REIT." In addition, a non-U.S. shareholder that owns, actually or constructively, 5% or less of outstanding common shares at all times during a specified testing period will not incur tax under FIRPTA if the common shares are "regularly traded" on an established securities market. If neither of these exceptions were to apply, the gain on the sale of the common shares would be taxed under FIRPTA, in which case a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders


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with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

         A non-U.S. shareholder will incur tax on gain not subject to FIRPTA if
(1) the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on its capital gains. Capital gains dividends not subject to FIRPTA will be subject to similar rules.

         BACKUP WITHHOLDING. Backup withholding tax (which generally is withholding tax imposed at the rate of 30%, gradually decreasing to 28% in 2006, on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions to a non-U.S. shareholder provided that the non-U.S. shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of common shares effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of common shares by a foreign office of a broker that:

     o    is a U.S. person;

     o derives 50% or more of its gross income for a specified three year period from the conduct of a trade or business in the U.S.;

     o is a "controlled foreign corporation" (generally, a foreign corporation controlled by U.S. shareholders) for U.S. tax purposes; or

     o that is a foreign partnership, if at any time during its tax year 50% or more of its income or capital interest are held by U.S. persons or if it is engaged in the conduct of a trade or business in the U.S., unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment of the proceeds of a sale of common shares effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A non-U.S. shareholder may obtain a refund of excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

STATE AND LOCAL TAX CONSEQUENCES

         CEI and/or you may be subject to state and local tax in various states and localities, including those states and localities in which CEI or you transact business, own property or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in CEI's securities.


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TAX ASPECTS OF CEI'S INVESTMENT IN CRESCENT PARTNERSHIP AND SUBSIDIARY
PARTNERSHIPS

         The following discussion summarizes certain federal income tax considerations applicable to CEI's direct or indirect investments in Crescent Partnership and its subsidiaries. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

         CLASSIFICATION AS PARTNERSHIPS. CEI's tax counsel has opined, based on the provisions of Crescent Partnership Agreement and the partnership agreements and operating agreements of the various subsidiary partnerships, and certain factual assumptions and certain representations described in the opinion, that Crescent Partnership and the subsidiary partnerships will each be treated as a partnership and neither an association taxable as a corporation for federal income tax purposes, nor a "publicly traded partnership" taxable as a corporation. Unlike a ruling from the Internal Revenue Service, however, an opinion of counsel is not binding on the Internal Revenue Service or the courts, and no assurance can be given that the Internal Revenue Service will not challenge the status of Crescent Partnership and its subsidiary partnerships as partnerships for federal income tax purposes. If for any reason Crescent Partnership were taxable as a corporation rather than as a partnership for federal income tax purposes, CEI would fail to qualify as a REIT because it would not be able to satisfy the income and asset requirements. See "-- Taxation of CEI," above. In addition, any change in Crescent Partnership's status for tax purposes might be treated as a taxable event, in which case CEI might incur a tax liability without any related cash distributions. See "-- Taxation of CEI," above. Further, items of income and deduction for Crescent Partnership would not pass through to the respective partners, and the partners would be treated as shareholders for tax purposes. Crescent Partnership would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing Crescent Partnership's taxable income. Similarly, if any of the subsidiary partnerships were taxable as a corporation rather than as a partnership for federal income tax purposes, such treatment might cause CEI to fail to qualify as a REIT, and in any event such partnership's items of income and deduction would not pass through to its partners, and its net income would be subject to income tax at regular corporate rates.

         INCOME TAXATION OF CRESCENT PARTNERSHIP AND ITS PARTNERS. The partners of Crescent Partnership are subject to taxation. Crescent Partnership itself is not a taxable entity for federal income tax purposes. Rather, as a partner in Crescent Partnership, CEI is required to take into account its allocable share of Crescent Partnership's income, gains, losses, deductions and credits for any taxable year of Crescent Partnership ending during CEI's taxable year, without regard to whether CEI has received or will receive any distribution from Crescent Partnership. Crescent Partnership's income, gains, losses, deductions and credits for any taxable year will include its allocable share of such items from its subsidiary partnerships.

         PARTNERSHIP ALLOCATIONS. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Crescent Partnership's allocations of taxable income, gain and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury regulations promulgated thereunder.

         TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES. Pursuant to
section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be


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allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Crescent Partnership was formed by way of contributions of appreciated property and has received contributions of appreciated property since its formation. In general, the fair market value of the properties initially contributed to Crescent Partnership were substantially in excess of their adjusted tax bases. The Partnership Agreement requires that allocations attributable to each item of initially contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, such partners' share of book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Accordingly, the depreciation deductions allocable will not correspond exactly to the percentage interests of the partners. Upon the disposition of any item of initially contributed property, any gain attributable to an excess at such time of basis for book purposes over basis for tax purposes will be allocated for tax purposes to the contributing partner and, in addition, the Partnership Agreement provides that any remaining gain will be allocated for tax purposes to the contributing partners to the extent that tax depreciation previously allocated to the noncontributing partners was less than the book depreciation allocated to them. These allocations are intended to be consistent with section 704(c) of the Internal Revenue Code and with Treasury regulations thereunder. The tax treatment of properties contributed to Crescent Partnership subsequent to its formation is expected generally to be consistent with the foregoing.

         In general, the partners who contribute property to Crescent Partnership will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets (including CEI's properties) which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the contributing partners, including CEI, and each partner will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of any offering of securities hereunder. This will tend to eliminate the Book-Tax Difference over the life of Crescent Partnership. However, the special allocation rules of section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands Crescent Partnership will cause CEI to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause CEI to recognize taxable income in excess of cash proceeds, which might adversely affect its ability to comply with the REIT distribution requirements. See "-Requirements for REIT Qualification-Distribution Requirements." The foregoing principles also apply in determining CEI's earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had CEI purchased the contributed assets at their agreed values.

         SALE OF CRESCENT PARTNERSHIP'S PROPERTY. Generally, any gain realized by Crescent Partnership on the sale of property held by it for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Crescent Partnership on the disposition of contributed properties will be allocated first to its partners under section 704(c) of the Internal Revenue Code to the extent of their "built-in gain" on those properties for federal income tax purposes. The partners' "built-in gain" on the contributed properties sold will equal the excess of the partners' proportionate share of the book value of those properties over the partners' tax


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basis allocable to those properties at the time of the sale. Any remaining gain recognized by Crescent Partnership on the disposition of the contributed properties, and any gain recognized by Crescent Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in Crescent Partnership.

         CEI's share of any gain realized by Crescent Partnership on the sale of any property held by Crescent Partnership as inventory or other property held primarily for sale to customers in the ordinary course of Crescent Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon CEI's ability to satisfy the income tests for REIT status. See "-Requirements for REIT Qualification - Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of Crescent Partnership's business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Crescent Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties, and to make such occasional sales of properties as are consistent with these investment objectives.

         TAXATION OF THE RESIDENTIAL DEVELOPMENT CORPORATIONS AND OTHER TRSS. A portion of the amounts to be used to fund distributions to shareholders is expected to come from the residential development corporations and other TRSs through dividends on non-voting stock thereof held by Crescent Partnership and interest on the residential development property mortgages held by Crescent Partnership. The residential development corporations and other TRSs will pay federal, state and local income taxes on their taxable incomes at normal corporate rates, which taxes will reduce the cash available for distribution by CEI to its shareholders. Any federal, state or local income taxes that the residential development corporations and other TRSs are required to pay will reduce the cash available for distribution by CEI to its shareholders.

                         DESCRIPTION OF COPI'S BUSINESS

         In February 2002, COPI transferred to CEI, in lieu of foreclosure, the assets of its hospitality and land development segments pursuant to the terms of the Settlement Agreement described under "The Reorganization Transactions - Structure of the Reorganization Transactions - Summary of the Reorganization Transactions." As a result, COPI no longer has operations in these two segments. In addition, on February 6, 2002, Crescent Machinery, through which COPI operates its equipment sales and leasing segment, filed for protection under the federal bankruptcy laws.

OVERVIEW OF COPI

         Crescent Operating, Inc., a Delaware corporation, was formed on April 1, 1997, by Crescent Real Estate Equities Company and its subsidiary Crescent Real Estate Equities Limited Partnership. Effective June 12, 1997 CEI distributed shares of COPI common stock to shareholders of CEI and unit holders of Crescent Partnership, and, on that date, COPI became a public company. COPI was formed to be the lessee and operator of certain assets owned or to be acquired by CEI.

BUSINESS SEGMENTS

         Prior to February 2002, COPI, through various subsidiaries and affiliates, had assets and operations comprising four business segments: (i) Equipment Sales and Leasing, (ii) Hospitality, (iii) Temperature-Controlled Logistics and (iv) Land Development. Within these segments COPI owned the following as of December 31, 2001:

     o The equipment sales and leasing segment consisted of a 100% interest in Crescent Machinery and its subsidiary, a construction equipment sales, leasing and service company with 15 locations in six states.

     o    The hospitality segment consisted of the following assets.

          o COPI's lessee interests in three upscale business class hotels owned by CEI. The hotels are the Denver Marriott City Center, the Hyatt Regency Albuquerque and the Renaissance Hotel in Houston, Texas.

          o Lessee interests in three destination resort properties owned by CEI. The properties are the Hyatt Regency Beaver Creek, the Ventana Inn and Spa, Sonoma Mission Inn and Spa (including the Sonoma Mission Inn golf and Country Club).

          o Lessee interests in two destination fitness resort and spa properties owned by CEI. The properties are Canyon Ranch-Tucson and Canyon Ranch-Lenox.

          o A 5% economic interest in CRL, which has an investment in the Canyon Ranch Day Spa in the Venetian Hotel in Las Vegas, Nevada and participates in the future use of the "Canyon Ranch" name. CEI owned the remaining 95% economic interest.

     o The temperature-controlled logistics segment consisted of a 40% interest in the operations of Americold Logistics, which operates 100 refrigerated storage properties with an aggregate storage capacity of approximately 525 million cubic feet. CEI has a 40% interest in Americold Corporation, which owned 89 of the 100 properties.

     o    The land development segment consisted of the following assets.

          o A 4.65% economic interest in Desert Mountain, a master planned, luxury residential and recreational community in northern Scottsdale, Arizona. CEI owned an 88.35% economic interest in Desert Mountain.

          o    A 52.5% general partner interest in Woodlands Operating Company.

          o A 2.475% economic interest in The Woodlands Land Development Company L.P., or Landevco. CEI owned a 47.025% economic interest in this entity.

          o A 60% general partner interest in COPI Colorado, a company that has a 10% economic interest in CRDI, formerly Crescent Development Management Corp. CEI owned the remaining 90% economic interest in CRDI.

Equipment Sales and Leasing

         Overview

         Crescent Machinery filed for Chapter 11 bankruptcy protection in Fort Worth U.S. Federal Court on February 6, 2002. Crescent Machinery plans to reorganize under Chapter 11 by reducing debt and other obligations and eliminating all of its current locations other than the eight branches located in Texas and Oklahoma. Management of Crescent Machinery is led by its new chief executive, Eric E. Anderson. Mr. Anderson comes to Crescent Machinery immediately from serving as interim chief operating officer of a company in a turnaround situation in an unrelated industry. Mr. Anderson's previous experience also includes serving as chairman and chief executive officer of Aviall, Inc. (NYSE:
AVL), a publicly traded aerospace distribution company, where he was instrumental in a successful turnaround in 1996. Prior to filing, some of the manufacturers servicing the West Coast operations canceled the company's dealer agreements.

         Crescent Machinery is focused on right-sizing the business. This plan includes the reduction of operating costs and excess or underutilized assets. As of September 30, 2001, Crescent Machinery had successfully reduced its inventory and rental fleet by approximately $18.0 million since June 30, 2001, and implemented actions to reduce expenses of approximately $5.0 million on an annualized basis. Crescent Machinery also closed its branch in Beaumont, Texas on October 1, 2001 and closed its branch in Van Wert, Ohio on December 31, 2001. Crescent Machinery is currently in the process of closing all of its West Coast locations leaving it with eight locations.

         Crescent Machinery is engaged in the sale, leasing and service of construction equipment and accessories to the construction industry located primarily in two states. Historically, construction equipment businesses have been owned and operated primarily by individuals in a localized area. COPI has consolidated some of these businesses in order to gain improvements in purchasing and operating efficiencies. All of the Crescent Machinery locations represent major lines of equipment. This differentiates Crescent Machinery from of its pure rent-to-rent competition. Crescent Machinery's locations offer new and used equipment for sale and rent, have factory trained service personnel, and provide parts and warranty service.

         Crescent Machinery, as well as similar companies throughout the industry, has been severely damaged in the past year by recession, September 11, 2001 terrorist attacks, reduction in construction projects and excess equipment in the market. A number of companies in this industry, both larger and smaller than Crescent Machinery have also filed for bankruptcy protection. Some of those companies are being liquidated while others are attempting to reorganize. Management believes that Crescent Machinery's core markets will grow at a slower rate over the next five years than during the last several years. Management believes that in the event of a significant downturn of the economy, the decline in construction demand would have the largest impact on Crescent Machinery's lowest margin business in new and used equipment sales. Conversely, during times of market softening, as contractors generally retain their equipment longer, Crescent Machinery would have the opportunity to obtain additional service and parts business as a result of older equipment remaining in the market. Crescent Machinery competes with various large and small companies. CMC believes that the principal competitive factors in its markets for sale and rental of the construction equipment and accessories it offers are availability of requested equipment, competitive pricing, product features, parts and service. Crescent Machinery's operations are seasonal, and adverse weather conditions, such as extended periods of precipitation, can adversely affect its operations. The summer months typically have the greatest positive impact and the winter months typically have the greatest negative impact on Crescent Machinery's consolidated results.

Operational Information

(dollars in thousands)                          FOR THE                      FOR THE YEAR ENDED DECEMBER 31,
                                           NINE MONTHS ENDED        ------------------------------------------------
                                          SEPTEMBER 30, 2001        2000       1999       1998       1997       1996
                                          ------------------        ----       ----       ----       ----       ----
Revenue:
   New and used equipment .............          46%                  54%        60%        62%        39%        42%
   Rental equipment ...................          34%                  27%        21%        19%        32%        29%
   Parts, service and supplies ........          20%                  19%        19%        19%        29%        29%
                                               ----                 ----       ----       ----       ----       ----
Total revenue .........................         100%                 100%       100%       100%       100%       100%

(dollars in thousands)                          FOR THE                      FOR THE YEAR ENDED DECEMBER 31,
                                           NINE MONTHS ENDED        ------------------------------------------------
                                          SEPTEMBER 30, 2001        2000       1999       1998       1997       1996
                                          ------------------        ----       ----       ----       ----       ----
Expenses:
   Cost of sales:
     New and used equipment.............         90%                  88%        85%        83%        89%        93%
     Rental equipment...................         68%                  62%        55%        56%        65%        64%
     Parts, service and supplies........         63%                  63%        67%        61%        78%        85%
                                               ----                 ----       ----       ----       ----       ----
   Total cost of sales..................         77%                  76%        75%        73%        78%        82%
                                               ----                 ----       ----       ----       ----       ----
   Gross profit.........................         23%                  24%        25%        27%        22%        18%

   Operating expenses...................         27%                  23%        21%        19%        16%        17%
                                               ----                 ----       ----       ----       ----       ----

   Income from operations...............         (4)%                  1%         3%         7%         6%         1%
                                               ====                 ====       ====       ====       ====       ====

   EBITDA...............................         (8)%                 13%        14%        17%        20%        16%
                                               ====                 ====       ====       ====       ====       ====

         Equipment sales and leasing revenue decreased $17.2 million, or 15.9%, to $91.3 million for the nine months ended September 30, 2001, compared with $108.5 million for the nine months ended September 30, 2000. Net loss for the nine months ended September 30, 2001 was $24.1 million as compared with net loss of $2.9 million for the nine months ended September 30, 2000. Crescent Machinery believes that the results for the nine months ended September 30, 2001 are not necessarily indicative of the operating results expected for the full year, due to the impairment recorded and the seasonality of the business.

         Earnings (loss) before interest expense, income taxes, depreciation and amortization or EBITDA for the equipment sales and leasing segment for the nine months ended September 30, 2001 was ($7.4) million (which includes an $16.9 million impairment loss on assets) as compared with EBITDA of $15.5 million for the nine months ended September 30, 2000. Management believes that EBITDA can be a meaningful measure of operating performance, cash generation and the ability to service debt. However, EBITDA should not be considered as an alternative to:
(i) net income (determined in accordance with GAAP); (ii) operating cash flow (determined in accordance with GAAP); or (iii) liquidity. There can be no assurance that Crescent Machinery's EBITDA is comparable to similarly titled items reported by other companies.

         Crescent Machinery is currently in default on certain major loans from commercial institutions due to Crescent Machinery's decision not to pay the principal portion of payment installments due in September and October 2001 in the total amount of $3.2 million. Outstanding principal amounts under default by Crescent Machinery totaled $66.7 million at September 30, 2001. Crescent Machinery's lenders have not exercised remedies available for Crescent Machinery 's payment default. Prior to filing bankruptcy, Crescent Machinery did reach an agreement with one of its lenders to take back the equipment it had financed and limit Crescent Machinery 's exposure to shortfall on the sale of the equipment to $500,000. The lender further agreed to finance the $500,000 over three years at 1% over prime interest rate. Completion of the return of equipment under this agreement would eliminate approximately $11.8 million of indebtedness of Crescent Machinery and as most of the equipment taken back could be substituted by other equipment in Crescent Machinery 's inventory.

Hospitality

         Effect of the Reorganization Transactions

         In February 2002, in lieu of a foreclosure by CEI on the COPI hotel operations, COPI caused the lessees of these properties to transfer all of the leases, business contracts and licenses, furniture, fixtures and equipment, cash and intellectual property to CEI in exchange for cancellation of rental payments due to CEI with an aggregate value equal to the agreed upon value of the transferred assets, or $23.6 million. See "Summary of the Reorganization Transactions" for a description of these transfers.

         Overview (Prior to Completion of Reorganization Transactions)

         THE INFORMATION IN THIS SECTION REFLECTS THE BUSINESS OF THE COPI HOSPITALITY SEGMENT DURING THE PERIODS PRIOR TO COPI'S TRANSFER OF THE ASSETS IN THE HOSPITALITY SEGMENT TO CEI.

         The hospitality segment generally consists of the operations of the COPI hotel operations. Each of such properties is owned by Crescent Partnership or its affiliates and all are leased to subsidiaries of COPI under long term leases. In addition to these properties, COPI also has other investments in CRL and, until January 2000, the Houston Center Athletic Club Venture, or HCAC, which was sold for $2.4 million.

         The COPI hotel operations are composed of unique luxury resorts, business and convention hotels and destination health and fitness resorts and make up a small portion of the hospitality industry. Because COPI, for the most part, relies on third-party operators such as Marriott and Hyatt, COPI enjoys the advantage of the third-party operators' nationwide advertising, reservation services and strong management.

         Each of the COPI hotel operations is under lease with CEI, with terms that expire from December 2004 to June 2009 and generally provide for (i) base rent, with periodic rent increases, (ii) percentage rent based on a percentage of gross hotel revenues less food and beverage revenues above a specified amount and (iii) a percentage of gross food and beverage revenues above a specified amount. Under the leases, COPI's subsidiaries have assumed the rights and obligations of the property owner under the respective management agreement with the hotel operators, including the property management agreements with Sonoma Management Company, for Sonoma Mission Inn and Spa, Sonoma Mission Inn Golf and Country Club and Ventana Inn and Spa, as well as the obligation to pay all property taxes and other charges against the property. As part of each of the lease agreements for seven of the COPI hotel operations, CEI has agreed to fund all capital expenditures relating to furniture, fixtures and equipment reserves required under the applicable management agreements. The only exception is Canyon Ranch-Tucson, in which instance COPI owns all furniture, fixtures and equipment associated with the property and will fund all related capital expenditures. COPI has deferred payment of lease rental obligations on the COPI hotel operations. See "Liquidity and Capital Resources" below for more information relating to the leasee of the COPI hotel operations.

         All of the COPI hotel operations, except for the Sonoma Mission Inn and Spa, Sonoma Mission Inn Golf and Country Club and the Ventana Inn and Spa, are managed by third party operators. The Company and its hospitality subsidiaries have a Master Asset Management and Administrative Services Agreement with Sonoma Management to manage the Hyatt Albuquerque, the Renaissance Hotel Houston and the Denver City Center Marriott. In addition, COPI's hospitality subsidiaries have accepted assignment from the owners of the Sonoma Mission Inn and Spa, the Sonoma Mission Inn Golf and Country Club and the Ventana Inn and Spa of its property management agreements with Sonoma Management. The principals of Sonoma Management are Sanjay and Johanna Varma and CEI is an equity owner in Sonoma Management. Payment of obligations under the Master Asset Management and Administrative Services Agreement are guaranteed by COPI. For each property for which it provides asset management services, Sonoma Management will receive a base fee equal to 0.85% of gross revenues of the property managed plus an incentive fee of 50% of actual net income in excess of budgeted net income. For each property for which it provides property management services, Sonoma

Management will receive a base fee equal to 2.0% of gross revenues of the property plus an incentive fee of 20% of net operating income in excess of 12% annual return on investment to owner.

         As consideration for its services under the Master Asset Management and Administrative Services Agreement, Sonoma Management received an annual base fee (and no incentive fee) for 2001 of approximately $0.6 million, for its asset management services related to the Hyatt Albuquerque, the Renaissance Houston Hotel and the Denver City Center Marriott.

         COPI endeavored to limit the potential impact of downturns in the hospitality industry on COPI by limiting COPI's guarantee of the rent payment obligations of its hospitality segment subsidiaries. COPI's guarantee related to rent payments is limited to cash generated by the hospitality segment, i.e. cash flows from segments other than Hospitality would not be used to fund rent payments in the event cash flows of the COPI hotel operations were less than scheduled rent payments.

         The individual COPI Hotel operations are affected by seasonality; however, the seasonal fluctuations are varied and are determined by both location and the nature of the business conducted on the property. The effects of seasonality of the COPI Hotel operations are generally offsetting; however, March and October have the greatest positive impact and November through January have the greatest negative impact on COPI's consolidated results.

         The COPI hotel operations in Denver and Albuquerque are business and convention center hotels that compete against other similar hotels in their markets. COPI believes, however, that its destination health and fitness resorts are unique properties that have very limited competition. In addition, COPI believes that the other COPI hotel operations experience limited or no direct competition due to their high replacement costs and unique concepts or locations. The COPI hotel operations do compete, to a limited extent, against business class hotels or middle-market resorts in their geographic areas, as well as against luxury resorts nationwide and around the world.

         COPI has a 5% economic interest, representing all of the voting stock of CRL. CRL has a total economic interest in CR License to 30%. CR License is the entity which owns the rights to the future use of the "Canyon Ranch" name. CRL also has an approximate 65% economic interest in the Canyon Ranch Spa Club located in the Venetian Hotel in Las Vegas.

         Operational Information

         The following table sets forth certain information about the COPI hotel operations for the nine months ended September 30, 2001 and 2000 (excluding the Four Seasons Hotel in Houston, Texas which was sold in November 2000). The information for the COPI hotel operations is based on available rooms, except for Canyon Ranch-Tucson and Canyon Ranch Ranch-Lenox, which are destination health and fitness resorts that measure performance based on available guest nights.

                                                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                               --------------------------------------------------
                                                                  AVERAGE           AVERAGE         REVENUE PER
                                                     ROOMS/    OCCUPANCY RATE      DAILY RATE      AVAILABLE ROOM
                                                     GUEST     --------------     ------------     --------------
                                     LOCATION       NIGHTS     2001      2000     2001    2000     2001      2000
                                     --------       -------    -----     ----     ----    ----     ----      ----
Upscale Business Class Hotels:

Denver Marriott City Center.....   Denver, CO           613       81%      87%    $124    $121     $100      $104
Hyatt Regency Albuquerque.......   Albuquerque, NM      395       70       69      106     105       74        72
Renaissance Houston.............   Houston, TX          389       65       63      113      94       74        56
                                                    -------    -----     ----     ----    ----     ----      ----
   Total/Weighted Average.......                      1,397       73%      75%    $116    $110      $85      $ 82
                                                    =======    =====     ====     ====    ====     ====      ====

Destination Resort Properties:

Hyatt Regency Beaver Creek(1)...   Avon, CO             276       62%      71%    $290    $268     $178      $191
Sonoma Mission Inn & Spa........   Sonoma, CA           228       63       77      299     300      188       230
Ventana Inn & Spa...............   Big Sur, CA           62       75       80      423     457      316       365
Canyon Ranch-Tucson.............   Tucson, AZ           250(2)
Canyon Ranch-Lenox..............   Lenox, MA            212(2)
                                                    -------    -----     ----     ----    ----     ----      ----
   Total/Weighted Average.......                      1,028       72%      81%    $469    $438     $331      $345
                                                    =======    =====     ====     ====    ====     ====      ====

----------

(1) The hotel is undergoing a $6.9 million renovation of all guest rooms. The project is scheduled to be completed by the fourth quarter of 2001.

(2) Represents available guest nights, which is the maximum number of guests that the resort can accommodate per night.

         As of September 30, 2001, COPI had deferred a portion of its lease rental obligations on the COPI hotel operations. For additional information about the deferral of lease rental obligations on the COPI hotel operations, see "Liquidity and Capital Resources" below.

         Market Information

         The following is derived from various industry sources. Average hotel room rental rates grew 4.9%, 4.0%, 4.4% and 6.2%, in 2000, 1999, 1998 and 1997,
respectively. Within the luxury and upscale segments of the industry, average room rental rates increased approximately 4.5% from 1999 to 2000. Industry information was compiled from information published by Smith Travel Research.

Temperature-Controlled Logistics

         Effect of the Reorganization Transactions

         In February 2002, COPI and CEI agreed that a CEI subsidiary, upon the effectiveness of its registration statement, will distribute its shares to the holders of CEI common shares and will purchase COPI's entire membership interest in COPI Cold Storage LLC, an entity that owns a 40% general partner interest in Americold Logistics. See "Structure of the Reorganization Transactions" for a description of this acquisition.

         Overview

         As of the date of this proxy statement/prospectus, COPI continues to own and conduct its temperature-controlled logistics operations through COPI Cold Storage.

         The temperature-controlled logistics segment consists primarily of a 40% interest in the operations of Americold Logistics. Americold Logistics, headquartered in Atlanta, Georgia, has 6,700 employees and operates 100 temperature-controlled storage facilities nationwide with an aggregate of approximately 525 million cubic feet of refrigerated, frozen and dry storage space. Of the 100 warehouses, Americold Logistics leases 91 temperature-controlled facilities with an aggregate of approximately 452 million cubic feet from the temperature-controlled logistics partnerships, and manages 9 additional facilities containing approximately 73 million cubic feet of space. Americold Logistics provides the frozen food industry with refrigerated storage and transportation management services.

         Americold Logistics leases the refrigerated storage facilities used in its business. The leases, as amended, which commenced in March 1999, generally have a 15-year term with two five-year renewal options and provide for the payment of fixed base rent and percentage rent based on revenues Americold Logistics receives from its customers. Fixed base rent was approximately $136.0 million in 2000 and will be approximately $137.0 million per annum from 2001 through 2003, $139.0 million per annum from 2004 through 2008 and $141.0 million per annum from 2009 through February 28, 2014. Percentage rent for each lease is based on a specified percentage of revenues in excess of a specified base amount. The aggregate base revenue amount under five of the six leases is approximately $350.0 million and the weighted average percentage rate is approximately 36% through 2003, approximately 38% for the period from 2004 through 2008 and approximately 40% for the period from 2009 through February 28, 2014.

The aggregate base revenue amount under the sixth lease is approximately $32.0 million through 2001, and approximately $26.0 million for the period from 2002 through February 28, 2014, and the percentage rate is 24% through 2001, 37.5% for the period from 2002 through 2006, 40% from 2007 through 2011 and 41% from 2012 through February 28, 2014. Americold Logistics recognized $111.9 million and $164.5 million of rent expense for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively. Americold Logistics is required to pay for all costs arising from the operation, maintenance and repair of the properties, including all real estate taxes and assessments, utility charges, permit fees and insurance premiums, as well as property capital expenditures in excess of $5.0 million annually. Americold Logistics has the right to defer the payment of 15% of the fixed base rent and all percentage rent for up to three years beginning on March 11, 1999 to the extent that available cash, as defined in the leases, is insufficient to pay such rent. Americold Logistics deferred $12.8 million of rent payments for the nine months ended September 30, 2001 and $19.0 million of rent payments for the periods ending December 31, 2000, respectively.

         Under the terms of the partnership agreement for Americold Logistics, Vornado Operating, Inc. has the right to make all decisions relating to the management and operations of Americold Logistics other than certain major decisions that require the approval of both COPI and Vornado Operating. Vornado Operating must obtain COPI's approval for specified matters involving Americold Logistics, including approval of the annual budget, requiring specified capital contributions, entering into specified new leases or amending existing leases, selling or acquiring specified assets and any sale, liquidation or merger of Americold Logistics. If the partners fail to reach an agreement on such matters during the period from November 1, 2000 through October 30, 2007, Vornado Operating may set a price at which it commits to either buy COPI's investment, or sell its own, and COPI will decide whether to buy or sell at that price. If the partners fail to reach agreement on such matters after October 30, 2007, either party may set a price at which it commits to either buy the other party's investment, or sell its own, and the other party will decide whether to buy or sell at that price. Neither partner may transfer its rights or interest in the partnership without the consent of the other partner. The partnership will continue for a term through October 30, 2027, except as the partners may otherwise agree.

         Operational Information

         As of the date of this proxy statement/prospectus, COPI continues to hold a 40% economic interest in Americold Logistics. COPI's share of pretax loss from Americold Logistics for the nine months ended September 30, 2001 was $4.4 million. Americold Logistics is experiencing cash flow deficits which management of Americold Logistics is currently addressing through sales of non-core assets. COPI has written off its entire investment in Americold Logistics and does not anticipate recognizing any additional Americold Logistics losses for accounting purposes.

         For the nine months ended September 30, 2001, Americold Logistics had exercised its right, pursuant to the terms of its leases with the landlord, to defer payment of $12.8 million of rent, of which COPI's share was $5.1 million. At September 30, 2001, COPI's share of all of Americold Logistics' deferred rent was $14.9 million.

         The following table shows the location and size of facility for each of the properties operated by Americold Logistics as of September 30, 2001:

                                     Total Cubic                                        Total Cubic
                       Number of       Footage                           Number of        Footage
  State               Properties    (in millions)        State           Properties    (in millions)
  -----               ----------    -------------        -----           ----------    -------------
Alabama                   4             10.7        Missouri(1)                2             46.8
Arizona                   1              2.9        Nebraska                   2              4.4
Arkansas                  6             33.1        New York                   1             11.8
California                9             28.6        North Carolina             3             10.0
Colorado                  1              2.8        Ohio                       1              5.5
Florida                   5              7.5        Oklahoma                   2              2.1
Georgia                   8             49.5        Oregon                     6             40.4
Idaho                     2             18.7        Pennsylvania               2             27.4
Illinois                  2             11.6        South Carolina             1              1.6
Indiana                   1              9.1        South Dakota               1              2.9
Iowa                      2             12.5        Tennessee                  3             10.6
Kansas                    2              5.0        Texas                      2              6.6
Kentucky                  1              2.7        Utah                       1              8.6
Maine                     1              1.8        Virginia                   2              8.7
Massachusetts             5             10.5        Washington                 6             28.7
Mississippi               1              4.7        Wisconsin                  3             17.4
                                                                         -------          -------
                                                    Total                     89            445.2
                                                                         =======          =======

----------

(1) Includes one underground facility of approximately 33.1 million cubic feet.

         In December 2001, the landlord forgave approximately $45.0 million dollars of rent previously accrued.

         On October 22, 2001, Jonathan C. Daiker joined Americold Logistics as Chief Financial Officer. Most recently, Mr. Daiker served for five years as Executive Vice President and Chief Financial Officer of the Simmons Company, a manufacturer and distributor of mattresses. Prior thereto, from 1981-1995, he held subsidiary and unit Chief Financial Officer positions with Phillips Electronics N.V., a multibillion dollar consumer electronics company. Mr. Daiker, a CPA, began his career with Price Waterhouse & Company.

         On May 1, 2001, Alec C. Covington became the President and Chief Executive Officer of Americold Logistics. Mr. Covington was formerly an Executive Vice President of SUPERVALU Inc. (NYSE: SVU) and President and Chief Operating Officer of the SUPERVALU food distribution companies division, which is the nation's largest distributor to grocery retailers having $17.0 billion of revenue and 34 distribution centers. Previously, Mr. Covington was the President and Chief Operating Officer of the wholesale division of Richfood Holdings, Inc. when it was acquired by SUPERVALU in the fall of 1999. He has more than 25 years of wholesale, retail and supply-chain management experience in the food industry.

         On February 22, 2001, Americold Logistics leases were restructured to, among other things, (i) reduce 2001's contractual rent to $146.0 million ($14.5 million less than 2000's contractual rent), (ii) reduce 2002's contractual rent to $150.0 million (plus additional contingent rent in certain circumstances),
(iii) increase the landlord's share of annual maintenance capital expenditures by $4.5 million to $9.5 million effective January 1, 2000 and (iv) extend the deferred rent period to December 31, 2003 from March 11, 2002.

         Market Information

         Americold Logistics provides frozen food manufacturers with refrigerated warehousing and transportation management services. The CEI temperature-controlled logistics properties consist of production and distribution facilities. Production facilities differ from distribution facilities in that they typically serve one or a small number of customers located nearby. These customers store large quantities of processed or partially processed products in the facility until they are further processed or shipped to the next stage of production or distribution. Distribution facilities primarily serve customers who store a wide variety of finished products to support shipment to end-users, such as food retailers and food service companies, in a specific geographic market.

         Transportation management services include freight routing, dispatching, freight rate negotiation, backhaul coordination, freight bill auditing, network flow management, order consolidation and distribution channel assessment. Americold Logistics' temperature-controlled logistics expertise and access to both the frozen food warehouses and distribution channels enable the customers of Americold Logistics to respond quickly and efficiently to time-sensitive orders from distributors and retailers.

         Customers consist primarily of national, regional and local frozen food manufacturers, distributors, retailers and food service organizations, including H.J. Heinz & Co., ConAgra, Inc., Sara Lee Corp., Tyson Foods, Inc. and McCain Foods, Inc.

         Americold Logistics is the largest operator of public refrigerated warehouse space in the country. Americold Logistics operated an aggregate of approximately 30% of total public refrigerated warehouse space as of December 31, 2000. No other person or entity operated more than 8% of total public refrigerated warehouse space as of December 31, 2000. As a result, Americold Logistics does not have any competitors of comparable size. Americold Logistics operates in an environment in which competition is national, regional and local in nature and in which the range of service, temperature-controlled logistics facilities, customer mix, service performance and price are the principal competitive factors.

Land Development

         Effect of the Reorganization Transactions

         In February 2002, a subsidiary of CEI acquired, through a strict foreclosure, COPI's land development entities other than Woodlands Operating Company and Landevco pursuant to the terms of the Settlement Agreement. See "Structure of Reorganization Transactions" for a description of this acquisition by foreclosure.

         Overview (Prior to Completion of Reorganization Transactions)

         As of December 31, 2001, the land development segment consisted primarily of:

     o a 4.65% economic interest in Desert Mountain, a master planned, luxury residential and recreational community in northern Scottsdale, Arizona;

     o a 52.5% general partner interest in Woodlands Operating Company, which provides management, advisory, landscaping and maintenance services to The Woodlands, Texas and is the lessee of The Woodlands Resort and Conference Center;


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

o a 2.475% economic interest in Landevco, which owns approximately 7,500 acres for commercial and residential development as well as a realty office, an athletic center, and interests in both a title company and a mortgage company;

o a 60% general partner interest in COPI Colorado, an entity that has a 10% economic interest in CRDI, which invests in entities that develop or manage residential and resort properties (primarily in Colorado) and provides support services to such properties.

         These economic interests and general partner interests are sometimes referred to as the "COPI Land Development Interests." The land development segment competes against a variety of other housing alternatives including other planned developments, pre-existing single-family homes, condominiums, townhouses and non-owner occupied housing, such as luxury apartments. COPI believes that The Woodlands, Desert Mountain and the entities in which CRDI has investments contain certain features that provide competitive advantages to these developments. The Woodlands, which is an approximately 27,000-acre, master-planned residential and commercial community north of Houston, Texas, is unique among developments in the Houston area because it functions as a self-contained community. Amenities contained in the development, which are not contained within other local developments, include a shopping mall, retail centers, office buildings, a hospital, a community college, places of worship, a conference center, 60 parks, 81 holes of golf, two man-made lakes, a riverwalk and a performing arts pavilion. The Woodlands could be adversely affected by downturns in the Houston economy. COPI believes that the entities in which CRDI has investments do not have any direct competitors because the locations of the projects are unique and the land is limited in these locations. Desert Mountain, a luxury residential and recreational community in Scottsdale, Arizona, which also offers five 18-hole golf courses and tennis courts, does not have any significant direct competitors due in part to the types of amenities that it offers. Substantially all of the remaining residential lots for the four developments that traditionally have competed with Desert Mountain were sold during 1997. As a result, these developments have become resale communities that no longer compete with Desert Mountain in any significant respect.

         Desert Mountain

         Desert Mountain includes The Desert Mountain Club, a private golf, tennis and fitness club which serves over 2,100 members and offers five Jack Nicklaus signature 18-hole golf courses and four clubhouses. One of these courses is Cochise, the site of the Senior PGA Tour's The Tradition golf tournament. Lyle Anderson, the original developer of Desert Mountain, provides advisory services in connection with the operation and development of Desert Mountain. Pursuant to the terms of a limited partnership agreement, Desert Mountain Development is entitled to receive 93% of the net cash flow of Desert Mountain after certain payments to the sole limited partner, Sonora Partners Mountain Partnership which owns the remaining 7% interest, have been made.

         The Woodlands Operating Company

         The Woodlands, an approximately 27,000-acre master-planned residential and commercial community located approximately 27 miles north of Houston, Texas, includes a shopping mall, retail centers, office buildings, a conference center and country club and other amenities.

         Woodlands Operating Company was formed to provide management, advisory, landscaping and maintenance services to entities affiliated with COPI and CEI as well as to third parties. Pursuant to the terms of service agreements, Woodlands Operating Company performs general management, landscaping and maintenance, construction, design, sales, promotional and other marketing services for certain properties in which CEI owns a direct or indirect interest. In addition, Woodlands Operating Company monitors certain of the real estate investments of, and provides advice regarding real estate and development issues to, such entities. As compensation for its management and advisory services, Woodlands Operating Company is paid a monthly advisory fee on a cost-plus basis. As compensation for its landscaping and maintenance services, Woodlands Operating Company receives a monthly fee on a cost-plus basis related to performing the required landscaping and maintenance services. Each service agreement provides for an initial term of at least 12 months (subject to earlier termination under certain circumstances) and is renewed automatically, unless terminated by either party upon giving prior notice as specified in each agreement.

         Woodlands Operating Company also leases The Woodlands Conference Center and Country Club, an executive conference center with a private golf and tennis club and certain related assets from The Woodlands Commercial Properties Company, L.P., a limited partnership, the interests of which are owned by CEI and certain Morgan Stanley Group funds. Woodlands Operating Company leases The Woodlands Conference Center and Country Club on a triple net basis and will pay base rent in the amount of $0.75 million per month during the eight-year term of the lease. The lease also provides for the payment of percentage rent for each calendar year in which gross receipts from the operation of The Woodlands Conference Center and Country Club exceed certain amounts.

         The Woodlands Operating Company partnership agreement provides that distributions be made to partners in accordance with specified payout percentages which change based upon whether certain established cumulative preferred returns have been earned. As cumulative preferred returns reach certain thresholds, distributions to COPI from Woodlands Operating Company increase from 42.5% to 49.5% and then from 49.5% to 52.5%. Beginning in 2000, both the 42.5% and the 49.5% thresholds were met by Woodlands Operating Company; therefore, the payout percentage to COPI has increased to 52.5%.

         The Woodlands Land Company, Inc.

         COPI owns all of the voting stock, representing a 5% economic interest, of The Woodlands Land Development Company ("LandCo"), a residential and commercial development corporation which was formerly wholly owned by Crescent Partnership. LandCo holds a 49.5% general partner interest in, and is the managing general partner of, Landevco, a Texas limited partnership in which certain Morgan Stanley funds hold a 50.5% limited partner interest. Landevco primarily owns (i) approximately 4,700 acres of land capable of supporting the development of more than 12,500 lots for single-family homes, (ii) approximately 1,800 acres capable of supporting more than 16.7 million net rentable square feet of commercial development, (iii) a realty office, (iv) contract rights relating to the operation of its property, (v) an athletic center and (vi) a 50% interest in a title company.

         The Landevco partnership agreement provides that distributions be made to partners in accordance with specified payout percentages which change based upon whether certain established cumulative preferred returns have been earned. As cumulative preferred returns reach certain thresholds, distributions to LandCo from Landevco increase from 42.5% to 49.5% and then from 49.5% to 52.5%. Beginning in 2001, both the 42.5% and the 49.5% thresholds were met by Landevco; therefore, the payout percentage to COPI has increased to 2.475%.

         Crescent Resort Development, Inc. (formerly Crescent Development Management Corp.)

         CRDI's investments include direct and indirect economic interests that vary from 18% to 70% consisting primarily of the following: (i) five residential and commercial developments and eleven residential developments in Colorado, South Carolina and California; (ii) a timeshare development in Colorado; (iii) two transportation companies that provide approximately 80% of the airport shuttle service to Colorado resort areas; and (iv) an interest in a partnership that owns an interest in the Ritz Carlton

Hotel in Palm Beach, Florida. Until December 2000, CRDI had an indirect economic interest in a real estate company that specializes in the management of resort properties in Colorado, Utah, South Carolina and Montana. That investment was transferred to CDMC II, a newly formed entity having the same owners, board of directors and officers as CRDI, in anticipation of the proposed restructuring discussed above. In connection with that transfer, CDMC II assumed the indebtedness of CRDI incurred in connection with that investment, all of which is owed to Crescent Partnership. Effective March 30, 2001, CDMC II sold that investment - a membership interests in East West Resorts, LLC - to a company affiliated with the other owner of East West Resorts, LLC, for cash and a secured promissory note. CDMC II immediately transferred the cash and note to Transportal Investment Corp. in exchange for its assumption of all of its indebtedness and dissolved. COPI owns 1%, and Crescent Partnership owns 99% of Transportal Investment Corp., which owns an interest in Transportal. See "Temperature-Controlled Logistics - Overview" for additional discussion of the Transportal investment.

         Effective September 11, 1998, COPI and Gerald W. Haddock, John C. Goff and Harry H. Frampton, III entered into a partnership agreement to form COPI Colorado. COPI Colorado's purpose is to hold and manage the voting stock of CRDI (and, consequently, to manage CRDI) and to invest in shares of COPI common stock. In September, 1998, COPI contributed to COPI Colorado $9.0 million in cash in exchange for a 50% general partner interest in COPI Colorado, and each of Mr. Haddock, Mr. Goff and Mr. Frampton contributed to COPI Colorado approximately 667 shares of CRDI voting stock, which each of Mr. Haddock, Mr. Goff and Mr. Frampton owned individually, in exchange for an approximately 16.67% limited partner interest in COPI Colorado; as a result and until January 2000, COPI owned a 50% managing interest in COPI Colorado and Mr. Haddock, Mr. Goff and Mr. Frampton collectively owned a 50% investment interest in COPI Colorado.

         COPI Colorado has purchased approximately 1.1 million shares of COPI common stock at a total purchase price of $4.3 million. The average price paid for such shares, excluding brokers' commissions, was $3.88 per share. COPI Colorado has not purchased shares of COPI since August 1999.

         Operational Information

         Net income for the Land Development segment was $1.9 million for the nine months ended September 30, 2001. COPI's share of Desert Mountain Development's net loss for the nine months ended September 30, 2001 was $0.3 million. COPI's share of net income from both The Woodlands Land Company and WOCOI Investment Company for the nine months ended September 30, 2001 was $2.3 million. COPI's share of COPI Colorado's net loss for the nine months ended September 30, 2001 was $0.2 million.

         The following table sets forth certain information as of September 30, 2001 relating to the active projects of the residential development properties in which COPI owns an interest.

                                                           Total       Total
                                                         Lots/Units  Lots/Units    Average
                                             Total       Developed     Closed    Closed Sale
                                           Lots/Units      Since       Since      Price Per          Range of Proposed
            Land Development                Planned      Inception   Inception   Lot/Unit(1)       Sale Prices Per Lot(2)
            ----------------               ----------    ----------  ----------  -----------       ----------------------
Desert Mountain.........................        2,665        2,331        2,174   $512,000(3)      $375,000-$3,050,000(3)
The Woodlands...........................       36,385       25,375       24,050   $ 57,100          $15,000-$1,035,000
CRDI....................................        2,636          828          696        N/A          $25,000-$4,545,000
                                             --------     --------      -------

Total Land Development..................       41,686       28,534       26,920
                                             ========     ========      =======

----------

(1)  Based on lots/units closed during COPI's ownership period.

(2)  Based on existing inventory of developed lots and lots to be developed.

(3)  Includes golf membership, which as of September 30, 2001 was $225,000.


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

Other Investments

         Charter Behavioral Health Systems, LLC

         CBHS was the largest provider of behavioral health care treatment in the United States. From September 9, 1999 to December 29, 2000, COPI (which prior thereto had owned 50% of CBHS) owned a 25% common membership interest and 100% of the preferred membership interests in CBHS, and a limited partnership interest in COPI CBHS Holdings (controlled by individual officers of COPI), in which COPI owned 100% of the economic interests, and which owned 65% of the common interests of CBHS. In the fourth quarter of 1999, CBHS began significant downsizing, including the closing of 18 facilities in December 1999 and 33 facilities in January 2000. Closure of those facilities resulted in the filing by terminated employees of several lawsuits against CBHS and others, including COPI, for alleged violation of the WARN Act (see Legal Proceedings). On February 16, 2000, CBHS petitioned for relief under Chapter 11 of the United States Bankruptcy Code. Under the protection of the bankruptcy court, CBHS has engaged in efforts to sell and liquidate, in a controlled fashion, all of its ongoing business. On April 16, 2000, the asset purchase agreement to which a newly formed, wholly-owned subsidiary of COPI had agreed to acquire, for $24.5 million, CBHS's core business assets used in the operation of 37 behavioral healthcare facilities, subject to certain conditions, terminated by its own terms because not all of the conditions precedent to closing had been met by that date. Sales of 60 properties closed during the twelve months ended December 31, 2000. Subsequent to December 31, 2000, two additional properties were sold and contracts or letters of intent have been entered into to sell five additional properties. CBHS has stated in pleadings filed with the bankruptcy court that it intends to close its remaining facilities by March 31, 2001 and terminate all remaining employees by April 30, 2001.

         On December 29, 2000 COPI sold its 25% common interest and its 100% preferred membership interest in CBHS, and COPI CBHS Holdings sold its 65% common interest in CBHS, to The Rockwood Financial Group, Inc. for a nominal sum. As a result of the liquidation of CBHS through bankruptcy, the equity investment in CBHS became worthless. The Rockwood Financial Group, Inc. is wholly owned by Jeffrey L. Stevens, COPI's Chief Operating Officer and sole director. The sale of CBHS to the Rockwood Financial Group, Inc. was effected as part of COPI's tax planning strategy.

         Magellan Warrants

         In connection with the transaction in which COPI acquired its interest in CBHS in 1997, COPI purchased, for $12.5 million, warrants to acquire 1,283,311 shares of Magellan common stock for an exercise price of $30.00 per share. The Magellan warrants are exercisable in varying increments beginning on May 31, 1998 and ending on May 31, 2009. COPI had written down its investment in the warrants based on the estimated fair value of the warrants of $3.0 million at December 31, 2000, using the Black-Scholes pricing model.

         As of January 1, 2001, COPI was required to adopt SFAS No. 133, as amended by SFAS No. 138. SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, provides that all derivative instruments be recognized as either assets or liabilities depending on the rights or obligations under the contract and that all derivative instruments be measured at fair value. Upon adoption, COPI was required to record the net comprehensive loss related to its investment in Magellan warrants as a charge in the statement of operations. Based on the value of the warrants on December 31, 2000, COPI expensed $9.5 million on January 1, 2001 as a cumulative effect of change in accounting principle. From January 1, 2001 forward, COPI will record changes in the fair value of these warrants in the statement of operations as investment income (loss). For the nine months ended September 30, 2001, COPI recorded changes in the fair value of these warrants, as calculated using the Black-Scholes pricing model, as investment income of $6.0 million in COPI's statement of operations.

         For additional financial information related to COPI's business segments, see COPI's notes to the consolidated financial statements.

EMPLOYEES

         As of December 31, 2001, COPI and the following consolidated subsidiaries had the number of employees indicated below:

COPI-corporate....................................             4
Equipment Sales and Leasing segment...............           328
Hospitality segment...............................           635
Land Development segment..........................           691
                                                         -------
                                                           1,658
                                                         =======

         COPI has excluded employees of Woodlands Operating Company, Landevco and Americold Logistics, as these subsidiaries represent equity investments for financial reporting purposes.

PROPERTIES

         At December 31, 2000, COPI, through its subsidiary, Crescent Machinery, owned fee simple interests in four properties. The properties are located in Dallas and Austin, Texas, Tulsa, Oklahoma and Van Wert, Ohio. COPI, directly or indirectly, also held leasehold interests in certain facilities, including the COPI hotel operations and other leased Crescent Machinery locations (collectively, the "Leased Properties"). Management believes that each of the owned and the Leased Properties is adequately maintained and suitable for use in its respective capacity. COPI or certain of its subsidiaries has entered into lease agreements in respect of the Leased Properties, pursuant to which each respective lessee is responsible for routine maintenance of the subject property.

         For further description as to the general character of COPI's properties by segment, see "Description of COPI's Business" above.

LEGAL PROCEEDINGS

         CBHS became the subject of Chapter 11 bankruptcy proceedings by filing a voluntary petition on February 16, 2000, in United States Bankruptcy Court for the District of Delaware. Although CBHS is not a subsidiary of COPI, COPI did own a majority (90%) economic interest in CBHS, until December 29, 2000. COPI's claims against the estate of CBHS include (i) its interests as a direct and indirect equity holder of CBHS and (ii) its claim for indemnification or contribution against third party lawsuits and claims where COPI is a named defendant with CBHS, such as lawsuits based upon alleged WARN Act violations purported to have been committed by CBHS and/or its subsidiaries in closing behavioral health care facilities in 1999 and 2000. COPI has filed proofs of claim against CBHS with regard to these claims; however, COPI now believes that there exists substantial doubt whether any of its claims will be collectible, due to the presumptively insolvent nature of the debtors' estate.

         Another claimant in the CBHS bankruptcy is Crescent Partnership (together with its parent, CEI), which is the owner of certain facilities leased to and operated by CBHS and its subsidiaries and is also the secured lender of $10 million to CBHS. CBHS has an arrearage on its lease payments owed to Crescent Partnership accrued prior to the commencement of bankruptcy. While the claims of Crescent Partnership against CBHS are not necessarily adverse to the interests of COPI, the interests of Crescent Partnership are separate, distinguishable and at least nominally in conflict with the competing interests and claims of all other interested parties in the bankruptcy, including COPI. To COPI's knowledge, none of the directors, officers or security holders of COPI has, in his or its individual capacity, an interest adverse to COPI in connection with the CBHS bankruptcy; however, in their capacities as directors, officers and/or security holders of Crescent Partnership or CEI, certain persons may be deemed to hold interests adverse to COPI's interest in connection with the CBHS bankruptcy.

         To date, several lawsuits, all of which seek class action certification, have been filed against CBHS alleging violations of the WARN Act in the closing of certain healthcare facilities. Of those lawsuits, three also named COPI as a defendant, but two of those suits have since been dismissed. An additional suit seeking similar relief was also filed against COPI and other parties, but not CBHS, leaving two WARN Act suits pending against COPI. Under the automatic stay provisions of federal bankruptcy law, lawsuits against CBHS or its subsidiaries are stayed unless otherwise directed by the bankruptcy court, but the lawsuits against other defendants, including COPI, are not stayed automatically. With respect to the pending suits against COPI based on the closure by CBHS of facilities in 1999 and 2000, COPI believes that such actions are without basis under the WARN Act and should be dismissed; however, no assurance can be given that COPI will prevail.

         A global Stipulation of Settlement of all WARN matters has been reached and filed with the District and bankruptcy courts. The settlement is subject to approval by the District and bankruptcy courts (both matters are being heard by the same judge) and class certification. In addition, COPI can withdraw from the settlement under certain circumstances set out in the Stipulation of Settlement. A hearing on the settlement has taken place with no objections, and although a court order approving the settlement has not been signed, COPI believes that the court will approve the settlement.

         In accordance with an agreement between Gerald Haddock and COPI, COPI Colorado redeemed the limited partnership interest of Mr. Haddock, COPI's former Chief Executive Officer and President, in January 2000. COPI Colorado paid Mr. Haddock approximately $2.6 million for his approximate 16.67% limited partner interest (determined from an independent appraisal of the value of COPI Colorado). Mr. Haddock challenged the valuation performed by the independent appraiser and the procedures followed by COPI with respect to the redemption and valuation process. On February 7, 2001, COPI filed a lawsuit in the 141st Judicial Court of Tarrant County, Texas seeking a declaratory judgment to assist in resolution of COPI's dispute with Mr. Haddock. The parties settled their dispute, and the lawsuit was dismissed effective as of January 2, 2002.

                          DESCRIPTION OF CEI'S BUSINESS

         In February 2002, CEI acquired from COPI, through transfers in lieu of foreclosure, the assets of COPI's hospitality and land development segments. CEI holds these assets through three newly organized limited liability companies that are wholly owned subsidiaries of CEI, or taxable REI subsidiaries. CEI will include those assets in its resort/hotel and residential development segments beginning on the dates of the transfers.

OVERVIEW OF CEI

         CEI was organized in 1994 and operates as REIT for federal income tax purposes. Together with its subsidiaries, CEI provides management, leasing and development services for some of its properties.

         The direct and indirect subsidiaries of CEI at September 30, 2001 included:

o    Crescent Real Estate Equities Limited Partnership, or Crescent Partnership

o Crescent Real Estate Equities, Ltd., or the General Partner of Crescent Partnership.

o Ten limited-purpose limited partnerships, and one limited-purpose corporation - Nine of the limited partnerships were formed for the purpose of obtaining securitized debt and all or substantially all the economic interests in these partnerships are owned directly or indirectly by the Crescent Partnership, with the remaining interests, if any, owned indirectly by CEI. The tenth limited partnership was formed for the purpose of obtaining equity financing through the sale of preferred equity interests, with all of the common equity interests owned directly or indirectly by the Crescent Partnership, and all of the preferred equity interests owned by an unrelated third party. The corporation is a wholly-owned subsidiary of the General Partner formed for the purpose of repurchasing and holding common shares of beneficial interest of CEI.

         CEI conducts all of its business through the Crescent Partnership and its other subsidiaries. CEI is structured to facilitate and maintain the qualification of CEI as a REIT. This structure permits persons contributing properties, or interests in properties, to CEI to defer some or all of the tax liability that they otherwise might have incurred in connection with the sale of assets to CEI.

INVESTMENT SEGMENTS

         As of September 30, 2001, CEI's assets and operations were composed of four major investment segments:

o    office segment;

o    resort/hotel segment;

o    residential development segment; and

o    temperature-controlled logistics segment.

         Within these segments, CEI owned, directly or indirectly the following real estate assets as of September 30, 2001:

o Office segment consisted of 75 office properties located in 26 metropolitan submarkets in six states with an aggregate of approximately 28.1 million net rentable square feet and three retail properties with an aggregate of approximately 0.4 million net rentable square feet.

o Resort/hotel segment consisted of five destination resort properties with a total of 1,028 rooms/guest nights, and four upscale business class hotels with a total of 1,769 rooms.

o Residential development segment consisted of CEI's ownership of real estate mortgages and non-voting common stock representing interests ranging from 90% to 95% in five unconsolidated residential development corporations, which in turn, through joint venture or partnership arrangements, owned 20 upscale residential development properties.

o Temperature-controlled logistics segment consisted of CEI's 40% interest in a general partnership, which owns all of the common stock, representing substantially all of the economic interest, of Americold Corporation, a REIT, which, as of September 30, 2001, directly or indirectly owned 89 temperature-controlled logistics properties with an aggregate of approximately 445.2 million cubic feet (17.7 million square feet) of warehouse space.

o Other CEI properties consisted of 19 behavioral healthcare properties in seven states.

         See "Note 6. Segment Reporting" included in the Financial Statements of CEI (unaudited) in this proxy statement/prospectus for a table showing total revenues, funds from operations, and equity in net income of unconsolidated companies for each of these investment segments for the three and nine months ended September 30, 2001, and 2000 and identifiable assets for each of these investment segments at September 30, 2001 and December 31, 2000.

         See "Note 4. Segment Reporting" included in the Financial Statements for CEI (audited) in this proxy statement/prospectus for a table showing total revenues, funds from operations, and equity in net income of unconsolidated companies for each of these investment segments for the years ended December 31, 2000, 1999, and 1998 and identifiable assets for each of these investment segments at December 31, 2000 and 1999.

Office Segment

         Ownership Structure

         As of September 30, 2001, CEI owned 75 office properties located in 26 metropolitan submarkets in six states with an aggregate of approximately 28.1 million net rentable square feet and three retail properties with an aggregate of approximately 0.4 million net rentable square feet. CEI, as lessor, has retained substantially all of the risks and benefits of ownership of the office properties and accounts for its leases as operating leases. Additionally, CEI provides management and leasing services for substantially all of its office properties.

         See "Properties" for more information about CEI's office properties, and "Note 1. Organization and Basis of Presentation" included in the Financial Statements of CEI (unaudited) for a table that lists the principal subsidiaries of CEI and the properties owned by such subsidiaries.

         Competition

         CEI's office properties, primarily Class A properties located within the southwest, individually compete against a wide range of property owners and developers, including property management companies and other REITs, that offer space in similar classes of office properties (for example, Class A and Class B properties). A number of these owners and developers may own more than one property. The number and type of competing properties in a particular market or submarket could have a material effect on CEI's ability to lease space and maintain or increase occupancy or rents in its existing office properties. Management believes, however, that the quality services and individualized attention that CEI offers its tenants, together with its active preventive maintenance program and superior building locations within markets, enhance CEI's ability to attract and retain tenants for its office properties. In addition, as of December 31, 2000, on a weighted average basis, CEI owned 16% of the Class A office space in the 27 submarkets in which CEI owned Class A office properties, and 51% of the Class B office space in the two submarkets in which CEI owned Class B office properties. Management believes that ownership of a significant percentage of office space in a particular market offers CEI the opportunity to reduce property operating expenses that CEI and its tenants pay, enhancing CEI's ability to attract and retain tenants and potentially resulting in increases in its net revenues.

Resort/Hotel Segment

         Ownership Structure

         Prior to February 14, 2002 CEI leased all of the CEI hotel properties, except the Omni Austin Hotel, to subsidiaries of COPI pursuant to eight separate leases. As part of the Restructuring Transactions, COPI assigned its interest in the lease to subsidiaries of CEI effective February 14, 2002. The Omni Austin Hotel has been leased, under a separate lease, to HCD Austin Corporation. Under the leases, each having a term of 10 years, the CEI hotel property lessees have assumed the rights and obligations of the property owner under the respective management agreements with the hotel operators, as well as the obligation to pay all property taxes and other costs related to the properties. CEI has agreed to fund all capital expenditures relating to furniture, fixtures and equipment reserves required under the applicable management agreements as part of each of the lease agreements for eight of the CEI hotel properties. The only exception is Canyon Ranch-Tucson, in which the CEI hotel property lessee owns all furniture, fixtures and equipment associated with the property and will fund all related capital expenditures.

         The leases provide for the payment by the CEI hotel property lessees of all or a combination of the following:

o base rent, with periodic rent increases if applicable (for 2000, base rent represented approximately 65% of total hotel rental revenues received from the hotel lessees);

o percentage rent based on a percentage of gross hotel receipts or gross room revenues, as applicable, above a specified amount; and

o    a percentage of gross food and beverage revenues above a specified amount.

         CRL License, LLC and CRL

         CEI has a 28.5% interest in CRL License, LLC, the entity which owns the right to the future use of the "Canyon Ranch" name. CEI also has a 95% economic interest, representing all of the non-voting common stock, in CRL, which has an approximately 65% economic interest in the Canyon Ranch Spa Club in the Venetian Hotel in Las Vegas, Nevada. The Canyon Ranch Spa Club opened in June 1999 and is the first project to expand the franchise value of the "Canyon Ranch" name.

         Competition

         Most of the upscale business class CEI hotel properties in Denver, Albuquerque, Austin and Houston are business and convention center hotels that compete against other business and convention center hotels. CEI believes, however, that its luxury resorts and spas and destination fitness resorts and spas are unique properties that have no significant direct competitors due either to their high replacement cost or unique concept and location. The luxury resorts and spas and destination fitness resorts and spas do compete, to a limited extent, against business class hotels or middle-market resorts in their geographic areas, as well as against luxury resorts nationwide and around the world.

Residential Development Segment

         Ownership Structure

         CEI owns economic interests in five residential development corporations through the residential development property mortgages and the non-voting common stock of these residential development corporations. CEI also directly or indirectly owns all of the voting common stock of these residential development corporations. The residential development corporations in turn, through joint ventures or partnership arrangements, currently own interests in 20 CEI residential development properties. The residential development corporations are responsible for the continued development and the day-to-day operations of the CEI residential development properties.

         Competition

         CEI's residential development properties compete against a variety of other housing alternatives in each of their respective areas. These alternatives include other planned developments, pre-existing single-family homes, condominiums, townhouses and non-owner occupied housing, such as luxury apartments. Management believes that the CEI properties owned by The Woodlands Land Company, Inc., CRDI and Desert Mountain Development, representing CEI's most significant investments in the CEI residential development properties, contain certain features that provide competitive advantages to these developments. The Woodlands, which is an approximately 27,000-acre, master-planned residential and commercial community north of Houston, Texas, is unique among developments in the Houston area, because it functions as a self-contained community. Amenities contained in the development, which are not contained within other local developments, include a shopping mall, retail centers, office buildings, a hospital, a community college, places of worship, a conference center, 60 parks, 81 holes of golf, two man-made lakes and a performing arts pavilion. The Woodlands could be adversely affected by downturns in the Houston economy. CRDI invests primarily in resort residential real estate in Colorado and California, and residential real estate in downtown Denver, Colorado. Management believes CRDI does not have any direct competitors because the projects and project locations are unique and the land is limited in most of these locations. Desert Mountain, a luxury residential and recreational community in Scottsdale, Arizona, which also offers five 18-hole golf courses and tennis courts, does not have any significant direct competitors due in part to the types of amenities that it offers. Substantially all of the remaining residential lots for the four developments that traditionally have competed with Desert Mountain were sold during 1997. As a result, these developments have become resale communities that no longer compete with Desert Mountain in any significant respect.

Temperature-Controlled Logistics Segment

         Ownership Structure

         As of September 30, 2001, CEI held a 40% interest in the temperature-controlled logistics partnership, which owns the Americold Corporation, which directly or indirectly owns the 89 CEI temperature-controlled logistics properties, with an aggregate of approximately 445.2 million cubic feet (17.7 million square feet) of warehouse space.

         Effective March 12, 1999, CEI, Vornado Realty Trust, COPI, the temperature-controlled logistics partnerships and the temperature-controlled logistics corporations (including all affiliated entities that owned any portion of the business operations of the CEI temperature-controlled logistics properties at that time) sold all of the non-real estate assets, encompassing the business operations, for approximately $48.7 million to Americold Logistics owned 60% by Vornado Operating L.P. and 40% by a subsidiary of COPI. CEI has no interest in Americold Logistics. If the Restructuring Transactions are consummated, it is expected that COPI will transfer its ownership interest in the subsidiary that holds the 40% interest in Americold Logistics to a newly formed entity that will be owned by the shareholders of CEI.

         Americold Logistics, as sole lessee of the CEI temperature-controlled logistics properties, leases the CEI temperature-controlled logistics properties from Americold Corporation under six triple-net master leases.

         Industry Information

         Americold Logistics provides frozen food manufacturers with refrigerated warehousing and transportation management services. The CEI temperature-controlled logistics properties consist of production and distribution facilities. Production facilities differ from distribution facilities in that they typically serve one or a small number of customers located nearby. These customers store large quantities of processed or partially processed products in the facility until they are further processed or shipped to the next stage of production or distribution. Distribution facilities primarily serve customers who store a wide variety of finished products to support shipment to end-users, such as food retailers and food service companies, in a specific geographic market.

         Each distribution facility generally services the surrounding regional market. Americold Logistics' transportation management services include freight routing, dispatching, freight rate negotiation, backhaul coordination, freight bill auditing, network flow management, order consolidation and distribution channel assessment. Americold Logistics' temperature-controlled logistics expertise and access to both the frozen food warehouses and distribution channels enable the customers of Americold Logistics to respond quickly and efficiently to time-sensitive orders from distributors and retailers.

         Americold Logistics' customers consist primarily of national, regional and local frozen food manufacturers, distributors, retailers and food service organizations. A breakdown of Americold Logistics' largest customers include:

                                               PERCENTAGE OF
                                               2000 REVENUE
                                               -------------
H.J. Heinz & Co                                       18%
Con-Agra, Inc                                          8
Sara Lee Corp                                          6
Tyson Foods, Inc                                       5
McCain Foods, Inc                                      4
General Mills                                          4
Pro-Fac Cooperative, Inc                               4
J.R. Somplot                                           3
Flowers Industries, Inc                                1
Norpac Foods, Inc                                      1
Other                                                 46
                                                   -----
TOTAL                                                100%
                                                   =====

         Competition

         Americold Logistics is the largest operator of public refrigerated warehouse space in the country. Americold Logistics operated an aggregate of approximately 30% of total public refrigerated warehouse space as of December 31, 2000. No other person or entity operated more than 8% of total public refrigerated warehouse space as of December 31, 2000. As a result, Americold Logistics does not have any competitors of comparable size. Americold Logistics operates in an environment in which competition is national, regional and local in nature and in which the range of service, temperature-controlled logistics facilities, customer mix, service performance and price are the principal competitive factors.

EMPLOYEES

         As of January 31, 2002, CEI had approximately 792 employees. None of these employees are covered by collective bargaining agreements. CEI considers its employee relations to be good.

PROPERTIES

         CEI considers all of its Properties to be in good condition, well-maintained and suitable and adequate to carry on CEI's business.

Office Properties

         As of September 30, 2001, CEI owned 75 office properties located in 26 metropolitan submarkets in six states with an aggregate of approximately 28.1 million net rentable square feet. CEI's office properties are located primarily in the Dallas/Fort Worth and Houston, Texas metropolitan areas. As of September 30, 2001, CEI's office properties in Dallas/Fort Worth and Houston represented an aggregate of approximately 78% of its office portfolio based on total net rentable square feet (41% for Dallas/Fort Worth and 37% for Houston).

Office Properties Tables


         The following table shows, as of September 30, 2001, certain information about CEI's office properties. In the table below "CBD" means central business district.



                                                                                                                        WEIGHTED
                                                                                                                        AVERAGE
                                                                                            NET                        FULL-SERVICE
                                                                                          RENTABLE                     RENTAL RATE
                                        NO. OF                               YEAR           AREA        PERCENT        PER LEASED
          STATE, CITY, PROPERTY       PROPERTIES     SUBMARKET             COMPLETED      (SQ. FT.)      LEASED        SQ. FT.(1)
          ---------------------       ----------     ---------             ---------      ---------      ------        ----------
TEXAS
   DALLAS
      Bank One Center(2)                    1     CBD                           1987      1,530,957         85%        $    23.45
      The Crescent Office Towers            1     Uptown/Turtle Creek           1985      1,204,670        100              32.15
      Fountain Place                        1     CBD                           1986      1,200,266         96              20.29
      Trammell Crow Center(3)               1     CBD                           1984      1,128,331         84              25.31
      Stemmons Place                        1     Stemmons Freeway              1983        634,381         86              17.52
      Spectrum Center(4)                    1     Far North Dallas              1983        598,250         88              24.01
      Waterside Commons                     1     Las Colinas                   1986        458,739        100              21.03
      125 E. John Carpenter Freeway         1     Las Colinas                   1982        445,993         81              29.42
      Reverchon Plaza                       1     Uptown/Turtle Creek           1985        374,165         71              21.33
      The Aberdeen                          1     Far North Dallas              1986        320,629        100              19.40
      MacArthur Center I & II               1     Las Colinas                1982/1986      294,069         94              23.99
      Stanford Corporate Centre             1     Far North Dallas              1985        265,507         71              23.76
      12404 Park Central                    1     LBJ Freeway                   1987        239,103        100              22.57
      Palisades Central II                  1     Richardson/Plano              1985        237,731        100              22.74
      3333 Lee Parkway                      1     Uptown/Turtle Creek           1983        233,769         92              22.86
      Liberty Plaza I & II                  1     Far North Dallas           1981/1986      218,813        100              16.49
      The Addison                           1     Far North Dallas              1981        215,016        100              19.64
      Palisades Central I                   1     Richardson/Plano              1980        180,503         99              21.29
      Greenway II                           1     Richardson/Plano              1985        154,329        100              24.04
      Greenway I & IA                       2     Richardson/Plano              1983        146,704        100              24.40
      Addison Tower                         1     Far North Dallas              1987        145,886         96              19.88
      5050 Quorum                           1     Far North Dallas              1981        133,594         90              20.03
      Cedar Springs Plaza                   1     Uptown/Turtle Creek           1982        110,923         90              19.27
                                           --                                            ----------    -------         ----------
         Subtotal/Weighted Average         24                                            10,472,328         91%        $    23.51
                                           --                                            ----------    -------         ----------

   FORT WORTH
      Carter Burgess Plaza                  1     CBD                           1982        954,895         94%        $    15.73
                                           --                                            ----------    -------         ----------

   HOUSTON
      Greenway Plaza Office Portfolio      10     Richmond-Buffalo           1969-1982    4,285,906         93%        $    20.23
                                                  Speedway
      Houston Center                        3     CBD                        1974-1983    2,764,418         98              20.92
      Post Oak Central                      3     West Loop/Galleria         1974-1981    1,277,516         88              19.56
      The Woodlands Office Properties(5)    9     The Woodlands              1980-1996      621,945         93              17.49
      Four Westlake Park(6)                 1     Katy Freeway                  1992        561,065        100              21.24
      Three Westlake Park                   1     Katy Freeway                  1983        414,206         69(9)           22.79
      1800 West Loop South                  1     West Loop/Galleria            1982        399,777         68              19.86
                                           --                                            ----------    -------         ----------
         Subtotal/Weighted Average         28                                            10,324,833         92%        $    20.30
                                           --                                            ----------    -------         ----------

   AUSTIN
      Frost Bank Plaza                      1     CBD                           1984        433,024         97%        $    24.83
      301 Congress Avenue(7)                1     CBD                           1986        418,338         80              26.47
      Bank One Tower                        1     CBD                           1974        389,503         96              24.60
      Austin Centre                         1     CBD                           1986        343,664         90(9)           27.34
      The Avallon                           3     Northwest                1993/1997/2001   318,217         87(9)           24.47
      Barton Oaks Plaza One                 1     Southwest                     1986         99,895        100              26.93
                                           --                                            ----------    -------         ----------
         Subtotal/Weighted Average          8                                             2,002,641         91%        $    25.54
                                           --                                            ----------    -------         ----------


COLORADO
   DENVER
      MCI Tower                         1     CBD                           1982        550,807            99%      $    18.95
      Ptarmigan Place                   1     Cherry Creek                  1984        418,630            99(9)         19.64
                                              Denver Technolog
      Regency Plaza One                 1     Center                        1985        309,862            98            24.79
      55 Madison                        1     Cherry Creek                  1982        137,176            99            20.90
      The Citadel                       1     Cherry Creek                  1987        130,652            99            23.39
      44 Cook                           1     Cherry Creek                  1984        124,174            91            20.90
                                       --                                            ----------       -------       ----------
         Subtotal/Weighted Average      6                                             1,671,301            98%      $    20.87
                                       --                                            ----------       -------       ----------

   COLORADO SPRINGS
      Briargate Office and
         and Research Center            1     Colorado Springs              1988        252,857            79%      $    20.21
                                       --                                            ----------       -------       ----------

FLORIDA
   MIAMI
      Miami Center                      1     CBD                           1983        782,686            94%      $    26.08
      Datran Center                     2     South Dade/Kendall         1986/1988      472,236            93            23.58
                                       --                                            ----------       -------       ----------
         Subtotal/Weighted Average      3                                             1,254,922            94%      $    25.15
                                       --                                            ----------       -------       ----------

ARIZONA
   PHOENIX
      Two Renaissance Square            1     Downtown/CBD                  1990        476,373            97%      $    25.31
      6225 North 24th Street            1     Camelback Corridor            1981         86,451            34            22.15
                                       --                                            ----------       -------       ----------
         Subtotal/Weighted Average      2                                               562,824            87%      $    25.12
                                       --                                            ----------       -------       ----------

NEW MEXICO
   ALBUQUERQUE
      Albuquerque Plaza                 1     CBD                           1990        366,236            89%      $    19.39
                                       --                                            ----------       -------       ----------

CALIFORNIA
   SAN DIEGO
      Chancellor Park(8)                1     University Town Center        1988        195,733            96%      $    26.17
                                       --                                            ----------       -------       ----------


         TOTAL/WEIGHTED AVERAGE        75                                            28,058,570            92%(9)   $    22.08(10)
                                       ==                                            ==========       =======       ==========

----------

(1) Calculated based on base rent payable as of September 30, 2001, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursable from tenants.

(2) CEI has a 49.5% limited partner interest and a 0.5% general partner interest in the partnership that owns Bank One Center.

(3) CEI owns the principal economic interest in Trammell Crow Center through its ownership of fee simple title to the property (subject to a ground lease and a leasehold estate regarding the building) and two mortgage notes encumbering the leasehold interests in the land and building.

(4) CEI owns the principal economic interest in Spectrum Center through an interest in Crescent Spectrum Center, L.P. which owns both a mortgage note secured by Spectrum Center and the ground lessor's interest in the land underlying the office building.

(5) CEI has a 75% limited partner interest and an approximate 10% indirect general partner interest in the partnership that owns the 9 office properties that comprise The Woodlands office properties.

(6) CEI has a 0.1% general partner interest and a 19.9% limited partner interest in the partnerships that own Four Westlake Park and Bank One Tower.

(7) CEI has a 1% general partner interest and a 49% limited partner interest in the partnership that owns 301 Congress Avenue.

(8) CEI owns Chancellor Park through its ownership of a mortgage note secured by the building and through its direct and indirect interests in the partnership which owns the building.

(9) Leases have been executed at certain office properties but had not commenced as of September 30, 2001. If such leases had commenced as of September 30, 2001, the percent leased for all office properties would have been 93%. The total percent leased for these Properties would have been as follows: Three Westlake - 94%; Austin Center - 93%; The Avallon - 100%; and Ptarmigan Place - 100%.

(10) The weighted average full-service rental rate per square foot calculated based on base rent payable for CEI's office properties as of September 30, 2001, giving effect to free rent and scheduled rent increases that would be taken into consideration under GAAP and including adjustments for expenses payable by or reimbursed from tenants is $22.20.

The following table provides information, as of September 30, 2001, for CEI's office properties by state, city and submarket.


                                                                                   PERCENT          OFFICE           COMPANY
                                                                 PERCENT OF       LEASED AT        SUBMARKET         SHARE OF
                                                    TOTAL          TOTAL           COMPANY          PERCENT           OFFICE
                                    NUMBER OF      COMPANY        COMPANY          OFFICE           LEASED/          SUBMARKET
 STATE, CITY, SUBMARKET            PROPERTIES       NRA(1)         NRA(1)        PROPERTIES        OCCUPIED(2)       NRA(1)(2)
 ----------------------            ----------     ----------     ----------      ----------        -----------      ----------
Class A Office Properties
Texas
 Dallas
   CBD                                      3      3,859,554             13%             88%(6)             87%             21%
   Uptown/Turtle Creek                      4      1,923,527              7              92(6)              89              32
   Far North Dallas                         7      1,897,695              7              91                 86              16
   Las Colinas                              3      1,198,801              4              91                 90               9
   Richardson/Plano                         5        719,267              3             100                 99              12
   Stemmons Freeway                         1        634,381              2              86                 89              25
   LBJ Freeway                              1        239,103              1             100                 82               3
                                   ----------     ----------     ----------      ----------         ----------      ----------
     Subtotal/Weighted Average             24     10,472,328             37%             91%                88%             16%
                                   ----------     ----------     ----------      ----------         ----------      ----------


 Fort Worth
   CBD                                      1        954,895              3%             94%(6)             96%             26%
                                   ----------     ----------     ----------      ----------         ----------      ----------

 Houston
   CBD                                      3      2,764,418             10%             98%                96%             12%
   Richmond-Buffalo Speedway                6      2,734,659             10              95                 93              65
   West Loop/Galleria                       4      1,677,293              6              83(6)              85              11
   Katy Freeway                             2        975,271              4              87                 82              15
   The Woodlands                            7        487,320              1              92                 99             100
                                   ----------     ----------     ----------      ----------         ----------      ----------
     Subtotal/Weighted Average             22      8,638,961             31%             92%                91%             17%
                                   ----------     ----------     ----------      ----------         ----------      ----------

Austin
   CBD                                      4      1,584,529              6%             91%                92%             36%
   Northwest                                3        318,217              1              87(6)              91               5
   Southwest                                1         99,895              0             100(6)              99               4
                                   ----------     ----------     ----------      ----------         ----------      ----------
     Subtotal/Weighted Average              8      2,002,641              7%             91%                93%             15%
                                   ----------     ----------     ----------      ----------         ----------      ----------

Colorado
 Denver
   Cherry Creek                             4        810,632              3%             98%                98%             45%
   CBD                                      1        550,807              2              99                 95               5
   Denver Technology Center                 1        309,862              1              98                 84               6
                                   ----------     ----------     ----------      ----------         ----------      ----------
     Subtotal/Weighted Average              6      1,671,301              6%             98%                92%              9%
                                   ----------     ----------     ----------      ----------         ----------      ----------

 Colorado Springs
   Colorado Springs                         1        252,857              1%             79%                92%              5%
                                   ----------     ----------     ----------      ----------         ----------      ----------

Florida
 Miami
   CBD                                      1        782,686              3%             94%                95%             23%
   South Dade/Kendall                       2        472,236              2              93                 93             100
                                   ----------     ----------     ----------      ----------         ----------      ----------
     Subtotal/Weighted Average              3      1,254,922              5%             94%                94%             33%
                                   ----------     ----------     ----------      ----------         ----------      ----------

Arizona
 Phoenix
   Downtown/CBD                             1        476,373              2%             97%                90%             21%
   Camelback Corridor                       1         86,451              0              34                 85               2
                                   ----------     ----------     ----------      ----------         ----------      ----------
     Subtotal/Weighted Average              2        562,824              2%             87%                86%              9%
                                   ----------     ----------     ----------      ----------         ----------      ----------

New Mexico
 Albuquerque
   CBD                                      1        366,236              1%             89%                87%             64%
                                   ----------     ----------     ----------      ----------         ----------      ----------

California
 San Diego
   University Town Center                   1        195,733              1%             96%                93%              6%
                                   ----------     ----------     ----------      ----------         ----------      ----------



                                                                                         WEIGHTED
                                                                                         AVERAGE
                                                   WEIGHTED                              COMPANY
                                                   AVERAGE               COMPANY          FULL-
                                                    QUOTED               QUOTED           SERVICE
                                                    MARKET               RENTAL           RENTAL
                                                  RENTAL RATE           RATE PER         RATE PER
                                                  PER SQUARE             SQUARE           SQUARE
  STATE, CITY, SUBMARKET                          FOOT(2)(3)             FOOT(4)          FOOT(5)
  ----------------------                          ----------            -------          --------
Class A Office Properties
Texas
 Dallas
   CBD                                              $20.67               $25.32           $22.89
   Uptown/Turtle Creek                               24.54                31.18            28.72
   Far North Dallas                                  24.16                24.42            21.02
   Las Colinas                                       23.58                25.80            24.54
   Richardson/Plano                                  22.01                25.65            23.01
   Stemmons Freeway                                  21.02                19.10            17.52
   LBJ Freeway                                       22.63                23.00            22.57
                                                    ------               ------           ------
     Subtotal/Weighted Average                      $22.50               $25.88           $23.51
                                                    ------               ------           ------
 Fort Worth
   CBD                                              $20.01               $23.15           $15.73
                                                    ------               ------           ------
 Houston
   CBD                                              $23.20               $25.51           $20.92
   Richmond-Buffalo Speedway                         20.24                21.68            21.98
   West Loop/Galleria                                21.96                21.67            19.62
   Katy Freeway                                      21.01                24.65            21.75
   The Woodlands                                     17.76                17.76            17.64
                                                    ------               ------           ------
     Subtotal/Weighted Average                      $21.47               $23.02           $20.94
                                                    ------               ------           ------

Austin
   CBD                                              $30.75               $30.35           $25.66
   Northwest                                         26.56                30.33            24.47
   Southwest                                         26.99                33.02            26.93
                                                    ------               ------           ------
     Subtotal/Weighted Average                      $29.90               $30.48           $25.54
                                                    ------               ------           ------
Colorado
 Denver
   Cherry Creek                                     $23.99               $23.48           $20.63
   CBD                                               28.93                25.00            18.95
   Denver Technology Center                          23.72                27.00            24.79
                                                    ------               ------           ------
     Subtotal/Weighted Average                      $25.57               $24.64           $20.88
                                                    ------               ------           ------
 Colorado Springs
   Colorado Springs                                 $20.70               $20.85           $20.21
                                                    ------               ------           ------
Florida
 Miami
   CBD                                              $30.75               $30.70           $26.08
   South Dade/Kendall                                24.09                23.96            23.58
                                                    ------               ------           ------
     Subtotal/Weighted Average                      $28.24               $28.16           $25.15
                                                    ------               ------           ------
Arizona
 Phoenix
   Downtown/CBD                                     $24.62               $25.00           $25.31
   Camelback Corridor                                26.77                23.00            22.15
                                                    ------               ------           ------
     Subtotal/Weighted Average                      $24.95               $24.69           $25.12
                                                    ------               ------           ------

New Mexico
 Albuquerque
   CBD                                              $18.15               $18.00           $19.39
                                                    ------               ------           ------

California
 San Diego
   University Town Center                           $37.20               $33.50           $26.17
                                                    ------               ------           ------


                                                                                   PERCENT          OFFICE           COMPANY
                                                                 PERCENT OF       LEASED AT        SUBMARKET         SHARE OF
                                                    TOTAL          TOTAL           COMPANY          PERCENT           OFFICE
                                    NUMBER OF      COMPANY        COMPANY          OFFICE           LEASED/          SUBMARKET
 STATE, CITY, SUBMARKET            PROPERTIES       NRA(1)         NRA(1)        PROPERTIES        OCCUPIED(2)       NRA(1)(2)
 ----------------------            ----------     ----------     ----------      ----------        -----------      ----------
     Class A Office Properties
       Class A Office Properties
       Subtotal/Weighted
       Average                         69         26,372,698         94%           92%                90%                15%
                                       ==         ==========        ===            ==                 ==                 ==

Class B Office Properties
Texas
 Houston
   Richmond-Buffalo Speedway            4          1,551,247          5%           91%                90%                43%
   The Woodlands                        2            134,625          1            96                 97                 47
                                       --         ----------        ---            --                 --                 --
     Subtotal/Weighted Average          6          1,685,872          6%           91%                90%                43%
                                       --         ----------        ---            --                 --                 --

     Class B Office Properties
       Subtotal/Weighted
       Average                          6          1,685,872          6%           91%                90%                43%
                                       ==         ==========        ===            ===                ==                 ==
     Class A and Class B
       Office Properties
       Total/Weighted Average          75         28,058,570        100%           92%(6)             90%                16%
                                       ==         ==========        ===            ===                ==                 ==



                                                                                         WEIGHTED
                                                                                         AVERAGE
                                                   WEIGHTED                              COMPANY
                                                   AVERAGE               COMPANY          FULL-
                                                    QUOTED               QUOTED           SERVICE
                                                    MARKET               RENTAL           RENTAL
                                                  RENTAL RATE           RATE PER         RATE PER
                                                  PER SQUARE             SQUARE           SQUARE
  STATE, CITY, SUBMARKET                          FOOT(2)(3)             FOOT(4)          FOOT(5)
  ----------------------                          ----------            -------          --------
     Class A Office Properties
       Class A Office Properties
       Subtotal/Weighted
       Average                                      $23.19               $25.10           $22.40
                                                    ======               ======           ======

Class B Office Properties
Texas
 Houston
   Richmond-Buffalo Speedway                        $17.89               $19.75           $16.96
   The Woodlands                                     16.19                16.19            16.93
                                                    ------               ------           ------
     Subtotal/Weighted Average                      $17.75               $19.47           $16.96
                                                    ------               ------           ------

     Class B Office Properties
       Subtotal/Weighted
       Average                                      $17.75               $19.47           $16.96
                                                    ======               ======           ======
     Class A and Class B
       Office Properties
       Total/Weighted Average                       $22.86               $24.76           $22.08(7)
                                                    ======               ======           ======

----------

(1)    NRA means net rentable area in square feet.

(2) Market information is for Class A office space under the caption "Class A Office Properties" and market information is for Class B office space under the caption "Class B Office Properties." Sources are CoStar Group (for the Dallas CBD, Uptown/Turtle Creek, Far North Dallas, Las Colinas, Richardson/Plano, Stemmons Freeway, LBJ Freeway, Fort Worth CBD, Houston Richmond-Buffalo Speedway, Houston CBD, West Loop/Galleria, and Katy Freeway submarkets), The Woodlands Operating Company, L.P. (for The Woodlands submarket), CoStar Group (for the Austin CBD, Northwest and Southwest submarkets), Cushman & Wakefield of Colorado, Inc. (for the Denver Cherry Creek, CBD and Denver Technology Center submarkets), Turner Commercial Research (for the Colorado Springs market), Grubb and Ellis Company (for the Phoenix Downtown/CBD and Camelback Corridor), Building Interests, Inc. (for the Albuquerque CBD submarket), RealData Information Systems, Inc. (for the Miami CBD and South Dade/Kendall submarkets) and Burnham Real Estate Services (for the San Diego University Town Centre submarket). This table includes market information as of June 30, 2001.

(3) Represents full-service quoted market rental rates. These rates do not necessarily represent the amounts at which available space at the office properties will be leased. The weighted average subtotals and total are based on total net rentable square feet of CEI's office properties in the submarket.

(4) Represents weighted average rental rates per square foot quoted by CEI, based on total net rentable square feet of CEI's office properties in the submarket, adjusted, if necessary, based on management estimates, to equivalent full-service quoted rental rates to facilitate comparison to weighted average Class A or Class B, as the case may be, quoted submarket full-service rental rates per square foot. These rates do not necessarily represent the amounts at which available space at CEI's office properties will be leased.

(5) Calculated based on base rent payable for CEI's office properties in the submarket, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursed from tenants, divided by total net rentable square feet of CEI's office properties in the submarket.

(6) Leases have been executed at certain office properties in these submarkets but had not commenced as of September 30, 2001. If such leases had commenced as of September 30, 2001, the percent leased for all office properties in CEI's submarkets would have been 93%. The total percent leased for these Class A Company submarkets would have been as follows:
       Katy Freeway - 98%; Austin CBD - 91%; Austin Northwest - 100%; and Denver Cherry Creek - 98%.

(7) The weighted average full-service rental rate per square foot calculated based on base rent payable for CEI's office properties, giving effect to free rent and scheduled rent increases that would be taken into consideration under GAAP and including adjustments for expenses payable by or reimbursed from tenants is $22.20.

         The following table shows, as of September 30, 2001, the principal business conducted by the tenants at CEI's office properties, based on information supplied to CEI from the tenants.




                                       PERCENT OF
    INDUSTRY SECTOR                  LEASED SQ. FT.
------------------------             --------------
Professional Services(1)                   27%
Energy(2)                                  21
Financial Services(3)                      19
Telecommunications                          8
Technology                                  7
Manufacturing                               3
Food Service                                3
Government                                  3
Retail                                      2
Medical                                     2
Other(4)                                    5
                                          ---
TOTAL LEASED                              100%
                                          ===

----------

(1) Includes legal, accounting, engineering, architectural and advertising services.

(2) Includes oil and gas and utility companies.

(3) Includes banking, title and insurance and investment services.

(4) Includes construction, real estate, transportation and other industries.

Aggregate Lease Expirations of Office Properties

         The following tables show schedules of lease expirations for leases in place as of September 30, 2001 for CEI's total office properties and for Dallas and Houston, Texas, individually, for each of the 10 years beginning with 2001, assuming that none of the tenants exercises or has exercised renewal options.


Total Office Properties




                                                                                                    PERCENTAGE
                                               NET RENTABLE        PERCENTAGE                        TOTAL OF       ANNUAL FULL-
                                                  AREA             LEASED NET        ANNUAL         ANNUAL FULL-     SERVICE RENT
                              NUMBER OF        REPRESENTED        RENTABLE AREA   FULL-SERVICE      SERVICE RENT      PER SQUARE
                            TENANTS WITH      BY EXPIRING         REPRESENTED      RENT UNDER       REPRESENTED      FOOT OF NET
   YEAR OF LEASE              EXPIRING          LEASES            BY EXPIRING       EXPIRING        BY EXPIRING     RENTABLE AREA
    EXPIRATION                 LEASES        (SQUARE FEET)          LEASES         LEASES(1)          LEASES         EXPIRING(1)
-------------------         ------------     --------------       -------------   ------------      ------------    -------------
2001                             211           1,184,088(2)           4.6%        $ 21,922,329             3.7%       $    18.51
2002                             352           3,469,157(3)          13.6           76,327,254            12.9             22.00
2003                             327           3,386,560             13.3           72,745,775            12.3             21.48
2004                             269           4,294,311             16.8           98,801,539            16.7             23.01
2005                             242           3,388,579             13.3           79,575,602            13.4             23.48
2006                             156           2,310,387              9.1           56,714,815             9.6             24.55
2007                              62           1,982,083              7.8           46,619,921             7.9             23.52
2008                              29             920,929              3.6           22,645,270             3.8             24.59
2009                              18             657,806              2.6           16,998,478             2.9             25.84
2010                              27           1,531,489              6.0           41,027,699             6.9             26.79
2011 and thereafter               42           2,378,649              9.3           59,218,274             9.9             24.90
                               -----          ----------            -----         ------------           -----        ----------
                               1,735          25,504,038(4)         100.0%        $592,596,956           100.0%            23.24
                               =====          ==========            =====         ============           =====        ==========

----------

(1) Calculated based on base rent payable under the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursable from tenants based on current expense levels.

(2) As of September 30, 2001, leases have been signed for 507,115 net rentable square feet (representing approximately 43% of expiring square footage and including renewed leases and leasing of previously vacant space) commencing after September 30, 2001 and on or before December 31, 2001.

(3) As of September 30, 2001, leases have been signed for 780,583 net rentable square feet (representing approximately 23% of expiring square footage and including renewed leases and leasing of previously vacant space) commencing in 2002.

(4) Reconciliation to CEI's total Office Property net rentable area is as follows:


                                                     SQUARE       PERCENTAGE
                                                      FEET         OF TOTAL
                                                   ----------     ----------
         Square footage occupied by tenants        26,271,613           91.5%
         Square footage reflecting
             management offices, building use,
             and remeasurement adjustments            257,198            0.9
         Square footage vacant                      2,169,171            7.6
                                                   ----------     ----------
         Total net rentable square footage         28,697,982          100.0%
                                                   ==========     ==========


Dallas Office Properties


                                                                                                   PERCENTAGE
                                              NET RENTABLE       PERCENTAGE OF                      TOTAL OF        ANNUAL FULL-
                                                  AREA             LEASED NET       ANNUAL         ANNUAL FULL-     SERVICE RENT
                              NUMBER OF       REPRESENTED        RENTABLE AREA   FULL-SERVICE      SERVICE RENT      PER SQUARE
                            TENANTS WITH      BY EXPIRING         REPRESENTED     RENT UNDER       REPRESENTED      FOOT OF NET
   YEAR OF LEASE              EXPIRING          LEASES            BY EXPIRING      EXPIRING        BY EXPIRING     RENTABLE AREA
    EXPIRATION                 LEASES        (SQUARE FEET)          LEASES         LEASES(1)          LEASES         EXPIRING(1)
-------------------         ------------    --------------       ------------- --------------      ------------    -------------
2001                              56          202,890(2)              2.1%     $  4,184,278               1.8%     $      20.62
2002                              91        1,044,426(3)             11.0        26,549,890              11.5             25.42
2003                              95        1,348,651                14.3        30,244,058              13.0             22.43
2004                              83        1,147,101                12.1        30,184,777              13.1             26.31
2005                              92        1,784,897                18.9        41,044,628              17.7             23.00
2006                              40          693,067                 7.3        17,568,507               7.6             25.35
2007                              23        1,034,517                10.9        25,293,027              10.9             24.45
2008                              10          580,289                 6.1        15,067,194               6.5             25.96
2009                               6          376,473                 4.0         9,781,850               4.2             25.98
2010                              13          801,200                 8.5        22,896,087               9.9             28.58
2011 and thereafter                8          449,488                 4.8         8,947,738               3.8             19.91
                        ------------     ------------        ------------      ------------      ------------      ------------
                                 517        9,462,999               100.0%     $231,762,034             100.0%     $      24.49
                        ============     ============        ============      ============      ============      ============

----------


(1) Calculated based on base rent payable under the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursable from tenants based on current expense levels.

(2) As of September 30, 2001, leases have been signed for 30,006 net rentable square feet (representing approximately 15% of expiring square footage and including renewed leases and leasing of previously vacant space) commencing after September 30, 2001 and on or before December 31, 2001.

(3) As of September 30, 2001, leases have been signed for 121,626 net rentable square feet (representing approximately 12% of expiring square footage and including renewed leases and leasing of previously vacant space) commencing in 2002.

Houston Office Properties




                                                                                                     PERCENTAGE
                                                                NET RENTABLE    PERCENTAGE OF          TOTAL OF      ANNUAL FULL-
                             NUMBER OF       AREA                LEASED NET        ANNUAL           ANNUAL FULL-    SERVICE RENT
                              TENANTS     REPRESENTED          RENTABLE AREA     FULL-SERVICE       SERVICE RENT     PER SQUARE
                               WITH       BY EXPIRING           REPRESENTED       RENT UNDER         REPRESENTED     FOOT OF NET
     YEAR OF LEASE           EXPIRING       LEASES              BY EXPIRING        EXPIRING          BY EXPIRING    RENTABLE AREA
       EXPIRATION             LEASES     (SQUARE FEET)             LEASES         LEASES(1)            LEASES        EXPIRING(1)
------------------           ---------   -------------         -------------   ---------------      ------------   ---------------
 2001                             85          598,560(2)              6.3%     $  9,605,547               4.7%     $      16.05
 2002                            141        1,302,233(3)             13.8        26,302,975              12.8             20.20
 2003                            117        1,109,506                11.7        21,946,814              10.7             19.78
 2004                            102        2,098,889                22.2        42,792,623              20.9             20.39
 2005                             74          586,943                 6.2        13,075,532               6.4             22.28
 2006                             49          991,775                10.5        22,577,545              11.0             22.76
 2007                             19          701,333                 7.4        15,310,839               7.5             21.83
 2008                              8          241,085                 2.6         4,827,090               2.4             20.02
 2009                              2           55,809                 0.6         1,426,690               0.7             25.56
 2010                              7          572,978                 6.1        13,726,683               6.7             23.96
2011 and thereafter               13        1,188,580                12.6        33,632,895              16.2             28.30
                                 ---     ------------               -----      ------------             -----      ------------
                                 617        9,447,691               100.0%     $205,225,233             100.0%     $      21.72
                                 ===     ============               =====      ============             =====      ============

----------

(1) Calculated based on base rent payable under the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursable from tenants based on current expense levels.

(2) As of September 30, 2001, leases have been signed for 424,216 net rentable square feet (representing approximately 71% of expiring square footage and including renewed leases and leasing of previously vacant space) commencing after September 30, 2001 and on or before December 31, 2001.

(3) As of September 30, 2001, leases have been signed for 404,143 net rentable square feel (representing approximately 31% of expiring square footage and including renewed leases and leasing of previously vacant space) commencing in 2002.

CEI Hotel Properties

         The following table shows certain information for the nine months ended September 30, 2001 and 2000, with respect to the CEI hotel properties. The information for the CEI hotel properties is based on available rooms, except for Canyon Ranch-Tucson and Canyon Ranch-Lenox, which measure their performance based on available guest nights.


                                                                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                                                  ------------------------------------------------
                                                                                                                      REVENUE
                                                                                     AVERAGE          AVERAGE           PER
                                                                                    OCCUPANCY          DAILY         AVAILABLE
                                                          YEAR                         RATE             RATE      ROOM/GUEST NIGHT
                                                       COMPLETED/     ROOMS/      -------------     -----------   ----------------
RESORT/HOTEL PROPERTY(1)              LOCATION         RENOVATED    GUEST NIGHTS  2001     2000     2001   2000    2001    2000
------------------------              --------         ---------    ------------  ----     ----     ----   ----    ----    ----
  UPSCALE BUSINESS-CLASS HOTELS:
    Denver Marriott City Center      Denver, CO        1982/1994         613       81%      87%     $124   $121    $100    $104
    Hyatt Regency Albuquerque        Albuquerque, NM      1990           395       70       69       106    105      74      72
    Omni Austin Hotel                Austin, TX           1986           372       69       83       126    132      87     109
    Renaissance Houston Hotel        Houston, TX       1975/2000         389       65       63       113     94      74      59
                                                                       -----       --       --      ----   ----    ----    ----
      TOTAL/WEIGHTED AVERAGE                                           1,769       72%      76%     $118   $115    $ 85    $ 88
                                                                       =====       ==       ==      ====   ====    ====    ====


  DESTINATION RESORT PROPERTIES
    Hyatt Regency Beaver Creek(2)    Avon, CO             1989           276       62%      71%     $290   $268    $178    $191
    Sonoma Mission Inn & Spa         Sonoma, CA      1927/1987/1997      228       63       77       299    300     188     230
    Ventana Inn & Spa                Big Sur, CA     1975/1982/1988       62       75       80       423    457     316     365
    Canyon Ranch-Tucson              Tucson, AZ           1980           250(3)
    Canyon Ranch-Lenox               Lenox, MA            1989           212(3)
                                                                       -----       --       --      ----   ----    ----    ----
      TOTAL/WEIGHTED AVERAGE                                           1,028       72%      81%     $469   $438    $331    $345
                                                                       =====       ==       ==      ====   ====    ====    ====


      GRAND TOTAL/WEIGHTED AVERAGE
      FOR RESORT/HOTEL PROPERTIES                                      2,797       72%      78%     $249   $239    $178    $185
                                                                       =====       ==       ==      ====   ====    ====    ====

----------


(1) Because of CEI's status as a REIT for federal income tax purposes, it does not operate the CEI hotel properties and has leased all of the CEI hotel properties, except the Omni Austin Hotel, to COPI pursuant to long term leases. As of September 30, 2001, the Omni Austin Hotel is leased pursuant to a separate long term lease, to HCD Austin Corporation.

(2) The hotel is undergoing a $6.9 million renovation of all guest rooms. The project is scheduled to be completed by the second quarter of 2002.

(3) Represents available guest nights, which is the maximum number of guests that the resort can accommodate per night.

CEI Residential Development Properties


CEI Residential Development Properties Table


               The following table shows certain information as of September 30, 2001, relating to the upscale CEI residential development properties.




                                                                                       RESIDENTIAL
    RESIDENTIAL             RESIDENTIAL                                                DEVELOPMENT       TOTAL
    DEVELOPMENT             DEVELOPMENT                                               CORPORATION'S   LOTS/UNITS
  CORPORATION(1)         PROPERTIES (RDP)    TYPE OF RDP(2)       LOCATION             OWNERSHIP %      PLANNED
                                                                                                      -----------
Desert                Desert                      SF        Scottsdale,  AZ                  93.0%          2,665
                                                                                                      -----------
Mountain              Mountain
  Development
  Corp.

The Woodlands         The Woodlands               SF        The Woodlands,                   42.5%         36,385
                                                                                                      -----------
  Land                                                      TX
  Company, Inc.

Crescent              Bear Paw Lodge              CO        Avon, CO                         60.0%             53(6)
  Resort              Eagle Ranch                 SF        Eagle, CO                        60.0%          1,100(6)
  Development,        Main Street
  Inc.                  Junction                  CO        Breckenridge, CO                 60.0%             36(6)
                      Main Street
                        Station                   CO        Breckenridge, CO                 60.0%             82(6)
                      Riverbend                   SF        Charlotte, NC                    60.0%            650
                      Three Peaks
                        (Eagle's Nest)            SF        Silverthorne, CO                 30.0%            391
                      Park Place at
                        Riverfront                CO        Denver, CO                       64.0%             70(6)
                      Park Tower at
                        Riverfront                CO        Denver, CO                       64.0%             61(6)
                      Bridge Lofts
                        at Riverfront             CO        Denver, CO                       64.0%             66(6)
                      Cresta                    TH/SFH      Edwards, CO                      60.0%             25(6)
                      Snow Cloud                  CO        Avon, CO                         60.0%             53(6)
                      One Vendue Range            CO        Charlston, SC                                      49(6)
                      Northstar-at-Tahoe      TH/SFH/CO     Tahoe, CA                                          --(7)
                                                                                                      -----------
     TOTAL CRESCENT RESORT DEVELOPMENT, INC.                                                                2,636
                                                                                                      -----------

Mira Vista            Mira Vista                  SF        Fort Worth, TX                  100.0%            740
  Development         The Highlands               SF        Breckenridge, CO                 12.3%            750
  Corp.
                                                                                                      -----------

     TOTAL MIRA VISTA DEVELOPMENT CORP.                                                                     1,490
                                                                                                      -----------

Houston Area          Falcon Point                SF        Houston, TX                     100.0%            510
  Development         Falcon Landing              SF        Houston, TX                     100.0%            623
  Corp.               Spring Lakes                SF        Houston, TX                     100.0%            520
                                                                                                      -----------

     TOTAL HOUSTON AREA DEVELOPMENT CORP.                                                                   1,653
                                                                                                      -----------

TOTAL                                                                                                      44,829
                                                                                                      ===========



                                                     TOTAL           TOTAL          AVERAGE
                                                   LOTS/UNITS      LOTS/UNITS       CLOSED
    RESIDENTIAL                                    DEVELOPED         CLOSED       SALE PRICE         RANGE OF PROPOSED PRICES
    DEVELOPMENT                                      SINCE           SINCE         PER LOT/             PER LOT/UNIT ($)(4)
  CORPORATION(1)                                   INCEPTION       INCEPTION      UNIT ($)(3)
                                                  -----------     -----------
Desert                                                  2,331           2,174         512,000        375,000  -   3,050,000(5)
                                                  -----------     -----------
Mountain
  Development
  Corp.

The Woodlands                                          25,375          24,050          57,000         15,000  -   1,035,000
                                                  -----------     -----------
  Land
  Company, Inc.

Crescent                                                   53              48       1,436,000        665,000  -   2,025,000
  Resort                                                  356             330         105,000         80,000  -     150,000
  Development,
  Inc.                                                     36              24         474,000        300,000  -     580,000

                                                           --              --             N/A        215,000  -   1,065,000
                                                          117             115          30,000         25,000  -      38,000

                                                          253             166         177,000        135,000  -     425,000

                                                           --              --             N/A        195,000  -   1,445,000

                                                           --              --             N/A        180,000  -   2,100,000

                                                           --              --             N/A        180,000  -   2,100,000
                                                           13              13       1,855,000      1,900,000  -   2,600,000
                                                           --              --             N/A        840,000  -   4,545,000
                                                           --              --             N/A        450,000  -   3,100,000
                                                           --(7)           --(7)          N/A
                                                  -----------     -----------
     TOTAL CRESCENT RESORT DEVELOPMENT, INC.              828             696
                                                  -----------     -----------

Mira Vista                                                740             687         100,000         50,000  -     265,000
  Development                                             480             433         192,000         55,000  -     625,000
  Corp.
                                                  -----------     -----------

     TOTAL MIRA VISTA DEVELOPMENT CORP.                 1,220           1,120
                                                  -----------     -----------

Houston Area                                              364             287          42,000         28,000  -      56,000
  Development                                             476             472          20,000         19,000  -      26,000
  Corp.                                                   266             261          30,000         24,000  -      44,000
                                                  -----------     -----------

     TOTAL HOUSTON AREA DEVELOPMENT CORP.               1,106           1,020
                                                  -----------     -----------

TOTAL                                                  30,860          29,060
                                                  ===========     ===========



----------
(1) CEI has an approximately 95%, 95%, 90%, 94% and 94%, ownership interest in Desert Mountain Development, The Woodlands Land Company, Inc., Crescent Resort Development, Inc. (formerly Crescent Development Management Corp.), Mira Vista Development Corp., and Houston Area Development Corp., respectively, through ownership of non-voting common stock in each of these residential development corporations.

(2) SF (Single-Family Lots); CO (Condominium); TH (Townhome); and SFH (Single Family Homes).

(3)      Based on lots/units closed during CEI's ownership period.

(4)      Based on existing inventory of developed lots and lots to be developed.

(5)      Includes golf membership, which as of September 30, 2001 is $225,000.

(6) As of September 30, 2001, 3 units were under contract at Bear Paw Lodge representing $5.1 million in sales; 30 lots were under contract at Eagle Ranch representing $2.9 million in sales; one unit was under contract at Main Street Junction representing $0.4 million in sales; 81 units were under contract at Main Street Station representing $40.5 million in sales; 52 lots were under contract at River Bend representing $1.6 million in sales; 18 lots were under contract at Three Peaks representing $5.3 million in sales; 66 units were under contract at Park Place at Riverfront representing $27.2 million in sales; 42 units were under contract at Park Tower at Riverfront representing $25.4 million in sales; 54 units at Bridge Lofts were under contract representing $21.9 million in sales; two units were under contract at Cresta representing $3.7 million in sales and 40 units were under contract at Snow Cloud representing $68.5 million in sales; 41 units were under contract at One Vendue Range representing $47.9 million in sales.

(7) This project is in the early stages of development, and this information is not available as of September 30, 2001.

CEI Temperature-Controlled Logistics Properties

CEI Temperature-Controlled Logistics Properties Table

               The following table shows the number and aggregate size of the CEI temperature-controlled logistics properties by state as of September 30, 2001:

                                           TOTAL CUBIC            TOTAL
                        NUMBER OF            FOOTAGE           SQUARE FEET
 STATE                PROPERTIES(1)       (IN MILLIONS)       (IN MILLIONS)
 -----                -------------       -------------       -------------

Alabama                         4               10.7                 0.3
Arizona                         1                2.9                 0.1
Arkansas                        6               33.1                 1.0
California                      9               28.6                 1.1
Colorado                        1                2.8                 0.1
Florida                         5                7.5                 0.3
Georgia                         8               49.5                 1.7
Idaho                           2               18.7                 0.8
Illinois                        2               11.6                 0.4
Indiana                         1                9.1                 0.3
Iowa                            2               12.5                 0.5
Kansas                          2                5.0                 0.2
Kentucky                        1                2.7                 0.1
Maine                           1                1.8                 0.2
Massachusetts                   5               10.5                 0.5
Mississippi                     1                4.7                 0.2




                                          TOTAL CUBIC                 TOTAL
                       NUMBER OF            FOOTAGE                SQUARE FEET
   STATE             PROPERTIES(1)       (IN MILLIONS)            (IN MILLIONS)
   -----             -------------       -------------            -------------

Missouri(2)                    2               46.8                      2.8
Nebraska                       2                4.4                      0.2
New York                       1               11.8                      0.4
North Carolina                 3               10.0                      0.4
Ohio                           1                5.5                      0.2
Oklahoma                       2                2.1                      0.1
Oregon                         6               40.4                      1.7
Pennsylvania                   2               27.4                      0.9
South Carolina                 1                1.6                      0.1
South Dakota                   1                2.9                      0.1
Tennessee                      3               10.6                      0.4
Texas                          2                6.6                      0.2
Utah                           1                8.6                      0.4
Virginia                       2                8.7                      0.3
Washington                     6               28.7                      1.1
Wisconsin                      3               17.4                      0.6
                     -----------         ----------               ----------

TOTAL                         89(3)           445.2(3)                  17.7(3)
                     ===========         ==========               ==========


----------
(1) As of September 30, 2001, the Company held a 40% interest in the temperature-controlled logistics partnership, which owns Americold Corporation, which directly or indirectly owns the 88 CEI temperature-controlled logistics properties. The business operations associated with the CEI temperature-controlled logistics properties are owned by Americold Logistics, in which the Company has no interest. Americold Corporation is entitled to receive lease payments from Americold Logistics.

(2) Includes an underground storage facility, with approximately 33.1 million cubic feet.

(3) As of September 30, 2001, Americold Logistics operated 100 temperature-controlled logistics properties with an aggregate of approximately 524.6 million cubic feet (20.2 million square feet).


LEGAL PROCEEDINGS


               None.

                  COPI MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS


SEGMENT INFORMATION

         The Settlement Agreement discussed above provides for a bankruptcy plan of COPI to be implemented under Chapter 11 of the bankruptcy code. See "The Reorganization Transactions - Structure of the Reorganization Transactions - Summary of the Reorganization Transactions" for more information about the Settlement Agreement.


         COPI is a diversified management company that, through various subsidiaries and affiliates, currently operates primarily in four business segments:

    o    Equipment Sales and Leasing,

    o    Hospitality,

    o    Temperature-Controlled Logistics, and

    o    Land Development.

         See "Description of COPI's Business" above for more information about COPI's business segments.

                          SEGMENT FINANCIAL INFORMATION
                   (dollars in thousands, except share data)

The following is a summary of Crescent Operating's estimated financial information reported by segment for the nine months ended September 30, 2001:

                                                        EQUIPMENT                         TEMPERATURE-
                                                          SALES                            CONTROLLED
                                                       AND LEASING       HOSPITALITY       LOGISTICS
                                                     --------------    --------------    --------------
Revenues .........................................   $       91,314    $      173,132    $           --


Operating expenses ...............................           95,230           182,496                21
                                                     --------------    --------------    --------------
Income (loss) from operations ....................           (3,916)           (9,364)              (21)
                                                     --------------    --------------    --------------
Investment income (loss) .........................               --            (4,270)           (4,417)
                                                     --------------    --------------    --------------
Other (income) expense
      Interest expense ...........................            6,441               759                --
      Interest income ............................              (11)              (82)               --
      Impairment of investment (Note 2) ..........           16,902                --                --
      Other ......................................            1,187                --                --
                                                     --------------    --------------    --------------
Total other (income) expense .....................           24,519               677                --
                                                     --------------    --------------    --------------
Income (loss) before income taxes and
      minority interest and accounting change ....          (28,435)          (14,311)           (4,438)
Income tax provision (benefit) ...................           (4,371)           (2,001)           (1,775)
                                                     --------------    --------------    --------------
Income (loss) before minority interest and
      accounting change ..........................          (24,064)          (12,310)           (2,663)
Minority interests ...............................               --             6,338                --
                                                     --------------    --------------    --------------
Income (loss) before accounting change ...........          (24,064)           (5,972)           (2,663)
Cumulative effect of change in
      accounting principle .......................               --                --                --
                                                     --------------    --------------    --------------
Net income (loss) ................................   $      (24,064)   $       (5,972)   $       (2,663)
                                                     ==============    ==============    ==============

Net income (loss) per share, basic and diluted ...   $        (2.33)   $        (0.58)   $        (0.26)
                                                     ==============    ==============    ==============

EBITDA calculation:(1)
      Net income (loss) ..........................   $      (24,064)   $       (5,972)   $       (2,663)
      Interest expense, net ......................            6,430                69               596
      Income tax provision (benefit) .............           (4,371)           (3,671)           (1,775)
      Depreciation and amortization ..............           14,598             1,168             1,779
                                                     --------------    --------------    --------------
EBITDA ...........................................   $       (7,407)   $       (8,406)   $       (2,063)
                                                     ==============    ==============    ==============




                                                           LAND
                                                         DEVELOPMENT         OTHER             TOTAL
                                                       --------------    --------------    --------------
Revenues .........................................     $      143,075    $           --    $      407,521


Operating expenses ...............................            144,656             1,439           423,842
                                                       --------------    --------------    --------------
Income (loss) from operations ....................             (1,581)           (1,439)          (16,321)
                                                       --------------    --------------    --------------
Investment income (loss) .........................             29,583             6,035            26,931
                                                       --------------    --------------    --------------
Other (income) expense
      Interest expense ...........................              9,839             3,157            20,196
      Interest income ............................             (2,889)               16            (2,966)
      Impairment of investment (Note 2) ..........                 --                --            16,902
      Other ......................................               (649)               (4)              534
                                                       --------------    --------------    --------------
Total other (income) expense .....................              6,301             3,169            34,666
                                                       --------------    --------------    --------------
Income (loss) before income taxes and
      minority interest and accounting change ....             21,701             1,427           (24,056)
Income tax provision (benefit) ...................              7,918             4,540             4,311
                                                       --------------    --------------    --------------
Income (loss) before minority interest and
      accounting change ..........................             13,783            (3,113)          (28,367)
Minority interests ...............................            (11,902)               --            (5,564)
                                                       --------------    --------------    --------------
Income (loss) before accounting change ...........              1,881            (3,113)          (33,931)
Cumulative effect of change in
      accounting principle .......................                 --            (9,508)           (9,508)
                                                       --------------    --------------    --------------
Net income (loss) ................................     $        1,881    $      (12,621)   $      (43,439)
                                                       ==============    ==============    ==============

Net income (loss) per share, basic and diluted ...     $         0.18    $        (1.22)   $        (4.20)
                                                       ==============    ==============    ==============

EBITDA calculation:(1)
      Net income (loss) ..........................     $        1,881    $      (12,621)   $      (43,439)
      Interest expense, net ......................                520             3,173            10,788
      Income tax provision (benefit) .............              1,337             4,540            (3,940)
      Depreciation and amortization ..............                921               (52)           18,414
                                                       --------------    --------------    --------------
EBITDA ...........................................     $        4,659    $       (4,960)   $      (18,177)
                                                       ==============    ==============    ==============


(1) EBITDA represents earnings before interest, income taxes, depreciation and amortization. Amounts are calculated based on the Company's ownership percentage of the EBITDA components. Management believes that EBITDA can be a meaningful measure of the Company's operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to either: (i) net earnings (determined in accordance with GAAP); (ii) operating cash flow (determined in accordance with GAAP); or (iii) liquidity. There can be no assurance that the Company's calculation of EBITDA is comparable to similarly titled items reported by other companies.

                          SEGMENT FINANCIAL INFORMATION
                   (dollars in thousands, except share data)

The following is a summary of Crescent Operating's estimated financial information reported by segment for the year ended December 31, 2000:





                                                        EQUIPMENT                         TEMPERATURE-
                                                          SALES                            CONTROLLED
                                                       AND LEASING       HOSPITALITY       LOGISTICS
                                                     --------------    --------------    --------------
Revenues .........................................   $      142,842    $      272,157    $           --
Operating expenses ...............................          141,113           275,576                27
                                                     --------------    --------------    --------------
Income (loss) from operations ....................            1,729            (3,419)              (27)
                                                     --------------    --------------    --------------
Investment income (loss) .........................               --            17,839            (6,237)
                                                     --------------    --------------    --------------
Other (income) expense
      Interest expense ...........................           10,622               986                --
      Interest income ............................              (37)             (181)               --
      Other ......................................            1,172                (4)               --
                                                     --------------    --------------    --------------
Total other (income) expense .....................           11,757               801                --
                                                     --------------    --------------    --------------
Income (loss) before income
      taxes and minority interest ................          (10,028)           13,619            (6,264)
Income tax provision (benefit) ...................           (3,763)            5,010            (2,506)
                                                     --------------    --------------    --------------
Income (loss) before minority interests ..........           (6,265)            8,609            (3,758)
Minority interests ...............................               --             1,575                --
                                                     --------------    --------------    --------------
Net income (loss) ................................   $       (6,265)   $       10,184    $       (3,758)
                                                     ==============    ==============    ==============

Net income (loss) per share, basic and diluted ...   $        (0.61)   $         0.98    $        (0.36)
                                                     ==============    ==============    ==============

EBITDA Calculation:(1)
      Net income (loss) ..........................   $       (6,265)   $       10,184    $       (3,758)
      Interest expense, net ......................           10,585               108             1,029
      Income tax provision (benefit) .............           (3,763)            6,060            (2,478)
      Depreciation and amortization ..............           17,658             1,325             3,333
                                                     --------------    --------------    --------------
EBITDA ...........................................   $       18,215    $       17,677    $       (1,874)
                                                     ==============    ==============    ==============







                                                         LAND
                                                       DEVELOPMENT         OTHER             TOTAL
                                                     --------------    --------------    --------------
Revenues .........................................   $      301,827    $           --    $      716,826
Operating expenses ...............................          276,285             4,197           697,198
                                                     --------------    --------------    --------------
Income (loss) from operations ....................           25,542            (4,197)           19,628
                                                     --------------    --------------    --------------
Investment income (loss) .........................           34,952                --            46,554
                                                     --------------    --------------    --------------
Other (income) expense
      Interest expense ...........................           16,310             8,427            36,345
      Interest income ............................           (3,638)             (415)           (4,271)
      Other ......................................           (1,137)                2                33
                                                     --------------    --------------    --------------
Total other (income) expense .....................           11,535             8,014            32,107
                                                     --------------    --------------    --------------
Income (loss) before income
      taxes and minority interest ................           48,959           (12,211)           34,075
Income tax provision (benefit) ...................           17,888            (4,882)           11,747
                                                     --------------    --------------    --------------
Income (loss) before minority interests ..........           31,071            (7,329)           22,328
Minority interests ...............................          (27,593)               --           (26,018)
                                                     --------------    --------------    --------------
Net income (loss) ................................   $        3,478    $       (7,329)   $       (3,690)
                                                     ==============    ==============    ==============

Net income (loss) per share, basic and diluted ...   $         0.34    $        (0.71)   $        (0.36)
                                                     ==============    ==============    ==============

EBITDA Calculation:(1)
      Net income (loss) ..........................   $        3,478    $       (7,329)   $       (3,690)
      Interest expense, net ......................              671             8,012            20,405
      Income tax provision (benefit) .............            2,595            (4,882)           (2,468)
      Depreciation and amortization ..............            1,397               (71)           23,642
                                                     --------------    --------------    --------------
EBITDA ...........................................   $        8,141    $       (4,270)   $       37,889
                                                     ==============    ==============    ==============




(1) EBITDA represents earnings before interest, income taxes, depreciation and amortization. Amounts are calculated based on the Company's ownership percentage of the EBITDA components. Management believes that EBITDA can be a meaningful measure of the Company's operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to either: (i) net earnings (determined in accordance with generally accepted accounting GAAP"); (ii) operating cash flow (determined in accordance with GAAP); or (iii) liquidity. There can be no assurance that the Company's calculation of EBITDA is comparable to similarly titled items reported by other companies.

RECENT DEVELOPMENTS

         For a description of events that have occurred subsequent to September 30, 2001, see "Summary-Recent Developments" above.

RESULTS OF OPERATIONS

Ninth Months Ended September 30, 2001, Compared to Nine Months Ended September 30, 2000

         Revenues

         Total revenue decreased $118.6 million, or 22.5%, to $407.5 million for the nine months ended September 30, 2001, compared with $526.1 million for the nine months ended September 30, 2000. The decrease in total revenue is attributable to the factors discussed in the following paragraphs. In addition, COPI believes that revenues for each of the following segments were, and are likely to continue to be, impacted significantly and negatively as a consequence of the September 11, 2001 terrorist attacks against the United States and the continuing threat of terrorism, as consumers curtail their vacation travel and their purchase of vacation homes and as certain industries reduce their construction expenditures.

         Equipment Sales and Leasing Segment

         Equipment sales and leasing revenue decreased $17.2 million, or 15.9%, to $91.3 million for the nine months ended September 30, 2001, compared with $108.5 million for the nine months ended September 30, 2000. Significant components of the nine month decrease were:

o a decrease of $17.5 million in new and used equipment sales for the nine months ended September 30, 2001, which includes revenues from auctions of $5.0 million, as compared to the corresponding period in 2000 primarily due to unusually high sales volumes in March 2000, lower sales volumes in 2001 resulting from the slowing economy, the closing of Crescent Machinery's Franklin, Indiana location in January 2001, and adverse weather conditions in certain markets in the first quarter of 2001; and

o a decrease of $2.7 million in parts, service and supplies revenue for the nine months ended September 30, 2001 as compared to the corresponding period in 2000 primarily due to decreased demand for maintenance and repair work; partially offset by

o an increase of $3.0 million in rental revenue for the nine months ended September 30, 2001 as compared to the corresponding period in 2000 primarily due to increased rates and utilization of the rental fleet.

               Hospitality Segment

               Hospitality revenue decreased $34.5 million, or 16.6%, to $173.1 million for the nine months ended September 30, 2001, compared with $207.6 million for the nine months ended September 30, 2000. Significant components of the nine month decrease were:

o a decrease in revenues of $9.4 million from the Denver Marriott, the Hyatt Regency Beaver Creek and Sonoma Mission Inn due primarily to decreased occupancy as a result of weaker market conditions for the nine months ended September 30, 2001 as compared to the corresponding period in 2000; and

o no revenues at the Four Seasons Hotel in Houston for the nine months ended September 30, 2001 due to the sale of the hotel on November 3, 2000 as compared to revenues of $29.0 million for the nine months ended September 30, 2000; partially offset by

o an increase revenues of $4.0 million from the Renaissance Hotel, Hyatt Regency Albuquerque and Canyon Ranch-Lenox due primarily to increased rates for the nine months ended September 30, 2001 as compared to the corresponding period in 2000.

         Land Development Segment

         Land development revenue, which represents revenue from Desert Mountain Development and COPI Colorado prior to the elimination of the minority interests, decreased $66.9 million, or 31.9%, to $143.1 million for the nine months ended September 30, 2001, compared with $210.0 million for the nine months ended September 30, 2000. Significant components of the nine month decrease were:

o a decrease of $50.4 million in revenue from Desert Mountain Development for the nine months ended September 30, 2001 as compared to the corresponding period in 2000 due to weaker market conditions resulting in fewer number of lots and homes being sold; and

o a decrease of $16.5 million in revenue from COPI Colorado for the nine months ended September 30, 2001 as compared to the corresponding period in 2000, primarily due to a decrease in real estate sales due to weaker market conditions as well as the reduced revenues as a result of dispositions of property management subsidiaries at the end of the first quarter 2001.

         Operating Expenses

         Total operating expenses decreased $82.2 million, or 16.2%, to $423.8 million for the nine months ended September 30, 2001, compared with $506.0 million for the nine months ended September 30, 2000. The decrease in total operating expenses is attributable to the factors discussed in the following paragraphs.

         Equipment Sales and Leasing Segment

         Equipment sales and leasing expenses decreased $10.2 million, or 9.7%, to $95.2 million for the nine months ended September 30, 2001, compared with $105.4 million for the nine months ended September 30, 2000. Significant components of the nine month decrease were:

o a decrease of $14.1 million in new and used equipment expenses for the nine months ended September 30, 2001 as compared to the corresponding period in 2000 as a result of a decrease in new and used equipment sales for the same period; and

o a decrease of $1.6 million in parts, service and supplies expenses for the nine months ended September 30, 2001 as compared to the corresponding period in 2000 primarily as a result of a decrease in parts, service and supplies revenue for the same period; partially offset by

o an increase of $4.5 million in rental expenses for the nine months ended September 30, 2001 as compared to the corresponding period in 2000 primarily due to larger rental inventory resulting in increased depreciation expense, increased maintenance costs on the rental fleet as well as an increase in lease costs associated with a portion of its re-rental revenue; and

o an increase of $1.0 million in general and administrative expenses for the nine months ended September 30, 2001 as compared to the corresponding period in 2000 primarily due to severance costs associated with the reduction in employees, increased costs of insurance and taxes.

         Hospitality Segment

         Hospitality expenses decreased $25.0 million, or 12.0%, to $182.5 million for the nine months ended September 30, 2001, compared with $207.5 million for the nine months ended September 30, 2000. Significant components of the nine month decrease were:

o a decrease in rent and expenses in the amount of $3.1 million consistent with decreased revenues generated by certain of the COPI hotel operations as a result of decreased occupancy during the nine months ended September 30, 2001 as compared to the corresponding period in 2000; and

o no rent or expenses associated with the Four Seasons Hotel in Houston for the nine months ended September 30, 2001 due to the sale of the hotel on November 3, 2000 as compared to rent and expenses of $27.0 million for the nine months ended September 30, 2000; partially offset by

o additional rent and expenses from Renaissance Hotel and Hyatt Regency Albuquerque in the amount of $4.1 million for the nine months ended September 30, 2001 as compared to the corresponding period in 2000 due to costs incurred in association with increased revenues as well as increased base rent as a result of capital expenditures made at Renaissance Hotel.

         Land Development Segment

         Land development expenses, which primarily represent operating costs incurred by Desert Mountain Development and COPI Colorado prior to the elimination of the minority interests, decreased $45.8 million, or 24.1%, to $144.6 million for the nine months ended September 30, 2001, compared with $190.4 million for the nine months ended September 30, 2000 Significant components of the nine month decrease were:

o a decrease of $35.9 million in expenses incurred by Desert Mountain Development during the nine months ended September 30, 2001 as compared to the corresponding period in 2000 primarily due to lower costs associated with decreased home and lot sales; partially offset by

o a decrease of $9.8 million in expenses incurred by COPI Colorado during the nine months ended September 30, 2001 as compared to the corresponding period in 2000, primarily due to lower costs associated with less real estate sales as well as lower costs due to dispositions of property management subsidiaries at the end of the first quarter 2001.

         Corporate General and Administrative Expenses

         Corporate general and administrative expenses totaled $1.5 million for the nine months ended September 30, 2001 as compared $2.7 million for nine months ended September 30, 2000. These expenses consisted of general corporate overhead costs, such as legal and accounting costs, insurance costs and corporate salaries. The decrease for the nine months ended September 30, 2001 compared to the same period in 2000 is primarily attributable to a decrease in the number of corporate employees in 2001 and to transaction costs of approximately $0.5 million incurred by COPI in the first half of 2000 in conjunction with the negotiation of the asset purchase agreement with CBHS which did not recur in 2001.

         Investment Income

         Investment income increased $14.8 million, or 123.3%, to $26.9 million, for the nine months ended September 30, 2001, compared with $12.1 million for the nine months ended September 30, 2000. Significant components of the increase were:

o an increase in equity in income of Landevco in the amount of $11.4 million primarily due to increased residential and commercial land sales;

o a decrease in equity in loss of Americold Logistics in the amount of $2.0 million; and

o investment income in the amount of $6.0 million realized from the increase in the fair value of COPI's Magellan warrants which is recorded in the statement of operations effective January 1, 2001 as required under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities; partially offset by

o   an increase in equity in loss of CRL in the amount of $2.4 million;

o an increase in equity in loss of CRDI projects in the amount of $1.2 million; and

o the one-time gain on sale of the Houston Center Athletic Club of $1.6 million that occurred during the nine months ended September 30, 2000.

         Other (Income) Expense

         Other (income) expense increased $11.5 million, or 49.6%, to $34.7 million for the nine months ended September 30, 2001, compared with $23.2 million for the nine months ended September 30, 2000. Significant components of the decrease were:

o recording of an impairment loss on assets of $16.9 million related to certain Crescent Machinery assets; partially offset by

o   a net decrease in interest expense of $5.8 million.

         Income Tax Provision (Benefit)

         Income tax provision of $4.3 million for the nine months ended September 30, 2001 represents a change of $2.1 million from the nine months ended September 30, 2000. Income tax provision consisted of a $7.9 million tax provision for the land development segment and a $4.6 million tax provision at the corporate level, partially offset by a $4.4 million tax benefit for the equipment sales and leasing segment, a $1.8 million tax benefit for the temperature-controlled logistics segment and a $2.0 million tax benefit for the hospitality segment.

         COPI generally provides for taxes using a 40% effective rate on COPI's share of income or loss. COPI increased its valuation allowance by $13.4 million in the second and third quarters of 2001 to offset a portion of the deferred tax assets for which the ultimate realization in future years is uncertain. Management believes that the remaining deferred tax asset will be realized due to tax planning strategies associated with an anticipated restructure. Inability of COPI to execute business plans for certain of COPI's segments could affect the ultimate realization of the deferred tax assets.

         Minority Interests

         Minority interests decreased $10.7 million, or 65.6%, to ($5.6) million for the nine months ended September 30, 2001, compared with ($16.3) million for the nine months ended September 30, 2000. Minority interests consist of the non-voting interests in the land development segment and in CRL.

         Cumulative Effect of Change in Accounting Principle

         Cumulative effect of change in accounting principle increased $9.5 million, or 100%, for the nine months ended September 30, 2001 as compared to the corresponding period in 2000. The change from the prior year was due to the adoption of SFAS No. 133 on January 1, 2001, whereby COPI realized a $9.5 million loss related to its investment in Magellan warrants, calculated as the difference between the original cost of the Magellan warrants and their estimated fair value at January 1, 2001 as calculated using the Black-Scholes pricing model.

Year Ended December 31, 2000, as Compared to 1999

         Revenues

         Total revenue decreased $1.2 million, or less than 1%, to $716.8 million for the year ended December 31, 2000, compared with $718.0 million for the year ended December 31, 1999. The decrease in total revenue is attributable to the following:

         Equipment Sales and Leasing Segment

         Equipment sales and leasing revenue increased $6.5 million, or 4.8% to $142.8 million, for the year ended December 31, 2000, compared with $136.3 million for the year ended December 31, 1999. Significant components of the overall increase were:

o an increase in rental revenue of $9.6 million during the year ended December 31, 2000 primarily due to acquisitions since January 1, 1999 and same store rental growth; and

o an increase in parts, service and supplies revenue of $2.0 million for the current year primarily due to increased demand for maintenance and repair work; partially offset by

o a decrease of $5.1 million in new and used equipment sales due to increased demand from customers for rentals as compared to purchases.

         Hospitality Segment

         Hospitality revenue increased $25.4 million, or 10.3%, to $272.2 million for the year ended December 31, 2000, compared with $246.8 million for the year ended December 31, 1999. Significant components of the overall increase were:

o increased revenues at Sonoma Mission Inn and Spa in the amount of $11.0 million which can be attributed to the 30 additional guest rooms completed in April 2000, the return of 20 rooms in January 2000 which were taken out of commission in February 1999 to house a temporary spa during the construction of the 30,000 square foot full-service spa, as well as increased rates in the current year as compared to discounted rates used in the prior year during the construction period;

o increased revenues of $5.6 million from the Renaissance Hotel, which was first leased by COPI in June 1999;

o increased revenues of $9.3 million from Ventana Inn and Spa, Canyon Ranch - Tucson and Canyon Ranch - Lenox due primarily to increased rates; and

o increased revenues of $2.1 million from the Denver Marriott due primarily to increased occupancy during 2000; partially offset by

o decreased revenues at the Four Seasons Hotel in Houston of $2.7 million due to the sale of the hotel by CEI on November 3, 2000.

         Land Development Segment

         Land Development revenue, which represents revenue from Desert Mountain Development and COPI Colorado prior to the elimination of the Minority Interests, decreased $33.1 million, or 9.9%, to $301.8 million for the year ended December 31, 2000, compared with $334.9 million for the year ended December 31, 1999. Significant components of the overall decrease were:

o a $62.4 million decrease in revenue from Desert Mountain Development for the year ended December 31, 2000 primarily due to fewer home and lot sales as compared to the prior year; partially offset by

o a $29.3 million increase in revenue from COPI Colorado which can be attributed to (i) a $21.8 million increase in real estate sales primarily due to the sale of two parcels of land associated with the Riverfront Park project in Denver, Colorado, (ii) an $8.9 million increase in property management revenue due to acquisitions during the first half of 2000, (iii) a $1.5 million increase in transportation revenue due to improved snow conditions in December 2000 resulting in a higher number of skiers as compared to the prior year, partially offset by (iv) a $2.9 million decrease in service station revenue due to the sale of this property in June 2000.

         Operating Expenses

         Total operating expenses decreased $6.9 million, or 1.0%, to $697.2 million for the year ended December 31, 2000, compared with $704.1 million for the year ended December 31, 1999. The decrease in operating expenses is attributable to the following:

         Equipment Sales and Leasing Segment

         Equipment sales and leasing expenses increased $9.5 million, or 7.2%, to $141.1 million for the year ended December 31, 2000, compared with $131.6 million for the year ended December 31, 1999. Significant components of the overall increase were:

o an $8.1 million increase in rental expenses due mainly to an increase in rental inventory resulting in increased depreciation expense for the year ended December 31, 2000; and

o a $3.4 million increase in operating expenses due primarily to acquisitions since January 1, 1999 and to the startup of the Fort Worth location in late 1999; partially offset by

o a $2.1 million decrease in new and used equipment expenses as a result of a decrease in new and used equipment sales.


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         Hospitality Segment

         Hospitality expenses increased $30.1 million, or 12.3%, to $275.6 million for the year ended December 31, 2000, compared with $245.5 million for the year ended December 31, 1999. Significant components of the overall increase were:

o increased rent and expenses associated with Sonoma Mission Inn and Spa in the amount of $11.1 million;

o increased rent and expenses in the amount of $8.2 million associated with the Renaissance Hotel, which was first leased by COPI in June 1999;

o additional rent and expenses in the amount of $11.3 million consistent with increased revenues generated by certain of the COPI hotel operations as a result of increased rates and occupancy; partially offset by

o decreased rent and expenses associated with the Four Seasons Hotel in Houston in the amount of $3.3 million due to the sale of the hotel on November 3, 2000.

         Land Development Segment

         Land development expenses, which primarily represent operating costs incurred by Desert Mountain Development and COPI Colorado prior to the elimination of the Minority Interests, decreased $48.1 million, or 14.8%, to $276.3 million for the year ended December 31, 2000, compared with $324.4 million for the year ended December 31, 1999. Significant components of the overall decrease were:

o a $77.8 million decrease in expenses incurred by Desert Mountain Development during the year ended December 31, 2000 due primarily to lower costs associated with decreased home and lot sales; partially offset by

o a $29.4 million increase in expenses incurred by COPI Colorado which can be attributed to higher costs associated with increased real estate and property management revenues, in addition to higher transportation costs due to higher fuel prices and startup costs associated with additional services.

         Corporate General and Administrative Expenses

         Corporate general and administrative expenses increased $1.6 million, or 61.5%, to $4.2 million for the year ended December 31, 2000, compared with $2.6 million for the year ended December 31, 1999. These expenses consisted of general corporate overhead costs, such as legal and accounting costs, insurance costs and corporate salaries. The increase over prior year is primarily attributable to (i) costs of approximately $0.5 million incurred in connection with proceedings in bankruptcy court and litigation outside of bankruptcy court arising from COPI's ownership interest in CBHS, (ii) professional fees of approximately $0.6 million incurred in connection with the proposed restructuring of COPI and (iii) transaction costs of approximately $0.5 million incurred by COPI in conjunction with the negotiation, execution and termination of the asset purchase agreement with CBHS. COPI expects to incur additional litigation expenses in the future in defending against claims made as a result of COPI's ownership interest in CBHS. Although management cannot quantify these future expenses due to the unpredictable nature of litigation, management believes at this time that such expenses are not likely, in the aggregate, to become material to COPI as a whole. See Part I - Legal Proceedings.



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         Investment Income

         Investment income increased $25.7 million or 123.0%, to $46.6 million for the year ended December 31, 2000, compared with $20.9 million for the year ended December 31, 1999. Significant components of the overall increase were:

o the gain on the lease buyout related to the sale of the Four Seasons in the amount of $18.3 million;

o   an increase in equity in income of Landevco in the amount of $8.9 million;
    and

o   the gain on sale of HCAC in the amount of $1.6 million; partially offset by

o an increase in equity in loss of Americold Logistics in the amount of $3.7 million partially due to holding the investment for a full year as compared to ten months in the prior year as well as increased labor costs; and

o a decrease in equity in income of CRDI projects in the amount of $1.2 million.

         Other (Income) Expenses

         Other (income) expense increased $5.2 million, or 19.3%, to $32.1 million for the year ended December 31, 2000, compared with $26.9 million for the year ended December 31, 1999. The increase is primarily attributable to an increase in interest expense in the amount of $5.5 million for the year ended December 31, 2000, resulting from:

o an increase in outstanding indebtedness in connection with acquisitions; partially offset by

o a decrease in interest expense of approximately $2.0 million at Desert Mountain Development due to decreased indebtedness.

         Minority Interests

         Minority interests increased $11.9 million, or 84.4%, to $26.0 million for the year ended December 31, 2000, compared to $14.1 million for the year ended December 31, 1999. Minority Interests consist of the non-voting interests in the land development segment and in CRL.

         Income Tax Provision (Benefit)

         Income tax provision of $11.7 million for the year ended December 31, 2000 represents an increase of $15.2 million from the year ended December 31, 1999. Income tax provision consisted of a $4.9 million benefit at the corporate level, a $3.8 million benefit for the equipment sales and leasing segment and a $2.5 million benefit for the temperature-controlled logistics segment, offset by a $17.9 million provision for the land development segment and a $5.0 million provision for the hospitality segment.

         COPI generally provides for taxes using a 40% effective rate on COPI's share of income or loss. Management continues to evaluate its ability to realize the deferred tax assets quarterly by assessing the need for a valuation allowance. An inability of COPI to execute business plans for certain of the company's segments could affect the ultimate realization of the deferred tax assets.


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Year Ended December 31, 1999, as Compared to 1998

         Revenues

         Total revenue increased $224.8 million, or 45.6%, to $718.0 million for the year ended December 31, 1999, compared with $493.2 million for the year ended December 31, 1998. The increase in total revenue is attributable to the following:

         Equipment Sales and Leasing Segment

         Equipment sales and leasing revenue increased $51.0 million, or 59.7% to $136.4 million, for the year ended December 31, 1999, compared with $85.4 million for the year ended December 31, 1998. Significant components of the overall increase were:

o COPI's acquisitions since January 1, 1998 and the opening of a new location on August 1, 1999, resulting in incremental revenue of $46.1 million during the year ended December 31, 1999; and

o same store revenue increased $4.9 million for the year ended December 31, 1999, as compared to the prior year primarily due to increased rental revenue.

         Hospitality Segment

         Hospitality revenue increased $17.3 million, or 7.5%, to $246.8 million for the year ended December 31, 1999, compared with $229.5 million for the year ended December 31, 1998. Significant components of the overall increase were:

o revenue derived from the operations of the Sonoma Mission Inn Golf and Country Club, which was not leased by COPI until October 1998, and the Renaissance Hotel, which was not leased by COPI until June 1999; offset by the elimination of the Austin Omni Hotel rental income, resulting from the termination of the lease effective December 31, 1998;

o revenue derived from the newly constructed Allegria Spa at the Hyatt Regency Beaver Creek, which conducted operations for the full year ended December 31, 1999, as compared to only four months during the year ended December 31, 1998; and

o increased rates at certain of the COPI hotel operations resulted in higher revenues during 1999 as compared to the corresponding period in 1998; partially offset by

o decreased revenues at Sonoma Mission Inn and Spa due to lower occupancy and average daily rate caused by construction at the property which necessitated taking 20 rooms out of inventory during 1999.

         Land Development Segment

         Land development revenue, which represents revenue from Desert Mountain Development and COPI Colorado prior to the elimination of the Minority Interests, increased $156.5 million, or 87.7%, to $334.9 million for the year ended December 31, 1999, compared with $178.4 million for the year ended December 31, 1998. Significant components of the overall increase were:

o revenues of COPI Colorado, which COPI did not include during the first nine months of 1998, and which resulted in incremental revenues of $136.1 million for the year ended December 31, 1999; and


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o   a $20.4 million increase in revenue from Desert Mountain Development during the year ended December 31, 1999. The increase for the year can be attributed to overall higher sales prices for lots as compared to the prior year.

         Operating Expenses

         Total operating expenses increased $220.7 million, or 45.7%, to $704.1 million for the year ended December 31, 1999, compared with $483.4 million for the year ended December 31, 1998. The increase in operating expenses is attributable to the following:

         Equipment Sales and Leasing Segment

         Equipment sales and leasing expenses increased $52.6 million, or 66.6%, to $131.6 million for the year ended December 31, 1999, compared with $79.0 million for the year ended December 31, 1998. Significant components of the overall increase were:

o COPI's acquisitions since January 1, 1998 and the opening of a new location on August 1, 1999, resulting in incremental operating expenses of $45.8 million during year ended December 31, 1999; and

o increased costs of $6.8 million incurred during the year ended December 31, 1999, due mainly to an increase in rental inventory that is not attributable to acquisitions resulting in increased depreciation expense. Additionally, operating expenses were incurred during 1999 related to the implementation of a new computer system, integration of acquisitions as well as various costs incurred on acquisitions which did not come to fruition.

         Hospitality Segment

         Hospitality expenses increased $22.7 million, or 10.2%, to $245.5 million for the year ended December 31, 1999, compared with $222.8 million for the year ended December 31, 1998. Significant components of the overall increase were:

o rent and expenses associated with the Sonoma Mission Inn Golf and Country Club which was not leased by COPI until October 1998, and the Renaissance Hotel, which was not leased by COPI until June 1999;

o additional rent for the year ended December 31, 1999, resulting from increased revenue generated by the COPI hotel operations, partially offset by a decrease in rent for the year ended December 31, 1999, due to the termination of the lease of the Austin Omni Hotel effective December 31, 1998;

o rent and expenses associated with the newly constructed Allegria Spa at the Hyatt Regency Beaver Creek, which was leased for only four months for the period ended December 31, 1998; and

o additional rent associated with capital projects at the COPI hotel operations that were incurred during the year ended December 31, 1999.

         Land Development Segment

         Land development expenses, which primarily represent operating costs incurred by Desert Mountain Development and COPI Colorado prior to the elimination of the Minority Interests, increased $146.0 million, or 81.8%, to $324.4 million for the year ended December 31, 1999, compared with


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


$178.4 million for the year ended December 31, 1998. Significant components of the overall increase were:

o operating expenses of COPI Colorado, which COPI did not include during the first nine months of 1998, and which resulted in incremental expenses of $123.5 million during the year ended December 31, 1999; and

o a $22.3 million increase in expenses incurred by Desert Mountain Development during the year ended December 31, 1999. The increase is primarily attributable to overall higher development costs associated with selling higher value lots as compared to the prior year.

         Corporate General and Administrative Expenses

         Corporate general and administrative expenses, totaling $2.6 million for the year ended December 31, 1999, were comparable with such costs for the year ended December 31, 1998. These expenses consisted of general corporate overhead costs, such as legal and accounting costs, insurance costs and corporate salaries.

         Investment Income

         Investment income decreased $6.8 million or 24.5%, to $20.9 million for the year ended December 31, 1999, compared with $27.7 million for the year ended December 31, 1998. Significant components of the overall decrease were:

o equity in loss of Americold Logistics in the amount of $3.7 million due to the acquisition of Americold Logistics in March 1999;

o a decrease in income of the temperature-controlled logistics partnerships in the amount of $3.6 million due to the fact that COPI no longer consolidates the temperature-controlled logistics partnerships as a result of the restructuring of the temperature-controlled logistics segment;

o a decrease in investment income from Hicks-Muse in the amount of $3.2 million as a result of COPI's sale of its investment in Hicks-Muse in March 1999;

o a decrease in equity in income of CRDI projects in the amount of $2.1 million; and

o equity in loss of CR Las Vegas, LLC in the amount of $1.1 million due to the pre-opening expenses related to the opening of the Venetian Spa in Las Vegas in June 1999; partially offset by

o no losses associated with CBHS for 1999 because the investment in CBHS was written off during 1998, as compared to $5.4 million of losses recognized in the prior year; and

o the gain on sale of 80% of COPI's interest in the temperature-controlled logistics partnerships in the amount of $1.5 million.

               Other (Income) Expense


               Other (income) expense increased $12.3 million, or 84.2%, to $26.9 million for the year ended December 31, 1999, compared with $14.6 million for the year ended December 31, 1998. The increase is primarily attributable to an increase in interest expense in the amount of $12.5 million for the year ended December 31, 1999, resulting from:


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o   an increase in outstanding indebtedness in connection with acquisitions;

o the inclusion of interest expense of COPI Colorado (in the amount of $6.7 million, for the first nine months of 1999) in COPI's operating results (operations of CRDI for the first nine months of 1998 were not included during the prior year); partially offset by

o a decrease in interest expense of approximately $1.1 million at Desert Mountain Development due to decreased indebtedness.

         Minority Interests

         Minority interests decreased $2.2 million, or 13.5%, to $14.1 million for the year ended December 31, 1999, compared to $16.3 million for the year ended December 31, 1998. Minority Interests consist of the non-voting interests in the land development segment and in CRL.

         Income Tax Provision (Benefit)

         Income tax benefit of $3.5 million for the year ended December 31, 1999 represents a change of $9.0 million from the year ended December 31, 1998. Income tax benefit consisted of a $8.7 million benefit at the corporate level, a $1.1 million benefit for the equipment sales and leasing segment, a $0.9 million benefit for the temperature-controlled logistics segment, and a $0.1 million benefit for the hospitality segment, offset by a $7.3 million provision for the land development segment. COPI generally provides for taxes using a 40% effective rate on COPI's share of income or loss. Additionally, for the year ended December 31, 1999, COPI released $4.2 million of its net deferred tax asset valuation allowance, based on 1999 transactions and expected future taxable income. Management continues to evaluate its ability to realize the deferred tax assets quarterly by assessing the need for a valuation allowance. An inability of COPI to execute business plans for certain of the company's segments could affect the ultimate realization of the deferred tax assets.

LIQUIDITY AND CAPITAL RESOURCES

         The recent economic slowdown, magnified by the September 11 terrorist attacks, has placed significant pressure on COPI's ability to meet its obligations as they come due. Consequently, COPI and its operating units have defaulted in the payment of their obligations owed to CEI and Crescent Partnership. Based upon current and reasonably forecasted operating results, COPI does not believe that it will, in the reasonably foreseeable future, be able to pay all of its obligations as they accrue. In addition, the Company's auditors report included on the financial statements included in its 2000 Annual Report on Form 10-K expressed substantial doubt about the Company's ability to continue to operate as a going concern.

         In February 2002, COPI was notified by Crescent Partnership and CEI that each of COPI's obligations to Crescent Partnership and CEI is in default. Moreover, Crescent Partnership and CEI have announced that it will seek to enforce collection by foreclosure or otherwise of its claims against COPI and its operating units as quickly as possible. COPI is unable to repay the debts to Crescent Partnership and CEI as to which a default has been declared. Management believes, in fact, that COPI may not even have sufficient liquidity to pay its liabilities on a current basis or to fund the costs of a non-negotiated bankruptcy court proceeding. In light of these factors, COPI entered into a settlement agreement with CEI.

         The settlement agreement significantly restricts COPI's ability to access capital resources. Among other things, the settlement agreement limits COPI's ability to incur additional indebtedness,


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


incur liens, pay dividends or make certain other restrictive payments. Based on these restrictions in the settlement agreement and COPI's current financial condition, it is unlikely that COPI would have access to any third-party financing. In connection with the settlement agreement, CEI did provide COPI with a $3.2 million debtor-in-possession facility to provide liquidity during the pendency of the bankruptcy case. Pursuant to this facility, CEI will fund only COPI's out-of-pocket operating expenses during the bankruptcy. [Describe other terms of credit facility.] Even with this financing, it is unlikely that COPI will be able to fund its working capital requirements.

Nine Months Ended September 30, 2001

         Cash Flows

         Cash and cash equivalents include amounts from all consolidated subsidiaries, including subsidiaries not wholly-owned. Changes, therefore, do not necessarily represent increases or decreases in cash directly available to COPI.

         Cash and cash equivalents were $35.4 million and $62.1 million at September 30, 2001 and December 31, 2000, respectively. The 43.0% decrease is attributable to $166.2 million of cash used in operating activities, partially offset by $6.3 million and $133.3 million of cash provided by investing and financing activities, respectively.

         Operating Activities

         Net cash flows used in operating activities for the nine months ended September 30, 2001 were $166.2 million compared with net cash used in operating activities of $0.6 million for the nine months ended September 30, 2000. COPI's outflow of cash used in operating activities of $166.2 million was primarily attributable to a net loss of $43.4 million, adjusted for:

o   provision for deferred taxes of $8.6 million;

o   change in fair value of Magellan warrants of $6.0 million;

o   cumulative effect of change in accounting principle of $9.5 million;

o   equity in income of unconsolidated subsidiaries of $20.9 million;

o   non-cash depreciation and amortization of $23.5 million; and

o   impairment loss on assets of $16.9 million.


In addition, COPI had outflows from:

o   an increase in real estate of $196.1 million;

o   decrease in accounts payable and accrued expenses of $12.7 million; and

o   an increase in prepaid expenses and current assets of $7.7 million.


The outflow of cash used in operating activities was partially offset by inflows from:

o   increase in accounts payable and accrued expenses - CEI of $31.0 million;

o   increase in accounts receivable of $20.8 million;

o   increase in inventories of $12.0 million; and

o   increase in deferred revenue of $10.5 million.


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         Investing Activities

         Net cash flows provided by investing activities for the nine months ended September 30, 2001 were $6.3 million compared with net cash used in investing activities of $15.0 million for the nine months ended September 30, 2000. COPI's outflow of cash provided by investing activities of $6.3 million was primarily attributable to inflows from:

o   distributions from investments on controlled subsidiaries of $29.1 million;

o   proceeds from the sale of property and equipment of $14.4 million; and

o   net proceeds from sale and collection of notes receivable of $8.3 million.

The inflow of cash provided by investing activities was partially offset by outflows from:

o   purchases of property and equipment of $25.8 million; and

o disposition of business interest by controlled subsidiary, net of cash transferred of $17.7 million.

         Financing Activities

         Net cash flows provided by financing activities for the nine months ended September 30, 2001 were $133.3 million compared with net cash provided by financing activities of $24.2 million for the nine months ended September 30, 2000. COPI's inflow of cash provided by financing activities of $133.3 million was primarily attributable to inflows from:

o   proceeds of long-term debt of $303.2 million; and

o   capital contributions attributable to minority interests of $4.3 million.


The inflow of cash provided by financing activities was partially offset by outflows from:

o   payments of long-term debt of $151.6 million; and

o   distributions to minority interests of $22.3 million.

Years Ended December 31, 2000 and 1999

         Cash Flows

         Cash and cash equivalents include amounts from all consolidated subsidiaries, including subsidiaries not wholly owned. Changes, therefore, do not necessarily represent increases or decreases in cash directly available to COPI.

         Cash and cash equivalents were $62.1 million and $39.0 million at December 31, 2000 and December 31, 1999, respectively. The 59.2% increase is attributable to $20.4 million and $27.0 million of cash provided by investing and financing activities, respectively, partially offset by $24.3 million of cash used in operating activities.

         Operating Activities

         Net cash flows used in operating activities for the year ended December 31, 2000 were $24.3 million compared with the net cash used in operating activities of $9.4 million and the net cash provided by operating activities of $36.1 million for the years ended December 31, 1999 and 1998, respectively. COPI's outflow of cash used in operating activities of $24.3 million was primarily attributable to outflows from:

o   net loss of $3.7 million;


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o   gain on sale of investments of $20.6 million;

o   equity in income from unconsolidated subsidiaries of $26.0 million;

o   an increase in real estate of $83.0 million; and

o   increases in accounts receivable of $13.7 million.

The outflow of cash used in operating activities was partially offset by inflows from:

o   non-cash depreciation and amortization of $37.8 million;

o   increases in accounts payable and accrued expenses of $29.8 million; and

o   increases in deferred revenue of $41.7 million.

         Investing Activities

         Net cash flows provided by investing activities for the year ended December 31, 2000 were $20.4 million compared with the net cash used in investing activities of $34.5 million and $121.7 million for the years ended December 31, 1999 and 1998, respectively. COPI's inflow of cash provided by investing activities of $20.4 million was primarily attributable to inflows from:

o   proceeds from the sale of investments of $17.8 million;

o   proceeds from the sale of property and equipment of $35.4 million;

o   net proceeds from sale and collection of notes receivable of $10.7 million;
    and

o   distributions from investments of Controlled Subsidiaries of $33.5 million.

The inflow of cash provided by investing activities was partially offset by outflows from:

o acquisitions of business interests by Controlled Subsidiaries of $8.8 million;

o   purchases of property and equipment of $68.7 million.

         Financing Activities

         Net cash flows provided by financing activities for the year ended December 31, 2000 were $27.0 million compared with the net cash provided by financing activities of $40.1 million and $85.1 million for the years ended December 31, 1999 and 1998, respectively. COPI's inflow of cash provided by financing activities of $27.0 million was primarily attributable to inflows from:

o   proceeds of all long-term debt of $332.8 million; and

o   capital contributions attributable to Minority Interests of $37.8 million.

The inflow of cash provided by financing activities was partially offset by outflows from:

o   payments of all long-term debt of $273.3 million; and

o   distributions to Minority Interests of $66.3 million.

         Financing Attributable to Corporate and Wholly Owned Subsidiaries

         Financing instruments attributable to corporate and wholly owned subsidiaries are as follows:

o In November 2001, COPI renewed its $15.0 million unsecured bank line of credit from Bank of America. The line of credit bears interest at the LIBOR rate, payable monthly and all principal and


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


    unpaid interest on the line of credit were due December 31, 2001. The $15.0 million available under the line of credit from Bank of America is fully drawn.

o In connection with the formation and capitalization of COPI in the second quarter of 1997, COPI received approximately $14.1 million in cash from Crescent Partnership and Crescent Partnership loaned COPI approximately $35.9 million pursuant to a five-year term loan, maturing on May 22, 2002, of which approximately $14.2 million was outstanding as of September 30, 2001. The loan is a recourse loan that is collateralized, to the extent not prohibited by pre-existing arrangements, by a first lien on the assets which COPI now owns or may acquire in the future. The loan bears interest at the rate of 12% per annum, compounded quarterly, with required quarterly principal and interest payments limited by quarterly cash flow of COPI as defined in the applicable credit agreement.

o Effective March 12, 1999, COPI agreed to make a permanent reduction in its $30.4 million 12% line of credit with Crescent Partnership commensurate with the proceeds from the sale of 80% of COPI's 2% interest in the temperature-controlled logistics partnerships. On March 12, 1999, COPI received $13.2 million of proceeds and correspondingly permanently reduced the availability under the line of credit from $30.4 million to $17.2 million. The line of credit bears interest at the rate of 12% per annum, compounded quarterly, payable on an interest-only basis during its term, which expires on the later of (i) May 21, 2002 or (ii) five years after the last draw under the line of credit (in no event shall the maturity date be later than June 22, 2007). Draws may be made under the line of credit until June 22, 2002. The line of credit is a recourse obligation and amounts outstanding thereunder are collateralized, to the extent not prohibited by pre-existing arrangements, by a first lien on the assets which COPI now owns or may acquire in the future. The line of credit is cross-collateralized and cross-defaulted with COPI's other borrowings from Crescent Partnership. As of September 30, 2001, $17.7 million was outstanding under the line of credit.

o Also effective March 11, 1999, COPI obtained from Crescent Partnership a $19.5 million term loan bearing interest at a rate of 9% per annum. The line of credit is payable on an interest-only basis during its term, which expires in May 21, 2007. The note is cross-collateralized and cross-defaulted with COPI's other borrowings from Crescent Partnership. Upon inception of this line of credit, COPI immediately borrowed the full $19.5 million with which it contributed approximately $15.5 million in connection with the formation of Americold Logistics and used the remaining $4.0 million of proceeds to reduce the amount outstanding under the 12% line of credit with Crescent Partnership. As of September 30, 2001, $19.9 million was outstanding under the line of credit.

o As a part of the acquisitions of E.L. Lester and Company, Lester, and Harvey Equipment Center, Inc. and L and H Leasing Company, together referred to as Harvey, COPI issued notes payable in the amount of $6.0 million and approximately $1.158 million, respectively. The Lester and Harvey notes are payable in semi-annual principal and interest payments and bear interest at 7.5% and 8.0%, respectively. All principal and unpaid interest on the Harvey and Lester notes are due July 31, 2002 and July 1, 2003, respectively. The Lester note is collateralized by stock of Lester. As of September 30, 2001, the outstanding balances on the Lester and Harvey notes were $3.2 million and $0.3 million, respectively.

o COPI funded its contribution to COPI Colorado using the proceeds from a $9.0 million term loan from Crescent Partnership. The loan bears interest at 12% per annum, with interest payable quarterly and the full original principal amount of $9.0 million, together with any accrued but unpaid interest, payable May 21, 2002. COPI's interest in COPI Colorado secures the loan, which is cross-collateralized and cross-defaulted with COPI's other borrowings from Crescent Partnership. As of September 30, 2001, $9.3 million was outstanding under the line of credit.

o Crescent Machinery has various equipment notes payable and floor plan notes under credit facilities which are collateralized by the equipment financed. The equipment notes are payable in monthly principal and interest payments and bear interest at 7.0% to 11.5% per annum and mature between 2001 and 2011. The floor plan notes do not bear interest, do not require monthly principal or interest payments and generally have terms ranging from three to twelve months. As of September 30, 2001, the outstanding balance on the equipment notes was $92.6 million and on the floor plan notes was $5.4 million. Crescent Machinery would have been unable to meet all of its required debt payments during 2000 without capital infusions made by COPI. Crescent Machinery is currently in default on certain major loans from commercial institutions due to Crescent Machinery's decision not to pay the principal portion of payment installments due in September and October 2001 in the total amount of $3.2 million. Outstanding principal amounts under default by Crescent Machinery totaled $66.7 million at September 30, 2001. Crescent Machinery's lenders have not exercised remedies available for Crescent Machinery's payment default, the defaults have not adversely affected Crescent Machinery's ability to conduct its business and Crescent Machinery and those lenders are negotiating about the defaults and about modifying certain terms, including payment obligations, of the existing credit lines.

         Financing Attributable to Non Wholly Owned Subsidiaries

         Financing instruments attributable to non wholly owned subsidiaries are as follows:

o Desert Mountain Properties has a credit agreement with Crescent Partnership pursuant to which Crescent Partnership has advanced funds to Desert Mountain Properties through a "Junior Note" and a "Senior Note". The Junior Note evidences a $60.0 million advance from Crescent Partnership to Desert Mountain Properties and accrues interest at 14% per annum. The Senior Note evidences a $110.0 million advance from Crescent Partnership to Desert Mountain Properties and accrues interest at 10% per annum. The principal and interest on both the Junior Note and the Senior Note are payable in quarterly installments, based on proceeds from the operations of Desert Mountain Properties. As of September 30, 2001, the outstanding balances of the Junior Note and Senior Note were $59.0 million and $0 million, respectively.

o Desert Mountain Properties entered into a $40.0 million credit facility with National Bank of Arizona in May 1998. The facility is comprised of (i) a $30.0 million line of credit available for vertical financing related to new home construction and bears an annual interest at the prime rate and (ii) a $10.0 million line of credit available for borrowings against certain notes receivable issued by Desert Mountain Properties and bears an annual interest rate of prime plus 1%. The credit facility expires June 2002 with interest payable monthly, collateralized by land owned by Desert Mountain Properties, deeds of trust on lots sold and home construction. As of September 30, 2001, the outstanding balance on the line of credit with National Bank of Arizona was $24.9 million.

o CRDI has four lines of credit with Crescent Partnership, one of which was increased from $40.2 million to $48.2 million effective January 1, 1999 and then from $48.2 million to $56.2 million in December 1999. The line of credit bears interest at 11.5% per annum, compounded annually. Principal and interest payments are due as distributions from projects are received, as defined by the applicable agreement. The line of credit is due August 2004. As of September 30, 2001, $46.9 million was outstanding on the $56.2 million line of credit. The second line of credit of $22.9 million bears interest at 12.0% per annum, compounded annually. Principal and interest payments are due as distributions from projects are received, as defined by the applicable agreement. The line of credit is due January 2003 and by mutual agreement of borrower and lender was effectively converted into a term loan of $16.4 million and, in 2001, transferred.. As of September 30, 2001, $0 million was outstanding on the $22.9 million line of credit. The third line of credit with Crescent Partnership for

    $40.0 million bears interest at 11.5% per annum. Principal and interest payments are due as distributions are received, as defined by the applicable credit agreement. The line of credit is due December 2006. As of September 30, 2001, $57.4 million was outstanding on the $40.0 million line of credit. The fourth line of credit with Crescent Partnership for $32.0 million bears interest at 11.5% per annum. Principal and interest payments are due as distributions are received, as defined by the applicable credit agreement. The line of credit is due September 2008. As of September 30, 2001, $59.9 million was outstanding on the $32.0 million line of credit. The lines of credit are collateralized by CRDI's interests in East West Resort Development partnerships, East West Resorts, LLC and other CRDI property. CRDI also has a term loan with Crescent Partnership for $3.1 million maturing June 2005. The note bears interest at 12%, with interest payable quarterly and principal payable annually in accordance with an increasing schedule. The note is collateralized by CRDI's interests in East West Resorts, LLC, the East West Development partnerships and CRDI's other property. As of September 30, 2001, $0 million was outstanding on the $3.1 million term note. Generally, CRDI's loans with Crescent Partnership are cross-collateralized and cross-defaulted.

o The operating entities in which CRDI invests have various construction loans for East West projects which are collateralized by deeds of trust, security agreements and a first lien on the assets conveyed. The notes are payable in monthly principal and interest payments and bear interest at 5.2% to 11.6% per annum. The notes mature between 2001 and 2005. As of September 30, 2001, the outstanding balance on these construction notes was $158.3 million in the aggregate.

         CRL has a line of credit with Crescent Partnership in the amount of $7.0 million bearing interest at a rate of 12% per annum. The line of credit is due August 2003. The principal and interest are payable as CRL receives distributions pursuant to the CR License Operating Agreement and the CR Las Vegas Operating Agreement. The $7.0 million available under the line of credit was fully drawn as of September 30, 2001. In July 2000, CRL obtained from Crescent Partnership a $0.2 million term note bearing interest at a rate of 12% per annum. The full original principal amount of $0.2 million, together with any accrued but unpaid interest is due August 2003. As of September 30, 2001, $0.2 million was outstanding on the note.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         COPI has fixed and variable rate notes payable and lines of credit which are subject to market risk related to changes in interest rates. COPI manages its market risk by attempting to match anticipated inflow of cash from its operating, investing and financing activities with anticipated outflow of cash to fund debt payments, investments and other cash requirements. COPI does not use derivative financial instruments to manage interest rate risk.

         As of December 31, 2000, COPI had amounts outstanding under variable rate notes payable and lines of credit totaling $156.3 million, with a weighted average interest rate of 9.7% per annum. A hypothetical 10% increase in the weighted average interest rate on COPI's variable rate notes and lines of credit would cause a $1.5 million increase in interest expense and a decrease in COPI's earnings and cash flows of $1.0 million, based on the amount of variable rate debt outstanding as of December 31, 2000. In the event that interest rates increase significantly and COPI continues to have significant amounts outstanding under variable rate notes and credit lines, depending upon market conditions, COPI may be able to substitute fixed rate notes for some of its variable rate notes and credit lines to minimize its exposure to interest rate risk. There can be no assurance, however, that any such substitution could be arranged on terms that are satisfactory to COPI.

         As of December 31, 2000, COPI had amounts outstanding under fixed rate notes payable and lines of credit totaling $317.2 million, with a weighted average interest rate of 11.1% per annum. In the event that interest rates decrease significantly, and market interest rates are substantially lower than the rates on COPI's fixed rate notes and credit lines, COPI would be able to reduce interest expense if it were able to prepay and/or refinance these instruments. There can be no assurance, however, that COPI would be able to prepay or refinance its debt on terms that are satisfactory to COPI in a declining interest rate environment.

                   CEI MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

         You should read this section in conjunction with the consolidated audited financial statements and the accompanying notes and the consolidated interim financial statements and the accompanying notes in "Financial Statements of CEI." In management's opinion, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation of the unaudited interim financial statements are included.

RECENT DEVELOPMENTS

         For a description of events that have occurred subsesquent to September 30, 2001, see "Summary - Recent Developments" above.

SEGMENT INFORMATION

         The economic slowdown in the third quarter of 2001, and the effects of the September 11, 2001 tragedy have had an adverse impact on hotel operations and lot sales at the Desert Mountain residential development property. However, the office property portfolio, which represents approximately 65% of total assets, continues to be in line with management's expectations. Although management does not expect full recovery of these investment segments in the near-term, CEI remains committed to its fundamental investment segments.

         The following sections include information for each of CEI's investment segments for the nine months ended September 30, 2001.

Office Segment


         As of September 30, 2001, CEI owned or had an interest in 75 office properties.


         The following table shows the same-store net operating income growth for the approximately 25.5 million square feet of Office Property space owned as of September 30, 2001, which excludes approximately 1.5 million square feet of Office Property space at Bank One Center, in which CEI owns a 50% equity interest, approximately 1.0 million square feet of Office Property space at Four Westlake Park and Bank One Tower, in each of which CEI has a 20% equity interest, and 0.1 million square feet of Office Property space at Avallon IV, which was completed during the nine months ended September 30, 2001.


                                       FOR THE THREE MONTHS ENDED SEPTEMBER 30,            FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                    ----------------------------------------------       ------------------------------------------
                                                                      PERCENTAGE/                                     PERCENTAGE/
                                     2001              2000          POINT INCREASE       2001              2000     POINT INCREASE
                                    ------            ------         --------------      ------            ------    --------------
(DOLLARS IN MILLIONS)
Same-store Revenues                 $139.5            $130.7               6.7%          $414.7            $385.8           7.5%
Same-store Expenses                  (63.0)            (55.4)             13.7%          (187.8)           (170.7)         10.0%
                                    ------            ------            ------           ------            ------        ------
Net Operating Income                $ 76.5            $ 75.3               1.6%          $226.9            $215.1           5.5%
                                    ======            ======            ======           ======            ======        ======

Weighted Average Occupancy            92.2%             92.6%             (0.4) pts        92.6%             91.6%          1.0 pts

         The following table shows renewed or re-leased leasing activity and the percentage increase of signed leasing rates compared to expiring leasing rates at CEI's office properties owned as of September 30, 2001.




                              FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                            --------------------------------------------------  ---------------------------------------------------
                                 SIGNED               EXPIRING      PERCENTAGE      SIGNED               EXPIRING       PERCENTAGE
                                 LEASES                LEASES        INCREASE       LEASES                LEASES         INCREASE
                            ------------------   -----------------  ----------  ------------------   -----------------  ----------
Renewed or Re-leased(1)      656,000 sq. ft.            N/A            N/A       1,470,000 sq. ft.         N/A              N/A
Weighted average full-
   service rental rate(2)   $24.38 per sq. ft.   $19.80 per sq. ft.   23.1%     $24.07 per sq. ft.   $20.12 per sq. ft.    19.6%
FFO annual net effective
   rental rate(3)           $15.64 per sq. ft.   $11.03 per sq. ft.   41.8%     $15.07 per sq. ft.   $11.09 per sq. ft.    35.9%

----------

(1) All of which have commenced or will commence during the next twelve months.

(2) Including free rent, scheduled rent increases taken into account under GAAP and expense recoveries.

(3) Calculated as weighted average full-service rental rate minus operating expenses.

Resort/Hotel Segment

         As of September 30, 2001, CEI owned nine hotel properties.

         The following table shows weighted average occupancy, average daily rate and revenue per available room/guest night for the nine CEI hotel properties for the three and nine months ended September 30, 2001 and 2000.




                                                   FOR THE THREE MONTHS                           FOR THE NINE MONTHS
                                                    ENDED SEPTEMBER 30,                           ENDED SEPTEMBER 30,
                                             ----------------------------------------      -----------------------------------
                                                                                                                   PERCENTAGE/
                                                                          PERCENTAGE/                                POINT
                                                                            POINT                                   INCREASE
                                             2001          2000(1)         DECREASE        2001         2000(1)    (DECREASE)
                                             ----          -------        -----------      ----         ------     ----------
Weighted average occupancy                   72.2%          78.1%            (6)pts        72.2%          78.0%        (6)pts
Average daily rate                           $226           $231             (2)%          $249           $239          4%
Revenue per available room/guest night       $162           $179             (9)%          $178           $185         (4)%

----------

(1) Excludes the Four Seasons Hotel - Houston, which was sold on November 3,
    2000.

         The following table shows CEI hotel property same-store rental income for the three and nine months ended September 30, 2001 and 2000, for the nine CEI hotel properties owned during both of these periods. Rental income includes weighted average base rent with scheduled rent increases that would be taken into account under GAAP, and percentage rent.


                                       FOR THE THREE MONTHS                 FOR THE NINE MONTHS
                                        ENDED SEPTEMBER 30,                 ENDED SEPTEMBER 30,
                                  ----------------------------------   ----------------------------------
                                                          PERCENTAGE                           PERCENTAGE
                                   2001        2000        DECREASE     2001        2000        DECREASE
                                  -------     -------     ----------   -------     -------     ----------
(dollars in thousands)
Upscale Business-Class Hotels     $ 5,232     $ 6,101(1)     (14)%     $17,161     $17,762(1)     (3)%
Destination Resort Properties       8,857      10,083        (12)       27,050      27,856        (3)
                                  -------     -------        ---       -------     -------        --
All Resort/Hotel Properties       $14,089     $16,184(1)     (13)%     $44,211     $45,618(1)     (3)%
                                  =======     =======        ===       =======     =======        ==

----------

(1) Excludes the Four Seasons Hotel - Houston, which was sold on November 3,
    2000.

         Investment Partnership

         In February 2000, CEI entered into an agreement with Sanjay Varma, a former senior executive officer of CEI, to form an investment partnership, which will seek destination resort properties and hotel properties to acquire and manage under the "Sonoma Spa Resorts" brand and concept. CEI and Mr. Varma acquired a 93% and a 7% interest, respectively, in this new partnership. Mr. Varma also established a management company, which has contracted with COPI to manage either the property or assets of CEI's existing portfolio of CEI hotel properties (excluding the Canyon Ranch resorts and the Hyatt Regency Beaver Creek), in addition to new properties the investment partnership acquires. During the first quarter of 2001, CEI reduced its non-voting interest in this management company from 30% to 10% to comply with the REIT Modernization Act, which became effective January 1, 2001.

Residential Development Segment

         CEI owns economic interests in five residential development corporations through the residential development property mortgages and the non-voting common stock of these residential development corporations. The residential development corporations in turn, through joint ventures or partnership arrangements, currently own interests in 20 upscale CEI residential development properties. The residential development corporations are responsible for the continued development and the day-to-day operations of the upscale CEI residential development properties. Management plans to maintain the residential development segment at its current investment level and reinvest returned capital in residential development projects in which it expects to achieve comparable rates of return.

         The Woodlands Land Development Company, L.P. and The Woodlands Commercial Properties Company, L.P. (collectively "The Woodlands"), The Woodlands, Texas:

         The following table shows residential lot sales at an average price per lot and commercial land sales at an average price per acre.




                                            FOR THE THREE MONTHS ENDED SEPTEMBER 30,     FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                          ------------------------------------------    ----------------------------------------
                                              2001                      2000              2001                     2000
                                             -------            --------------------    -----------              ----------
(DOLLARS IN THOUSANDS)
Residential lot sales                            432                   505                   1,296                  1,517
Average sales price per lot                  $    75            $       46              $       77              $      45
Commercial land sales                              6  acres             42 acres                83 acres               69 acres
Average sales price per acre                 $   381            $      317              $      332              $     325

o The average sales price per lot was $77 for the nine months ended September 30, 2001, which is a $32, or 71% increase over the same period in 2000. This increase is due to a product mix of higher priced lots from the Carlton Woods development during the nine months ended September 30, 2001, compared with the same period in 2000. The number of lot sales decreased to 1,296 lots for the nine months ended September 30, 2001, which is 221 lots less than the same period in 2000. This decrease is due to the higher priced product mix of lots available for sale.

o The average sales price per commercial acre was $332 for the nine months ended September 30, 2001, which is a $7, or 2% increase over the same period in 2000.

o The number of commercial land sales increased to 83 acres for the nine months ended September 30, 2001, which is 14 acres more than the same period in 2000.

o Future buildout of The Woodlands is estimated at approximately 12,300 residential lots and approximately 1,700 acres of commercial land, of which approximately 1,325 residential lots and 1,100 acres are currently in inventory.

Desert Mountain Properties Limited Partnership, Scottsdale, Arizona:


         The following table shows residential lot sales at an average price per lot.


                                             FOR THE THREE MONTHS         FOR THE NINE MONTHS
                                              ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
                                           --------------------------  ---------------------------
                                              2001           2000           2001           2000
                                           ----------     ----------     ----------     ----------
(DOLLARS IN THOUSANDS)
Residential lot sales                              17             22             59            139
Average sales price per lot(1)             $      470     $      721     $      734     $      616

----------


(1) Including equity golf memberships.

o With the higher priced residential lots being completed during the latter phases of development at Desert Mountain, the average sales price per lot was $734 for the nine months ended September 30, 2001, which is a $118, or 19% increase over the same period in 2000.

o The number of lot sales decreased to 59 lots for the nine months ended September 30, 2001, which is 80 lots less than the same period in 2000.

o The average sales price per lot was $470 for the three months ended September 30, 2001, which is $251, or 35% decrease over the same period in 2000. Management believes that lot sales have been adversely impacted by the economic slowdown which was magnified by the events on September 11, 2001, and will continue to be adversely impacted in the fourth quarter.

o For 2001, the original expectation for residential lot sales was a range between 125 lots and 150 lots at an average sales price per lot of between $800 and $875. CEI currently expects 2001 residential lot sales to range between 65 to 75 lots with an average sales price per lot between $815 and $835.

o Approved future buildout of Desert Mountain is estimated to be approximately 300 residential lots, of which approximately 160 are currently in inventory.

Crescent Resort Development, Inc. (formerly Crescent Development Management Corp.), Beaver Creek, Colorado:

         The following table shows total active projects, residential lot and residential unit sales and average sales price per lot and unit.


                                                        FOR THE THREE MONTHS                 FOR THE NINE MONTHS
                                                         ENDED SEPTEMBER 30,                 ENDED SEPTEMBER 30,
                                                  ----------------------------------      --------------------------------
                                                      2001                2000               2001                2000
                                                  ------------        ------------        ------------        ------------
(DOLLARS IN THOUSANDS)
Active projects                                           13                  12                  13                  12
Residential lot sales                                     34                 107                 108                 133
Residential unit sales:
   Townhome sales                                          1                   4                   9                   6
   Single-family home sales                               --                   1                  --                   5
   Condominium sales                                      10                  11                  22                  17
Commercial land sales                                     --                   8                  --                   8
Average sales price per residential lot           $       86          $      184          $       64          $      183
Average sales price per residential unit          $1.7 million        $1.5 million        $1.6 million        $1.5 million

o The average sales price per lot was $64 for the nine months ended September 30, 2001, which was a $119, or 65% decrease from the same period in 2000. This decrease is due to a lower priced product mix sold at Eagle Ranch.

o The number of lot sales decreased to 108 lots for the nine months ended September 30, 2001, which is 25 lots less than the same period in 2000.

o The average sales price per residential unit was $1.6 million for the nine months ended September 30, 2001, which is a $100, or 7% increase over the same period in 2000.

o The number of residential unit sales increased to 31 units for the nine months ended September 30, 2001, which is three more units than the same period in 2000.

o On September 22, 2000, CRDI closed a joint-venture arrangement with Booth Creek Ski Holdings, Inc., owner of the Northstar-at-Tahoe resort, a premier, up-scale ski resort located in North Lake Tahoe, California. The development is expected to span ten years and to include an enhanced core village with new restaurants and retail shops, hotels and spas, and an extensive residential product mix of over 2,000 condominium and townhome units. As of September 30, 2001, CEI had made capital contributions to CRDI of $59.0 million, with a total expected investment by CEI of approximately $75.0 million over the life of the project. CRDI expects pre-sales to commence in the second quarter of 2002.

Mira Vista Development Corp., Fort Worth, Texas:

         The following table shows residential lot sales at an average price per lot.


                                      FOR THE THREE MONTHS               FOR THE NINE MONTHS
                                      ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                     ------------------------          ------------------------
                                      2001             2000             2001             2000
                                     -------          -------          -------          -------
(dollars in thousands)
Residential lot sales                      5               12               20               31
Average sales price per lot          $    96          $   100          $    85          $    97

o The number of lots sold decreased by 11 lots for the nine months ended September 30, 2001, as compared to the same period in 2000, due to the completion of development and the decreased number of remaining lots to be sold.

o Decrease in average sales price per lot between years is due to a change in product mix.

Houston Area Development Corp., Houston, Texas:

         The following table shows residential lot sales at an average price per lot.


                                          FOR THE THREE MONTHS                  FOR THE NINE MONTHS
                                          ENDED SEPTEMBER 30,                   ENDED SEPTEMBER 30,
                                     ------------------------------          ------------------------------
                                        2001               2000                2001                2000
                                     ----------          ----------          ----------          ----------
(dollars in thousands)
Residential lot sales                        62                  55                 148                 166
Average sales price per lot          $       36          $       27          $       32          $       27

Temperature-Controlled Logistics Segment

         As of September 30, 2001, CEI held a 40% interest in the temperature-controlled logistics partnership, which owns Americold Corporation, which directly or indirectly owns the 89 CEI temperature-controlled logistics properties. The business operations associated with the CEI temperature-controlled logistics properties are owned by Americold Logistics, which is owned 60% by Vornado Operating, L.P. and 40% by a subsidiary of COPI. CEI has no interest in Americold Logistics.

         Americold Logistics, as sole lessee of the CEI temperature-controlled logistics properties, leases the temperature-controlled logistics properties from Americold Corporation under six triple-net master leases. On February 22, 2001, Americold Corporation and Americold Logistics agreed to restructure certain financial terms of the leases, including the adjustment of the rental obligation for 2001 to $146.0 million, the adjustment of the rental obligation for 2002 to $150.0 million (plus contingent rent in certain circumstances), the increase of Americold Corporation's share of capital expenditures for the maintenance of the properties from $5.0 million to $9.5 million (effective January 1, 2000) and the extension of the date on which deferred rent totaling $37.1 million as of September 30, 2001 (of which CEI's portion is $14.7 million), is required to be paid to December 31, 2003. As of September 30, 2001, Americold Logistics had deferred $37.1 million of rent, of which CEI's portion was $14.7 million. In addition, the leases permit Americold Logistics to defer a portion of the rent for the CEI temperature-controlled logistics properties for up to three years beginning on March 12, 1999, to the extent that available cash, as defined in these leases, is insufficient to pay such rent. CEI anticipates that Americold Logistics will defer additional rent in the fourth quarter of 2001.

         Management believes that earnings before interest, taxes, depreciation and amortization and rent ("EBITDAR") is a useful financial performance measure for assessing the relative stability of the financial condition of Americold Logistics. The following table shows EBITDAR and lease payment for Americold Logistics for the nine months ended September 30, 2001.


                                                          FOR THE NINE MONTHS
                                                        ENDED SEPTEMBER 30, 2001
                                                         (DOLLARS IN MILLIONS)
                          EBITDAR(1)                           $ 92.5
                          Lease Payment(2)                     $102.5

----------


(1) EBITDAR does not represent net income or cash flows from operating, financing or investing activities as defined by GAAP.

(2) Represents the base rent and percentage rent obligation (excluding the effect of straight-lining rents) of Americold Logistics.

         Americold Logistics' same-store EBITDAR declined 21% and 15% for the three and nine months ended September 30, 2001, compared to the same periods in 2000. These declines are attributable to a reduction in total customer inventory stored at the warehouses and a reduction in the frequency of customer inventory turnovers. As a result, Americold Logistics elected to defer $8.8 million of rent in the third quarter of 2001, of which CEI's share was $3.5 million.

         The following table shows total deferred rent, CEI's portion of the deferred rent, total valuation allowance and CEI's portion of the valuation allowance at December 31, 2000 and for the nine months ended September 31, 2001.


                                                          DEFERRED RENT              VALUATION ALLOWANCE
                                                      ----------------------        ----------------------
                                                                   COMPANY'S                     COMPANY'S
                                                      TOTAL         PORTION         TOTAL         PORTION
                                                      -----        ---------        -----        ---------
(dollars in millions)
Balance at December 31, 2000                          $24.4          $ 9.6          $16.3          $ 6.5
For the nine months ended September 30, 2001           12.7            5.1           12.7            5.1
                                                      -----          -----          -----          -----
Total                                                 $37.1          $14.7          $29.0          $11.6
                                                      =====          =====          =====          =====

         Americold Corporation completed the acquisition of one facility in the first quarter of 2001 for $10.0 million and completed the construction of one facility in the third quarter of 2001 for $15.1 million, representing in aggregate approximately 8.5 million cubic feet (0.2 million square feet) of additional warehouse space.

RESULTS OF OPERATIONS


Three Months Ended September 30, 2001, Compared to Three Months Ended September 30, 2000

         Revenues

         Total revenues decreased $1.2 million, or 0.7%, to $175.9 million for the three months ended September 30, 2001, as compared to $177.1 million for the three months ended September 30, 2000. The components of the decrease in total revenues are discussed below.

         The increase in Office Property revenues of $2.5 million, or 1.7%, for the three months ended September 30, 2001, as compared to the three months ended September 30, 2000, is attributable to:

o increased revenues of $9.1 million from the consolidated office properties that CEI owned or had an interest in as of September 30, 2001, primarily as a result of increased full-service weighted average rental rates (reflecting increases in both rental revenue and operating expense recoveries); partially offset by

o decreased revenues of $6.6 million due to the disposition of three office properties during the third and fourth quarter of 2000, the disposition of four office properties and the joint venture of two office properties during 2001.

         The decrease in CEI hotel property revenues of $7.3 million, or 37.1%, for the three months ended September 30, 2001, as compared to the three months ended September 30, 2000, is attributable to:

o decreased revenues from the upscale business-class hotels of $2.6 million, due to the disposition of the Four Seasons Hotel - Houston during 2000; and

o decreased revenues of $4.7 million due to a decrease in percentage rent as a result of decreased occupancy at the CEI hotel properties.

         Interest and other income increased $3.6 million, or 59.0%, due to:

o a $3.6 million gain recognized on the sale of common stock of Reckson Associates Realty Corp., or Reckson;

o increased revenues of $1.5 million due to a dividend received on the Reckson common shares; partially offset by

o decreased revenues of $1.7 million due to the discontinuance of interest accruals on the COPI notes, effective May 1, 2001.

         Expenses

         Total expenses increased $6.0 million, or 4.0%, to $154.9 million for the three months ended September 30, 2001, as compared to $148.9 million for the three months ended September 30, 2000. The primary components of the increase in total expenses are discussed below.

         The increase in Office Property operating expenses of $6.5 million, or 10.7%, for the three months ended September 30, 2001, as compared to the three months ended September 30, 2000, is attributable to:

o increased expenses of $8.6 million from the consolidated office properties that CEI owned or had an interest in as of September 30, 2001, primarily as a result of increased operating expenses for utilities of $2.2 million, taxes of $1.1 million and other increased operating expenses such as insurance, security, and technology initiatives of $5.3 million during the three months ended September 30, 2001, as compared to the same period in 2000; partially offset by

o decreased expenses of $2.1 million due to the disposition of three office properties during the third and fourth quarter of 2000 and the disposition of four office properties and the joint venture of two office properties during 2001.

         The increase in corporate general and administrative expenses of $0.9 million, or 17%, is primarily due to additional management personnel.

         The decrease in interest expense of $5.6 million, or 11.1%, for the three months ended September 30, 2001, as compared to the same period in 2000, is primarily attributable to a decrease in the weighted average interest rate of 0.75%, or $4.0 million of interest expense combined with a decrease in the average debt balance of $86.0 million, or $1.6 million of interest expense.

         An additional increase in expenses of $3.6 million is due to the impairment related to the CEI Behavioral Healthcare Properties during the three months ended September 30, 2001.

         Other Income

         Other income decreased $63.1 million, or 86.9%, to $9.5 million for the three months ended September 30, 2001, as compared to $72.6 million for the three months ended September 30, 2000. This decrease is primarily due to the fact that CEI was disposing of non-core, non-strategic assets during the three months ended September 30, 2000; however, this strategic goal was substantially completed during 2000. As a result, net gains on property sales decreased $62.6 million for the three months ended September 30, 2001, as compared with the same period in 2000.

Nine Months Ended September 30, 2001, Compared to Nine Months Ended September 30, 2000

         Revenues

         Total revenues increased $16.9 million, or 3.2%, to $545.0 million for the nine months ended September 30, 2001, as compared to $528.1 million for the nine months ended September 30, 2000. The components of the increase in total revenues are discussed below.

         The increase in Office Property revenues of $16.2 million, or 3.6%, for the nine months ended September 30, 2001, as compared to the nine months ended September 30, 2000, is attributable to:

o increased revenues of $29.8 million from the consolidated office properties that CEI owned or had an interest in as of September 30, 2001, primarily as a result of increased full-service weighted average rental rates (reflecting increases in both rental revenue and operating expense recoveries), and an increase in average occupancy of 1.0 percentage point over the same period in 2000; and

o increased lease termination fee revenue of $1.8 million (net of the write-off of related deferred rent receivables), to $7.7 million for the nine months ended September 30, 2001, compared with $5.9 million for the same period in 2000; and

o increased other Office Property revenues of $1.2 million; partially offset by

o decreased revenues of $16.6 million due to the disposition of 11 office properties and four retail properties during 2000, and the disposition of four office properties and the joint venture of two office properties in 2001.

         The decrease in CEI hotel property revenues of $11.2 million, or 20.1%, for the nine months ended September 30, 2001, as compared to the nine months ended September 30, 2000, is attributable to:

o decreased revenues from the business-class hotels of $7.2 million due to the disposition of the Four Seasons Hotel - Houston during 2000; and

o decreased revenues of $4.0 million due to a decrease in percentage rent as a result of decreased occupancy at the CEI hotel properties.

         Interest and other income increased $11.9 million, or 48.8%, primarily due to:

o        gains recognized on marketable securities of $9.6 million;

o development fee and lease commission revenue from 5 Houston Center of $2.3 million;

o increased revenues of $1.5 million due to a dividend received on the Reckson common shares; partially offset by

o decreased revenues of $2.4 million due to the discontinuance of interest accruals on the COPI notes, effective May 1, 2001.

         Expenses

         Total expenses increased $20.2 million, or 4.4%, to $476.9 million for the nine months ended September 30, 2001, as compared to $456.7 million for the nine months ended September 30, 2000. The primary components of the increase in total expenses are discussed below.

         The increase in Office Property operating expenses of $13.5 million, or 7.2%, for the nine months ended September 30, 2001, as compared to the nine months ended September 30, 2000, is attributable to:

o increased expenses of $20.1 million from the consolidated office properties that CEI owned or had an interest in as of September 30, 2001, as a result of increased operating expenses for utilities of $7.5 million, increased property taxes of $2.9 million and other increased operating expenses such as insurance, security and consulting fees related to technology initiatives of $9.7 million during the nine months ended September 30, 2001, as compared to the same period in 2000; partially offset by

o decreased expenses of $6.6 million due to the disposition of 11 office properties and four retail properties during 2000 and the disposition of four office properties and the joint venture of two office properties during 2001.

         The increase in corporate general and administrative expenses of $3.8 million, or 26.0%, is primarily due to additional management, personnel and consulting fees related to technology initiatives.

         An additional increase in expenses of $18.9 million is primarily due to the impairment related to the CEI Behavioral Healthcare Properties of $6.9 million and the impairment of $12.0 million due to the conversion of CEI's preferred interest in Metropolitan Partners, LLC into common shares of Reckson during the nine months ended September 30, 2001.

         The decrease in interest expense of $15.3 million, or 9.9%, for the nine months ended September 30, 2001, as compared to the same period in 2000, is primarily attributable to a decrease in the weighted average interest rate of 0.62%, or $9.9 million of interest expense, combined with a decrease in the average debt balance of $91.0 million, or $5.4 million of interest expense.

         Other Income

         Other income decreased $98.8 million, or 72.5%, to $37.5 million for the nine months ended September 30, 2001, as compared to $136.3 million for the nine months ended September 30, 2000. The components of the decrease in other income are discussed below.

         The decrease in equity in net income of unconsolidated companies of $7.1 million, or 16.2%, for the nine months ended September 30, 2001, as compared to the nine months ended September 30, 2000, is primarily attributable to:

o a decrease in equity in net income of other unconsolidated companies of $4.7 million, or 61.8%, primarily due to i) lower earnings from DBL Holdings, Inc. due to an approximate $10.0 million return of investment received in March 2001 and ii) a decrease in the dividend income received from CEI's preferred interest in Metropolitan Partners, which was converted to Reckson common stock in May 2001, and subsequently sold on August 17, 2001; and

o a decrease in equity in net income of the Temperature-Controlled Logistics Properties of $2.6 million, or 53.1%, primarily attributable to decreased base rent due to the restructuring of the lease agreement with Americold Logistics in February 2001, and increased deferred rent in 2001; and

o a decrease in equity in net income of the CEI residential development properties of $0.4 million, or 1.4%, primarily attributable to lower lot sales at Desert Mountain during the nine months ended September 30, 2001, resulting in a decrease of $9.0 million; partially offset by an increase in the average sales price per lot at The Woodlands resulting in an increase of $7.5 million.

         Net gain on property sales decreased $91.7 million, or 99.2%, to $0.7 million for the nine months ended September 30, 2001, as compared to $92.4 million for the nine months ended September 30, 2000. This decrease is primarily due to the fact that CEI was disposing of non-core, non-strategic assets during the nine months ended September 30, 2000; however, this strategic goal was substantially completed during 2000.

         Extraordinary Items

         The increase in extraordinary items of $6.9 million, or 176.9%, is attributable to the write-off of deferred financing costs related to the early extinguishment of the UBS Facility in May 2001 of $10.8 million compared with the write-off of deferred financing costs related to the early extinguishment of the BankBoston Facility in February 2000 of $3.9 million.

Year Ended December 31, 2000, as Compared to 1999

         Revenues

         Total revenues decreased $27.9 million, or 3.7%, to $718.4 million for the year ended December 31, 2000, as compared to $746.3 million for the year ended December 31, 1999.

         The decrease in Office Property revenues of $8.5 million, or 1.4%, for the year ended December 31, 2000, as compared to the same period in 1999, is attributable to:

o decreased revenues of $38.0 million due to the disposition of 11 office properties and four retail properties during 2000, which contributed revenues during the full year of 1999, as compared to a partial year in 2000; partially offset by

o increased revenues of $24.4 million from the 78 office properties owned as of December 31, 2000, primarily as a result of increased weighted average full-service rental rates at these Properties; and

o        increased revenues of $5.1 million from lease termination fees.

         The increase in CEI hotel property revenues of $6.9 million, or 10.6%, for the year ended December 31, 2000, as compared to the same period in 1999, is attributable to:

o increased revenues of $3.1 million at the luxury resorts and spas primarily due to an increase in percentage rents resulting from increased room revenue due to the 30-room expansion at the Sonoma Mission Inn & Spa that opened in April 2000; and

o increased revenues of $2.6 million at the business class hotels primarily due to (i) the reclassification of the Renaissance Houston Hotel from the office segment to the resort/hotel segment as a result of the restructuring of its lease on July 1, 1999, which resulted in $2.4 million of incremental revenues under the new lease and (ii) increased percentage rents due to higher room and occupancy rates at the Onmi Austin Hotel, partially offset by (iii) decreased revenues of $1.2 million due to the disposition of one CEI hotel property during the fourth quarter of 2000, which contributed revenues during the full year of 1999, as compared to a partial year in 2000; and

o increased revenues of $1.2 million at the destination fitness resorts and spas primarily due to an increase in percentage rents at the Canyon Ranch Properties as a result of higher room rates.

         The decrease in Behavioral Healthcare Property revenues of $25.7 million, or 62.5%, for the year ended December 31, 2000, as compared to the same period in 1999, is attributable to the recognition of rent from CBHS on a cash basis beginning in the third quarter of 1999, the filing of voluntary bankruptcy petitions by CBHS and its subsidiaries on February 16, 2000, and a rent stipulation agreed to by certain parties to the bankruptcy proceedings, which resulted in a reduction in Behavioral Healthcare Property revenues to $15.4 million for the year ended December 31, 2000.

         Expenses

         Total expenses decreased $181.2 million, or 22.6%, to $620.0 million for the year ended December 31, 2000, as compared to $801.2 million for the year ended December 31, 1999.

         The decrease in Office Property operating expenses of $7.1 million, or 2.8%, for the year ended December 31, 2000, as compared to the same period in 1999, is attributable to:

o decreased expenses of $17.2 million due to the disposition of 11 office properties and four retail properties during 2000, which incurred expenses during the full year of 1999, as compared to a partial year in 2000; partially offset by

o increased expenses of $10.1 million from the 78 office properties owned as of December 31, 2000, as a result of (i) increased general repair and maintenance expenses at these properties of $5.6 million and (ii) an increase in real estate taxes of $4.5 million.

         The increase in corporate general and administrative expense of $7.8 million, or 47.9%, for the year ended December 31, 2000, as compared to the same period in 1999, is primarily attributable to technology initiatives, employee retention programs, incentive compensation, and additional personnel.

         The increase in interest expense of $11.2 million, or 5.8%, for the year ended December 31, 2000, as compared to the same period in 1999, is primarily attributable to an increase in the weighted-average interest rate from 7.4% in 1999 to 8.4% in 2000, partially offset by a decrease in average debt balance outstanding from $2.6 billion in 1999 to $2.4 billion in 2000.

         The decrease in depreciation and amortization expense of $7.9 million, or 6.0%, for the year ended December 31, 2000, as compared to the same period in 1999, is primarily attributable to the cessation of the recognition of depreciation expense on office properties and the CEI Behavioral Healthcare Properties from the dates they were classified as held for disposition.

         An additional decrease in expenses of $184.5 million is attributable to:

o a decrease of $152.7 million due to the impairment and other charges related to the CEI Behavioral Healthcare Properties in the third quarter of 1999 as compared to the year ended December 31, 2000;

o a decrease of $16.8 million due to the impairment charge in the fourth quarter of 1999 on one of the office properties held for disposition, which represented the difference between the carrying value of this property and the subsequent sales price less costs of sale; and

o non-recurring costs of $15.0 million in connection with the settlement of litigation relating to the merger agreement entered into January 1998 between CEI and Station Casinos, Inc. in the first quarter of 1999.

         Other Income

         Other income increased $136.3 million, or 199.6%, to $204.6 million for the year ended December 31, 2000, as compared to $68.3 million for the year ended December 31, 1999. The components of the increase in other income are discussed below.

         The increase in equity in unconsolidated companies of $7.4 million, or 10.8%, for the year ended December 31, 2000, as compared to the same period in 1999 is attributable to:

o an increase in equity in net income of the residential development corporations of $10.6 million, or 24.7%, attributable to (i) an increase in average sales price per lot and an increase in membership conversion revenue at Desert Mountain, partially offset by a decrease in lot absorption, which resulted in an increase of $6.0 million in equity in net income to CEI; (ii) an increase in residential lot and commercial land sales and an increase in average sales price per lot at The Woodlands Land Development Company, L.P., partially offset by a decrease in average sales price per acre from commercial land sales, which resulted in an increase of $5.9 million in equity in net income to CEI; and (iii) an increase in commercial acreage sales at CRDI, partially offset by a decrease in single-family home sales, which resulted in an increase of $0.8 million in equity in net income to CEI; partially offset by (iv) a decrease in commercial land sales at Houston Area Development, which resulted in a decrease of $2.1 million in equity in net income to CEI;

o an increase in equity in net income of the other unconsolidated companies of $6.5 million, or 127.5%, primarily as a result of (i) the dividend income attributable to the 7.5% per annum cash flow preference of CEI's $85.0 million preferred member interest in Metropolitan Partners, which CEI purchased in May 1999; and (ii) an increase in the equity in earnings from DBL Holdings, Inc. as a result of its investment in G2 Opportunity Fund, LP, which was made in the third quarter of 1999; partially offset by

o a decrease in equity in net income of the temperature-controlled logistics partnership of $7.6 million, or 50.7%, resulting primarily from the recognition of a rent receivable valuation allowance for the year ended December 31, 2000 of $6.5 million; and

o a decrease in equity in net income of the unconsolidated office properties of $2.1 million, or 39.6%, primarily attributable to an increase in interest expense as a result of additional financing obtained in July 2000 and an increase in the average rate of debt at The Woodlands Commercial Properties Company, L.P.

         The increase in net gain on property sales of $128.9 million for the year ended December 31, 2000, as compared to the same period in 1999, is attributable to:

o a net gain of $137.4 million primarily recognized on Office, Resort/Hotel and Behavioral Healthcare Property sales; partially offset by

o an impairment loss of $8.5 million recognized on a real estate investment fund that holds marketable securities, in which CEI has an interest.

Year Ended December 31, 1999, as Compared to 1998

         Revenues

         Total revenues increased $48.0 million, or 6.9%, to $746.3 million for the year ended December 31, 1999, as compared to $698.3 million for the year ended December 31, 1998.

         The increase in Office Property revenues of $51.5 million, or 9.1%, for the year ended December 31, 1999, as compared to the same period in 1998, is attributable to:

o the acquisition of nine office properties in 1998, which contributed revenues for a full year in 1999, as compared to a partial year in 1998, resulting in $17.1 million in incremental revenues;

o increased revenues of $27.8 million from the 80 office properties acquired prior to January 1, 1998, primarily as a result of rental rate increases at these Properties; and

o increased revenues of $6.6 million from lease termination fees received during 1999.

         The increase in CEI hotel property revenues of $11.9 million, or 22.3%, for the year ended December 31, 1999, as compared to the same period in 1998, is attributable to:

o increased revenues of $6.1 million at the business class hotels primarily due to (i) the reclassification of the Renaissance Houston Hotel from the office segment to the resort/hotel segment as a result of the restructuring of its lease on July 1, 1999, which resulted in $2.8 million of incremental revenues under the new lease and (ii) increased percentage rents due to higher room and occupancy rates;

o increased revenues of $4.2 million at the luxury resorts and spas primarily due to (i) the acquisition of one golf course affiliated with one of the CEI hotel properties during 1998, which contributed revenues for a full year in 1999, compared to a partial year in 1998, resulting in $1.7 million of incremental revenues and (ii) an increase in percentage rents resulting from higher room rates and lease amendments entered into in connection with amounts paid by CEI for capital improvements at Sonoma Mission Inn & Spa; and

o increased revenues of $1.6 million at the destination fitness resorts and spas primarily due to an increase in percentage rents at the Canyon Ranch Properties as a result of higher room rates.

         The decrease in Behavioral Healthcare Property revenues of $14.2 million, or 25.7%, for the year ended December 31, 1999, as compared to the same period in 1998, is attributable to (i) the recognition of rent from CBHS on a cash basis beginning in the third quarter of 1999 and (ii) the deferral of the November and December 1999 rent payments from CBHS.

         Expenses

         Total expenses increased $246.7 million, or 44.5%, to $801.2 million for the year ended December 31, 1999, as compared to $554.5 million for the year ended December 31, 1998.

         The increase in Office Property operating expenses of $14.1 million, or 5.8%, for the year ended December 31, 1999, as compared to the same period in 1998, is attributable to:

o the acquisition of nine office properties during 1998, which incurred expenses during the full year of 1999, as compared to a partial year in 1998, resulting in $7.1 million of incremental expenses; and

o increased expenses of $7.0 million from the 80 office properties acquired prior to January 1, 1998, primarily as a result of an increase in real estate taxes.

         The increase in interest expense of $39.8 million, or 26.1%, for the year ended December 31, 1999, as compared to the same period in 1998, is primarily attributable to an increase in the weighted-average interest rate from 7.2% in 1998 to 7.4% in 1999 and an increase in the average debt balance outstanding from $2.1 billion in 1998 to $2.6 billion in 1999.

         The increase in amortization of deferred financing costs of $3.8 million, or 58.5%, for the year ended December 31, 1999, as compared to the same period in 1998, is primarily attributable to the incremental amortization of financing costs associated with new debt obtained during 1998 and 1999.

         The increase in depreciation and amortization expense of $13.6 million, or 11.5%, for the year ended December 31, 1999, as compared to the same period in 1998, is primarily attributable to the acquisition during 1998 of nine office properties.

         An additional increase in expenses of $175.4 million is attributable to:

o $162.0 million due to the impairment and other charges related to the CEI Behavioral Healthcare Properties in the third quarter of 1999;

o $16.8 million due to the impairment charge in the fourth quarter of 1999 on one of the office properties held for disposition, which represents the difference between the carrying value of this property and the subsequent sales price less costs of sale;

o non-recurring costs of $15.0 million in connection with the settlement of litigation relating to the merger agreement entered into in January 1998 between CEI and Station Casinos, Inc. in the first quarter of 1999; partially offset by

o a decrease of $18.4 million due to a non-recurring write-off in 1998 of costs associated with unsuccessful acquisitions.

         Other Income

         Equity in net income of unconsolidated companies increased $29.0 million, or 73.8%, to $68.3 million for the year ended December 31, 1999, as compared to $39.3 million for the year ended December 31, 1998.

         The increase is attributable to:

o An increase in equity in net income of the unconsolidated office properties of $1.1 million, or 26.2%, attributable to increased revenues at the Woodlands Commercial Properties Company, L.P., due to the sale of the multi-family portfolio in the third quarter of 1999;

o an increase in equity in net income of the corporations that owned the CEI temperature-controlled logistics properties of $14.5 million, primarily as a result of the change in ownership. Prior to March 12, 1999, each of the corporations that owned the CEI temperature-controlled logistics properties reflected its equity in the operations of the CEI temperature-controlled logistics properties. Subsequent to March 12, 1999, the corporations that owned the CEI temperature-controlled logistics properties received rent from Americold Logistics, the lessee and owner of business operations. In addition, CEI's 1999 equity in net income includes 12 months of income from nine and five CEI temperature-controlled logistics properties that were acquired in June 1998 and July 1998, respectively;

o an increase in equity in net income of the residential development corporations of $9.4 million, or 28.1%, primarily as a result of (i) the increased sales activity at CRDI, primarily due to increased residential lot sales, which resulted in $5.1 million of incremental equity in net income to CEI; (ii) the increased lot sales and average price per lot sold and the sale of 16 acres at Houston Area Development, which resulted in $3.0 million of incremental equity in net income to CEI; (iii) an increase in sales activity at The Woodlands, which resulted in $1.6 million of incremental equity in net income to CEI; (iv) the increase in average sales price per lot at Desert Mountain with constant lot absorption between years, which resulted in $0.6 million of incremental equity in net income to CEI; and (v) a decrease in lot sales at Mira Vista Development Corp., which resulted in a decrease of $0.9 million in equity in net income to CEI; and

o an increase in equity in net income of the other unconsolidated companies of $4.0 million, or 363.6%, primarily attributable to the 7.5% dividend income from the $85.0 million preferred member interest in Metropolitan Partners, which CEI purchased in May 1999.

LIQUIDITY AND CAPITAL RESOURCES

Nine Months Ended September 30, 2001

                                                                 SEPTEMBER 30, 2001
                                                                    (IN MILLIONS)

Cash Provided by Operating Activities                               $      258.0
Cash Provided by Investing Activities                                      162.4
Cash Used in Financing Activities                                         (426.2)
                                                                    ------------
Decrease in Cash and Cash Equivalents                               $        5.8
Cash and Cash Equivalents, Beginning of Period                              39.0
                                                                    ------------
Cash and Cash Equivalents, End of Period                            $       33.2
                                                                    ============

         Operating Activities

         CEI's cash provided by operating activities of $258.0 million is attributable to:

o        $151.3 million from property operations;

o a $95.7 million decrease in other assets primarily attributable to the conversion of CEI's interest in Metropolitan Partners to Reckson common stock and the sale of marketable securities; and

o $11.0 million representing distributions received in excess of equity in earnings from unconsolidated companies.

         Investing Activities

         CEI's cash provided by investing activities of $162.4 million is attributable to:

o $184.4 million of net sales proceeds primarily attributable to the disposition of the Washington Harbour Office Property and the CEI Behavioral Healthcare Properties;

o $129.7 million of proceeds from joint venture partners, primarily as a result of the proceeds of $116.7 million from the joint ventures of two existing office properties, Bank One Tower and Four Westlake Park, and $12.9 million from the joint venture of 5 Houston Center, which is currently being developed;

o $30.5 million from return of investment in unconsolidated office properties, CEI residential development properties and other unconsolidated companies; and

o a $5.0 million decrease in restricted cash and cash equivalents, primarily due to escrow deposits for capital expenditures during the second quarter of 2001.

         CEI's cash provided by investing activities is partially offset by:

o $86.6 million of additional investment in unconsolidated companies, consisting of investments in (i) the upscale CEI residential development properties of $72.4 million, primarily as a result of CRDI's investment in the Northstar-at-Tahoe resort, (ii) CEI temperature-controlled logistics properties of

         $9.4 million, (iii) office properties of $3.2 million and (iv) other unconsolidated companies of $1.6 million;

o $34.5 million for recurring and non-recurring tenant improvement and leasing costs for the office properties;

o $28.0 million for capital expenditures for rental properties, primarily attributable to non-recoverable building improvements for the office properties and replacement of furniture, fixtures and equipment for the CEI hotel properties;

o $23.3 million for the development of investment properties, including $12.3 million for development of the 5 Houston Center Office Property and expansions and renovations at the CEI hotel properties; and

o a $14.8 million increase in notes receivable, primarily as a result of approximately $10.0 million related to secured loans to Americold Logistics and interest accrued in 2001 of approximately $3.0 million related to the COPI notes.

         Financing Activities

         CEI's use of cash for financing activities of $426.2 million is primarily attributable to:

o        net repayment of the UBS Facility of $553.4 million;

o        distributions to common shareholders and unitholders of $200.6 million;

o        repayment and retirement of the iStar Financial Note of $97.1 million;

o repayment and retirement of the Deutsche Bank Short-term Loan of $75.0 million;

o net capital distributions to joint venture partners of $20.4 million, primarily due to distributions to joint venture preferred equity partners;

o        debt financing costs of $16.0 million; and

o        distributions to preferred shareholders of $10.1 million.

         The use of cash for financing activities is partially offset by:

o        net borrowings under the Fleet Facility of $155.0 million;

o proceeds from notes payable of $386.4 million, primarily attributable to the debt refinancing; and

o        proceeds from the exercise of common share options of $9.2 million.

         Liquidity Requirements

         As of September 30, 2001, CEI had unfunded capital expenditures of approximately $63.7 million relating to development projects and other capital investments. The table below specifies CEI's total capital expenditures relating to these projects, amounts funded to date, amounts remaining to be funded, and short-term and long-term capital expenditures.

                                                                                          CAPITAL EXPENDITURES
(IN MILLIONS)                                TOTAL         AMOUNT          AMOUNT       SHORT-TERM     LONG-TERM
                                            PROJECT        FUNDED         REMAINING      (NEXT 12         (12+
PROJECT                                     COST(1)        TO DATE         TO FUND      MONTHS)(2)     MONTHS)(2)
                                         ------------   ------------    ------------   ------------   ------------
OFFICE SEGMENT
     5 Houston Center(3)                 $       29.3   $       (9.6)   $       19.7   $       15.4   $        4.3

RESIDENTIAL DEVELOPMENT  SEGMENT
     CDMC Northstar-at-Tahoe resort(4)   $       75.0   $      (59.0)   $       16.0   $        8.7   $        7.3

OTHER
     Crescent Machinery(5)               $       10.0   $         --    $       10.0   $       10.0   $         --
     SunTx(5)                                    19.0           (1.0)           18.0            4.0           14.0
                                         ------------   ------------    ------------   ------------   ------------
          Subtotal                       $       29.0   $       (1.0)   $       28.0   $       14.0   $       14.0

Total                                    $      133.3   $      (69.6)   $       63.7   $       38.1   $       25.6
                                         ============   ============    ============   ============   ============


----------
(1)      All amounts are approximate.

(2) Reflects CEI's estimate of the breakdown between short-term and long-term capital expenditures.

(3) Total estimated cost is approximately $117.2 million. Construction of the planned 27-story, Class A office property of 577,000 net rentable square feet commenced in November 2000, and is expected to be completed in the fourth quarter of 2002. In June 2001, CEI entered into a joint venture arrangement with JPM to construct 5 Houston Center. The joint venture is structured such that JPM holds a 75% equity interest, and CEI holds a 25% equity interest. CEI contributed approximately $8.5 million of land and $12.3 million of development costs to the joint venture entity and received $14.8 million in net proceeds.

(4) See "Residential Development Segment" above for a description of CEI's investment in the Northstar-at-Tahoe resort.

(5) These commitments are related to CEI's prior transaction with COPI, later terminated on January 23, 2001.

         CEI expects to fund its short-term capital expenditures of approximately $38.1 million and its obligations for debt that matures during 2001 of approximately $11.9 million, and debt that matures during 2002 of approximately $233.1 million, primarily through a combination of proceeds received from joint ventures and property sales, redeployment of capital returned from the residential development segment, borrowings under the Fleet Facility and additional or replacement debt financing.

         CEI expects to meet its other short-term liquidity requirements, consisting of normal recurring operating expenses, regular debt service requirements (including debt service relating to additional and replacement debt), additional interest expense related to the cash flow hedge agreements, recurring capital expenditures, non-recurring capital expenditures, such as tenant improvement and leasing costs, and distributions to shareholders and unitholders, primarily through cash flow provided by operating activities. To the extent that CEI's cash flow from operating activities is not sufficient to finance such short-term liquidity requirements, CEI expects to finance such requirements with available cash proceeds received from joint ventures and property sales, and borrowings under the Fleet Facility or additional debt financing.

         CEI expects to fund its long-term capital expenditures of approximately $25.6 million primarily through additional borrowings under the Fleet Facility. CEI's other long-term liquidity requirements consist primarily of maturities after December 31, 2002, under CEI's fixed and variable-rate debt, which totaled approximately $1.8 billion as of September 30, 2001. CEI expects to meet these long-term liquidity requirements primarily through long-term secured and unsecured borrowings and other debt and equity financing alternatives.

         Debt and equity financing alternatives currently available to CEI to satisfy its liquidity requirements and commitments for material capital expenditures include:

o Additional proceeds from the refinancing of existing secured and unsecured debt;

o Additional debt secured by existing underleveraged properties, investment properties, or by investment property acquisitions or developments;

o        Issuance of additional unsecured debt;

o        Equity offerings including preferred and/or convertible securities; and

o        Proceeds from joint ventures and property sales.

         REIT Qualification

         CEI intends to maintain its qualification as a REIT under section 856(c) of the Internal Revenue Code. As a REIT, CEI generally will not be subject to corporate federal income taxes as long as it satisfies certain technical requirements of the Internal Revenue Code, including the requirement to distribute 90% of its REIT taxable income to its shareholders.

         Funds from Operations

         FFO, based on the revised definition adopted by the Board of Governors of the NAREIT, effective January 1, 2000, and as used in this document, means:

o        Net Income (Loss) - determined in accordance with GAAP;

o excluding gains (or losses) from sales of depreciable operating property;

o        excluding extraordinary items (as defined by GAAP);

o        plus depreciation and amortization of real estate assets; and

o        after adjustments for unconsolidated partnerships and joint ventures.

         NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. CEI considers FFO an appropriate measure of performance for an equity REIT, and for its investment segments. However, FFO:

o does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income);

o is not necessarily indicative of cash flow available to fund cash needs; and

o should not be considered as an alternative to net income determined in accordance with GAAP as an indication of CEI's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or CEI's ability to make distributions.

         CEI has historically distributed an amount less than FFO, primarily due to reserves required for capital expenditures, including leasing costs. The aggregate cash distributions paid to shareholders and unitholders for the nine months ended September 30, 2001 and 2000 were $200.6 and $214.1 million, respectively.

         An increase or decrease in FFO does not necessarily result in an increase or decrease in aggregate distributions because CEI's Board of Trust Managers is not required to increase distributions on a quarterly basis unless necessary for CEI to maintain REIT status. However, CEI must distribute 90% of its REIT taxable income (as defined in the Internal Revenue Code). Therefore, a significant increase in FFO will generally require an increase in distributions to shareholders and unitholders although not necessarily on a proportionate basis.

         Accordingly, CEI believes that to facilitate a clear understanding of the consolidated historical operating results of CEI, FFO should be considered in conjunction with CEI's net income (loss) and cash flows reported in the consolidated financial statements and notes to the financial statements. However, CEI's measure of FFO may not be comparable to similarly titled measures of other REITs because these REITs may apply the definition of FFO in a different manner than CEI.

STATEMENTS OF FUNDS FROM OPERATIONS

(DOLLARS AND SHARES/UNITS IN THOUSANDS)

                                                          FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                           ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,
                                                      ----------------------------    ----------------------------
                                                          2001            2000            2001            2000
                                                      ------------    ------------    ------------    ------------
                                                              (UNAUDITED)                     (UNAUDITED)

Net income                                            $     22,459    $     83,175    $     68,669    $    170,359
Adjustments to reconcile net income to funds from
   operations:
Depreciation and amortization of real estate assets         30,840          30,727          89,859          90,872
Gain on property sales, net                                 (1,032)        (63,679)           (570)        (92,432)
Impairment and other adjustments related to real             3,608              --          18,932              --
   estate assets
Gain on sale of real estate securities                      (3,627)             --          (3,627)             --
Extraordinary item - extinguishments of debt                    --              --          10,802           3,928
Adjustment for investments in real estate mortgages
   and equity of unconsolidated companies:
     Office Properties                                       2,663           1,805           6,718           3,522
     Residential Development Properties                      3,015           8,828           9,224          24,551
     Temperature-Controlled Logistics Properties             5,687           7,465          16,800          20,354
Unitholder minority interest                                 2,712          10,058           9,903          21,152
6 3/4% Series A Preferred Share distributions               (3,375)         (3,375)        (10,125)        (10,125)
                                                      ------------    ------------    ------------    ------------
Funds from operations(1)                              $     62,950    $     75,004    $    216,585    $    232,181
                                                      ============    ============    ============    ============

Investment Segments:
   Office Segment                                     $     91,237    $     92,917    $    273,134    $    266,341
   Resort/Hotel Segment                                     12,374          19,598          44,142          55,235
   Residential Development Segment                          10,278          14,761          36,927          52,665
   Temperature-Controlled Logistics Segment                  3,621           8,101          19,085          25,218
   Corporate and other adjustments:
     Interest expense                                      (44,908)        (50,458)       (139,189)       (154,544)
     6 3/4% Series A Preferred Share distributions          (3,375)         (3,375)        (10,125)        (10,125)
     Other(2)(3)                                               (56)         (1,235)         10,985          12,023
     Corporate general and administrative                   (6,221)         (5,305)        (18,374)        (14,632)
                                                      ------------    ------------    ------------    ------------
Funds from operations(1)                              $     62,950    $     75,004    $    216,585    $    232,181
                                                      ============    ============    ============    ============

Basic weighted average shares                              108,748         109,379         108,170         115,434
                                                      ============    ============    ============    ============

Diluted weighted average shares/units(4)                   123,828         125,162         123,484         130,508
                                                      ============    ============    ============    ============


----------
(1) To calculate basic funds from operations, deduct Unitholder minority interest.

(2) Includes interest and other income, preferred return paid to GMACCM, other unconsolidated companies, less depreciation and amortization of non-real estate assets and amortization of deferred financing costs.

(3) For purposes of this schedule, the CEI Behavioral Healthcare Properties' financial information has been included in this line item.

(4) See calculations for the amounts presented in the reconciliation following this table.

         The following schedule reconciles CEI's basic weighted average shares to the diluted weighted average shares/units presented above:


                                            FOR THE THREE MONTHS           FOR THE NINE MONTHS
                                             ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                        ---------------------------   ---------------------------
                                            2001           2000           2001           2000
                                        ------------   ------------   ------------   ------------
(SHARES/UNITS IN THOUSANDS)

Basic weighted average shares:               108,748        109,379        108,170        115,434
Add:  Weighted average units                  13,205         14,022         13,473         14,010
Share and unit options                         1,875          1,761          1,841          1,064
                                        ------------   ------------   ------------   ------------
Diluted weighted average shares/units        123,828        125,162        123,484        130,508
                                        ============   ============   ============   ============


RECONCILIATION OF FUNDS FROM OPERATIONS TO NET CASH PROVIDED BY OPERATING ACTIVITIES

(DOLLARS IN THOUSANDS)

                                                                            FOR THE NINE MONTHS
                                                                            ENDED SEPTEMBER 30,
                                                                    ----------------------------------
                                                                          2001               2000
                                                                    ---------------    ---------------

Funds from operations                                               $       216,585    $       232,181
Adjustments:
Depreciation and amortization of non-real estate assets                       2,423              1,963
Amortization of deferred financing costs                                      7,171              7,056
Gain on undeveloped land                                                       (157)                --
Gain on real estate securities sale                                           3,627                 --
Minority interest in joint ventures profit and depreciation and              16,771             13,030
amortization
Adjustment for investments in real estate mortgages and equity of           (32,742)           (48,427)
unconsolidated companies
Change in deferred rent receivable                                            4,687             (7,632)
Change in current assets and liabilities                                     18,626            (43,281)
Distributions received in excess of earnings from unconsolidated             10,908              4,188
companies
Equity in earnings in excess of distributions received from                    (105)           (12,185)
unconsolidated companies
6 3/4% Series A Preferred Share distributions                                10,125             10,125
Non cash compensation                                                           119                 85
                                                                    ---------------    ---------------
Net cash provided by operating activities                           $       258,038    $       157,103
                                                                    ===============    ===============

Years Ended December 31, 2000 and 1999

         Cash and cash equivalents were $39.0 million and $72.9 million at December 31, 2000 and December 31, 1999, respectively. This 46.5% decrease is attributable to $738.0 million used in financing activities, partially offset by $428.3 million and $275.7 million provided by investing and operating activities, respectively.

         Financing Activities

         CEI's use of cash for financing activities of $738.0 million is primarily attributable to:

o payments under the Fleet Boston Financial ("Fleet Boston") (formerly BankBoston) Credit Facility of $510.0 million;

o payments of $370.5 million of long-term debt, primarily attributable to payments of (i) $320.0 million on the Fleet Boston Term Note I, and
         (ii) $43.6 million for the retirement of the Metropolitan Life Note II;

o        share repurchases of $281.5 million;

o        distributions paid to common shareholders of $281.2 million;

o debt financing costs of $18.6 million primarily related to capitalized financing costs in connection with the facility with UBS AG ("UBS Facility"), which was used to repay and retire the Fleet Boston Credit Facility and Fleet Boston Term Note I; and

o        distributions paid to preferred shareholders of $13.5 million.

         The use of cash for financing activities is partially offset by:

o        net borrowings under the UBS Facility of $553.4 million; and

o net capital proceeds from joint ventures of $182.4 million, primarily due to net proceeds of $265.1 million from the sale of Class A Units to GMACCM partially offset by (i) $56.6 million used to redeem Class A Units, (ii) a preferred dividend of $15.7 million paid to GMACCM and
         (iii) distributions of $10.3 million to other joint venture partners.

         Investing Activities

         CEI's cash provided by investing activities of $428.3 million is attributable to:

o $627.8 million of net sales proceeds primarily attributable to the disposition of Office, CEI Resort/Hotel and CEI Behavioral Healthcare Properties;

o $75.9 million from return of investment in unconsolidated office properties, CEI residential development properties, and other unconsolidated companies; and

o a decrease in restricted cash and cash equivalents of $5.9 million due to reimbursements for renovations at Greenway Plaza.


         CEI's cash provided by investing activities is partially offset by:

o $112.4 million of additional investment in (i) the CEI residential development properties, primarily as a result of CRDI's investment in the Northstar-at-Tahoe resort, (ii) the CEI temperature-controlled logistics properties, primarily as a result of recurring capital expenditures, expansion and new product space and (iii) other unconsolidated companies;

o $68.5 million for recurring and non-recurring tenant improvement and leasing costs for the office properties;

o $41.9 million for the development of investment properties, including expansions and renovations at the CEI hotel properties of approximately $22.1 million;

o $26.6 million for capital expenditures on rental properties, primarily attributable to non-recoverable building improvements for the office properties and replacement of furniture, fixtures and equipment for the CEI hotel properties;

o $22.0 million for the acquisition of land held for development in Houston; and

o an increase of $9.9 million in notes receivable, primarily as a result of interest accrued in 2000 of approximately $5.1 million related to the COPI notes.

         Operating Activities

         CEI's cash provided by operating activities of $275.7 million is attributable to:

o        $271.1 million from Property operations;

o $11.3 million attributable to an increase in accounts payable, accrued liabilities and other liabilities primarily due to increased payables at Carter Burgess Plaza due to insurance reimbursements; and

o $3.9 million representing distributions received from unconsolidated Office and CEI temperature-controlled logistics properties in excess of equity in earnings.

         The cash provided by operating activities is partially offset by:

o $10.6 million representing equity in earnings in excess of distributions received from unconsolidated CEI residential development properties and other unconsolidated companies.

Funds from Operations

STATEMENTS OF FUNDS FROM OPERATIONS
(dollars and shares/units in thousands)

                                                                                        FOR THE YEAR
                                                                                     ENDED DECEMBER 31,
                                                                                ----------------------------
                                                                                   2000             1999
                                                                                ------------    ------------

Net income                                                                      $    248,122    $     10,959
   Adjustments to reconcile net income to funds from operations:
     Depreciation and amortization of real estate assets                             119,999         128,403
     Gain on rental property sales, net                                             (128,355)         16,361
     Settlement of merger dispute                                                         --          15,000
     Impairment and other charges related to the behavioral healthcare assets          9,349         136,435
     Extraordinary item - extinguishment of debt                                       3,928              --
     Adjustment for investments in real estate mortgages and equity of unconsolidated companies:
         Office Properties                                                             4,973           6,110
         Temperature-Controlled Logistics Properties                                  26,131          22,400
         Residential Development Properties                                           25,130          31,725
         Other                                                                            --             611
     Unitholder minority interest                                                     31,120           1,273
     6 3/4% Series A Preferred Share distributions                                   (13,500)        (13,500)
                                                                                ------------    ------------
Funds from operations - old definition(1)(2)                                    $    326,897    $    355,777
         Settlement of merger dispute                                                     --         (15,000)
                                                                                ------------    ------------
Funds from operations - new definition(1)(2)                                    $    326,897    $    340,777
                                                                                ============    ============

Investment Segments:
     Office Segment                                                             $    361,574    $    367,830
     Resort/Hotel Segment                                                             71,446          64,079
     Residential Development Segment                                                  78,600          74,597
     Temperature-Controlled Logistics Segment                                         33,563          37,439
     Corporate and other adjustments:
         Interest expense                                                           (203,197)       (192,033)
         6 3/4% Series A Preferred Share distributions                               (13,500)        (13,500)
         Other(3)(4)                                                                  22,484          33,639
         Corporate general & administrative                                          (24,073)        (16,274)
                                                                                ------------    ------------
Funds from operations - old definition                                          $    326,897    $    355,777
     Settlement of merger dispute                                                         --         (15,000)
                                                                                ------------    ------------
Funds from operations - new definition(1)(2)                                    $    326,897    $    340,777
                                                                                ============    ============

Basic weighted average shares                                                        113,524         122,876
                                                                                ============    ============
Diluted weighted average shares/units(5)                                             128,732         137,892
                                                                                ============    ============


----------
(1) To calculate basic funds from operations, deduct Unitholder minority interest.

(2) For the periods beginning after January 1, 2000, CEI has adopted the revised definition of FFO adopted by NAREIT effective on January 1, 2000. The revised definition modifies the prior FFO calculation to include certain nonrecurring charges.

(3) Includes interest and other income, preferred return paid to GMACCM, other unconsolidated companies, less depreciation and amortization of non-real estate assets and amortization of deferred financing costs.

(4) For purposes of this schedule, the CEI Behavioral Healthcare Properties' financial information has been included in this line item.

(5) See calculations for the amounts presented in the reconciliation following this table.

         The following schedule reconciles CEI's basic weighted average shares to the diluted weighted average shares/units presented above:


                                               FOR THE YEAR
                                             ENDED DECEMBER 31,
(SHARES/UNITS IN THOUSANDS)                 2000           1999
Basic weighted average shares:               113,524        122,876
Add: Weighted average units                   14,011         13,079
     Share and unit options                    1,197          1,674
     Forward Share Purchase Agreement             --            263
                                        ------------   ------------
Diluted weighted average shares/units        128,732        137,892
                                        ============   ============


RECONCILIATION OF FUNDS FROM OPERATIONS TO NET CASH PROVIDED BY OPERATING ACTIVITIES

(dollars in thousands)

                                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                                                  ------------------------------------
                                                                                       2000                 1999
                                                                                  ---------------      ---------------

Funds from operations - new definition                                            $       326,897      $       340,777
Adjustments:
   Depreciation and amortization of non-real estate assets                                  2,646                2,311
   Amortization of deferred financing costs                                                 9,497               10,283
   Other charges related to the behavioral healthcare assets                                   --              (32,223)
   Minority interest in joint ventures profit and depreciation and                         21,076                2,054
     amortization
   Gain on sale of undeveloped land                                                          (577)                  --
   Adjustment for investments in real estate mortgages and equity of
     unconsolidated companies                                                             (56,234)             (60,846)
   Change in deferred rent receivable                                                      (8,504)                (636)
   Change in current assets and liabilities                                               (25,956)              38,241
   Distributions received in excess of earnings from unconsolidated companies               3,897               30,289
   Equity in earnings in excess of distributions received from unconsolidated
     companies                                                                            (10,641)              (7,808)
   6 3/4% Series A Preferred Share distributions                                           13,500               13,500
   Non-cash compensation                                                                      114                  118
                                                                                  ---------------      ---------------
Net cash provided by operating activities                                         $       275,715      $       336,060
                                                                                  ===============      ===============


Historical Recurring Office Property Capital Expenditures, Tenant Improvement and Leasing Costs


         The following table sets forth annual and per square foot recurring capital expenditures (excluding those expenditures which are recoverable from tenants) and tenant improvement and leasing costs for the years ended December 31, 2000, 1999 and 1998, attributable to signed leases, all of which have commenced or will commence during the next twelve months (i.e., the renewal or replacement tenant began or will begin to pay rent) for the office properties consolidated in CEI's financial statements during each of the periods presented. Tenant improvement and leasing costs for signed leases during a particular period do not necessarily equal the cash paid for tenant improvement and leasing costs during such period due to timing of payments.

                                                 2000             1999              1998
                                             ------------     ------------     ------------
CAPITAL EXPENDITURES:
Capital Expenditures (in thousands)          $      9,199     $      6,048     $      5,107
Per square foot                              $       0.33     $       0.19     $       0.16
TENANT IMPROVEMENT AND LEASING COSTS:(1)
Replacement Tenant Square Feet                  1,126,394        1,259,660          850,325
Renewal Tenant Square Feet                      1,490,930        1,385,911          923,854
Tenant Improvement Costs (in thousands)      $     16,541     $     14,339     $      8,552
Per square foot leased                       $       6.32     $       5.42     $       4.82
Tenant Leasing Costs (in thousands)          $     11,621     $      7,804     $      5,358
Per square foot leased                       $       4.44     $       2.95     $       3.02
Total (in thousands)                         $     28,162     $     22,143     $     13,910
Total per square foot                        $      10.76     $       8.37     $       7.84
Average lease term                              5.1 years        4.5 years        5.4 years
Total per square foot per year               $       2.10     $       1.87     $       1.44

----------
(1) Excludes leasing activity for leases that have less than a one-year term (i.e., storage and temporary space).

         Capital expenditures may fluctuate in any given period subject to the nature, extent and timing of improvements required to be made in CEI's office property portfolio. CEI maintains an active preventive maintenance program in order to minimize required capital improvements. In addition, certain capital improvement costs are recoverable from tenants.


         Tenant improvement and leasing costs also may fluctuate in any given year depending upon factors such as the property, the term of the lease, the type of lease (renewal or replacement tenant), the involvement of external leasing agents and overall competitive market conditions. Management believes that future recurring tenant improvements and leasing costs for CEI's existing office properties will approximate on average for "renewal tenants" $6.00 to $10.00 per square foot, or $1.20 to $2.00 per square foot per year based on an average five-year lease term, and, on average for "replacement tenants," $12.00 to $16.00 per square foot, or $2.40 to $3.20 per square foot per year based on an average five-year lease term.

DEBT FINANCING ARRANGEMENTS


         The significant terms of CEI's primary debt financing arrangements existing as of September 30, 2001 are shown below (dollars in thousands).


                                                                                             BALANCE
                                                       INTEREST                            OUTSTANDING
                                                        RATE AT                                 AT
                                       MAXIMUM       SEPTEMBER 30,         EXPIRATION       SEPTEMBER
          DESCRIPTION(1)             BORROWINGS          2001                 DATE           30, 2001
--------------------------------   --------------   --------------       --------------   --------------

SECURED FIXED RATE DEBT:
   JP Morgan Mortgage Note         $      200,000             8.31%       October 2016    $      200,000
   AEGON Partnership Note                 271,060             7.53         July 2009             271,060
   LaSalle Note I                         239,000             7.83        August 2027            239,000
   LaSalle Note II                        161,000             7.79         March 2028            161,000
   CIGNA Note                              63,500             7.47       December 2002            63,500
   Metropolitan Life Note V                38,831             8.49       December 2005            38,831
   Northwestern Life Note                  26,000             7.66        January 2003            26,000
   Mitchell Mortgage Note                   9,196             7.00        August 2002              9,196
   Nomura Funding VI Note                   8,224            10.07         July 2020               8,224
   Woodmen of the World Note                6,458             8.20         April 2009              6,458
   Rigney Promissory Note                     661             8.50       November 2012               661
                                   --------------   --------------                        --------------
      Subtotal/Weighted Average    $    1,023,930             7.85%                       $    1,023,930
                                   --------------   --------------                        --------------

UNSECURED FIXED RATE DEBT:
   Notes due 2007                  $      250,000             7.50%      September 2007   $      250,000
   Notes due 2002                         150,000             7.00       September 2002          150,000
                                   --------------   --------------                        --------------
      Subtotal/Weighted Average    $      400,000             7.31%                       $      400,000
                                   --------------   --------------                        --------------

SECURED VARIABLE RATE DEBT:
   Fleet Fund I and II Term Loan   $      275,000             6.81%        March 2005     $      275,000
   Deutsche Bank - CMBS Loan              220,000             5.84          May 2004             220,000
                                   --------------   --------------                        --------------
      Subtotal/Weighted Average    $      495,000             6.38%                       $      495,000
                                   --------------   --------------                        --------------

UNSECURED VARIABLE RATE DEBT:
   JP Morgan Loan Sales Facility   $       50,000             4.50%       October 2001    $       10,000
   Fleet Facility                         400,000             5.58          May 2004             155,000
                                   --------------   --------------                        --------------
      Subtotal/Weighted Average    $      450,000             5.51%                       $      165,000
                                   --------------   --------------                        --------------

      TOTAL/WEIGHTED AVERAGE       $    2,368,930             7.21%(2)                    $    2,083,930
                                   ==============   ==============                        ==============


----------
(1) For more information regarding the terms of CEI's debt financing arrangements, including the amounts payable at maturity for non-amortizing loans, Properties securing CEI's secured debt and the method of calculation of the interest rate for CEI's variable-rate debt, see "Note 8. Notes Payable and Borrowings under Fleet Facility" included in the Financial Statements of CEI (unaudited).

(2) The overall weighted average interest rate does not include the effect of CEI's cash flow hedge agreements. Including the effect of these agreements, the overall weighted average interest rate would have been 7.67%.

         Below are the aggregate principal amounts due as of September 30, 2001 under the Fleet Facility and other indebtedness of CEI by year. Scheduled principal installments and amounts due at maturity are included.


                      SECURED         UNSECURED          TOTAL
                  --------------   --------------   --------------
  (in thousands)
2001              $        1,925   $       10,000   $       11,925
2002                      83,109          150,000          233,109
2003                      41,059               --           41,059
2004                     236,857          155,000          391,857
2005                     328,863               --          328,863
Thereafter               827,117          250,000        1,077,117
                  --------------   --------------   --------------
                  $    1,518,930   $      565,000   $    2,083,930
                  ==============   ==============   ==============

         CEI's policy with regard to the incurrence and maintenance of debt is based on a review and analysis of:

o investment opportunities for which capital is required and the cost of debt in relation to such investment opportunities;

o        the type of debt available (secured or unsecured);

o        the effect of additional debt on existing coverage ratios;

o the maturity of the proposed debt in relation to maturities of existing debt; and

o exposure to variable-rate debt and alternatives such as interest-rate swaps and cash flow hedges to reduce this exposure.

         Debt service coverage ratios for a particular period are generally calculated as net income plus depreciation and amortization, plus interest expense, plus extraordinary or non-recurring losses, minus extraordinary or non-recurring gains, divided by debt service (including principal and interest payable during the period of calculation). The calculation of the debt service coverage ratio for the Fleet Facility is calculated using the method described above, including certain pro forma adjustments and debt from unconsolidated entities. As of September 30, 2001, CEI was in compliance with all of its debt service coverage ratios and other covenants related to its outstanding debt.

Debt Refinancing and Fleet Facility

         In May 2001, CEI (i) repaid and retired the UBS Facility which consisted of the UBS Line of Credit, the UBS Term Loan I and the UBS Term Loan II; (ii) repaid and retired the iStar Financial Note; and (iii) modified the Fleet Term Note II with proceeds from a $970.0 million debt refinancing.

New Debt Resulting from Refinancing

                                                    MAXIMUM                    INTEREST                   MATURITY
                DESCRIPTION                        BORROWING                     RATE                       DATE
--------------------------------------------    ----------------     ------------------------------    ---------------
(dollars in millions)
Fleet Facility                                        $400.0(1)      LIBOR + 187.5 basis points              2004(2)
Fleet Fund I and II Term Loan                         $275.0         LIBOR + 325 basis points                2005
Deutsche Bank - CMBS Loan                             $220.0         LIBOR + 234 basis points                2004(3)
Deutsche Bank Short-Term Loan                         $ 75.0         LIBOR + 300 basis points                2001(4)


----------
(1) The $400.0 million Fleet Facility is an unsecured revolving line of credit. The weighted average interest rate from the origination of the loan in May 2001 through September 30, 2001 of 5.93%.

(2)      One-year extension option.

(3)      Two one-year extension options.

(4)      Repaid September 19, 2001.

Debt Repaid or Modified by Refinancing

                                    MAXIMUM                   INTEREST                 MATURITY            BALANCE
        DESCRIPTION                BORROWING                    RATE                     DATE          REPAID/MODIFIED
-----------------------------    --------------    -------------------------------    -----------    --------------------
(dollars in millions)
UBS Line of Credit                   $300.0        LIBOR + 250 basis points              2003                $165.0
UBS Term Loan I                      $146.8        LIBOR + 250 basis points              2003                $146.8
UBS Term Loan II                     $326.7        LIBOR + 275 basis points              2004                $326.7
Fleet Term Note II                   $200.0        LIBOR + 400 basis points              2003                $200.0
iStar Financial Note                 $ 97.1        LIBOR + 175 basis points              2001                $ 97.1

Interest Rate Caps

         In connection with the closing of the Deutsche Bank-CMBS Loan in May 2001, CEI entered into a LIBOR interest rate cap struck at 7.16% for a notional amount of $220.0 million, and simultaneously sold a LIBOR interest rate cap with the same terms. Since these instruments do not reduce CEI's net interest rate risk exposure, they do not qualify as hedges and changes to their respective fair values are charged to earnings. As the significant terms of these arrangements are substantially the same, the effects of a revaluation of these instruments are expected to substantially offset each other.

Cash Flow Hedges

         CEI uses derivative financial instruments to convert a portion of its variable-rate debt to fixed-rate debt and to manage its fixed to variable-rate debt ratio. As of September 30, 2001, CEI had entered into three cash flow hedge agreements which are accounted for under SFAS No. 133, as amended by SFAS No. 138, which was adopted in the third quarter of 1999.

         The following table shows information regarding CEI's cash flow hedge agreements as of September 30, 2001 and interest expense for the nine months ended September 30, 2001:

                                                                                                  ADDITIONAL
                                                                                                   INTEREST
                                                                                                EXPENSE FOR THE
    NOTIONAL               MATURITY             REFERENCE             FAIR MARKET                 NINE MONTHS
     AMOUNT                  DATE                  RATE                  VALUE                SEPTEMBER 30, 2001
-----------------       ----------------      ---------------       -----------------       ------------------------

      $200.0                 9/1/03                6.183%                 $(11.4)                    $1.9
      $200.0                 2/3/03                 7.11%                 $(11.7)                    $3.7
      $100.0                4/18/04                 6.76%                 $ (8.2)                    $1.6

         CEI has designated its three cash flow hedge agreements as cash flow hedges of LIBOR-based monthly interest payments on a designated pool of variable-rate LIBOR indexed debt that reprices closest to the reset dates of each cash flow hedge agreement. For retrospective effectiveness testing, CEI uses the cumulative dollar offset approach as described in DIG Issue E8. The DIG is a task force designed to assist the FASB in answering questions that companies have resulting from implementation of SFAS No. 133. CEI uses the change in variable cash flows method as described in DIG Issue G7 for prospective testing as well as for the actual recording of ineffectiveness, if any. Under this method, CEI will compare the changes in the floating rate portion of each cash flow hedge to the floating rate of the hedged items. The cash flow hedges have been and are expected to remain highly effective. Changes in the fair value of these highly effective hedging instruments are to be recorded in accumulated other comprehensive income. The effective portion that has been deferred in accumulated other comprehensive income will be reclassified to earnings as interest expense when the hedged items impact earnings. If a cash flow hedge falls outside 80% to 125% effectiveness for a quarter, all changes in the fair value of the cash flow hedge for the quarter will be recognized in earnings during the current period. If it is determined based on prospective testing that it is no longer likely a hedge will be highly effective on a prospective basis, the hedge will no longer be designated as a cash flow hedge and no longer qualify for accounting in accordance with SFAS Nos. 133 and 138.

         Over the next twelve months, an estimated $17.0 million to $20.0 million will be reclassified from accumulated other comprehensive income to earnings as interest expense related to the effective portions of the cash flow hedge agreements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         CEI's use of financial instruments, such as debt instruments, subjects CEI to market risk which may affect CEI's future earnings and cash flows as well as the fair value of its assets. Market risk generally refers to the risk of loss from changes in interest rates and market prices. CEI manages interest rate risk based on the varying circumstances of anticipated borrowings, and existing variable and fixed-rate debt, including CEI's revolving line of credit. Examples of interest rate management strategies include capping interest rates using targeted interest cost benchmarks, hedging portions of the total amount of debt, or hedging a period of months and not always hedging to maturity, and at other times locking rates to fix interest costs. CEI may fix rates on transactions prior to the issuance of debt, taking into account factors that influence the hedging decision, including the degree of certainty, timing and amount, the material benefit of the hedge, the actual level of rates, the budgeted debt service and the state of the financial markets. CEI will generally seek to pursue interest rate risk mitigation strategies that result in the least amount of reported earnings volatility under GAAP while still meeting strategic economic objectives and maintaining adequate liquidity and flexibility.

         The following discussion of market risk is based solely on hypothetical changes in interest rates related to CEI's variable-rate debt. This discussion does not purport to take into account all of the factors that may affect the financial instruments discussed in this section.

Interest Rate Risk

         CEI's interest rate risk is most sensitive to fluctuations in interest rates on its short-term variable-rate debt. CEI had total outstanding debt of approximately $2.1 billion at September 30, 2001, of which approximately $155.0 million, or approximately 10%, was unhedged variable-rate debt. The weighted average interest rate on such variable-rate debt was 6.73% as of September 30, 2001. A 10% (67.3 basis point) increase in the weighted average interest rate on such variable-rate debt would result in an annual decrease in net income and cash flows of approximately $1.0 million based on the unhedged variable-rate debt outstanding as of September 30, 2001, as a result of the increased interest expense associated with the change in rate. Conversely, a 10% (67.3 basis point) decrease in the weighted average interest rate on such unhedged variable-rate debt would result in an annual increase in net income and cash flows of approximately $1.0 million based on the unhedged variable rate debt outstanding as of September 30, 2001, as a result of the decreased interest expense associated with the change in rate.

                   PRICE RANGE OF COPI COMMON STOCK, DIVIDENDS
                        AND RELATED SHAREHOLDER MATTERS

         Effective June 12, 1997, shares of COPI's common stock were distributed to shareholders of CEI and unit holders of Crescent Partnership of record on May 30, 1997. For CEI shareholders, the distribution was made on the basis of one share of COPI common stock for every 10 common shares of beneficial interest of CEI held on the record date, and for limited partners of Crescent Partnership, the distribution was made on the basis of one share of COPI common stock for every 5 units of limited partnership interest held on the record date. COPI's common stock, $0.01 par value per share, began trading on the OTC Bulletin Board on June 13, 1997. Effective September 8, 1997, COPI's common stock was listed on the NASDAQ National Market under the symbol "COPI" and effective April 27,

2000, COPI's shares again began trading on the OTC Bulletin Board because COPI's shares became ineligible for continued NASDAQ listing.

         The following table reflects the high and low bid prices of COPI's common stock for each calendar quarter indicated.

                                       PRICE
                          -----------------------------
                              HIGH             LOW
                          ------------     ------------

2002 First Quarter
(through February 14)     $       0.05     $       0.01

2001

First Quarter             $       1.63     $       0.63
Second Quarter                    1.25             0.65
Third Quarter                     0.73             0.25
Fourth Quarter                    0.26             0.03

2000

First Quarter             $       3.69     $       2.06
Second Quarter                    2.75             1.25
Third Quarter                     1.75             1.19
Fourth Quarter                    1.13             0.45

1999

First Quarter             $       5.25     $       3.06
Second Quarter                    7.63             3.25
Third Quarter                     7.13             4.00
Fourth Quarter                    4.63             2.25

         As of January 31, 2002, there were approximately ___ holders of record of COPI's common stock. No cash dividends have been declared or paid in respect of COPI's common stock.

                   PRICE RANGE OF CEI COMMON SHARES, DIVIDENDS
                        AND RELATED STOCKHOLDER MATTERS

         CEI's common shares have been traded on the New York Stock Exchange under the symbol "CEI" since the completion of its initial public offering at a price of $12.50 per share in May 1994. For each calendar quarter indicated, the following table reflects the high and low sales prices during the quarter for the common shares and the distributions per share declared by CEI with respect to each quarter.

                                        PRICE
                          -----------------------------------
                               HIGH                 LOW            DISTRIBUTIONS
                          ---------------     ---------------     ---------------
2002 First Quarter        $         18.85     $         16.87                  --
(through February 12)

2001
First Quarter             $         21.51     $         19.55     $          0.55
Second Quarter                      24.17               20.82                0.55
Third Quarter                       24.31               18.36               0.375(1)
Fourth Quarter                      21.13               15.96               0.375(1)

                                        PRICE
                          -----------------------------------
                               HIGH                 LOW            DISTRIBUTIONS
                          ---------------     ---------------     ---------------
2000
First Quarter             $         19.75     $         15.75     $          0.55
Second Quarter                      22.19               16.94                0.55
Third Quarter                       23.19               20.69                0.55
Fourth Quarter                      23.44               19.50                0.55

1999
First Quarter             $         23.94     $         20.50     $          0.55
Second Quarter                      24.94               20.00                0.55
Third Quarter                       24.13               17.38                0.55
Fourth Quarter                      18.44               15.13                0.55

----------
(1) On October 17, 2001, CEI announced that its quarterly distribution would be reduced from $0.55 per common share, or an annualized distribution of $2.20 per common share, to $0.375 per common share, or an annualized distribution of $1.50 per common share.

As of January 31, 2002, there were approximately 1,063 holders of record of the common shares.

DISTRIBUTION POLICY

         The actual results of operations of CEI and the amounts actually available for distribution will be affected by a number of factors, including:

o        the operating and interest expenses of CEI;

o        the ability of tenants to meet their rent obligations;

o general leasing activity in the markets in which the office properties are located;

o        consumer preferences relating to the CEI hotel properties;

o        cash flows from unconsolidated entities;

o        the general condition of the United States economy;

o        federal, state and local taxes payable by CEI;

o        capital expenditure requirements; and

o        the adequacy of cash reserves.

         Future distributions by CEI will be at the discretion of the Board of Trust Managers. The Board of Trust Managers has indicated that it will review the adequacy of CEI's distribution rate on a quarterly basis.

         Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including the requirement to distribute at least 90% of REIT taxable income each year (95% in 2000 and prior years). Pursuant to this requirement, CEI was required to distribute $166.1 million and $140.6 million for 2000 and 1999, respectively. Actual distributions by CEI were $281.2 million and $298.1 million for 2000 and 1999, respectively.

         Distributions by CEI to the extent of its current and accumulated earnings and profits for federal income tax purposes generally will be taxable to a shareholder as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a nontaxable reduction of the shareholder's basis in such shareholder's shares, to the extent thereof, and thereafter as a capital gain. Distributions that are treated as a reduction of the shareholder's basis in its shares will have the effect of deferring taxation until the sale of the shareholder's shares. No assurances can be given regarding what portion, if any, of distributions in 2002 or subsequent years will constitute a return of capital for federal income tax purposes.

         On October 17, 2001, CEI announced that its quarterly distribution would be reduced from $0.55 per common share, or an annualized distribution of $2.20 per common share, to $0.375 per common share, or an annualized distribution of $1.50 per common share.

         Following is the income tax status of distributions paid during the years ended December 31, 2000 and 1999 to common shareholders:

                                    2000      1999
                                  --------  --------
Ordinary dividend                   51.5%     50.1%
Capital gain                         6.4%      2.0%
Return of capital                   35.9%     47.9%
Unrecaptured Section 1250 Gain       6.2%      0.0%

         Distributions on the 8,000,000 6 3/4% Series A Convertible Cumulative Preferred Shares issued by CEI in February 1998 are payable at the rate of $1.6875 per annum per Series A Convertible Cumulative Preferred Share, prior to distributions on the common shares.

         Following is the income tax status of distributions paid during the years ended December 31, 2000 and 1999 to preferred shareholders:

                                    2000      1999
                                  --------  --------
Ordinary dividend                   83.7%     96.4%
Capital gain                         8.2%      3.6%
Unrecaptured Section 1250 Gain       8.1%      0.0%

                   SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS,
                        MANAGEMENT AND DIRECTORS OF COPI

         The following table sets forth, as of February 13, 2002, unless otherwise indicated, information regarding beneficial ownership of shares of COPI common stock by (i) the sole director of COPI, (ii) the sole executive officer of COPI, (iii) each person known by COPI to beneficially own more than 5% of the COPI common stock, and (iv) all directors and executive officers of COPI as a group. Unless otherwise noted below, each person or entity named in the table has sole voting power and sole investment power with respect to each of the shares beneficially owned by such person or entity.

BENEFICIAL OWNERSHIP

       Name and Address of Beneficial Owner             Number of Shares         Percent of Outstanding Shares(9)
       ------------------------------------             ----------------         --------------------------------

              Jeffrey L. Stevens(1)(2)                      207,800(3)                         1.9%
          777 Taylor Street, Suite 1050
             Fort Worth, Texas 76102

               Richard E. Rainwater                       1,253,714(4)                        11.5%
             777 Main Street, Suite 2250
               Fort Worth, Texas 76102

       Name and Address of Beneficial Owner             Number of Shares         Percent of Outstanding Shares(8)
       ------------------------------------             ----------------         --------------------------------
                 John C. Goff                              858,121(5)                          7.5%
           777 Main Street, Suite 2100
             Fort Worth, Texas 76102

      Cohen & Steers Capital Management, Inc.              747,000(6)                          6.9%
                  757 Third Avenue
              New York, New York 10017

          Magten Asset Management Corp.                    670,300(7)                          6.2%
                 35 East 21st Street
              New York, New York 10010

       All Directors and Executive Officers                207,800(3)                          1.9%
               As a Group (one person)


----------
Less than 1%.

(1)      Indicates a director of COPI.

(2)      Indicates an executive officer of COPI.

(3) Includes 5,000 restricted shares issued pursuant to COPI's Amended Stock Incentive Plan, all of which have vested, that is, the restrictions on the shares have lapsed, as of February 13, 2002. Also includes 202,800 shares underlying stock options issued pursuant to the Amended Plan or the Management Stock Incentive Plan, all of which were vested as of February 13, 2002

(4) Includes 45,178 shares beneficially owned by Ms. Darla D. Moore, who is Mr. Rainwater's spouse. However, Mr. Rainwater disclaims beneficial ownership with respect to all shares owned by his spouse. Includes 854,146 shares owned indirectly by Mr. Rainwater, including (i) 10,520 shares owned by Rainwater, Inc., a Texas corporation, of which Mr. Rainwater is a director and the sole owner; (ii) 624,224 shares owned by Office Towers LLC, a Nevada limited liability company, of which Mr. Rainwater and Rainwater, Inc. own an aggregate 100% interest; and (iii) 219,402 shares owned by The Richard E. Rainwater 1995 Charitable Remainder Unitrust No. 1, of which Mr. Rainwater is the sole trustee. Also includes 116,562 shares underlying a stock option which have vested.

(5) Includes 15,256 shares owned by Goff Family, L.P., a Delaware limited partnership, of which Mr. Goff is a general partner. Mr. Goff disclaims beneficial ownership with respect to all shares owned by Goff Family, L.P. in excess of his pecuniary interest in the partnership. Also includes 549,190 shares underlying stock options all of which were vested as of February 13, 2002.

(6) Based solely on the Schedule 13G as amended through the amendment dated February 12, 2001, filed by Cohen & Steers Capital Management, Inc., it is COPI's understanding that (i) Cohen is a registered investment advisor; and (ii) Cohen has sole dispositive power with respect to all of the reported shares and sole voting power with respect to 569,700 of the reported shares. Cohen has not reported that it has voting power with respect to the remaining 177,300 reported shares.

(7) Based solely on the Schedule 13G as amended through the amendment dated February 8, 2002, filed by Magten Asset Management Corp., it is COPI's understanding that (i) Magten is an investment advisor; and (ii) Magten has shared, but no sole, voting power and dispositive power with respect to all of the reported shares.

(8) The percentage of COPI common stock a person beneficially owns is based on 10, 828,497 outstanding shares and assumes that (i) as to any person listed in this table, all stock options exercisable and (ii) as to all other persons, no stock options are exercised.

                    CEI MANAGEMENT AND ADDITIONAL INFORMATION

         CEI's Board of Trust Managers and executive officers will not change as a result of consummation of the reorganization transactions. The Board of Trust Managers currently consists of seven members, divided into three classes serving staggered three-year terms.

         Set forth below is information with respect to the current seven trust managers of CEI and the executive officers of CEI.

Name                            Term Expires                 Age        Position
Richard E. Rainwater            2003                         57         Chairman of the Board of Trust Managers
                                                                        of CEI
John C. Goff                    2002                         46         Vice Chairman of the Board of Trust
                                                                        Managers of CEI, Chief Executive
                                                                        Officer of CEI and the General Partner,
                                                                        and Sole Director of the General Partner
Anthony M. Frank                2003                         70         Trust Manager of CEI
William F. Quinn                2003                         54         Trust Manager of CEI
Paul E. Rowsey, III             2002                         47         Trust Manager of CEI
David M. Sherman                2001                         44         Trust Manager of CEI
Dennis H. Alberts               N/A                          52         President and Chief Operating Officer
                                                                        of CEI and the General Partner
David M. Dean                   N/A                          41         Executive Vice President, Law and
                                                                        Administration, and Secretary of CEI
                                                                        and the General Partner
Jane E. Mody                    N/A                          50         Executive Vice President, Capital
                                                                        Markets
Kenneth S. Moczulski            N/A                          49         President of Investments and Chief
                                                                        Investment Officer
Jerry R. Crenshaw, Jr.          N/A                          38         Senior Vice President, Chief Financial
                                                                        and Accounting Officer of CEI and
                                                                        Senior Vice President and Chief
                                                                        Financial Officer of the General Partner
Jane B. Page                    N/A                          41         Senior Vice President, Asset Management
                                                                        and Leasing, Houston Region of the
                                                                        General Partner
John L. Zogg, Jr.               N/A                          38         Senior Vice President, Asset Management
                                                                        and Leasing, Dallas Region, of the
                                                                        General Partner
Christopher T. Porter           N/A                          35         Vice President and Treasurer of CEI and
                                                                        the General Partner

         The following is a summary of the experience of the current trust managers and the current executive officers.

Richard E. Rainwater has been an independent investor since 1986. From 1970 to July 1986, he served as the chief investment advisor to the Bass family, whose overall wealth increased dramatically during his tenure. During that time, Mr. Rainwater was principally responsible for numerous major corporate and real estate acquisitions and dispositions. Upon beginning his independent investment activities, he founded ENSCO International Incorporated, an oil field service and offshore drilling company, in December 1986. Additionally, in June 1988 he co-founded Columbia Hospital Corporation, and in March 1989 he participated in a management-led buy out of HCA-Hospital Corporation of America. In November 1992, Mr. Rainwater co-founded Mid Ocean Limited, a provider of casualty re-insurance. In February 1994, he assisted in the merger of Columbia Hospital Corporation and HCA-Hospital Corporation of America that created Columbia/HCA Healthcare Corporation. Mr. Rainwater also served as Chairman of the Board of Directors of COPI from June 1997 until February 2002. Mr. Rainwater is a graduate of the University of Texas at Austin and the Graduate School of Business at Stanford University. Mr. Rainwater has served as the Chairman of the Board of Trust Managers since CEI's inception in 1994.




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John C. Goff co-founded CEI with Mr. Richard Rainwater while serving as principal of Rainwater, Inc. Mr. Goff served as Chief Executive Officer and as a trust manager from CEI's inception in February 1994 through December 1996, when he became Vice Chairman. In June 1999, Mr. Goff returned as Chief Executive Officer of CEI and remains as Vice Chairman. Mr. Goff served as Vice Chairman of the Board of Directors of COPI from its inception in June 1997 until February 2002. He became the Chief Executive Officer of COPI in June 1999. Mr. Goff has served as the managing Principal of Goff Moore Strategic Partners, L.P., a private investment partnership since its formation in February 1998. From June 1987 to May 1994, Mr. Goff was vice president of Rainwater, Inc. Prior to joining Rainwater Inc., Mr. Goff was employed by KPMG Peat Marwick, with Mr. Rainwater as one of his principal clients. Mr. Goff also serves on the boards of Gainsco, Inc., The Staubach Company, OpenConnect Systems, Inc., Texas Capital Bancshares, Inc. and The National Association of Real Estate Investment Trusts. Mr. Goff is a graduate of the University of Texas and is a Certified Public Accountant.

Anthony M. Frank currently serves as Chairman of Belvedere Capital Partners, general partner of the California Community Financial Institutions Fund LP. From March 1988 to March 1992, he served as Postmaster General of the United States. From April 1992 until June 1993, he served as the founding chairman of Independent Bancorp of Arizona. Mr. Frank has also served as a Director of:
Temple Inland, Inc., a manufacturer of paper and timber products, since May 1992; Bedford Property Investors, Inc., an office and commercial property REIT investing primarily on the West Coast, since May 1992; Charles Schwab & Co., one of the nation's largest discount brokerages, since July 1993; Cotelligent, Inc., a provider of temporary office support services, since May 1995; and COPI from June 1997 until February 2002. Mr. Frank received a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from the Amos Tuck School of Business at Dartmouth.

William F. Quinn has served as President of AMR Investment Services, Inc., the investment services affiliate of American Airlines, with responsibility for the management of pension and short-term fixed income assets, since November 1986. Prior to being named to his current positions in 1986, Mr. Quinn held several management positions with American Airlines and its subsidiaries. He has served as Chairman of the Board of American Airlines Federal Credit Union since November 1989, President and Trustee of the American AAdvantage Funds since July 1987, and has served on the advisory board for Southern Methodist University's Endowment Fund since September 1996. Mr. Quinn holds a Bachelor of Science degree in accounting from Fordham University and is a Certified Public Accountant.

Paul E. Rowsey, III, has served as President of Eiger, Inc., a private real estate investment management and investment firm, and the manager of Eiger Fund I, L.P., a real estate equity investment fund, since their formation in January 1999. He was formerly President and a member of the Board of Directors of Rosewood Property Company, a real estate investment company, a position he held from February 1988 until December 1998. Mr. Rowsey has served as a member of the Board of Directors of ENSCO International Incorporated, an offshore drilling company, since January 2000 and of COPI from June 1997 until February 2002. Mr. Rowsey began his career in 1980 as an attorney specializing in commercial real estate. Mr. Rowsey holds a Bachelor of Arts degree from Duke University and a Juris Doctor degree from Southern Methodist University School of Law.

David M. Sherman serves as President of D. Sherman & Company, Inc., a firm founded and wholly owned by Mr. Sherman which provides services to public real estate companies. In addition, he is as an adjunct professor of real estate at Columbia University Graduate School of Business Administration. Prior to being named to his current positions in February 2000 and beginning in 1995, Mr. Sherman was the Managing Director, Senior Analyst and Head of the REIT Equity Research Team at Salomon Smith Barney, Inc. In addition, Mr. Sherman has served on the Board of Trustees, as well as the audit committee, for Keystone Property Trust, a fully integrated REIT and one of the largest owners and developers of industrial properties in the Eastern United States, since June 2000. He also has served as a






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member of the advisory committee for the Primus Fund, a REIT fund sponsored by
Deutsche Bank Realty Advisors. Mr. Sherman holds a Bachelor of Arts degree in Math/Economics from Brown University and a Master of Business Administration degree in Finance from Columbia University Graduate School of Business Administration.

Dennis H. Alberts, prior to joining CEI, served as President and Chief Executive Officer of Pacific Retail Trust, a privately held retail shopping center REIT, which he founded in 1993. While at Pacific Retail Trust, Mr. Alberts directed all aspects the company, including acquisition, development and operational activities, from 1993 until 1999 when Pacific Retail Trust merged into Regency Realty, Inc., a publicly traded REIT. In 1999, Mr. Alberts also served as a consultant to Regency Realty, Inc. Prior to founding Pacific Retail Trust, Mr. Alberts served as President and Chief Operating Officer of First Union Real Estate Investments, a publicly held retail, multi-family and office REIT, in 1992. From 1987 to 1991, Mr. Alberts served as President and Chief Executive Officer of Rosewood Property Company where he focused on asset management and leasing of Rosewood's office portfolio. Before joining Rosewood Property Company, he served as President and Managing Partner of Trammell Crow Residential Companies of Dallas from 1984 to 1987. Mr. Alberts holds a Bachelor of Science degree and Master of Business Administration degree from the University of Missouri. Mr. Alberts joined CEI in April 2000 as President and Chief Operating Officer.

David M. Dean, prior to joining CEI, was an attorney for Burlington Northern Railroad Company from 1992 to 1994, and he served as Assistant General Counsel in 1994. At Burlington Northern, he was responsible for the majority of that company's transactional and general corporate legal work. Mr. Dean was previously engaged in the private practice of law from 1986 to 1990 with Kelly, Hart & Hallman, and from 1990 to 1992 with Jackson & Walker, L.L.P., where he worked primarily on acquisition, financing and venture capital transactions for Mr. Rainwater and related investor groups. Mr. Dean graduated with honors from Texas A&M University with Bachelor of Arts degrees in English and philosophy in 1983. He also holds a Juris Doctor degree and a Master of Laws degree in taxation from Southern Methodist University School of Law. Mr. Dean served as Senior Vice President, Law, and Secretary from the time he joined CEI in August 1994 to September 1999 when he became Senior Vice President, Law and Administration and Secretary, a position which he held until January 2001. Since January 2001, Mr. Dean has served as Executive Vice President, Law and Administration and Secretary.

Jane E. Mody, prior to joining CEI, served as Vice President of Goldman, Sachs & Co. from February 2000 to February 2001. While at Goldman, Sachs & Co., Ms. Mody worked with the real estate merchant banking division and was responsible for fund reporting for nine real estate opportunity funds. She served as Managing Director and Chief Financial Officer of Pacific Retail Trust, a private real estate investment trust, which she co-founded, from December 1993 until February 1999 when Pacific Retail Trust merged into Regency Realty, Inc., a publicly traded REIT. From February 1999 to August 1999 Ms. Mody served as a consultant to Regency Realty, Inc. Prior to co-founding Pacific Retail Trust, Ms. Mody served as Executive Vice President of Rosewood Property Company, a real estate investment company, from April 1988 to December 1993. Ms. Mody graduated from Austin College with a Bachelor of Arts degree and holds a Masters of Business Administration degree in International Business from the University of Dallas. Ms. Mody has served as Executive Vice President, Capital Markets of CEI and the General Partner since February 2001.

Kenneth S. Moczulski, prior to joining CEI, served as President of Transworld Properties, Inc., a subsidiary of a privately held international oil company, which he founded in January 1992. While at Transworld Properties, Inc., Mr. Moczulski was responsible for the formation and implementation of real estate investment strategy, as well as management of on-going real estate development, asset management, and dispositions. Prior to founding Transworld Properties, Inc., Mr. Moczulski served as Vice President of Jaymont Properties in New York from April 1987 to December 1991, where he was


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responsible, on a national basis, for all acquisition and disposition activities. From February 1979 to March 1987, Mr. Moczulski served as Development Manager for a number of commercial developments for Gerald D. Hines Interests. Mr. Moczulski holds a Bachelor of Science degree in Civil Engineering from the University of Cincinnati and a Master of Business Administration degree from Harvard Graduate School of Business. Mr. Moczulski has served as President of Investments and Chief Investment Officer since November 2000.

Jerry R. Crenshaw, Jr., prior to joining CEI, was the Controller of Carrington Laboratories, Inc., a pharmaceutical and medical device company, from 1991 until February 1994. From 1986 until 1991, Mr. Crenshaw was an audit senior in the real estate services group of Arthur Andersen LLP. Mr. Crenshaw holds a Bachelor of Business Administration degree in accounting from Baylor University and is a Certified Public Accountant. Mr. Crenshaw served as Controller from CEI's inception in 1994 to March 1997 when he became Vice President and served as Vice President, Controller until December 1998 and Vice President, Finance until September 1999. In addition, Mr. Crenshaw served as Interim Co-Chief Financial Officer from August 1998 until April 1999. Since September 1999, Mr. Crenshaw has served as Senior Vice President and Chief Financial Officer.

Jane B. Page, prior to joining CEI, was employed by Metropolitan Life Real Estate Investments from July 1984 to January 1998, holding positions of director of corporate property management and regional asset manager of Metropolitan's institutional portfolio in Houston, Austin and New Orleans. Ms. Page's 14-year tenure at Metropolitan also included membership on Metropolitan's Investment Committee, which reviewed and approved all significant transactions on a national basis. Ms. Page serves on the Boards of the Greater Houston Partnership, Central Houston, Inc. and the Downtown Houston Management District. Ms. Page graduated with a Bachelor of Arts degree from Point Loma College in San Diego and with a Master of Business Administration degree from the University of San Francisco. She also holds Certified Commercial Investments Manager and Certified Property Manager designations. Ms. Page served as Director of Asset Management, Houston Region from the time she joined CEI in January 1998 to December 1998, when she became Vice President, Houston Region Asset Management and served in that capacity until September 1999 when she became Vice President, Asset Management, Houston Region. Since May 2000, Ms. Page has served as Senior Vice President, Asset Management and Leasing, Houston Region.

John L. Zogg, Jr. served as Vice President of the commercial real estate group of Rosewood Property Company, responsible for marketing and leasing office space in the Dallas and Denver areas, from January 1989 to May 1994. For three years prior to joining Rosewood Property Company, Mr. Zogg worked as Marketing Manager of Gerald D. Hines Interests, responsible for office leasing in the Dallas metropolitan area from June 1985 to January 1988. He graduated from the University of Texas at Austin with a Bachelor of Arts degree in economics and holds a Master of Business Administration degree from the University of Dallas. Mr. Zogg joined CEI as a Vice President in May 1994 and served as Vice President, Leasing and Marketing, from June 1997 to September 1999 when he became Vice President, Leasing/Marketing, Southwest Region. Since May 2000, Mr. Zogg has served as Senior Vice President, Asset Management and Leasing, Dallas Region.

Christopher T. Porter, prior to joining CEI, held the office of Senior Vice President, Investor Relations, for Associates First Capital Corporation, a leading financial services firm, from January 1999 through October 1999. Prior to 1999, Mr. Porter served as Vice President and Assistant Treasurer in banking relations and cash management at Associates First Capital Corporation from November 1991 through January 1998. Mr. Porter received a Bachelor of Science degree in economics from the University of Texas at Austin and a Master of Business Administration degree in finance from the University of North Texas and is a certified cash manager. Mr. Porter has served as Vice President and Treasurer since December 1999




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         Certain information regarding the executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other matters related to CEI is incorporated by reference or set forth in CEI's Annual Report on Form 10-K for the year ended December 31, 2000. Stockholders of COPI desiring copies of these documents may obtain them free of charge by contacting CEI at its address or telephone number indicated under the section entitled "Where You Can Find More Information" beginning on page __.

                       DESCRIPTION OF CAPITAL STOCK OF CEI

DESCRIPTION OF CEI COMMON SHARES

General

         The Declaration of Trust of CEI authorizes the CEI Board of Trust Managers to issue up to 250,000,000 CEI common shares, as well as 250,000,000 excess shares, par value $0.01 per share, issuable in exchange for CEI common shares as described below at "-- Ownership Limits and Restrictions on Transfer." The CEI common shares are listed on the NYSE under the symbol "CEI." Subject to such preferential rights as may be granted by the CEI Board of Trust Managers in connection with the future issuance of preferred shares, holders of CEI common shares are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive ratably such distributions as may be declared on the CEI common shares by the CEI Board of Trust Managers in its discretion from funds legally available therefor. In the event of the liquidation, dissolution or winding up of CEI, holders of CEI common shares are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of preferred shares. Holders of CEI common shares have no subscription, redemption, conversion or preemptive rights. Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon.

Ownership Limits and Restrictions on Transfer

         For CEI to qualify as a REIT under the Internal Revenue Code (i) not more than 50% in value of outstanding equity shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year; (ii) the equity shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain percentages of CEI's gross income must come from certain activities.

         To ensure that five or fewer individuals do not own more than 50% in value of the outstanding equity shares, the Declaration of Trust provides generally that no holder may own, or be deemed to own by virtue of certain attribution provisions of the Internal Revenue Code, more than the common share ownership limit of 8.0% of the outstanding common shares or more than the preferred shares Ownership Limit of 9.9% of the outstanding preferred shares. In addition, the Declaration of Trust separately provides that Mr. Rainwater, the Chairman of the CEI Board of Trust Managers, and certain related persons together may own, or be deemed to own, by virtue of certain attribution provisions of the Internal Revenue Code, up to the existing holder Ownership Limit of 8.0% of the outstanding shares. The CEI Board of Trust Managers, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the CEI Board of Trust Managers, in its sole discretion, may waive or change, in whole or in part, the application of the Ownership Limit with respect to any person that is not an individual (as defined in section 542(a)(2) of the Internal Revenue Code). In connection with any such waiver or change, the CEI Board of Trust Managers may require such representations and undertakings from such person or affiliates and may impose such other conditions, as the CEI Board of Trust Managers deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if




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any, of the proposed transaction or ownership of equity shares on CEI's status as a REIT for federal income tax purposes.

         In addition, the CEI Board of Trust Managers, from time to time, may increase the common shares Ownership Limit or the existing holder Ownership Limit, except that (i) neither the common shares Ownership Limit nor the existing holder Ownership Limit may be increased and no additional limitations may be created if, after giving effect thereto, CEI would be "closely held" within the meaning of section 856(h) of the Internal Revenue Code, (ii) the common shares Ownership Limit may not be increased to a percentage that is greater than 9.9%, and (iii) the existing holder limit may not be increased to a percentage that is greater than 9.5%. Under the Declaration of Trust, the preferred shares Ownership Limit may not be increased. The CEI Board of Trust Managers may reduce the existing holder Ownership Limit, with the written consent of Mr. Rainwater, after any transfer permitted by the Declaration of Trust. Prior to any modification of the common share Ownership Limit or the existing holder Ownership Limit, the CEI Board of Trust Managers will have the right to require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure CEI's status as a REIT.

         Under the Declaration of Trust, the Ownership Limits will not be automatically removed even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limit is increased.

         In addition to preserving CEI's status as a REIT for federal income tax purposes, the Ownership Limit may prevent any person or small group of persons from acquiring control of CEI.

         The Declaration of Trust of CEI also provides that if an issuance, transfer or acquisition of equity shares (i) would result in a holder exceeding the Ownership Limit, (ii) would cause CEI to be beneficially owned by less than 100 persons, (iii) would result in CEI being "closely held" within the meaning of section 856(h) of the Internal Revenue Code or (iv) would otherwise result in CEI failing to qualify as a REIT for federal income tax purposes, such issuance, transfer or acquisition shall be null and void to the intended transferee or holder, and the intended transferee or holder will acquire no rights to the shares. Pursuant to the Declaration of Trust, equity shares owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize CEI's status as a REIT under the Internal Revenue Code will automatically be converted to excess shares. A holder of excess shares is not entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares and the right to certain distributions upon liquidation. Any dividend or distribution paid to a proposed transferee on excess shares pursuant to CEI's Declaration of Trust will be required to be repaid to CEI upon demand. Excess shares will be subject to repurchase by CEI at its election. The purchase price of any excess shares will be equal to the lesser of (i) the price in such proposed transaction or (ii) either (a) if the shares are then listed on the NYSE, the fair market value of such shares reflected in the average closing sales prices for the shares on the 10 trading days immediately preceding the date on which CEI or its designee determines to exercise its repurchase right; or (b) if the shares are not then so listed, such price for the shares on the principal exchange (including the Nasdaq National Market) on which such shares are listed; or (c) if the shares are not then listed on a national securities exchange, the latest quoted price for the shares; or (d) if not quoted, the average of the high bid and low asked prices if the shares are then traded over-the-counter, as reported by the Nasdaq Stock Market; or (e) if such system is no longer in use, the principal automated quotation system then in use; or (f) if the shares are not quoted on such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares; or (g) if there is no such market maker or such closing prices otherwise are unavailable, the fair market value, as determined by the CEI Board of Trust Managers in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by CEI. The Declaration of Trust also establishes certain






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restrictions relating to transfers of any exchange shares that may be issued. If such transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then CEI will have the option to deem the intended transferee of any excess shares to have acted as an agent on behalf of CEI in acquiring such excess shares and to hold such excess shares on behalf of CEI. Under the Declaration of Trust, CEI has the authority at any time to waive the requirement that excess shares be issued or be deemed outstanding in accordance with the provisions of the Declaration of Trust if the issuance of such excess shares or the fact that such excess shares is deemed to be outstanding would, in the opinion of nationally recognized tax counsel, jeopardize the status of CEI as a REIT for federal income tax purposes.

         All certificates issued by CEI representing equity shares will bear a legend referring to the restrictions described above.

         The Declaration of Trust of CEI also provides that all persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5.0% of the outstanding equity shares (or such lower percentage as may be set by the CEI Board of Trust Managers), must file an affidavit with CEI containing information specified in the Declaration of Trust no later than January 31 of each year. In addition, each shareholder, upon demand, shall be required to disclose to CEI in writing such information with respect to the direct, indirect and constructive ownership of shares as the trust managers deem necessary to comply with the provisions of the Internal Revenue Code, as applicable to a REIT, or to comply with the requirements of an authority or governmental agency.

         The Ownership Limitations described above may have the effect of precluding acquisitions of control of CEI by a third party. See "Comparison of Rights of Holders of COPI Common Stock and CEI Common Shares - Anti-Takeover Provisions."

Registrar and Transfer Agent

         The registrar and transfer agent for the CEI common shares is Equiserve Trust Company.

DESCRIPTION OF SERIES A PREFERRED SHARES

General

         CEI's Board of Trust Managers is authorized to issue up to 100,000,000 preferred shares, par value $0.01 per share, in one or more series, with such designations, powers, preferences and rights of the shares of such series, and with such qualifications, limitations or restrictions on the shares of such series, if any, as CEI's Board of Trust Managers may determine, without any further vote or action by the shareholders. The designations, powers, preferences and rights of, and the qualifications, limitations or restrictions on, such shares may include, but are not limited to, distribution rights, distribution rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences.

         The Series A Preferred Shares were issued pursuant to a Statement of Designation that sets forth the terms of a series of preferred shares consisting of up to 9,200,000 shares, designated 6 3/4% Series A Convertible Cumulative Preferred Shares.

         The following sections summarize the terms and provisions of the Series A Preferred Shares. The following sections are not necessarily complete and are qualified in their entirety by reference to the pertinent sections of CEI's Declaration of Trust and the Statement of Designation designating the Series A Preferred Shares, each of which is available from us.




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

         The registrar, transfer agent and distributions disbursing agent for the Series A Preferred Shares is Equiserve Trust Company.

         The preferred shares are listed on the New York Stock Exchange under the symbol "CEIPrA".

Ranking

         The Series A Preferred Shares rank senior to the common shares as to rights to receive distributions and to participate in distributions or payments upon CEI's liquidation, dissolution or winding up.

Distributions

         Holders of the Series A Preferred Shares are entitled to receive, when and as authorized by the Board of Trust Managers, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 6 3/4% of the liquidation preference per year (equivalent to $1.6875 per year per Series A preferred share). Distributions on the Series A Preferred Shares will accrue and be cumulative from the date of original issue and will be payable quarterly in arrears on the fifteenth day of February, May, August and November of each year or, if not a business day, the next succeeding business day. Each such date is referred to below as a "Distribution Payment Date".

         Any distribution, including any distribution payable on the Series A Preferred Shares for any partial distribution period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions are payable to holders of record as they appear in CEI's share records at the close of business on the applicable record date, which will be the date that the Board of Trust Managers designates for the payment of distributions that is not more than 30 nor less than 10 days prior to such distribution payment date. Such date is also referred to as a "Distribution Payment Record Date".

         The Board of Trust Managers will not authorize, pay or set apart for payment by CEI any distribution on the Series A Preferred Shares at any time that:

         o the terms and provisions of any agreement of CEI, including any agreement relating to CEI's indebtedness, prohibits such authorization, payment or setting apart for payment;

         o the terms and provisions of any agreement of CEI, including any agreement relating to CEI's indebtedness, provides that such authorization, payment or setting apart for payment would constitute a breach of, or a default under, such agreement; or

         o        the law restricts or prohibits such authorization or payment.

         Notwithstanding the foregoing, distributions on the Series A Preferred Shares will accrue whether or not:

         o        CEI has earnings;

         o there are funds legally available for the payment of such distributions; and

         o        such distributions are authorized.




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         Accrued but unpaid distributions on the Series A Preferred Shares will not bear interest. Holders of the Series A Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions, as described above.

         CEI intends to contribute or otherwise transfer the net proceeds of the sale of the Series A Preferred Shares to Crescent Partnership in exchange for 6 3/4% Series A Preferred Units in Crescent Partnership, the economic terms of which will be substantially identical to those of the Series A Preferred Shares. Crescent Partnership will be required to make all required distributions on the Series A Preferred Units (which will mirror the payments of distributions, including accrued and unpaid distributions upon redemption, and of the liquidation preference amount on the Series A Preferred Shares) prior to any distribution of cash or assets to the holders of the units or to the holders of any other interests in Crescent Partnership, except for any other series of preferred units ranking on a parity with the Series A Preferred Units as to distributions or liquidation rights, and except for distributions required to enable CEI to maintain its qualification as a REIT.

         Any distribution payment made on the Series A Preferred Shares will first be credited against the earliest accrued but unpaid distribution due with respect to such shares which remains payable.

         If, for any taxable year, CEI elects to designate as "capital gain distributions" (as defined in section 857 of the Internal Revenue Code) any portion, referred to below as the "Capital Gains Amount", of the distributions paid or made available for the year to the holders of all classes of shares, referred to below as the "Total Distributions", then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total distributions (within the meaning of the Internal Revenue Code) paid or made available to the holders of the Series A Preferred Shares for the year and the denominator of which will be the Total Distributions.

Liquidation Preference

         In the event of CEI's liquidation, dissolution or winding up of affairs, the holders of the Series A Preferred Shares are entitled to be paid out of the assets of CEI legally available for distribution to CEI's shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Trust Managers. Such liquidating distributions will be paid to the holders of the Series A Preferred Shares in the amount of a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up. Such liquidating distributions will be paid to the holders of the Series A Preferred Shares before any distribution of assets is made to holders of common shares or any other capital shares of beneficial interest that rank junior to the Series A Preferred Shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of CEI's remaining assets.

         CEI's consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of CEI's property or business will not be deemed to constitute a liquidation, dissolution or winding up of CEI. The Series A Preferred Shares will rank senior to the common shares as to priority for receiving liquidating distributions.

Redemption

         The Series A Preferred Shares are not redeemable prior to February 18, 2003, except under the circumstances described below. On and after February 18, 2003, the Series A Preferred Shares may be redeemed at CEI's option, in whole or in part, from time to time, at a redemption price of $25.00 per


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share, plus all distributions accrued and unpaid on the Series A Preferred
Shares up to the date of such redemption, upon the giving of notice, as provided below.

         If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed will be determined pro rata, by lot or in such other manner as prescribed by the Board of Trust Managers. In the event that such redemption is to be by lot, and if as a result of such redemption any holder of Series A Preferred Shares would own, or be deemed by virtue of certain attribution provisions of the Internal Revenue Code to own, in excess of 9.9% of the issued and outstanding Series A Preferred Shares (because such holder's Series A Preferred Shares were not redeemed, or were only redeemed in part), then, except in certain instances, CEI will redeem the requisite number of Series A Preferred Shares of such shareholder such that the shareholder will not own or be deemed by virtue of certain attribution provisions of the Internal Revenue Code to own, in excess of 9.9% of the Series A Preferred Shares issued and outstanding subsequent to such redemption.

         Notice of redemption will be mailed not less than 30 nor more than 60 days prior to the date fixed for redemption. Notice of redemption will be mailed to each holder of record of Series A Preferred Shares that is to be redeemed. Such notice will notify the holder of CEI's election to redeem such shares and will state at least the following:

         o the date fixed for redemption thereof, or the "Series A Preferred Shares Redemption Date";

         o        the redemption price;

         o the number of shares to be redeemed and, if fewer than all the Series A Preferred Shares are to be redeemed, the number of shares to be redeemed from such holder; and

         o the place(s) where the certificates representing the Series A Preferred Shares are to be surrendered for payment.

         On or after the Series A Preferred Shares Redemption Date, each holder of Series A Preferred Shares to be redeemed must present and surrender the certificates representing the Series A Preferred Shares to CEI at the place designated in the notice of redemption. The redemption price of the shares will then be paid to or on the order of the person whose name appears on such certificates as the owner thereof. Each surrendered certificate will be canceled. In the event that fewer than all the Series A Preferred Shares are to be redeemed, a new certificate will be issued representing the unredeemed shares.

         From and after the Series A Preferred Shares Redemption Date, unless CEI defaults in payment of the redemption price:

         o all distributions on the Series A Preferred Shares designated for redemption in such notice will cease to accrue;

         o all rights of the holders of such shares, except the right to receive the redemption price thereof, including all accrued and unpaid distributions up to the Series A Preferred Shares Redemption Date, will cease and terminate;

         o such shares will not thereafter be transferred, except with CEI's consent, on CEI's books; and

         o such shares will not be deemed to be outstanding for any purpose whatsoever.


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

         At CEI's election, CEI, prior to the Series A Preferred Shares Redemption Date, may irrevocably deposit the redemption price, including accrued and unpaid distributions, of the Series A Preferred Shares so called for redemption in trust with a bank or trust company for the holders thereof. In that case, such notice to holders of the Series A Preferred Shares to be redeemed will:

         o        state the date of such deposit;

         o specify the office of such bank or trust company as the place of payment of the redemption price; and

         o call upon such holders to surrender the certificates representing such Series A Preferred Shares at such place on or about the date fixed in such redemption notice, which may not be later than the Series A Preferred Shares Redemption Date, against payment of the redemption price, including all accrued and unpaid distributions up to the Series A Preferred Shares Redemption Date.

         The bank or trust company will return to CEI any moneys that CEI so deposits that remain unclaimed by the holders of the Series A Preferred Shares at the end of two years after the Series A Preferred Shares Redemption Date.

         Notwithstanding the foregoing, unless full cumulative distributions on all outstanding Series A Preferred Shares have been paid or declared and a sum sufficient for the payment of such distributions has been set apart for payment for all past distribution periods and the then-current distribution period, no Series A Preferred Shares will be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed. However, the foregoing will not prevent the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares. Unless full cumulative distributions on all outstanding Series A Preferred Shares have been paid or declared and a sum sufficient for the payment of such distributions has been set apart for payment for all past distribution periods and the then-current distribution period, CEI will not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares, except by conversion into or exchange for shares of beneficial interest of CEI ranking junior to the Series A Preferred Shares as to distribution rights and liquidation preference.

         Notwithstanding any other provision relating to redemption of the Series A Preferred Shares, CEI may redeem Series A Preferred Shares at any time, whether or not prior to February 18, 2003, if the Board of Trust Managers determines that such redemption:

         o is necessary or advisable to preserve CEI's status as a REIT, or

         o is reasonable or appropriate in order to comply with any laws, rules or regulations of any gaming authority.

         The Series A Preferred Shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions.

Voting Rights

         If distributions on the Series A Preferred Shares are in arrears for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Shares, voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote, at a special meeting called by the holders of record


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

of at least 10% of any series of preferred shares as to which distributions are so in arrears or at the next annual meeting of shareholders, for the election of two additional trust managers to serve on the Board of Trust Managers until all distribution arrearages have been paid.

         In addition, certain changes that would be materially adverse to the rights of holders of the Series A Preferred Shares cannot be made without the affirmative vote of two-thirds of the Series A Preferred Shares voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable.

         In any matter in which the Series A Preferred Shares are entitled to vote, as expressly provided in CEI's Declaration of Trust, Statement of Designation or as may be required by law, including any action by written consent, each Series A Preferred Share will be entitled to one vote.

Conversion Rights

         Subject to the restrictions on transfer and ownership described below in "-- Ownership Limits and Restrictions on Transfer" and above in "Description of Common Shares -- Ownership Limits and Restrictions on Transfer," Series A Preferred Shares are convertible at any time, at the option of the holders thereof, into common shares at a conversion price of $40.86 per common share (equivalent to a conversion rate of .6119 common shares per Series A preferred share), subject to adjustment as described below. The price at which the Series A Preferred Shares are convertible into CEI common shares is called the "Conversion Price". The right to convert Series A Preferred Shares called for redemption will terminate at the close of business on the applicable Series A Preferred Shares Redemption Date.

         Conversion of Series A Preferred Shares, or a specified portion thereof, may be effected by delivering certificates representing the Series A Preferred Shares to be converted together with written notice of conversion and a proper assignment of such certificates to the office of the transfer agent. Currently, the principal corporate trust office of the transfer agent is EquiServe Trust Company, attn: Corporate Reorganization, 150 Royall Street, Canton, Massachusetts 02021.

         Each conversion is deemed to be effected immediately prior to the close of business on the date on which:

         o        the certificates were surrendered,

         o        CEI received notice, and

         o if applicable, CEI received payment of any amount equal to the distribution payable on such Series A Preferred Shares surrendered for conversion, as described below)

         The conversion will be at the Conversion Price in effect at such time and on such date.

         Holders of Series A Preferred Shares at the close of business on a Distribution Payment Record Date will be entitled to receive the distribution payable on such shares on the corresponding Distribution Payment Date, even if the holder converted the shares after such Distribution Payment Record Date and prior to such Distribution Payment Date.

         However, if the holder surrenders its Series A Preferred Shares for conversion between the close of business on any Distribution Payment Record Date and the opening of business on the corresponding Distribution Payment Date, except those shares converted after the issuance of a notice of redemption with respect to a Series A Preferred Shares Redemption Date occurring during such period or coinciding with such Distribution Payment Date, which will be entitled to such distribution, the shares must be accompanied by payment of an amount equal to the distribution payable on such shares on such Distribution Payment Date.

         A holder of Series A Preferred Shares on a Distribution Payment Record Date who, or whose transferee, tenders any such shares for conversion into common shares on such Distribution Payment Date will receive the distribution payable by CEI on such Series A Preferred Shares on such date. The converting holder need not include payment of the amount of such distribution upon surrender of certificates for conversion.

         Except as provided above, CEI will make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distributions on the common shares that are issued upon such conversion.

         CEI will not issue fractional common shares upon conversion. Instead, CEI will pay a cash adjustment based on the current market price of the common shares on the trading day immediately prior to the conversion date.

         For a further discussion of the common shares to be received upon conversion of Series A Preferred Shares, see "Description of Common Shares" above.

Conversion Price Adjustments

         The Conversion Price is subject to adjustment upon certain events, including the following:

         o the payment of distributions payable in common shares on any class of shares of beneficial interest of CEI;

         o the issuance to all holders of common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per share of common shares;

         o subdivisions, combinations and reclassifications of common shares;

         o the payment of distributions to all holders of common shares of any shares of beneficial interest of CEI, other than common shares;

         o the distribution to all holders of common shares or evidences of indebtedness of CEI or assets, excluding cash distributions paid out of equity, including revaluation equity, applicable to common shares, less stated capital attributable to common shares; and

         o the distribution to all holders of common shares of rights, options or warrants to subscribe for or purchase any of CEI's securities, excluding those rights, options and warrants referred to above.

         In addition to the foregoing adjustments, CEI will be permitted to make such reductions in the Conversion Price as CEI considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the common shares.

         CEI may be a party to certain transactions, including, without limitation, mergers, consolidations, statutory share exchanges, tender offers for all or substantially all of the common shares, or sales of all or


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

substantially all of CEI's assets. If CEI is a party to any transaction, including but not limited to those listed above, and as a result of such transaction common shares will be converted into the right to receive shares of beneficial interest, securities or other property, including cash or any combination thereof, each Series A preferred share, if convertible after the consummation of the transaction, will be convertible into the kind and amount of shares of stock and other securities and property receivable, including cash or any combination thereof, upon the consummation of such transaction by a holder of that number of common shares or fraction thereof into which one Series A preferred share was convertible immediately prior to such transaction, assuming such holder of common shares failed to exercise any rights of election and received for each common share the kind and amount of shares, stock, securities and other property, including cash, receivable for each common share by a plurality of non-electing common shares. CEI may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

         CEI is not required to adjust the Conversion Price until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments that CEI is not required to make will be carried forward and taken into account in subsequent adjustments.

Ownership Limits and Restrictions on Transfer

         In order to maintain CEI's qualification as a REIT for federal income tax purposes, CEI's Declaration of Trust restricts ownership by any person of CEI's outstanding shares of beneficial interest. For further information regarding restrictions on ownership and transfer of the Series A Preferred Shares, see "Description of Preferred Shares -- Restrictions on Ownership" above. CEI's Declaration of Trust also provides certain restrictions on the ownership and transfer of the shares of beneficial interest of CEI which will apply to conversions of the Series A Preferred Shares, as well as the ownership and transfer of Series A Preferred Shares. See "Description of Common Shares -- Ownership Limits and Restrictions on Transfer" above.

DESCRIPTION OF COMMON SHARE WARRANTS

         CEI may issue common share warrants for the purchase of CEI common shares. Common share warrants may be issued independently or together with any other securities and may be attached to or separate from such securities. Each series of Common Share Warrants will be issued under a separate warrant agreement to be entered into between CEI and a specified warrant agent. The warrant agent will act solely as an agent of CEI in connection with the common share warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common share warrants. The following sets forth certain general terms and provisions of the common share warrants. Further terms of the common share warrants will be set forth in the applicable warrant agreements.

         The applicable warrant agreement will describe the terms of the common share warrants, including, where applicable, the following: (i) the title of such common share warrants; (ii) the aggregate number of such common share warrants; (iii) the price or prices at which such common share warrants will be issued; (iv) the number of shares of CEI common shares purchasable upon exercise of such common share warrants; (v) the designation and terms of any other Securities offered thereby with which such common share warrants are to be issued and the number of such common share warrants issued with each such security offered thereby; (vi) the date, if any, on and after which such common share warrants and the related CEI common shares will be separately transferable; (vii) the price at which the CEI common shares purchasable upon exercise of such common share warrants may be purchased; (viii) the date on which the right to exercise such common share warrants shall commence and the date on which such right shall expire; (ix) the minimum or maximum number of such common share warrants which may be exercised at any one time; (x) information with respect to book entry procedures, if any; (xi) any


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

limitations on the acquisition or ownership of such common share warrants which may be required in order to maintain the status of CEI as a REIT; (xii) a discussion of certain federal income tax considerations; and (xiii) any other terms of such common share warrants, including terms, procedures and limitations relating to the exchange and exercise of such common share warrants.

         Reference is made to the section captioned "-- Description of CEI Common Shares" for a general description of the CEI common shares to be acquired upon the exercise of the common share warrants, including a description of certain restrictions on the ownership of CEI common shares.

   COMPARISON OF RIGHTS OF HOLDERS OF COPI COMMON STOCK AND CEI COMMON SHARES

         A discussion of the material similarities and differences between the rights of COPI stockholders and CEI shareholders appears below. This discussion does not address each difference between Delaware and Texas law, but focuses on those differences that the sole director believes are most relevant to existing stockholders. This discussion is not intended to be complete and is qualified in its entirety by the relevant provisions of Delaware and Texas law.

FORM OF ENTITY

         COPI

         COPI is a corporation organized under the laws of the state of Delaware. As such, the rights, duties and obligations of its shareholders are governed by the Delaware General Corporation Law.

         CEI

         CEI is a Texas real estate investment trust or "REIT." The rights, duties and obligations of its shareholders are governed by the Texas REIT Act, as amended, (the "TRA"). The TRA was amended effective September 1, 1995, to conform substantially to modern corporation statutes based upon the Model Business Corporation Act. Accordingly, the rights of shareholders are very similar to a corporation. If the TRA does not specifically address a situation, the question is governed by the Texas Business Corporation Act, as amended, and related caselaw.

CAPITALIZATION

         COPI

         COPI's First Amended and Restated Certificate of Incorporation currently authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.01 per share, and 22,500,000 shares of common stock, par value $0.01.

         CEI

         CEI's Declaration of Trust authorizes the Board of Trust Managers to issue up to 250,000,000 common shares, as well as 250,000,000 excess shares, par value $0.01 per share, issuable in exchange for CEI's common stock. The Declaration of Trust also authorizes the Board of Trust Managers to issue up to 100,000,000 preferred shares, as well as the issuance of up to an aggregate of 100,000,000 excess shares issuable in exchange for preferred shares.

CLASSIFIED BOARD OF DIRECTORS/TRUST MANAGERS; NUMBER OF DIRECTORS/TRUST MANAGERS

         COPI

         The COPI Board of Directors currently consists of one director.

         CEI

         The CEI Board of Trust Managers consists of 7 trust managers, divided into three classes, each of whom serves a staggered three-year term.

REMOVAL OF DIRECTORS/TRUST MANAGERS

         COPI

         Delaware law provides that any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors unless the certificate of incorporation otherwise provides. Delaware law also provides that, in the case of a corporation whose board is divided into classes serving staggered terms, stockholders may effect the removal of directors only for cause, unless the certificate of incorporation otherwise provides.

         COPI's charter and Bylaws provide that, subject to any rights of holders of COPI preferred shares, directors may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

         CEI

         CEI's Declaration of Trust and CEI's Bylaws provide that, subject to any rights of holders of CEI preferred shares, trust managers may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares entitled to vote generally in the election of trust managers, voting together as a single class.

FILLING VACANCIES ON THE BOARD OF DIRECTORS/TRUST MANAGERS

         COPI

         Delaware law provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office or a sole remaining director (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws.

         COPI's Bylaws provide that, subject to any rights of holders of COPI preferred shares, and unless COPI's Board of Directors otherwise determines, any vacancies (other than vacancies created by an increase in the total number of directors) will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and any vacancies created by an increase in the total number of directors may be filled by a majority of COPI's entire Board of Directors.

         CEI

         Under CEI's Bylaws, vacancies resulting from death, resignation, retirement, disqualification, or other cause may be filled by the affirmative vote of a majority of the remaining trust managers, though


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

less than a quorum, and vacancies due to an increase in the size of the Board of Trust Managers may be filled by the affirmative vote of a majority of the entire Board of Trust Managers. Trust managers selected by the Board of Trust Managers to fill vacancies serve until the next annual meeting of shareholders and until their successors are elected and qualified. Vacancies on the Board of Trust Managers my be filled by the shareholders at an annual or special meeting called for that purpose.

LIMITS ON STOCKHOLDER ACTION BY WRITTEN CONSENT

         COPI

         Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, stockholders may act by written consent signed by the holders of outstanding shareshaving not less than the minimum number of votes necessary to take such action at a meeting. COPI's charter and Bylaws provide that any action required or permitted to be taken by the stockholders of COPI must be effected at a duly called annual or special meeting of such holders and may not be effected in writing by such holders.

         CEI

         Under the TRA, unless otherwise provided by the declaration of trust or bylaws, any action required or permitted to be taken at a meeting of the shareholders of a real estate investment trust may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. CEI's Bylaws permit shareholder action by unanimous written consent setting forth the action taken and signed by each shareholder entitled to vote thereon, if a written waiver of any right to dissent is signed by each shareholder, if any, entitled to notice of the meeting but not entitled to vote at the meeting.

ABILITY TO CALL SPECIAL MEETINGS

         COPI

         Under Delaware law, the stockholders may not call a special meeting of stockholders unless such a right is provided for in the corporation's certificate of incorporation or bylaws. COPI's charter does not grant stockholders the right to call special meetings. Except as otherwise required by law and subject to the rights of the holders of any preferred stock, special meetings of stockholders of COPI for any purpose or purposes may be called only by the Chairman, Vice Chairman, President or the COPI Board of Directors pursuant to a resolution stating the purpose or purposes thereof and approved by a majority of the total number of directors which the corporation would have if there were no vacancies. Any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

         CEI

         Under the TRA, special meetings of shareholders of a Texas real estate investment trust may be called by or at the direction of the trust managers or any officer or other person as provided in the declaration of trust or by-laws. Under CEI's Bylaws, subject to the rights of preferred shareholders to elect additional trust managers under specific circumstances, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the CEI Board of Trust Managers (by resolution adopted by a majority of the total number of trust managers) or, subject to certain conditions, the holders of not less than 25% of all of the shares then outstanding and entitled to vote at the proposed special meeting, may call a special meeting of shareholders.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

         COPI

         COPI's Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders of COPI. This is otherwise referred to as the "Stockholder Notice Procedure". The Stockholder Notice Procedure provides that
(i) only persons who are nominated by, or at the direction of, the COPI Board of Directors, or by a stockholder who has given timely written notice containing specified information to the Secretary of COPI prior to the meeting at which directors are to be elected, will be eligible for election as directors of COPI and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of the Chairman or the COPI Board of Directors or by a stockholder who has given timely written notice to the Secretary of COPI of such stockholder's intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business to be conducted at an annual meeting to be timely, such notice must be received by COPI not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting. Notice of stockholder nominations must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

         CEI

         CEI's Bylaws provide for an advance notice procedure for shareholders to make nominations of candidates for trust manager or bring other business before an annual meeting of shareholders of CEI. This is otherwise referred to as the "Shareholder Notice Procedure". Pursuant to the Shareholder Notice Procedure (i) only persons who are nominated by, or at the direction of, the CEI Board of Trust Managers, or by a shareholder who has given timely written notice containing specified information to the Secretary of CEI prior to the meeting at which trust managers are to be elected, will be eligible for election as trust managers of CEI and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman or the CEI Board of Trust Managers or by a shareholder who has given timely written notice to the Secretary of CEI of such shareholder's intention to bring such business before such meeting. In general, for notice of shareholder nominations or proposed business to be conducted at an annual meeting to be timely, such notice must be received by CEI not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting. Notice of shareholder nominations must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

VOTE REQUIRED FOR CERTAIN STOCKHOLDER ACTIONS

         COPI

         Delaware law provides that in all matters other than the election of directors, the affirmative vote of the majority of the shares present or represented by proxy at a meeting where a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law, or the certificate of incorporation or bylaws. Charter Matters requiring a vote greater than a majority of the outstanding shares entitled to vote are set forth below.

         CEI

         The TRA provides that in all matters other than the election of trust managers, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to that matter at a meeting where a quorum is present and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law, the declaration of trust or the bylaws. Matters requiring a vote greater than a majority of the oustanding shares entitled to vote are set forth below.

AMENDMENT OF CERTIFICATE OF INCORPORATION/DECLARATION OF TRUST

         COPI

         Under Delaware law, the certificate of incorporation may be amended, altered or repealed by resolution of the Board of Directors and the affirmative vote of the majority of the outstanding stock entitled to vote on the amendment as a class, and a majority of the oustanding stock of each class entitled to vote thereon as a class, unless the vote of a greater number is required by the certificate of incorporation.

         COPI's charter provides that the affirmative vote of the holders of at least 80% of the stock entitled to vote generally in the election of directors, collectively referred to as the "Voting Stock", voting together as a single class, is required to amend, alter or adopt provisions relating to stockholder action without a meeting; the calling of special meetings; the number, election, power and term of COPI's directors; the filling of vacancies; and the removal of directors. In all cases, amendments to the charter require that COPI's Board of Directors determine that the proposed amendment is advisable.

         CEI

         In accordance with the TRA, CEI's Declaration of Trust provides that it may be amended altered, changed or repealed only by resolution of the trust managers and the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast, except that the provisions of the Declaration of Trust relating to "business combinations" or "control shares" (as described below under "--Restrictions on Business Combinations" and "-- Control Share Acquisitions") may be amended only with the affirmative vote of the holders of 80% of the votes entitled to be cast, voting together as a single class.

AMENDMENT OF BYLAWS

         COPI

         Delaware law also provides that the power to amend the bylaws resides in the stockholders entitled to vote, provided that the corporation may, in its certificate of incorporation, confer the power to amend the bylaws upon the directors. The fact that such power has been conferred on the directors does not divest or limit the power of the stockholders to amend the bylaws.

         COPI's charter provides that the Bylaws relating to the call of special meetings, the prohibition on shareholder action through a written consent, the categories, term and election of officers, the removal and filling of vacancies of officers, and the Stockholder Notice Procedure may be amended only by COPI's Board of Directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Voting Stock, voting together as a single class. All other COPI Bylaw provisions may be amended, altered or repealed and new Bylaws may be adopted, by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon

         CEI

         Under the TRA, the power to adopt, amend or repeal bylaws is vested in the trust managers unless the declaration of trust confers such power to the shareholders, or unless the shareholders, in amending a particular bylaw provision, expressly provide that the trust managers may not amend that bylaw. Unless the declaration of trust provides otherwise, the shareholders may amend, alter, repeal or adopt bylaws even though the bylaws may also be amended, altered, repealed or adopted by the trust managers. Under CEI's Declaration of Trust, the Board of Trust Managers retains sole power to amend, alter or repeal CEI's Bylaws. Accordingly, the shareholders of CEI are not able to amend any provision of the Bylaws unless they first amend the Declaration of Trust.

RESTRICTIONS ON BUSINESS COMBINATIONS

         COPI

         Delaware Law prohibits transactions between a corporation and an interested stockholder for three years following the time such stockholder became an interested stockholder, unless certain conditions are met. Generally, an interested stockholder is any person, including such person's affiliates and associates, who owns 15.0% or more of the outstanding voting stock of a corporation. If the interested stockholder does not get prior approval of the business combination from the Board of Directors or the holders of 85.0% of the voting stock of the corporation outstanding at the time the transaction commenced, the stockholder cannot engage in a business combination for three years, unless the business combination is approved by the directors and the holders of two-thirds of the voting stock of the corporation not owned by the interested stockholder. COPI's charter provides that the above restrictions shall not apply to any transaction with CEI, Crescent Partnership or any of their affiliates.

         CEI

         CEI's Declaration of Trust establishes special requirements with respect to business combinations, including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between CEI and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of CEI's shares, or an "Interested Shareholder", subject to certain exemptions. In general, the Declaration of Trust provides that an Interested Shareholder or any affiliate thereof may not engage in a business combination with CEI for a period of five years following the date such person becomes an Interested Shareholder. Thereafter, pursuant to the Declaration of Trust, such transactions must be (i) approved by the CEI's Board of Trust Managers; (ii) approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of voting shares, voting together as a single group; and (iii) approved by two-thirds of the votes entitled to be cast by the holders of voting shares other than voting shares held by the Interested Shareholder with whom the business combination is to be effected, unless certain conditions are met.

CONTROL SHARE ACQUISITION

         COPI

         Although Delaware has no control share acquisition statute, COPI's charter provides that "control shares" of COPI acquired in a control share acquisition have no voting rights or powers except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders, excluding shares owned by the acquiror, officers of COPI and employees of COPI who are also directors. Accordingly, "control shares" are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third of all


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voting power, (ii) one-third or more but less than a majority of all voting power, or (iii) a majority of all voting power. Control shares do not include shares that the acquiring person is entitled to vote on the basis of prior stockholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exceptions.

         COPI's charter provides that a person who has made or proposed to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel COPI's Board of Directors to call a special meeting of stockholders, to be held not sooner than 30 days and no more than 50 days after the demand to consider the voting rights of the shares. If no request for a meeting is made, the charter permits COPI itself to present the question at any stockholders' meeting.

         Pursuant to COPI's charter, if voting rights are not approved at a stockholders' meeting or if the acquiring person does not deliver an acquiring person's statement, which discloses certain information about the particular control share acquisition, as required by the charter, then, subject to certain conditions and limitations set forth in the charter, COPI may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Under the charter, if voting rights for control shares are approved at a stockholders' meeting and, as a result, the acquiror would be entitled to exercise or direct the exercise of a majority or more of all voting power, all other stockholders will have the rights of dissenting stockholders under Delaware law. The charter provides that the fair value of the shares for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and that certain limitations and restrictions of Delaware law otherwise applicable to the exercise of dissenters' rights do not apply. There is no requirement that the dissenting stockholder shall not have voted in favor of the action.

         The control share acquisition provision does not apply to shares acquired (i) under the laws of descent and distribution; (ii) under satisfaction of a pledge or other security interest created in good faith, (iii) in a merger, consolidation or share exchange if COPI is a party to the transaction; or (iv) if the acquisition is approved or excepted by the charter or Bylaws prior to a control share acquisition. The control share provisions in the charter do not apply to CEI and its affiliates.

         CEI

         The TRA does not contain a control share acquisition statute. However, CEI's Declaration of Trust provides that "control shares" of CEI acquired in a control share acquisition have no voting rights or powers except to the extent approved by a vote of two-thirds of the votes entitled to be cast by the holders of all equity shares, excluding shares as to which the acquiror, officers of CEI and employees of CEI who are also trust managers have the right to vote or direct the vote. "Control shares" are equity shares which, if aggregated with all other equity shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority of all voting power of CEI. Control shares do not include equity shares that the acquiring person is entitled to vote on the basis of prior shareholder approval. A "control share acquisition" is defined as the acquisition of control shares, subject to certain exemptions enumerated in the Declaration of Trust.

         The Declaration of Trust provides that a person who has made or proposed to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the Board of Trust Managers of CEI to call a special meeting of shareholders, to be held not sooner than


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30 days and no more than 50 days after the demand to consider the voting rights of the equity shares. If no request for a meeting is made, the Declaration of Trust permits CEI itself to present the question at any shareholders' meeting.

         Pursuant to the Declaration of Trust, if voting rights are not approved at a shareholders' meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the Declaration of Trust, then, subject to certain conditions and limitations set forth in the Declaration of Trust, CEI will have the right to redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights of the control shares, as of the date of the last control share acquisition or as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved. Under the Declaration of Trust, if voting rights for control shares are approved at a shareholders' meeting and, as a result, the acquiror would be entitled to vote a majority of the equity shares entitled to vote, all other shareholders will have the rights of dissenting shareholders under the TRA. The Declaration of Trust provides that the fair value of the equity shares for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition, and that certain limitations and restrictions of the TRA otherwise applicable to the exercise of dissenters' rights do not apply. There is no requirement that the dissenting shareholder shall not have voted in favor of the action.

         These provisions of the Declaration of Trust do not apply to equity shares acquired (i) under the laws of descent and distribution; (ii) under satisfaction of a pledge or other security interest created in good faith; (iii) in a merger, consolidation or share exchange if CEI is a party to the transaction; or (iv) if the acquisition is approved or excepted by the Declaration of Trust or CEI's Bylaws prior to a control share acquisition.

DIVIDENDS

         COPI

         Upon declaration by the Board of Directors and subject to any restrictions contained in the certificate of incorporation, a Delaware corporation may pay dividends out of surplus. If there is no surplus, dividends may be declared out of net profits for the current or preceding fiscal year unless the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference on the distribution of assets. COPI's charter provides that the holders of COPI common stock shall be entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor.

         CEI

         In order to qualify as a REIT, CEI is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount equal to at least (A) the sum of (i) 95% of the "real estate investment trust taxable income" of CEI (computed without regard to the dividends paid deduction and CEI's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) certain excess noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before CEI timely files its tax return for such year, and if paid on or before the date of the first regular dividend payment after such declaration. To the extent that CEI does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular capital gains and ordinary corporate tax rates. Furthermore, if CEI should fail to distribute, during each calendar year, at least the sum of (i) 85% of its "real estate investment trust ordinary income" for such year; (ii) 95% of its "real estate investment trust capital gain income" for such year; and (iii) any


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undistributed taxable income from prior periods, CEI would be subject to a 4%
excise tax on the excess of such required distribution over the amounts actually distributed.

APPRAISAL RIGHTS

         COPI

         Under Delaware law, stockholders of a corporation who do not vote in favor of or consent to certain major corporate transactions may, under varying circumstances, be entitled to dissenters' or appraisal rights pursuant to which such stockholders may receive cash in the amount of the fair market value of their shares in lieu of the consideration which otherwise would have been received in the transaction. Unless the corporation's certificate of incorporation provides otherwise, such appraisal rights are not available in certain circumstances, including without limitation, (a) with respect to the sale, lease, or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange, or the NASDAQ National Market, or are held of record by more than 2,000 holders, if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or the NASDAQ National Market, or held of record by more than 2,000 holders, or depository receipts in respect of the surviving corporation or of any other corporation whose shares are listed on a national securities exchange or the NASDAQ National Market, or held of record by more than 2000 holders, plus cash in lieu of fractional shares, or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20.0% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. As discussed above, if voting rights of an acquiror in a control share acquisition are approved at a stockholders' meeting, all other stockholders will have rights as dissenting shareholders, subject to certain conditions.

         CEI

         The TRA provides that shareholders of a REIT have the right, in certain circumstances, to dissent from certain reorganization transactions affecting the real estate investment trust and instead demand payment of the fair value of their shares in cash, together with interest commencing 91 days after the date on which the action from which the shareholder dissented was taken. A shareholder may not dissent from any plan of merger in which there is a single surviving or new domestic or foreign entity or from any plan of exchange, if (i) the shares held by the shareholder are part of a class or series listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not less than 2,000 holders, and (ii) the consideration to be paid to the shareholders is in the form of shares of a class or series listed on a national securities exchange, approved for quotation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not less than 2,000 holders, cash in lieu of fractional shares, or a combination of the securities and cash described above. Neither the Declaration of Trust nor the CEI Bylaws contain provisions regarding appraisal or dissenters' rights.


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LIMITATION OF PERSONAL LIABILITY OF DIRECTORS/TRUST MANAGERS AND OFFICERS

         COPI

         COPI's charter states that directors shall not be personally liable to COPI or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required under Delaware law, for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends and stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         CEI

         The TRA provides that a trust manager shall not be liable for any claims or damages that result from the trust manager's acts in the discharge of any duty imposed or power conferred upon him by the REIT if, in the exercise of ordinary care, the trust manager acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data concerning the REIT or another person that were prepared or presented by specified persons, generally including officers or employees of the REIT, counsel, accountants, investment bankers, other experts and committees of the Board of Trust Managers. In addition, the TRA and the Declaration of Trust provide that no trust manager shall be liable to CEI for any act, omission, loss, damage, or expense arising the performance of the trust manager's duty except in the case of the trust manager's own willful misfeasance, malfeasanceor gross negligence. CEI's Declaration of Trust provides that the liability of each trust manager shall be limited to the fullest extent permitted by law, subject to certain conditions.

INDEMNIFICATION OF DIRECTORS/TRUST MANAGERS AND OFFICERS

         COPI

         Delaware law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if the persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director or officer has been successful in defense of any such action, suit or proceeding, such director or officer must be indemnified against expenses, including attorney's fees, actually and reasonably incurred therewith. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         COPI's charter provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of COPI or is or was serving at the request of COPI as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other


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enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by COPI to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits COPI to provide broader indemnification rights than said law permitted COPI to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have COPI pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of Delaware law. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the charter, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of COPI thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. COPI's charter also specifically authorizes COPI to maintain insurance and to grant similar indemnification rights to employees or agents of COPI.

         Delaware law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. COPI's charter provides that a director will not be personally liable to COPI or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability (i) for any breach of the director's duty of loyalty to COPI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends and stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

         CEI

         CEI's Declaration of Trust provides that no trust manager shall be liable to CEI for any act, omission, loss, damage, or expense arising from the performance of such trust manager's duties to CEI save only for such trust manager's own willful misfeasance or willful malfeasance or gross negligence. In addition to, but in no respect whatsoever in limitation of the foregoing, the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment. The Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law.

         CEI's Bylaws and the TRA provide that CEI will indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer if it is determined that (i) the person's conduct was in good faith; (ii) the person reasonably believed: (a) in the case of conduct in the person's official capacity as a trust manager or officer of the REIT, that the person's conduct was in the REIT's best interests; and (b) in all other cases, that the person's conduct was at least not opposed to the REIT's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe that the person's conduct was


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unlawful. Except to the extent provided in the following sentence, a trust manager or officer may not be indemnified (i) in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by the person, whether or not the benefit resulted from an action taken in the person's official capacity; or (ii) in which the person is found liable to CEI. Notwithstanding the foregoing, a person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; provided that if the person is found liable to the REIT or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and
(ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of the person's duty to the REIT.

         In addition, the Declaration of Trust and CEI's Bylaws require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of the person's status as a trust manager or officer, provided that CEI shall have received (i) a written affirmation by the trust manager or officer of the person's good faith belief that the person has met the standard of conduct necessary for indemnification by CEI as authorized by CEI's Bylaws and (ii) a written undertaking by or on the person's behalf to repay the amount paid or reimbursed by CEI if it shall ultimately be determined that the standard of conduct was not met. The Declaration of Trust and the CEI's Bylaws also permit CEI to provide indemnification, payment or reimbursement of expenses to any employee or agent of CEI in such capacity. CEI's Declaration of Trust also allows CEI to enter into agreements with any person which provides for indemnification greater or different from that provided in the Declaration of Trust.

         The Declaration of Trust and CEI's Bylaws also permit CEI to indemnify a person who was or who agreed to appear as a witness or other participant in a proceeding at a time when the person is not named a defendant or respondent in the proceeding. Any indemnification, payment or reimbursement of the expenses permitted by the Declaration of Trust and CEI's Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under TRA for trust managers.

EXCESS SHARE PROVISIONS

         COPI

         Delaware law and COPI's charter and Bylaws place no restrictions on the number of shares of COPI common stock any individual or group of individuals may own at any one time.

         CEI

         To remain qualified as a REIT for federal income tax purposes, not more than 50% in value of CEI's outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws applicable to REITs) at any time during the last half of any taxable year, and CEI's outstanding shares must be beneficially owned by 100 or more persons at least 335 days of a taxable year. To facilitate maintenance of CEI's REIT qualification, CEI's Declaration of Trust, subject to certain exceptions, prohibits ownership by any single shareholder of more than 8.0% of CEI's issued and outstanding common shares or more than 9.9% the outstanding shares of a particular series of CEI preferred stock. In addition, the Declaration of Trust prohibits ownership by Mr. Rainwater, the Chairman of the Board of Trust managers of CEI, together with certain of his affiliates and relatives, of more than 8.0% of CEI's issued and outstanding common shares. These limits are referred to collectively as the "Ownership Limit." Under certain circumstances, CEI's Declaration of Trust permits the Board of


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Trust Managers to increase the Ownership Limit with respect to any common shareholder, other than Mr. Rainwater, together with his affiliates and relatives. Further, any transfer of shares may be null and void if it causes a person to violate the Ownership Limit, and the intended transferee or holder will acquire no rights in the shares. Those shares will automatically convert into excess shares of CEI, and the shareholder's rights to distributions and to vote will terminate. The shareholder would have the right to receive payment of the purchase price for the shares and certain distributions upon liquidation of CEI. Excess shares are not transferable. Upon meeting certain conditions, the purported record holder of excess shares may designate a beneficiary of such record holder's interest in the excess shares. Such excess shares may be exchanged for equity shares if the excess shares would not constitute excess shares in the hands of the transferee and if certain other conditions are met. Excess shares will be subject to repurchase by CEI at its election.

ANTI-TAKEOVER PROVISIONS

         COPI

         As set forth in greater detail above, the charter, Bylaws and applicable sections of the Delaware General Corporation Law contain several provisions that may make more difficult the acquisition of control of COPI without the approval of the COPI Board of Directors. Certain provisions of COPI's charter and Bylaws, among other things: (i) classify the COPI Board of Directors into three classes, each of which serves for staggered three-year terms; (ii) provide that a director of COPI may be removed by the stockholders only for cause upon the affirmative vote of the holders of at least 80% of the entire voting power of all outstanding shares of stock entitled to vote in the election of directors; (iii) provide that only the Chairman, Vice-Chairman, President or the COPI Board of Directors may call special meetings of the stockholders; (iv) provide that the stockholders may take action only at a meeting of COPI stockholders, not by written consent; (v) provide that stockholders must comply with certain advance notice procedures in order to nominate candidates for election to COPI's Board of Directors or to place stockholders' proposals on the agenda for consideration at meetings of the stockholders; (vi) provide that, under certain circumstances, the affirmative vote of the holders of two-thirds of COPI's common stock is required to approve any merger or similar business combination involving COPI; (vii) provide that the stockholders may amend or repeal any of the foregoing provisions of the charter or the Bylaws only by a vote of 80% of the stock entitled to vote generally in the election of directors; and (viii) place limitations and restrictions on the voting rights of Control Shares.

         In addition, COPI's Board of Directors has also adopted a Share Purchase Rights Plan. Pursuant to the Rights Plan, the COPI Board of Directors will cause to be issued one preferred share purchase right (a "Right") for each outstanding share of COPI common stock. Each Right will entitle the registered holder to purchase from COPI one-hundredth of a share of a new series of junior preferred stock, par value $.01 per share (the "Junior Preferred Shares), of COPI at a price of $ 5 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, between COPI and a designated Rights Agent. The description set forth below is intended as a summary only.

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, each an "Acquiring Person", has acquired beneficial ownership of 10% or more of the outstanding shares of COPI common stock or (ii) 10 business days (or such later date as may be determined by action of the COPI Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding shares of COPI common stock. The earlier of such dates is called the "Rights Distribution Date." The Rights will be evidenced by the certificates representing the


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COPI common stock. The Rights Agreement provides that, until the Rights
Distribution Date, or earlier redemption or expiration of the Rights, the Rights will be transferred with and only with the transfer of COPI common stock. Until the Rights Distribution Date, or earlier redemption or expiration of the Rights, the COPI common stock certificates will contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights, or "Right Certificates", will be mailed to holders of record of the COPI common stock as of the close of business on the Rights Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will not be exercisable until the Rights Distribution Date. The Rights will expire on the 10th anniversary of the date of issuance, or the "Final Expiration Date", unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by COPI, in each case, as summarized below.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of COPI common stock having a market value of two times the exercise price of the Right. In the event that COPI is acquired in a merger or other business combination transaction, or 50% or more of COPI's and its subsidiaries consolidated assets or earning power, taken as a whole, are sold after a person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding shares of COPI common stock and prior to the acquisition by such person or group of 50% or more of the outstanding shares of COPI common stock, COPI's Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of COPI common stock, or one-hundredth of a Junior Preferred Share (or of a share of a class or series of the Preferred Stock having equivalent rights, preference and privileges) per Right (subject to adjustment). At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding shares of COPI common stock, COPI's Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as COPI's Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the holders of the Rights then will be eligible to receive only the Redemption Price. The terms of the Rights may be amended by COPI's Board of Directors without the consent of the holders of the Rights; provided, however, that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of COPI, including, without limitation, the right to vote or to receive dividends. The number of outstanding Rights and the number of one-hundredths of a Junior Preferred Share issuable upon exercise of each Right also will be subject to adjustment in the event of a split of COPI's common stock, or a stock dividend on the COPI common stock payable in COPI common stock or subdivisions, consolidations or combinations of the COPI common stock occurring, in any such case, prior to the Rights Distribution Date. The Purchase Price payable, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares, (ii) upon the grant to holders of the Junior Preferred Shares of certain rights or warrants to subscribe for or purchase Junior Preferred Shares at a price, or securities convertible into Junior Preferred Shares with a conversion price, less than the then-current market price of the Junior Preferred Shares or
(iii) upon the


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

distribution to holders of the Junior Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Junior Preferred Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in such Purchase Price. No fractional Junior Preferred Shares will be issued (other than fractions which are integral multiples of one-hundredth of a Junior Preferred Share, which may, at the election of COPI, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Junior Preferred Shares on the last trading day prior to the date of exercise.

         Junior Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Junior Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of of $1 per share or 100 times the dividend declared per share of COPI common stock, subject to adjustment. In the event of liquidation, the holders of the Junior Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of COPI common stock, subject to adjustment. Each Junior Preferred Share will have 100 votes voting together with the COPI common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of COPI common stock are exchanged, each Junior Preferred Share will be entitled to receive 100 times the amount received per share of COPI common stock. These rights are protected by customary anti-dilution provisions. Due to the nature of the Junior Preferred Shares' dividend, liquidation and voting rights, the value of the one-hundredth interest in a Junior Preferred Share purchasable upon exercise of each Right should approximate the value of one share of COPI common stock. The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group of persons that attempts to acquire COPI on terms not approved by COPI's Board of Directors. The Rights should not interfere with any merger or other business combination approved by COPI's Board of Directors prior to the time that a person or group has acquired beneficial ownership of 10% or more of COPI's common stock since the Rights may be redeemed by COPI at the Redemption Price until such time. The Rights contain certain provisions to exclude CEI and its affiliates from the operative provisions thereof.

         CEI

         CEI's Declaration of Trust and Bylaws contain provisions similar to those applicable to COPI that may delay or prevent a change in control of CEI or other transactions that could provide the shareholders with a premium over the then-prevailing market price of their shares or which might otherwise be in the best interest of CEI's security holders. These include provisions that (i) provide for the classification of the CEI Board of Trust Managers into three classes, each of which serves for staggered three-year terms; (ii) provide that a trust manager of CEI may be removed by the shareholders only for cause upon the affirmative vote of the holders of at least 80% of the equity shares entitled to vote generally in the election of trust managers; (iii) provide that shareholders must comply with certain advance notice procedures in order to nominate candidates for election to CEI's Board of Trust Managers or to place shareholders' proposals on the agenda for consideration at meetings of the shareholders; (vi) provide that, under certain circumstances, the affirmative vote of the holders of two-thirds of CEI's common stock is required to approve any merger or similar business combination involving CEI; (vii) provide that the shareholders may amend or repeal any of the provisions of the Declaration of Trust relating to "business combinations" or "control shares" only by a vote of 80% of the stock entitled to vote generally in the election of trust managers; and (viii) provide that shareholders of CEI do not have cumulative voting rights in the election of trust managers. As discussed above, federal income tax laws and CEI's Declaration of Trust impose share ownership restrictions that effectively prevent acquisition of a controlling ownership interest in CEI. In addition, any future series of preferred shares may have certain voting provisions that could delay or prevent a change of control or other transaction that might involve a premium price or otherwise be good for our security holders.

         CEI does not currently have a shareholders rights plan. However, the Declaration of Trust permits the issuance of share purchase rights entitling holders to purchase from CEI securities or property.

                     MATERIAL CONTACTS BETWEEN CEI AND COPI

         The following describes agreements between CEI and COPI relating to the acquisition of assets of COPI by CEI.

RESTRUCTURING TRANSACTIONS

         At the annual meeting of COPI stockholders held on December 6, 2001, the COPI stockholders voted to approve certain interrelated sale, restructuring and financing transactions (the "Restructuring Transactions").

         Pursuant to the Restructuring Transactions, COPI and its subsidiaries and affiliates agreed to sell the COPI hotel operations and the COPI Land Development Interests to CEI. The parties to the Restructuring Transactions agreed to a purchase price for these assets of approximately $78.4 million in canceled rent and debt obligations and cash.

         If the sale of the COPI hotel operations and the COPI Land Development Interests had been completed as contemplated by the Restructuring Transactions, COPI's primary remaining asset would have been its interest in an equipment sales and leasing business, which it operates through Crescent Machinery.

         To raise additional capital anticipated to be used to fund the operations of COPI's equipment sales and leasing business, which it operates through Crescent Machinery and to repay certain indebtedness, COPI, Crescent Machinery, and certain affiliates and subsidiaries entered into an amended and restated securities purchase agreement with SunTx, Crescent LP and CEH. To accommodate the tax planning and investing objectives of the various parties to the Restructuring Transactions, immediately prior to the closing of the Restructuring Transactions, COPI was to transfer Crescent Machinery's business to a newly-formed limited partnership by merging Crescent Machinery into Crescent Machinery Company, L.P., a Delaware limited partnership, or CMC LP, with CMC LP as the surviving entity. CMC LP is a wholly owned subsidiary of CMC Holdings LP, which in turn is a wholly owned subsidiary of COPI. The securities purchase agreement provided for, among other things, the sale of (a) 10,000 Series A Convertible Redeemable Preferred Units of Partnership Interest of CMC Holdings LP, or the Series A Preferred Partnership Interests, to CEH for $10.0 million; and (b) 19,000 Series B Convertible Redeemable Preferred Units of Partnership Interest of CMC Holdings LP, or the Series B Preferred Partnership Interests, to SunTx for $19.0 million. As a result of the sale and issuance of these preferred partnership interests, COPI's percentage ownership interest in CMC Holdings LP, which consists entirely of direct ownership of a common limited partnership interest and indirect ownership of a general partnership interest, was to have been reduced to approximately 24%. Under CMC Holding's LP's limited partnership agreement, as amended and restated, both the Series A Preferred Partnership Interests and the Series B Preferred Partnership Interests were, at the option of the holder, subject to certain conditions, to be (i) exchangeable for shares of COPI common stock, or (ii) convertible into common limited partnership interests of CMC Holdings LP. In connection with its purchase of the Series B Preferred Partnership Interests, SunTx also was to receive a warrant to purchase 2,800,000 shares of COPI common stock for $0.01 per share.

         The Restructuring Transactions also included the adoption of a Second Amended and Restated Certificate of Incorporation of COPI for the purpose of (a) increasing the authorized number of shares of common stock, par value $0.01 per share, from 22,500,000 to 800,000,000, (b) eliminating the control shares provisions of Article XV (an anti-takeover provision), (c) eliminating all restrictions in the Certificate of Incorporation on COPI's ability to engage in all lawful activities, provided that COPI shall be restricted from taking any action that could adversely affect its ability to maintain its qualification as a "taxable REIT subsidiary" or the ability of CEI, the parent company of the general partner of Crescent Partnership, to maintain its qualification as a REIT, (d) requiring the affirmative vote of at least 75% of COPI's board of directors to approve any of certain listed extraordinary corporate actions and to approve any action to revoke any committee of the board of directors or to repeal or modify the powers of any such committee (or establish another committee with conflicting powers), and (e) requiring that at least 75% of COPI's board of directors be present to constitute a quorum for purposes of any vote to amend COPI's Bylaws.

         Also in connection with the Restructuring Transactions, it was anticipated that COPI would sell, in the future, its indirect 40% interest in Americold Logistics, LLC, a Delaware limited liability company engaged in the temperature-controlled logistics business, provided that any such sale was made to such buyer and on such terms as Vornado Operating, Inc., a Delaware corporation ("VOO") sold its 60% interest in Americold Logistics, subject to an increase in the percentage of the net proceeds payable to VOO in recognition of its right to receive a management fee, all to be approved by Crescent Partnership, Vornado Realty Trust, a Maryland real estate investment trust, and VOO.

         On January 23, 2002, COPI announced the termination of its agreement with CEI for the purchase and sale of assets and stock. In addition, CEI advised COPI that it was unwilling to make the additional investment that would be necessary to adequately capitalize Crescent Machinery and to satisfy lender concerns, due to the negative financial impact that Crescent Machinery had suffered as a result of the recessionary economic environment and the overall reduction in national construction levels that has affected the equipment rental and sale business, particularly after September 11. Crescent Machinery was unable to reach an acceptable agreement with its lenders to allow it to continue operations and filed for bankruptcy on February 6, 2002. On February 4, 2002, the parties to the Securities Purchase Agreement agreed to terminate the Securities Purchase Agreement.

SETTLEMENT AGREEMENT

         On February 14, 2002, CEI and COPI entered into an alternative arrangement for CEI's acquisition of assets of COPI. The provisions of the Settlement Agreement are described under "The Reorganization Transactions - Summary of the Reorganization Transactions."

                                  LEGAL MATTERS

         The validity of the CEI common shares to be issued in connection with the COPI bankruptcy plan and certain federal income tax matters relating to the restructuring will be passed upon for CEI by Shaw Pittman LLP, counsel to CEI.

                                     EXPERTS

         The consolidated financial statements of CEI as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

         The consolidated financial statements of COPI as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, as indicated in their report thereon (which contains an explanatory paragraph describing conditions which raise substantial doubt about the company's ability to continue as a going concern) appearing elsewhere herein and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Vornado Crescent Logistics Operating Partnership and Subsidiary as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and the period from March 11, 1999 (date of inception) to December 31, 1999 included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

         The consolidated financial statements of (i) The Woodlands Operating Company, L.P. and Subsidiary and (ii) The Woodlands Land Development Company, L.P. and Subsidiary, in each case as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

CRESCENT OPERATING, INC.

         COPI files annual, quarterly, and special reports, proxy statements, and other information with the SEC. COPI's common stock is traded on the Over The Counter Bulletin Board market under the symbol "COPI.OB." You may read and copy any document on the SEC's website at http://www.sec.gov or at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

WHO CAN HELP ANSWER MY QUESTIONS?

         If you have additional questions about the COPI bankruptcy plan, you should contact:

                  Crescent Operating, Inc.
                  Attention:  Jeffrey L. Stevens or Jason Phinney
                  777 Taylor Street, Suite 1050
                  Fort Worth, Texas 76102
                  Phone Number: (817) 339-2200

CRESCENT REAL ESTATE EQUITIES COMPANY

         CEI files annual, quarterly, and special reports, proxy statements and other information with the SEC. You may read and copy any document on the SEC's website at http://www.sec.gov or at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, CEI's common share are listed on the NYSE under the symbol "CEI". You can inspect any reports, proxy statements and other information at the offices of the NYSE, 20 Broad Street, New York, NY 10005.

         CEI has filed with the SEC a registration statement under the Securities Act of 1933, as amended, that registers the distribution to COPI stockholders of the CEI common shares to be issued in connection with the COPI bankruptcy plan. In addition to serving as a proxy statement of COPI for the special meeting of COPI's stockholders, this document also serves as a prospectus for the CEI common shares to be issued under the COPI bankruptcy plan. The registration statement, including the attached exhibits and schedules, contains additional relevant information about CEI. The rules and regulations of the SEC permit CEI to omit from this document some of the information included in the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the offices of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies may be obtained from the SEC at prescribed rates. The registration statement is also available from the SEC's websight.

         The SEC allows CEI to "incorporate by reference" information into this document. This means that CEI can disclose important information to you by referring you to another document filed with the SEC. The information incorporated by reference is considered to be part of this proxy statement/prospectus, except to the extent it has been superceded by information that is included in this document or in a document subsequently filed with the SEC that is incorporated by reference.

         CEI incorporates by reference the following documents, and any additional documents filed by CEI with the SEC under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this proxy statement and the date of the COPI special meeting:

o CEI's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

o CEI's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001;

o CEI's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001;

o CEI's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001;

o CEI's Definitive Proxy Statement on Schedule 14A filed with the SEC on May 17, 2001 for CEI's annual meeting of shareholders held on June 25, 2001; and

o CEI's Registration Statement on Form 8-B filed on March 24, 1997 registering the Crescent Common Shares under Section 12(b) of the Exchange Act.

         Documents incorporated by reference are available from CEI, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from CEI at the following address:

                  Crescent Real Estate Equities Company
                  777 Main Street, Suite 1200
                  Fort Worth, Texas 76102
                  Attention: Keira B. Moody
                  (817) 321-2100

         If you would like to request documents, please do so by _____, __ 2002 to receive them before the special meeting. If you request any incorporated document, CEI will mail it to you by first-class mail, or another equally prompt means, as soon as practicable following receipt of your request.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

         This proxy statement/prospectus, and the documents incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect COPI's and CEI's current views with respect to future events, which may impact their results of operations and financial condition. In this proxy statement/prospectus, and the documents incorporated by reference, the words "anticipates," "believes," "expects," "intends," "future," "may," "will," "should," "plans," "estimates," "potential," or "continue," or the negative of these terms, or other similar expressions, identify forward-looking statements. These forward-looking statements are only predictions and are subject to risks and uncertainties and other factors, including those set forth in the section entitled "Risk Factors" and elsewhere in this proxy statement/prospectus and the documents incorporated by reference herein which could cause actual future results to differ materially from historical results or those described in the forward-looking statements. The forward-looking statements contained in this proxy statement/prospectus should be considered in light of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required under the federal securities laws and the rules and regulations of the SEC, neither COPI non CEI has any intention or obligation to update publicly any forward-looking statements after the distribution of this proxy statement/prospectus, whether as a result of new information, further events or otherwise.

CRESCENT OPERATING, INC.

         Although COPI believes that the expectations reflected in its forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those described in the forward-looking statements.

         The following factors might cause such a difference:

o The current inability of COPI to pay its ongoing and deferred rent obligations to Crescent Partnership, the operating partnership of CEI, as they come due;

o The high levels of debt that COPI maintains and COPI's current inability to generate revenue sufficient to meet debt service payments, other obligations and operating expenses;

o The availability of the financing that likely will be necessary to maintain COPI's operations and investments;

o The ability of CEI to foreclose on COPI's assets under the terms of its loans to COPI which would further reduce COPI's income and available cash;

o The current and continuing underperformance or non-performance of COPI's existing business investments;

o COPI's inability to reach an agreement with its creditors which may result in COPI losing control of its assets or operations or both either through foreclosure or bankruptcy;

o Any unfavorable resolution of issues that relate to the bankruptcy petition of CBHS, including, but not limited to, judgments against COPI in respect of lawsuits instituted in connection with the closure of certain CBHS facilities prior to CBHS's filing bankruptcy; and

o The impact of changes in the industries in which COPI's businesses and investments operate (including equipment sales and leasing, hospitality, temperature-controlled logistics and land development) and the economic, demographic and other competitive conditions affecting those industries, COPI's cash flows and the value of COPI's investments.

         Given these uncertainties, readers are cautioned not to place undue reliance on such statements. COPI is not obligated to update these forward-looking statements to reflect any future events or circumstances.

CRESCENT REAL ESTATE EQUITIES COMPANY

         Although CEI believes that the expectations reflected in its forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those described in the forward-looking statements.

         The following factors might cause such a difference:

o CEI's inability to obtain the confirmation of the COPI bankruptcy plan binding all creditors and COPI stockholders;

o The inability of Crescent to integrate successfully the lessee interests in the hotel operations or the land development interests with its current business and operations;

o The inability of CEI to complete the distribution to its shareholders of the shares of a new entity to purchase the AmeriCold tenant interest from COPI;

o Further deterioration in the resort/business-class hotel markets or in the market for residential land or luxury residences, including single-family homes, townhomes and condominiums, or in the economy generally;

o Further adverse conditions in the temperature-controlled logistics business (including both industry-specific conditions and a general downturn in the economy) which may further jeopardize the ability of the tenant of the CEI temperature-controlled logistics properties to pay all current and deferred rent due and the resulting adverse impact on the value of CEI's investment in the owner of the properties;

o CEI's ability, at its office properties, to timely lease unoccupied square footage and timely re-lease occupied square footage upon expiration on favorable terms, which may be adversely affected by changes in real estate conditions (including rental rates and competition from other properties and new development of competing properties or a general downturn in the economy);

o Financing risks, such as the ability to generate revenue sufficient to service and repay existing or additional debt, the ability to meet applicable debt covenants, the ability to fund the share repurchase program, increases in debt service associated with increased debt and with variable-rate debt, and the ability to consummate financings and refinancings on favorable terms and within any applicable time frames;

o    Adverse changes in the financial condition of existing tenants;

o    The concentration of a significant percentage of CEI's assets in Texas;

o CEI's ability to find acquisition and development opportunities which meet CEI's investment strategy;

o The existence of complex regulations relating to CEI's status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and

o    Other risks detailed from time to time in CEI's filings with the SEC.

         Given these uncertainties, readers are cautioned not to place undue reliance on such statements. CEI is not obligated to update these forward-looking statements to reflect any future events or circumstances.

ADDITIONAL INFORMATION

         For a more complete discussion of these and other risk factors, please see each of COPI's and CEI's SEC reports, including their respective proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Registration Statements on Forms S-1 and S-4.

I.   INDEX TO FINANCIAL STATEMENTS


FINANCIAL STATEMENTS FOR CRESCENT REAL ESTATE EQUITIES COMPANY AS OF SEPTEMBER 30, 2001 (UNAUDITED)

Consolidated Balance Sheets at September 30, 2001 (unaudited) and December 31, 2000 (audited)..................F-1

Consolidated Statements of Operations for the three and nine months ended September 30, 2001 and 2000 (unaudited)......................................................................................F-2

Consolidated Statement of Shareholders' Equity for the nine months ended September 30,
     2001 (unaudited)..........................................................................................F-3

Consolidated Statements of Cash Flows for the nine months ended September 30, 2001 and 2000 (unaudited)......................................................................................F-4

Notes to Financial Statements..................................................................................F-5


FINANCIAL STATEMENTS FOR CRESCENT REAL ESTATE EQUITIES COMPANY AS OF DECEMBER 31, 2000 (AUDITED)

Report of Independent Public Accountants......................................................................F-26

Consolidated Balance Sheets as of December 31, 2000 and 1999..................................................F-27

Consolidated Statements of Operations for the years ended December 31, 2000, 1999 and 1998....................F-28

Consolidated Statements of Shareholders' Equity for the years ended December 31, 2000,
     1999 and 1998............................................................................................F-29

Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998....................F-30

Notes to Consolidated Financial Statements....................................................................F-31

Schedule III Consolidated Real Estate Investments and Accumulated Depreciation................................F-61

FINANCIAL STATEMENTS FOR CRESCENT OPERATING, INC. AS OF SEPTEMBER 30, 2001 (UNAUDITED)

Consolidated Balance Sheets...................................................................................F-65

Consolidated Statements of Operations.........................................................................F-67

Consolidated Statements of Changes in Shareholders' Equity (Deficit)..........................................F-67

Consolidated Statements of Cash Flows.........................................................................F-68

Notes to the Consolidated Financial Statements (unaudited)....................................................F-69

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

FINANCIAL STATEMENTS FOR CRESCENT OPERATING, INC. AS OF DECEMBER 31, 2000 (AUDITED)

Reports of Independent Auditors...............................................................................F-80

Consolidated Balance Sheets...................................................................................F-85

Consolidated Statements of Operations.........................................................................F-86

Consolidated Statements of Changes in Shareholders' Equity (Deficit)..........................................F-87

Consolidated Statements of Cash Flows.........................................................................F-88

Notes to Consolidated Financial Statements....................................................................F-89

The following financial statement schedule of the Registrant and its subsidiaries is submitted herewith in response to Item 14(a)2: Schedule I - - Condensed Financial Information of the Registrant ..............F-115

FINANCIAL STATEMENTS FOR VORNADO CRESCENT LOGISTICS OPERATING PARTNERSHIP AND SUBSIDIARY AS
OF DECEMBER 31, 2000 (AUDITED)

Independent Auditor's Report ................................................................................F-119

Consolidated Balance Sheets..................................................................................F-120

Consolidated Statements of Operations........................................................................F-122

Consolidated Statements of Partners' Capital.................................................................F-123

Consolidated Statements of Cash Flows........................................................................F-124

Notes to the Consolidated Financial Statements ..............................................................F-126

FINANCIAL STATEMENTS FOR THE WOODLANDS OPERATING COMPANY, L.P. AND SUBSIDIARY AS
OF DECEMBER 31, 2000 (AUDITED)

Report of Independent Public Accountants ....................................................................F-135

Consolidated Balance Sheets..................................................................................F-136

Consolidated Statements of Earnings..........................................................................F-137

Consolidated Statements of Changes in Partners' Equity (Deficit).............................................F-138

Consolidated Statements of Cash Flows........................................................................F-139

Notes to Consolidated Financial Statements ..................................................................F-140

FINANCIAL STATEMENTS FOR THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P. AND SUBSIDIARY AS
OF DECEMBER 31, 2000 (AUDITED)

Report of Independent Public Accountants ....................................................................F-143

Consolidated Balance Sheets..................................................................................F-144

Consolidated Statements of Earnings..........................................................................F-145

Consolidated Statements of Changes in Partners' Equity.......................................................F-146

Consolidated Statements of Cash Flows........................................................................F-147

Notes to Consolidated Financial Statements ..................................................................F-148

PRO FORMA FINANCIAL STATEMENTS FOR CRESCENT REAL ESTATE EQUITIES COMPANY (UNAUDITED)

Pro Forma Consolidated Balance Sheet as of September 30, 2001 and notes thereto..............................F-155

Pro Forma Consolidated Statement of Income Statement for the nine months ended
     September 30, 2001 and notes thereto....................................................................F-159

Pro Forma Consolidated Statement of Income Statement for the year ended
     December 31, 2000 and notes thereto.....................................................................F-160

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
                      CRESCENT REAL ESTATE EQUITIES COMPANY
                          CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                                                         SEPTEMBER 30,               DECEMBER 31,
                                                                                             2001                        2000
                                                                                       ----------------            ----------------
                                                                                          (UNAUDITED)                  (AUDITED)

ASSETS:

 Investments in real estate:
   Land                                                                                $        271,698            $        310,301
   Land held for investment or development                                                      108,274                     116,480
   Building and improvements                                                                  2,968,107                   3,201,332
   Furniture, fixtures and equipment                                                             71,387                      62,802
   Less -  accumulated depreciation                                                            (622,776)                   (564,805)
                                                                                       ----------------            ----------------
             Net investment in real estate                                             $      2,796,690            $      3,126,110

   Cash and cash equivalents                                                           $         33,163            $         38,966
   Restricted cash and cash equivalents                                                          92,732                      94,568
   Accounts receivable, net                                                                      67,757                      42,200
   Deferred rent receivable                                                                      78,088                      82,775
   Investments in real estate mortgages and equity
       of unconsolidated companies                                                              815,013                     845,317
   Notes receivable, net                                                                        156,193                     141,407
   Other assets, net                                                                            100,269                     160,426
                                                                                       ----------------            ----------------
               Total assets                                                            $      4,139,905            $      4,531,769
                                                                                       ================            ================


LIABILITIES:

   Borrowings under UBS Facility                                                       $              -            $        553,452
   Borrowings under Fleet Facility                                                              155,000                           -
   Notes payable                                                                              1,928,930                   1,718,443
   Accounts payable, accrued expenses and other liabilities                                     144,174                     191,042
                                                                                       ----------------            ----------------
              Total liabilities                                                        $      2,228,104            $      2,462,937
                                                                                       ----------------            ----------------
COMMITMENTS AND CONTINGENCIES:

MINORITY INTERESTS:

  Operating partnership, 6,602,299, and 6,995,823 units, respectively                  $         84,110            $        100,586
  Investment in joint ventures                                                                  232,779                     236,919
                                                                                       ----------------            ----------------
              Total minority interests                                                 $        316,889            $        337,505
                                                                                       ----------------            ----------------
SHAREHOLDERS' EQUITY:

  Preferred shares, $.01 par value, authorized 100,000,000 shares:
   6 3/4% Series A Convertible Cumulative Preferred Shares,
      liquidation preference $25.00 per share
      8,000,000 shares issued and outstanding at September 30, 2001
      and December 31, 2000                                                            $        200,000            $        200,000
  Common shares, $.01 par value, authorized 250,000,000 shares,
      123,378,216, and 121,818,653 shares issued and outstanding
      at September 30, 2001 and December 31, 2000, respectively                                   1,227                       1,211
   Additional paid-in capital                                                                 2,233,605                   2,221,531
   Retained deficit                                                                            (522,170)                   (402,337)
   Accumulated other comprehensive income                                                       (35,025)                     (6,734)
                                                                                       ----------------            ----------------
                                                                                       $      1,877,637            $      2,013,671
   Less - shares held in treasury, at cost, 14,484,798 and 14,468,623
      common shares at September 30, 2001 and December 31, 2000, respectively                  (282,725)                   (282,344)
                                                                                       ----------------            ----------------
              Total shareholders' equity                                               $      1,594,912            $      1,731,327
                                                                                       ----------------            ----------------
              Total liabilities and shareholders' equity                               $      4,139,905            $      4,531,769
                                                                                       ================            ================




  The accompanying notes are an integral part of these financial statements

                      CRESCENT REAL ESTATE EQUITIES COMPANY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                            FOR THE THREE MONTHS                        FOR THE NINE MONTHS
                                                            ENDED SEPTEMBER 30,                         ENDED SEPTEMBER 30,
                                                       ---------------------------------        -----------------------------------
                                                            2001              2000                   2001                2000
                                                       -------------   -----------------        --------------      ---------------
                                                                   (UNAUDITED)                              (UNAUDITED)
REVENUES:
   Office properties                                   $     153,823   $         151,347        $      464,174      $       447,989
   Resort/Hotel properties                                    12,449              19,728                44,523               55,735
   Interest and other income                                   9,710               6,072                36,347               24,440
                                                       -------------   -----------------        --------------      ---------------
          Total revenues                               $     175,982   $         177,147        $      545,044      $       528,164
                                                       -------------   -----------------        --------------      ---------------


EXPENSES:
   Real estate taxes                                   $      21,159   $          20,837        $       66,304      $        65,087
   Repairs and maintenance                                    10,782               7,836                31,374               30,602
   Other rental property operating                            34,216              31,173               102,725               91,215
   Corporate general and administrative                        6,221               5,305                18,374               14,632
   Interest expense                                           44,908              50,458               139,189              154,544
   Amortization of deferred financing costs                    2,439               2,368                 7,171                7,056
   Depreciation and amortization                              31,643              30,988                92,818               93,608
   Impairment and other charges related
     to real estate assets                                     3,608                   -                18,932                    -
                                                       -------------   -----------------        --------------      ---------------
          Total expenses                               $     154,976   $         148,965        $      476,887      $       456,744
                                                       -------------   -----------------        --------------      ---------------

         Operating income                              $      21,006   $          28,182        $       68,157      $        71,420


OTHER INCOME AND EXPENSE:
   Equity in net income of unconsolidated
    companies:
         Office properties                             $       1,520   $             135        $        3,841      $         3,235
         Residential development properties                    7,263               5,934                27,703               28,115
         Temperature-controlled logistics properties          (2,066)                637                 2,285                4,865
         Other                                                 1,686               2,310                 2,896                7,629
                                                       -------------   -----------------        --------------      ---------------
   Total equity in net income of unconsolidated
     companies                                         $       8,403   $           9,016        $       36,725      $        43,844
                                                       -------------   -----------------        --------------      ---------------
   Gain on property sales, net                                 1,099              63,679                   727               92,432
                                                       -------------   -----------------        --------------      ---------------
         Total other income and expense                $       9,502   $          72,695        $       37,452      $       136,276
                                                       -------------   -----------------        --------------      ---------------
INCOME BEFORE MINORITY INTERESTS                              30,508             100,877               105,609              207,696
  AND EXTRAORDINARY ITEM
   Minority interests                                         (8,049)            (17,702)              (26,138)             (33,409)
                                                       -------------   -----------------        --------------      ---------------
INCOME BEFORE EXTRAORDINARY ITEM                       $      22,459   $          83,175        $       79,471      $       174,287
   Extraordinary item - extinguishment of debt                     -                   -              (10,802)              (3,928)
                                                       -------------   -----------------        --------------      ---------------

NET INCOME                                             $      22,459   $          83,175        $       68,669      $       170,359

6 3/4% Series A Preferred Share distributions                 (3,375)             (3,375)              (10,125)             (10,125)
Share repurchase agreement return                                  -              (1,647)                    -              (4,441)
                                                       -------------   -----------------        --------------      ---------------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS            $      19,084   $          78,153        $       58,544      $       155,793
                                                       =============   =================        ==============      ===============


BASIC EARNINGS PER SHARE DATA:
  Income before extraordinary item                     $        0.18   $            0.71        $         0.64      $          1.38
  Extraordinary item - extinguishment of debt                      -                   -                 (0.10)               (0.03)
                                                       -------------   -----------------        --------------      ---------------
   Net income - basic                                  $        0.18   $            0.71        $         0.54      $          1.35
                                                       =============   =================        ==============      ===============

DILUTED EARNINGS PER SHARE DATA:
  Income before extraordinary item                     $        0.17   $            0.70        $         0.63      $          1.37
  Extraordinary item - extinguishment of debt                      -                   -                 (0.10)               (0.03)
                                                       -------------   -----------------        --------------      ---------------
   Net income - diluted                                $        0.17   $            0.70        $         0.53      $          1.34
                                                       =============   =================        ==============      ===============



   The accompanying notes are an integral part of these financial statements

                     CRESCENT REAL ESTATE EQUITIES COMPANY
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                                      Preferred Shares         Treasury Shares               Common Shares
                                                -------------------------  --------------------------   -------------------------
                                                   Shares      Net Value      Shares      Net Value       Shares       Par Value
                                                -----------  ------------  -----------  -------------   ------------  -----------
SHAREHOLDERS' EQUITY, December 31, 2000          8,000,000   $   200,000    14,468,623   $  (282,344)   121,818,653   $     1,211

Issuance of Common Shares                               --            --            --            --          5,065             1
Exercise of Common Share Options                        --            --            --            --        767,450             7
Issuance of Shares in Exchange for Operating
   Partnership Units                                    --            --            --            --        787,048             8
Share Repurchases                                       --            --        16,175          (381)            --            --
Dividends Paid                                          --            --            --            --             --            --
Net Income                                              --            --            --            --             --            --
Sale of Marketable Securities                           --            --            --            --             --            --
Unrealized Net Loss on Cash Flow Hedges                 --            --            --            --             --            --
                                               -----------   -----------   -----------   -----------    -----------   -----------
SHAREHOLDERS' EQUITY, September 30, 2001         8,000,000   $   200,000    14,484,798   $  (282,725)   123,378,216   $     1,227
                                               ===========   ===========   ===========   ===========    ===========   ===========


                                                                              Accumulated
                                                 Additional     Retained         Other
                                                  Paid-in       Earnings     Comprehensive
                                                  Capital       (Deficit)        Income        Total
                                                ------------  ------------   -------------  -----------
SHAREHOLDERS' EQUITY, December 31, 2000         $ 2,221,531   $  (402,337)   $    (6,734)   $ 1,731,327

Issuance of Common Shares                               118            --             --            119
Exercise of Common Share Options                      9,205            --             --          9,212
Issuance of Shares in Exchange for Operating
   Partnership Units                                  2,751            --             --          2,759
Share Repurchases                                        --            --             --           (381)
Dividends Paid                                           --      (178,377)            --       (178,377)
Net Income                                               --        58,544             --         58,544
Sale of Marketable Securities                            --            --         (8,642)        (8,642)
Unrealized Net Loss on Cash Flow Hedges                  --            --        (19,649)       (19,649)
                                               ------------   -----------    -----------    -----------
SHAREHOLDERS' EQUITY, September 30, 2001        $ 2,233,605   $  (522,170)   $   (35,025)   $ 1,594,912
                                               ============   ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                      CRESCENT REAL ESTATE EQUITIES COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                    FOR THE NINE MONTHS
                                                                                     ENDED SEPTEMBER 30,
                                                                       ------------------------------------------
                                                                             2001                       2000
                                                                        -------------              -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                             $       68,669              $     170,359
Adjustments to reconcile net income to
  net cash provided by operating activities:
       Depreciation and amortization                                           99,989                    100,664
       Extraordinary item - extinguishment of debt                             10,802                      3,928
       Impairment and other charges related to real estate assets              18,932                          -
       Gain on property sales, net                                               (727)                   (92,432)
       Minority interests                                                      26,138                     33,409
       Non cash compensation                                                      119                         85
       Distributions received in excess of earnings from
         unconsolidated companies:
            Office properties                                                       -                      1,695
            Residential development properties                                  2,945                          -
            Temperature-controlled logistics                                    7,811                      2,493
            Other                                                                 152                          -
       Equity in earnings in excess of distributions received from unconsolidated companies:
            Office properties                                                    (105)                         -
            Residential development properties                                      -                     (9,338)
            Other                                                                   -                     (2,847)
       Increase in accounts receivable                                        (25,557)                   (16,355)
       Decrease (increase) in deferred rent receivable                          4,687                     (7,632)
       Decrease (increase) in other assets                                     95,737                    (10,049)
       (Increase) decrease in restricted cash and cash equivalents             (3,158)                     5,373
       Decrease in accounts payable, accrued
          expenses and other liabilities                                      (48,396)                   (22,250)
                                                                       --------------              -------------
            Net cash provided by operating activities                         258,038                    157,103
                                                                       --------------              -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Acquisition of land held for investment or development                       -                    (15,052)
       Proceeds from property sales                                           184,449                    519,927
       Proceeds from joint venture transactions                               129,651                          -
       Development of investment properties                                   (23,267)                   (25,953)
       Capital expenditures - rental properties                               (28,055)                   (13,930)
       Tenant improvement and leasing costs - rental properties               (34,514)                   (47,387)
       Decrease in restricted cash and cash equivalents                         4,994                      1,489
       Return of investment in unconsolidated companies:
            Office properties                                                   2,008                      9,863
            Residential development properties                                 16,522                     46,643
            Other                                                              11,975                      3,090
       Investment in unconsolidated companies:
            Office properties                                                  (3,236)                         -
            Residential development properties                                (72,380)                   (74,998)
            Temperature-controlled logistics properties                        (9,405)                    (9,980)
            Other                                                              (1,584)                    (1,965)
       Escrow deposits - acquisition of investment properties                       -                        150
       Increase in notes receivable                                           (14,786)                   (10,473)
                                                                       --------------              -------------
            Net cash provided by investing activities                         162,372                    381,424
                                                                       --------------              -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Debt financing costs                                                   (15,964)                   (19,275)
       Payments under Fleet Boston Credit Facility                                  -                   (510,000)
       Borrowings under UBS Facility                                          105,000                    932,819
       Payments under UBS Facility                                           (658,452)                  (379,367)
       Borrowings under Fleet Facility                                        480,000                          -
       Payments under Fleet Facility                                         (325,000)                         -
       Notes Payable proceeds                                                 386,386                          -
       Notes Payable payments                                                (175,899)                  (367,366)
       Capital proceeds - joint venture preferred equity partner                    -                    275,000
       Preferred equity issuance costs                                              -                     (9,903)
       Capital distributions - joint venture preferred equity partner         (15,849)                    (8,390)
       Capital distributions - joint venture partner                           (4,526)                    (9,187)
       Proceeds from exercise of share options                                  9,212                      1,221
       Treasury share repurchases                                                (381)                  (265,462)
       6 3/4% Series A Preferred Share distributions                          (10,125)                   (10,125)
       Dividends and unitholder distributions                                (200,615)                  (214,115)
                                                                       --------------              -------------
            Net cash used in financing activities                            (426,213)                  (584,150)
                                                                       --------------              -------------

DECREASE IN CASH AND CASH EQUIVALENTS                                          (5,803)                   (45,623)
CASH AND CASH EQUIVALENTS,
       Beginning of period                                                     38,966                     72,926
                                                                       --------------              -------------
CASH AND CASH EQUIVALENTS,
       End of period                                                   $       33,163              $      27,303
                                                                       ==============              =============



  The accompanying notes are an integral part of these financial statements

                      CRESCENT REAL ESTATE EQUITIES COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1.   ORGANIZATION AND BASIS OF PRESENTATION:

ORGANIZATION

     Crescent Real Estate Equities Company ("Crescent Equities") operates as a real estate investment trust for federal income tax purposes (a "REIT"), and, together with its subsidiaries, provides management, leasing and development services for some of its properties.

     The term "Company" includes, unless the context otherwise indicates, Crescent Equities, a Texas real estate investment trust, and all of its direct and indirect subsidiaries.

     The direct and indirect subsidiaries of Crescent Equities at September 30, 2001 included:

          o    CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
               The "Operating Partnership."

          o CRESCENT REAL ESTATE EQUITIES, LTD. The "General Partner" of the Operating Partnership.

          o TEN LIMITED-PURPOSE LIMITED PARTNERSHIPS AND ONE LIMITED-PURPOSE CORPORATION Nine of the limited partnerships, Fundings I - VIII and X, were formed for the purpose of obtaining secured debt and all or substantially all of the economic interests in these partnerships are owned directly or indirectly by the Operating Partnership, with the remaining interests, if any, owned indirectly by Crescent Equities. The tenth limited partnership, Funding IX, was formed for the purpose of obtaining equity financing through the sale of preferred equity interests, with all of the common equity interests owned directly or indirectly by the Operating Partnership, and all of the preferred equity interests owned by an unrelated third party. The corporation is a wholly-owned subsidiary of the General Partner formed for the purpose of repurchasing and holding common shares of beneficial interest of Crescent Equities.

     Crescent Equities conducts all of its business through the Operating Partnership and its other subsidiaries. The Company is structured to facilitate and maintain the qualification of Crescent Equities as a REIT.

     The following table shows the Properties the Company's subsidiaries owned or had an interest in as of September 30, 2001(1):

Operating Partnership:     The Avallon IV, Bank One Center, Bank One Tower,
                           Datran Center (two Office Properties), Four Westlake
                           Park, Houston Center (three Office Properties), The
                           Park Shops at Houston Center, Spectrum Center, The
                           Woodlands Office Properties (nine Office Properties) and 301 Congress

Crescent Real Estate       The Aberdeen,  The Avallon I, II & III, Carter
Funding I, L.P.:           Burgess Plaza, The Citadel, The Crescent Atrium, The
("Funding I")              Crescent Office Towers, Regency Plaza One, Waterside
                           Commons and 125 E. John Carpenter Freeway

Crescent Real Estate       Albuquerque Plaza, Barton Oaks Plaza One, Briargate
Funding II, L.P.:          Office and Research Center, Hyatt Regency
("Funding II")             Albuquerque, Hyatt Regency Beaver Creek, Las Colinas
                           Plaza, Liberty Plaza I & II, MacArthur Center I &
                           II, Ptarmigan Place, Stanford Corporate Centre, Two
                           Renaissance Square and 12404 Park Central

Crescent Real Estate           Greenway Plaza Office Properties (ten Office
Funding III, IV and V, L.P.:   Properties) and Renaissance Houston Hotel
("Funding III, IV and V")(2)

Crescent Real Estate           Canyon Ranch - Lenox
Funding VI, L.P.:
("Funding VI")

Crescent Real Estate           19 Behavioral Healthcare Properties
Funding VII, L.P.:
("Funding VII")

Crescent Real Estate           The Addison, Addison Tower, Austin Centre, The
Funding VIII, L.P.:            Avallon V, Canyon Ranch - Tucson, Cedar Springs
("Funding VIII")               Plaza, Frost Bank Plaza, Greenway I & IA (two
                               Office Properties), Greenway II, Omni Austin
                               Hotel, Palisades Central I, Palisades Central II,
                               Sonoma Mission Inn & Spa, Stemmons Place, Three
                               Westlake Park, Trammell Crow Center, 3333 Lee
                               Parkway, Ventana Inn & Spa, 1800 West Loop South and 5050 Quorum

Crescent Real Estate           Chancellor Park, Denver Marriott City Center, MCI
Funding IX, L.P.:              Tower, Miami Center, Reverchon Plaza, 44 Cook
("Funding IX")                 Street, 55 Madison and 6225 N. 24th Street

Crescent Real Estate           Fountain Place  and Post Oak Central (three
Funding X, L.P.                Office Properties)
("Funding X")

(1) As of September 30, 2001, Crescent SH IX, Inc. owned 14,468,623 common shares of beneficial interest in Crescent Equities.

(2) Funding III owns nine of the 10 Office Properties in the Greenway Plaza Office portfolio and the Renaissance Houston Hotel; Funding IV owns the central heated and chilled water plant building located at Greenway Plaza; and Funding V owns Coastal Tower, the remaining Office Property in the Greenway Plaza Office portfolio.

SEGMENTS

     As of September 30, 2001, the Company's assets and operations were composed of four major investment segments:

     o    Office Segment;

     o    Resort/Hotel Segment;

     o    Residential Development Segment; and

     o    Temperature-Controlled Logistics Segment.

     Within these segments, the Company owned or had an interest in the following real estate assets (the "Properties") as of September 30, 2001:

     o OFFICE SEGMENT consisted of 75 office properties (collectively referred to as the "Office Properties") located in 26 metropolitan submarkets in six states, with an aggregate of approximately 28.1 million net rentable square feet and three retail properties with an aggregate of approximately 0.4 million net rentable square feet.

     o RESORT/HOTEL SEGMENT consisted of five destination resort properties with a total of 1,028 rooms/guest nights and four upscale business-class hotel properties with a total of 1,769 rooms (collectively referred to as the "Resort/Hotel Properties").

     o RESIDENTIAL DEVELOPMENT SEGMENT consisted of the Company's ownership of real estate mortgages and non-voting common stock representing interests ranging from 90% to 95% in five unconsolidated residential development corporations (collectively referred to as the "Residential Development Corporations"), which in turn, through joint venture or partnership arrangements, owned 20 upscale residential development properties (collectively referred to as the "Residential Development Properties").

     o TEMPERATURE-CONTROLLED LOGISTICS SEGMENT consisted of the Company's 40% interest in a general partnership (the "Temperature-Controlled Logistics Partnership"), which owns all of the common stock, representing substantially all of the economic interest, of AmeriCold Corporation (the "Temperature-Controlled Logistics Corporation"), a REIT, which, as of September 30, 2001, directly or indirectly owned 89 temperature-controlled logistics properties (collectively referred to as the "Temperature-Controlled Logistics Properties") with an aggregate of approximately 445.2 million cubic feet (17.7 million square feet) of warehouse space.

     o OTHER PROPERTIES consisted of 19 behavioral healthcare properties in seven states (collectively referred to as the "Behavioral Healthcare Properties"). The Company has entered into contracts or letters of intent to sell six additional Behavioral Healthcare Properties and is actively marketing for sale the remaining 13 Behavioral Healthcare Properties.

     For purposes of investor communications, the Company classifies its destination resort properties and upscale Residential Development Properties as a single group referred to as the "Resort and Residential Development Sector" due to their similar targeted customer characteristics. This group does not contain the four upscale business-class hotel properties. Additionally, for investor communications, the Company classifies its Temperature-Controlled Logistics Properties and its upscale business-class hotel properties as the "Investment Sector." However, for purposes of segment reporting as defined in Statement of Financial Accounting Standard ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information" and this Quarterly Report on Form 10-Q, the Resort/Hotel Properties, including the upscale business-class hotel properties, the Residential Development Properties and the Temperature-Controlled Logistics Properties are considered three separate reportable segments.

     See "Note 6. Segment Reporting" for a table showing total revenues, funds from operations and equity in net income of unconsolidated companies for each of these investment segments for the three and nine months ended September 30, 2001 and 2000 and identifiable assets for each of these investment segments at September 30, 2001 and December 31, 2000.

BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information, as well as in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the information and footnotes required by GAAP for complete financial statements are not included. In management's opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the unaudited interim financial statements are included. Operating results for interim periods reflected do not necessarily indicate the results that may be expected for a full fiscal year. You should read these financial statements in conjunction with the financial statements and the accompanying notes included in the Company's Form 10-K for the year ended December 31, 2000.

     Certain amounts in prior period financial statements have been reclassified to conform with current period presentation.

2.   RECENTLY ISSUED ACCOUNTING STANDARDS:

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" (effective July 1, 2001). SFAS No. 141 prohibits pooling-of-interests accounting for acquisitions. Management does not believe SFAS No. 141 will have a material impact on its interim or annual financial statements.

3.   PROPERTIES HELD FOR DISPOSITION:

BEHAVIORAL HEALTHCARE PROPERTIES

     As of September 30, 2001, the Company owned 19 Behavioral Healthcare Properties, all of which were classified as held for disposition. The carrying value of the Behavioral Healthcare Properties at September 30, 2001 was approximately $41,151. During the nine months ended September 30, 2001, the Company recognized an impairment loss of approximately $7,058 on six of the Behavioral Healthcare Properties held for disposition, which is included in Impairment and Other Charges Related to Real Estate Assets of $18,932. This amount represents the difference between the carrying values and the estimated sales prices less costs of the sales for these six Properties. Depreciation expense has not been recognized since the dates the Behavioral Healthcare Properties were classified as held for sale.

4.   EARNINGS PER SHARE:

     SFAS No. 128 "Earnings Per Share" ("EPS") specifies the computation, presentation and disclosure requirements for earnings per share. Basic EPS excludes all dilution while Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.

                                                                       FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                                         -------------------------------------------------------------------
                                                                      2001                                 2000
                                                         -------------------------------     -------------------------------
                                                                    Wtd. Avg.  Per Share               Wtd. Avg.   Per Share
                                                         Income       Shares     Amount      Income      Shares     Amount
                                                         -------    ---------  ---------     -------   ---------   ---------

BASIC EPS -
Net income                                               $22,459     108,748                 $83,175    109,379
6 3/4% Series A Preferred Share distributions             (3,375)          -                  (3,375)         -
Share repurchase agreement return                              -           -                  (1,647)         -
                                                         -------     -------     -----       -------    -------      -----
Net income available to common shareholders              $19,084     108,748     $0.18       $78,153    109,379      $0.71
                                                         =======     =======     =====       =======    =======      =====

DILUTED EPS -
Net Income available to common shareholders              $19,084     108,748                 $78,153    109,379
Effect of dilutive securities:
  Share and unit options                                       -       1,875                       -      1,761
                                                         -------     -------     -----       -------    -------      -----
Net income available to common shareholders              $19,084     110,623     $0.17       $78,153    111,140      $0.70
                                                         =======     =======     =====       =======    =======      =====

                                                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                      ------------------------------------------------------------------
                                                                    2001                             2000
                                                      --------------------------------   -------------------------------
                                                                  Wtd. Avg.  Per Share              Wtd. Avg.  Per Share
                                                        Income     Shares     Amount      Income     Shares     Amount
                                                       --------   ---------  ---------   ---------  ---------  ---------
BASIC EPS -
Income before extraordinary item                       $ 79,471    108,170                $174,287   115,434
6 3/4% Series A Preferred Share distributions           (10,125)         -                 (10,125)        -
Share repurchase agreement return                             -          -                  (4,441)        -
                                                        -------    -------      -----     --------   -------     -----
Income available to common shareholders before
  extraordinary item                                   $ 69,346    108,170      $0.64     $159,721   115,434     $1.38
Extraordinary item -
  Extinguishment of debt                                (10,802)         -      (0.10)      (3,928)        -     (0.03)
                                                        -------    -------      -----     --------   -------     -----

Net income available to common shareholders            $ 58,544    108,170      $0.54     $155,793   115,434     $1.35
                                                        =======    =======      =====     ========   =======     =====

DILUTED EPS -
Income available to common shareholders before
  extraordinary item                                   $ 69,346    108,170                $159,721   115,434
Effect of dilutive securities:
  Share and unit options                                      -      1,841                       -     1,064
                                                        -------    -------      -----     --------   -------     -----

Income available to common shareholders before
  extraordinary item                                   $ 69,346    110,011      $0.63     $159,721   116,498     $1.37
Extraordinary item -
  Extinguishment of debt                                (10,802)         -      (0.10)      (3,928)        -     (0.03)
                                                        -------    -------      -----     --------   -------     -----


Net income available to common shareholders            $ 58,544    110,011      $0.53     $155,793   116,498     $1.34
                                                        =======    =======      =====     ========   =======     =====


     The effect of the conversion of the 6 3/4% Series A Convertible Cumulative Preferred Shares is not included in the computation of Diluted EPS for the three or nine months ended September 30, 2001 or 2000, since the effect of their conversion is antidilutive.

5.   SUPPLEMENTAL DISCLOSURE TO STATEMENTS OF CASH FLOWS:

                                                                                        FOR THE NINE MONTHS
                                                                                         ENDED SEPTEMBER 30,
                                                                                 -----------------------------
                                                                                     2001            2000
                                                                                 -------------   -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid on debt                                                              $  143,908      $  161,671
Additional interest paid resulting from cash flow hedge agreements                      7,150             622
                                                                                   ----------      ----------
Total interest paid                                                                $  151,058      $  162,293
                                                                                   ==========      ==========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Conversion of Operating Partnership units to common shares with resulting reduction in minority interest and increases in common shares and
   additional paid-in-capital                                                       $   2,759      $      503
Issuance of Operating Partnership units in conjunction with settlement of
   an obligation                                                                            -           2,125
Sale of marketable securities                                                          (8,642)              -
Unrealized net loss on available-for-sale securities                                        -           6,932
Share Repurchase Agreement Return                                                           -           4,441
Adjustment of cash flow hedges to fair value                                          (19,649)          2,337
Equity investment in a tenant in exchange for office space/other investment
   ventures                                                                                 -           4,485
Impairment related to investments in unconsolidated companies                               -           8,525
Acquisition of ownership of certain assets previously owned by Broadband in
   consideration for conveyance of the Company's equity interest in Broadband           7,200               -

6.   SEGMENT REPORTING:

     The Company currently has four major investment segments: the Office Segment; the Resort/Hotel Segment; the Residential Development Segment; and the Temperature-Controlled Logistics Segment. Management organizes the segments within the Company based on property type for making operating decisions and assessing performance. Investment segments for SFAS No. 131 are determined on the same basis.

     The Company uses funds from operations ("FFO") as the measure of segment profit or loss. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), effective January 1, 2000, and as used in this document, means:

     o    Net Income (Loss) - determined in accordance with GAAP;

     o excluding gains (or losses) from sales of depreciable operating property;

     o    excluding extraordinary items (as defined by GAAP);

     o    plus depreciation and amortization of real estate assets; and

     o    after adjustments for unconsolidated partnerships and joint ventures.

     NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. The Company considers FFO an appropriate measure of performance for an equity REIT, and for its investment segments. However, the Company's measure of FFO may not be comparable to similarly titled measures of other REITs because these REITs may apply the definition of FFO in a different manner than the Company.

     Selected financial information related to each segment for the three and nine months ended September 30, 2001 and 2000 and identifiable assets for each of the segments at September 30, 2001 and December 31, 2000 are presented below.

                                                          FOR THE THREE MONTHS          FOR THE NINE MONTHS
                                                           ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                                        ------------------------      -----------------------
                                                          2001            2000          2001           2000
                                                        --------        --------      --------       --------
REVENUES:
  Office Segment                                        $153,823        $151,347      $464,174       $447,989
  Resort/Hotel Segment                                    12,449          19,728        44,523         55,735
  Residential Development Segment                              -               -             -              -
  Temperature-Controlled Logistics Segment                     -               -             -              -
  Corporate and other (1)                                  9,710           6,072        36,347         24,440
                                                        --------        --------      --------       --------
TOTAL REVENUES                                          $175,982        $177,147      $545,044       $528,164
                                                        ========        ========      ========       ========


FUNDS FROM OPERATIONS:
  Office Segment                                        $ 91,237        $ 92,917      $273,134       $266,341
  Resort/Hotel Segment                                    12,374          19,598        44,142         55,235
  Residential Development Segment                         10,278          14,761        36,927         52,665
  Temperature-Controlled Logistics Segment                 3,621           8,101        19,085         25,218
  Corporate and other adjustments:
   Interest expense                                      (44,908)        (50,458)     (139,189)      (154,544)
   6 3/4% Series A Preferred Share distributions          (3,375)         (3,375)      (10,125)       (10,125)
   Other (1)                                                 (56)         (1,235)       10,985         12,023
   Corporate general and administrative                   (6,221)         (5,305)      (18,374)       (14,632)
                                                        --------        --------      --------       --------
TOTAL FUNDS FROM OPERATIONS                             $ 62,950        $ 75,004      $216,585       $232,181
                                                        --------        --------      --------       --------

ADJUSTMENTS TO RECONCILE FUNDS FROM OPERATIONS TO
  NET INCOME:

  Depreciation and amortization of real estate
    assets                                              $(30,840)       $(30,727)     $(89,859)      $(90,872)
  Gain on property sales, net                              1,032          63,679           570         92,432
  Impairment and other charges related to
   Real estate assets                                     (3,608)              -       (18,932)             -
  Gain on real estate securities sale                      3,627               -         3,627              -
  Extraordinary item - extinguishment of debt                  -               -       (10,802)        (3,928)
  Adjustment for investments in real estate mortgages
   and equity of unconsolidated companies:
    Office Properties                                     (2,663)         (1,805)       (6,718)        (3,522)
    Residential Development Properties                    (3,015)         (8,828)       (9,224)       (24,551)
    Temperature-Controlled Logistics Properties           (5,687)         (7,465)      (16,800)       (20,354)
  Unitholder minority interest                            (2,712)        (10,058)       (9,903)       (21,152)
  6 3/4% Series A Preferred Share distributions            3,375           3,375        10,125         10,125
                                                        --------        --------      --------       --------
NET INCOME                                              $ 22,459        $ 83,175      $ 68,669       $170,359
                                                        ========        ========      ========       ========

EQUITY IN NET INCOME OF UNCONSOLIDATED
  COMPANIES:
  Office Properties                                       $1,520            $135        $3,841       $  3,235
  Resort/Hotel Properties                                      -               -             -              -
  Residential Development Properties                       7,263           5,934        27,703         28,115
  Temperature-Controlled Logistics Properties             (2,066)            637         2,285          4,865
  Other                                                    1,686           2,310         2,896          7,629
                                                        --------        --------      --------       --------
TOTAL EQUITY IN NET INCOME OF UNCONSOLIDATED
  COMPANIES                                             $  8,403        $  9,016      $ 36,725       $ 43,844
                                                        ========        ========      ========       ========

                                                                                         BALANCE AT
                                                                               -----------------------------
                                                                               SEPTEMBER 30,    DECEMBER 31,
                                                                                   2001             2000
                                                                               -------------    ------------
IDENTIFIABLE ASSETS:
  Office Segment                                                                 $2,677,712      $3,088,653
  Resort/Hotel Segment                                                              498,369         468,286
  Residential Development Segment                                                   362,577         305,187
  Temperature-Controlled Logistics Segment                                          309,630         308,035
  Other (1)                                                                         291,617         361,608
                                                                                 ----------      ----------
TOTAL IDENTIFIABLE ASSETS                                                        $4,139,905      $4,531,769
                                                                                 ==========      ==========

--------------
(1) For purposes of this Note, the Behavioral Healthcare Properties' financial information has been included in this line item.

     At September 30, 2001, Crescent Operating, Inc. ("COPI") was the Company's largest lessee in terms of total revenues. COPI was the lessee of eight of the Resort/Hotel Properties for the nine months ended September 30, 2001. Total revenues from COPI for the nine months ended September 30, 2001 were approximately 8% of the Company's total revenues. See "Note 18. COPI" for a description of the definitive agreement the Company entered into with COPI.

     See "Note 7. Investments in Real Estate Mortgages and Equity of Unconsolidated Companies - Temperature-Controlled Logistics Properties" for a description of the sole lessee of the Temperature-Controlled Logistics Properties.

7.   INVESTMENTS IN REAL ESTATE MORTGAGES AND EQUITY OF UNCONSOLIDATED
     COMPANIES:

     The following is a summary of the Company's ownership in significant unconsolidated companies or equity investments:

                                                                                               COMPANY'S OWNERSHIP
                     ENTITY                                  CLASSIFICATION                AS OF SEPTEMBER 30, 2001(1)
-------------------------------------------------- ------------------------------------  ---------------------------------
Desert Mountain Development Corporation            Residential Development Corporation                95%(2)
The Woodlands Land Company, Inc.                   Residential Development Corporation                95%(2)
Crescent Resort Development, Inc.                  Residential Development Corporation                90%(2)
Mira Vista Development Corp.                       Residential Development Corporation                94%(2)
Houston Area Development Corp.                     Residential Development Corporation                94%(2)
Temperature-Controlled Logistics Partnership        Temperature-Controlled Logistics                   40%
The Woodlands Commercial                               Office (office/venture tech
    Properties Company, L.P.                                   portfolio)                             42.5%
Main Street Partners, L.P.                              Office (office property -
                                                            Bank One Center)                           50%
Crescent 5 Houston Center, L.P.                                  Office                                25%
Austin PT Bank One Tower Office Limited
Partnership                                                      Office                                20%
Houston PT Four Westlake Office Limited
Partnership                                                      Office                                20%
DBL Holdings, Inc.                                                Other                               97.4%
CRL Investments, Inc.                                             Other                                95%
CRL License, LLC                                                  Other                               28.5%


-------------------
(1) Investments in which the Company does not have a controlling interest are accounted for under the equity method.

(2) See "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Residential Development Properties Table included in that section for the Residential Development Corporation's ownership interest in the Residential Development Properties.

JOINT VENTURE ARRANGEMENTS

5 Houston Center

     On June 4, 2001, the Company entered into a joint venture arrangement with a pension fund advised by JPMorgan Investment Management, Inc. ("JPM") to construct 5 Houston Center within the Company's Houston Center mixed-use Office Property complex in Houston, Texas. The joint venture is structured such that JPM holds a 75% equity interest, and the Company holds a 25% equity interest. The Company contributed approximately $8,500 of land and $12,300 of development costs to the joint venture entity and received $14,800 in net proceeds. In addition, the Company will develop, manage and lease the Property on a fee basis. During the nine months ended September 30, 2001, the Company received $2,300 for these services. The Class A Office Property will consist of 577,000 net rentable square feet.

     During the second quarter of 2001, the joint venture entity obtained an $82,500 construction loan, due May 2004, that bears interest at prime plus 100 basis points or LIBOR plus 225 basis points at the discretion of the borrower.

Four Westlake Park and Bank One Tower

     On July 30, 2001, the Company entered into joint venture arrangements with an affiliate of General Electric Pension Fund, ("GE") for two Office Properties, Four Westlake Park in Houston, Texas and Bank One Tower in Austin, Texas. The joint ventures are structured such that GE holds an 80% equity interest in each of Four Westlake Park, a 560,000 square foot Class A Office Property located in the Katy Freeway submarket of Houston, and Bank One Tower, a 390,000 square foot Office Property located in downtown Austin. The Company continues to hold the remaining 20% equity interest in each. In addition, the Company manages and leases the Properties on a fee basis. The joint ventures generated approximately $120,000 in net proceeds to the Company, including distributions to the Company resulting from mortgage financing at the joint venture level. The joint venture was accounted for as a partial sale of these Office Properties, resulting in a gain of approximately $7,577, net of a deferred gain of approximately $1,894.

METROPOLITAN

     On May 24, 2001, the Company converted its $85,000 preferred member interest in Metropolitan Partners, LLC ("Metropolitan") into approximately $75,000 of common stock of Reckson Associates Realty Corp. ("Reckson"). The Company subsequently sold the Reckson common stock on August 17, 2001 for approximately $78,600, resulting in a gain of approximately $3,600. The proceeds were used to pay down the Fleet Facility.

TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES

     AmeriCold Logistics, LLC ("AmeriCold Logistics"), as sole lessee of the Temperature-Controlled Logistics Properties, leases the Temperature-Controlled Logistics Properties from the Temperature-Controlled Logistics Corporation under six triple-net master leases. On February 22, 2001, the Temperature-Controlled Logistics Corporation and AmeriCold Logistics agreed to restructure certain financial terms of the leases, including the adjustment of the rental obligation for 2001 to $146,000, the adjustment of the rental obligation for 2002 to $150,000 (plus contingent rent in certain circumstances), the increase of the Temperature-Controlled Logistics Corporation's share of capital expenditures for the maintenance of the properties from $5,000 to $9,500 (effective January 1, 2000) and the extension of the date on which deferred rent is required to be paid to December 31, 2003. As of September 30, 2001, AmeriCold Logistics had deferred $37,100 of rent, of which the Company's portion was $14,700. In addition, the leases permit AmeriCold Logistics to defer a portion of the rent for the Temperature-Controlled Logistics Properties for up to three years beginning on March 12, 1999, to the extent that available cash, as defined in these leases, is insufficient to pay such rent. The Company anticipates that AmeriCold Logistics will defer additional rent in the fourth quarter of 2001.

     AmeriCold Logistics' same-store earnings before interest, taxes, depreciation and amortization, and rent declined 21% and 15% for the three and nine months ended September 30, 2001, compared to the same periods in 2000. These declines are attributable to a reduction in total customer inventory stored at the warehouses and a reduction in the frequency of customer inventory turnover. As a result, AmeriCold Logistics elected to defer $8,800 of rent for the three months ended September 30, 2001, of which the Company's share was $3,500.

     The following table shows total deferred rent, the Company's portion of the deferred rent, total valuation allowance and the Company's portion of the valuation allowance at December 31, 2000, and for the nine months ended September 31, 2001.

                                                       DEFERRED RENT                  VALUATION ALLOWANCE
                                                -----------------------------     ----------------------------
                                                                 COMPANY'S                        COMPANY'S
                                                   TOTAL          PORTION            TOTAL         PORTION
                                                -------------   -------------     ------------   -------------
Balance at December 31, 2000                      $   24,400       $   9,600       $   16,300       $   6,500
For the nine months ended September 30, 2001          12,700           5,100           12,700           5,100
                                                  ----------       ---------       ----------       ---------
Total                                             $   37,100       $  14,700       $   29,000       $  11,600
                                                  ==========       =========       ==========       =========


     The Company reports its share of income and losses based on its ownership interest in its respective equity investments. The following summarized information for all unconsolidated companies is presented on an aggregate basis and classified under the captions "Residential Development Corporations," "Temperature-Controlled Logistics," "Office" and "Other," as applicable, as of September 30, 2001 and December 31, 2000 for balance sheet information and for the nine months ended September 30, 2001 and September 30, 2000 for operating information.

BALANCE SHEETS:


                                                         BALANCE AT SEPTEMBER 30, 2001
                                        -------------------------------------------------------------------
                                           RESIDENTIAL        TEMPERATURE-
                                           DEVELOPMENT         CONTROLLED
                                          CORPORATIONS         LOGISTICS         OFFICE           OTHER
                                        ------------------   --------------   --------------  -------------
  Real estate, net                           $    986,421     $  1,278,893      $   493,993
  Cash                                             17,818           37,417           25,905
  Other assets                                    148,917           79,397           31,506
                                             ------------     ------------      -----------
       Total assets                          $  1,153,156     $  1,395,707         $551,404
                                             ============     ============      ===========

  Notes payable                              $    240,903     $    572,087      $   333,455
  Notes payable to the Company                    223,219           11,333                -
  Other liabilities                               478,301           44,477           19,919
  Equity                                          210,733          767,810          198,030
                                             ------------     ------------      -----------
        Total liabilities and equity         $  1,153,156     $  1,395,707      $   551,404
                                             ============     ============      ===========
  Company's share of unconsolidated debt     $     97,265     $    228,035      $   133,335
                                             ============     ============      ===========
  Company's investments in real estate
    mortgages and equity of uncon-
    solidated companies                      $    362,577     $    309,630      $   107,385      $   35,421
                                             ============     ============      ===========      ==========


SUMMARY STATEMENTS OF OPERATIONS:

                                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30,2001
                                             --------------------------------------------------------------
                                             RESIDENTIAL      TEMPERATURE-
                                             DEVELOPMENT      CONTROLLED
                                             CORPORATIONS      LOGISTICS          OFFICE(1)        OTHER
                                             ------------     ------------        ----------    -----------
  Total revenues                              $   304,279      $   107,287       $   61,945
  Expenses:
     Operating expense                            212,078           22,662 (2)       25,668
     Interest expense                               7,029           43,888           14,955
     Depreciation and amortization                 11,389           34,350           13,335
     Taxes                                         14,810                -                -
                                              -----------      -----------       ----------
  Total expenses                                  245,306          100,900           53,958
                                              -----------      -----------       ----------
  Net income                                  $    58,973      $     6,387       $    7,987
                                              ===========      ===========       ==========
  Company's equity in net income
    of unconsolidated companies               $    27,703      $     2,285       $    3,841       $   2,896
                                              ===========      ===========       ==========       =========

-------------------
(1) This column includes information for Four Westlake Park and Bank One Tower, which were contributed by the Company to joint ventures on July 30, 2001. Therefore, net income for 2001 includes only the months of August and September for these Properties.

(2) Inclusive of the preferred return paid to Vornado Realty Trust (1% per annum of the Total Combined Assets).

BALANCE SHEETS:

                                                              BALANCE AT DECEMBER 31, 2000
                                             ----------------------------------------------------------------
                                             RESIDENTIAL      TEMPERATURE-
                                             DEVELOPMENT      CONTROLLED
                                             CORPORATIONS     LOGISTICS           OFFICE         OTHER
                                            --------------   --------------   --------------  ---------------
  Real estate, net                           $    798,312     $  1,303,810      $   394,724
  Cash                                             59,639           19,606           34,599
  Other assets                                    196,547           82,883           34,897
                                             ------------     ------------      -----------
       Total assets                          $  1,054,498     $  1,406,299      $   464,220
                                             ============     ============      ===========

  Notes payable                              $    255,356     $    561,321      $   251,785
  Notes payable to the Company                    189,932           11,333                -
  Other liabilities                               388,980           78,042           46,054
  Equity                                          220,230          755,603          166,381
                                             ------------     ------------      -----------
        Total liabilities and equity         $  1,054,498     $  1,406,299      $   464,220
                                             ============     ============      ===========
  Company's share of unconsolidated debt     $    103,100     $    224,528      $   118,485
                                             ============     ============      ===========
  Company's investments in real estate
    mortgages and equity of uncon-
    solidated companies                      $    305,187     $    308,035      $    98,308      $   133,787
                                             ============     ============      ===========      ===========



SUMMARY STATEMENTS OF OPERATIONS:


                                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                            -----------------------------------------------------------------
                                             RESIDENTIAL      TEMPERATURE-
                                             DEVELOPMENT       CONTROLLED
                                             CORPORATIONS       LOGISTICS          OFFICE           OTHER
                                            --------------   ---------------   --------------  --------------
  Total revenues                              $   355,697       $   116,353       $   60,793
  Expenses:
     Operating expense                            269,697            16,234 (1)       23,295
     Interest expense                               5,665            35,622           18,851
     Depreciation and amortization                 11,411            43,312           12,079
     Taxes                                         19,158             2,176                -
     Other (income) expense                             -           (2,824)                -
                                              -----------       -----------       ----------
  Total expenses                                  305,931            94,520           54,225
                                              -----------       -----------       ----------
  Net income                                  $    49,766       $    21,833       $    6,568
                                              ===========       ===========       ==========
  Company's equity in net income
    of unconsolidated companies               $    28,115       $     4,865       $    3,235       $   7,629
                                              ===========       ===========       ==========       =========


------------------
(1) Inclusive of the preferred return paid to Vornado Realty Trust (1% per annum of the Total Combined Assets).

8.       NOTES PAYABLE AND BORROWINGS UNDER FLEET FACILITY:

     The following is a summary of the Company's debt financing at September 30, 2001:

                                                                                                                    BALANCE
                                                                                                                OUTSTANDING AT
                                                                                                              SEPTEMBER 30, 2001
                                                                                                            ----------------------
SECURED DEBT

  Fleet Fund I and II Term Loan(1) due March 2005, bears interest at LIBOR plus
  325 basis points (at September 30, 2001, the interest rate was 6.81%), with a
  four-year interest-only term, secured by equity interests in Funding I and II ...........................      $    275,000

  AEGON Partnership Note(2) due July 2009, bears interest at 7.53% with monthly principal and interest payments based on a 25-year amortization schedule,
  secured by the Funding III, IV and V Properties .........................................................           271,060

  LaSalle Note I(3) bears interest at 7.83% with an initial seven-year interest-only term (through August 2002), followed by principal amortization based on a 25-year amortization schedule through maturity in August 2027,
  secured by the Funding I Properties .....................................................................           239,000

  Deutsche Bank-CMBS Loan due May 2004, bears interest at the 30-day LIBOR rate plus 234 basis points (at September 30, 2001, the interest rate was
  5.84%), with a three-year interest-only term and two one-year extension
  options, secured by the Funding X Properties and Spectrum Center ........................................           220,000

  JP Morgan Mortgage Note(4), bears interest at a fixed rate of 8.31% with a two-year interest-only term (through October 2001), followed by principal amortization based on a 15-year amortization schedule through maturity in
  October 2016, secured by the Houston Center mixed-use Office
  Property complex ........................................................................................           200,000

  LaSalle Note II(5) bears interest at 7.79% with an initial seven-year interest-only term (through March 2003), followed by principal amortization based on a 25-year amortization schedule through maturity in March 2028,
  secured by the Funding II Properties ....................................................................           161,000

  CIGNA Note due December 2002, bears interest at 7.47% with an interest-only term, secured by the MCI Tower Office Property and Denver Marriott City
  Center Resort/Hotel Property ............................................................................            63,500

  Metropolitan Life Note V (6) due December 2005, bears interest at 8.49% with monthly principal and interest payments based on a 25-year amortization
  schedule, secured by the Datran Center Office Property ..................................................            38,831

  Northwestern Life Note due January 2003, bears interest at 7.66% with
  an interest-only term, secured by the 301 Congress Avenue Office Property ...............................            26,000

  Mitchell Mortgage Note due August 2002, bears interest at 7.00% with an
  interest-only term, secured by four of The Woodlands Office Properties ..................................             9,196

                                                                                                               BALANCE
                                                                                                             OUTSTANDING AT
                                                                                                           SEPTEMBER 30, 2001
                                                                                                         ------------------------
SECURED DEBT - CONTINUED

  Nomura Funding VI Note(7) bears interest at 10.07% with monthly principal and interest payments based on a 25-year amortization schedule through maturity in
  July 2020, secured by the Funding VI Property .................................................                      8,224

  Woodmen of the World Note(8) due April 2009, bears interest at 8.20% with an initial five-year interest-only term (through April 2006), followed by principal amortization based on a 25-year amortization schedule, secured by
  the Avallon IV Office Property ................................................................                      6,458

  Rigney Promissory Note due November 2012, bears interest at 8.50% with quarterly principal and interest payments based on a 15-year amortization
  schedule, secured by a parcel of land .........................................................                        661

UNSECURED DEBT

  Fleet Facility (1) due May 2004, bears interest at LIBOR plus 187.5 basis points (at September 30, 2001, the interest rate was 5.58%), with a three-year
  interest-only term and a one-year extension option ............................................                    155,000

  2007 Notes(9) bear interest at a fixed rate of 7.50% with a ten-year
  interest-only term, due September 2007 ........................................................                    250,000

  2002 Notes(9) bear interest at a fixed rate of 7.00% with a five-year
  interest-only term, due September 2002 ........................................................                    150,000

SHORT-TERM BORROWINGS

  JPMorgan Loan Sales Facility bears interest at the Fed Funds rate plus 150 basis points (at September 30, 2001, the interest rate was 4.50%) due
  October 2001 ..................................................................................                     10,000
                                                                                                                  ----------
       Total Notes Payable                                                                                        $2,083,930
                                                                                                                  ==========

----------------------
(1) For a description of the Fleet Fund I and II Term Loan and the Fleet Facility, see "Debt Refinancing and Fleet Facility" section below.

(2) The outstanding principal balance of this note at maturity will be approximately $224,100.

(3) In August 2007, the interest rate will increase, and the Company is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Company's intention to repay the note in full at such time (August 2007) by making a final payment of approximately $220,500.

(4) At the end of seven years (October 2006), the interest rate will adjust based on current interest rates at that time. It is the Company's intention to repay the note in full at such time (October 2006) by making a final payment of approximately $177,800.

(5) In March 2006, the interest rate will increase, and the Company is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Company's intention to repay the note in full at such time (March 2006) by making a final payment of approximately $154,100.

(6) The outstanding principal balance of this loan at maturity will be approximately $29,100.

(7) In July 2010, the interest rate due under the note will change to a 10-year Treasury yield plus 500 basis points or, if the Company so elects, it may repay the note without penalty at that date by making a final payment of $6,135.

(8) The outstanding principal balance of this loan at maturity will be approximately $6,500.

(9)  The notes were issued in an offering registered with the SEC.

         Below are the aggregate principal amounts due as of September 30, 2001 under the Fleet Facility and other indebtedness of the Company by year. Scheduled principal installments and amounts due at maturity are included.

                             SECURED           UNSECURED            TOTAL
                        ----------------    --------------    ----------------
2001                      $      1,925        $   10,000        $     11,925
2002                            83,109           150,000             233,109
2003                            41,059                 -              41,059
2004                           236,857           155,000             391,857
2005                           328,863                 -             328,863
Thereafter                     827,117           250,000           1,077,117
                          ------------       -----------        ------------
                          $  1,518,930       $   565,000        $  2,083,930
                          ============       ===========        ============


     As of September 30, 2001, the Company was in compliance with all of its debt service coverage ratios and other covenants related to its outstanding debt.

DEBT REFINANCING AND FLEET FACILITY

     In May 2001, the Company (i) repaid and retired the UBS Facility which consisted of the UBS Line of Credit, the UBS Term Loan I and the UBS Term Loan II; (ii) repaid and retired the iStar Financial Note; and (iii) modified the Fleet Term Note II with proceeds from a $970,000 debt refinancing.

New Debt Resulting from Refinancing

                                        MAXIMUM              INTEREST                  MATURITY
           DESCRIPTION                 BORROWING               RATE                      DATE
-----------------------------------   -------------    ----------------------          ----------
Fleet Facility                          $  400,000 (1) LIBOR + 187.5 basis points        2004 (2)
Fleet Fund I and II Term Loan           $  275,000     LIBOR + 325 basis points          2005
Deutsche Bank - CMBS Loan               $  220,000     LIBOR + 234 basis points          2004 (3)
Deutsche Bank Short-Term Loan           $   75,000     LIBOR + 300 basis points          2001 (4)

-----------------------------
(1) The $400,000 Fleet Facility is an unsecured revolving line of credit. The weighted average interest rate from the origination of the note in May 2001 through September 30, 2001 is 5.93%.
(2)  One-year extension option.
(3)  Two one-year extension options.
(4)  Repaid September 19, 2001.

Debt Repaid or Modified by Refinancing

                                         MAXIMUM               INTEREST             MATURITY           BALANCE
           DESCRIPTION                  BORROWING                RATE                 DATE         REPAID/MODIFIED
-----------------------------------   --------------    ------------------------    ----------    -----------------
UBS Line of Credit                        $ 300,000      LIBOR + 250 basis points        2003        $   165,000
UBS Term Loan I                           $ 146,775      LIBOR + 250 basis points        2003        $   146,775
UBS Term Loan II                          $ 326,677      LIBOR + 275 basis points        2004        $   326,677
Fleet Term Note II                        $ 200,000      LIBOR + 400 basis points        2003        $   200,000
iStar Financial Note                      $  97,123      LIBOR + 175 basis points        2001        $    97,123

9.   INTEREST RATE CAPS:

     In connection with the closing of the Deutsche Bank - CMBS Loan in May 2001, the Company entered into a LIBOR interest rate cap struck at 7.16% for a notional amount of $220,000, and simultaneously sold a LIBOR interest rate cap with the same terms. Since these instruments do not reduce the Company's net interest rate risk exposure, they do not qualify as hedges and changes to their respective fair values are charged to earnings. As the significant terms of these arrangements are substantially the same, the effects of a revaluation of these instruments are expected to substantially offset each other.

10.  CASH FLOW HEDGES:

     The Company uses derivative financial instruments to convert a portion of its variable-rate debt to fixed-rate debt and to manage its fixed to variable-rate debt ratio. As of September 30, 2001, the Company had entered into three cash flow hedge agreements which are accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133," which was adopted in the third quarter of 1999.

     The following table shows information regarding the Company's cash flow hedge agreements as of September 30, 2001 and interest expense for the nine months ended September 30, 2001:

                                                                         INTEREST EXPENSE
      NOTIONAL       MATURITY     REFERENCE          FAIR              FOR THE NINE MONTHS
       AMOUNT          DATE         RATE         MARKET VALUE        ENDED SEPTEMBER 30, 2001
    -------------    ----------   ----------   -----------------   -----------------------------
       $200,000         9/1/03    6.183%            $  (11,387)            $   1,925
       $200,000         2/3/03    7.11%             $  (11,689)            $   3,654
       $100,000        4/18/04    6.76%             $   (8,175)            $   1,571


     The Company has designated its three cash flow hedge agreements as cash flow hedges of LIBOR-based monthly interest payments on a designated pool of variable-rate LIBOR indexed debt that reprices closest to the reset dates of each cash flow hedge agreement. For retrospective effectiveness testing, the Company uses the cumulative dollar offset approach as described in Derivatives Implementation Group ("DIG") Issue E8. The DIG is a task force designed to assist the FASB in answering questions that companies have resulting from implementation of SFAS No. 133. The Company uses the change in variable cash flows method as described in DIG Issue G7 for prospective testing as well as for the actual recording of ineffectiveness, if any. Under this method, the Company will compare the changes in the floating rate portion of each cash flow hedge to the floating rate of the hedged items. The cash flow hedges have been and are expected to remain highly effective. Changes in the fair value of these highly effective hedging instruments are to be recorded in accumulated other comprehensive income. The effective portion that has been deferred in accumulated other comprehensive income will be reclassified to earnings as interest expense when the hedged items impact earnings. If a cash flow hedge falls outside 80%-125% effectiveness for a quarter, all changes in the fair value of the cash flow hedge for the quarter will be recognized in earnings during the current period. If it is determined based on prospective testing that it is no longer likely a hedge will be highly effective on a prospective basis, the hedge will no longer be designated as a cash flow hedge and no longer qualify for accounting in accordance with SFAS Nos. 133 and 138.

     Over the next twelve months, an estimated $17,000 to $20,000 will be reclassified from accumulated other comprehensive income to earnings as interest expense related to the effective portions of the cash flow hedge agreements.

11.  MINORITY INTEREST:

         Minority interest represents (i) the limited partner interests owned by limited partners other than Crescent Equities in the Operating Partnership ("units"), and (ii) joint venture and preferred equity interests held by third parties in other consolidated subsidiaries. Each unit may be exchanged for either two common shares or, at the election of the Company, cash equal to the fair market value of two common shares at the time of the exchange. When a unitholder exchanges a unit, Crescent Equities' percentage interest in the Operating Partnership increases. During the nine months ended September 30, 2001, there were 393,524 units exchanged for 787,048 common shares of Crescent Equities.

12.  SALE OF PREFERRED EQUITY INTERESTS IN SUBSIDIARY:

     As of September 30, 2001, Funding IX held seven Office Properties and one Resort/Hotel Property. The Company owns 100% of the common voting interests in Funding IX, 0.1% in the form of a general partner interest and 99.9% in the form of a limited partner interest.

     As of September 30, 2001, GMAC Commercial Mortgage Corporation ("GMACCM") held $218,400 of non-voting, redeemable preferred Class A Units in Funding IX (the "Class A Units"). The Class A Units receive a preferred variable-rate dividend currently calculated at LIBOR plus 450 basis points, or approximately 8.2% per annum as of September 30, 2001, and are redeemable at the option of the Company at the original purchase price.

13.  SHAREHOLDERS' EQUITY:

EMPLOYEE STOCK PURCHASE PLAN

     On June 25, 2001, the shareholders of the Company approved adoption of a new Employee Stock Purchase Plan (the "ESPP"), that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The ESPP provides for the grant of rights to purchase common shares at a discount. The ESPP is not subject to the provisions of ERISA. The ESPP was effective October 1, 2001, and will terminate on May 14, 2011.

     The 1,000,000 common shares that may be issued pursuant to the purchase of common shares under the ESPP represent less than 0.92% of the Company's outstanding common shares at September 30, 2001. The aggregate fair market value of the 1,000,000 common shares that may be issued under the ESPP is approximately $18,010, based on the closing price of the common shares on October 26, 2001.

SHARE REPURCHASE PROGRAM

     On November 5, 1999, the Company's Board of Trust Managers authorized the repurchase of a portion of the Company's outstanding common shares from time to time in the open market or through privately negotiated transactions (the "Share Repurchase Program"), in an amount not to exceed $500,000. On October 15, 2001, the Company's Board of Trust Managers authorized an increase in the size of the Share Repurchase Program from $500,000 to $800,000.

     The Company commenced its Share Repurchase Program in March 2000. As of September 30, 2001, the Company had repurchased 14,505,084 common shares, (20,286 of which have been retired), at an average price of $19.52 per common share for an aggregate of approximately $283,080. As of September 30, 2001, the Company held 14,468,623 of the repurchased common shares in a wholly-owned subsidiary. The 14,468,623 common shares were repurchased with the net proceeds of the sale of Class A Units in Funding IX and with a portion of the net proceeds from the sale of one of the Properties held by Funding IX. See "Note
12. Sale of Preferred Equity Interests in Subsidiary." These common shares are consolidated as treasury shares in accordance with GAAP. However, these shares are held in a wholly-owned subsidiary of the Company until all of the Class A Units are redeemed. Distributions will continue to be paid on these repurchased common shares and will be used to pay dividends on the Class A Units.

     From January 1, 2001 through October 16, 2001, the Company did not make any significant repurchases of common shares. On October 17, 2001, the Company began repurchasing additional shares and since that date has repurchased 4,000,000 common shares at an average price of $18.03 per common share for an aggregate of approximately $72,000.

     The Company expects the Share Repurchase Program to continue to be funded through financing arrangements, which, in some cases, may be secured by the repurchased common shares, equity offerings including preferred and/or convertible securities, and asset sales. The amount of common shares that the Company will actually purchase will be determined from time to time, in its reasonable judgment, based on market conditions and the availability of funds, among other factors. There can be no assurance that any number of common shares will actually be purchased within any particular time period.

DISTRIBUTIONS

     The following table summarizes the distributions paid or declared to common shareholders, unitholders and preferred shareholders during the nine months ended September 30, 2001.

                                                                                                     ANNUAL
                                DIVIDEND/           TOTAL            RECORD         PAYMENT        DIVIDEND/
         SECURITY              DISTRIBUTION         AMOUNT            DATE            DATE        DISTRIBUTION
---------------------------    -------------   --------------      ------------   -------------   -------------
 Common Shares/Units       (1)     $  0.550        $  74,697 (2)     1/31/01         2/15/01          $   2.20
 Common Shares/Units       (1)     $  0.550        $  74,789 (2)     4/30/01         5/15/01          $   2.20
 Common Shares/Units       (1)     $  0.550        $  74,986 (2)     7/31/01         8/15/01          $   2.20
 Common Shares/Units       (1)     $  0.375 (3)    $  53,312 (2)    10/31/01        11/15/01          $   1.50 (3)
 6 3/4% Series A Preferred
    Shares                         $  0.420        $   3,375         1/31/01         2/15/01          $   1.69
 6 3/4% Series A Preferred
    Shares                         $  0.420        $   3,375         4/30/01         5/15/01          $   1.69
 6 3/4% Series A Preferred
    Shares                         $  0.420        $   3,375         7/31/01         8/15/01          $   1.69
 6 3/4% Series A Preferred
    Shares                         $  0.420        $   3,375        10/31/01        11/15/01          $   1.69

---------------------------
(1) Represents one-half the amount of the distribution per unit because each unit is exchangeable for two common shares.

(2) As of September 30, 2001, the Company was holding 14,468,623 of its common shares in Crescent SH IX, Inc. These distribution amounts include $7,958 for each of the distributions paid on February 15, 2001, May 15, 2001, August 15, 2001, and $5,426 for the distribution to be paid on November 15, 2001, which were paid on common shares held by the Company. These distributions are eliminated in consolidation.

(3) On October 17, 2001, the Company announced that the quarterly dividend is being reduced from $0.55 per common share, or an annualized dividend of $2.20 per common share, to $0.375 per common share, or an annualized dividend of $1.50 per common share.

14.  RELATED PARTY INVESTMENT:

DBL HOLDINGS, INC.

     Since June 1999, the Company has contributed approximately $23,800 to DBL Holdings, Inc. ("DBL"). The contribution was used by DBL to make an equity contribution to DBL-ABC, Inc., a wholly-owned subsidiary, that subsequently used the contribution to acquire a limited partner interest in G2 Opportunity Fund, LP ("G2"). G2 was formed for the purpose of investing in commercial mortgage backed securities and is managed by an entity that is owned equally by Goff-Moore Strategic Partners, LP ("GMSP") and GMACCM. John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company, and Darla Moore, who is married to Richard Rainwater, Chairman of the Board of Trust Managers of the Company, each own 50% of the entity that ultimately controls GMSP. Mr. Rainwater is a limited partner of GMSP. At September 30, 2001, DBL's primary holdings consisted of the 12.5% investment in G2, and the Company's indirect investment in G2 was approximately $14,000.

LOANS TO EMPLOYEES AND TRUST MANAGERS OF THE COMPANY FOR EXERCISE OF STOCK OPTIONS AND UNIT OPTIONS

     As of September 30, 2001, the Company had loaned approximately $32,959 (including approximately $3,855 loaned during the nine months ended September 30, 2001) to certain employees and trust managers of the Company on a recourse basis pursuant to the Company's stock incentive plans and unit incentive plans. The proceeds of these loans were used by the employees and the trust managers to acquire common shares of the Company pursuant to the exercise of vested stock and unit options. These loans bear interest equal to the weighted average interest rate of the Company at the end of the preceding quarter plus 50 basis points, with five-year interest-only terms, and have maturity dates through October 2005. At September 30, 2001, accrued interest in the amount of $761 was outstanding on these loans.

15.  SALE OF MARKETABLE SECURITIES:

     During April and May 2001, the Company sold certain marketable securities which resulted in a net gain of approximately $6,000.

16.  CBHS:

     During the nine months ended September 30, 2001, in connection with the bankruptcy proceedings of Charter Behavioral Health Systems ("CBHS"), the former operator of the Behavioral Healthcare Properties, the Company collected approximately $6,000 of a $10,000 working capital loan made to CBHS during the year ended December 31, 1999, which is included in Interest and Other Income of $36,347. This amount was previously expensed in 1999 with the recapitalization of CBHS.

     The Company sold nine Behavioral Healthcare Properties during the nine months ended September 30, 2001. As of September 30, 2001, the Company owned 19 Behavioral Healthcare Properties. See "Note 17. Dispositions." The Company has entered into contracts or letters of intent to sell six additional Behavioral Healthcare Properties and is actively marketing for sale the remaining 13 Behavioral Healthcare Properties.

17.  DISPOSITIONS:

OFFICE PROPERTIES

     On September 18, 2001, the Company completed the sale of the Washington Harbour Office Property. The sale generated net proceeds of approximately $153,000 and a net loss of approximately $9,800. The proceeds from the sale of Washington Harbour were used primarily to pay down variable-rate debt. Washington Harbour was the Company's only Office Property in Washington, D.C.

BEHAVIORAL HEALTHCARE PROPERTIES

     During the nine months ended September 30, 2001, the Company completed the sale of nine Behavioral Healthcare Properties, one of which was sold during the third quarter of 2001. The sales generated approximately $20,607 in net proceeds and a net loss of approximately $687 for the nine months ended September 30, 2001. The net proceeds from the sale of the nine Behavioral Healthcare Properties sold during the nine months ended September 30, 2001 were used primarily to pay down variable-rate debt.

OTHER PROPERTIES

     On September 28, 2001, the Woodlands Commercial Properties Company, L.P. sold two office/venture tech properties located within The Woodlands. The sale generated net proceeds of approximately $13,976, of which the Company's portion was approximately $11,191. The sale generated a net gain of approximately $6,883, of which the Company's portion was approximately $4,702. The proceeds to the Company were used primarily to pay down variable-rate debt.

18.  COPI:

     COPI was formed to become a lessee and operator of various assets to be acquired by the Company and to perform the intercompany agreement between COPI and the Company, pursuant to which each agreed to provide the other with rights to participate in certain transactions.

     In connection with the formation and capitalization of COPI, the Company contributed $14,100 to COPI and loaned approximately $35,900 to COPI pursuant to a five-year loan, which bears interest at 12% per annum, is collateralized by a lien on certain assets that COPI now owns or may acquire in the future, and matures in May 2002. Also, in connection with COPI's formation, the Company established a $20,400 line of credit, which bears interest at 12% per annum. The line of credit was amended in August 1998 and again in March 1999, which ultimately resulted in a decrease in the amount available to $17,200. In March 1999, the Company loaned approximately $19,500 to COPI pursuant to a three-year loan, which bears interest at 9% per annum, and is collateralized by certain assets that COPI now owns or may acquire in the future. In connection with the proposed acquisition by the Company of certain assets of COPI, as described below, the Company has agreed to defer all principal and interest payments due under the loans to COPI until the earlier of December 31, 2001 or closing of the proposed acquisition. In addition, the Company has agreed, subject to closing of the proposed acquisition, not to charge interest on the loans beginning May 1, 2001. As a result, the Company stopped accruing interest and recognizing interest income on the loans as of May 1, 2001. As of September 30, 2001, COPI had approximately $21,000 (including accrued interest of $2,800) and $49,000 (including accrued interest of $5,500) outstanding under the line of credit and term loans, respectively, with the Company. As of September 30, 2001, the rent receivable balance under the hotel leases was approximately $40,200, of which approximately $32,800 had been deferred until the closing of the proposed acquisition by the Company of certain assets of COPI. The Company may agree to allow COPI to defer additional rent until the closing of the proposed acquisition.

     On June 28, 2001, the Company entered into a definitive agreement with COPI for the acquisition of COPI's lease interests in the Resort/Hotel Properties and COPI's partnership interests and voting stock in the Residential Land Developments for $78,400 to be paid by a combination of cash and cancellation of rent due and substantially all outstanding debt payable to the Company. Not included in the cancellation of debt is a $16,800 note payable to the Company related to COPI's 40% ownership interest in AmeriCold Logistics. It is a condition to the closing of the acquisition, and the related transaction described below, that COPI have a limited amount of liabilities and a specified amount of cash following the closing of the transactions. The Company believes that COPI may be unable to meet this condition as a result of deterioration in COPI's operations. If COPI is unable to meet this condition, and the Company determines to close the transactions, the Company may elect to write off a portion of its obligations from COPI in order to enable COPI to meet this condition.

     COPI has stated that if the proposed transactions do not close, it may file for bankruptcy protection. In the event that COPI files for bankruptcy protection, payment of COPI's debt and rent obligations to the Company would be subject to the federal bankruptcy laws.

     The acquisition agreement takes advantage of the REIT Modernization Act, legislation which became effective January 1, 2001. The new legislation allows the Company, through its subsidiaries, to operate or lease certain of its investments that are currently operated or leased by COPI. Accordingly, as part of the acquisition agreement, the intercompany agreement between the Company and COPI will be terminated. The provisions of the acquisition agreement are summarized below.

     The Company, through its subsidiaries, will purchase from COPI:

o COPI's Resort/Hotel lease interests, including the lease interests of Sonoma Mission Inn & Spa, Ventana Inn & Spa, Hyatt Regency Beaver Creek, Canyon Ranch-Tucson, Canyon Ranch-Lenox, Denver Marriott City Center, Hyatt Regency Albuquerque and Renaissance Houston for $37,800, approximately $30,000 of which will be expensed as a lease termination fee. As a result of the purchase, the Company will receive 100% of the net cash flow from the Resort/Hotel operations.

o COPI's 52.5% partnership interest in the operator of The Woodlands, The Woodlands Operating Company, L.P., 100% of the voting common stock of Desert Mountain Development Corporation, The Woodlands Land Company, Inc. and Crescent Resort Development, Inc. (formerly Crescent Development Management Corp.) and other assets for $40,600. As a result of the purchase, the Company will gain control of the residential development corporations and obtain the 5% to 10% economic interests in the residential development corporations currently held by COPI.

     In a related transaction, the Company agreed to acquire a $10,000 preferred interest in Crescent Machinery, Inc. ("Crescent Machinery"), a wholly-owned subsidiary of COPI. The Company also agreed to invest in SunTx Fulcrum Fund, L.P. ("SunTx"), a Dallas-based private equity opportunity fund committed to acquire a preferred interest in Crescent Machinery and other investments. The Company, as one of several limited partners of SunTx, is committed to contribute up to $19,000 over a period of up to five years. As of September 30, 2001, the Company had funded approximately $1,000 of this commitment.

     The closings of these transactions are contingent upon approval by the shareholders of COPI and the satisfaction of other closing conditions. COPI's Proxy Statement for Annual Meeting of Shareholders was filed on November 1, 2001. The annual meeting of COPI's shareholders is scheduled to be held on December 6, 2001.

19.  BROADBAND:

     In 2000, the Company made an equity investment in Broadband Office, Inc. ("Broadband"), (a facilities-based provider of broadband data, video and voice communication services delivered over fiber optic networks), and related entities. In May 2001, Broadband filed for Chapter 11 bankruptcy protection. As of September 30, 2001, the Company's investment in Broadband was approximately $7,200. Yipes Communications Group, Inc. ("Yipes"), another telecom provider, has received approval from the federal bankruptcy court to acquire certain rights formerly owned by Broadband. In addition, Yipes has executed agreements with nine major real estate entities, including the Company, to assume telecom licensing agreements, in modified formats. As part of this transaction, the Company acquired ownership of certain assets previously owned by Broadband in consideration for conveyance of its equity interest in Broadband. As a result, the Company reclassified its investment in Broadband of approximately $7,200 from Other Assets to Building Improvements. It is included in $2,968,107 of Building Improvements at September 30, 2001. Therefore, Broadband's bankruptcy did not have a material effect on the Company's financial statements at September 30, 2001.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Trust Managers of Crescent Real Estate Equities Company:

We have audited the accompanying consolidated balance sheets of Crescent Real Estate Equities Company and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crescent Real Estate Equities Company and Subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to the financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
February 22, 2001

                     CRESCENT REAL ESTATE EQUITIES COMPANY
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)



                                                                          DECEMBER 31,    DECEMBER 31,
                                                                              2000            1999
                                                                          ------------    ------------
ASSETS:
 Investments in real estate:
   Land                                                                   $    310,301    $    398,754
   Land held for development or sale                                           116,480          95,760
   Building and improvements                                                 3,201,332       3,529,344
   Furniture, fixtures and equipment                                            62,802          71,716
   Less -  accumulated depreciation                                           (564,805)       (507,520)
                                                                          ------------    ------------
             Net investment in real estate                                $  3,126,110    $  3,588,054

   Cash and cash equivalents                                                    38,966          72,926
   Restricted cash and cash equivalents                                         94,568          87,939
   Accounts receivable, net                                                     42,200          37,204
   Deferred rent receivable                                                     82,775          74,271
   Investments in real estate mortgages and equity
       of unconsolidated companies                                             845,317         812,494
   Notes receivable, net                                                       141,407         131,542
   Other assets, net                                                           160,426         146,131
                                                                          ------------    ------------
               Total assets                                               $  4,531,769    $  4,950,561
                                                                          ============    ============


LIABILITIES:
   Borrowings under Fleet Boston Credit Facility                          $         --    $    510,000
   Borrowings under UBS Facility                                               553,452              --
   Notes payable                                                             1,718,443       2,088,929
   Accounts payable, accrued expenses and other liabilities                    191,042         170,984
                                                                          ------------    ------------
              Total liabilities                                           $  2,462,937    $  2,769,913
                                                                          ------------    ------------

COMMITMENTS AND CONTINGENCIES:

MINORITY INTERESTS:
  Operating partnership, 6,995,823 and 6,975,952 units,
       respectively                                                       $    100,586    $     99,226
  Investment joint ventures                                                    236,919          24,648
                                                                          ------------    ------------
              Total minority interests                                    $    337,505    $    123,874
                                                                          ------------    ------------

SHAREHOLDERS' EQUITY:
  Preferred shares, $.01 par value, authorized 100,000,000 shares:
   6 3/4% Series A Convertible Cumulative Preferred Shares,
      liquidation preference $25.00 per share
      8,000,000 shares issued and outstanding at December 31, 2000
      and December 31, 1999, respectively                                 $    200,000    $    200,000
  Common shares, $.01 par value, authorized 250,000,000 shares,
      121,818,653, and 121,537,353 shares issued and outstanding
      at December 31, 2000 and December 31, 1999, respectively                   1,211           1,208
   Additional paid-in capital                                                2,221,531       2,229,680
   Deferred compensation on restricted shares                                       --             (41)
   Retained deficit                                                           (402,337)       (386,532)
   Accumulated other comprehensive income                                       (6,734)         12,459
                                                                          ------------    ------------
                                                                          $  2,013,671    $  2,056,774
   Less - shares held in treasury, at cost, 14,468,623 common
      shares at December 31, 2000                                             (282,344)             --
                                                                          ------------    ------------
              Total shareholders' equity                                  $  1,731,327    $  2,056,774
                                                                          ------------    ------------

              Total liabilities and shareholders' equity                  $  4,531,769    $  4,950,561
                                                                          ============    ============

   The accompanying notes are an integral part of these financial statements.

                     CRESCENT REAL ESTATE EQUITIES COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                                       --------------------------------------
                                                                          2000          1999          1998
                                                                       ----------    ----------    ----------
REVENUES:
   Office properties                                                   $  606,040    $  614,493    $  563,005
   Resort/Hotel properties                                                 72,114        65,237        53,355
   Behavioral healthcare properties                                        15,367        41,091        55,295
   Interest and other income                                               24,884        25,458        26,688
                                                                       ----------    ----------    ----------
          Total revenues                                               $  718,405    $  746,279    $  698,343
                                                                       ----------    ----------    ----------

EXPENSES:
   Real estate taxes                                                   $   83,939    $   84,401    $   75,076
   Repairs and maintenance                                                 39,024        44,024        41,160
   Other rental property operating                                        127,078       128,723       126,733
   Corporate general and administrative                                    24,073        16,274        16,264
   Interest expense                                                       203,197       192,033       152,214
   Amortization of deferred financing costs                                 9,497        10,283         6,486
   Depreciation and amortization                                          123,839       131,657       118,082
   Settlement of merger dispute                                                --        15,000            --
   Write-off of costs associated with unsuccessful acquisitions                --            --        18,435
   Carrying value in excess of market value of
      asset held for sale                                                      --        16,800            --
   Impairment and other charges related to the
      behavioral healthcare assets                                          9,349       162,038            --
                                                                       ----------    ----------    ----------
          Total expenses                                               $  619,996    $  801,233    $  554,450
                                                                       ----------    ----------    ----------

         Operating income (loss)                                       $   98,409    $  (54,954)   $  143,893

OTHER INCOME AND EXPENSE:
   Equity in net income of unconsolidated
    companies:
         Office properties                                                  3,164         5,265         4,159
         Temperature-controlled logistics properties                        7,432        15,039           512
         Residential development properties                                53,470        42,871        33,517
         Other                                                             11,645         5,122         1,129
                                                                       ----------    ----------    ----------
  Total equity in net income of unconsolidated companies               $   75,711    $   68,297    $   39,317

  Gain on property sales, net                                             128,932            --            --
                                                                       ----------    ----------    ----------
         Total other income and expense                                $  204,643    $   68,297    $   39,317
                                                                       ----------    ----------    ----------

INCOME BEFORE MINORITY INTERESTS                                       $  303,052    $   13,343    $  183,210
  AND EXTRAORDINARY ITEM
   Minority interests                                                     (51,002)       (2,384)      (17,610)
                                                                       ----------    ----------    ----------

NET INCOME BEFORE EXTRAORDINARY ITEM                                   $  252,050    $   10,959    $  165,600
   Extraordinary item - extinguishment of debt                             (3,928)           --            --
                                                                       ----------    ----------    ----------

NET INCOME                                                             $  248,122    $   10,959    $  165,600

  6 3/4% Series A Preferred Share distributions                           (13,500)      (13,500)      (11,700)
  Share repurchase agreement return                                        (2,906)         (583)           --
  Forward share purchase agreement return                                      --        (4,317)       (3,316)
                                                                       ----------    ----------    ----------

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                     $  231,716    $   (7,441)   $  150,584
                                                                       ==========    ==========    ==========



BASIC EARNINGS PER SHARE DATA:
   Net income (loss) before extraordinary item                         $     2.08    $    (0.06)   $     1.26
   Extraordinary item - extinguishment of debt                              (0.03)           --            --
                                                                       ----------    ----------    ----------

   Net income (loss) - basic                                           $     2.05    $    (0.06)   $     1.26
                                                                       ==========    ==========    ==========

DILUTED EARNINGS PER SHARE DATA:
   Net income before extraordinary item                                $     2.05    $    (0.06)   $     1.21
   Extraordinary item - extinguishment of debt                              (0.03)           --            --
                                                                       ----------    ----------    ----------

   Net income (loss) - diluted                                         $     2.02    $    (0.06)   $     1.21
                                                                       ==========    ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                     CRESCENT REAL ESTATE EQUITIES COMPANY
                            CONSOLIDATED STATEMENTS
                            OF SHAREHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)


                                                    PREFERRED SHARES              TREASURY SHARES              COMMON SHARES
                                               --------------------------    -------------------------   --------------------------
                                                  SHARES       NET VALUE       SHARES        PAR VALUE        SHARES      PAR VALUE
                                               -------------  -----------    ----------  -------------   -------------  -----------
SHAREHOLDERS' EQUITY, December 31, 1997                   --  $        --            --  $          --     117,977,907  $     1,179

   Issuance of Common Shares                              --           --            --             --       2,651,732           27

   Issuance of Preferred Shares                   14,948,734      425,000            --             --              --           --

   Exercise of Common Share Options                       --           --            --             --          52,164           --

   Cancellation of Restricted Shares                      --           --            --             --          (6,638)          --

   Amortization of Deferred Compensation                  --           --            --             --              --           --

   Issuance of Common Shares in Exchange for
      Operating Partnership Units                         --           --            --             --         286,792            3

   Settlement of Equity Swap Agreement                    --           --            --             --      (6,659,254)         (67)

   Preferred Share Conversion                     (6,948,734)    (225,000)           --             --       8,400,582           84

   Forward Share Purchase Agreement                       --           --            --             --       1,852,162           19

   Dividends Paid                                         --           --            --             --              --           --

   Net Income                                             --           --            --             --              --           --

   Unrealized Net Loss on Available-For-Sale
      Securities                                          --           --            --             --              --           --
                                               -------------  -----------  ------------  -------------   -------------  -----------


SHAREHOLDERS' EQUITY, December 31, 1998            8,000,000  $   200,000            --  $          --     124,555,447  $     1,245

   Issuance of Common Shares                              --           --            --             --         168,140            1

   Exercise of Common Share Options                       --           --            --             --       2,899,960           24

   Cancellation of Restricted Shares                      --           --            --             --            (216)          --

   Amortization of Deferred Compensation                  --           --            --             --              --           --

   Issuance of Common Shares in Exchange
      for Operating Partnership Units                     --           --            --             --         453,828            4

   Preferred Share Conversion Adjustment                  --           --            --             --          12,356           --

   Forward Share Purchase Agreement                       --           --            --             --         747,598            7

   Settlement of Forward Share Purchase
      Agreement                                           --           --            --             --      (7,299,760)         (73)

   Dividends Paid                                         --           --            --             --              --           --

   Net Loss                                               --           --            --             --              --           --

   Unrealized Net Gain on Available-For-Sale
      Securities                                          --           --            --             --              --           --

   Unrealized Net Gain on Cash Flow Hedges                --           --            --             --              --           --

                                               -------------  -----------  ------------  -------------   -------------  -----------

SHAREHOLDERS' EQUITY,  December 31, 1999           8,000,000  $   200,000            --  $          --     121,537,353  $     1,208

    Issuance of Common Shares                             --           --            --             --           5,762           --

    Exercise of Common Share Options                      --           --            --             --         208,700            2

    Preferred Equity Issuance Cost                        --           --            --             --              --           --

    Issuance of Shares in Exchange for
       Operating Partnership Units                        --           --            --             --          87,124            1

    Share Repurchases                                     --           --     8,700,030       (180,723)             --           --

    Share Repurchase Agreement                            --           --     5,788,879       (101,976)             --           --

    Retirement of Treasury Shares                         --           --       (20,286)           355         (20,286)          --

    Retirement of Restricted Shares                       --           --            --             --              --           --

    Dividends Paid                                        --           --            --             --              --           --

    Net Income                                            --           --            --             --              --           --

    Unrealized Net Loss on
       Available-for-Sale Securities                      --           --            --             --              --           --

    Unrealized Net Loss on Cash Flow Hedges               --           --            --             --              --           --
                                               -------------  -----------  ------------  -------------   -------------  -----------

SHAREHOLDERS' EQUITY, December 31, 2000            8,000,000  $   200,000    14,468,623  $    (282,344)    121,818,653  $     1,211
                                               =============  ===========  ============  =============   =============  ===========


                                                                           DEFERRED                     ACCUMULATED
                                                            ADDITIONAL   COMPENSATION     RETAINED         OTHER
                                                             PAID-IN     ON RESTRICTED    EARNINGS     COMPREHENSIVE
                                                             CAPITAL        SHARES        (DEFICIT)        INCOME         TOTAL
                                                         --------------  -------------  -------------  -------------  -------------
SHAREHOLDERS' EQUITY, December 31, 1997                  $    2,253,928  $        (283) $     (57,507) $          --  $   2,197,317

   Issuance of Common Shares                                     62,072             --            687             --         62,786

   Issuance of Preferred Shares                                  (9,000)            --             --             --        416,000

   Exercise of Common Share Options                                 725             --             --             --            725

   Cancellation of Restricted Shares                               (100)           100             --             --             --

   Amortization of Deferred Compensation                             --             95             --             --             95

   Issuance of Common Shares in Exchange for Operating
      Partnership Units                                           4,846             --             --             --          4,849

   Settlement of Equity Swap Agreement                         (200,766)            --         (8,466)            --       (209,299)

   Preferred Share Conversion                                   224,916             --             --             --             --

   Forward Share Purchase Agreement                                  --             --             --             --             19

   Dividends Paid                                                    --             --       (198,810)            --       (198,810)

   Net Income                                                        --             --        153,900             --        153,900

   Unrealized Net Loss on Available-For-Sale Securities              --             --             --         (5,037)        (5,037)
                                                         --------------  -------------  -------------  -------------  -------------

SHAREHOLDERS' EQUITY, December 31,1998                   $    2,336,621  $         (88) $    (110,196) $      (5,037) $   2,422,545

   Issuance of Common Shares                                      3,850             --             --             --          3,851

   Exercise of Common Share Options                              32,610             --             --             --         32,634

   Cancellation of Restricted Shares                                 (6)             6             --             --             --

   Amortization of Deferred Compensation                             --             41             --             --             41

   Issuance of Common Shares in Exchange for Operating
      Partnership Units                                           1,935             --             --             --          1,939

   Preferred Share Conversion Adjustment                             --             --             --             --             --

   Forward Share Purchase Agreement                                  --             --             --             --              7

   Settlement of Forward Share Purchase Agreement              (145,330)            --         (3,981)            --       (149,384)

   Dividends Paid                                                    --             --       (269,814)            --       (269,814)

   Net Loss                                                          --             --         (2,541)            --         (2,541)

   Unrealized Net Gain on Available-For-Sale Securities              --             --             --         17,216         17,216

   Unrealized Net Gain on Cash Flow Hedges                           --             --             --            280            280

                                                         --------------  -------------  -------------  -------------  -------------

SHAREHOLDERS' EQUITY,  December 31, 1999                 $    2,229,680  $         (41) $    (386,532) $      12,459  $   2,056,774

    Issuance of Common Shares                                       114             --             --             --            114

    Exercise of Common Share Options                              1,490             --             --             --          1,492

    Preferred Equity Issuance Cost                              (10,006)            --             --             --        (10,006)

    Issuance of Shares in Exchange for Operating
       Partnership Units                                            608             --             --             --            609

    Share Repurchases                                                --             --             --             --       (180,723)

    Share Repurchase Agreement                                       --             --             --             --       (101,976)

    Retirement of Treasury Shares                                  (355)            --             --             --             --

    Retirement of Restricted Shares                                  --             41             --             --             41

    Dividends Paid                                                   --             --       (250,427)            --       (250,427)

    Net Income                                                       --             --        234,622             --        234,622

    Unrealized Net Loss on
       Available-for-Sale Securities                                 --             --             --         (7,584)        (7,584)

    Unrealized Net Loss on Cash Flow Hedges                          --             --             --        (11,609)       (11,609)
                                                         --------------  -------------  -------------  -------------  -------------

SHAREHOLDERS' EQUITY, December 31, 2000                  $    2,221,531  $          --  $    (402,337) $      (6,734) $   1,731,327
                                                         ==============  =============  =============  =============  =============

   The accompanying notes are an integral part of these financial statements.

                      CRESCENT REAL ESTATE EQUITIES COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)




                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                       --------------------------------------------
                                                                           2000            1999            1998
                                                                       ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                             $    248,122    $     10,959    $    165,600
Adjustments to reconcile net income to
  net cash provided by operating activities:
       Depreciation and amortization                                        133,336         141,940         124,568
       Extraordinary item - extinguishment of debt                            3,928              --              --
       Impairment and other charges related to the
         behavioral healthcare real estate assets                             9,349         103,773              --
       Carrying value in excess of market value of
         asset held for sale                                                     --          16,800              --
       Gain on property sales, net                                         (128,932)             --              --
       Minority interests                                                    51,002           2,384          17,610
       Noncash compensation                                                     114             118             174
       Distributions received in excess of earnings from
         unconsolidated companies:
          Office  properties                                                  1,589           3,757              --
          Temperature-controlled logistics properties                         2,308          25,404          21,910
          Residential development properties                                     --              --          13,723
          Other                                                                  --           1,128              --
       Equity in earnings in excess of distributions received from unconsolidated companies:
          Office  properties                                                     --              --          (3,858)
          Residential development properties                                 (6,878)         (7,808)             --
          Other                                                              (3,763)             --             (45)
       Increase in accounts receivable                                       (4,996)         (4,474)         (2,551)
       Increase in deferred rent receivable                                  (8,504)           (636)        (34,047)
       (Increase) decrease in other assets                                  (19,672)         30,857         (22,612)
       Increase in restricted cash and cash equivalents                     (12,570)         (9,682)         (3,161)
       Increase in accounts payable, accrued
         expenses and other liabilities                                      11,282          21,540          22,186
                                                                       ------------    ------------    ------------
          Net cash provided by operating activities                    $    275,715    $    336,060    $    299,497
                                                                       ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Acquisition of land held for development or sale                $    (22,021)   $       (500)   $   (525,047)
       Proceeds from property sales                                         627,775              --              --
       Development of investment properties                                 (41,938)        (27,781)        (31,875)
       Capital expenditures - rental properties                             (26,559)        (20,254)        (31,339)
       Tenant improvement and leasing costs - rental properties             (68,461)        (58,462)        (68,779)
       Decrease (increase) in restricted cash and cash equivalents            5,941         (31,416)         (2,152)
       Return of investment in unconsolidated companies:
          Office properties                                                  12,359              --              --
          Residential development properties                                 61,641          78,542          73,392
          Other                                                               1,858              --              --
       Investment in unconsolidated companies:
          Office properties                                                      --            (262)         (5,913)
          Residential development properties                                (91,377)        (52,514)        (37,779)
          Temperature-controlled logistics properties                       (17,100)        (40,791)       (141,773)
          Other                                                              (3,947)       (104,805)        (21,944)
       (Increase) decrease in notes receivable                               (9,865)         52,432         (27,298)

                                                                       ------------    ------------    ------------
          Net cash provided by (used in) investing activities          $    428,306    $   (205,811)   $   (820,507)
                                                                       ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Debt financing costs                                            $    (18,628)   $    (16,665)   $     (9,567)
       Settlement of Forward Share Purchase Agreement                            --        (149,384)             --
       Borrowings under Fleet Boston Credit Facility                             --          51,920         672,150
       Payments under Fleet Boston Credit Facility                         (510,000)       (201,920)       (362,150)
       Borrowings under UBS Facility                                      1,017,819              --              --
       Payments under UBS Facility                                         (464,367)             --              --
       Notes payable proceeds                                                    --         929,700         418,100
       Notes payable payments                                              (370,486)       (498,927)       (376,301)
       Capital proceeds - joint venture preferred equity partner            275,000              --              --
       Capital distribution - joint venture preferred equity partner        (72,297)             --              --
       Net proceeds from common share offerings                                  --              --          40,992
       Preferred equity issuance costs                                      (10,006)             --              --
       Capital distributions - joint venture partner                        (10,312)         (3,190)         (2,951)
       Proceeds from exercise of share options                                1,492          32,634             725
       Net proceeds from preferred share offerings                               --              --         416,000
       Treasury share repurchases                                          (281,462)             --              --
       6 3/4% Series A Preferred Share distributions                        (13,500)        (13,500)        (11,700)
       Dividends and unitholder distributions                              (281,234)       (298,283)       (220,618)
                                                                       ------------    ------------    ------------
          Net cash (used in) provided by financing activities          $   (737,981)   $   (167,615)   $    564,680
                                                                       ------------    ------------    ------------



(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                       $    (33,960)   $    (37,366)   $     43,670
CASH AND CASH EQUIVALENTS,
       Beginning of period                                                   72,926         110,292          66,622
                                                                       ------------    ------------    ------------
CASH AND CASH EQUIVALENTS,
       End of period                                                   $     38,966    $     72,926    $    110,292
                                                                       ============    ============    ============


   The accompanying notes are an integral part of these financial statements.

                      CRESCENT REAL ESTATE EQUITIES COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1.   ORGANIZATION AND BASIS OF PRESENTATION:

ORGANIZATION

         Crescent Real Estate Equities Company ("Crescent Equities") operates as a real estate investment trust (a "REIT") for federal income tax purposes, and, together with its subsidiaries, provides management, leasing and development services for some of its properties.

         The term "Company" includes, unless the context otherwise indicates, Crescent Equities, a Texas REIT, and all of its direct and indirect subsidiaries.

         The direct and indirect subsidiaries of Crescent Equities at December 31, 2000 included:

         o    CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
              The "Operating Partnership."

         o    CRESCENT REAL ESTATE EQUITIES, LTD.
              The "General Partner" of the Operating Partnership.

         o NINE LIMITED-PURPOSE LIMITED PARTNERSHIPS AND ONE LIMITED-PURPOSE CORPORATION
              Eight of the limited partnerships were formed for the purpose of obtaining securitized debt and all or substantially all the economic interests in these partnerships are owned directly or indirectly by the Operating Partnership, with the remaining interests, if any, owned indirectly by Crescent Equities. The ninth limited partnership was formed for the purpose of obtaining equity financing through the sale of preferred equity interests, with all of the common equity interests owned directly or indirectly by the Operating Partnership, and all of the preferred equity interest owned by an unrelated third party. The Corporation is a wholly-owned subsidiary of Crescent Equities formed for the purpose of repurchasing and holding common shares of beneficial interest of Crescent Equities.

         Crescent Equities conducts all of its business through the Operating Partnership and its other subsidiaries. The Company is structured to facilitate and maintain the qualification of Crescent Equities as a REIT.

         The following table shows, by subsidiary, the Properties (as defined below) such subsidiaries owned as of December 31, 2000(1):

Operating Partnership:       22 Office Properties and The Park Shops at Houston Center

Crescent Real Estate         The Aberdeen, The Avallon, 125 E. John Carpenter Freeway, The Citadel, The Crescent
Funding I, L.P.:             Atrium, The Crescent Office Towers, Regency Plaza One, Carter Burgess Plaza and
("Funding I")                Waterside Commons

Crescent Real Estate         Albuquerque Plaza, Barton Oaks Plaza One, Briargate Office and Research Center, Hyatt
Funding II, L.P.:            Regency Albuquerque, Hyatt Regency Beaver Creek, Las Colinas Plaza, Liberty Plaza I &
("Funding II")               II, MacArthur Center I & II, Ptarmigan Place, Stanford Corporate Centre, Two
                             Renaissance Square and 12404 Park Central

Crescent Real Estate         Greenway Plaza Office Properties and Renaissance Houston Hotel
Funding III, IV and V, L.P.:
("Funding III, IV and V")(2)

Crescent Real Estate         Canyon Ranch - Lenox
Funding VI, L.P.:
("Funding VI")

Crescent Real Estate         28 Behavioral Healthcare Properties
Funding VII, L.P.:
("Funding VII")

Crescent Real Estate         22 Office Properties and four Resort/Hotel Properties
Funding VIII, L.P.:
("Funding VIII")

Crescent Real Estate         Chancellor Park, Denver Marriott City Center,  MCI Tower, Miami Center,
Funding IX, L.P.:            Reverchon Plaza, 44 Cook Street, 55 Madison and 6225 N. 24th Street
("Funding IX")

----------

(1) As of December 31, 2000, Crescent SH IX, Inc. owned 14,468,623 common shares of beneficial interest in Crescent Equities.

(2) Funding III owns nine of the 10 Office Properties in the Greenway Plaza Office portfolio and the Renaissance Houston Hotel; Funding IV owns the central heated and chilled water plant building located at Greenway Plaza; and Funding V owns Coastal Tower, the remaining Office Property in the Greenway Plaza Office portfolio.

SEGMENTS

         As of December 31, 2000, the Company's assets and operations were composed of four major investment segments:

         o    Office Segment;

         o    Resort/Hotel Segment;

         o    Residential Development Segment; and

         o    Temperature-Controlled Logistics Segment.

         Within these segments, the Company owned directly or indirectly the following real estate assets (the "Properties") as of December 31, 2000:

         o OFFICE SEGMENT consisted of 78 office properties (collectively referred to as the "Office Properties") located in 27 metropolitan submarkets in seven states, with an aggregate of approximately
              28.7 million net rentable square feet and three retail properties with an aggregate of approximately 0.4 million net rentable square feet.

         o RESORT/HOTEL SEGMENT consisted of three luxury resorts and spas with a total of 566 rooms, two destination fitness resorts and spas that can accommodate up to 462 guests daily and four upscale business class hotels with a total of 1,769 rooms (collectively referred to as the "Resort/Hotel Properties").

         o RESIDENTIAL DEVELOPMENT SEGMENT consisted of the Company's ownership of real estate mortgages and non-voting common stock representing interests ranging from 90% to 95% in five unconsolidated residential development corporations (collectively referred to as the "Residential Development Corporations"), which in turn, through joint venture or partnership arrangements, owned 18 residential development properties (collectively referred to as the "Residential Development Properties").

         o TEMPERATURE-CONTROLLED LOGISTICS SEGMENT consisted of the Company's 40% interest in a general partnership (the "Temperature-Controlled Logistics Partnership"), which owns all of the common stock, representing substantially all of the economic interest, of AmeriCold Corporation (the "Temperature-Controlled Logistics Corporation"), a REIT, which, as of December 31, 2000, directly or indirectly owned 88 temperature-controlled logistics properties (collectively referred to as the "Temperature-Controlled Logistics Properties") with an aggregate of approximately 438.9 million cubic feet (17.6 million square feet) of warehouse space.

         o OTHER As of December 31, 2000, the Company owned 28 behavioral healthcare properties in 12 states (collectively referred to as the "Behavioral Healthcare Properties"). Subsequent to December 31, 2000, the Company sold two Behavioral Healthcare Properties. The Company has entered into contracts or letters of intent to sell five additional Behavioral Healthcare Properties and is actively marketing for sale the remaining 21 Behavioral Healthcare Properties.

         For purposes of investor communications, the Company classifies its luxury resorts and spas, destination fitness resorts and spas and Residential Development Properties as a single group referred to as the "Destination Resort and Residential Properties." This group does not contain the four upscale business class hotels. Management groups the Destination Resort and Residential Properties together for promotional purposes based on their similar "destination" characteristics. Additionally, the Company classifies its Temperature-Controlled Logistics Properties and its upscale business class hotels as "Other Investments." However, for purposes of segment reporting as defined in Statement of Financial Accounting Standard ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information" and this Annual Report on Form 10-K, the Resort/Hotel Properties, including the upscale business class hotels, the Residential Development Properties and the Temperature-Controlled Logistics Properties are each considered a separate reportable segment.

         See "Note 4. Segment Reporting" for a table showing total revenues, funds from operations, and equity in net income of unconsolidated companies for each of these investment segments for the years ended December 31, 2000, 1999 and 1998 and identifiable assets for each of these investment segments at December 31, 2000 and 1999.

BASIS OF PRESENTATION

         The accompanying consolidated financial statements of the Company include all direct and indirect subsidiary entities. The equity interests in those direct and indirect subsidiaries the Company does not own are reflected as minority interests. All significant intercompany balances and transactions have been eliminated.

         Certain amounts in prior year financial statements have been reclassified to conform with current year presentation.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NET INVESTMENTS IN REAL ESTATE

         Real estate is carried at cost, net of accumulated depreciation. Betterments, major renovations, and certain costs directly related to the acquisition, improvements and leasing of real estate are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

     Buildings and Improvements                    5 to 40 years
     Tenant Improvements                           Terms of leases
     Furniture, Fixtures and Equipment             3 to 5 years

         An impairment loss is recognized on a property by property basis on Properties classified as held for use, when expected undiscounted cash flows are less than the carrying value of the Property. In cases where the Company does not expect to recover its carrying costs on a Property, the Company reduces its carrying costs to fair value, and for Properties held for disposition, the Company reduces its carrying costs to the fair value less costs to sell. See "Note 18. Dispositions" for a description of impairment losses recognized during 2000 and 1999.

         Depreciation expense is not recognized on Properties once classified as held for disposition.

CONCENTRATION OF REAL ESTATE INVESTMENTS

         The Company's Office Properties are located primarily in the Dallas/Fort Worth and Houston, Texas metropolitan areas. As of December 31, 2000, the Company's Office Properties in Dallas/Fort Worth and Houston represented an aggregate of approximately 77% of its office portfolio based on total net rentable square feet. The Dallas/Fort Worth Office Properties accounted for approximately 40% of that amount and the Houston Office Properties accounted for the remaining 37%. As a result of the geographic concentration, the operations of the Company could be adversely affected by a recession or general economic downturn in the areas where these Properties are located.

CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash and cash equivalents.

RESTRICTED CASH AND CASH EQUIVALENTS

         Restricted cash includes escrows established pursuant to certain mortgage financing arrangements for real estate taxes, insurance, security deposits, ground lease expenditures, capital expenditures and monthly interest carrying costs paid in arrears.

OTHER ASSETS

         Other assets consist principally of leasing costs, deferred financing costs, hedging instruments and marketable securities. Leasing costs are amortized on a straight-line basis during the terms of the respective leases, and unamortized leasing costs are written off upon early termination of lease agreements. Deferred financing costs are amortized on a straight-line basis (which approximates the effective interest method) over the terms of the respective loans. Marketable securities are considered available-for-sale and are marked to market value on a monthly basis. The corresponding unrealized gains and losses are included in accumulated other comprehensive income. When a decline in the fair value of marketable securities is determined to be other than temporary, the cost basis is written down to fair value and the amount of the write-down is included in earnings for the applicable period.

DEFERRED COMPENSATION ON RESTRICTED SHARES

         Deferred compensation on restricted shares relates to the issuance of restricted shares to employees of the Company. Such restricted shares are amortized to expense during the applicable vesting period.

DERIVATIVE FINANCIAL INSTRUMENTS

         The Company does not use derivative financing instruments for trading purposes, but utilizes them to manage exposure to variable-rate debt. The Company accounts for its derivative instruments under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which was adopted in the third quarter of 1999.

         Under SFAS No. 133, the Company's derivatives are considered cash flow hedges which are used to mitigate the variability of cash flows. On a monthly basis, the cash flow hedge is marked to fair value through comprehensive income and the cash flow hedge's gain or loss is reported in earnings when the interest on the underlying debt affects earnings. Any ineffective portion of the hedges is reported in earnings immediately.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying values of cash and cash equivalents and short-term investments are reasonable estimates of their fair values because of the short maturities of these instruments. The fair value of notes receivable, which approximates carrying value, is estimated based on year-end interest rates for receivables of comparable maturity. Notes payable and borrowings under the Company's prior line of credit with Fleet Boston Financial ("Fleet Boston Credit Facility") and the Company's line of credit (the "UBS Facility") have aggregate carrying values which approximate their estimated fair values based upon the current interest rates for debt with similar terms and remaining maturities, without considering the adequacy of the underlying collateral. Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2000 and 1999.

REVENUE RECOGNITION

         OFFICE PROPERTIES The Company, as a lessor, has retained substantially all of the risks and benefits of ownership of the Office Properties and accounts for its leases as operating leases. Income on leases, which includes scheduled increases in rental rates during the lease term and/or abated rent payments for various periods following the tenant's lease commencement date, is recognized on a straight-line basis. Deferred rent receivable represents the excess of rental revenue recognized on a straight-line basis over cash received pursuant to the applicable lease provisions.

         RESORT/HOTEL PROPERTIES Because of the Company's status as a REIT for federal income tax purposes, it does not operate the Resort/Hotel Properties. The Company has leased all of the Resort/Hotel Properties, except the Omni Austin Hotel, to subsidiaries of Crescent Operating, Inc. ("COPI") pursuant to eight separate leases. The Omni Austin Hotel has been leased under a separate lease to HCD Austin Corporation. The leases provide for the payment by the lessee of the Resort/Hotel Property of (i) base rent, with periodic rent increases if applicable, (ii) percentage rent based on a percentage of gross receipts or gross room revenues, as applicable, above a specified amount, and
(iii) a percentage of gross food and beverage revenues above a specified amount for certain Resort/Hotel Properties. Base rental income under these leases is recognized on a straight-line basis over the terms of the respective leases. In December 1999, the SEC staff released Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition," which prohibits contingent revenue from being accrued until the thresholds upon which it is based have been met. In accordance with SAB No. 101, percentage rental income was not recognized during the year 2000 until the thresholds upon which it is based had been met. This change did not have a material impact on the Company's interim or annual financial statements.

         BEHAVIORAL HEALTHCARE PROPERTIES The Company recognizes revenue received for the Behavioral Healthcare Properties on a cash basis.

INCOME TAXES

         The ongoing operations of the Properties generally will not be subject to federal income taxes as long as the Company maintains its REIT status. A REIT will generally not be subject to federal income taxation on that portion of its income that qualifies as REIT taxable income to the extent that it distributes such taxable income to its shareholders and complies with certain requirements (including distribution of at least 95% (90% beginning in 2001) of its REIT taxable income). As a REIT, the Company is allowed to reduce REIT taxable income by all or a portion of its distributions to shareholders. Because distributions have exceeded REIT taxable income, no federal income tax provision (benefit) has been reflected in the accompanying consolidated financial statements. State income taxes are not significant.

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

EARNINGS PER SHARE

         SFAS No.128 "Earnings Per Share" ("EPS") specifies the computation, presentation and disclosure requirements for earnings per share. Basic EPS excludes all dilution while Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.

                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------------------------------
                                                             2000                                    1999
                                             ----------------------------------       --------------------------------
                                                           Wtd. Avg.  Per Share                    Wtd. Avg. Per Share
                                              Income        Shares     Amount           Loss        Shares    Amount
                                             ---------     ---------  ---------       --------     --------- ---------
BASIC EPS -
Net income available
   to common shareholders
   before extraordinary item                 $ 252,050      113,524                   $ 10,959      122,876
6 3/4% Series A Preferred
   Share distributions                         (13,500)                                (13,500)
Share repurchase agreement return               (2,906)                                   (583)
Forward share purchase
   agreement return                                 --                                  (4,317)
                                             ---------      -------    ------         --------      -------   -------
Net income (loss) available to common
   shareholders before extraordinary
   item                                      $ 235,644      113,524    $ 2.08         $ (7,441)     122,876   $ (0.06)
Extraordinary item -
   extinguishment of debt                       (3,928)                 (0.03)              --                     --
                                             ---------      -------    ------         --------      -------   -------
Net income (loss) available to
   common shareholders                       $ 231,716      113,524    $ 2.05         $ (7,441)     122,876   $ (0.06)
                                             =========      =======    ======         ========      =======   =======

DILUTED EPS -
Net income (loss) available to common
   shareholders before extraordinary
   item                                      $ 235,644      113,524                   $ (7,441)     122,876
Effect of dilutive securities:
   Assumed conversion of
     Series B preferred shares                      --           --                         --           --
   Additional common shares
     obligation relating to:
     Share and unit options                         --        1,197                         --        1,674
     Equity swap agreement                          --           --                         --           --
     Forward share purchase
       agreement                                    --           --                         --          263
                                             ---------      -------    ------         --------      -------   -------
Net income (loss) available to common
   shareholders before extraordinary         $ 235,644      114,721    $ 2.05         $ (7,441)     124,813   $ (0.06)
   item
Extraordinary item--
   extinguishment of debt                       (3,928)                 (0.03)              --                     --
                                             ---------      -------    ------         --------      -------   -------

Net income (loss) available to
   common shareholders                       $ 231,716      114,721    $ 2.02         $ (7,441)     124,813   $ (0.06)
                                             =========      =======    ======         ========      =======   =======
                                              FOR THE YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                                            1998
                                            -----------------------------------
                                                          Wtd. Avg.   Per Share
                                              Income       Shares       Amount
                                            ---------     ---------   ---------
BASIC EPS -
Net income available
   to common shareholders
   before extraordinary item                $ 165,600      119,443
6 3/4% Series A Preferred
   Share distributions                        (11,700)
Share repurchase agreement return                  --
Forward share purchase
   agreement return                            (3,316)
                                            ---------      -------      ------
Net income (loss) available to common
   shareholders before extraordinary
   item                                     $ 150,584      119,443      $ 1.26
Extraordinary item -
   extinguishment of debt                          --                       --
                                            ---------      -------      ------
Net income (loss) available to
   common shareholders                      $ 150,584      119,443      $ 1.26
                                            =========      =======      ======

DILUTED EPS -
Net income (loss) available to common
   shareholders before extraordinary
   item                                     $ 150,584      119,443
Effect of dilutive securities:
   Assumed conversion of
     Series B preferred shares                     --        3,478
   Additional common shares
     obligation relating to:
     Share and unit options                        --        3,903
     Equity swap agreement                         --          183
     Forward share purchase
       agreement                                3,316          395
                                            ---------      -------      ------
Net income (loss) available to common
   shareholders before extraordinary        $ 153,900      127,402      $ 1.21
   item
Extraordinary item--
   extinguishment of debt                          --                       --
                                            ---------      -------      ------

Net income (loss) available to
   common shareholders                      $ 153,900      127,402      $ 1.21
                                            =========      =======      ======

         The effect of the conversion of the Series A Convertible Cumulative Preferred Shares is not included in the computation of Diluted EPS for the years ended December 31, 2000, 1999 and 1998, since the effect of their conversion is antidilutive.

SUPPLEMENTAL DISCLOSURE TO STATEMENTS OF CASH FLOWS

                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                 ---------------------------------------------------------
                                                                     2000                   1999                  1998
                                                                 ------------           ------------          ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid on debt ........................................   $    202,478           $    188,475          $    145,603
Additional interest paid in conjunction with cash flow
   hedges ....................................................          1,042                    344                    --
                                                                 ------------           ------------          ------------
Total Interest Paid ..........................................   $    203,520           $    188,819          $    145,603
                                                                 ============           ============          ============


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES:
Conversion of Operating Partnership units to common
   shares with resulting reduction in minority interest
   and increases in common shares and additional
   paid-in capital ...........................................  $         609           $      1,939          $      4,849
Issuance of Operating Partnership units in conjunction
    with settlement of an obligation .........................          2,125                  1,786                19,972
Common share obligation in conjunction with an
    investment ...............................................             --                     --                21,000
Mortgage note assumed in conjunction with property
   acquisitions ..............................................             --                     --                46,934
Debt incurred in conjunction with the termination of
    equity swap agreement ....................................             --                     --               184,299
Acquisition of partnership interests .........................             --                  3,774                    --
Unrealized gain (loss) on available-for-sale securities ......         (7,584)                17,216                (5,037)
Forward Share Purchase Agreement Return ......................             --                  4,317                 3,316
Share Repurchase Agreement Return ............................          2,906                    583                    --
Impairment and other charges related to the
     behavioral healthcare assets ............................          9,349                162,038                    --
Carrying value in excess of market value of asset held
     for sale ................................................             --                 16,800                    --
Adjustment of cash flow hedge to fair value ..................        (11,609)                   280                    --
Equity investment in a tenant in exchange
      for office space/other investment ventures .............          4,485                     --                    --
Impairment related to investments in unconsolidated
     companies ...............................................          8,525                     --                    --

3.  PROPERTIES HELD FOR DISPOSITION:

OFFICE SEGMENT

         In pursuit of management's objective to dispose of non-strategic and non-core assets, at December 31, 2000, the Company was actively marketing for sale or joint venture its interest in three Office Properties, which are included in the Net Investment in Real Estate of $3,126,110. The Property being actively marketed for sale is Washington Harbour located in Washington, D.C. The Properties being actively marketed for joint venture are Four Westlake Park located in Houston, Texas and Bank One Tower located in Austin, Texas. The carrying value of these Properties at December 31, 2000 was approximately $270,863.

         The following table summarizes the condensed results of operations for the year ended December 31, 2000, 1999 and 1998 for the Office Properties held for disposition or joint venture. Depreciation expense has not been recognized since the dates on which these Properties were classified as held for sale or joint venture.

                                                         FOR THE YEAR
                                                        ENDED DECEMBER 31,
                                                 -------------------------------
                                                  2000        1999        1998
                                                 -------     -------     -------
Revenue                                          $42,652     $39,613     $29,238
Operating Expenses                                15,463      14,213       9,887
                                                 -------     -------     -------
Net Operating Income                             $27,189     $25,400     $19,351(1)
                                                 =======     =======     =======

----------

(1) Washington Harbour and Four Westlake Park were acquired during 1998. Net operating income is included for the periods which the Company owned these Properties.

BEHAVIORAL HEALTHCARE PROPERTIES

         As of December 31, 2000, the Company owned 28 Behavioral Healthcare Properties, all of which were classified as held for disposition. The carrying value of the Behavioral Healthcare Properties at December 31, 2000 was approximately $68,450. During the year ended December 31, 2000, the Company recognized an impairment loss of approximately $9,349 on the Behavioral Healthcare Properties held for disposition. This amount represents the difference between the carrying values and the estimated sales prices less costs of the sales for 13 of the 28 Behavioral Healthcare Properties. Depreciation expense has not been recognized since the dates the Behavioral Healthcare Properties were classified as held for sale.

         Subsequent to December 31, 2000, the Company sold two Behavioral Healthcare Properties. See "Note 21. Subsequent Events." The Company also has entered into contracts or letters of intent to sell five additional Behavioral Healthcare Properties and is actively marketing for sale the remaining 21 Behavioral Healthcare Properties.

4.   SEGMENT REPORTING

         The Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" beginning with the year ended December 31, 1998. The Company currently has four major investment segments: the Office segment; the Resort/Hotel segment; the Residential Development segment; and the Temperature-Controlled Logistics segment. Management organizes the segments within the Company based on property type for making operating decisions and assessing performance. Investment segments for SFAS No. 131 are determined on the same basis.

         As of December 31, 2000, the Company owned 28 Behavioral Healthcare Properties in 12 states, which were previously considered a separate reportable segment. At December 31, 2000, the Company's investment in the Behavioral Healthcare Properties represented approximately 2% of its total assets and approximately 2% of its consolidated rental revenues. Therefore, the Behavioral Healthcare Properties will no longer be considered a separate segment.

         The Company uses funds from operations ("FFO") as the measure of segment profit or loss. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), effective January 1, 2000, and as used in this document, means:

         o Net Income (Loss) - determined in accordance with generally accepted accounting principles ("GAAP");

              o excluding gains (or losses) from sales of depreciable operating property;

              o    excluding extraordinary items (as defined by GAAP);

              o    plus depreciation and amortization of real estate assets; and

              o after adjustments for unconsolidated partnerships and joint ventures.

         NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Effective January 1, 2000, NAREIT clarified the definition of FFO to include non-recurring events, except for (i) those that are defined as "extraordinary items" under GAAP and
(ii) gains or losses from sales of depreciable operating property. The Company has adopted the revised definition of FFO effective as of January 1, 2000. Under the prior definition of FFO, for the year ended December 31, 1999, FFO was approximately $355,777, which excluded $15,000 paid in connection with the settlement and release of all claims between the Company and Station Casinos, Inc. ("Station") arising out of the agreement and plan of merger between the Company and Station. Because this settlement is not considered an "extraordinary item" under GAAP, FFO for the year ended December 31, 1999 would have been approximately $340,777, which would have included the $15,000 settlement payment, if the revised definition of FFO had been in effect. For the year ended December 31, 1998, FFO was approximately $360,148, which excluded $18,435 in costs associated with unsuccessful acquisitions. Since these costs were not "extraordinary items" under GAAP, FFO for the year ended December 31, 1998 would have been approximately $341,713, which would have included the $18,435 in unsuccessful acquisition costs, if the revised definition of FFO had been in effect. The Company considers FFO an appropriate measure of performance for an equity REIT, and for its investment segments. However, the Company's measure of FFO may not be comparable to similarly titled measures of other REITs because these REITs may apply the definition of FFO in a different manner than the Company.

         Selected financial information related to each segment for the years ended December 31, 2000, 1999 and 1998 is presented below.

                                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                                                -----------------------------------------
                                                                                   2000           1999           1998
                                                                                -----------    -----------    -----------
REVENUES:
    Office Segment                                                              $   606,040    $   614,493    $   563,005
    Resort/Hotel Segment                                                             72,114         65,237         53,355
    Residential Development Segment                                                      --             --             --
    Temperature-Controlled Logistics Segment                                             --             --             --
    Corporate and Other(1)                                                           40,251         66,549         81,983
                                                                                -----------    -----------    -----------
TOTAL REVENUE                                                                   $   718,405    $   746,279    $   698,343
                                                                                ===========    ===========    ===========

FUNDS FROM OPERATIONS:
    Office Segment                                                              $   361,574    $   367,830    $   325,442
    Resort/Hotel Segment                                                             71,446         64,079         52,375
    Residential Development Segment                                                  78,600         74,597         58,892
    Temperature-Controlled Logistics Segment                                         33,563         37,439         28,626
    Corporate and other adjustments:
      Interest expense                                                             (203,197)      (192,033)      (152,214)
      6 3/4% Series A Preferred Share distributions                                 (13,500)       (13,500)       (11,700)
      Other(1)                                                                       22,484         33,639         74,991
      Corporate general & administrative                                            (24,073)       (16,274)       (16,264)
                                                                                -----------    -----------    -----------
    TOTAL FUNDS FROM OPERATIONS - OLD DEFINITION                                $   326,897    $   355,777    $   360,148

      Settlement of merger dispute                                                       --        (15,000)            --
      Write-off of costs associated with unsuccessful
      acquisitions                                                                       --             --        (18,435)
                                                                                -----------    -----------    -----------
    TOTAL FUNDS FROM OPERATIONS - NEW DEFINITION                                $   326,897    $   340,777    $   341,713

ADJUSTMENTS TO RECONCILE FUNDS FROM OPERATIONS
    TO NET INCOME:
    Depreciation and amortization of real estate assets                            (119,999)      (128,403)      (115,678)
    Gain on rental property sales, net                                              128,355        (16,361)            --
    Impairment and other charges related to the behavioral healthcare assets         (9,349)      (136,435)            --
    Extraordinary item - extinguishment of debt                                      (3,928)            --             --
    Adjustment for investments in real estate mortgages
      and equity of unconsolidated companies:
        Office Properties                                                            (4,973)        (6,110)        (2,530)
        Residential Development Properties                                          (25,130)       (31,725)       (25,379)
        Temperature-Controlled Logistics Properties                                 (26,131)       (22,400)       (28,115)
        Other                                                                            --           (611)            --
    Unitholder minority interests                                                   (31,120)        (1,273)       (16,111)
    6 3/4% Series A Preferred Share distributions                                    13,500         13,500         11,700
                                                                                -----------    -----------    -----------
NET INCOME                                                                      $   248,122    $    10,959    $   165,600
                                                                                ===========    ===========    ===========

EQUITY IN NET INCOME OF UNCONSOLIDATED
    COMPANIES:
      Office Properties                                                         $     3,164    $     5,265    $     4,159
      Resort/Hotel Properties                                                            --             --             --
      Residential Development Properties                                             53,470         42,871         33,517
      Temperature-Controlled Logistics Properties                                     7,432         15,039            512
      Other                                                                          11,645          5,122          1,129
                                                                                -----------    -----------    -----------
TOTAL EQUITY IN NET INCOME OF
    UNCONSOLIDATED COMPANIES                                                    $    75,711    $    68,297    $    39,317
                                                                                ===========    ===========    ===========

                                                                                 BALANCE AT DECEMBER 31,
                                                                                --------------------------
                                                                                   2000           1999
                                                                                -----------    -----------
IDENTIFIABLE ASSETS:
    Office Segment                                                              $ 3,019,450    $ 3,257,429
    Resort/Hotel Segment                                                            474,655        502,816
    Residential Development Segment                                                 305,187        279,197
    Temperature-Controlled Logistics Segment                                        308,035        293,243
    Other(1)                                                                        424,442        617,876
                                                                                -----------    -----------
TOTAL IDENTIFIABLE ASSETS                                                       $ 4,531,769    $ 4,950,561
                                                                                ===========    ===========

----------

(1) For purposes of this Note, the Behavioral Healthcare Properties' financial information has been included in this line item.

         At December 31, 2000, COPI was the Company's largest lessee in terms of total revenues. COPI was the lessee of eight of the Resort/Hotel Properties for the year ended December 31, 2000. Total revenues received from COPI for the year ended December 31, 2000 were approximately 9% of the Company's total revenues.

         See "Note 5. Investments in Real Estate Mortgages and Equity of Unconsolidated Companies - Temperature-Controlled Logistics Properties" for a description of the sole lessee of the Temperature-Controlled Logistics Properties.

     5.    INVESTMENTS IN REAL ESTATE MORTGAGES AND EQUITY OF UNCONSOLIDATED
COMPANIES:

        The following is a summary of the Company's ownership in significant unconsolidated companies or equity investments:

                                                                                            COMPANY'S OWNERSHIP
                    ENTITY                                 CLASSIFICATION               AS OF DECEMBER 31, 2000(1)
----------------------------------------------- ------------------------------------- --------------------------------
Desert Mountain Development Corporation         Residential Development Corporation               95%(2)
The Woodlands Land Company, Inc.                Residential Development Corporation               95%(2)
Crescent Development Management Corp.           Residential Development Corporation               90%(2)
Mira Vista Development Corp.                    Residential Development Corporation               94%(2)
Houston Area Development Corp.                  Residential Development Corporation               94%(2)
Temperature-Controlled Logistics Partnership      Temperature-Controlled Logistics                  40%
The Woodlands Commercial                            Office (office/venture tech
    Properties Company, L.P.                                 portfolio)                            42.5%
Main Street Partners, L.P.                           Office (office property -
                                                          Bank One Center)                          50%
DBL Holdings, Inc.                                             Other                               97.4%
Metropolitan Partners, LLC                                     Other                                (3)
CRL Investments, Inc.                                          Other                                95%
CRL License, LLC                                               Other                               28.5%

--------------------

(1) Investments in which the Company does not have a controlling interest are accounted for under the equity method.

(2) See "Item 2. Properties" and the Residential Development Properties Table included in that section for the Residential Development Corporation's ownership interest in the Residential Development Properties.

(3) The Company's $85,000 preferred member interest in Metropolitan Partners, LLC ("Metropolitan") at December 31, 2000, would equate to an approximately 20% equity interest. The investment has a cash flow preference of 7.5% until May 19, 2001 and may be redeemed by Metropolitan on or before May 19, 2001 for $85,000, plus an amount sufficient to provide a 9.5% internal rate of return to the Company. If Metropolitan does not redeem the preferred interest by May 19, 2001, the Company may convert the interest either into
     (i) a common equity interest in Metropolitan or (ii) shares of common stock of Reckson Associates Realty Corporation at a conversion price of $24.61.

TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES

         AmeriCold Logistics, LLC ("AmeriCold Logistics"), as sole lessee of the Temperature-Controlled Logistics Properties, leases the Temperature-Controlled Logistics Properties from the Temperature-Controlled Logistics Corporation under six triple-net master leases. Each of the leases has an initial term of 15 years, subject to two, five-year renewal options and provides for the payment of base rent and percentage rent based on revenue AmeriCold Logistics receives from its customers. AmeriCold Logistics is also required to pay for all costs arising from the operation, maintenance and repair of the properties as well as property capital expenditures in excess of $5,000 annually. In addition, the leases permit AmeriCold Logistics to defer a portion of the rent for the Temperature-Controlled Logistics Properties for up to three years beginning on March 12, 1999, to the extent that available cash, as defined in the leases, is insufficient to pay such rent.

         The leases provide for total lease payments (including the effect of straight-lining rents), of $164,464 and $133,100 for the year ended December 31, 2000 and the period from March 12, 1999 to December 31, 1999, of which AmeriCold Logistics deferred $19,000 and $5,400, for the respective periods. As of December 31, 2000, the following table shows the deferred rent and the valuation allowance, and the Company's share of each.

                                           DEFERRED RENT                   VALUATION ALLOWANCE
                                  -------------------------------   -------------------------------
                                                     COMPANY'S                          COMPANY'S
                                      TOTAL           PORTION           TOTAL            PORTION
                                  --------------   --------------   --------------   --------------
For the year ended December 31,
2000                              $       19,000   $        7,500   $       16,300   $        6,500
1999                                       5,400            2,100               --               --
                                  --------------   --------------   --------------   --------------

Balance at December 31, 2000      $       24,400   $        9,600   $       16,300   $        6,500
                                  ==============   ==============   ==============   ==============

         On February 22, 2001, the Temperature-Controlled Logistics Corporation and AmeriCold Logistics agreed to restructure certain financial terms of the leases, including the adjustment of the rental obligation for 2001 to $146,000, the adjustment of the rental obligation for 2002 to $150,000 (plus contingent rent in certain circumstances), the increase of the Temperature-Controlled Logistics Corporation's share of capital expenditures for the maintenance of the properties from $5,000 to $9,500 (effective January 1, 2000) and the extension of the date on which deferred rent is required to be paid from March 11, 2002 to December 31, 2003.

OFFICE PROPERTIES

         During the year ended December 31, 2000, the Woodlands Commercial Properties Company, L.P. sold four office/venture tech properties located within The Woodlands. See "Note 18. Dispositions."

OTHER

         During the year ended December 31, 2000, the Company recognized an impairment loss of $8,525, which is included in Gain on Property Sales, Net, on a real estate investment fund that holds marketable securities, in which the Company has an interest.

         The Company reports its share of income and losses based on its ownership interest in its respective equity investments. The following summarized information for all unconsolidated companies is presented on an aggregate basis and classified under the captions "Residential Development Corporations," "Temperature-Controlled Logistics," "Office" and "Other," as applicable, as of December 31, 2000, 1999 and 1998.

BALANCE SHEETS:

                                                            BALANCE AT DECEMBER 31, 2000
                                         -----------------------------------------------------------
                                          RESIDENTIAL    TEMPERATURE-
                                          DEVELOPMENT     CONTROLLED
                                         CORPORATIONS     LOGISTICS        OFFICE          OTHER
                                         ------------   ------------    ------------    ------------
Real estate, net                         $    798,312   $  1,303,810    $    394,724
Cash                                           59,639         19,606          34,599
Other assets                                  196,547         82,883          34,897
                                         ------------   ------------    ------------
     Total assets                        $  1,054,498   $  1,406,299    $    464,220
                                         ============   ============    ============

Notes payable                            $    255,356   $    561,321    $    251,785
Notes payable to the Company                  189,932         11,333              --
Other liabilities                             388,980         78,042          46,054
Equity                                        220,230        755,603         166,381
                                         ------------   ------------    ------------
      Total liabilities and equity       $  1,054,498   $  1,406,299    $    464,220
                                         ============   ============    ============

Company's share of unconsolidated debt   $    103,100   $    224,528    $    118,485
                                         ============   ============    ============

Company's investments in real estate
  mortgages and equity of uncon-
  solidated companies                    $    305,187   $    308,035    $     98,308    $    133,787
                                         ============   ============    ============    ============

SUMMARY STATEMENTS OF OPERATIONS:

                                                        FOR THE YEAR ENDED DECEMBER 31, 2000
                                         -----------------------------------------------------------
                                          RESIDENTIAL    TEMPERATURE-
                                          DEVELOPMENT     CONTROLLED
                                         CORPORATIONS     LOGISTICS        OFFICE          OTHER
                                         ------------   ------------    ------------    ------------
Total revenues                           $    544,792   $    154,341    $     89,841
Expenses:
   Operating expense                          402,577         21,982(1)       34,261
   Interest expense                             7,223         46,637          25,359
   Depreciation and amortization               16,311         57,848          20,673
   Taxes                                       33,214          7,311              --
   Other (income) expense                          --         (2,886)             --
                                         ------------   ------------    ------------
Total expenses                           $    459,325   $    130,892    $     80,293
                                         ------------   ------------    ------------

Net income                               $     85,467   $     23,449(1) $      9,548
                                         ============   ============    ============


Company's equity in net income
  of unconsolidated companies            $     53,470   $      7,432    $      3,164    $     11,645
                                         ============   ============    ============    ============

----------

(1) Inclusive of the preferred return paid to Vornado Realty Trust (1% per annum of the Total Combined Assets).

BALANCE SHEETS:

                                                                DECEMBER 31, 1999
                                         -------------------------------------------------------------------
                                           RESIDENTIAL     TEMPERATURE-
                                           DEVELOPMENT      CONTROLLED
                                          CORPORATIONS      LOGISTICS           OFFICE             OTHER
                                         --------------   --------------    --------------    --------------
Real estate, net                         $      692,033   $    1,335,326    $      433,632
Cash                                             30,184            8,295            24,223
Other assets                                    193,712          187,695            40,067
                                         --------------   --------------    --------------
     Total assets                        $      915,929   $    1,531,316    $      497,922
                                         ==============   ==============    ==============

Notes payable                            $      321,655   $      594,398    $      296,858
Notes payable to the Company                    148,990           11,333                --
Other liabilities                               228,657          168,777            24,467
Equity                                          216,627          756,808           176,597
                                         --------------   --------------    --------------
      Total liabilities and equity       $      915,929   $    1,531,316    $      497,922
                                         ==============   ==============    ==============


Company's share of unconsolidated debt   $      160,169   $      235,382    $      137,779
                                         ==============   ==============    ==============

Company's investments in real estate
  mortgages and equity of uncon-
  solidated companies                    $      279,197   $      293,243    $      100,131    $      139,923
                                         ==============   ==============    ==============    ==============


SUMMARY STATEMENTS OF OPERATIONS:

                                                         FOR THE YEAR ENDED DECEMBER 31, 1999
                                         -------------------------------------------------------------------
                                           RESIDENTIAL     TEMPERATURE-
                                           DEVELOPMENT      CONTROLLED
                                          CORPORATIONS      LOGISTICS           OFFICE             OTHER
                                         --------------   --------------    --------------    --------------
Total revenues                           $      502,583   $      264,266      $       78,534
Expenses:
   Operating expense                            394,858          127,516(1)           27,008
   Interest expense                               4,920           47,273              19,321
   Depreciation and amortization                 14,295           54,574              19,273
   Taxes                                         22,549           (6,084)                 --
                                         --------------   --------------      --------------
Total expenses                           $      436,622   $      223,279      $       65,602
                                         --------------   --------------      --------------

Net income                               $       65,961   $       40,987(1)   $       12,932
                                         ==============   ==============      ==============


Company's equity in net income
  of unconsolidated companies            $       42,871   $       15,039      $        5,265    $        5,122
                                         ==============   ==============      ==============    ==============

----------

(1) Inclusive of the preferred return paid to Vornado Realty Trust (1% per annum of the Total Combined Assets).

SUMMARY STATEMENTS OF OPERATIONS:

                                                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                   ------------------------------------------------------------------
                                      RESIDENTIAL     TEMPERATURE-
                                     DEVELOPMENT       CONTROLLED
                                    CORPORATIONS       LOGISTICS         OFFICE            OTHER
                                   --------------   --------------   --------------    --------------
Total revenues                     $      372,378   $      567,845   $       69,326
Expenses:
   Operating expense                      283,138          448,972(1)        28,259
   Interest expense                         4,231           45,701           17,962
   Depreciation and amortization            8,572           59,363           13,959
   Taxes                                   21,227            4,548               --
                                   --------------   --------------   --------------
Total expenses                     $      317,168   $      558,584   $       60,180
                                   --------------   --------------   --------------

Net income                         $       55,210   $        9,261(1) $       9,146
                                   ==============   ==============    ==============

Company's equity in net income
  of unconsolidated companies      $       33,517   $          512   $        4,159    $        1,129
                                   ==============   ==============   ==============    ==============

----------

(1) Inclusive of the preferred return paid to Vornado Realty Trust (1% per annum of the Total Combined Assets).

6.       OTHER ASSETS, NET:

         Other Assets, Net consist of the following:

                                                       BALANCE AT DECEMBER 31,
                                                      -------------------------
                                                         2000           1999
                                                      ----------     ----------
Leasing costs                                         $  123,036     $   99,232
Deferred financing costs                                  48,645         41,564
Escrow deposits                                              401            550
Prepaid expenses                                           3,690          2,759
Marketable securities                                     50,321         40,944
Hedging instruments                                      (11,587)           280
Other                                                     23,564         21,268
                                                      ----------     ----------
                                                      $  238,070     $  206,597
Less - Accumulated amortization                          (77,644)       (60,466)
                                                      ----------     ----------
                                                      $  160,426     $  146,131
                                                      ==========     ==========

7.    NOTES PAYABLE AND BORROWINGS UNDER UBS FACILITY:

The following is a summary of the Company's debt financing at December 31, 2000 and 1999:

                                                                                                      BALANCE AT DECEMBER 31,
                                                                                                      -----------------------
SECURED DEBT                                                                                             2000         1999
                                                                                                      ----------   ----------
  UBS Term Loan II,(1) secured by the Funding VIII Properties and the Washington Harbour Office
  Properties (see description of UBS Facility below) ..............................................   $  326,677   $       --

  Fleet Boston Financial ("Fleet Boston") (formerly BankBoston) Term Note I due
  October 30, 2001, bears interest at the Eurodollar rate plus 325 basis points of the Base Rate (as defined in the Term Note Agreement) plus 100 basis points
  (at December 31, 1999, the rate was 9.38% based on the Eurodollar rate) with a three-year interest-only term, secured by Greenway I and IA, Four Westlake
  Park, Washington Harbour, Bank One Tower, Frost Bank Plaza, Central Park
  Plaza, 3333 Lee Parkway, The Addison and Reverchon Plaza Office Properties
  with a combined book value of $416,852 at December 31, 1999 .....................................           --      320,000

  AEGON Note(2) due July 1, 2009, bears interest at 7.53% with monthly principal and interest payments based on a 25-year amortization schedule, secured by the
  Funding III, IV and V Properties with a combined book value of $249,222 .........................      274,320      278,392

  LaSalle Note I(3) bears interest at 7.83% with an initial seven-year interest-only term (through August 2002), followed by principal amortization based on a 25-year amortization schedule through maturity in August 2027, secured by the Funding I Properties with a combined book
  value of $282,792 ...............................................................................      239,000      239,000

  Fleet Boston Term Note II(4) due August 31, 2003, bears interest at the 30-day
  LIBOR rate plus 400 basis points (at December 31, 2000, the interest rate was
  10.63%) with a four-year interest-only term, secured by equity interests in
  Funding I and II with a combined book value of $200,000 .........................................      200,000      200,000

  JP Morgan Mortgage Note(5) due October 1, 2016, bears interest at a fixed rate of 8.31% with a two-year interest-only term (through October 2001), followed by principal amortization based on a 15-year amortization schedule through maturity in October 2016, secured by the Houston Center mixed-use Office
  Property complex with a combined book value of $241,616 .........................................      200,000      200,000

  LaSalle Note II(6) bears interest at 7.79% with an initial seven-year interest-only term (through March 2003), followed by principal amortization based on a 25-year amortization schedule through maturity in March 2028,
  secured by the Funding II Properties with a combined book value of $303,228 .....................      161,000      161,000

  UBS Term Loan I,(1) secured by the Funding VIII Properties and the Washington Harbour Office
  Properties (see description of UBS Facility below) ..............................................      146,775           --

  SFT Whole Loans, Inc. Note due September 30, 2001, bears interest at 30-day LIBOR plus 1.75% (at December 31, 2000, the rate was 8.57%) with an interest-only term, secured
  by the Fountain Place Office Property with a book value of $112,332 .............................       97,123       97,123

  UBS Line of Credit,(1) secured by the Funding VIII Properties and the Washington Harbour
  Properties  (see description of UBS Facility below) .............................................       80,000           --

  CIGNA Note due December 2002, bears interest at 7.47% with an interest-only term, secured by the MCI Tower Office Property and Denver Marriott City Center
  Resort/Hotel Property with a combined book value of $93,555 .....................................       63,500       63,500

                                                                                                        BALANCE AT DECEMBER 31,
                                                                                                       -----------------------
SECURED DEBT (CONTINUED)                                                                                  2000         1999
                                                                                                       ----------   ----------
  Metropolitan Life Note II due December 2002, bears interest at 6.93% with monthly principal and interest payments based on a 25-year amortization schedule, secured by the Energy Centre Office
  Property with a book value of $56,731 at December 31, 1999 .......................................   $       --   $   43,623

  Metropolitan Life Note V due December 2005, bears interest at 8.49% with monthly principal and interest payments based on a 25-year amortization
  schedule, secured by the Datran Center Office Properties with a combined book value of $68,879 ...       39,219       39,700

  Northwestern Life Note due January 2003, bears interest at 7.66% with an interest-only term,
  secured by the 301 Congress Avenue Office Property with a book value of $43,819 ..................       26,000       26,000

  Metropolitan Life Note I due September 2001, bears interest at 8.88% with monthly principal and interest payments based on a 20-year amortization
  schedule, secured by five of The Woodlands Office Properties with a book value of $12,464 ........        9,263       11,388

  Nomura Funding VI Note(7) bears interest at 10.07% with monthly principal and interest payments based on a 25-year amortization schedule through maturity in
  July 2020, secured by the Funding VI Property with a book value of $32,659 .......................        8,330        8,480

  Rigney Promissory Note due November 2012, bears interest at 8.50% with quarterly principal and interest payments based on a 15-year amortization
  schedule, secured by a parcel of land with a book value of $16,894 ...............................          688          723

UNSECURED DEBT

  Line of Credit with Fleet Boston ("Fleet Boston Credit Facility")(8) .............................           --      510,000

  2007 Notes(9) bear interest at a fixed rate of 7.50% with a ten-year interest-only term, due
  September 2007 ...................................................................................      250,000      250,000

  2002 Notes(9) bear interest at a fixed rate of 7.00% with a five-year interest-only term, due
  September 2002 ...................................................................................      150,000      150,000
                                                                                                       ----------   ----------

       Total Notes Payable .........................................................................   $2,271,895   $2,598,929
                                                                                                       ==========   ==========


----------

(1) The UBS Facility was entered into effective January 31, 2000 and amended on May 10, 2000 and May 18, 2000. As amended, the UBS Facility consists of three tranches: the UBS Line of Credit, the UBS Term Loan I and the UBS Term Loan II. For a further description of the UBS Facility, see "UBS Facility" below.

(2) The outstanding principal balance of this note at maturity will be approximately $224,100.

(3) In August 2007, the interest rate will increase, and the Company is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Company's intention to repay the note in full at such time (August 2007) by making a final payment of approximately $220,500.

(4) This loan is secured by partnership interests in two pools of assets that also secure the LaSalle Note I and the LaSalle Note II.

(5) At the end of seven years (October 2006), the interest rate will adjust based on current interest rates at that time. It is the Company's intention to repay the note in full at such time (October 2006) by making a final payment of approximately $177,800.

(6) In March 2006, the interest rate will increase, and the Company is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Company's intention to repay the note in full at such time (March 2006) by making a final payment of approximately $154,100.

(7) The Company has the option to defease the note by purchasing Treasury obligations in an amount sufficient to pay the note without penalty. In July 2010, the interest rate due under the note will change to a 10-year Treasury yield plus 500 basis points or, if the Company so elects, it may repay the note without penalty at that date.

(8) At December 31, 1999, the Company's borrowing capacity under the Fleet Boston Credit Facility was $560,000, of which $510,000 was outstanding. The interest rate on advances under the Fleet Boston Credit Facility was the Eurodollar plus 137 basis points. For the year ended December 31, 1999, the weighted average interest rate was 6.84%. The Fleet Boston Credit Facility was unsecured and was scheduled to expire in June 2000. It was repaid and retired with proceeds received from the UBS Facility.

(9)      The notes were issued in an offering registered with the SEC.

         Below are the aggregate principal amounts due as of December 31, 2000 under the UBS Facility and other indebtedness of the Company by year. Scheduled principal installments and amounts due at maturity are included.

                SECURED       UNSECURED         TOTAL
               ----------     ----------     ----------
2001           $  112,091     $       --     $  112,091
2002               73,913        150,000        223,913
2003              467,835             --        467,835
2004              343,534             --        343,534
2005               53,863             --         53,863
Thereafter        820,659        250,000      1,070,659
               ----------     ----------     ----------
               $1,871,895     $  400,000     $2,271,895
               ==========     ==========     ==========

UBS FACILITY

        On February 4, 2000, the Company repaid and retired the Fleet Boston Credit Facility and the Fleet Boston Term Note I primarily with the proceeds of the UBS Facility. The UBS Facility is a secured, variable-rate facility that is currently funded by a syndicate of 23 banks and institutions led by UBS AG ("UBS") and Fleet Boston. The borrowing capacity under the UBS Facility is currently limited to $720,848. The UBS Facility was entered into effective January 31, 2000 and amended on May 10, 2000 and May 18, 2000, and, as amended, consists of three tranches: the UBS Line of Credit, a three-year $300,000 revolving line of credit (currently limited to $247,396 of borrowing capacity); the UBS Term Loan I, a $146,775 three-year term loan; and the UBS Term Loan II, a $326,677 four-year term loan. Borrowings under the UBS Line of Credit, the UBS Term Loan I and the UBS Term Loan II at December 31, 2000, were approximately $80,000, $146,775 and $326,677, respectively. The UBS Line of Credit and the UBS Term Loan I bear interest at LIBOR plus 250 basis points. The UBS Term Loan II bears interest at LIBOR plus 275 basis points. As of December 31, 2000, the interest rate on the UBS Line of Credit and UBS Term Loan I was 9.20%, and the interest rate on the UBS Term Loan II was 9.46%. The weighted average interest rate on the UBS Line of Credit for the year ended December 31, 2000 was 8.91%. During the year ended December 31, 2000, the Company sold six Office Properties securing the UBS Facility. The net proceeds of the sale of these Properties were used to repay amounts outstanding under the UBS Facility. As of December 31, 2000, the UBS Facility was secured by 25 Office Properties and four Resort/Hotel Properties with a combined book value of $1,042,207. The UBS Facility requires the Company to maintain compliance with a number of customary financial and other covenants on an ongoing basis, including leverage ratios based on allocated property values and debt service coverage ratios, and, with respect solely to Funding VIII, limitations on additional secured and total indebtedness, distributions, additional investments and the incurrence of additional liens. The Company was in compliance with all covenants related to the UBS Facility for the December 31, 2000 reporting period.

        In connection with the retirement of the Fleet Boston Credit Facility and the Fleet Boston Term Note I, the Company wrote off $3,928 of deferred financing costs, which are included in Extraordinary Item - Extinguishment of Debt.

8.   CASH FLOW HEDGES

         The Company does not use derivative financial instruments for trading purposes, but utilizes them to manage exposure to variable-rate debt. The Company accounts for its derivative instruments under SFAS No. 133, which was adopted in the third quarter of 1999.

         The Company has entered into three cash flow hedge agreements, all of which are designated as cash flow hedges of LIBOR-based interest payments, made by the Company during each month, that repriced closest to two London Banking Days prior to the designated reset dates of each hedge agreement. The Company uses the cumulative approach, as described in Derivatives Implementation Group ("DIG") Issue E8, to assess effectiveness of the cash flow hedges. The DIG is a task force designed to assist the FASB in answering questions that companies have resulting from implementation of SFAS No. 133. The measurement of hedge ineffectiveness will be based on the cumulative dollar offset method. Under this method, the Company will compare the changes in the floating rate leg of each cash flow hedge to the floating rate cash flows of the hedged items. All of the cash flow hedges are expected to be highly effective. Changes in the fair value of these highly effective hedging instruments are to be recorded in comprehensive income. The effective portion that has been deferred in comprehensive income will be reclassified to earnings when the hedged items impact earnings. If any of the cash flow hedges fall outside 80%-125% effectiveness, all changes in the fair value of those cash flow hedges will be recognized in earnings during the current period.

         On September 1, 1999, the Company entered into a four-year cash flow hedge agreement with Salomon Brothers Holding Company, Inc. ("Salomon") for a notional amount of $200,000. The Company designates the agreement as a cash flow hedge of the LIBOR-based interest payments, made by the Company during each month, that repriced closest to two London Banking Days prior to the first of September, December, March and June through September 1, 2003 that, in the aggregate for each period, are payments on $200,000 principal of its then existing LIBOR indexed floating rate loans. The cash flow hedge can be matched against $200,000 of the designated pool of variable-rate LIBOR indexed debt principal. During the year ended December 31, 2000, the cash flow hedge agreement with Salomon resulted in a reduction of approximately $604 of interest expense. As of December 31, 2000, the fair value of the cash flow hedge was approximately ($2,184).

         Effective February 4, 2000, the Company entered into a three-year cash flow hedge agreement with Fleet Boston, for a notional amount of $200,000. The Company designates the agreement as a cash flow hedge of the LIBOR-based interest payments, made by the Company during each month, that repriced closest to two London Banking Days prior to the third of every month through February 3, 2003 that, in the aggregate for each month, are payments on $200,000 principal of its then existing LIBOR indexed floating rate loans. The cash flow hedge can be matched against $200,000 of the designated pool of variable-rate LIBOR indexed debt principal. During the year ended December 31, 2000, the cash flow hedge agreement with Fleet Boston resulted in approximately $1,246 of additional interest expense. As of December 31, 2000, the fair value of the cash flow hedge was approximately ($5,893).

         Effective April 18, 2000, the Company entered into a four-year cash flow hedge agreement with Fleet Boston, for a notional amount of $100,000. The Company designates the agreement as a cash flow hedge of the LIBOR-based interest payments, made by the Company during each month, that repriced closest to two London Banking Days prior to the 18th of every month through April 18, 2004 that, in the aggregate for each month, are payments on $100,000 principal of its then existing LIBOR indexed floating rate loans. The cash flow hedge can be matched against $100,000 of the designated pool of variable-rate LIBOR indexed debt principal. Fleet Boston has an option to terminate the agreement at the end of the third year of the agreement. Since Fleet Boston has the option to terminate the cash flow hedge early, any changes in the time value of the cash flow hedge will be recorded through earnings. During the year ended December 31, 2000, the cash flow hedge agreement with Fleet Boston resulted in approximately $400 of additional interest expense. As of December 31, 2000, the fair value of the cash flow hedge was approximately ($3,510).

9.       RENTALS UNDER OPERATING LEASES:

       The Company receives rental income from the leasing of Office Property and Resort/Hotel Property space under operating leases. For noncancelable operating leases for Properties owned as of December 31, 2000, future minimum rentals (base rents) during the next five years and thereafter (excluding tenant reimbursements of operating expenses for Office Properties) are as follows:

                                      OFFICE        RESORT/HOTEL       COMBINED
                                    PROPERTIES       PROPERTIES       PROPERTIES
                                    ----------      ------------      ----------
2001                                $  438,421       $   40,398       $  478,819
2002                                   389,454           41,498          430,952
2003                                   326,752           41,698          368,450
2004                                   247,055           42,655          289,710
2005                                   184,955           36,460          221,415
Thereafter                             505,681           50,145          555,826
                                    ----------       ----------       ----------
                                    $2,092,318       $  252,854       $2,345,172
                                    ==========       ==========       ==========

         Generally, the Office Property leases also require that each tenant reimburses the Company for increases in operating expenses above operating expenses during the base year of the tenant's lease. These amounts totaled $91,735, $92,865, and $78,708 for the years ended December 31, 2000, 1999 and
1998, respectively. These increases are generally payable in equal installments throughout the year, based on estimated increases, with any differences adjusted at year end based upon actual expenses.

         The Company recognized percentage rental income from the Resort/Hotel Properties of approximately $24,622, $19,648, and $13,848 for the years ended December 31, 2000, 1999 and 1998, respectively.

         See "Note 2. Summary of Significant Accounting Policies," for further discussion of revenue recognition, and "Note 4. Segment Reporting," for further discussion of significant tenants.

10.  COMMITMENTS AND CONTINGENCIES:

LEASE COMMITMENTS

         The Company has 13 Properties located on land that is subject to long-term ground leases which expire between 2015 and 2080. The Company also leases parking spaces in a parking garage adjacent to one of its Properties pursuant to a lease expiring in 2021. Lease expense associated with these leases during each of the three years ended December 31, 2000, 1999, and 1998 was $2,869, $2,642, and $2,482, respectively. Future minimum lease payments due under such leases as of December 31, 2000, are as follows:

                        LEASES
                      COMMITMENTS
                      -----------
2001                   $  2,003
2002                      1,930
2003                      1,936
2004                      1,940
2005                      1,946
Thereafter               88,846
                       --------
                       $ 98,601
                       ========

CONTINGENCIES

ENVIRONMENTAL MATTERS

         All of the Properties have been subjected to Phase I environmental assessments, and some Properties have been subjected to Phase II soil and ground water sampling as part of the Phase I assessments. Such assessments have not revealed, nor is management aware of, any environmental liabilities that management believes would have a material adverse effect on the financial position or results of operations of the Company.

11.      STOCK AND UNIT BASED COMPENSATION PLANS:

STOCK OPTION PLANS

         The Company has two stock incentive plans, the 1995 Stock Incentive Plan (the "1995 Plan") and the 1994 Stock Incentive Plan (the "1994 Plan"). The maximum number of options and/or restricted shares that the Company may grant under the 1995 Plan is 2,850,000 shares. The maximum aggregate number of shares available for grant under the 1995 Plan increases automatically on January 1 of each year by an amount equal to 8.5% of the increase in the number of common shares and units outstanding since January 1 of the preceding year, subject to certain adjustment provisions. As of January 1, 2000, the number of shares the Company may grant under the 1995 Plan is 9,650,505. Under the 1995 Plan, the Company had granted, net of forfeitures, options and restricted shares of 8,788,960 and 23,718 respectively, through December 31, 2000. Due to the approval of the 1995 Plan, additional options and restricted shares will no longer be granted under the 1994 Plan. Under the 1994 Plan, the Company had granted, net of forfeitures, 2,509,800 options and no restricted shares. Under both Plans, options are granted at a price not less than the market value of the shares on the date of grant and expire ten years from the date of grant. The options that have been granted under the 1995 Plan vest over five years, with the exception of 500,000 options that vest over two years, 250,000 options that vest over three and a half years and 60,000 options that vest six months from the initial date of grant. The options that have been granted under the 1994 Plan vest over periods ranging from one to five years.

         A summary of the status of the Company's 1994 and 1995 Plans as of December 31, 2000, 1999 and 1998 and changes during the years then ended is presented in the table below:

                               STOCK OPTIONS PLANS

                                                        2000                          1999                         1998
                                             --------------------------    --------------------------   ---------------------------
                                             OPTIONS TO      WTD. AVG.     OPTIONS TO      WTD. AVG.    OPTIONS TO       WTD. AVG.
                                               ACQUIRE       EXERCISE       ACQUIRE        EXERCISE       ACQUIRE         EXERCISE
                                               SHARES          PRICE         SHARES          PRICE        SHARES           PRICE
                                             ----------      ----------    ----------      ----------   -----------      ----------
Outstanding as of January 1,                      6,661      $       21         6,967      $       21         4,943      $       16
Granted                                           1,665              20         3,489              16         2,728              32
Exercised                                          (209)             15        (2,900)             13           (52)             18
Forfeited                                          (151)             20          (895)             30          (652)             29
Expired                                              --              --            --              --            --              --
                                             ----------      ----------    ----------      ----------    ----------      ----------
Outstanding/Wtd. Avg. as of December 31,          7,966      $       21         6,661      $       21         6,967      $       21
                                             ----------      ----------    ----------      ----------    ----------      ----------
Exercisable/Wtd. Avg. as of December 31,          2,630      $       23         1,721      $       24         3,727      $       15

         The following table summarizes information about the options outstanding and exercisable at December 31, 2000:

                                          OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
                        ----------------------------------------------------- -------------------------------
                                            WTD. AVG. YEARS
                            NUMBER             REMAINING                         NUMBER
   RANGE OF               OUTSTANDING          BEFORE             WTD. AVG.     EXERCISABLE      WTD. AVG.
EXERCISE PRICES           AT 12/31/00         EXPIRATION       EXERCISE PRICE  AT 12/31/00     EXERCISE PRICE
----------------        ----------------   ------------------  -------------- ---------------  --------------
$11 to 18                         4,437      8.2 years                 $ 16            1,170          $ 16
$19 to 27                         1,863      8.7                         22              439            22
$28 to 39                         1,666      7.2                         32            1,021            32
                        ---------------    -----------          -----------   --------------   -----------
$11 to 39                         7,966      8.1 years                 $ 21            2,630          $ 23
                        ===============    ===========          ===========   ==============   ===========

UNIT PLANS

         The Operating Partnership has two unit incentive plans, the 1995 Unit Incentive Plan (the "1995 Unit Plan") and the 1996 Unit Incentive Plan (the "1996 Unit Plan"). The 1995 Unit Plan is designed to reward persons who are not trust managers, officers or 10% shareholders of the Company. An aggregate of 100,000 common shares are reserved for issuance upon the exchange of 50,000 units available for issuance to employees and advisors under the 1995 Unit Plan. As of December 31, 2000, an aggregate of 7,012 units had been distributed under the 1995 Unit Plan. The 1995 Unit Plan does not provide for the grant of options. There was no activity in the 1995 Unit Plan in 2000, 1999 or 1998. The 1996 Unit Plan provides for the grant of options to acquire up to 2,000,000 units. Through December 31, 2000, the Operating Partnership had granted, net of forfeitures, options to acquire 1,778,571 units. Forfeited options are available for grant. The unit options granted under the 1996 Unit Plan were priced at fair market value on the date of grant, generally vest over seven years, and expire ten years from the date of grant. Pursuant to the terms of the unit options granted under the 1996 Unit Plan, because the fair market value of the Company's common shares equaled or exceeded $25 for each of ten consecutive trading days, the vesting of an aggregate of 500,000 units was accelerated and such units became immediately exercisable in 1996. In addition, 100,000 unit options vest 50% after three years and 50% after five years. Under the 1996 Unit Plan, each unit that may be purchased is exchangeable, as a result of shareholder approval in June 1997, for two common shares.

         A summary of the status of the Company's 1996 Unit Plan as of December 31, 2000, 1999 and 1998, and changes during the years then ended is presented in the table below (assumes each unit is exchanged for two common shares):

                         1996 UNIT INCENTIVE OPTION PLAN

                                                      2000                          1999                          1998
                                          ---------------------------   ----------------------------  -----------------------------
                                             SHARES        WTD. AVG.      SHARES         WTD. AVG.      SHARES          WTD. AVG.
                                           UNDERLYING      EXERCISE     UNDERLYING       EXERCISE      UNDERLYING       EXERCISE
                                          UNIT OPTIONS      PRICE       UNIT OPTIONS       PRICE      UNIT OPTIONS        PRICE
                                          ------------   ------------   ------------    ------------  ------------     ------------
Outstanding as of January 1,                     2,414   $         17          4,000    $         18         4,000     $         18
Granted                                             --             --            200              16            --               --
Exercised                                           --             --         (1,143)             18            --               --
Forfeited                                           --             --           (643)             18            --               --
Expired                                             --             --             --              --            --               --
                                          ------------   ------------   ------------    ------------  ------------     ------------
Outstanding/Wtd. Avg. as of December 31,         2,414   $         17          2,414    $         17         4,000     $         18
                                          ------------   ------------   ------------    ------------  ------------     ------------
Exercisable/Wtd. Avg. as of December 31,         1,571   $         18          1,143    $         18         1,857     $         18

STOCK OPTION AND UNIT PLANS

       The Company applies APB No. 25 in accounting for options granted pursuant to the 1995 Plan, the 1994 Plan and the 1996 Unit Plan (collectively, the "Plans"). Accordingly, no compensation cost has been recognized for the Plans. Had compensation cost for the Plans been determined based on the fair value at the grant dates for awards under the Plans, consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                      ---------------------------------------------------------------------------------------------
                                                 2000                             1999                              1998
                                      ---------------------------     ----------------------------      ---------------------------
                                      AS REPORTED      PRO FORMA      AS REPORTED       PRO FORMA       AS REPORTED      PRO FORMA
                                      -----------     -----------     -----------      -----------      -----------     -----------
Basic EPS:
  Net Income (Loss) available to
    common shareholders               $   231,716     $   226,112     $    (7,441)     $   (12,998)     $   150,584     $   145,155
Diluted EPS:
  Net Income (Loss) available to
    common shareholders                   231,716         226,112          (7,441)         (12,998)         153,900         143,431
Basic Earnings (Loss) per Share              2.05            1.99           (0.06)           (0.11)            1.26            1.21
Diluted Earnings (Loss) per Share            2.02            1.97           (0.06)           (0.11)            1.21            1.17

       At December 31, 2000, 1999 and 1998, the weighted average fair value of options granted was $2.46, $2.80, and $5.01, respectively. The fair value of each option is estimated at the date of grant using the Black-Scholes option-pricing model using the following expected weighted average assumptions in the calculation.

                                       2000          1999          1998
                                    -----------   -----------   -----------
Life of options                      10 years      10 years      10 years
Risk-free interest rates                  8.0%          8.0%          7.0%
Dividend yields                          10.0%         12.0%          7.0%
Stock price volatility                   26.0%         27.0%         26.1%

12.  SALE OF PREFERRED EQUITY INTERESTS IN SUBSIDIARY:

         During the year ended December 31, 2000, the Company formed Funding IX and contributed seven Office Properties and two Resort/Hotel Properties to Funding IX. The Company owns 100% of the voting interests in Funding IX, 0.1% in the form of a general partner interest and 99.9% in the form of a limited partner interest.

         As of December 31, 2000, the Company had sold $275,000 of non-voting, redeemable preferred Class A Units in Funding IX to GMAC Commercial Mortgage Corporation ("GMACCM") and received net proceeds of $265,063. The Class A Units receive a preferred variable-rate dividend currently calculated at 30-day LIBOR plus 450 basis points, or approximately 11.12% per annum as of December 31, 2000, and are redeemable at the option of the Company at the original purchase price.

         As of December 31, 2000, $265,061 of the net proceeds from the sale of the Class A Units had been used to repurchase 13,755,423 of the Company's outstanding common shares. See "Note 13. Shareholders' Equity - Share Repurchase Program."

         The Company generally will use the proceeds from any joint venture or sale of a Property held by Funding IX to redeem the Class A Units. On November 3, 2000, the Company completed the sale of the Four Seasons Hotel - Houston for a sales price of approximately $105,000, and net proceeds of approximately $85,300. The Company used approximately $56,600 of the net proceeds to redeem Class A Units in Funding IX, through which the Company owned the Property, from GMACCM. The Company used approximately $16,000 of the remaining net proceeds to repurchase 713,200 of the Company's outstanding common shares and intends to use the remaining net proceeds to repurchase additional common shares. The repurchased common shares are consolidated as treasury shares in accordance with GAAP. However, these shares will be held in a wholly-owned subsidiary of the Company until the Class A Units are redeemed. Distributions will continue to be paid on the repurchased common shares and will be used to pay dividends on the Class A Units.

13.    SHAREHOLDERS' EQUITY:

FORWARD SHARE PURCHASE AGREEMENT

         On June 30, 1999, the Company settled the forward share purchase agreement (the "Forward Share Purchase Agreement") with affiliates of the predecessor of UBS. As settlement of the Forward Share Purchase Agreement, the Company made a cash payment of approximately $149,000 to UBS in exchange for the return by UBS to the Company of 7,299,760 common shares.

         The number of common shares returned to the Company is equal to the 4,700,000 common shares originally issued to UBS plus 2,599,760 common shares subsequently issued by the Company, because of a decline in its stock price. The additional shares were issued as collateral for the Company's obligation to purchase 4,700,000 common shares from UBS by August 12, 1999. The settlement price was calculated based on the gross proceeds the Company received from the original issuance of 4,700,000 common shares to UBS, plus a forward accretion component equal to 90-day LIBOR plus 75 basis points, minus an adjustment for the Company's distributions paid to UBS. The forward accretion component represented a guaranteed rate of return to UBS.

SHARE REPURCHASE PROGRAM

         On November 5, 1999, the Company's Board of Trust Managers authorized the repurchase of a portion of the Company's outstanding common shares from time to time in the open market or through privately negotiated transactions (the "Share Repurchase Program"), in an amount not to exceed $500,000.

         The Company expects the Share Repurchase Program to be funded through a combination of asset sales and financing arrangements, which, in some cases, may be secured by the repurchased shares. The amount of shares that the Company actually will purchase will be determined from time to time, in its reasonable judgment, based on market conditions and the availability of funds, among other factors. There can be no assurance that any number of shares actually will be purchased within any particular time period.

         The Company commenced its Share Repurchase Program in March 2000. During the year ended December 31, 2000, the Company repurchased 8,700,030 common shares in the open market at an average price of $20.77 per common share for an aggregate of approximately $180,723.

         In addition, during the year ended December 31, 2000, the Company purchased 5,809,180 of the Company's common shares at an average price of $17.62 per common share for an aggregate of approximately $102,333, fulfilling its obligation under the "Share Repurchase Agreement" with UBS. This amount includes 20,301 common shares purchased outside of the Share Repurchase Program in connection with a management incentive plan. See "Share Repurchase Agreement" below for a description of the agreement.

         The purchase of 13,775,709 of the common shares (20,286 of which have been retired) was financed primarily with the proceeds of the sale of Class A Units in Funding IX. See "Note 12. Sale of Preferred Equity Interests in Subsidiary." The purchase of 713,200 of the common shares was funded with proceeds from the sale of the Four Seasons Hotel - Houston on November 3, 2000. The 14,488,909 common shares were purchased at an average price of $19.51 per common share for an aggregate of approximately $282,699.

SHARE REPURCHASE AGREEMENT

         On November 19, 1999, the Company entered into an agreement with UBS to purchase a portion of its common shares from UBS. As of December 31, 1999, the Company was obligated to purchase 4,789,580 common shares, or approximately $84,100 of the Company's common shares. The agreement was amended on January 4, 2000, increasing the number of common shares the Company was obligated to purchase from UBS by January 4, 2001 to 5,809,180 common shares, or approximately $102,000 of the Company's common shares (as amended, the "Share Repurchase Agreement"). The price the Company was obligated to pay for the common shares was calculated based on the average cost of the common shares purchased by UBS in connection with the Share Repurchase Agreement plus a return to UBS of 30-day LIBOR plus 250 basis points, minus an adjustment for the Company's distributions during the term of the Share Repurchase Agreement. The guaranteed rate of return to UBS under the agreement is equal to 30-day LIBOR plus 250 basis points.

         The Company had the option to settle the Share Repurchase Agreement in cash or common shares. During the year ended December 31, 2000, the Company purchased the 5,809,180 common shares from UBS at an average cost of $17.62 per common share for an aggregate of approximately $102,333 under the Share Repurchase Agreement with UBS. The Company has no further obligation under the Share Repurchase Agreement. The purchases were funded primarily through the sale of Class A Units in Funding IX. See "Note 12. Sale of Preferred Equity Interests in Subsidiary."

DISTRIBUTIONS

Common Shares

         The distributions to common shareholders and unitholders paid during the year ended December 31, 2000, were $298,547, or $2.20 per common share and equivalent unit.

         As of December 31, 2000, the Company was holding 14,468,623 of its common shares. The distribution amounts above include $17,313 of distributions for the year ended December 31, 2000, which were paid for common shares held by the Company, which are eliminated in consolidation.

         The distributions to common shareholders and unitholders paid during the year ended December 31, 1999, were $298,125, or $2.20 per common share and equivalent unit.

         Following is the income tax status of distributions paid on common shares and equivalent units during the years ended December 31, 2000 and 1999 to common shareholders:

                                2000          1999
                              ----------   -----------
Ordinary dividend                 51.5%         50.1%
Capital gain                       6.4%          2.0%
Return of capital                 35.9%         47.9%
Unrecaptured Section 1250 gain     6.2%          0.0%

Preferred Shares

       The distributions to preferred shareholders during the year ended December 31, 2000, were $13,500, or $1.6875 per preferred share.

       The distributions to preferred shareholders during the year ended December 31, 1999, were $13,500, or $1.6875 per preferred share.

         Following is the income tax status of distributions paid during the years ended December 31, 2000 and 1999 to preferred shareholders:

                                 2000         1999
                              -----------   ----------
Ordinary dividend                  83.7%        96.4%
Capital gain                        8.2%         3.6%
Unrecaptured Section 1250 gain      8.1%         0.0%

14.   SETTLEMENT OF MERGER DISPUTE:

STATION CASINOS, INC.

         As of April 14, 1999, the Company and Station entered into a settlement agreement for the mutual settlement and release of all claims between the Company and Station arising out of the agreement and plan of merger between the Company and Station, which the Company terminated in August 1998. As part of the settlement agreement, the Company paid $15,000 to Station on April 22, 1999.

15.      MINORITY INTEREST:

         Minority interest represents (i) the limited partner interests owned by limited partners in the Operating Partnership ("units"), and (ii) joint venture and preferred equity interests held by third parties in other consolidated subsidiaries. Each unit may be exchanged for either two common shares or, at the election of the Company, cash equal to the fair market value of two common shares at the time of the exchange. When a unitholder exchanges a unit, Crescent Equities' percentage interest in the Operating Partnership increases. During the year ended December 31, 2000, there were 43,562 units exchanged for 87,124 common shares of Crescent Equities.

16.      RELATED PARTY INVESTMENT:

         As of December 31, 2000, the Company, upon the approval of the independent members of its Board of Trust Managers, had contributed approximately $23,800 to DBL Holdings, Inc. ("DBL"). The total contribution was made through a combination of loans and equity investments. The Operating Partnership has a 97.4% non-voting interest in DBL.

         The contribution was used by DBL to make an equity contribution to DBL-ABC, Inc., a wholly-owned subsidiary, which was originally committed to purchase $25,000 of limited partnership interests in G2 Opportunity Fund, LP ("G2"), representing a limited partnership interest of approximately 12.5%. DBL-ABC, Inc. is no longer committed to contribute the remaining balance of $1,200, as a result of the expiration of uncalled capital commitments which expired in December 2000, according to the limited partnership agreement. G2 was formed for the purpose of investing in commercial mortgage backed securities and is managed by an entity that is owned equally by Goff-Moore Strategic Partners, LP ("GMSP") and GMACCM. John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company, and Darla Moore, who is married to Richard Rainwater, Chairman of the Board of Trust Managers of the Company, each own 50% of the entity that ultimately controls GMSP. Mr. Rainwater is a limited partner of GMSP. At December 31, 2000, DBL's primary holdings consisted of the 12.5% investment in G2.

17.    FORMATION AND CAPITALIZATION OF COPI

       In April 1997, the Company established a new Delaware corporation, COPI. All of the outstanding common stock of COPI, valued at $0.99 per share, was distributed, effective June 12, 1997, to those persons who were limited partners of the Operating Partnership or shareholders of the Company on May 30, 1997, in a spin-off.

       COPI was formed to become a lessee and operator of various assets to be acquired by the Company and to perform the "Intercompany Agreement" between COPI and the Company, pursuant to which each has agreed to provide the other with rights to participate in certain transactions. As a result of the formation of COPI and the execution of the Intercompany Agreement, persons who own equity interests in both the Company and COPI have the opportunity to participate in the benefits of both the real estate investments of the Company (including ownership of real estate assets) and the lease of certain of such assets and the ownership of other non-real estate assets by COPI. The certificate of incorporation, as amended and restated, of COPI generally prohibits COPI, for so long as the Intercompany Agreement remains in effect, from engaging in activities or making investments that a REIT could make, unless the Company was first given the opportunity, but elected not to pursue such activities or investments.

       In connection with the formation and capitalization of COPI, the Company provided to COPI approximately $50,000 in the form of cash contributions and loans to be used by COPI to acquire certain assets. The Company also made available to COPI a line of credit to be used by COPI to fulfill certain ongoing obligations associated with these assets. As of December 31, 2000, COPI had $37,676 and $23,523 outstanding under the line of credit and term loans, respectively, with the Company. During 2000, the Company amended the COPI loans to allow for the deferral of principal and interest payments through February 2001. Under the lease agreements for the Resort/Hotel Properties between the Company and COPI, the rent receivable balance at December 31, 2000 was approximately $12,701, of which approximately $5,769 was over 30 days past due. During the first quarter of 2001, the Company allowed COPI to further extend payment of these obligations while exploring a potential transaction between the Company and COPI, regarding the purchase of hotel leases and voting stock of the Residential Development Corporations.

         On December 17, 1999, President Clinton signed into law the REIT Modernization Act which became effective January 1, 2001, and contains a provision that would permit the Company to own and operate certain types of investments that are currently owned by COPI. The Company is continuing discussions with COPI with respect to a restructuring transaction related to certain investments as a result of the REIT Modernization Act. Among other provisions, the new legislation would allow the Company, through its subsidiaries, to own and operate certain

Residential Development Corporations and lease certain Resort/Hotel Properties currently owned and operated or leased by COPI.

18.      DISPOSITIONS:

OFFICE SEGMENT

         During the year ended December 31, 2000, the Company completed the sale of 11 wholly-owned Office Properties. The sale of the 11 Office Properties generated approximately $268,233 of net proceeds. The proceeds were used primarily to pay down variable-rate debt. The Company recognized a net gain, which is included in Gain on Property Sales, Net, of approximately $35,841 related to the sale of the 11 Office Properties during the year ended December 31, 2000. During the year ended December 31, 1999, the Company recognized an impairment loss of approximately $16,800 on one of the 11 Office Properties sold during the year ended December 31, 2000. The Company also recognized a loss of approximately $5,000, which is included in Gain on Property Sales, Net, during the year ended December 31, 2000 on one of the 11 Office Properties sold. The losses represented the differences between the carrying values of the Office Properties and the sales prices less costs of the sales.

         The following table summarizes the condensed results of operations for the years ended December 31, 2000, 1999 and 1998 for the Office Properties sold during 2000.

                                                     FOR THE YEAR
                                                   ENDED DECEMBER 31,
                                     -------------------------------------------
                                        2000              1999           1998
                                     ----------        ----------     ----------
Revenue                              $   13,692        $   46,607     $   45,513
Operating Expenses                        5,774            21,063         19,152
                                     ----------        ----------     ----------
Net Operating Income                 $    7,918(1)     $   25,544     $   26,361
                                     ==========        ==========     ==========

-----------

(1) Net operating income for 2000 only includes the periods for which the disposition Properties were held during the year.

RESORT/HOTEL SEGMENT

         On November 3, 2000, the Company completed the sale of the Four Seasons Hotel - Houston for a sales price of approximately $105,000. The Company used approximately $19,700 of the proceeds to buy out the Property lease with COPI and the asset management contract, and for other transaction costs. The sale generated net proceeds of approximately $85,300. The Company also used approximately $56,600 of the net proceeds to redeem Class A Units in Funding IX, through which the Company owned the Property, from GMACCM. See "Note 12. Sale of Preferred Equity Interests in Subsidiary" for a description of the ownership structure of Funding IX. The sale generated a net gain, which is included in Gain on Property Sales, Net, of approximately $28,715. The Company's net operating income for the years ended December 31, 2000, 1999 and 1998 for the Four Seasons Hotel - Houston was $7,591, $9,237 and $8,048, respectively. Net operating income for 2000 only includes the periods for which this Property was held during the year.

BEHAVIORAL HEALTHCARE PROPERTIES

         During the year ended December 31, 2000, the Company completed the sale of 60 Behavioral Healthcare Properties previously classified as held for disposition. The sales generated approximately $233,700 in net proceeds and a net gain of approximately $58,583 for the year ended December 31, 2000. During the year ended December 31, 2000, the Company recognized an impairment loss of $9,349 on the Behavioral Healthcare Properties held for disposition. This amount represents the difference between the carrying values and the estimated sales prices less costs of the sales for 13 of the 28 Behavioral Healthcare Properties. The net proceeds from the sale of the 60 Behavioral Healthcare Properties sold during the year ended December 31, 2000 were used primarily to pay down variable-rate debt.

OTHER

         The Woodlands Commercial Properties Company, L.P., owned by the Company and Morgan Stanley Real Estate Fund II, L.P., completed the sale of its retail portfolio, consisting of the Company's four retail properties located in The Woodlands, on January 5, 2000. The sale generated approximately $42,700 of net proceeds, of which the Company's portion was approximately $32,000. The sale generated a net gain of approximately $6,500, of which the Company's portion was approximately $4,900. The proceeds to the Company were used primarily to pay down variable-rate debt. The net operating income for the years ended December 31, 2000, 1999 and 1998 for the four retail properties was $15, $3,792, and $3,474, respectively. Net operating income for 2000 only includes the periods for which these properties were held during the year.

         During the year ended December 31, 2000, the Woodlands Commercial Properties Company, L.P. also sold four office/venture tech properties located within The Woodlands. The sale generated net proceeds of approximately $51,800, of which the Company's portion was approximately $22,000. The sale generated a net gain of approximately $11,800, of which the Company's portion was approximately $5,000. The proceeds were used primarily for working capital purposes.

19.      CBHS:

         As of December 31, 1999, the Company owned 88 Behavioral Healthcare Properties, all of which were leased by the Company to Charter Behavioral Health Systems ("CBHS") under a master lease. CBHS was formed to operate the behavioral healthcare business located at the Behavioral Healthcare Properties and was owned 10% by a subsidiary of Magellan Health Services, Inc., and, until December 2000, 90% by COPI and an affiliate of COPI. In December 2000, that 90% interest was transferred to The Rockwood Financial Group, Inc., which is wholly-owned by an executive officer of COPI. As of December 31, 1999, all of the Behavioral Healthcare Properties were leased by the Company to CBHS under a master lease. On February 16, 2000, CBHS and all of its subsidiaries that were subject to the master lease with the Company filed voluntary Chapter 11 bankruptcy petitions in the United States Bankruptcy Court for the District of Delaware. In connection with the CBHS bankruptcy, the master lease was terminated and CBHS ceased operations at all of the Behavioral Healthcare Properties.

         Payment and treatment of rent for the Behavioral Healthcare Properties was subject to a rent stipulation agreed to by certain of the parties involved in the CBHS bankruptcy proceeding. The Company received approximately $15,367 in rent and interest from CBHS during the year ended December 31, 2000.

         The Company sold 60 Behavioral Healthcare Properties during the year ended December 31, 2000. As of December 31, 2000, the Company owned 28 Behavioral Healthcare Properties. Subsequent to December 31, 2000, the Company sold two Behavioral Healthcare Properties. See "Note 21. Subsequent Events." The Company has entered into contracts or letters of intent to sell five additional Behavioral Healthcare Properties and is actively marketing for sale the remaining 21 Behavioral Healthcare Properties.

20.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

                                                                                            2000
                                                               -------------------------------------------------------------------
                                                                    MARCH 31,     JUNE 30,       SEPTEMBER 30,       DECEMBER 31,
                                                               ---------------  --------------  -----------------  ---------------
Revenues                                                            $ 175,788       $ 175,229          $ 177,147        $ 190,241
Income before minority interests and extraordinary item                62,082          44,737            100,877           95,356
Minority interests                                                     (7,032)         (8,675)           (17,702)         (17,593)
Extraordinary Item                                                     (3,928)             --                 --               --
Net income applicable to common shareholders
   - basic                                                             45,671          31,969             83,175           70,901
   - diluted                                                           45,671          31,969             83,175           70,901
Per share data:
   Basic Earnings Per Common Share
    - Income before extraordinary item                                   0.41            0.28               0.71             0.66
    - Net income                                                         0.38            0.28               0.71             0.66
   Diluted Earnings Per Common Share
    - Income before extraordinary item                                   0.41            0.27               0.70             0.65
    - Net income                                                         0.38            0.27               0.70             0.65

                                                                                             1999
                                                               -------------------------------------------------------------------
                                                                    MARCH 31,     JUNE 30,       SEPTEMBER 30,       DECEMBER 31,
                                                               ---------------  --------------  -----------------  ---------------
Revenues                                                            $ 185,747       $ 192,397          $ 185,525        $ 182,610
Income (loss) before minority interests                                39,660          61,313           (113,316)          25,686
Minority interests                                                     (3,649)         (6,149)            11,034           (3,620)
Net income (loss) applicable to common shareholders
   - basic                                                             30,484          49,624           (105,657)          18,108
   - diluted                                                           30,484          49,624           (105,657)          18,108
Per share data:
   Basic Earnings Per Common Share                                       0.24            0.39              (0.88)            0.19
   Diluted Earnings Per Common Share                                     0.24            0.39              (0.88)            0.19

21.       SUBSEQUENT EVENTS:

BEHAVIORAL HEALTHCARE PROPERTIES

         Subsequent to December 31, 2000, the Company sold two Behavioral Healthcare Properties. The sales generated approximately $6,099 in net proceeds and a net loss of approximately $354.

                                                                    SCHEDULE III

                      CRESCENT REAL ESTATE EQUITIES COMPANY
        CONSOLIDATED REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000
                             (dollars in thousands)


                                                                            Costs
                                                                         Capitalized      Impairment
                                                                        Subsequent to    to Carrying      Gross Amount at Which
                                                    Initial Costs        Acquisition        Value       Carried at Close of Period
                                              ----------------------------------------- --------------- --------------------------
                                                                        Land, Buildings,  Buildings,                Buildings,
                                                                        Improvements,    Improvements,             Improvements,
                                                                          Furniture,      Furniture,                Furniture,
                                                        Buildings and    Fixtures and    Fixtures and              Fixtures and
                       Description              Land     Improvements     Equipment       Equipment       Land      Equipment
------------------------------------------    --------- --------------  --------------- --------------- --------- ---------------
The Citadel, Denver, CO                        $ 1,803        $ 17,259         $ 4,314             $--   $ 1,803        $ 21,573
Las Colinas Plaza, Irving, TX                    2,576           7,125           1,856              --     2,581           8,976
Carter Burgess Plaza, Fort Worth, TX             1,375          66,649          35,726              --     1,375         102,375
The Crescent Office Towers, Dallas, TX           6,723         153,383          80,366              --     6,723         233,749
MacArthur Center I & II, Irving, TX                704          17,247           4,567              --       880          21,638
125. E. John Carpenter Freeway, Irving, TX       2,200          48,744           2,269              --     2,200          51,013
Regency Plaza One, Denver, CO                      950          31,797           2,310              --       950          34,107
The Avallon, Austin, TX                            475          11,207             392              --       475          11,599
Waterside Commons, Irving, TX                    3,650          20,135           2,195              --     3,650          22,330
Two Renaissance Square, Phoenix, AZ                 --          54,412           7,543              --        --          61,955
Liberty Plaza I & II, Dallas, TX                 1,650          15,956             478              --     1,650          16,434
6225 North 24th Street, Phoenix, AZ                719           6,566           3,409              --       719           9,975
Denver Marriott City Center, Denver, CO             --          50,364           4,279              --        --          54,643
MCI Tower, Denver, CO                               --          56,593             753              --        --          57,346
Spectrum Center, Dallas, TX                      2,000          41,096           8,057              --     2,000          49,153
Ptarmigan Place, Denver, CO                      3,145          28,815           5,295              --     3,145          34,110
Stanford Corporate Centre, Dallas, TX               --          16,493           5,701              --        --          22,194
Barton Oaks Plaza One, Austin, TX                  900           8,207           1,539              --       900           9,746
The Aberdeen, Dallas, TX                           850          25,895             322              --       850          26,217
12404 Park Central, Dallas, TX                   1,604          14,504           4,868              --     1,604          19,372
Briargate Office and
   Research Center, Colorado Springs, CO         2,000          18,044           1,024              --     2,000          19,068
Hyatt Regency Beaver Creek, Avon, CO            10,882          40,789          14,675              --    10,882          55,464
Albuquerque Plaza, Albuquerque, NM                  --          36,667           2,013              --        --          38,680
Hyatt Regency Albuquerque, Albuquerque, NM          --          32,241           3,498              --        --          35,739
The Woodlands Office Properties, Houston, TX    12,007          35,865           3,140              --    12,260          38,752
Sonoma Mission Inn & Spa, Sonoma, CA            10,000          44,922          34,054              --    10,000          78,976
Bank One Tower, Austin, TX (2)                 $ 3,879        $ 35,431         $ 2,790             $--   $ 3,879        $ 38,221
Canyon Ranch, Tucson, AZ                        14,500          43,038           5,842              --    17,846          45,534
                                                                                                 Life on Which
                                                                                                Depreciation in
                                                                                                 Latest Income
                                                         Accumulated    Date of     Acquisition  Statement Is
                       Description              Total    Depreciation  Construction     Date        Computed
-------------------------------------------  ---------- -------------  ------------ ----------- ----------------
The Citadel, Denver, CO                       $ 23,376     $ (14,510)     1987         1987           (1)
Las Colinas Plaza, Irving, TX                   11,557        (4,296)     1989         1989           (1)
Carter Burgess Plaza, Fort Worth, TX           103,750       (43,940)     1982         1990           (1)
The Crescent Office Towers, Dallas, TX         240,472      (153,120)     1985         1993           (1)
MacArthur Center I & II, Irving, TX             22,518        (7,366)  1982/1986       1993           (1)
125. E. John Carpenter Freeway, Irving, TX      53,213        (9,057)     1982         1994           (1)
Regency Plaza One, Denver, CO                   35,057        (6,018)     1985         1994           (1)
The Avallon, Austin, TX                         12,074        (1,757)     1986         1994           (1)
Waterside Commons, Irving, TX                   25,980        (4,499)     1986         1994           (1)
Two Renaissance Square, Phoenix, AZ             61,955       (12,186)     1990         1994           (1)
Liberty Plaza I & II, Dallas, TX                18,084        (2,726)  1981/1986       1994           (1)
6225 North 24th Street, Phoenix, AZ             10,694        (2,157)     1981         1995           (1)
Denver Marriott City Center, Denver, CO         54,643       (10,492)     1982         1995           (1)
MCI Tower, Denver, CO                           57,346        (7,943)     1982         1995           (1)
Spectrum Center, Dallas, TX                     51,153        (8,891)     1983         1995           (1)
Ptarmigan Place, Denver, CO                     37,255        (6,376)     1984         1995           (1)
Stanford Corporate Centre, Dallas, TX           22,194        (3,595)     1985         1995           (1)
Barton Oaks Plaza One, Austin, TX               10,646        (1,930)     1986         1995           (1)
The Aberdeen, Dallas, TX                        27,067        (5,301)     1986         1995           (1)
12404 Park Central, Dallas, TX                  20,976        (3,193)     1987         1995           (1)
Briargate Office and
   Research Center, Colorado Springs, CO        21,068        (2,961)     1988         1995           (1)
Hyatt Regency Beaver Creek, Avon, CO            66,346        (7,786)     1989         1995           (1)
Albuquerque Plaza, Albuquerque, NM              38,680        (5,141)     1990         1995           (1)
Hyatt Regency Albuquerque, Albuquerque, NM      35,739        (6,312)     1990         1995           (1)
The Woodlands Office Properties, Houston, TX    51,012       (10,692)  1980-1993       1995           (1)
Sonoma Mission Inn & Spa, Sonoma, CA            88,976        (8,229)     1927         1996           (1)
Bank One Tower, Austin, TX (2)                $ 42,100      $ (3,684)     1974         1996           (1)
Canyon Ranch, Tucson, AZ                        63,380        (4,781)     1980         1996           (1)

                                                                    SCHEDULE III

                                                                            Costs
                                                                         Capitalized      Impairment
                                                                        Subsequent to    to Carrying      Gross Amount at Which
                                                    Initial Costs        Acquisition        Value       Carried at Close of Period
                                              ------------------------  --------------- --------------- --------------------------
                                                                        Land, Buildings,  Buildings,                Buildings,
                                                                        Improvements,    Improvements,             Improvements,
                                                                          Furniture,      Furniture,                Furniture,
                                                        Buildings and    Fixtures and    Fixtures and              Fixtures and
                       Description              Land     Improvements     Equipment       Equipment       Land      Equipment
---------------------------------------------  -------- --------------   -------------- --------------- --------- ---------------
3333 Lee Parkway, Dallas, TX                     1,450          13,177           3,735              --     1,468          16,894
Greenway I & IA, Richardson, TX                  1,701          15,312             458              --     1,701          15,770
Three Westlake Park, Houston, TX                 2,920          26,512           1,315              --     2,920          27,827
Frost Bank Plaza, Austin, TX                        --          36,019           4,828              --        --          40,847
301 Congress Avenue, Austin, TX                  2,000          41,735           6,800              --     2,000          48,535
Chancellor Park, San Diego, CA                   8,028          23,430          (5,502)             --     2,328          23,628
Canyon Ranch, Lenox, MA                          4,200          25,218           8,768              --     4,200          33,986
Greenway Plaza Office Portfolio, Houston, TX    27,204         184,765          85,636              --    27,204         270,401
The Woodlands Office Properties, Houston, TX     2,393           8,523              --              --     2,393           8,523
1800 West Loop South, Houston, TX                4,165          40,857           2,146              --     4,165          43,003
55 Madison, Denver, CO                           1,451          13,253           1,226              --     1,451          14,479
Miami Center, Miami, FL                         13,145         118,763           5,444              --    13,145         124,207
44 Cook, Denver, CO                              1,451          13,253           2,046              --     1,451          15,299
Trammell Crow Center, Dallas, TX                25,029         137,320          12,445              --    25,029         149,765
Greenway II, Richardson, TX                      1,823          16,421           1,144              --     1,823          17,565
Fountain Place, Dallas, TX                      10,364         103,212           8,009              --    10,364         111,221
Behavioral Healthcare Facilities(3)             89,000         301,269        (197,380)       (113,744)   26,776          52,369
Houston Center, Houston, TX                     52,504         224,041           8,268              --    47,406         237,407
Ventana Country Inn, Big Sur, CA                 2,782          26,744           3,293              --     2,782          30,037
5050 Quorum, Dallas, TX                            898           8,243             493              --       898           8,736
Addison Tower, Dallas, TX                          830           7,701             544              --       830           8,245
Cedar Springs Plaza, Dallas, TX                    700           6,549             920              --       700           7,469
Palisades Central I, Dallas, TX                  1,300          11,797           1,310              --     1,300          13,107
Palisades Central II, Dallas, TX                 2,100          19,176           4,676              --     2,100          23,852
Reverchon Plaza, Dallas, TX                      2,850          26,302           1,663              --     2,850          27,965
Stemmons Place, Dallas, TX                          --          37,537           1,927              --        --          39,464
The Addison, Dallas, TX                          1,990          17,998             605              --     1,990          18,603
Sonoma Golf Course, Sonoma, CA                  14,956              --           1,793              --    11,795           4,954
Austin Centre,  Austin, TX                       2,007          48,566           1,785              --     2,007          50,351
Omni Austin Hotel,  Austin, TX                   1,896          44,579           2,783              --     1,896          47,362
Washington Harbor, Washington, D.C.(4)          16,100         146,438           3,040              --    16,100         149,478
Four Westlake Park,  Houston, TX(2)(5)           3,910          79,190             263              --    11,079          72,284
Post Oak Central, Houston, TX                 $ 15,525       $ 139,777         $ 4,428             $--   $15,525       $ 144,205
Datran Center, Miami, FL                            --          71,091           2,689              --        --          73,780
Avallon Phase II,  Austin, TX                    1,102              --          16,768              --     1,188          16,682
Plaza Park Garage                                2,032          14,125             472              --     2,032          14,597
                                                                                                Life on Which
                                                                                               Depreciation in
                                                                                                Latest Income
                                                        Accumulated    Date of     Acquisition  Statement Is
                       Description              Total   Depreciation  Construction     Date        Computed
---------------------------------------------  ------- -------------  ------------ ----------- ----------------
3333 Lee Parkway, Dallas, TX                   18,362        (2,579)     1983         1996           (1)
Greenway I & IA, Richardson, TX                17,471        (1,597)     1983         1996           (1)
Three Westlake Park, Houston, TX               30,747        (2,868)     1983         1996           (1)
Frost Bank Plaza, Austin, TX                   40,847        (4,922)     1984         1996           (1)
301 Congress Avenue, Austin, TX                50,535        (6,717)     1986         1996           (1)
Chancellor Park, San Diego, CA                 25,956        (2,763)     1988         1996           (1)
Canyon Ranch, Lenox, MA                        38,186        (5,528)     1989         1996           (1)
Greenway Plaza Office Portfolio, Houston, TX  297,605       (39,116)  1969-1982       1996           (1)
The Woodlands Office Properties, Houston, TX   10,916        (1,805)  1995-1996       1996           (1)
1800 West Loop South, Houston, TX              47,168        (3,603)     1982         1997           (1)
55 Madison, Denver, CO                         15,930        (1,652)     1982         1997           (1)
Miami Center, Miami, FL                       137,352       (10,019)     1983         1997           (1)
44 Cook, Denver, CO                            16,750        (1,960)     1984         1997           (1)
Trammell Crow Center, Dallas, TX              174,794       (15,149)     1984         1997           (1)
Greenway II, Richardson, TX                    19,388        (1,650)     1985         1997           (1)
Fountain Place, Dallas, TX                    121,585        (9,253)     1986         1997           (1)
Behavioral Healthcare Facilities(3)            79,145       (10,695)  1850-1992       1997           (1)
Houston Center, Houston, TX                   284,813       (20,677)  1974-1983       1997           (1)
Ventana Country Inn, Big Sur, CA               32,819        (2,983)  1975-1988       1997           (1)
5050 Quorum, Dallas, TX                         9,634          (895)  1980/1986       1997           (1)
Addison Tower, Dallas, TX                       9,075          (938)  1980/1986       1997           (1)
Cedar Springs Plaza, Dallas, TX                 8,169          (957)  1980/1986       1997           (1)
Palisades Central I, Dallas, TX                14,407        (1,336)  1980/1986       1997           (1)
Palisades Central II, Dallas, TX               25,952        (2,268)  1980/1986       1997           (1)
Reverchon Plaza, Dallas, TX                    30,815        (2,833)  1980/1986       1997           (1)
Stemmons Place, Dallas, TX                     39,464        (3,948)  1980/1986       1997           (1)
The Addison, Dallas, TX                        20,593        (1,716)  1980/1986       1997           (1)
Sonoma Golf Course, Sonoma, CA                 16,749          (708)     1929         1998           (1)
Austin Centre,  Austin, TX                     52,358        (2,917)     1986         1998           (1)
Omni Austin Hotel,  Austin, TX                 49,258        (5,473)     1986         1998           (1)
Washington Harbor, Washington, D.C.(4)        165,578        (8,315)     1986         1998           (1)
Four Westlake Park,  Houston, TX(2)(5)         83,363        (4,269)     1992         1998           (1)
Post Oak Central, Houston, TX                $159,730     $ (10,331)  1974-1981       1998           (1)
Datran Center, Miami, FL                       73,780        (4,901)  1986-1992       1998           (1)
Avallon Phase II,  Austin, TX                  17,870        (1,445)     1997         --             (1)
Plaza Park Garage                              16,629          (549)     1998         --             (1)

                                                                    SCHEDULE III

                                                                            Costs
                                                                         Capitalized      Impairment
                                                                        Subsequent to    to Carrying      Gross Amount at Which
                                                    Initial Costs        Acquisition        Value       Carried at Close of Period
                                              ----------------------------------------- --------------- -------------------------
                                                                        Land, Buildings,  Buildings,                Buildings,
                                                                        Improvements,    Improvements,             Improvements,
                                                                          Furniture,      Furniture,                Furniture,
                                                        Buildings and    Fixtures and    Fixtures and              Fixtures and
                       Description              Land     Improvements     Equipment       Equipment       Land      Equipment
---------------------------------------------  -------- --------------  --------------- --------------- --------- ---------------
Washington Harbour Phase II, Washington, D.C.   15,279             411             283              --    15,322             651
Houston Center 5, Houston, TX                    7,598              --           4,476              --     8,330           3,744
Houston Center Land, Houston, TX                14,642              --              --              --    14,642              --
Crescent Real Estate Equities L.P.                  --              --          25,336              --        --          25,336
Other                                           23,270           2,874          15,962              --    29,608          12,498
Land held for development or sale, Dallas, TX   27,288              --          (7,608)             --    19,611              69

                                              -----------------------------------------------------------------------------------
Total                                         $ 492,475    $ 3,031,622       $ 280,562      $ (113,744) $426,781     $ 3,264,134
                                              ========= =============== =============== =============== ========= ===============
                                                                                                    Life on Which
                                                                                                   Depreciation in
                                                                                                    Latest Income
                                                          Accumulated      Date of    Acquisition   Statement Is
                       Description               Total    Depreciation   Construction     Date        Computed
--------------------------------------------- ----------  -------------  ------------ ----------- ----------------
Washington Harbour Phase II, Washington, D.C.     15,973            --      1998          --             (1)
Houston Center 5, Houston, TX                     12,074            --      --            --             (1)
Houston Center Land, Houston, TX                  14,642            --      --            --             (1)
Crescent Real Estate Equities L.P.                25,336        (5,894)     --            --             (1)
Other                                             42,106          (637)     --            --             (1)
Land held for development or sale, Dallas, TX     19,680            --      --            --             --

                                              -------------------------
Total                                         $3,690,915    $ (564,805)
                                              ==========  =============

----------

(1) Depreciation of the real estate assets is calculated over the following estimated useful lives using the straight-line method:

                  Building and improvements           5 to 40 years
                  Tenant improvements                 Terms of leases
                  Furniture, fixtures, and equipment  3 to 5 years

(2) Depreciation on these Office Properties held for sale ceased from 9/1/00 through 12/31/00 (the period over which these Properties were held for sale).

(3) Depreciation on Behavioral Healthcare Properties held for sale ceased from 11/11/99 through 12/31/00 (the period over which these Properties were held for sale).

(4) Depreciation on this Office Property held for sale ceased from 6/1/00 through 12/31/00 (the period over which the Property was held for sale).

(5) The gross amount at which land is carried for Four Westlake Park includes $3,910 of land which is not held for sale.

         A summary of combined real estate investments and accumulated depreciation is as follows:

                                     2000             1999             1998
                                  -----------      -----------      -----------
Real estate investments:
   Balance, beginning of year     $ 4,095,574      $ 4,129,372      $ 3,423,130
     Acquisitions                      22,170               --          580,694
     Improvements                     108,950           95,210          145,409
     Dispositions                    (526,430)          (8,435)         (19,861)
     Impairments                       (9,349)        (120,573)              --
                                  -----------      -----------      -----------
   Balance, end of year           $ 3,690,915      $ 4,095,574      $ 4,129,372
                                  ===========      ===========      ===========

Accumulated Depreciation:
   Balance, beginning of year     $   507,520      $   387,457      $   278,194
     Depreciation                     123,839          120,745          109,551
     Dispositions                     (66,554)            (682)            (288)
                                  -----------      -----------      -----------
   Balance, end of year           $   564,805      $   507,520      $   387,457
                                  ===========      ===========      ===========

                            CRESCENT OPERATING, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                           September 30, 2001  December 31, 2000
                                                           ------------------  -----------------
                                                              (unaudited)          (audited)

                                         ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                    $  35,423          $  62,078
  Accounts receivable, net                                        37,663             62,318
  Inventories                                                     29,939             42,710
  Notes receivable                                                 2,433              3,940
  Real estate                                                    313,495            151,279
  Prepaid expenses and other current assets                       22,863             21,616
                                                               ---------          ---------
     Total current assets                                        441,816            343,941
                                                               ---------          ---------
PROPERTY AND EQUIPMENT, NET                                      194,991            219,739
                                                               ---------          ---------
INVESTMENTS                                                       68,877             70,396
                                                               ---------          ---------
OTHER ASSETS
  Real estate                                                    156,434            128,318
  Intangible assets, net                                          55,812             88,840
  Deferred tax assets                                             42,384             30,677
  Other assets                                                    28,230             28,617
                                                               ---------          ---------
     Total other assets                                          282,860            276,452
                                                               ---------          ---------
TOTAL ASSETS                                                   $ 988,544          $ 910,528
                                                               =========          =========

                     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                        $  85,401          $ 100,009
  Accounts payable and accrued expenses - CEI                     48,182             17,198
  Current portion of long-term debt - CEI                         63,735             17,023
  Current portion of long-term debt                              129,118             78,104
  Deferred revenue                                                84,767             90,392
                                                               ---------          ---------
     Total current liabilities                                   411,203            302,726

LONG-TERM DEBT - CEI, NET OF CURRENT PORTION                     229,025            242,666

LONG-TERM DEBT, NET OF CURRENT PORTION                           170,584            135,724

OTHER LIABILITIES                                                 75,313             78,417
                                                               ---------          ---------
     Total liabilities                                           886,125            759,533
                                                               ---------          ---------
MINORITY INTERESTS                                               159,705            174,528
                                                               ---------          ---------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.01 par value, 10,000 shares authorized,
      no shares issued or outstanding                                 --                 --
Common stock, $.01 par value, 22,500 shares authorized,
      11,443 shares issued                                           114                114
Additional paid-in capital                                        17,754             17,754
Deferred compensation on restricted shares                            --               (177)
Accumulated comprehensive income (loss)                               --             (9,509)
Accumulated deficit                                              (70,848)           (27,409)
Treasury stock at cost, 1,103 shares                              (4,306)            (4,306)
                                                               ---------          ---------
     Total shareholders' equity (deficit)                        (57,286)           (23,533)
                                                               ---------          ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)           $ 988,544          $ 910,528
                                                               =========          =========

         See accompanying notes to the consolidated financial statements.

                            CRESCENT OPERATING, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                   For the three months ended                   For the nine months ended
                                            ----------------------------------------     ---------------------------------------
                                            September 30, 2001    September 30, 2000     September 30, 2001   September 30, 2000
                                            ------------------    ------------------     ------------------   ------------------

REVENUES
   Equipment sales & leasing                     $  32,523             $  33,840             $  91,314             $ 108,514
   Hospitality                                      53,840                68,931               173,132               207,570
   Land development                                 34,274                79,362               143,075               209,997
                                                 ---------             ---------             ---------             ---------
      Total revenues                               120,637               182,133               407,521               526,081
                                                 ---------             ---------             ---------             ---------
OPERATING EXPENSES
   Equipment sales & leasing                        34,469                33,047                95,230               105,374
   Hospitality                                      44,581                53,481               139,902               158,648
   Hospitality properties rent - CEI                13,780                16,489                42,595                48,871
   Land development                                 37,073                71,861               144,623               190,414
   Corporate general and administrative                534                   698                 1,492                 2,662
                                                 ---------             ---------             ---------             ---------
      Total operating expenses                     130,437               175,576               423,842               505,969
                                                 ---------             ---------             ---------             ---------
INCOME (LOSS) FROM OPERATIONS                       (9,800)                6,557               (16,321)               20,112

INVESTMENT INCOME                                    4,008                 5,298                26,931                12,056

OTHER (INCOME) EXPENSE
   Interest expense                                  5,210                 9,342                20,196                25,972
   Interest income                                    (889)               (1,001)               (2,966)               (2,886)
   Impairment of investment (Note 2)                 5,052                    --                16,902                    --
   Other                                               852                    74                   533                    89
                                                 ---------             ---------             ---------             ---------
      Total other (income) expense                  10,225                 8,415                34,665                23,175
                                                 ---------             ---------             ---------             ---------
INCOME (LOSS) BEFORE INCOME TAXES,
    MINORITY INTERESTS AND ACCOUNTING CHANGE       (16,017)                3,440               (24,055)                8,993

INCOME TAX PROVISION                                 1,410                   950                 4,311                 2,212
                                                 ---------             ---------             ---------             ---------
INCOME (LOSS) BEFORE MINORITY INTERESTS AND
    ACCOUNTING CHANGE                              (17,427)                2,490               (28,366)                6,781

MINORITY INTERESTS                                     330                (6,660)               (5,564)              (16,345)
                                                 ---------             ---------             ---------             ---------
LOSS BEFORE ACCOUNTING CHANGE                      (17,097)               (4,170)              (33,930)               (9,564)

CUMULATIVE EFFECT OF CHANGE
    IN ACCOUNTING PRINCIPLE (NOTE 11)                   --                    --                (9,509)                   --
                                                 ---------             ---------             ---------             ---------
NET LOSS                                         $ (17,097)            $  (4,170)            $ (43,439)            $  (9,564)
                                                 =========             =========             =========             =========

BASIC AND DILUTED LOSS PER SHARE
   Loss before change in accounting              $   (1.65)            $   (0.40)            $   (3.28)            $   (0.93)
   Change in accounting                                 --                    --                 (0.92)                   --
                                                 ---------             ---------             ---------             ---------
   Net loss per share                            $   (1.65)            $   (0.40)            $   (4.20)            $   (0.93)
                                                 =========             =========             =========             =========

         See accompanying notes to the consolidated financial statements.

                            CRESCENT OPERATING, INC.
       CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                        (AMOUNTS IN THOUSANDS, UNAUDITED)

                                                                                                                       Deferred
                                                             Common stock        Treasury stock                      compensation
                                                          ------------------    -----------------    Additional      on restricted
                                                           Shares    Amount     Shares    Amount   paid-in capital      shares
                                                          -------   --------    ------   --------  ---------------   -------------

DECEMBER 31, 2000                                          11,443   $    114    (1,103)  $ (4,306)     $ 17,754        $   (177)

Comprehensive income (loss):

     Net loss                                                  --         --        --         --            --              --

     Cumulative effect of change in accounting principle       --         --        --         --            --              --

Comprehensive income (loss)
Amortization of restricted common stock                        --         --        --         --            --             177
                                                          -------   --------    ------   --------      --------        --------
SEPTEMBER 30, 2001                                         11,443   $    114    (1,103)  $ (4,306)     $ 17,754        $     --
                                                          =======   ========    ======   ========      ========        ========


                                                           Accumulated
                                                          comprehensive   Accumulated
                                                          income (loss)     deficit     Total
                                                          -------------   -----------  --------

DECEMBER 31, 2000                                            $ (9,509)     $(27,409)   $(23,533)

Comprehensive income (loss):

     Net loss                                                      --       (43,439)    (43,439)

     Cumulative effect of change in accounting principle        9,509            --       9,509
                                                                                       --------
Comprehensive income (loss)                                                             (33,930)
Amortization of restricted common stock                            --            --         177
                                                             --------      --------    --------
SEPTEMBER 30, 2001                                           $     --      $(70,848)   $(57,286)
                                                             ========      ========    ========

        See accompanying notes to the consolidated financial statements.

                            CRESCENT OPERATING, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (AMOUNTS IN THOUSANDS, UNAUDITED)

                                                                               For the             For the
                                                                          Nine Months Ended   Nine Months Ended
                                                                          September 30, 2001  September 30, 2000
                                                                          ------------------  ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                    $ (43,439)         $  (9,564)
   Adjustments to reconcile net loss
     to net cash used in operating activities:
       Depreciation                                                               20,427             17,904
       Amortization                                                                3,034              9,182
       Provision for deferred income taxes                                        (8,596)           (13,710)
       Equity in income of unconsolidated subsidiaries                           (20,896)           (10,493)
       Change in fair value of Magellan warrants                                  (6,035)                --
       Impairment of investment                                                   16,902                 --
       Cumulative effect of change in accounting principle                         9,509                 --
       Minority interests                                                          5,564             16,345
       Gain on sale of property and equipment                                     (1,121)            (2,660)
       Loss (gain) on sale of investments                                            428             (1,563)
       Changes in assets and liabilities, net of effects from acquisitions:
           Accounts receivable                                                    20,753            (20,936)
           Inventories                                                            12,033              5,613
           Prepaid expenses and current assets                                    (7,726)            (5,842)
           Real estate                                                          (196,067)           (45,577)
           Other assets                                                             (145)               437
           Accounts payable and accrued expenses                                 (12,656)             7,371
           Accounts payable and accrued expenses - CEI                            30,983             16,333
           Deferred revenue, current and noncurrent                               10,500             35,827
           Other liabilities                                                         319                714
                                                                               ---------          ---------
                Net cash used in operating activities                           (166,229)              (619)
                                                                               ---------          ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of business interests, net of cash acquired                             --               (578)
  Acquisition of business interests by
      Controlled Subsidiaries, net of cash acquired                                   --             (4,627)
  Disposition of business interest by
      Controlled Subsidiary, net of cash transferred                             (17,677)                --
  Purchases of property and equipment                                            (25,836)           (51,432)
  Proceeds from sale of investments                                                   --              2,443
  Proceeds from sale of property and equipment                                    14,358             21,255
  Net proceeds from sale and collection of notes receivable                        8,346              9,928
  Net distributions from investments                                               2,494              3,025
  Distributions from investments of Controlled Subsidiaries                       29,063              7,578
  Contributions to investments of Controlled Subsidiaries                         (4,455)            (2,550)
                                                                               ---------          ---------
                Net cash provided by (used in) investing activities                6,293            (14,958)
                                                                               ---------          ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of long-term debt                                                     303,248            200,613
  Payments on long-term debt                                                    (151,580)          (162,385)
  Proceeds of long-term debt - CEI                                                    --              6,634
  Payments on long-term debt - CEI                                                  (366)            (7,922)
  Capital contributions by minority interests                                      4,311             36,432
  Distributions to minority interests                                            (22,332)           (37,594)
  Other                                                                               --            (11,597)
                                                                               ---------          ---------
                Net cash provided by financing activities                        133,281             24,181
                                                                               ---------          ---------

NET DECREASE IN CASH AND
  CASH EQUIVALENTS                                                               (26,655)             8,604

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                             62,078             39,017
                                                                               ---------          ---------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                                                $  35,423          $  47,621
                                                                               =========          =========

        See accompanying notes to the consolidated financial statements.

                            CRESCENT OPERATING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   ORGANIZATION AND BASIS OF PRESENTATION:

Crescent Operating, Inc. was formed on April 1, 1997 by Crescent Real Estate Equities Company ("CEI" or "Crescent Equities") and its subsidiary Crescent Real Estate Equities Limited Partnership ("Crescent Partnership"). Effective June 12, 1997, CEI distributed shares of Crescent Operating, Inc. common stock to shareholders of CEI and unit holders of Crescent Partnership of record on May 30, 1997.

Crescent Operating, Inc. ("Crescent Operating" or "COPI") is a diversified management company that, through various subsidiaries and affiliates (collectively with Crescent Operating, the "Company"), currently operates primarily in four business segments: Equipment Sales and Leasing, Hospitality, Temperature Controlled Logistics and Land Development. Through these segments, Crescent Operating does business throughout the United States (see Note 2).

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the audited financial statements and related footnotes of the Company for the fiscal year ended December 31, 2000 included in the Company's Form 10-K, as well as, in conjunction with the Company's previously filed Form 10-Qs. The Company's auditors report included on the financial statements included in its 2000 Annual Report on Form 10-K expressed substantial doubt about the Company's ability to continue to operate as a going concern (see Note 2). In management's opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the consolidated unaudited interim financial statements have been included and all significant intercompany balances and transactions have been eliminated. Certain prior period information has been reclassified to conform to current period presentation. Due to seasonal fluctuations, operating results for interim periods reflected are not necessarily indicative of the results that may be expected for a full fiscal year.

The financial results of the Company primarily include the following:

     o    Subsidiaries which are wholly owned and consolidated:

          o    Crescent Machinery Company ("Crescent Machinery");

          o    Rosestar Management LLC ("Rosestar"); and

          o    COI Hotel Group, Inc. ("COI Hotel").

     o Subsidiaries which are not wholly owned but the Company controls and therefore consolidates ("Controlled Subsidiaries"):

          o    A 5% economic interest in:

               - The Woodlands Land Company, Inc. ("LandCo") which has a 49.5% general partner interest (42.5% in 2000) in The Woodlands Land Development Company, L.P. ("Landevco");

               - Desert Mountain Development Corporation ("Desert Mountain Development") which consolidates its 93% general partner interest in Desert Mountain Properties Limited Partnership ("DMPLP"); and

               - CRL Investments, Inc. ("CRL"), which beneficially owns 65% of CR Las Vegas, LLC ("CR Las Vegas") and 30% of CR License, LLC ("CR License").

          o A 60% general partner interest in COPI Colorado, L.P. ("COPI Colorado") which owns 10% of Crescent Resort Development, Inc., formerly Crescent Development Management Corp. ("CDMC"). The 10% interest in CDMC represents 100% of the voting stock, and therefore, CDMC is consolidated into COPI Colorado.

     o Subsidiaries which the Company reports on the equity method of accounting:

          o A 52.5% interest in The Woodlands Operating Company, L.P. ("Woodlands Operating" or "TWOC") which is controlled by a four member committee of which the Company controls two positions;

          o A 40% interest in Vornado Crescent Logistics Operating Partnership ("AmeriCold Logistics"); and

          o A 1% interest in each of Crescent CS Holdings Corporation ("CS I") and Crescent CS Holdings II Corporation ("CS II"), (collectively, "Temperature Controlled Logistics Partnerships" or "TCLP") (sold in 2000).

     o A 15.8% common and 21.1% preferred interest in Transportal Network, Inc. ("Transportal Holding"), which has a 76% interest in Transportal Network LLC ("Transportal"), all of which the Company reports on the cost method of accounting (abandoned during 2000).

2.   RECENT DEVELOPMENTS:

RESTRUCTURING OF CRESCENT OPERATING

On June 28, 2001, the Company entered into a definitive agreement (the "Sale Agreement") with Crescent Partnership for the sale by the Company and its subsidiaries of all the business assets in its hospitality segment, and all of the shares of stock of its subsidiary corporations in its land development segment to Crescent Partnership for aggregate consideration of $78.4 million.

By agreement dated June 28, 2001, as amended and restated effective October 31, 2001 (the "Capital Agreement"), by and among the Company, CRE Equipment Holdings, LLC ("CEH"), SunTx CMLP, Inc. ("SunTx") and Crescent Machinery Holdings, L.P. ("Crescent Holdings"), among others, CEH and SunTx have agreed to purchase preferred partnership interests in Crescent Holdings, a subsidiary of Crescent Operating that will own Crescent Machinery, for aggregate consideration of $29.0 million.

The transactions for the sale of the hospitality and land development assets and the sale of the Crescent Holdings preferred partnership interests also require the amendment of the Company's Certificate of Incorporation and Bylaws and would result in designees of CEH and SunTx taking control of the Company's Board of Directors.

The Sale Agreement and the Capital Agreement are fully discussed in the Company's Definitive Proxy Statement for the Company's 2001 Annual Meeting ("Definitive Proxy Statement") filed on November 1, 2001, with the Securities and Exchange Commission and available on EDGAR through its website at www.sec.gov. The Definitive Proxy Statement has been distributed to the stockholders of record as of October 3, 2001 and relates to the Company's annual meeting to be held December 6, 2001 at which the Company will seek stockholder approval of the transactions contemplated by those agreements and certain other matters. The Sale Agreement, the Capital Agreement and the various transactions contemplated thereby are very complex. The following summary of certain aspects of the Sale Agreement and Capital Agreement and the related restructuring transactions does not purport to be a complete description of those agreements and those transactions and is qualified in its entirety by reference to the Definitive Proxy Statement. Stockholders and others interested in the proposed transactions must review the Definitive Proxy Statement for information about these agreements and transactions.

As part of the Sale Agreement, the Intercompany Agreement between the Company and Crescent Partnership will be terminated and Crescent Operating will sell to Crescent Equities, or its subsidiaries, investments within the Company's Hospitality and Land Development segments for total consideration of $78.4 million, comprised of:

o The sale of the Company's lease interests in Sonoma Mission Inn & Spa, Ventana Inn & Spa, Hyatt Regency Beaver Creek, Canyon Ranch-Tucson, Canyon Ranch-Lenox, Denver Marriott City Center, Hyatt Regency Albuquerque and Renaissance Houston for $37.8 million.

o The sale of the Company's 52.5% partnership interest in Woodlands Operating, and 100% of the voting common stock of Desert Mountain Development, Landco and CDMC for $40.6 million.

The consideration paid by Crescent Partnership for the assets and stock purchased under the Sale Agreement will be in the form of cancellation of accounts payable and certain debt owed to Crescent Partnership by Crescent Operating or its subsidiaries. It is expected that Crescent Operating's debt remaining after the transaction will include a $16.8 million note payable to Crescent Partnership. Upon closing of the transactions under the Sale Agreement and the Capital Agreement, the Company's debt, as reported in this Form 10-Q, of approximately $592.5 million will be reduced to approximately $118.2 million. The Company plans to raise funds to be used to further reduce the remaining debt following the close of the Sale Agreement and the Capital Agreement transactions through a future rights offering to existing stockholders of its common stock, as described below. It is a condition to the closing of the transactions under the Capital Agreement that John C. Goff, Richard E. Rainwater, Harry H. Frampton, III, and certain of their respective affiliates enter into an agreement in which they commit to purchase at least $1.6 million of the Company's common stock in connection with the rights offering and up to an additional $1.4 million (for a total of up to $3.0 million) of the Company's common stock if and to the extent the rights offering is not fully subscribed by the Company's other stockholders. This notice does not constitute an offer of any securities for sale.

The closing of the transactions contemplated by the Sale Agreement and the closing of the transactions contemplated by the Capital Agreement are mutually dependent. The closing of these transactions is subject to obtaining required stockholder approval at the annual meeting and is subject to the receipt of certain third party consents and other customary closing conditions.

Following the completion of the asset sale and Crescent Holdings limited partnership interest sale transactions described above, Crescent Machinery Company, L.P. ("CMC LP"), as successor by merger to Crescent Machinery, will become the Company's primary remaining investment and its sole operating division. The $29.0 million of capital generated under the Capital Agreement is comprised of:

o An investment by CEH of $10.0 million to acquire (i) units of Series A Convertible Redeemable Preferred Partnership Interest in Crescent Holdings (the "Series A Preferred") which are convertible into units of common partnership interest in Crescent Holdings at a fixed rate (subject to potential future adjustments) of $0.96 per unit and are exchangeable into Crescent Operating common stock, subject to certain conditions, at an exchange rate to be determined in the future based upon a formula calculation related to the offering price of shares of Company common stock in the planned rights offering. The Series A Preferred would earn a 9% per annum paid-in-kind dividend for as long as they remain outstanding, payable upon conversion or exchange through adjustment of the applicable conversion or exchange rate. The Series A Preferred would be senior to the Series B Preferred interests described below.

o An investment by SunTx of $19.0 million to acquire (i) units of Series B Convertible Redeemable Preferred Partnership Interest in Crescent Holdings (the "Series B Preferred") which are convertible into units of common partnership interest in Crescent Holdings at a fixed rate (subject to potential future adjustments) of $0.64 per unit and is exchangeable into Crescent Operating common stock, subject to certain conditions, at an exchange rate to be determined in the future based upon a formula calculation related to the offering price of shares of Company common stock in the planned rights offering and (ii) warrants for the purchase of 2.8 million shares of Crescent Operating common stock at a future date. The Series B Preferred would earn a 6% per annum paid-in-kind dividend for as long as they remain outstanding, payable upon conversion or exchange through adjustment of the applicable conversion or exchange rate.

As a result of the sale and issuance of these preferred partnership interests, Crescent Operating's percentage ownership interest in Crescent Holdings, which consists entirely of direct ownership of a common limited partnership interest and indirect ownership of a general partnership interest, will initially be reduced to approximately 24%. In the event the Series A Preferred and the Series B Preferred are exchanged for shares of Company common stock, the relative ownership percentage in the Company represented by the Company's now outstanding shares of common stock would be reduced, assuming an offering price for shares of Company common stock in the Company's planned rights offering as described below ranging from $0.07 to $1.00 per share, to between 3.1% and 29.4%. The dilutive effects of the issuance of the Series A Preferred and the Series B Preferred are described in detail in the Company's Definitive Proxy Statement.

Under the Capital Agreement, the Company agreed upon a value for its investment in CMC LP. Such agreed upon value served as an indicator to the Company that the potential existed for the impairment of certain assets as it relates to its current investment in Crescent Machinery. As required under Statement of Financial Accounting Standards No. 121, using all information available, the Company determined that certain assets within Crescent Machinery have carrying values which exceed the estimated undiscounted cash flows of those assets. As a result, the Company recorded an adjustment of $16.9 million as "impairment loss on assets" in the Company's results from operations for the nine months ended September 30, 2001. The Company will continue to evaluate the assets within Crescent Machinery for impairment and adjust such carrying values as necessary.

In connection with the transactions contemplated by the Sale Agreement and the Capital Agreement, and conditioned upon the approval and consummation of the transactions included in those agreements and the related transactions contemplated thereby, the Company will use its commercially reasonable best efforts to engage in a rights offering to its existing stockholders for the sale of up to $15.0 million of Company common stock. As soon as practicable after closing the transactions under the Sale Agreement and the Capital Agreement, the Company would distribute to each holder of its common stock as of a set record date rights to purchase additional shares of Company common stock at a purchase price equal the lesser of (a) the average of the reported closing prices for Company common stock for the twenty (20) trading days immediately preceding the fifth day prior to the commencement date of the rights offering, or (b) the average of the reported closing prices for Company common stock for the twenty
(20) trading days immediately following the commencement date of the rights offering. The purposes of the rights offering are to raise funds to further reduce the Company's remaining debt burden and to allow Crescent Operating's existing stockholders the opportunity to partially offset the dilutive effect the securities sale transactions under the Capital Agreement will have on the ownership interests in Crescent Operating. This notice does not constitute an offer of any securities for sale. The rights offering would be effectuated pursuant to an effective registration statement that would be filed with the Securities and Exchange Commission.

TEMPERATURE CONTROLLED LOGISTICS

On February 22, 2001, AmeriCold Logistics leases were restructured to, among other things, (i) reduce 2001's contractual rent to $146.0 million ($14.5 million less than 2000's contractual rent), (ii) reduce 2002's contractual rent to $150.0 million (plus additional contingent rent in certain circumstances),
(iii) increase the landlord's share of annual maintenance capital expenditures by $4.5 million to $9.5 million effective January 1, 2000 and (iv) extend the deferred rent period to December 31, 2003 from March 11, 2002.

3.   INVESTMENTS:

Investments consisted of the following (amounts in thousands):

                                   September 30, 2001   December 31, 2000
                                   ------------------   -----------------

Investment in Landevco.............     $46,076             $44,027
Investment in Magellan warrants....       9,026               2,992
Investment in CDMC projects........       7,794               8,170
Investment in CR License...........       5,000               5,485
Investment in CR Las Vegas.........         981               5,305
Investment in AmeriCold Logistics..          --               4,417
                                        -------             -------
                                        $68,877             $70,396
                                        =======             =======

Investment income consisted of the following (amounts in thousands):

                                                 Three months ended      Nine months ended
                                                 September 30, 2001      September 30, 2001
                                                 ------------------      ------------------

Equity in income of Landevco...................       $  8,210                $ 26,340
Equity in income of TWOC.......................             --                   2,494
Equity in loss of AmeriCold Logistics..........             --                  (4,417)
Equity in (loss) income of CDMC projects.......           (369)                    749
Change in fair value of Magellan warrants......         (1,779)                  6,035
Equity in loss of CRL..........................         (2,054)                 (4,270)
                                                      --------                --------
                                                      $  4,008                $ 26,931
                                                      ========                ========

A summary of financial information for the Company's investments in AmeriCold Logistics and TWOC, which are significant unconsolidated investments, is presented below (amounts in thousands).

                                               AmeriCold Logistics                                    TWOC
                                     -----------------------------------------     ------------------------------------------
                                     Three months ended     Nine months ended      Three months ended      Nine months ended
                                     September 30, 2001     September 30, 2001     September 30, 2001      September 30, 2001
                                     ------------------     ------------------     ------------------      ------------------

Revenues ............................     $ 164,270              $ 478,771              $  17,131              $  63,066
Gross profit ........................     $   2,734              $  14,639              $  (1,531)             $   1,917
Net income (loss) ...................     $ (10,373)             $ (23,771)             $  (1,536)             $   1,917

Crescent Operating's equity
   in income (loss) of subsidiary ...     $      --              $  (4,417)             $      --              $   2,494

AmeriCold Logistics is experiencing cash flow deficits which management of AmeriCold Logistics is currently addressing through sales of non-core assets.

For the nine months ended September 30, 2001, AmeriCold Logistics had exercised its right, pursuant to the terms of its leases with the landlord, to defer payment of $12.8 million of rent, of which the Company's share was $5.1 million. At September 30, 2001, the Company's share of all of AmeriCold Logistics' deferred rent was $14.9 million.

4.   INTANGIBLE ASSETS:

Intangible assets consisted of the following (amounts in thousands):

                                      September 30, 2001  December 31, 2000
                                      ------------------  -----------------

Goodwill, net - Crescent Machinery ...     $12,205             $14,011
Goodwill, net - Rosestar .............       1,040               1,202
Goodwill, net - COPI Colorado ........      14,235              45,077
Membership intangible, net - DMPLP ...      28,332              28,550
                                           -------             -------
                                           $55,812             $88,840
                                           =======             =======

5.   LONG-TERM DEBT:

The Company's long-term debt facilities are composed of (i) corporate and wholly owned debt, and (ii) non wholly owned debt. Corporate and wholly owned debt relates to debt facilities at the Crescent Operating level or owed by entities which are owned 100% by Crescent Operating. Non wholly owned debt represents non-recourse debt owed by entities which are consolidated in the Company's financial statements but are not 100% owned by the Company; the Company's economic investment in these entities is 6% or less. The non wholly owned debt is secured by the operations of each individual subsidiary and is not guaranteed by Crescent Operating. Following is a summary of the Company's debt financing (amounts in thousands):

                                                                            September 30, 2001  December 31, 2000
                                                                            ------------------  -----------------

LONG-TERM DEBT - CORPORATE AND WHOLLY OWNED SUBSIDIARIES

Equipment notes payable to finance companies, bear interest from 5.4% to
11.5%, due 2001 through 2011 (Crescent Machinery) ...........................     $ 92,553         $115,091

Floor plan debt payable, three to twelve month terms at 0%
interest (Crescent Machinery) ...............................................        5,384           12,632

Line of credit payable to Crescent Partnership, interest at 9%,
due May 2002 (COPI) .........................................................       19,949           19,949

Line of credit  payable to Crescent Partnership, interest at
12%, due May 2002 or five years after the last draw (COPI) ..................       17,727           17,727

Line of credit in the amount of $15.0 million payable to Bank of
America, interest at LIBOR plus 1%, due November 2001 (COPI) ................       15,000           15,000

Note payable to Crescent Partnership, interest at 12%, due
through May 2002 (COPI) .....................................................       14,247           14,247

Note payable to Crescent Partnership, interest at 12%, due May
2002 (COPI) .................................................................        9,276            9,276

Notes payable to the sellers of equipment companies, weighted average interest of 7.6% at September 30, 2001 and December 31,
2000, due 2001 through 2003  (COPI) .........................................        3,548            4,582

Notes payable to Crescent Partnership, weighted average interest of 10.3%
and 10.4% at September 30, 2001 and December 31, 2000, due 2003 through
2006 (Rosestar) .............................................................        1,231            1,596
                                                                                  --------         --------

           Total debt - corporate and wholly owned subsidiaries .............      178,915          210,100
                                                                                  --------         --------

LONG-TERM DEBT - NON WHOLLY OWNED SUBSIDIARIES

Construction loans for various East West Resort Development
projects, interest at 5.2% to 11.6%, due through 2005 (CDMC).......................      158,335       62,316

Line of credit in the amount of $32.0 million payable to Crescent
Partnership, interest at 11.5%, due September 2008 (CDMC) .........................       59,851       59,000

Junior note payable to Crescent Partnership, interest at 14%,
due December 2010 (DMPLP) .........................................................       59,000       32,155

Line of credit in the amount of $40.0 million payable to Crescent
Partnership, interest at 11.5%, due December 2006 (CDMC) ..........................       57,421       33,903

Line of credit in the amount of $56.2 million payable to Crescent
Partnership, interest at 11.5%, due August 2004 (CDMC).............................       46,892       39,342

Line of credit in the amount of $40.0 million payable to National Bank of
Arizona, interest at prime to prime plus 1%, due June 2002 (DMPLP) ................       24,882        9,808

Line of credit in the amount of $7.0 million payable to Crescent
Partnership, interest at 12%, due August 2003 (CRL) ...............................        7,000        7,000

Term note in the amount of $0.2 million payable to Crescent
Partnership, interest at 12%, due August 2003 (CRL) ...............................          166          166

Line of credit in the amount of $22.9 million payable to Crescent
Partnership, interest at 12%, due January 2003 (CDMC) .............................           --       17,379

Note payable to Crescent Partnership, interest at 12%, due June
2005 (CDMC) .......................................................................           --        2,348
                                                                                        --------     --------

          Total debt - non wholly owned subsidiaries ..............................      413,547      263,417
                                                                                        --------     --------

          Total long-term debt ....................................................     $592,462     $473,517
                                                                                        ========     ========

Current portion of long-term debt - CEI ...........................................     $ 63,735     $ 17,023

Current portion of long-term debt .................................................      129,118       78,104

Long-term debt - CEI, net of current portion ......................................      229,025      242,666

Long-term debt, net of current portion ............................................      170,584      135,724
                                                                                        --------     --------

          Total long-term debt ....................................................     $592,462     $473,517
                                                                                        ========     ========

The Company has modified certain debt agreements with Crescent Partnership to
(i) defer principal and interest payments until the earlier of December 31, 2001 or the close of the transaction contemplated by the Sale Agreement and (ii) cease the accrual of interest on certain debt instruments as of May 1, 2001. Interest payments accrued but deferred as of September 30, 2001 of $8.5 million are included in accounts payable and accrued expenses - CEI within the Company's consolidated financial statements (see Note 2). Crescent Machinery is currently in default on certain major loans from commercial institutions due to Crescent Machinery's decision not to pay the principal portion of payment installments due in September and October 2001 in the total amount of $3.2 million. Outstanding principal amounts under default by Crescent Machinery totaled $66.7 million at September 30, 2001. Crescent Machinery's lenders have not exercised remedies available for Crescent Machinery's payment default, the defaults have not adversely affected Crescent Machinery's ability to conduct its business and Crescent Machinery and those lenders are negotiating about the defaults and about modifying certain terms, including payment obligations, of the existing credit lines. Although Crescent Machinery believes it can reach satisfactory arrangements with the lenders regarding these issues, there can be no assurance that Crescent Machinery can reach satisfactory arrangements with all of the lenders and the failure to do so may have a serious adverse effect on the operations of the Company and on the contemplated restructuring described in Note 2.

6.   OTHER LIABILITIES:

Other liabilities consisted of the following (in thousands):

                                             September 30, 2001  December 31, 2000
                                             ------------------  -----------------

Deferred revenue ............................     $70,825             $69,265
Straight line hospitality rent adjustment ...       4,488               3,677
Other .......................................          --               5,475
                                                  -------             -------
                                                  $75,313             $78,417
                                                  =======             =======

7.   EARNINGS PER SHARE:

Earnings per share ("EPS") is calculated as follows (in thousands, except per share data):

                                                   Three months ended                          Nine months ended
                                        -----------------------------------------   ----------------------------------------
                                        September 30, 2001     September 30, 2000   September 30, 2001    September 30, 2000
                                        ------------------     ------------------   ------------------    ------------------

Net loss ................................     $(17,097)             $ (4,170)             $(43,439)             $ (9,564)
                                              ========              ========              ========              ========

Weighted average shares (basic) .........       10,340                10,340                10,340                10,322

Effect of Dilutive Securities:
   Stock Options ........................           --                    --                    --                    --
                                              --------              --------              --------              --------

Weighted average shares (diluted) .......       10,340                10,340                10,340                10,322
                                              ========              ========              ========              ========

Net loss per share, basic and diluted ...     $  (1.65)             $  (0.40)             $  (4.20)             $  (0.93)
                                              ========              ========              ========              ========

The Company had 1,270,624 and 1,320,234 outstanding options to purchase shares of its common stock at September 30, 2001 and September 30, 2000, respectively, which options were not included in the calculation of diluted EPS for any of the periods set forth above as they would be anti-dilutive.

8.   INCOME TAXES:

The table below shows the reconciliation of the federal statutory income tax rate to the effective tax rate.

                                                 Three months ended     Nine months ended
                                                 September 30, 2001     September 30, 2001
                                                 ------------------     ------------------

Federal statutory income tax rate ................      35.0%                  35.0%
State income taxes, net of federal tax benefit ...       5.0                    5.0
Minority interests ...............................       0.3                    2.3
Change in valuation allowance ....................     (44.7)                 (51.0)
Other, net .......................................      (4.4)                  (4.1)
                                                       -----                  -----
    Effective tax rate ...........................      (8.8)%                (12.8)%
                                                       =====                  =====

The Company generally provides for taxes using a 40% effective rate on the Company's share of income or loss. The Company increased its valuation allowance related to its consolidated tax group by $13.4 million in the second and third quarters of 2001 to offset a portion of the deferred tax assets for which the ultimate realization in future years is uncertain. Management believes that the remaining deferred tax asset will be realized due to tax planning strategies associated with an anticipated restructuring (see Note 2).

9.   BUSINESS SEGMENT INFORMATION:

Crescent Operating's assets and operations are located entirely within the United States and are comprised primarily of four business segments: (i) Equipment Sales and Leasing, (ii) Temperature Controlled Logistics, (iii) Hospitality and (iv) Land Development. In addition to these four business segments, the Company has grouped its investment in Magellan warrants, interest expense on corporate debt and general corporate overhead costs such as legal and accounting costs, insurance costs and corporate salaries as "Other" for segment reporting purposes. Because the Company sold its investment in Charter Behavioral Health Systems, LLC ("CBHS") in 2000 and did not recognize income or loss from CBHS in 2000, the Company does not report its operations related to CBHS as a separate segment. The Company uses net income as the measure of segment profit or loss. Business segment information is summarized as follows (in thousands):

                                                    Three months ended                             Nine months ended
                                         -----------------------------------------     -----------------------------------------
                                         September 30, 2001     September 30, 2000     September 30, 2001     September 30, 2000
                                         ------------------     ------------------     ------------------     ------------------

Revenues:
   Equipment Sales and Leasing ..........     $  32,523              $  33,840              $  91,314              $ 108,514
   Temperature Controlled Logistics .....            --                     --                     --                     --
   Hospitality ..........................        53,840                 68,931                173,132                207,570
   Land Development .....................        34,274                 79,362                143,075                209,997
   Other ................................            --                     --                     --                     --
                                              ---------              ---------              ---------              ---------
   Total revenues .......................     $ 120,637              $ 182,133              $ 407,521              $ 526,081
                                              =========              =========              =========              =========

Net income (loss):
   Equipment Sales and Leasing ..........     $ (12,640)             $  (1,167)             $ (24,064)             $  (2,939)
   Temperature Controlled Logistics .....            --                   (784)                (2,663)                (3,593)
   Hospitality ..........................        (2,819)                  (635)                (5,972)                   866
   Land Development .....................            19                     90                  1,881                  1,371
   Other ................................        (1,658)                (1,674)               (12,621)                (5,269)
                                              ---------              ---------              ---------              ---------
   Total net income (loss) ..............     $ (17,098)             $  (4,170)             $ (43,439)             $  (9,564)
                                              =========              =========              =========              =========

                                         September 30, 2001    December 31, 2000
                                         ------------------    -----------------

Identifiable assets:
   Equipment Sales and Leasing ..........     $160,709             $192,151
   Temperature Controlled Logistics .....        4,390                8,829
   Hospitality ..........................       32,523               44,810
   Land Development .....................      776,756              643,514
   Other ................................       14,166               21,224
                                              --------             --------
   Total identifiable assets ............     $988,544             $910,528
                                              ========             ========

10.  LITIGATION:

CBHS became the subject of Chapter 11 bankruptcy proceedings by filing a voluntary petition on February 16, 2000, in United States Bankruptcy Court for the District of Delaware. Although CBHS is not a subsidiary of Crescent Operating, Crescent Operating did own a majority (90%) economic interest in CBHS, until December 29, 2000. Crescent Operating's claims against the estate of CBHS include (i) its interests as a direct and indirect equity holder of CBHS and (ii) its claim for indemnification or contribution against third party lawsuits and claims where Crescent Operating is a named defendant with CBHS, such as lawsuits based upon alleged WARN Act violations purported to have been committed by CBHS and/or its subsidiaries in closing behavioral health care facilities in 1999 and 2000. Crescent Operating has filed proofs of claim against CBHS with regard to these claims; however, the Company now believes that there exists substantial doubt whether any of its claims will be collectible, due to the presumptively insolvent nature of the debtors' estate.

Another claimant in the CBHS bankruptcy is Crescent Partnership (together with its parent, Crescent Equities), which is the owner of certain facilities leased to and operated by CBHS and its subsidiaries and is also the secured lender of $10 million to CBHS. CBHS has an arrearage on its lease payments owed to Crescent Partnership accrued prior to the commencement of bankruptcy. While the claims of Crescent Partnership against CBHS are not necessarily adverse to the interests of Crescent Operating, the interests of Crescent Partnership are separate, distinguishable and at least nominally in conflict with the competing interests and claims of all other interested parties in the bankruptcy, including Crescent Operating. To the Company's knowledge, none of the directors, officers or security holders of Crescent Operating has, in his or its individual capacity, an interest adverse to Crescent Operating in connection with the CBHS bankruptcy; however, in their capacities as directors, officers and/or security holders of Crescent Partnership or Crescent Equities, certain persons may be deemed to hold interests adverse to the Company's interest in connection with the CBHS bankruptcy.

To date, several lawsuits, all of which seek class action certification, have been filed against CBHS alleging violations of the WARN Act in the closing of certain healthcare facilities. Of those lawsuits, three also named Crescent Operating as a defendant, but two of those suits have since been dismissed. An additional suit seeking similar relief was also filed against Crescent Operating and other parties, but not CBHS, leaving two WARN Act suits pending against Crescent Operating. Under the automatic stay provisions of federal bankruptcy law, lawsuits against CBHS or its subsidiaries are stayed unless otherwise directed by the bankruptcy court, but the lawsuits against other defendants, including Crescent Operating, are not stayed automatically. With respect to the pending suits against Crescent Operating based on the closure by CBHS of facilities in 1999 and 2000, the Company believes that such actions are without basis under the WARN Act and should be dismissed; however, no assurance can be given that Crescent Operating will prevail.

A tentative global Stipulation of Settlement of all WARN matters has been reached and filed with the District and Bankruptcy Courts. The settlement is subject to approval by the District and Bankruptcy Courts (both matters are being heard by the same judge) and class certification. In addition, the Company can withdraw from the settlement under certain circumstances set out in the Stipulation of Settlement.

In accordance with an agreement between Gerald Haddock and the Company, COPI Colorado redeemed the limited partnership interest of Mr. Haddock, the Company's former Chief Executive Officer and President, in January 2000. COPI Colorado paid Mr. Haddock approximately $2.6 million for his approximate 16.67% limited partner interest (determined from an independent appraisal of the value of COPI Colorado). Mr. Haddock has challenged the valuation performed by the independent appraiser and the procedures followed by the Company with respect to the redemption and valuation process. The Company believes that it has complied with all terms of the agreement as it relates to the liquidation of Mr. Haddock from the partnership. On February 7, 2001, the Company filed a lawsuit in the 141st Judicial Court of Tarrant County, Texas, seeking a declaratory judgment to assist in resolution of the Company's dispute with Mr. Haddock.

The Company is a party to legal actions related to certain of its investments. Material losses related to such cases have not been deemed probable by management after consultation with outside counsel, and no financial statement accruals have been made. Based on the status of the cases, the Company is unable to determine a range of possible losses, if any, that might be incurred in connection with this litigation. The Company believes it is not probable that the ultimate resolution of this litigation will have a material adverse effect on its financial position and results of operations.

11.  RECENT ACCOUNTING PRONOUNCEMENTS:

As of January 1, 2001, the Company was required to adopt SFAS No. 133, as amended by SFAS No. 138. SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, provides that all derivative instruments be recognized as either assets or liabilities depending on the rights or obligations under the contract and that all derivative instruments be measured at fair value. Upon adoption, the Company was required to record the net comprehensive loss related to its investment in Magellan warrants as a charge in the statement of operations. Based on the value of the warrants on December 31, 2000, the Company expensed $9.5 million on January 1, 2001 as a cumulative effect of change in accounting principle. From January 1, 2001 forward, the Company will record changes in the fair value of these warrants in the statement of operations as investment income (loss). For the three and nine months ended September 30, 2001, the Company recorded changes in the fair value of these warrants, as calculated using the Black-Scholes pricing model, as investment income (loss) of ($1.8) million and $6.0 million, respectively, in the Company's statement of operations.

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. The Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Crescent Operating, Inc.

We have audited the accompanying consolidated balance sheets of Crescent Operating, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the financial statement schedule listed in the index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. We did not audit the financial statements of The Woodlands Land Development Company, L.P., The Woodlands Operating Company, L.P., Crescent Development Management Corp., Crescent Development Management Corp. II or Vornado Crescent Logistics Operating Partnership, which statements reflect total assets constituting 43.6% and 34.9%, respectively, of consolidated assets as of December 31, 2000 and 1999, and total revenues constituting 24.6%, 19.2%, and 2.3%, respectively, of consolidated revenues for each of the three years in the period ended December 31, 2000. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for The Woodlands Land Development Company, L.P., The Woodlands Operating Company, L.P., Crescent Development Management Corp., Crescent Development Management Corp. II and Vornado Crescent Logistics Operating Partnership, is based solely on the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crescent Operating, Inc. and subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that Crescent Operating, Inc. will continue as a going concern. The Company has incurred recurring net losses, has a net capital deficiency, has principal, interest and rent obligations to Crescent Real Estate Equities Limited Partnership due in 2001 which have been deferred, and a line of credit payable to a bank which matures in August 2001. In addition a substantial amount of debt matures in 2002, the related interest of which is not being paid on a current basis. The Company's operations do not provide sufficient cash flow to service this debt as currently structured. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 20. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                ERNST & YOUNG LLP

Dallas, Texas
March 29, 2001

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Executive Committee of
The Woodlands Operating Company, L.P.:


We have audited the accompanying consolidated balance sheets of The Woodlands Operating Company, L.P. (a Texas limited partnership) and subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of earnings, changes in partners' equity and cash flows for each of the three years ended December 31, 2000. These financial statements are the responsibility of The Woodlands Operating Company, L.P.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Woodlands Operating Company, L.P. and subsidiary as of December 31, 2000 and 1999 and the consolidated results of their operations and cash flows for each of the three years ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Houston, Texas
January 15, 2001

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Executive Committee of
The Woodlands Land Development Company, L.P.:


We have audited the accompanying consolidated balance sheets of The Woodlands Land Development Company, L.P. (a Texas limited partnership) and subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of earnings, changes in partners' equity and cash flows for each of the three years ended December 31, 2000. These financial statements are the responsibility of The Woodlands Land Development Company, L.P.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Woodlands Land Development Company, L.P. and subsidiary as of December 31, 2000 and 1999 and the consolidated results of their operations and cash flows for each of the three years ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Houston, Texas
January 15, 2001

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
Crescent Development Management Corp:

We have audited the accompanying consolidated balance sheets of CRESCENT DEVELOPMENT MANAGEMENT CORP. (a Delaware corporation) AND SUBSIDIARIES as of December 31, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crescent Development Management Corp. and subsidiaries at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Denver, Colorado
February 19, 2001

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
Crescent Development Management Corp. II:

We have audited the accompanying consolidated balance sheet of CRESCENT DEVELOPMENT MANAGEMENT CORP. II (a Delaware corporation) AND SUBSIDIARY as of December 31, 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crescent Development Management Corp. II and subsidiary as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Denver, Colorado
February 9, 2001

                           CRESCENT OPERATING, INC.
                          CONSOLIDATED BALANCE SHEETS
                            (AMOUNTS IN THOUSANDS)

                                                                   December 31, 2000     December 31, 1999
                                                                   -----------------     -----------------

                                              ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                          $        62,078      $        39,017
  Accounts receivable, net of allowance for doubtful accounts of
     $998 and $478 in 2000 and 1999, respectively                             62,318               51,638
  Inventories                                                                 42,710               47,442
  Notes receivable                                                             3,940                6,329
  Real estate                                                                151,279              121,412
  Prepaid expenses and other current assets                                   21,616                8,385
                                                                     ---------------      ---------------
     Total current assets                                                    343,941              274,223
                                                                     ---------------      ---------------

PROPERTY AND EQUIPMENT, NET                                                  219,739              215,764
                                                                     ---------------      ---------------

INVESTMENTS                                                                   70,396               80,470
                                                                     ---------------      ---------------

OTHER ASSETS
  Real estate                                                                128,318               83,147
  Intangible assets, net                                                      88,840               92,077
  Deferred tax assets                                                         30,677               21,371
  Other assets                                                                28,617               28,601
                                                                     ---------------      ---------------
     Total other assets                                                      276,452              225,196
                                                                     ---------------      ---------------

TOTAL ASSETS                                                         $       910,528      $       795,653
                                                                     ===============      ===============

                            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                              $       100,009      $        78,392
  Accounts payable and accrued expenses - CEI                                 17,198               11,254
  Current portion of long-term debt - CEI                                     17,023                8,000
  Current portion of long-term debt                                           78,104               69,459
  Deferred revenue                                                            90,392               62,864
                                                                     ---------------      ---------------
     Total current liabilities                                               302,726              229,969

LONG-TERM DEBT - CEI, NET OF CURRENT PORTION                                 242,666              208,744

LONG-TERM DEBT, NET OF CURRENT PORTION                                       135,724              135,671

OTHER LIABILITIES                                                             78,417               59,837
                                                                     ---------------      ---------------

     Total liabilities                                                       759,533              634,221
                                                                     ---------------      ---------------

MINORITY INTERESTS                                                           174,528              181,954
                                                                     ---------------      ---------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.01 par value, 10,000 shares authorized,
        no shares issued or outstanding                                           --                   --
Common stock, $.01 par value, 22,500 shares authorized,
      11,443 and 11,415 shares issued, respectively                              114                  114
Additional paid-in capital                                                    17,754               17,714
Deferred compensation on restricted shares                                      (177)                (198)
Accumulated comprehensive income (loss)                                       (9,509)             (10,127)
Accumulated deficit                                                          (27,409)             (23,719)
Treasury stock at cost, 1,103 shares                                          (4,306)              (4,306)
                                                                     ---------------      ---------------
     Total shareholders' equity (deficit)                                    (23,533)             (20,522)
                                                                     ---------------      ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                 $       910,528      $       795,653
                                                                     ===============      ===============

       See accompanying notes to the consolidated financial statements.

                           CRESCENT OPERATING, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 For the                For the               For the
                                               Year Ended              Year Ended            Year Ended
                                            December 31, 2000      December 31, 1999      December 31, 1998
                                            -----------------      -----------------      -----------------


REVENUES
   Equipment sales & leasing                $         142,842      $         136,343      $          85,365
   Hospitality                                        272,157                246,763                229,491
   Land development                                   301,827                334,881                178,392
                                            -----------------      -----------------      -----------------

      Total revenues                                  716,826                717,987                493,248
                                            -----------------      -----------------      -----------------

OPERATING EXPENSES
   Equipment sales & leasing                          141,113                131,606                 79,011
   Hospitality                                        212,238                191,465                170,556
   Hospitality properties rent - CEI                   63,338                 54,012                 52,276
   Land development                                   276,285                324,432                178,372
   Corporate general and administrative                 4,224                  2,605                  3,147
                                            -----------------      -----------------      -----------------

      Total operating expenses                        697,198                704,120                483,362
                                            -----------------      -----------------      -----------------

INCOME FROM OPERATIONS                                 19,628                 13,867                  9,886

INVESTMENT INCOME                                      46,554                 20,939                 27,684

OTHER (INCOME) EXPENSE
   Interest expense                                    36,345                 30,775                 18,262
   Interest income                                     (4,271)                (4,046)                (3,876)
   Other                                                   33                    131                    182
                                            -----------------      -----------------      -----------------

      Total other (income) expense                     32,107                 26,860                 14,568
                                            -----------------      -----------------      -----------------

INCOME BEFORE INCOME TAXES
    AND MINORITY INTERESTS                             34,075                  7,946                 23,002

INCOME TAX PROVISION (BENEFIT)                         11,747                 (3,471)                 5,521
                                            -----------------      -----------------      -----------------

INCOME BEFORE MINORITY INTERESTS                       22,328                 11,417                 17,481

MINORITY INTERESTS                                    (26,018)               (14,112)               (16,340)
                                            -----------------      -----------------      -----------------

NET INCOME (LOSS)                           $          (3,690)     $          (2,695)     $           1,141
                                            =================      =================      =================

EARNINGS (LOSS) PER SHARE
   Basic                                    $           (0.36)     $           (0.26)     $            0.10
                                            =================      =================      =================
   Diluted                                  $           (0.36)     $           (0.26)     $            0.10
                                            =================      =================      =================

WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic                                               10,326                 10,363                 11,206
                                            =================      =================      =================
   Diluted                                             10,326                 10,363                 11,943
                                            =================      =================      =================

       See accompanying notes to the consolidated financial statements.

                            CRESCENT OPERATING, INC.
       CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                             (AMOUNTS IN THOUSANDS)




                                                     Common stock                   Treasury stock
                                                ------------------------       ------------------------       Additional
                                                 Shares          Amount         Shares          Amount      paid-in capital
                                                --------        --------       --------        --------     ---------------

DECEMBER 31, 1997                                 11,211        $    112             --        $     --        $ 14,255


Comprehensive income (loss):

     Net income                                       --              --             --              --              --

     Unrealized loss on Magellan warrants             --              --             --              --              --



Comprehensive income (loss)

Stock options exercised                               24              --             --              --              23

Common stock issued for acquisitions                 167               2             --              --           3,389

Amortization of restricted common stock               --              --             --              --              --

Purchase of treasury stock                            --              --           (700)         (2,852)             --
                                                --------        --------       --------        --------        --------

DECEMBER 31, 1998                                 11,402             114           (700)         (2,852)         17,667


Comprehensive income (loss):

     Net loss                                         --              --             --              --              --

     Unrealized loss on Magellan warrants             --              --             --              --              --



Comprehensive income (loss)

Stock options exercised                                7              --             --              --               7

Issuance of restricted common stock                    6              --             --              --              40

Amortization of restricted common stock               --              --             --              --              --

Purchase of treasury stock                            --              --           (403)         (1,454)             --
                                                --------        --------       --------        --------        --------

DECEMBER 31, 1999                                 11,415             114         (1,103)         (4,306)         17,714

Comprehensive income (loss):

     Net loss                                         --              --             --              --              --

     Unrealized gain on Magellan warrants             --              --             --              --              --


Comprehensive income (loss)


Issuance of restricted common stock                   28              --             --              --              40

Amortization of restricted common stock               --              --             --              --              --
                                                --------        --------       --------        --------        --------


DECEMBER 31, 2000                                 11,443        $    114         (1,103)       $ (4,306)       $ 17,754
                                                ========        ========       ========        ========        ========





                                                     Deferred
                                                  compensation     Accumulated
                                                  on restricted   comprehensive   Accumulated
                                                     shares       income (loss)     deficit          Total
                                                  -------------   -------------   -----------       --------

DECEMBER 31, 1997                                   $   (262)       $     --        $(22,165)       $ (8,060)
                                                                                                    --------

Comprehensive income (loss):

     Net income                                           --              --           1,141           1,141

     Unrealized loss on Magellan warrants                 --          (9,763)             --          (9,763)
                                                                                                    --------

Comprehensive income (loss)                                                                           (8,622)

Stock options exercised                                   --              --              --              23

Common stock issued for acquisitions                      --              --              --           3,391

Amortization of restricted common stock                   52              --              --              52

Purchase of treasury stock                                --              --              --          (2,852)
                                                    --------        --------        --------        --------

DECEMBER 31, 1998                                       (210)         (9,763)        (21,024)        (16,068)
                                                                                                    --------

Comprehensive income (loss):

     Net loss                                             --              --          (2,695)         (2,695)

     Unrealized loss on Magellan warrants                 --            (364)             --            (364)
                                                                                                    --------

Comprehensive income (loss)                                                                           (3,059)

Stock options exercised                                   --              --              --               7

Issuance of restricted common stock                      (40)             --              --              --

Amortization of restricted common stock                   52              --              --              52

Purchase of treasury stock                                --              --              --          (1,454)
                                                    --------        --------        --------        --------

DECEMBER 31, 1999                                       (198)        (10,127)        (23,719)        (20,522)

Comprehensive income (loss):

     Net loss                                             --              --          (3,690)         (3,690)

     Unrealized gain on Magellan warrants                 --             618              --             618
                                                                                                    --------

Comprehensive income (loss)                                                                           (3,072)


Issuance of restricted common stock                       --              --              --              40

Amortization of restricted common stock                   21              --              --              21
                                                    --------        --------        --------        --------


DECEMBER 31, 2000                                   $   (177)       $ (9,509)       $(27,409)       $(23,533)
                                                    ========        ========        ========        ========


        See accompanying notes to the consolidated financial statements.

                            CRESCENT OPERATING, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)


                                                                        For the              For the              For the
                                                                      Year Ended           Year Ended           Year Ended
                                                                   December 31, 2000    December 31, 1999    December 31, 1998
                                                                   -----------------    -----------------    -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                               $          (3,690)   $          (2,695)   $           1,141
   Adjustments to reconcile net income (loss)
     to net cash provided by (used in) operating activities:
       Depreciation                                                           25,863               21,388               13,675
       Amortization                                                           11,962               12,354                1,072
       Provision for deferred income taxes                                   (12,072)             (24,636)              (2,916)
       Equity in income of unconsolidated subsidiaries                       (25,980)             (18,963)             (27,684)
       Minority interests                                                     26,018               14,113               16,340
       Gain on sale of property and equipment                                 (3,421)              (4,491)              (2,887)
       Gain on sale of investments                                           (20,574)              (2,308)                  --
       Changes in assets and liabilities,
         net of effects from acquisitions:
           Accounts receivable                                               (13,676)             (13,075)              (4,684)
           Inventories                                                         6,107               (9,049)              (6,519)
           Prepaid expenses and current assets                               (11,442)              (1,610)              (1,821)
           Real estate                                                       (82,990)             (40,646)              (4,272)
           Other assets                                                        1,129                2,451                1,781
           Accounts payable and accrued expenses                              29,827               17,076                 (969)
           Accounts payable and accrued expenses - CEI                         5,929                3,463                  922
           Deferred revenue, current and noncurrent                           41,676               36,452               49,093
           Other liabilities                                                     978                  794                3,823
                                                                   -----------------    -----------------    -----------------
             Net cash provided by (used in) operating activities             (24,356)              (9,382)              36,095
                                                                   -----------------    -----------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of business interests, net of cash acquired                         --              (28,511)             (15,826)
  Acquisition of business interests by
      Controlled Subsidiaries, net of cash acquired                           (8,791)              (3,782)            (121,076)
  Purchases of property and equipment                                        (68,656)             (79,476)             (43,471)
  Proceeds from sale of investments                                           17,848               23,540                   --
  Proceeds from sale of property and equipment                                35,368               30,500                4,129
  Net proceeds from sale and collection of notes receivable                   10,665                8,322               30,602
  Net distributions from investments                                           3,706                1,640                5,985
  Distributions from investments of Controlled Subsidiaries                   33,524               23,962               17,915
  Contributions to investments of Controlled Subsidiaries                     (3,234)             (11,851)                  --
  Other                                                                           --                1,139                   --
                                                                   -----------------    -----------------    -----------------
             Net cash provided by (used in) investing activities              20,430              (34,517)            (121,742)
                                                                   -----------------    -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of long-term debt                                                 329,626              248,392              133,070
  Payments on long-term debt                                                (265,229)            (206,173)             (89,772)
  Proceeds of long-term debt - CEI                                             3,175               95,033               44,259
  Payments on long-term debt - CEI                                            (8,075)            (107,321)             (99,962)
  Capital contributions by minority interests                                 37,822               35,517              120,430
  Distributions to minority interests                                        (66,287)             (20,759)             (20,666)
  Purchase of treasury stock                                                      --               (1,455)              (2,852)
  Other                                                                       (4,045)              (3,128)                 549
                                                                   -----------------    -----------------    -----------------
             Net cash provided by financing activities                        26,987               40,106               85,056
                                                                   -----------------    -----------------    -----------------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                            23,061               (3,793)                (591)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                         39,017               42,810               43,401
                                                                   -----------------    -----------------    -----------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                                    $          62,078    $          39,017    $          42,810
                                                                   =================    =================    =================

        See accompanying notes to the consolidated financial statements.

                            CRESCENT OPERATING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   ORGANIZATION AND NATURE OF BUSINESS:

     Crescent Operating, Inc. ("Crescent Operating" or "COPI") was formed on April 1, 1997, by Crescent Real Estate Equities Company ("Crescent Equities" or "CEI") and its subsidiary Crescent Real Estate Equities Limited Partnership ("Crescent Partnership") to be the lessee and operator of certain assets owned or to be acquired by Crescent Partnership and perform an agreement ("Intercompany Agreement") between Crescent Operating and Crescent Partnership, pursuant to which each has agreed to provide the other with rights to participate in certain transactions. On May 8, 1997, Crescent Partnership contributed $14.1 million in cash to Crescent Operating. Effective June 12, 1997, Crescent Equities distributed shares of Crescent Operating common stock to shareholders of Crescent Equities and unit holders of Crescent Partnership of record on May 30, 1997.

     Crescent Operating is a diversified management company that, through various subsidiaries and affiliates (collectively with Crescent Operating, the "Company"), currently operates primarily in four business segments:
     Equipment Sales and Leasing, Hospitality, Temperature Controlled Logistics and Land Development. Through these segments, Crescent Operating does business throughout the United States.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements of Crescent Operating include the accounts of the Company and all subsidiaries controlled by the Company after elimination of material intercompany accounts and minority interests. Subsidiaries not controlled by the Company, but for which the Company has the ability to exercise significant influence, are accounted for on the equity method.

     The financial results of the Company include the following:

     o    Subsidiaries which are wholly owned and consolidated:

          o    Crescent Machinery Company ("Crescent Machinery");

          o    Rosestar Management LLC ("Rosestar"); and

          o    COI Hotel Group, Inc. ("COI Hotel").

     o Subsidiaries which are not wholly owned but the Company controls and therefore consolidates ("Controlled Subsidiaries"):

          o    A 5% economic interest in:

               - The Woodlands Land Company, Inc. ("LandCo") which has a 42.5% general partner interest in The Woodlands Land Development Company, L.P. ("Landevco");

               - Desert Mountain Development Corporation ("Desert Mountain Development") which consolidates its 93% general partner interest in Desert Mountain Properties Limited Partnership ("DMPLP"); and

               - CRL Investments, Inc. ("CRL"), which beneficially owns approximately 65% of CR Las Vegas, LLC ("CR Las Vegas") and 30% of CR License, LLC ("CR License").

          o A 60% general partner interest in COPI Colorado, L.P. ("COPI Colorado") which owns 10% of Crescent Development Management Corp. ("CDMC"). The 10% interest in CDMC represents 100% of the voting stock, and therefore, CDMC is consolidated into COPI Colorado.

     o Subsidiaries which the Company reports on the equity method of accounting:

          o A 52.5% (42.5% in 1999) interest in the Woodlands Operating Company, L.P. ("Woodlands Operating" or "TWOC") which is controlled by a four member committee of which the Company controls two positions;

          o A 40% interest in Vornado Crescent Logistics Operating Partnership ("AmeriCold Logistics");

          o A direct 25% common membership interest in Charter Behavioral Health Systems, LLC ("CBHS") (sold in 2000);

          o An indirect 65% common membership interest in CBHS held through a limited partner interest in COPI CBHS Holdings, L.P. (sold in 2000); and

          o A 1% interest in each of Crescent CS Holdings Corporation ("CS I") and Crescent CS Holdings II Corporation ("CS II"), (collectively, "Temperature Controlled Logistics Partnerships" or "TCLP") (sold in 2000).

     o A 15.8% common and 21.1% preferred interest in Transportal Network, Inc. ("Transportal Holding"), which has a 76% interest in Transportal Network LLC ("Transportal"), all of which the Company reports on the cost method of accounting (abandoned during 2000).

     USE OF ESTIMATES

     The financial statements include estimates and assumptions made by management that affect the carrying amounts of assets and liabilities, reported amounts of revenues and expenses and the disclosure of contingent assets and liabilities. Actual results may differ from these estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. Cash of $11.2 million resides with certain subsidiaries and restrictions limit transfers to the parent company.

     INVENTORIES

     Inventories consist of new and used equipment held for sale, equipment parts, food, beverages and supplies, all of which are stated at the lower of cost or market using the first-in, first-out (FIFO) or specific identification methods.

     PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. The Company uses the straight-line method of depreciation for financial statement purposes. The estimated useful lives used in computing depreciation are as follows:

Land improvements...............................           10-15 years
Rental equipment................................            2-10 years
Building and improvements.......................              30 years
Transportation equipment........................             3-5 years
Furniture, fixtures, and other equipment........            5-10 years

     From time-to-time, Crescent Machinery offers its rental customers the opportunity to purchase rented equipment for a stated value at a future point in time. In such instances, Crescent Machinery depreciates the specific rental item in accordance with the contract. Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures for renewals or betterments are capitalized. The cost of property replaced, retired, or otherwise disposed of is removed from the asset account along with the related accumulated depreciation.

     Long-lived assets are evaluated when indications of impairment are present, and provisions for possible losses are recorded when undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying value. The Company did not recognize any losses from impairment during 1998, 1999 or 2000.

     REAL ESTATE

     Real estate represents raw land, developed land, homes constructed or under construction, repurchased lots, applicable capitalized interest, and applicable capitalized general and administrative costs. Real estate is recorded at cost.

     Interest is capitalized based on the estimated average yearly interest rate applied to cumulative capital expenditures for property under development. Approximately $11.3 million and $13.7 million of interest was capitalized for the years ended December 31, 2000 and 1999, respectively. Payroll and related costs associated with the development of a specific subdivision of land are capitalized. Once sales of property begin in a specific subdivision, capitalized costs are expensed as cost of sales.

     INTANGIBLE ASSETS

     Intangible assets consist of goodwill and membership intangibles. Goodwill represents the excess of the acquisition costs over the fair value of net identifiable assets of businesses acquired and is amortized on a straight-line basis over 6-30 years. Membership intangibles represent the purchase price values allocated to club memberships to be sold. Intangibles are evaluated periodically as events or circumstances indicate a possible inability to recover their carrying amounts. Such evaluation is based on various analyses, including cash flow and profitability projections. The analyses involve significant management judgment to evaluate the capacity of an acquired operation to perform within projections. Management believes that no significant impairment of goodwill or membership intangibles has occurred.

     DEFERRED COMPENSATION ON RESTRICTED SHARES

     Deferred compensation on restricted shares issued to employees is being amortized to expense over the vesting period of the restricted shares.

     REVENUE RECOGNITION

     Revenues from equipment rentals under operating leases are recognized as the revenue becomes earned according to the provisions of the lease. Revenues from full-service hotels and luxury health resorts are recognized as services are provided. Club initiation fees and membership conversion fees at Desert Mountain Development are deferred and recognized on a straight-line basis over the expected life of the membership. Deposits for future services are deferred and recognized as revenue in the period services are provided.

     MINORITY INTERESTS

     Minority Interests represent the non-voting interests owned by shareholders in LandCo, Desert Mountain Development, and CRL, as well as the limited partners of COPI Colorado.

     INCOME TAX PROVISION

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the treatment of certain items for financial statement purposes and the treatment of those items for tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     RECLASSIFICATIONS

     Certain prior year information has been reclassified to conform to current year presentation.

     STOCK BASED COMPENSATION

     The Company measures compensation costs associated with the issue of share options using the intrinsic method under which compensation costs related to share options issued pursuant to compensatory plans are measured based on the difference between the quoted market price of the shares at the measurement date (originally the date of grant) and the exercise price and charged to expense over the periods during which the grantee performs the related services. All share options issued to date by the Company have exercise prices equal to the market price of the shares at the dates of grant.

     RECENT ACCOUNTING PRONOUNCEMENTS

     SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, provides that all derivative instruments be recognized as either assets or liabilities depending on the rights or obligations under the contract and that all derivative instruments be measured at fair value. The Company is required to adopt SFAS No. 133, as amended by SFAS No. 138, effective January 1, 2001. Upon adoption, the Company will be required to record the net comprehensive loss related to the Magellan warrants as a charge in the statement of operations. Based on the value of the Magellan warrants at December 31, 2000, the impact on the Company's Statement of Operations on January 1, 2001 will be an expense of approximately $9.5 million. From January 1, 2000 forward, the Company will be required to record all changes in the fair value of the Magellan warrants as investment income (loss) in the statement of operations. See Note 14.

3.   ACQUISITIONS AND DISPOSITIONS:

     Equipment Sales & Leasing

     Effective December 1, 1997, Crescent Operating acquired certain assets of Preco Machinery Sales, Inc. ("Preco"), a company that is engaged in equipment sales, leasing and servicing, located in Houston, Texas. The purchase price of Preco was approximately $4.0 million and consisted of a cash payment of approximately $1.7 million and the issuance of 130,000 restricted shares of Crescent Operating common stock. The transaction was structured such that Preco became a division of Crescent Machinery.

     Effective April 30, 1998, the Company acquired certain assets of Central Texas Equipment Co. ("Central Texas"), a company which is engaged in equipment sales, leasing and servicing, located in Austin, Texas. The purchase price of approximately $9.7 million was comprised of $3.0 million in cash, 128,551 shares of Crescent Operating common stock and the assumption of $4.1 million of liabilities.

     Effective June 8, 1998, the Company acquired all of the stock of Machinery, Inc., a company that is engaged in equipment sales, leasing and servicing, with locations in Tulsa and Oklahoma City, Oklahoma. The purchase price of approximately $2.8 million was comprised of $0.6 million in cash, 38,170 shares of Crescent Operating common stock and the assumption of $1.5 million of liabilities.

     Effective July 1, 1998, the Company acquired all of the stock of Western Traction Company ("Western Traction"), a company that is engaged in equipment sales, leasing and servicing, with locations in Sacramento, California, Union City, California, Fresno, California, Sparks, Nevada and Honolulu, Hawaii. The purchase price of approximately $52.0 million was comprised of $6.5 million in cash, a note payable of $7.5 million and the assumption of liabilities of $38.0 million.

     Effective July 31, 1998, the Company acquired all of the stock of Harvey Equipment Center, Inc. ("Harvey"), a company which is engaged in equipment sales, leasing and servicing, located in Van Wert, Ohio. The purchase price of approximately $8.4 million was comprised of $2.7 million in cash, notes payable of $1.2 million and the assumption of $4.5 million of liabilities.

     Effective July 31, 1998, the Company acquired certain assets of 4-K Equipment Company ("4-K"), a company which is engaged in equipment sales, leasing and servicing, located in Franklin, Indiana. The purchase price of $0.2 million was comprised of $0.1 million in cash and the assumption of $0.1 million of liabilities.

     Effective March 4, 1999, the Company acquired certain assets of Westco Tractor & Equipment, Inc. ("Westco"), a company engaged in equipment sales, leasing and servicing, located in Santa Rosa, California. The purchase price of approximately $2.6 million was comprised of $0.5 million cash and the assumption of liabilities of $2.1 million.

     Effective July 1, 1999, the Company acquired all of the stock of E. L. Lester and Company ("Lester"), a company engaged in equipment sales, leasing and servicing, located in Houston, Texas. The purchase price of approximately $17.2 million was comprised of $8.9 million cash, the issuance of notes payable by Crescent Operating in the amount of $6.0 million and the assumption of liabilities of $2.3 million.

     Effective July 1, 1999, the Company acquired all of the stock of Solveson Crane Rental, Inc. ("Solveson"), a company engaged in equipment sales, leasing and servicing, located in Tracy, California. The purchase price of approximately $7.3 million was comprised of $3.0 million cash and the assumption of liabilities of $4.3 million.

     In January 2001, the Franklin, Indiana Crescent Machinery location was closed and its assets were transferred to other locations for utilization.

     Hospitality

     Effective July 31, 1997, Crescent Operating acquired for $2.0 million in cash the following assets: (i) 100% of the membership interests in Rosestar and (ii) all of the common stock, $.01 par value, of each of RSSW Corp. and RSCR Arizona Corp., affiliates of RoseStar. RoseStar and its subsidiaries are the lessees of 6 hotels owned by Crescent Equities or its affiliates. These hotels are the Denver Marriott City Center and the Hyatt Regency Beaver Creek in Colorado, the Hyatt Regency in Albuquerque, New Mexico, Canyon Ranch in Tucson, Arizona, Canyon Ranch in Lenox, Massachusetts and The Sonoma Mission Inn & Spa in California.

     On September 22, 1997, COI Hotel, became the lessee of the Four Seasons Hotel in Houston, Texas, which is owned by Crescent Equities. The lease is for a term of 10 years and provides for base rent and percentage rent. Additionally, on September 22, 1997, COI Hotel acquired for $2.4 million
     (i) a two-thirds interest in the Houston Center Athletic Club Venture ("HCAC"), a joint venture that owns the HCAC and (ii) a $5.0 million note receivable executed by the Houston Center Athletic Club Venture. The interest rate on the note was LIBOR plus one percent and interest is payable in arrears at the end of each twenty-eight (28) day period. The Company partially financed these transactions with proceeds of $1.8 million in loans from Crescent Partnership. The Company recorded the note on its books at its estimated fair value of $5.0 million. The note was collected during 1998.

     On January 23, 1998, a subsidiary of the Company signed a 10-year lease agreement with Crescent Partnership for the Austin Omni Hotel. The Austin Omni Hotel is a 314-room full-service hotel located approximately four blocks from the state capitol building in Austin, Texas. A subsidiary of the company and Crescent Partnership mutually agreed to terminate the Austin Omni Hotel lease effective December 31, 1998, and the Company received a $75,000 break-up fee in accordance with the terms of the lease. Effective January 1, 1999, the Company began providing limited asset management services related to the Austin Omni Hotel for $50,000 per year. Effective February 1, 2000, the agreement was terminated.

     Effective July 27, 1998, to enable the Company to invest in the future use of the "Canyon Ranch" name, the Company contributed $50,500 to obtain a 5% economic interest, representing all of the voting stock, of CRL. Immediately following such contribution, CRL exercised its purchase option by paying $1 million to obtain a 10% economic interest in CR License. Contemporaneously, CRL acquired a 50% interest in CR Las Vegas LLC, an entity that built a Canyon Ranch day spa in the Venetian Hotel in Las Vegas which opened on June 20, 1999. On July 23, 1999, CRL exercised its option to purchase an additional 10% economic interest in CR License by paying $2.0 million, bringing CRL's total economic interest in CR License to 20%. On July 27, 2000, CRL exercised its option to purchase an additional 10% economic interest in CR License by paying $3.0 million, bringing CRL's total economic interest in CR License to 30%. CR License is the entity which owns the rights to the future use of the "Canyon Ranch" name. Through CRL and CR License, the Company has an approximate 3.25% economic interest in the Canyon Ranch day spa project.

     Effective October 13, 1998, Wine Country Golf Club, Inc., a wholly-owned subsidiary of the Company, became the lessee of the Sonoma Golf Course in California, which is owned by Crescent Equities. This 18-hole championship golf course is a strategic amenity to the Sonoma Mission Inn and Spa, which will allow the Company to expand its marketing focus to the golf-oriented guest. The lease is for a term of 10 years and provides for base rent and percentage rent.

     Effective June 19, 1999, the Company entered into a lease with Crescent Real Estate Funding III, L.P. ("Funding III") for the 389-room Renaissance Hotel located in Houston, Texas. The lease is for a term of 10 years and provides for base rent and percentage rent. Under the lease, Funding III may terminate the lease, at its option, for a period of one year under certain conditions. The other terms of the lease are generally consistent with those in hospitality leases with Crescent Partnership.

     Effective January 31, 2000, Houston Center Athletic Club Venture ("HCAC") sold substantially all of its assets to an unrelated party. Through a wholly owned subsidiary, the Company received proceeds from the sale of $2.4 million resulting in an approximate $1.5 million gain which was recognized by Crescent Operating in the first quarter of 2000.

     On November 3, 2000, Crescent Equities completed the sale of the Four Seasons Hotel in Houston and, in connection therewith, exercised its right under the lease agreement to terminate the lease. As required under the lease agreement, Crescent Equities paid the Company the fair market value of the remaining term of the lease in the fourth quarter of 2000 which was agreed to be $16.6 million and resulted in a gain of $18.3 million (the difference primarily consisting of the elimination of the straight-line rent liability related to the lease).

     Temperature Controlled Logistics

     Effective October 31, 1997, Crescent Operating acquired, from Crescent Partnership, for approximately $8.0 million, 100% of the voting stock, representing a 5% equity interest, of CS I and CS II. CS I holds a 40% general partner interest in Vornado Crescent Atlanta Partnership ("Atlanta Partnership"), which owns URS Logistics, Inc., a company that operates and manages public refrigerated warehouses in the continental United States. CS II holds a 40% general partner interest in Vornado Crescent Portland Partnership ("Portland Partnership"), which owns AmeriCold Corporation, a company providing integrated logistics services for the frozen food industry, consisting of warehousing and transportation. The Atlanta Partnership and the Portland Partnership represent the business venture among Crescent Operating, Crescent Equities and Vornado Realty Trust ("Vornado") which owns and operates public refrigerated warehouses.

     On June 1, 1998, the Temperature Controlled Logistics Partnerships, acquired nine refrigerated storage properties from Freezer Services, Inc. for approximately $134.0 million, which required a capital contribution from Crescent Operating of $2.3 million. On July 1, 1998, the Temperature Controlled Logistics Partnerships acquired five refrigerated storage properties from Carmar Group, Inc. for approximately $158.0 million, which required a capital contribution from Crescent Operating of $2.7 million. These properties contain approximately 90 million cubic feet of refrigerated storage space.

     Effective March 12, 1999, the Company sold 80% of its 5% interest in the Temperature Controlled Logistics Partnerships to Crescent Partnership for $13.2 million and received the right to require Crescent Partnership to purchase the remaining 20% for approximately $3.4 million at any time during the next two years, subject to compliance with certain regulatory matters. This 5% interest represented a 2% interest in various corporations and limited liability companies owned by the Temperature Controlled Logistics Partnerships. Crescent Operating, through a wholly owned limited liability company, then became a 40% partner of AmeriCold Logistics, a newly formed partnership, the remaining 60% of which is owned by Vornado Operating, Inc. ("Vornado Operating"). This transaction required a capital contribution of approximately $15.5 million from Crescent Operating. As a result of the restructuring transaction, the operations formerly associated with the Temperature Controlled Logistics Partnerships are now conducted by AmeriCold Logistics.

     AmeriCold Logistics leases the refrigerated storage facilities used in its business. The leases, as amended, which commenced in March 1999, generally have a 15-year term with two five-year renewal options and provide for the payment of fixed base rent and percentage rent based on revenues AmeriCold Logistics receives from its customers. Fixed base rent was approximately $136.0 million in 2000 and will be approximately $137.0 million per annum from 2001 through 2003, $139.0 million per annum from 2004 through 2008 and $141.0 million per annum from 2009 through February 28, 2014. Percentage rent for each lease is based on a specified percentage of revenues in excess of a specified base amount. The aggregate base revenue amount under five of the six leases is approximately $350.0 million and the weighted average percentage rate is approximately 36% through 2003, approximately 38% for the period from 2004 through 2008 and approximately 40% for the period from 2009 through February 28, 2014. The aggregate base revenue amount under the sixth lease is approximately $32.0 million through 2001, and approximately $26.0 million for the period from 2002 through February 28, 2014, and the percentage rate is 24% through 2001, 37.5% for the period from 2002 through 2006, 40% from 2007 through 2011 and 41% from 2012 through February 28, 2014. AmeriCold Logistics recognized $164.5 million and $133.1 million of rent expense for the year ended December 31, 2000 and from March 11, 1999 (acquisition date) through December 31, 1999, respectively. AmeriCold Logistics is required to pay for all costs arising from the operation, maintenance and repair of the properties, including all real estate taxes and assessments, utility charges, permit fees and insurance premiums, as well as property capital expenditures in excess of $5.0 million annually. AmeriCold Logistics has the right to defer the payment of 15% of the fixed base rent and all percentage rent for up to three years beginning on March 11, 1999 to the extent that available cash, as defined in the leases, is insufficient to pay such rent. AmeriCold Logistics deferred rent obligations were $24.4 million and $5.4 million as of December 31, 2000 and December 31, 1999, respectively.

     Under the terms of the partnership agreement for AmeriCold Logistics, Vornado Operating, Inc. ("Vornado Operating") has the right to make all decisions relating to the management and operations of AmeriCold Logistics other than certain major decisions that require the approval of both the Company and Vornado Operating. Vornado Operating must obtain Crescent Operating's approval for specified matters involving AmeriCold Logistics, including approval of the annual budget, requiring specified capital contributions, entering into specified new leases or amending existing leases, selling or acquiring specified assets and any sale, liquidation or merger of AmeriCold Logistics. If the partners fail to reach an agreement on such matters during the period from November 1, 2000 through October 30, 2007, Vornado Operating may set a price at which it commits to either buy Crescent Operating's investment, or sell its own, and Crescent Operating will decide whether to buy or sell at that price. If the partners fail to reach agreement on such matters after October 30, 2007, either party may set a price at which it commits to either buy the other party's investment, or sell its own, and the other party will decide whether to buy or sell at that price. Neither partner may transfer its rights or interest in the partnership without the consent of the other partner. The partnership will continue for a term through October 30, 2027, except as the partners may otherwise agree.

     During the second quarter of 2000, the Company restructured its business venture with Vornado Operating, Inc. and Crescent Equities to pursue a business-to-business internet opportunity relating to the Temperature Controlled Logistics business. As a result of the restructuring, the Company was relieved of its previously reported obligation to fund initial startup costs previously reported, which resulted in net investment income of $1.2 million during the second quarter of 2000 and left no basis in the investment. In October 2000, operations were ceased after Transportal failed to secure outside funding. The closure has no impact on the financial statements of Crescent Operating, and the Company has no obligation for future cash funding.

     On December 1, 2000, the Company exercised a preexisting put option to sell the remaining 20% of its 5% interest in the Temperature Controlled Logistics Partnerships to Crescent Partnership for $4.1 million, which resulted in a gain of $0.7 million recognized in the fourth quarter of 2000.

     On February 22, 2001, the AmeriCold Logistics leases were restructured to, among other things, (i) reduce 2001's contractual rent to $146.0 million ($14.5 million less than 2000's contractual rent), (ii) reduce 2002's contractual rent to $150.0 million (plus contingent rent in certain circumstances), (iii) increase the Landlord's share of annual maintenance capital expenditures by $4.5 million to $9.5 million effective January 1, 2000 and (iv) extend the deferred rent period to December 31, 2003 from March 11, 2002.

     Land Development

     On July 31, 1997, Crescent Operating, through its newly-formed subsidiary, WOCOI, acquired for $0.4 million, a 42.5% general partner interest in Woodlands Operating. Woodlands Operating was formed to provide management, advisory, landscaping and maintenance services to entities affiliated with the Company and Crescent Equities. Woodlands Operating is reimbursed for the costs it incurs plus a 3% management fee, depending on the type of service provided.

     On September 29, 1997, Crescent Operating acquired 100% of the voting stock, representing a 5% equity interest, of Desert Mountain Development for $2.2 million. Desert Mountain Development is the sole general partner of DMPLP. DMPLP owns Desert Mountain, a master planned, luxury residential and recreational community in northern Scottsdale, Arizona. DMPLP also owns and operates The Desert Mountain Club that offers five Jack Nicklaus signature 18 hole golf courses, including Cochise, site of the Senior PGA Tour's The Tradition tournament.

     On September 29, 1997, Crescent Operating acquired 100% of the voting stock, representing a 5% equity interest, of LandCo, for approximately $1.9 million. LandCo is a residential development corporation which formerly was owned by Crescent Equities. LandCo holds a 42.5% general partner interest in, and is the managing general partner of, Landevco.

     Effective September 11, 1998, the Company and Gerald W. Haddock, John C. Goff and Harry H. Frampton, III (collectively, the "CDMC Sellers") entered into a partnership agreement (the "Partnership Agreement") to form COPI Colorado. COPI Colorado's purpose is to hold and manage the voting stock of CDMC (and, consequently, to manage CDMC) and to invest in shares of Crescent Operating common stock. In September, 1998, the Company contributed to COPI Colorado $9.0 million in cash in exchange for a 50% general partner interest in COPI Colorado, and each CDMC Seller contributed to COPI Colorado approximately 667 shares of CDMC voting stock, which the CDMC Sellers owned individually, in exchange for an approximately 16.67% limited partner interest in COPI Colorado; as a result and until January 2000, the Company owned a 50% managing interest in COPI Colorado and the CDMC Sellers collectively owned a 50% investment interest in COPI Colorado.

     In accordance with an agreement between Gerald Haddock and the Company, COPI Colorado redeemed the limited partnership interest of Mr. Haddock, the Company's former Chief Executive Officer and President, in January 2000, COPI Colorado paid Mr. Haddock approximately $2.6 million for his approximate 16.67% limited partner interest (determined from an independent appraisal of the value of COPI Colorado). See Note 15.

     On April 29, 1999, a partnership in which CDMC has a 64% economic interest finalized the purchase of Riverfront Park (previously known as "The Commons"), a master planned residential development on 23 acres in the Central Platte Valley near downtown Denver, Colorado, for approximately $25.0 million. The acreage is in close proximity to several major entertainment and recreational facilities, including, Coors Field (home to the Major League Baseball's Colorado Rockies), Elitch Gardens (an amusement park), the new Pepsi Center (home to the National Hockey League's Colorado Avalanche and the National Basketball Association's Denver Nuggets) and the new downtown Commons Park. An adjacent 28 acres is expected to be commercially developed by another company, thus providing a major mixed-use community adjacent to the lower downtown area of Denver.

     On August 27, 1999 and October 27, 1999, the Company sold its investments in Hillwood and Corporate Arena, respectively, for an aggregate sales price of approximately $1.4 million. Together, the sales resulted in an approximate $0.2 million gain in 1999.

     On September 22, 2000, a limited partnership in which CDMC is a majority limited partner acquired a majority interest in the Northstar-at-Tahoe resort, a premier, up-scale ski resort located in North Lake Tahoe, California. The development is expected to span ten years and include an enhanced core village with new restaurants and retail shops, hotels and spas, and an extensive residential product mix of over 2,000 condominium and townhome units.

     In December 2000, CDMC transferred its investment in a real estate company that specializes in the management of resort properties in Colorado, Utah, South Carolina and Montana to CDMC II. CDMC II is a newly formed entity having the same owners, board of directors and officers as CDMC. In connection with that transfer, CDMC II assumed the indebtedness of CDMC incurred in connection with that investment, all of which is owed to Crescent Partnership.

     Healthcare

     On June 17, 1997, Crescent Operating acquired, for $5.0 million, a 50% member interest in CBHS and issued warrants to acquire 282,508 shares of Crescent Operating common stock with an exercise price of $18.29 per share to Magellan Health Services, Inc. ("Magellan"). As required by CBHS' operating agreement, the Company contributed an additional $2.5 million to CBHS. CBHS operates approximately 90 behavioral healthcare facilities throughout the United States. Crescent Operating also purchased as part of this acquisition warrants to acquire 1,283,311 shares of Magellan common stock for $12.5 million. The exercise price of the Magellan warrants is $30 per share, exercisable in varying increments beginning on May 31, 1998 and ending on May 31, 2009. In August and September of 1997, Crescent Operating made loans (evidenced by promissory notes) to CBHS in the aggregate principal amount of $17.5 million (the "Initial Amount"). On November 16, 1997, effective September 30, 1997, each of the promissory notes was exchanged for cumulative redeemable preferred interests (the "Redeemable Preferred Interests") in CBHS. The Redeemable Preferred Interest entitles its holder to a preferred return on the profits of CBHS, which is to be calculated at the rate of 10% per annum of the Initial Amount, compounded monthly. CBHS, upon approval of at least 80% of the members of its Governing Board, may redeem all, but not less than all, of the Redeemable Preferred Interests, at its option, on or after April 1, 1998, for cash or promissory notes, or a combination thereof.

     On September 9, 1999, Crescent Operating, Magellan, Crescent Partnership and CBHS completed a recapitalization of CBHS and restructuring of the relationships among the parties. In connection with the restructuring, Magellan transferred its remaining hospital-based assets (including Charter Advantage, Charter Franchise Services, LLC, the call center assets, the Charter name and related intellectual property and certain other assets) to CBHS, and released CBHS from all accrued and future franchise fees. As a result of the transfer, Magellan is no longer obligated to provide franchise services to CBHS. Magellan also transferred 80% of its CBHS common membership interest and all of its CBHS preferred membership interest to CBHS, leaving Magellan with a 10% common membership interest. Simultaneously, Crescent Operating reorganized its holdings leaving Crescent Operating with a 25% common membership interest and 100% of the preferred membership interest in CBHS, and a limited partnership controlled by individual officers of Crescent Operating and in which Crescent Operating owns 100% of the economic interests, with a 65% common membership interest in CBHS. Prior to the restructuring, Crescent Operating and Magellan each held a 50% common membership interest, and a 50% preferred membership interest in CBHS.

     On February 16, 2000, CBHS petitioned for relief under Chapter 11 of the United States Bankruptcy Code. Under the protection of the bankruptcy court, CBHS is engaged in efforts to sell and liquidate, in a controlled fashion, all of its ongoing business. On April 16, 2000, the asset purchase agreement to which a newly formed, wholly-owned subsidiary of Crescent Operating had agreed to acquire, for $24.5 million, CBHS's core business assets used in the operation of 37 behavioral healthcare facilities, subject to certain conditions, terminated by its own terms because not all of the conditions precedent to closing had been met by that date.

     On December 29, 2000 the Company sold its 25% common interest and its 100% preferred membership interest in CBHS, and COPI CBHS Holdings sold its 65% common interest in CBHS, to The Rockwood Financial Group, Inc. ("Rockwood") for a nominal sum. As a result of the liquidation of CBHS through bankruptcy, the equity investment in CBHS became worthless. Rockwood is wholly owned by Jeffrey L. Stevens, the Company's Executive Vice President and Chief Operating Officer and a Director. The sale of CBHS to Rockwood was effected as part of the Company's tax planning strategy.

     Other

     On March 31, 1999, the Company sold its investment in Hicks-Muse Tate & Furst II, LP for $8.1 million to an unrelated party. The sale resulted in a $0.3 million gain which was recognized in the first quarter of 1999.

     All of the acquisitions were accounted for as purchases and operations have been included in the consolidated financial statements of the Company from the date that management took over the operational control of the acquired entity.

4.   PROPERTY & EQUIPMENT, NET:

     Property and equipment consisted of the following (in thousands):

                                                     December 31, 2000    December 31, 1999
                                                     -----------------    -----------------

Rental equipment (Crescent Machinery) ............   $         124,818    $         115,022
Land and improvements ............................              65,884               64,291
Buildings and improvements .......................              35,813               31,729
Furniture, fixtures, and other equipment .........              26,756               20,421
Construction in progress (DMPLP) .................               8,650                9,231
Transportation equipment .........................               7,390                7,113
                                                     -----------------    -----------------
                                                               269,311              247,807
Less accumulated depreciation ....................             (49,572)             (32,043)
                                                     -----------------    -----------------
                                                     $         219,739    $         215,764
                                                     =================    =================

5.   INVESTMENTS:

     Investments consisted of the following (in thousands):

                                                December 31, 2000   December 31, 1999
                                                -----------------   -----------------

Investment in Landevco ......................   $          44,027   $          39,966
Investment in CDMC projects .................               8,170              11,254
Investment in CR License ....................               5,485               2,797
Investment in CR Las Vegas ..................               5,305               8,356
Investment in AmeriCold Logistics ...........               4,417              11,791
Investment in Magellan warrants .............               2,992               2,374
Investment in TCLP ..........................                  --               3,068
Investment in HCAC ..........................                  --                 864
                                                -----------------   -----------------
                                                $          70,396   $          80,470
                                                =================   =================

Investment income (loss) consisted of the following (in thousands):

                                                        Year Ended           Year Ended           Year Ended
                                                     December 31, 2000    December 31,1999     December 31, 1998
                                                     -----------------    -----------------    -----------------

Equity in income of Landevco .....................   $          28,250    $          19,351    $          19,200
Gain on sale of Four Seasons .....................              18,289                   --                   --
Equity in income of CDMC Projects ................               2,217                3,431                5,537
Equity in income of TWOC .........................               4,485                  886                1,121
Gain on sale of HCAC .............................               1,563                   --                   --
Gain on sale of CSI and CSII .....................                 722                1,493                   --
Equity in income (loss) of Transportal
   Network .......................................                 375                 (395)                  --
Equity in income of TCLP .........................                  40                  325                3,961
Equity in income of HCAC .........................                   7                  296                  130
Hicks-Muse income ................................                  --                  239                3,125
Gain on sale of Corporate Arena ..................                  --                  158                   --
Equity in loss of CBHS ...........................                  --                   --               (5,390)
Equity in loss of CR License .....................                (311)                (203)                  --
Equity in loss of CR Las Vegas, LLC ..............              (1,709)                (944)                  --
Equity in loss of AmeriCold Logistics ............              (7,374)              (3,698)                  --
                                                     -----------------    -----------------    -----------------
                                                     $          46,554    $          20,939    $          27,684
                                                     =================    =================    =================

6.   INTANGIBLE ASSETS:

Intangible assets consisted of the following (in thousands):

                                                December 31, 2000   December 31, 1999
                                                -----------------   -----------------

Goodwill, net - Crescent Machinery ..........   $          14,011   $          13,925
Goodwill, net - RoseStar ....................               1,202               1,417
Goodwill, net - COPI Colorado / CDMC ........              45,077              41,798
Membership intangible, net - DMPLP ..........              28,550              34,937
                                                -----------------   -----------------
                                                $          88,840   $          92,077
                                                =================   =================

     Accumulated amortization as of December 31, 2000 and 1999 was $39,135 and $30,151, respectively.

7.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

     Accounts payable and accrued expenses consisted of the following (in thousands):

                                                December 31, 2000   December 31, 1999
                                                -----------------   -----------------

Accounts payable ............................   $          54,195   $          36,543
Accrued taxes ...............................              13,948              10,567
Accrued interest ............................               3,027               3,857
Accrued salaries and bonuses ................               9,139               8,752
Deferred liabilities ........................               4,180               2,742
Property management payable .................               3,947               3,046
Land development construction accrual .......               1,987               6,966
Other accrued expenses ......................               9,586               5,919
                                                -----------------   -----------------
                                                $         100,009   $          78,392
                                                =================   =================

8.   OTHER LIABILITIES:

     Other liabilities consisted of the following (in thousands):

                                                     December 31, 2000   December 31, 1999
                                                     -----------------   -----------------

Deferred revenue .................................   $          69,265   $          50,964
Straight line hospitality rent adjustment ........               3,677               4,698
Other ............................................               5,475               4,175
                                                     -----------------   -----------------
                                                     $          78,417   $          59,837
                                                     =================   =================

9.   LONG-TERM DEBT:

     The Company's long-term debt facilities are composed of (i) corporate and wholly owned debt, and (ii) non wholly owned debt. Corporate and wholly owned debt relates to debt facilities at the Crescent Operating level or owed by entities which are owned 100% by Crescent Operating. Non wholly owned debt represents non-recourse debt owed by entities which are consolidated in the Company's financial statements but are not 100% owned by the Company; the Company's economic investment in these entities is 6% or less. Following is a summary of the Company's debt financing (amounts in thousands):

                                                                                      December 31, 2000   December 31, 1999
                                                                                      -----------------   -----------------

 LONG-TERM DEBT - CORPORATE AND WHOLLY OWNED SUBSIDIARIES

 Equipment notes payable to finance companies due 2001 through 2011, payments of principal and interest due monthly, bear interest from 7.0% to
 11.5%, collateralized by equipment (Crescent Machinery) ...........................   $        115,091   $         102,539

 Floor plan debt payable, three to twelve month terms at 0%
 interest (Crescent Machinery) ....................................................              12,632              21,556

 Line of credit in the amount of $19.5 million payable to Crescent
 Partnership due May 2002, bears interest at 9%, payments of interest only due quarterly, cross collateralized and cross-defaulted with the Company's
 other borrowing from Crescent Partnership (Crescent Operating) ...................              19,949              19,500

 Line of credit in the amount of $17.2 million payable to Crescent
 Partnership due the later of May 2002 or five years after the last draw
 (in no event shall the maturity date be later than June 2007), bears interest at 12%, payments of interest only due quarterly, collateralized, to the extent not prohibited by pre-existing arrangements, by a first lien on the assets which the Company now owns or may acquire in the
 future (Crescent Operating) ......................................................              17,727              17,200

 Line of credit in the amount of $15.0 million payable to Bank of America due August 2001, bears interest at LIBOR plus 1% (7.0% and 7.5% at December
 31, 2000 and December 31, 1999, respectively), payments of interest only
 due monthly (Crescent Operating) ..................................................             15,000              15,000

 Note payable to Crescent Partnership due May 2002, bears interest at 12%, payments of principal and interest due quarterly, collateralized, to the extent not prohibited by pre-existing arrangements, by a first lien on the assets which the Company now owns or may acquire in the future (Crescent
 Operating) .......................................................................              14,247              13,824

 Note payable to Crescent Partnership due May 2002, bears interest at 12%, payments of interest only due quarterly, collateralized by a first lien on the assets which the Company now owns or may acquire in the future
 (Crescent Operating) .............................................................               9,276               9,000

 Notes payable to the sellers of E. L. Lester and Company due
 July 1, 2003, bear interest at 7.5%, payments of principal and interest due semi-annually, collateralized by stock of Lester
 (Crescent Operating) .............................................................               3,957               5,345

 Note payable to Crescent Partnership maturing August 2003, bears interest at 10.75%, payments of principal and interest due monthly, collateralized by a deed of trust for certain personal property and certain real property
 (RoseStar) .......................................................................               1,106               1,483

 Notes payable to the sellers of Harvey Equipment due July 31, 2002, bear interest at 8%, payments of principal and interest due semi-annually
 (Crescent Operating) .............................................................                 625                 902

 Note payable to Crescent Partnership maturing August 2003, bears interest at 10.75%, payments of principal and interest due monthly, collateralized by a deed of trust in certain real property and certain personal property
 (RoseStar) .......................................................................                 299                 401

 Note payable to Crescent Partnership due November 2006, bears interest at
 7.5%, payments of interest only due annually (RoseStar) ..........................                 191                 191

 Note payable to the sellers of Western Traction due March 31, 2000, bears interest at 8.5%, payments of principal and interest due monthly,
 collateralized by stock of Western Traction (Crescent Operating) .................                  --               1,008

 Note payable to Crescent Partnership maturing September 2002, bears interest at 8.5%, payments of principal and interest due monthly, collateralized by the Company's 2/3 interest in HCAC
 (COI Hotel) ......................................................................                  --                 496
                                                                                      -----------------   -----------------

      Total debt - corporate and wholly owned subsidiaries ........................             210,100             208,445
                                                                                      -----------------   -----------------

LONG-TERM DEBT - NON WHOLLY OWNED SUBSIDIARIES

Construction loans for various East West Resort Development partnership projects, maturing through 2005, bear interest from 8.0% to 15.0%, payments of principal and interest or interest only payable monthly, collateralized by deeds of trust, security agreements and a first lien on the related assets
(CDMC) ............................................................................              62,316              45,024

Junior note payable to Crescent Partnership maturing December 2010, bears interest at 14%, payments of principal and interest due quarterly based on sales proceeds from DMPLP, collateralized by land, improvements and
equipment owned by DMPLP (DMPLP) ..................................................              59,000              60,000

Line of credit in the amount of $56.2 million payable to Crescent
Partnership due August 2004, bears interest at 11.5% with principal and interest payments due as distributions from projects are received, as defined by the applicable credit agreement, collateralized by CDMC's interests in East West Resort Development partnerships, East West Resorts,
LLC, and other CDMC property (CDMC) ...............................................              39,342              49,357

Line of credit in the amount of $40.0 million payable to Crescent
Partnership due December 2006, bears interest at 11.5% with principal and interest payments due as distributions from projects are received, as defined by the applicable credit agreement, collateralized by CDMC's interests in East West Resort Development partnerships, East West Resorts
LLC, and other CDMC property (CDMC) ...............................................              33,903              14,459

Line of credit in the amount of $32.0 million payable to Crescent
Partnership, due September 2008, bearing interest at 11.5%, principal and interest payments due as distributions are received, collateralized by
CDMC's interests in East West Resort Development partnerships, East West
Resorts LLC, and other CDMC property (CDMC) .......................................              32,155                  --

Line of credit in the amount of $22.9 million payable to Crescent
Partnership due January 2003, bears interest at 12.0%, principal and interest payments due as distributions from projects are received, as defined by the applicable credit agreement, collateralized by CDMC's interests in East West Resort Development partnerships, East West Resorts
LLC, and other CDMC property  (CDMC) ..............................................              17,379              16,418

Line of credit in the amount of $40.0 million payable to National Bank of
Arizona due June 2001, bears interest at rates from prime to prime plus 1%
(9.5% to 10.5% and 8.5% to 9.5% at December 31, 2000 and 1999,
respectively), payments of interest only due monthly, collateralized by certain land owned by DMPLP, deeds of trusts on lots sold and home
construction (DMPLP) ..............................................................               9,808              13,756

Line of credit in the amount of $7.0 million payable to Crescent
Partnership due August 2003, bears interest at 12% with principal and interest payments due as distributions are received, collateralized by a first lien on the assets which the Company now owns or may acquire in the
future (CRL) ......................................................................               7,000               5,666

Note payable to Crescent Partnership maturing June 2005, bears interest at
12%, with payments of interest only due quarterly and payments of principal payable annually in accordance with an increasing amortization schedule, collateralized by CDMC's interests in East West Resort Development
partnerships, East West Resorts LLC and other CDMC property (CDMC) ................               2,348               2,649

Term note in the amount of $0.2 million payable to Crescent Partnership, due August 2003, bears interest at 12% with principal and interest payments due as distributions are received, collateralized by a first lien on the
assets which the Company now owns or may acquire in the future (CRL) ..............                 166                  --

Senior note payable to Crescent Partnership maturing December 2005, bears interest at 10%, payments of principal and interest due quarterly based on sales proceeds from DMPLP, collateralized by land, improvements and
equipment owned by DMPLP (DMPLP) ..................................................                  --               6,100
                                                                                      -----------------   -----------------

          Total debt - non wholly owned subsidiaries ..............................             263,417             213,429
                                                                                      -----------------   -----------------

          Total long-term debt ....................................................   $         473,517   $         421,874
                                                                                      =================   =================

Current portion of long-term debt - CEI ...........................................   $          17,023   $           8,000

Current portion of long-term debt .................................................              78,104              69,459

Long-term debt - CEI, net of current portion ......................................             242,666             208,744

Long-term debt, net of current portion ............................................             135,724             135,671
                                                                                      -----------------   -----------------

          Total long-term debt ....................................................   $         473,517   $         421,874
                                                                                      =================   =================

    The weighted average interest rate on long-term debt at December 31, 2000 was approximately 10.6%. Substantially all of the Company's assets are pledged as collateral under various debt agreements. Payment of dividends on Crescent Operating common stock is prohibited under certain of the debt agreements. The debt agreements contain certain reporting requirements and financial covenants, including requirements that the Company maintain certain financial ratios. As of December 31, 2000, the Company had complied with all debt covenants. The Company has modified certain debt agreements with Crescent Equities extending the timing of principal and interest payments until April 20, 2001. Interest payments accrued but deferred as of December 31, 2000 of $5.1 million is included in Accounts payable and accrued expenses - CEI within the Company's consolidated financial statements.

    As of December 31, 2000, combined aggregate principal maturities of all long-term debt were as follows (in thousands):

2001................................     $  95,127
2002................................       111,402
2003................................        62,339
2004................................        63,944
2005................................        19,302
Thereafter..........................       121,403
                                         ---------
    Total                                $ 473,517
                                         =========

10.  SHAREHOLDERS' EQUITY:

     Common Stock

     The Company's authorized capital stock consists of 10.0 million shares of preferred stock, par value $0.01 per share and 22.5 million shares of common stock, par value $0.01 per share. As of December 31, 2000, there were 11,442,791 shares of common stock issued and no shares of preferred stock issued.

     Preferred Share Purchase Rights

     The Board of Directors has adopted a rights plan that provides that each holder of Crescent Operating common stock also receives a right to purchase from the Company one-hundredth of a share of Series A Junior Preferred Stock, par value $0.01, at a price of $5.00 per share, subject to adjustment. These rights can only be exercised in certain events and are intended to provide the Company certain anti-takeover protection. The Company had reserved 225,000 shares of Series A Junior Preferred Stock for this plan.

     Warrants

     In conjunction with the acquisition of a 50% member interest in CBHS, the Company issued warrants to acquire 282,508 shares of Crescent Operating common stock at an exercise price of $18.29 per share.

     Treasury Stock

     As of December 31, 2000, COPI Colorado had purchased 1,102,530 million shares of Crescent Operating common stock, which has been recorded as treasury stock, at a total purchase price of approximately $4.3 million. The average price paid, including broker commissions, was $3.88 per share.

11.  STOCK OPTION PLANS:

     The Company has two stock incentive plans, the 1997 Amended Stock Incentive Plan (the "Amended Plan") and the 1997 Management Stock Incentive Plan (the "Management Plan").

     The Amended Plan, effective May 8, 1997, initially established the maximum number of options and/or shares of restricted stock that the Company may grant at 1.0 million shares. The maximum aggregate number of shares issuable under the Amended Plan shall increase automatically on January 1 of each year by an amount equal to 8.5% of the increase in the number of shares of common stock outstanding since January 1 of the preceding year, subject to certain adjustment provisions. As of December 31, 2000, the number of shares the Company may have outstanding under the Amended Plan is 1,019,694.

     On May 13, 1997, each holder of shares of restricted stock in Crescent Equities or options in Crescent Equities or Crescent Partnership was granted an equivalent number of shares of restricted stock or options in Crescent Operating, based on a ratio of one share of restricted stock or option to purchase Crescent Operating common stock for each 10 shares of restricted stock in Crescent Equities or options for Crescent Equities common shares, and one option to purchase Crescent Operating common stock for each 5 options for units in Crescent Partnership. Under the Amended Plan, the Company has granted 859,195 options and 10,000 restricted shares, net of forfeitures, through December 31, 2000.

     The Management Plan provides that the maximum number of options and/or shares of restricted stock that the Company may grant to employees, officers, directors or consultants is 1.0 million shares. Under the Management Plan, the Company has granted 537,000 options and 34,104 restricted shares, net of forfeitures through December 31, 2000.

     Under both Plans, options are granted at a price no less than the market value of the shares on the date of grant, vest over a period determined by the Board of Directors, and expire ten years from the date of grant. The Company has reserved 579,395 shares for future options, warrants and restricted shares.

     A summary of the stock option status of the Company's Amended and Management Plans as of December 31, 2000 and changes during the periods then ended is presented in the table below:

                                                                      Weighted Average
                                                     Options           Exercise Price
                                                -----------------    -----------------

Outstanding as of December 31, 1997 .........             847,579    $            1.16
   Granted ..................................              60,600                20.42
   Exercised ................................             (23,662)                0.99
   Forfeited ................................             (20,173)                0.99
                                                -----------------    -----------------
Outstanding as of December 31, 1998 .........             864,344                 2.52
   Granted ..................................             615,400                 3.13
   Exercised ................................              (7,210)                 .99
   Forfeited ................................            (126,342)                2.20
                                                -----------------    -----------------
Outstanding as of December 31, 1999 .........           1,346,192                 2.84
   Granted ..................................                  --                   --
   Exercised ................................                  --                   --
   Forfeited ................................             (26,358)                3.92
                                                -----------------    -----------------
Outstanding as of December 31, 2000 .........           1,319,834    $            2.81
                                                =================    =================

Exercisable as of December 31, 2000 .........             824,504    $            2.20

     Exercise prices, number of shares and the weighted-average remaining contractual life ("Average Life") at December 31, 2000 were as follows:

                                            Options Outstanding                      Options Exercisable
                                   --------------------------------------    ------------------------------------
         Exercise Price                 Number            Average Life            Number           Average Life
   ----------------------------    -----------------    -----------------    -----------------    ---------------
          $ 0.99                        712,234              4 years              623,584            4 years
          $ 2.50 - 5.44                 537,000              9 years              170,680            8 years
          $ 15.50 - 20.50                70,600              7 years               30,240            7 years

     The Company applies APB No. 25 in accounting for options granted pursuant to the Amended Plan and the Management Plan (collectively, the "Plans"). Accordingly, no compensation cost has been recognized for the Plans. Had compensation cost for the Plans been determined based on the fair market value at the grant dates for awards under the Plans consistent with SFAS No. 123, the Company's net income (loss) and earning (loss) per share would have been the following pro forma amounts (in thousands). The following pro forma amounts may not be representative of the effects on reported net income for future years.

                                                As Reported                              Proforma
                                               ------------        ----------------------------------------------------
                                                   2000                2000                1999                1998
                                               ------------        ------------        ------------        ------------

Net income (loss) (in thousands) .......       $     (3,690)       $     (3,924)       $     (3,004)       $        837
Earnings (loss) per share ..............       $      (0.36)       $      (0.38)       $      (0.29)       $       0.07

     The Company did not grant any options during the year ended December 31, 2000. For the years ended December 31, 1999 and 1998, the weighted average grant date fair value of each option granted was $2.29 and $14.66, respectively.

     The fair value of each option was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for 1999 and 1998, respectively: risk-free interest rates of 5.6% and 5.4%; expected volatility of 91.6% and 88.3%; expected dividend yields of 0%; expected lives of five years.

12.  EARNINGS PER SHARE:

     Earnings (loss) per share ("EPS") is calculated as follows (in thousands, except per share data):

                                Year ended                            Year ended                         Year ended
                             December 31, 2000                     December 31, 1999                   December 31, 1998
                    ----------------------------------    ----------------------------------    ---------------------------------
                       Net       Wtd. avg.   Per share      Net        Wtd. avg.   Per share      Net       Wtd. avg.   Per share
                      Loss        shares      amount        Loss         shares      Amount      Income       Shares     Amount
                    ---------    ---------   ---------    ---------    ---------   ---------    ---------   ---------   ---------

Basic EPS .......   $  (3,690)      10,326   $   (0.36)   $  (2,695)      10,363   $   (0.26)   $   1,141      11,206   $    0.10

Effect of
Dilutive
Securities:
Stock Options ...          --           --                       --           --                       --         737
                    ---------    ---------   ---------    ---------    ---------   ---------    ---------   ---------   ---------

Diluted EPS .....   $  (3,690)      10,326   $   (0.36)   $  (2,695)      10,363   $   (0.26)   $   1,141      11,943   $    0.10
                    =========    =========   =========    =========    =========   =========    =========   =========   =========

     The Company had 1,319,834, 1,344,792 and 70,600 options in 2000, 1999 and
     1998, respectively, which were not included in the calculation of diluted EPS as they were anti-dilutive.

13.  INCOME TAXES:

     The components of the Company's income tax provision (benefit) were as follows (in thousands):

                                                         Year Ended          Year Ended           Year Ended
                                                     December 31, 2000    December 31, 1999    December 31, 1998
                                                     -----------------    -----------------    -----------------
Current:
   Federal .......................................   $          21,394    $          18,706    $           6,543
   State .........................................               2,551                2,459                  935
                                                     -----------------    -----------------    -----------------
                                                                23,945               21,165                7,478
                                                     -----------------    -----------------    -----------------
Deferred:
   Federal .......................................             (10,673)             (21,556)              (1,712)
   State .........................................              (1,525)              (3,080)                (245)
                                                     -----------------    -----------------    -----------------
                                                               (12,198)             (24,636)              (1,957)
                                                     -----------------    -----------------    -----------------
    Total income tax provision (benefit) .........   $          11,747    $          (3,471)   $           5,521
                                                     =================    =================    =================


     Reconciliations of the federal statutory income tax rate to the effective tax rate were as follows:

                                                         Year Ended           Year Ended            Year Ended
                                                     December 31, 2000     December 31, 1999     December 31, 1998
                                                     -----------------     -----------------     -----------------

Federal statutory income tax rate ................                35.0%                 35.0%                 35.0%
State income taxes, net of federal tax benefit ...                 5.0                   5.0                   5.0
Minority interests ...............................                (6.8)                (23.1)                (12.1)
Change in valuation allowance ....................                  --                 (47.1)                 (6.5)
Net operating loss benefit .......................                  --                  (8.5)                   --
Other, net .......................................                 1.3                  (5.0)                  2.6
                                                     -----------------     -----------------     -----------------
    Effective tax rate ...........................                34.5%                (43.7)%                24.0%
                                                     =================     =================     =================

     Significant components of the Company's deferred tax assets and liabilities were as follows (in thousands):

                                                             December 31,
                                                --------------------------------------
                                                      2000                  1999
                                                -----------------    -----------------
Deferred tax assets:
   Equity in losses of subsidiaries .........   $             817    $           8,936
   Deferred revenue/rentals .................              33,680               25,926
   Accrued expenses .........................               3,559                  814
   Inventories ..............................                 894                  794
   Net operating loss carryforwards .........              26,281                4,049
   Other ....................................                  83                  132
                                                -----------------    -----------------
      Deferred tax assets ...................              65,314               40,651
                                                -----------------    -----------------

Deferred tax liabilities:
   Prepaid expenses .........................              (1,094)              (1,048)
   Depreciable property and equipment .......             (20,181)              (8,326)
   Real estate ..............................              (9,650)              (9,086)
                                                -----------------    -----------------
      Deferred tax liabilities ..............             (30,925)             (18,460)
                                                -----------------    -----------------

Valuation allowance .........................                (406)                (406)
                                                -----------------    -----------------
      Net deferred tax assets ...............   $          33,983    $          21,785
                                                =================    =================

Current deferred tax assets .................   $           3,306    $             414
Noncurrent deferred tax assets ..............              30,677               21,371
                                                -----------------    -----------------
      Net deferred tax assets ...............   $          33,983    $          21,785
                                                =================    =================

     At December 31, 2000, the Company had net operating loss carryforwards ("NOL") of approximately $65.5 million, which will expire after years 2001 through 2020. A portion of this NOL was acquired subject to restrictive tax limitations. The Company has reserved $0.4 million of the future tax benefit of acquired NOL's which are subject to the tax law limitations and may not be realized. Management believes that the deferred tax asset will be realized due to tax planning strategies associated with an anticipated restructure (See Note 20 - Restructuring of Crescent Operating). The investments held by the Company that are considered to be Controlled Subsidiary Transactions have entered into agreements to elect to become Taxable REIT Subsidiaries ("TRS") of Crescent Equities for federal income tax reporting purposes effective January 1, 2001.

14.  MAGELLAN WARRANTS:

     In connection with the transaction in which Crescent Operating acquired its 50% membership interest in CBHS, the Company purchased, for $12.5 million, warrants to acquire 1,283,311 shares of Magellan common stock for an exercise price of $30.00 per share. The Magellan warrants are exercisable in varying increments over the period which began on May 31, 1998 and ends on May 31, 2009. The fair value of the warrants, using the Black-Scholes pricing model, was $3.0 million at December 31, 2000. As a result, the $9.5 million difference between the cost and the estimated fair value of the warrants has been included in the consolidated financial statements as accumulated comprehensive income (loss) as of December 31, 2000. See Note 2 for the discussion of the change in accounting for the Magellan warrants effective January 1, 2001 as required under SFAS No. 133.

15.  COMMITMENTS AND CONTINGENCIES:

     Lease Commitments

     The Hospitality segment leases eight hotel and resort properties (the "Hospitality Properties") from Crescent Equities. Generally, the leases are on a triple net basis during 120-month terms and expire from December 2004 to October 2008. The leases provide for the payment to Crescent Partnership or its subsidiaries of (i) base rent, with periodic rent increases, (ii) percentage rent based on a percentage of gross room revenues above a specified amount, and (iii) a percentage of gross food and beverage revenues above a specified amount. Base rental expense under the leases is recognized on a straight-line basis over the terms of the respective leases. The Land Development segment leases office space, model homes, housekeeping and laundry facilities and certain equipment. The Equipment Sales and Leasing segment leases rental delivery and service trucks and land and buildings at various locations.

     Total lease expense for all segments during the periods ended December 31, 2000, 1999 and 1998 was approximately $74.2 million, $62.5 million and $55.4 million, respectively. Included in lease expense was percentage rent for the Hospitality Properties for the periods ended December 31, 2000, 1999 and 1998 of $19.0 million, $14.7 million and $13.8 million, respectively. Future minimum lease payments due under such leases as of December 31, 2000, were as follows (in thousands):

               2001....................          $         47,560
               2002....................                    46,786
               2003....................                    46,513
               2004....................                    46,401
               2005....................                    38,209
               Thereafter..............                    55,154
                                                 ----------------
                                                 $        280,623
                                                 ================

     Contingencies

     CBHS became the subject of Chapter 11 bankruptcy proceedings by filing a voluntary petition on February 16, 2000, in United States Bankruptcy Court for the District of Delaware. Although CBHS is not a subsidiary of Crescent Operating, Crescent Operating did own a majority (90%) economic interest in CBHS, until December 29, 2000. Crescent Operating's claims against the estate of CBHS include (i) its interests as a direct and indirect equity holder of CBHS and (ii) its claim for indemnification or contribution against third party lawsuits and claims where Crescent Operating is a named defendant with CBHS, such as lawsuits based upon alleged WARN Act violations purported to have been committed by CBHS and/or its subsidiaries in closing behavioral health care facilities in 1999 and 2000. Crescent Operating has filed proofs of claim against CBHS with regard to these claims; however, the Company now believes that there exists substantial doubt whether any of its claims will be collectible, due to the presumptively insolvent nature of the debtors' estate.

     Another claimant in the CBHS bankruptcy is Crescent Partnership (together with its parent, Crescent Equities), which is the owner of certain facilities leased to and operated by CBHS and its subsidiaries and is also the secured lender of $10 million to CBHS. CBHS has an arrearage on its lease payments owed to Crescent Partnership accrued prior to the commencement of bankruptcy. While the claims of Crescent Partnership against CBHS are not necessarily adverse to the interests of Crescent Operating, the interests of Crescent Partnership are separate, distinguishable and at least nominally in conflict with the competing interests and claims of all other interested parties in the bankruptcy, including Crescent Operating. To the Company's knowledge, none of the directors, officers or security holders of Crescent Operating has, in his or its individual capacity, an interest adverse to Crescent Operating in connection with the CBHS bankruptcy; however, in their capacities as directors, officers and/or security holders of Crescent Partnership or Crescent Equities, certain persons may be deemed to hold interests adverse to the Company's interest in connection with the CBHS bankruptcy.

     To date, several lawsuits, all of which seek class action certification, have been filed against CBHS alleging violations of the WARN Act in the closing of certain healthcare facilities. Of those lawsuits, three also named Crescent Operating as a defendant, but two of those suits have since been dismissed. An additional suit seeking similar relief was also filed against Crescent Operating and other parties, but not CBHS, leaving two WARN Act suits pending against Crescent Operating. Under the automatic stay provisions of federal bankruptcy law, lawsuits against CBHS or its subsidiaries are stayed unless otherwise directed by the bankruptcy court, but the lawsuits against other defendants, including Crescent Operating, are not stayed automatically. The Company anticipates that other similar lawsuits may be filed due to the closing of the CBHS facilities or that COPI may be named in existing lawsuits against CBHS. With respect to the pending suits and possible future claims against Crescent Operating based on the closure by CBHS of facilities in 1999 and 2000, the Company believes that such actions are without basis under the WARN Act and should be dismissed; however, no assurance can be given that Crescent Operating will prevail.

     In accordance with an agreement between Gerald Haddock and the Company, COPI Colorado redeemed the limited partnership interest of Mr. Haddock, the Company's former Chief Executive Officer and President, in January 2000, COPI Colorado paid Mr. Haddock approximately $2.6 million for his approximate 16.67% limited partner interest (determined from an independent appraisal of the value of COPI Colorado). Mr. Haddock has challenged the valuation performed by the independent appraiser and the procedures followed by the Company with respect to the redemption and valuation process. The Company believes that it has complied with all terms of the agreement as it relates to the liquidation of Mr. Haddock from the partnership. In February 2001, the Company filed a lawsuit seeking a declaratory judgment to assist in resolution of the Company's dispute with Mr. Haddock.

     The Company is a party to other legal actions related to certain of its investments. Material losses related to such cases have not been deemed probable by management after consultation with outside counsel, and no financial statement accruals have been made. Based on the status of the cases, the Company is unable to determine a range of possible losses, if any, that might be incurred in connection with this litigation. The Company believes it is not probable that the ultimate resolution of this litigation will have a material adverse effect on its financial position and results of operations.

16.  SUPPLEMENTAL CASH FLOW INFORMATION:

     Supplemental cash flow information is summarized as follows (in thousands):

                                                                              December 31,
                                                               -------------------------------------------
                                                                   2000           1999            1998
                                                               ------------   ------------    ------------

Interest paid, net of amounts capitalized ..................   $     29,729   $     27,422    $     23,360
                                                               ============   ============    ============
Taxes paid .................................................   $     17,293   $     24,755    $      4,345
                                                               ============   ============    ============

 Non-cash investing and financing activities:
    In conjunction with the acquisitions by the
    Company, liabilities were assumed as follows:
         Fair value of assets acquired .....................   $         --   $     43,178    $     84,892
         Stock issued for the acquisitions .................             --             --          (3,391)
         Notes payable issued for acquisitions .............             --         (6,000)         (8,659)
         Cash paid for the acquisitions ....................             --        (28,511)        (26,300)
                                                               ------------   ------------    ------------
             Liabilities assumed ...........................   $         --   $      8,667    $     46,542
                                                               ============   ============    ============

    Decrease in intangible and deferred income for
    amount associated with sales of club memberships .......   $      6,387   $      7,172    $     11,084
                                                               ============   ============    ============

17.  FAIR VALUES OF FINANCIAL INSTRUMENTS:

     The carrying amount of cash and cash equivalents, accounts receivable, inventories, notes receivable, prepaid expenses and other current assets, and accounts payable and accrued expenses approximates fair value as of December 31, 2000 because of the short maturity of these instruments. Similarly, the carrying value of line of credit borrowings approximates fair value as of that date because the applicable interest rates fluctuate based on published market rates. In the opinion of management, without consideration of the financial position of the Company, the interest rates associated with the long-term debt approximates the market interest rates for this type of instrument, and as such, the carrying values approximate fair value at December 31, 2000.

18.  BUSINESS SEGMENT INFORMATION:

     Crescent Operating's assets and operations are located entirely within the United States and are comprised of four business segments: (i) Equipment Sales and Leasing, (ii) Hospitality, (iii) Temperature Controlled Logistics and (iv) Land Development. In addition to these four business segments, the Company has grouped its investment in Magellan warrants, its previous investment in CBHS, interest expense on corporate debt and general corporate overhead costs such as legal and accounting costs, insurance costs and corporate salaries as "Other" for segment reporting purposes. Because the Company sold its investment in CBHS in 2000 and did not recognize income or loss from CBHS in 1999 or 2000, the Company no longer reports its operations related to CBHS as a separate segment. The Company uses net income as the measure of segment profit or loss.

     The Equipment Sales and Leasing segment is engaged in the sale, leasing and service of construction equipment and accessories to the construction and utility industries located primarily in seven states. Crescent Machinery's leasing activities consist principally of leasing construction equipment and accessories under various leases, which are primarily short-term operating leases.

     The Hospitality segment generally consists of the operations of the Hospitality Properties. Each of such properties is owned by Crescent Partnership or its affiliates and all are leased to subsidiaries of the Company under long term leases. In addition to these properties, the Company also has other investments in CRL.

     The Temperature Controlled Logistics segment consists primarily of a 40% interest in the operations of AmeriCold Logistics. Prior to reorganization of this segment effective March 12, 1999, this segment consisted of a 2% economic interest in the operations of The Temperature Controlled Logistics Partnerships. AmeriCold Logistics is the largest operator of public refrigerated storage space in the country in terms of public storage space operated.

     The Land Development segment consists of (i) a 4.65% economic interest in Desert Mountain, a master planned, luxury residential and recreational community in northern Scottsdale, Arizona, (ii) a 52.5% general partner interest in Woodlands Operating, which provides management, advisory, landscaping and maintenance services to entities affiliated with Crescent Operating and Crescent Equities, (iii) a 2.125% economic interest in Landevco, which owns approximately 6,500 acres for commercial and residential development as well as a realty office, an athletic center, and an interest in a title company and (iv) a 6% economic interest in CDMC, whose operations consist principally of investing in partnerships and other entities that directly or indirectly develop and manage residential and resort properties (primarily in Colorado) or provide related services.

     Business segment information is summarized as follows (in thousands):

                                                    For the Year Ended   For the Year Ended   For the Year Ended
                                                     December 31, 2000    December 31, 1999    December 31, 1998
                                                    ------------------   ------------------   ------------------
Revenues:
   Equipment Sales and Leasing ...................   $         142,842    $         136,343    $          85,365
   Hospitality ...................................             272,157              246,763              229,491
   Land Development ..............................             301,827              334,881              178,392
   Temperature Controlled Logistics ..............                  --                   --                   --
   Other .........................................                  --                   --                   --
                                                     -----------------    -----------------    -----------------
   Total revenues ................................   $         716,826    $         717,987    $         493,248
                                                     =================    =================    =================

Income (loss) from operations:
   Equipment Sales and Leasing ...................   $           1,729    $           4,737    $           6,354
   Hospitality ...................................              (3,419)               1,286                6,659
   Land Development ..............................              25,542               10,449                   20
   Temperature Controlled Logistics ..............                 (27)                  (2)                 (88)
   Other .........................................              (4,197)              (2,603)              (3,059)
                                                     -----------------    -----------------    -----------------
   Total income (loss) from operations ...........   $          19,628    $          13,867    $           9,886
                                                     =================    =================    =================

Depreciation and amortization:
   Equipment Sales and Leasing ...................   $          18,254    $          15,041    $           8,222
   Hospitality ...................................               1,356                1,023                  802
   Land Development ..............................              18,286               17,811                5,695
   Temperature Controlled Logistics ..............                  --                   --                   10
   Other .........................................                 (71)                (133)                  18
                                                     -----------------    -----------------    -----------------
   Total depreciation and amortization ...........   $          37,825    $          33,742    $          14,747
                                                     =================    =================    =================

Investment income (loss):
   Equipment Sales and Leasing ...................   $              --    $              --    $              --
   Hospitality ...................................              17,839                 (851)                 130
   Land Development ..............................              34,952               23,825               25,858
   Temperature Controlled Logistics ..............              (6,237)              (2,275)               3,961
   Other .........................................                  --                  240               (2,265)
                                                     -----------------    -----------------    -----------------
     Total investment income (loss) ..............   $          46,554    $          20,939    $          27,684
                                                     =================    =================    =================

Interest expense, net:
   Equipment Sales and Leasing ...................   $          10,585    $           6,747    $           2,942
   Hospitality ...................................                 805                  618                   54
   Land Development ..............................              12,672               11,326                4,335
   Temperature Controlled Logistics ..............                  --                   --                   --
   Other .........................................               8,012                8,038                7,055
                                                     -----------------    -----------------    -----------------
   Total interest expense, net ...................   $          32,074    $          26,729    $          14,386
                                                     =================    =================    =================

Income tax expense (benefit)
   Equipment Sales and Leasing ...................   $          (3,763)   $          (1,081)   $           1,539
   Hospitality ...................................               5,010                  (50)               2,724
   Land Development ..............................              17,888                7,293                7,465
   Temperature Controlled Logistics ..............              (2,506)                (911)                  --
   Other .........................................              (4,882)              (8,722)              (6,207)
                                                     -----------------    -----------------    -----------------
   Total income tax expense (benefit) ............   $          11,747    $          (3,471)   $           5,521
                                                     =================    =================    =================

Capital expenditures:
   Equipment Sales and Leasing ...................   $          48,228    $          58,107    $          28,607
   Hospitality ...................................               1,964                2,388                1,635
   Land Development ..............................              18,427               18,930               13,183
   Temperature Controlled Logistics ..............                  --                   --                   --
   Other .........................................                  37                   51                   46
                                                     -----------------    -----------------    -----------------
   Total capital expenditures ....................   $          68,656    $          79,476    $          43,471
                                                     =================    =================    =================

Investment in unconsolidated subsidiaries:
   Equipment Sales and Leasing ...................   $              --    $              --    $              --
   Hospitality ...................................              10,790               12,017                2,011
   Land Development ..............................              52,197               51,220               60,687
   Temperature Controlled Logistics ..............               4,417               14,859              293,868
   Other .........................................               2,992                2,374               10,539
                                                     -----------------    -----------------    -----------------
   Total investment in
          unconsolidated subsidiaries ............   $          70,396    $          80,470    $         367,105
                                                     =================    =================    =================

Identifiable assets:
   Equipment Sales and Leasing ...................   $         192,151    $         184,964    $         127,215
   Hospitality ...................................              44,810               44,805               38,536
   Land Development ..............................             643,514              535,911              464,634
   Temperature Controlled Logistics ..............               8,829               16,337              293,780
   Other .........................................              21,224               13,636               13,168
                                                     -----------------    -----------------    -----------------
   Total identifiable assets .....................   $         910,528    $         795,653    $         937,333
                                                     =================    =================    =================

19.  RELATED PARTY TRANSACTIONS:

     INTERCOMPANY AGREEMENT

     Generally, Crescent Operating is involved with Crescent Equities in two types of transactions: "Lessee Transactions" and "Controlled Subsidiary Transactions". Lessee Transactions are those in which Crescent Operating enters into a transaction to lease and operate real property that is owned by Crescent Partnership but which cannot be operated by Crescent Partnership due to Crescent Equities status as a REIT. Controlled Subsidiary Transactions are those in which Crescent Operating invests alongside Crescent Partnership in acquisitions where Crescent Operating owns all of the voting stock, and Crescent Partnership owns all of the non-voting stock of a corporate acquisition vehicle which in turn acquires a target business which cannot be operated by Crescent Partnership due to Crescent Equities' status as a REIT. The voting stock represents the control of the entity being purchased and due to its status as a REIT, up until the REIT Modernization Act which became effective January 1, 2001, Crescent Equities could not have such ownership.

     Crescent Operating and Crescent Partnership have entered into the Intercompany Agreement to provide each other with rights to participate in the types of transactions mentioned above. The Intercompany Agreement provides, subject to certain terms, that Crescent Partnership will provide Crescent Operating with a right of first refusal to become the lessee of any real property acquired by Crescent Partnership if Crescent Partnership determines that, consistent with Crescent Equities' status as a REIT, it is required to enter into a "master" lease arrangement. Crescent Operating's right of first refusal under the Intercompany Agreement is conditioned upon the ability of Crescent Operating and Crescent Partnership to negotiate a mutually satisfactory lease arrangement and the determination of Crescent Partnership, in its sole discretion, that Crescent Operating is qualified to be the lessee. In general, a master lease arrangement is an arrangement pursuant to which an entire property or project (or a group of related properties or projects) is leased to a single lessee. If a mutually satisfactory agreement cannot be reached within a 30-day period (or such longer period to which Crescent Operating and Crescent Partnership may agree), Crescent Partnership may offer the opportunity to others.

     Under the Intercompany Agreement, Crescent Operating has agreed not to acquire or make (i) investments in real estate which, for purposes of the Intercompany Agreement, includes the provision of services related to real estate and investment in hotel properties, real estate mortgages, real estate derivatives or entities that invest in real estate assets or (ii) any other investments that may be structured in a manner that qualifies under the federal income tax requirements applicable to REITs. Crescent Operating has agreed to notify Crescent Partnership of, and make available to Crescent Partnership, investment opportunities developed by Crescent Operating, or of which Crescent Operating becomes aware but is unable or unwilling to pursue.

     OTHER TRANSACTIONS

     The Company leases full service hotels and destination health and fitness resorts from Crescent Partnership, or other subsidiaries of Crescent Equities, under operating leases. Crescent Partnership has agreed to fund all capital expenditures relating to furniture, fixtures and equipment reserves required under applicable management agreements on all properties except for Canyon Ranch-Tucson. Total rent expense related to these leases totaled approximately $63.3 million, $54.0 million and $52.3 million for the years ended December 31, 2000, 1999 and 1998, respectively.

     The Company has various debt instruments payable to Crescent Partnership with an aggregate amount outstanding at December 31, 2000 and 1999 of $259.7 million and $216.7 million, respectively. See Note 9 for additional information.

     Included in notes receivable is a note from Landevco payable to Landco in the amount of $10.6 million as of December 31, 2000. The note bears interest at 15.0% per annum with quarterly interest payments and principal due upon maturity of July 2007. Interest income recognized for the years ended December 31, 2000, 1999 and 1998 was $1.6 million, $1.7 million and $0.7 million, respectively.

     Effective February 1, 2000, The Varma Asset Management Agreements were terminated by mutual agreement of the parties; at the same time, Crescent Operating and its hospitality subsidiaries entered into a Master Asset Management and Administrative Services Agreement with the Sonoma Management Company ("SMC") to manage the Hyatt Albuquerque, the Four Seasons Hotel Houston, the Renaissance Hotel Houston and the Denver City Center Marriott. At the same time, the Company's hospitality subsidiaries accepted assignment from the owners of the Sonoma Mission Inn and Spa, the Sonoma Mission Inn Golf and Country Club and the Ventana Inn and Spa of its property management agreements with SMC. The principals of SMC are Sanjay and Johanna Varma and Crescent Equities is an equity owner in SMC. Payment of obligations under the Master Asset Management and Administrative Services Agreement are guaranteed by the Company. For each property for which it provides asset management services, SMC will receive a base fee equal to 0.85% of gross revenues of the property managed plus an incentive fee of 50% of actual net income in excess of budgeted net income. For each property for which it provides property management services, SMC will receive a base fee equal to 2.0% of gross revenues of the property plus an incentive fee of 20% of net operating income in excess of 12% annual return on investment to owner.

20.  RESTRUCTURING OF CRESCENT OPERATING:

     On December 17, 1999, President Clinton signed into law the REIT Modernization Act, which became effective on January 1, 2001, and contains a provision that permits real estate investments trusts ("REITS"), such as Crescent Equities, to own and operate certain types of investments that are currently owned and operated by Crescent Operating, specifically the Hospitality and Land Development segments. As a consequence, Crescent Equities can retain business opportunities it would otherwise offer to the Company pursuant to the Intercompany Agreement. Crescent Operating is considering corporate restructuring alternatives which include the potential sale of the Company's Hospitality and Land Development segments to Crescent Equities.

If a successful restructuring is not completed and/or significant new equity is not obtained, it is likely that the Company would be unable to meet its financial obligations in a timely manner. The Company has extended certain payment obligations by reaching agreements with Crescent Equities to defer until April 20, 2001 payments on certain of Crescent Operating's obligations to Crescent Equities otherwise due. Interest payments and rent payments accrued but deferred as of December 31, 2000 totaled approximately $5.1 million and $5.8 million, respectively. If a restructuring of the Company as now contemplated by the Company's management and/or a significant infusion of equity is successfully completed, the Company believes that it will be able to meet its capital requirements during 2001. If a successful restructuring is not completed and/or significant new equity is not obtained, the Company will not have adequate capital to meet its needs.

21.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

     Amounts in thousands, except per share amounts:

                                                                         Year Ended December 31, 2000
                                                               ------------------------------------------------
                                                                 First       Second        Third       Fourth
                                                               ---------    ---------    ---------    ---------

Revenues ...................................................   $ 167,551    $ 176,397    $ 182,133    $ 190,745
Income (loss) from operations ..............................       7,973        5,582        6,557         (484)
Income (loss) before minority interests and income taxes ...       6,237         (684)       3,440       25,082
Minority interests .........................................      (6,731)      (2,954)      (6,660)      (9,673)
Income tax provision (benefit) .............................       1,488         (226)         950        9,535
Net income (loss) ..........................................      (1,982)      (3,412)      (4,170)       5,874
Basic income (loss) per share ..............................        (.19)        (.33)        (.40)         .56
Diluted income (loss) per share ............................        (.19)        (.33)        (.40)         .56


                                                                         Year Ended December 31, 1999
                                                               ------------------------------------------------
                                                                 First       Second        Third       Fourth
                                                               ---------    ---------    ---------    ---------

Revenues ...................................................   $ 136,748    $ 173,393    $ 175,602    $ 232,244
Income (loss) from operations ..............................       4,295        8,751        2,946       (2,125)
Income (loss) before minority interests and income taxes ...       9,001        6,293       (2,282)      (5,066)
Minority interests .........................................      (5,215)      (5,167)      (1,465)      (2,265)
Income tax provision (benefit) .............................         372          972       (1,284)      (3,531)
Net income (loss) ..........................................       3,414          154       (2,463)      (3,800)
Basic income (loss) per share ..............................         .32          .01         (.24)        (.35)
Diluted income (loss) per share ............................         .31          .01         (.24)        (.34)

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                    CRESCENT OPERATING, INC. (PARENT COMPANY)

                            CONDENSED BALANCE SHEETS
                             (Amounts in thousands)

                                                         December 31, 2000       December 31, 1999
                                                         -----------------       -----------------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                  $    760               $ (1,316)
  Accounts receivable                                             641                    406
  Intercompany                                                 13,608                  7,102
  Prepaid expenses and other current assets                       601                     89
                                                             --------               --------
    Total current assets                                       15,610                  6,281
                                                             --------               --------

PROPERTY AND EQUIPMENT, NET                                        66                     66

INVESTMENTS                                                    47,647                 48,747

OTHER ASSETS                                                    5,548                  7,289
                                                             --------               --------

TOTAL ASSETS                                                 $ 68,871               $ 62,383
                                                             ========               ========

          LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                      $  1,086               $    246
  Accounts payable and accrued expenses -- CEI                  6,849                  2,078
  Current portion of long-term debt -- CEI                      8,578                     --
  Current portion of long-term debt                            16,033                  1,967
                                                             --------               --------
    Total current liabilities                                  32,546                  4,291

LONG-TERM DEBT, NET OF CURRENT PORTION                         56,170                 79,812


                                                             --------               --------
    Total liabilities                                          88,716                 84,103
                                                             --------               --------

SHAREHOLDERS' EQUITY (DEFICIT)
  Preferred stock, $.01 par value, 10,000 shares authorized,       --                     --
    no shares issued or outstanding
  Common stock, $.01 par value, 22,500 shares authorized,         114                    114
    11,443 shares issued
  Additional paid-in capital                                   17,754                 17,714
  Deferred compensation on restricted shares                     (177)                  (198)
  Accumulated comprehensive income (loss)                     (10,127)               (10,127)
  Retained deficit                                            (27,409)               (29,223)
                                                             --------               --------
    Total shareholders' equity (deficit)                      (19,845)               (21,720)
                                                             --------               --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)         $ 68,871               $ 62,383
                                                             ========               ========


          See accompanying notes to the condensed financial statements

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                    CRESCENT OPERATING, INC. (PARENT COMPANY)

                       CONDENSED STATEMENTS OF OPERATIONS
                             (Amounts in thousands)

                                            For the                For the                 For the
                                          Year Ended             Year Ended              Year Ended
                                        December 31, 2000      December 31, 1999       December 31, 1998
                                        -----------------      -----------------       -----------------
COSTS AND EXPENSES
  General and administrative expenses      $  4,197               $  2,602                $  3,059
  Interest expense                            8,427                  8,429                   7,062
  Interest income                              (416)                  (391)                     (7)
  Other                                           2                     --                      (2)
                                           --------               --------                --------

    Total costs and expenses                 12,210                 10,640                  10,112

INVESTMENT INCOME                             4,147                  1,816                  15,101
                                           --------               --------                --------

INCOME (LOSS) BEFORE TAXES                   (8,063)                (8,824)                  4,989

INCOME TAX BENEFIT                           (4,428)                (8,153)                 (6,207)
                                           --------               --------                --------

NET INCOME (LOSS)                          $ (3,635)              $   (671)               $ 11,196
                                           ========               ========                ========


          See accompanying notes to the condensed financial statements

           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                    CRESCENT OPERATING, INC. (PARENT COMPANY)

                       CONDENSED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                       For the                For the                 For the
                                                                      Year Ended             Year Ended              Year Ended
                                                                  December 31, 2000      December 31, 1999       December 31, 1998
                                                                  -----------------      -----------------       -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                           $ (3,635)               $   (671)                  $ 11,196
  Adjustments to reconcile net loss
    to net cash provided by (used in) operating activities:
    Depreciation                                                           32                      22                          6
    Amortization                                                         (103)                   (155)                        11
    Intercompany                                                       (6,538)                 (1,942)                       341
    Loss on sale of equipment                                               4                       2                         --
    Gain on sale of investments                                          (722)                 (1,963)                        --
    Investment (income) loss                                           (3,425)                    147                      1,746
    Deferred compensation                                                  60                      53                         53
    Deferred taxes                                                      1,744                  (6,909)                    (6,280)
    Changes in assets and liabilities, net of
      effects of acquisitions:
      Accounts receivable                                                (996)                   (127)                        --
      Prepaid expenses and current assets                                (511)                    634                        (91)
      Other assets                                                        100                     (27)                      (158)
      Accounts payable and accrued expenses                             1,240                    (315)                       147
      Accounts payable and accrued expenses - CEI                       4,771                     480                        122
                                                                     --------                --------                   --------
        Net cash provided by (used in) operating activities            (7,979)                (10,771)                     7,093
                                                                     --------                --------                   --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of business interests - net of cash acquired                 --                 (15,489)                   (30,500)
  Purchases of property and equipment                                     (36)                    (51)                       (46)
  Proceeds from sale of property and equipment                          4,060                      --                         --
  Proceeds from sale of investments                                        --                  22,691                         --
  Net distribution from investments                                     7,028                   7,097                      5,985
                                                                     --------                --------                   --------
        Net cash provided by (used in) investing activities            11,052                  14,248                    (24,561)
                                                                     --------                --------                   --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of long-term debt - CEI                                      1,675                  37,628                     42,820
  Payments of long-term debt - CEI                                         --                 (39,480)                   (21,569)
  Payments of long-term debt                                           (2,673)                 (5,942)                    (1,989)
  Other                                                                    --                       7                        802
                                                                     --------                --------                   --------
        Net cash provided by (used in) financing activities              (998)                 (7,787)                    20,064
                                                                     --------                --------                   --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                    2,075                  (4,310)                     2,596

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                  (1,316)                  2,994                        398
                                                                     --------                --------                   --------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                                      $    759                $ (1,316)                  $  2,994
                                                                     ========                ========                   ========


          See accompanying notes to the condensed financial statements

           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                    CRESCENT OPERATING, INC. (PARENT COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS


1.     BASIS OF PRESENTATION

       Crescent Operating, Inc.'s (the "Company") investment in subsidiaries is stated at cost plus or minus equity in undistributed earnings (losses) of subsidiaries since the date of acquisition. The Company's share of net income (loss) of its unconsolidated subsidiaries is included in consolidated income (loss) using the equity method. The parent company-only financial statements should be read in conjunction with the Company's consolidated financial statements.

                          INDEPENDENT AUDITORS' REPORT




To the Partners
Vornado Crescent Logistics Operating Partnership and Subsidiary:

We have audited the accompanying consolidated balance sheets of Vornado Crescent Logistics Operating Partnership and Subsidiary (the "Partnership") as of December 31, 2000 and 1999, and the related consolidated statements of operations, partners' capital, and cash flows for the year ended December 31, 2000 and for the period from March 11, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of Vornado Crescent Logistics Operating Partnership and Subsidiary at December 31, 2000 and 1999, and their consolidated results of operations and cash flows for the year ended December 31, 2000 and for the period from March 11, 1999 (date of inception) to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP

February 27, 2001

VORNADO CRESCENT LOGISTICS OPERATING
PARTNERSHIP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2000 AND 1999
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

ASSETS                                                                          2000                1999

CURRENT ASSETS:
  Cash and cash equivalents                                                   $   6,215           $   7,988
  Restricted cash                                                                14,736              16,887
  Trade accounts receivable, net of allowance for doubtful
     accounts of $3,502 and $2,036, respectively                                 77,889              77,010
  Other current assets                                                            6,821               7,891
  Working capital to be collected on behalf of Real Estate Companies             (7,507)            (12,951)
                                                                              ---------           ---------

                                                                                 98,154              96,825

PROPERTY, PLANT, AND EQUIPMENT:
  Land                                                                           18,533              18,442
  Buildings and improvements                                                      2,476               1,517
  Machinery and equipment                                                        44,131              33,127
                                                                              ---------           ---------

                                                                                 65,140              53,086

  Less accumulated depreciation                                                 (10,722)             (4,230)
                                                                              ---------           ---------

      Property, plant, and equipment, net                                        54,418              48,856

OTHER ASSETS                                                                      9,108               7,831
                                                                              ---------           ---------

                                                                              $ 161,680           $ 153,512
                                                                              =========           =========

                                                                     (Continued)

VORNADO CRESCENT LOGISTICS OPERATING
PARTNERSHIP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2000 AND 1999
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                            2000               1999

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable                                                       $  23,277           $  28,350
  Accrued expenses                                                          43,653              44,570
  Current portion of long-term debt                                            577                  --
  Unearned revenue                                                           9,242               9,630
  Due to Real Estate Companies                                              27,074              29,232
                                                                         ---------           ---------

      Total current liabilities                                            103,823             111,782
                                                                         ---------           ---------

LONG-TERM DEBT                                                               6,360                  --

DEFERRED RENT OBLIGATIONS TO REAL ESTATE
  COMPANIES                                                                 24,411               5,400

STRAIGHT-LINE RENT LIABILITY                                                 6,762               3,089

OTHER LIABILITIES                                                            4,111               3,762
                                                                         ---------           ---------

        Total liabilities                                                  145,467             124,033

COMMITMENTS

PARTNERS' CAPITAL:
  Partners' capital                                                         48,723              38,723
  Accumulated deficit                                                      (27,680)             (9,244)
  Accumulated other comprehensive loss - minimum pension charge               (830)                 --
                                                                         ---------           ---------

Less: capital contribution receivable                                       (4,000)                 --
                                                                         ---------           ---------

        Total partners' capital                                             16,213              29,479
                                                                         ---------           ---------

                                                                         $ 161,680           $ 153,512
                                                                         =========           =========

                                                                     (Concluded)

See notes to consolidated financial statements.

VORNADO CRESCENT LOGISTICS OPERATING
PARTNERSHIP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD
FROM MARCH 11, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                               2000                1999

REVENUES                                                     $ 676,158           $ 557,708

OPERATING EXPENSES:
  Cost of operations                                           478,809             399,615
  Rent expense on leases with Real Estate Companies            170,640             135,811
  General and administrative                                    35,933              26,542
  Depreciation and amortization                                  7,803               4,789
                                                             ---------           ---------
      Total operating expenses                                 693,185             566,757
                                                             ---------           ---------

OPERATING LOSS                                                 (17,027)             (9,049)

OTHER INCOME (EXPENSE):
  Interest expense                                              (2,136)               (534)
  Other income                                                     727                 339
                                                             ---------           ---------
NET LOSS                                                     $ (18,436)          $  (9,244)
                                                             =========           =========

See notes to consolidated financial statements.

VORNADO CRESCENT LOGISTICS OPERATING PARTNERSHIP
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM
MARCH 11, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                               ACCUMULATED
                                                                                  OTHER
                                                                              COMPREHENSIVE        CAPITAL
                                               PARTNERS'      ACCUMULATED     LOSS - MINIMUM    CONTRIBUTION
                                                CAPITAL         DEFICIT       PENSION CHARGE      RECEIVABLE        TOTAL


Capital contribution                          $     38,723    $         --     $         --     $         --     $     38,723

  Net loss                                              --          (9,244)              --               --           (9,244)
                                              ------------    ------------     ------------     ------------     ------------

BALANCE - December 31, 1999                         38,723          (9,244)              --               --           29,479

Capital contribution                                10,000              --               --           (4,000)           6,000

COMPREHENSIVE LOSS:

  Net loss                                              --         (18,436)              --               --          (18,436)

  Adjustment for minimum pension liability              --              --             (830)              --             (830)
                                              ------------    ------------     ------------     ------------     ------------
                                                                                                                      (19,266)
                                                                                                                 ------------

BALANCE - December 31, 2000                   $     48,723    $    (27,680)    $       (830)    $     (4,000)    $     16,213
                                              ============    ============     ============     ============     ============


See notes to consolidated financial statements.

VORNADO CRESCENT LOGISTICS OPERATING
PARTNERSHIP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM
 MARCH 11, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                 2000         1999

OPERATING ACTIVITIES:
  Net loss                                                     $(18,436)    $ (9,244)
  Adjustments to reconcile net loss
    to net cash provided by operating activities:
    Provision for bad debts                                       1,645        1,685
    Depreciation and amortization                                 7,803        4,789
    Straight lining of rent expense                               3,673        3,089
    Gain on settlement and curtailment of benefit plan               --       (1,363)
    Changes in assets and liabilities, net of acquisitions:
      Restricted cash                                             2,151           --
      Trade accounts receivable                                  (2,524)         239
      Other assets                                                   (9)      (6,420)
      Accounts payable and accrued expenses                      (8,081)      (1,493)
      Due to Real Estate Companies                               (2,158)      29,232
      Deferred rent obligations                                  19,011        5,400
      Other liabilities                                             (69)         (11)
                                                               --------     --------

        Net cash provided by operating activities                 3,006       25,903

INVESTING ACTIVITIES:
  Purchase of non-real estate assets                                 --      (38,723)
  Additions to property, plant, and equipment                   (12,302)      (9,666)
                                                               --------     --------

        Net cash used in investing activities                   (12,302)     (48,389)

FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                        7,014           --
  Repayment of long-term debt                                       (47)          --
  Repayment of due to Real Estate Companies                      (5,444)      (8,249)
  Capital contributions                                           6,000       38,723
                                                               --------     --------

        Net cash provided by financing activities                 7,253       30,474
                                                               --------     --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                          (1,773)       7,988

CASH AND CASH EQUIVALENTS:
  Beginning of period                                             7,988           --
                                                               --------     --------

  End of period                                                $  6,215     $  7,988
                                                               ========     ========


                                                                     (Continued)

VORNADO CRESCENT LOGISTICS OPERATING
PARTNERSHIP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM
 MARCH 11, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                             2000        1999

SUPPLEMENTAL DISCLOSURES:
  Interest paid                                            $    753    $    331
                                                           ========    ========

SUPPLEMENTAL INFORMATION ABOUT NONCASH
  ACTIVITIES:
  Liabilities assumed in connection with acquisition of
    non-real estate assets                                             $ 13,198
                                                                       ========
  Initial working capital to be collected on behalf of
    Real Estate Companies                                              $ 21,200
                                                                       ========

                                                                     (Concluded)


See notes to consolidated financial statements.

VORNADO CRESCENT LOGISTICS OPERATING
PARTNERSHIP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2000 AND 1999 AND FOR THE YEAR ENDED
DECEMBER 31, 2000 AND FOR THE PERIOD FROM
MARCH 11, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


1.    ORGANIZATION AND BUSINESS

      Vornado Crescent Logistics Operating Partnership (the "Partnership") was formed on March 11, 1999. The Partnership holds its assets and conducts its business through its wholly owned subsidiary AmeriCold Logistics, LLC (collectively "AmeriCold Logistics"). At December 31, 2000, AmeriCold Logistics, headquartered in Atlanta, Georgia, has 6,700 employees and operates 99 temperature controlled warehouse facilities nationwide with an aggregate of approximately 518 million cubic feet of refrigerated, frozen, and dry storage space. Of the 99 warehouses, AmeriCold Logistics leases 88 temperature controlled warehouses with an aggregate of approximately 439 million cubic feet from the Vornado REIT/Crescent REIT Partnership, and manages 11 additional warehouses containing approximately 79 million cubic feet of space. AmeriCold Logistics provides the frozen food industry with refrigerated warehousing and transportation management services. Refrigerated warehouses are comprised of production and distribution facilities. Production facilities typically serve one or a small number of customers, generally food processors, located nearby. These customers store large quantities of processed or partially processed products in the facility until they are shipped to the next stage of production or distribution. Distribution facilities primarily warehouse a wide variety of customers' finished products until future shipment to end-users. Each distribution facility generally services the surrounding regional market. AmeriCold Logistics' transportation management services include freight routing, dispatching, freight rate negotiation, backhaul coordination, freight bill auditing, network flow management, order consolidation, and distribution channel assessment. Additionally, AmeriCold Logistics mines limestone at two of its locations.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation - The consolidated financial statements of the Partnership include the accounts of the Partnership and its subsidiary. The Partnership is owned 60% by Vornado Operating L.P. and 40% by COPI Cold Storage L.L.C. (an affiliate of Crescent Operating Inc.). The partnership agreement provides that net income and losses are allocated to each partner's account in relation to their ownership interests. Subject to certain provisions, the Partnership continues for a term through October 2027. Certain reclassifications to prior year amounts have been made to conform with the current year's presentation. Management has made estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents - Cash and cash equivalents consist of highly liquid investments purchased with original maturities of three months or less.

      Restricted Cash - Cash restricted for uses related to payment of rent ($7,229 at December 31, 2000 and 1999) and settlement of certain self-insured liabilities ($7,507 and $9,658 at December 31, 2000 and 1999, respectively) are classified as restricted cash.

      Property, Plant, and Equipment - Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the respective assets. Depreciation and amortization begin the month in which the asset is placed into service.

      Properties are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each such property into the foreseeable future on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair value to reflect an impairment in the value of the asset.

      Revenue Recognition - Revenues include storage, transportation and handling fees, and management fees for locations managed on behalf of third parties. Storage revenues are recognized as services are provided. Transportation fees and expenses are recognized upon tender of product to common carriers, which is not materially different than if such revenues and expenses were recognized upon delivery. Management fees are recognized when the Company is contractually entitled to such fees. Costs related to managed facilities are included in operating expenses. AmeriCold Logistics charges customers for both inbound and outbound handling in advance but defers the outbound handling revenue until the product has been shipped. Revenues from the sale of limestone are recognized upon delivery to customers.

      Income Taxes - AmeriCold Logistics has elected to be treated as a partnership for income tax purposes. Taxable income or loss of AmeriCold Logistics is reported in the income tax returns of the partners. Accordingly, no provision for income taxes is made in the financial statements of AmeriCold Logistics.

      Fair Value of Financial Instruments - All financial instruments of the Company are reflected in the accompanying consolidated balance sheets at historical cost which, in management's estimation, based upon an interpretation of available market information and valuation methodologies, reasonably approximates their fair values. Such fair values are not necessarily indicative of the amounts that would be realized upon disposition of the Company's financial instruments.

      Recently Issued Accounting Standards - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133") which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company is required to adopt SFAS No. 133, as amended by SFAS No. 138, effective January 1, 2001. Because the Company does not currently utilize derivatives or engage in hedging activities, management does not anticipate that implementation of this statement will have a material effect on the Company's financial statements.

3.    ACQUISITION

      In March 1999, AmeriCold Logistics purchased all of the non-real estate assets of a group of companies owned by Vornado Realty Trust and subsidiaries of Crescent Real Estate Equities Company and Crescent Operating, Inc. (the "Real Estate Companies").

      The purchase price of the non-real estate assets was $48.7 million including the assumption of approximately $10 million of liabilities in connection with the closure of one of the warehouse facilities. In addition, the Company acquired capitalized leased assets and assumed $3.2 million of capitalized lease obligations as a result of the purchase.

      The purchase method of accounting was applied to this acquisition. Approximate fair values assigned to assets and liabilities acquired were as follows:

        (amounts in thousands)


Property, plant, and equipment                              $ 43,421
Other assets                                                   8,500
                                                            --------
                                                              51,921
Other liabilities                                            (13,198)
                                                            --------
                                                            $ 38,723
                                                            ========


      Results of operations are presented from the date of acquisition in 1999.

4.    ACCRUED EXPENSES

      Detail of accrued expenses as of December 31, 2000 and 1999 is as follows:


(amounts in thousands)                                    2000              1999

Accrued payroll and related expense                     $  9,854          $  8,855
Accrued employee retirement and other benefits             7,636             8,521
Accrued workers' compensation                              8,443             7,961
Other accrued expenses                                    17,720            19,233
                                                        --------          --------
                                                        $ 43,653          $ 44,570
                                                        ========          ========


5.    LONG-TERM DEBT




(amounts in thousands)

Promissory Notes, due March 2002                                      $ 5,000
Promissory Note, payable in equal monthly
  installments through January 2003                                     1,937
                                                                      -------

                                                                        6,937

  Less: current maturities                                               (577)
                                                                      -------

                                                                      $ 6,360
                                                                      =======


      The promissory notes are due in March 2002. At the Company's option, these loans may be repaid at any time. Until the notes are paid, monthly interest-only payments are due at the annual rate of 12%. The notes are secured by certain property with a net book value of approximately $18,400,000.

      The promissory note payable in equal monthly installments may be repaid prior to its maturity, subject to certain prepayment penalties. This loan bears interest at the rate of 10.72% per annum. The note is secured by certain equipment with a net book value of approximately $1,967,000.

6.    TRANSACTIONS WITH REAL ESTATE COMPANIES AND OWNERS

      During 2000 and 1999, AmeriCold Logistics received a management fee of $255,000 and $201,000, respectively, from the Real Estate Companies for administrative services performed. During 2000 and 1999, AmeriCold Logistics paid a management fee of $487,000 to Vornado Realty L.P.

      At December 31, 2000 and 1999, $1,061,000 and $952,000, respectively, were receivable from the Partnership's owners for expenditures made on their behalf for a new business venture. Such amounts have been included in other assets.

7.    LEASE COMMITMENTS (SEE ALSO LEASE RESTRUCTURING DISCUSSION - NOTE 9)

      AmeriCold Logistics entered into leases with the Real Estate Companies covering the warehouses used in this business. The leases, as amended in 2000, which commenced in March 1999, generally have a 15-year term with two five-year renewal options and provide for the payment of fixed base rent and percentage rent based on revenues AmeriCold Logistics receives from its customers. Fixed base rent is approximately $137 million per annum through 2003, $139 million per annum from 2004 through 2008, and $141 million per annum from 2009 through 2014. Percentage rent for each lease is based on a specified percentage of revenues in excess of a specified base amount. The aggregate base revenue amount under five of the six leases is approximately $350 million, and the weighted-average percentage rate is approximately 36% for the initial five-year period, approximately 38% for the period from 2004 through 2008, and approximately 40% for the period from 2009 through February 28, 2014. The aggregate base revenue amount under the sixth lease is approximately $32,000,000 through 2001, and approximately $26,000,000 for the period from 2002 through February 28, 2014, and the percentage rate is 24% through 2001, 37.5% for the period from 2002 through 2006, 40% from 2007 through 2011, and 41% from 2012 through February 28, 2014.

      The fixed base rent for each of the two five-year renewal options is equal, generally, to the greater of the then fair market value rent or the fixed base rent for the immediately preceding lease year plus 5%.

      AmeriCold Logistics has the right to defer the payment of 15% of fixed base rent and all percentage rent for up to three years beginning in March 1999 to the extent that available cash, as defined in the leases, is insufficient to pay such rent. Pursuant to the agreement, AmeriCold Logistics exercised its deferral rights and deferred approximately $19.0 million and $5.4 million in 2000 and 1999, respectively, in fixed and percentage rent.

      AmeriCold Logistics is also required to pay for all costs arising from the operation, maintenance and repair of the properties, including all real estate taxes and assessments, utility charges, permit fees, and insurance premiums, as well as property capital expenditures in excess of $5,000,000 annually.

      AmeriCold Logistics also has operating lease agreements for equipment and other facilities. AmeriCold Logistics pays taxes, insurance, and maintenance costs on substantially all of the leased property. Lease terms generally range from 5 to 20 years with renewal or purchase options.

      At December 31, 2000, future minimum fixed lease payments under these leases with the Real Estate Companies and future minimum lease payments under operating leases other than leases with the Real Estate Companies were as follows:

       (amounts in thousands)



   YEAR ENDED
   DECEMBER 31,
                              REAL ESTATE              OTHER
                               COMPANIES              LESSORS                 TOTAL

   2001                       $    137,201          $      8,068          $    145,269
   2002                            137,340                 7,001               144,341
   2003                            137,327                 5,175               142,502
   2004                            139,729                 3,921               143,650
   2005                            138,920                 3,538               142,458
   Thereafter                    1,157,752                 4,026             1,161,778
                              ------------          ------------          ------------

                              $  1,848,269          $     31,729          $  1,879,998
                              ============          ============          ============


      Rent expense under all lease obligations for 2000 was $139,723,000 for fixed rent and $30,917,000 for percentage rent. Rent expense under all lease obligations for 1999 was $109,031,000 for fixed rent and $26,780,000 for percentage rent.

8.    EMPLOYEE BENEFIT PLANS

      Defined Benefit Pension Plans - AmeriCold Logistics has defined benefit pension plans that cover substantially all employees, other than union employees covered by union pension plans under collective bargaining agreements. Benefits under AmeriCold Logistics' plans are based on years of credited service and compensation during the years preceding retirement, or on years of credited service and established monthly benefit levels.

      Postretirement Benefits Other Than Pensions - During 1999, AmeriCold Logistics settled and curtailed postretirement healthcare and life insurance benefits for a substantial portion of its employees. As a result, AmeriCold Logistics recorded a gain of approximately $1,363,000.

      Actuarial information regarding the defined benefit pension plans and postretirement benefits other than pensions as of December 31, 2000 and 1999 is as follows:

                                                                                               2000
                                                                       ----------------------------------------------------
                                                                               PENSION BENEFITS
                                                                       --------------------------------
                                                                                             NATIONAL             OTHER
                                                                        RETIREMENT           SERVICE          POSTRETIREMENT
(amounts in  thousands)                                                INCOME PLAN         RELATED PLAN          BENEFITS

CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year                                $     33,710        $      9,351        $      1,920
Service cost                                                                  1,641                 211                  45
Interest cost                                                                 2,518                 707                 106
Actuarial (gain) loss                                                         2,826              (1,168)               (257)
Settlements                                                                      --                  --                (521)
Benefits paid                                                                (5,271)               (468)                 (4)
                                                                       ------------        ------------        ------------

Benefit obligation at end of year                                      $     35,424        $      8,633        $      1,289
                                                                       ============        ============        ============

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year                         $     28,774        $      9,635        $         --
Actual return on plan assets                                                  1,475                 (38)                 --
Employer contributions                                                        1,240                 248                   4
Benefits paid                                                                (5,271)               (468)                 (4)
                                                                       ------------        ------------        ------------

Fair value of plan assets at end of year                               $     26,218        $      9,377        $         --
                                                                       ============        ============        ============

Funded status                                                          $     (9,205)       $        743        $     (1,289)
Unrecognized actuarial (gain) loss                                            2,805               1,283                (260)
Unrecognized prior service cost                                               1,264                 152                (582)
Minimum liability adjustment                                                 (2,091)                 --                  --
                                                                       ------------        ------------        ------------
(Accrued) prepaid benefit cost                                         $     (7,227)       $      2,178        $     (2,131)
                                                                       ============        ============        ============


Amounts recognized in the consolidated balance sheet consist of:
  Accrued benefit liability                                            $     (7,227)       $         --        $     (2,131)
  Prepaid asset                                                                  --               2,178                  --
  Intangible asset                                                            1,261                  --                  --
  Accumulated other comprehensive loss                                          830                  --                  --
                                                                       ------------        ------------        ------------
Net amount recognized                                                  $     (5,136)       $      2,178        $     (2,131)
                                                                       ============        ============        ============

Weighted-average assumptions as of December 31, 2000:
Discount rate                                                                7.75 %              7.75 %              7.50 %
Expected return                                                              9.50 %              9.50 %                 N/A
Rate of compensation increase                                                4.00 %                 N/A                 N/A

                                                                                                1999
                                                                       ----------------------------------------------------
                                                                               PENSION BENEFITS
                                                                       --------------------------------
                                                                                             NATIONAL             OTHER
                                                                        RETIREMENT           SERVICE          POSTRETIREMENT
(amounts in  thousands)                                                INCOME PLAN         RELATED PLAN          BENEFITS


CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of period                              $     33,052        $     11,653        $      7,150
Service cost                                                                  1,297                 254                 147
Interest cost                                                                 2,461                 576                 346
Actuarial (gain) loss                                                        (3,903)                404                (320)
Curtailments                                                                     --                  --              (2,735)
Settlements                                                                      --                  --              (1,940)
Plan transfers                                                                2,930              (2,930)                 --
Plan amendments                                                                  --                  --                (664)
Benefits paid                                                                (2,127)               (606)                (64)
                                                                       ------------        ------------        ------------

Benefit obligation at end of period                                    $     33,710        $      9,351        $      1,920
                                                                       ============        ============        ============

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of period                       $     25,693        $     10,058        $         --
Actual return on plan assets                                                  3,364               1,060                  --
Employer contributions                                                           --                 967                  64
Plan transfers                                                                1,844              (1,844)                 --
Benefits paid                                                                (2,127)               (606)                (64)
                                                                       ------------        ------------        ------------

Fair value of plan assets at end of period                             $     28,774        $      9,635        $         --
                                                                       ============        ============        ============

Funded status                                                          $     (4,936)                285        $     (1,920)
Unrecognized actuarial (gain) loss                                           (1,809)              1,409                  (2)
Unrecognized prior service cost                                               1,338                 157                (648)
                                                                       ------------        ------------        ------------
(Accrued) prepaid benefit cost                                         $     (5,407)       $      1,851        $     (2,570)
                                                                       ============        ============        ============


Amounts recognized in the consolidated balance sheet consist of:
  Accrued benefit liability                                            $     (5,407)       $         --        $     (2,570)
  Prepaid asset                                                                  --               1,851                  --
                                                                       ------------        ------------        ------------
Net amount recognized                                                  $     (5,407)       $      1,851        $     (2,570)
                                                                       ============        ============        ============

Weighted-average assumptions as of December 31, 1999:
Discount rate                                                                7.75 %              7.75 %              7.75 %
Expected return                                                              9.50 %              9.50 %                 N/A
Rate of compensation increase                                                4.00 %                 N/A                 N/A

                                                            2000
                                        --------------------------------------------
                                              PENSION BENEFITS
                                        ---------------------------
                                                         NATIONAL         OTHER
                                        RETIREMENT       SERVICE      POSTRETIREMENT
                                        INCOME PLAN    RELATED PLAN      BENEFITS
(amounts in thousands)
COMPONENTS OF NET PERIODIC
  BENEFIT COST:
  Service cost                           $ 1,641          $   211        $    45
  Interest cost                            2,518              707            106
  Expected return on plan assets          (3,153)          (1,094)            --
  Recognized net actuarial loss (gain)      (119)              90             --
  Amortization of prior service cost          80                6            (65)
                                         -------          -------        -------
                                         $   967          $   (80)       $    86
                                         =======          =======        =======

                                                            1999
                                        --------------------------------------------
                                              PENSION BENEFITS
                                        ---------------------------
                                                         NATIONAL         OTHER
                                        RETIREMENT       SERVICE      POSTRETIREMENT
                                        INCOME PLAN    RELATED PLAN      BENEFITS
(amounts in thousands)
COMPONENTS OF NET PERIODIC
  BENEFIT COST:
  Service cost                           $ 1,297         $   254          $   147
  Interest cost                            2,461             576              346
  Expected return on plan assets          (2,531)           (820)              --
  Recognized net actuarial loss              338              18               67
  Amortization of prior service cost         104               5              (56)
                                         -------         -------          -------
                                         $ 1,669         $    33          $   504
                                         =======         =======          =======


      The medical plan for retirees provides a fixed dollar benefit for each year that the retiree is receiving benefits. All increases in medical costs are paid by the retiree, thus, there is no assumed health care cost trend.

      Profit Sharing - AmeriCold Logistics has defined contribution employee benefit plans which cover all eligible employees. The plans also allow contributions by plan participants in accordance with Section 401(k) of the Internal Revenue Code. Profit sharing expense for 2000 and 1999 was approximately $3,084,000 and $4,060,000, respectively.

      Deferred Compensation - AmeriCold Logistics has deferred compensation and supplemental retirement plan agreements with certain of its executives. The agreements provide for certain benefits at retirement or disability, and also provide for survivor benefits in the event of death of the employee. AmeriCold Logistics charges expense for the accretion of the liability each year.

      The net expense for all deferred compensation and supplemental retirement plans for 2000 and 1999 was approximately $123,000 and $164,000, respectively.

9.    SUBSEQUENT EVENT

      On February 22, 2001 the leases with the Real Estate Companies were restructured to, among other things, (i) reduce 2001's contractual rent to $146,000,000 ($14,500,000 less than 2000's contractual rent), (ii) reduce
      2002's contractual rent to $150,000,000 (plus contingent rent in certain circumstances), (iii) increase the Real Estate Companies' share of annual maintenance capital expenditures by $4,500,000 to $9,500,000 effective January 1, 2000, and (iv) extend the deferred rent period to December 31, 2003 from March 11, 2002.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Executive Committee of
The Woodlands Operating Company, L.P.:


We have audited the accompanying consolidated balance sheets of The Woodlands Operating Company, L.P. (a Texas limited partnership) and subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of earnings, changes in partners' equity and cash flows for each of the three years ended December 31, 2000. These financial statements are the responsibility of The Woodlands Operating Company, L.P.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Woodlands Operating Company, L.P. and subsidiary as of December 31, 2000 and 1999 and the consolidated results of their operations and cash flows for each of the three years ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Houston, Texas
January 15, 2001

              THE WOODLANDS OPERATING COMPANY, L.P. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999
                             (DOLLARS IN THOUSANDS)



                                                          2000        1999
                                                        --------    --------
ASSETS
Cash and cash equivalents ...........................   $  3,817    $  1,677
Trade receivables, net of allowance for doubtful
      accounts of $295 and $302 .....................      6,071       6,839
Inventory ...........................................      1,217       1,046
Prepaid and other current assets ....................        432         264
Property and equipment, at cost less accumulated
    depreciation of $1,172 and $673 .................      2,430       2,109
Other assets ........................................        738       1,200
                                                        --------    --------
                                                        $ 14,705    $ 13,135
                                                        ========    ========

LIABILITIES AND EQUITY
Liabilities
    Accounts payable ................................   $ 10,857    $  8,113
    Accrued liabilities .............................      2,636       2,273
    Deferred revenue ................................      7,045       5,300
    Other liabilities ...............................        336         468
                                                        --------    --------
                                                          20,874      16,154

Commitments and contingencies (Note 2)

Partners' deficit (Note 3) ..........................     (6,169)     (3,019)
                                                        --------    --------
                                                        $ 14,705    $ 13,135
                                                        ========    ========

              THE WOODLANDS OPERATING COMPANY, L.P. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)



                                                           2000        1999        1998
                                                         --------    --------    --------
REVENUES
    Conference Center and Country Club operations ....   $ 53,355    $ 47,945    $ 47,609
    Management fees and other ........................     29,394      26,690      27,151
                                                         --------    --------    --------
                                                           82,749      74,635      74,760
                                                         --------    --------    --------

OPERATING EXPENSES
    Conference Center and Country Club operations ....     52,166      47,325      46,162
    Operating, general and administrative ............     26,712      24,531      25,246
DEPRECIATION AND AMORTIZATION ........................      1,035         863         751
                                                         --------    --------    --------
                                                           79,913      72,719      72,159
                                                         --------    --------    --------

OPERATING EARNINGS ...................................      2,836       1,916       2,601

OTHER INCOME .........................................        (14)        (28)        (37)
                                                         --------    --------    --------

NET EARNINGS .........................................   $  2,850    $  1,944    $  2,638
                                                         ========    ========    ========

              THE WOODLANDS OPERATING COMPANY, L.P. AND SUBSIDIARY
        CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                   WOCOI     MS/TWC
                                 Investment   Joint     MS/TWC,
                                  Company    Venture     Inc.       Total
                                 ----------  -------    -------    -------
Balance, December 31, 1997 ....   $   594    $   790    $    15    $ 1,399
Distributions .................    (2,550)    (3,390)       (60)    (6,000)
Earnings ......................     1,121      1,491         26      2,638
                                  -------    -------    -------    -------
Balance, December 31, 1998 ....      (835)    (1,109)       (19)    (1,963)
Distributions .................    (1,275)    (1,695)       (30)    (3,000)
Earnings ......................       826      1,098         20      1,944
                                  -------    -------    -------    -------
Balance, December 31, 1999 ....    (1,284)    (1,706)       (29)    (3,019)
Distributions .................    (3,266)    (2,679)       (55)    (6,000)
Earnings ......................     1,927        900         23      2,850
                                  -------    -------    -------    -------
Balance, December 31, 2000 ....   $(2,623)   $(3,485)   $   (61)   $(6,169)
                                  =======    =======    =======    =======

              THE WOODLANDS OPERATING COMPANY, L.P. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)



                                                                2000       1999       1998
                                                               -------    -------    -------
OPERATING ACTIVITIES
Net earnings ...............................................   $ 2,850    $ 1,944    $ 2,638
Adjustments to reconcile net earnings  to
    cash provided by (used for) operating activities
      Depreciation and amortization ........................     1,035        863        751
      Deferred Country Club initiation fees, net ...........     1,745      2,468      2,062
      Other ................................................      (671)      (329)      (113)
                                                               -------    -------    -------
                                                                 4,959      4,946      5,338
      Changes in operating assets and liabilities
        Trade receivables, inventory and prepaid assets ....       429     (2,167)       656
        Other assets .......................................       462        522     (1,687)
        Accounts payable ...................................     2,744     (3,826)     6,388
        Accrued liabilities ................................       363        458     (2,360)
                                                               -------    -------    -------
Cash provided by (used for) operating activities ...........     8,957        (67)     8,335
                                                               -------    -------    -------

INVESTING ACTIVITIES
Capital expenditures .......................................      (817)    (1,106)      (519)
                                                               -------    -------    -------

FINANCING ACTIVITIES
Distributions to partners ..................................    (6,000)    (3,000)    (6,000)
                                                               -------    -------    -------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...........     2,140     (4,173)     1,816
CASH AND CASH EQUIVALENTS, beginning of year ...............     1,677      5,850      4,034
                                                               -------    -------    -------

CASH AND CASH EQUIVALENTS, end of year .....................   $ 3,817    $ 1,677    $ 5,850
                                                               =======    =======    =======

              THE WOODLANDS OPERATING COMPANY, L.P. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONTROL. The Woodlands Operating Company, L.P. ("Woodlands Operating"), The Woodlands Land Development Company, L.P. ("Woodlands Development") and The Woodlands Commercial Properties Company, L.P. ("Woodlands Commercial") are owned by entities controlled by Crescent Real Estate Equities Limited Partnership or Crescent Operating, Inc. (together "Crescent") and Morgan Stanley Real Estate Fund II, L.P. ("Morgan Stanley"). Woodlands Development and Woodlands Commercial are successors to The Woodlands Corporation. Prior to July 31, 1997, The Woodlands Corporation was a wholly owned subsidiary of Mitchell Energy & Development Corp. On July 31, 1997 The Woodlands Corporation was acquired by Crescent and Morgan Stanley and merged into Woodlands Commercial, a Texas limited partnership. Woodlands Commercial was then divided into two partnerships: Woodlands Commercial and Woodlands Development. WECCR General Partnership ("WECCR GP") is a wholly owned subsidiary of Woodlands Operating. Woodlands Operating manages assets owned by Woodlands Commercial and Woodlands Development.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Woodlands Operating and WECCR GP. All significant intercompany transactions and accounts are eliminated in consolidation.

     BUSINESS. Woodlands Operating's activities are concentrated in The Woodlands, a planned community located north of Houston, Texas. Consequently, these operations and the associated credit risks may be affected, either positively or negatively, by changes in economic conditions in this geographical area. Woodlands Operating provides services to Woodlands Development and Woodlands Commercial under management and advisory services agreements. These agreements are automatically renewed annually. Woodlands Development and Woodlands Commercial pay Woodlands Operating an advisory fee equal to 3% above cost. In addition, they reimburse Woodlands Operating for all cost and expenses incurred on their behalf. For the years ended December 31, 2000, 1999 and 1998, Woodlands Operating recorded revenues of $12,606,000, $10,597,000 and $11,050,000 for services provided to Woodlands Development and $6,398,000, $7,480,000 and $7,343,000 for services provided to Woodlands Commercial.

     WECCR GP leases The Woodlands Conference Center, Resort and Country Club ("the Facilities") from Woodlands Commercial. This agreement has an eight-year term ending July 31, 2005. WECCR GP operates the Facilities and pays Woodlands Commercial a base rent of $750,000 per month and a quarterly percentage rent based on the gross receipts of the Facilities. For the years ended December 31, 2000, 1999 and 1998, rent under the lease agreement totaled $14,349,000, $13,011,000 and $12,799,000.

     DEPRECIATION. Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

     INVENTORY. Inventory is carried at replacement cost and consists of golf-related clothing and equipment sold at golf course pro shops in The Woodlands.

     INCOME TAXES. No provision for Federal income taxes is included in the accompanying financial statements since Woodlands Operating is not a tax-paying entity and all income and expenses are reported by the partners for tax reporting purposes.

     The tax returns, the qualification of Woodlands Operating for tax purposes and the amount of distributable partnership income or loss are subject to examination by Federal taxing authorities. If such examinations result in changes with respect to partnership qualification or in changes to distributable partnership income or loss, the tax liability of the partners could be changed accordingly.

     STATEMENTS OF CASH FLOWS. Short-term investments with maturities of three months or less are considered to be cash equivalents. There were no significant non-cash investing or financing activities for the years ended December 31, 2000, 1999 and 1998.

     REVENUE RECOGNITION. Country club initiation fees are deferred and recognized over the estimated life of membership, which is approximately nine years.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     RECENT ACCOUNTING PRONOUNCEMENTS. Staff Accounting Bulletin No. 101 ("SAB 101") provides interpretive guidance on the proper revenue recognition, presentation and disclosure in financial statements. Woodlands Operating has reviewed its revenue recognition policies and determined that it is in compliance with generally accepted accounting principles and the related interpretive guidance set forth in SAB 101.

(2) COMMITMENTS AND CONTINGENCIES

     LEGAL ACTIONS. Woodlands Operating is a party to claims and legal actions arising in the ordinary course of business and to recurring examinations by the Internal Revenue Service and other regulatory agencies. Management believes, after consultation with outside counsel, that adequate financial statement accruals have been provided for all known litigation contingencies where losses are deemed probable. Woodlands Operating believes it is not probable that the ultimate resolution of this litigation will have a material adverse effect on its financial position and results of operations.

     LEASES. Woodlands Operating has various facility and equipment lease agreements including the Facility lease described in Note 1. Rental expenses for operating leases for the years ended December 31, 2000, 1999 and 1998 total $15,419,000, $14,364,000 and $13,898,000. Lease terms extend to 2009 and have an average remaining term of seven years. Minimum rentals for the five years subsequent to December 31, 2000 total approximately $10,032,000; $9,950,000; $9,571,000; $9,442,000, $5,712,000 and $1,739,000 thereafter.

     INCENTIVE PLAN. Woodlands Operating instituted an incentive compensation plan for certain employees effective January 1, 1998. The plan is unfunded and while certain payments are made currently, a portion of the payment is deferred and paid only upon the occurrence of certain future events. Woodlands Development and Woodlands Commercial will reimburse any incentive plan payments made in the future.

(3) PARTNERS' DEFICIT

     Crescent's ownership interest in Woodlands Operating is WOCOI Investment Company, which holds a 42.5% general partner interest. Morgan Stanley's ownership interests are MS/TWC Joint Venture, which holds a 56.5% limited partner interest, and MS TWC, Inc., which holds a 1% general partner interest.

     The partnership agreement provides, among other things, the following:

         (i) Woodlands Operating is governed by an Executive Committee composed of equal representation from its respective general partners.

         (ii) Net income and losses from operations are currently allocated so that partners' capital accounts stand in the ratio of the percentage interest listed above.

         (iii) Distributions are made to partners based on specified payout percentages and include cumulative preferred returns to Morgan Stanley's affiliates. The payout percentage to Morgan Stanley's affiliates is 57.5% until the affiliates receive distributions equal to their capital contributions and a 12% cumulative preferred return compounded quarterly. Then, the payout percentage to Morgan Stanley's affiliates is 50.5% until the affiliates receive distributions equal to their capital contributions and an 18% cumulative preferred return compounded quarterly. Thereafter, the payout percentage to Morgan Stanley's affiliates is 47.5%.

         (iv) Woodlands Operating will continue to exist until December 31, 2040 unless terminated earlier due to specified events.

         (v) No additional partners may be admitted to Woodlands Operating unless specific conditions in the partnership agreements are met. Partnership interests may be transferred to affiliates of Crescent or Morgan Stanley. Crescent has the right of first refusal to buy the partnership interests of the Morgan Stanley affiliates at the same terms and conditions offered to a third party purchaser, or sell its affiliates' interests to the same third party purchaser.

         (vi) Crescent and Morgan Stanley have the right to offer to purchase the other partner's affiliates' partnership interests in the event of failure to make specified capital contributions or a specified default by the other. Specified defaults include bankruptcy, breach of partnership covenants, transfer of partnership interests except as permitted by the partnership agreements, and fraud or gross negligence.

(4) EMPLOYEE SAVINGS PLAN

     Woodlands Operating has a 401(k) defined contribution plan that is available to all full-time employees who meet specified service requirements. The plan is administered by a third party. Contributions to the plan are based on a match of employee contributions up to a specified limit. For the years ended December 31, 2000, 1999 and 1998 Woodlands Operating contributions totaled $634,000, $547,000 and $582,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Executive Committee of
The Woodlands Land Development Company, L.P.:


We have audited the accompanying consolidated balance sheets of The Woodlands Land Development Company, L.P. (a Texas limited partnership) and subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of earnings, changes in partners' equity and cash flows for each of the three years ended December 31, 2000. These financial statements are the responsibility of The Woodlands Land Development Company, L.P.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Woodlands Land Development Company, L.P. and subsidiary as of December 31, 2000 and 1999 and the consolidated results of their operations and cash flows for each of the three years ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Houston, Texas
January 15, 2001

           THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999
                             (DOLLARS IN THOUSANDS)




                                                         2000       1999
                                                       --------   --------
ASSETS
Cash and cash equivalents ..........................   $ 10,739   $    486
Trade receivables ..................................        989        465
Inventory ..........................................         56         36
Prepaid and other current assets ...................      2,072        727
Notes and contracts receivable (Notes 2 and 10) ....     30,471     35,787
Real estate (Notes 3 and 4) ........................    395,940    375,663
Other assets .......................................      4,342      4,391
                                                       --------   --------
                                                       $444,609   $417,555
                                                       ========   ========

LIABILITIES AND EQUITY
Liabilities
    Accounts payable ...............................   $ 27,935   $ 19,264
    Accrued liabilities ............................      3,598      3,148
    Credit facility (Notes 5 and 10) ...............    217,000    237,000
    Other debt (Notes 5 and 10) ....................     38,356      3,285
    Deferred revenue ...............................      6,272      1,603
    Other liabilities ..............................      7,128      8,250
    Note payable to affiliated company (Note 8) ....     15,880     23,303
    Notes payable to partners (Notes 6 and 10) .....     25,000     25,000
                                                       --------   --------
                                                        341,169    320,853

Commitments and contingencies (Notes 4 and 7)

Partners' equity (Note 9) ..........................    103,440     96,702
                                                       --------   --------
                                                       $444,609   $417,555
                                                       ========   ========

           THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)




                                                              2000         1999         1998
                                                           ---------    ---------    ---------
REVENUES
Residential lot sales ..................................   $ 127,435    $  92,904    $  77,824
Commercial land sales ..................................      39,486       24,820       43,778
Other (Notes 3 and 4) ..................................       9,963       13,135       10,349
                                                           ---------    ---------    ---------
                                                             176,884      130,859      131,951
                                                           ---------    ---------    ---------
COSTS AND EXPENSES
Residential lot cost of sales ..........................      64,269       51,352       45,203
Commercial land cost of sales ..........................      15,411       10,024       17,533
Operating expenses (Note 8) ............................      25,249       18,705       19,471
Depreciation and amortization ..........................       1,267          753          464
                                                           ---------    ---------    ---------
                                                             106,196       80,834       82,671
                                                           ---------    ---------    ---------

OPERATING EARNINGS .....................................      70,688       50,025       49,280
                                                           ---------    ---------    ---------

OTHER (INCOME) EXPENSE
Interest expense (Notes 5, 6 and 8) ....................      29,424       23,833       24,000
Interest capitalized ...................................     (26,438)     (21,659)     (22,106)
Amortization of debt costs .............................       1,083        1,211        1,243
Other ..................................................         149          226          329
                                                           ---------    ---------    ---------
                                                               4,218        3,611        3,466
                                                           ---------    ---------    ---------

EARNINGS BEFORE EXTRAORDINARY CHARGE AND CUMULATIVE
    EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE .........      66,470       46,414       45,814

EXTRAORDINARY CHARGE (NOTE 5) ..........................          --          883           --

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
    PRINCIPLE (Note 11) ................................          --           --          639
                                                           ---------    ---------    ---------

NET EARNINGS ...........................................   $  66,470    $  45,531    $  45,175
                                                           =========    =========    =========

            THE WOODLANDS LAND DEVELOPMENT COMPANY, LP AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)


                                         THE
                                      WOODLANDS       MS/TWC
                                        LAND           JOINT          MS/TWC,
                                    COMPANY, INC.     VENTURE           INC.           TOTAL
                                    -------------    ---------       ---------       ---------
Balance, December 31, 1997 ....      $  31,405       $  41,748       $     739       $  73,892
Contributions .................          2,575           3,423              60           6,058
Distributions .................        (15,299)        (20,338)           (360)        (35,997)
Net earnings ..................         19,199          25,524             452          45,175
                                     ---------       ---------       ---------       ---------
Balance, December 31, 1998 ....         37,880          50,357             891          89,128
Contributions .................          2,550           3,390              60           6,000
Distributions .................        (18,682)        (24,836)           (439)        (43,957)
Net earnings ..................         19,351          25,725             455          45,531
                                     ---------       ---------       ---------       ---------
Balance, December 31, 1999 ....         41,099          54,636             967          96,702
Contributions .................          2,550           3,390              60           6,000
Distributions .................        (27,947)        (37,129)           (656)        (65,732)
Net earnings ..................         28,260          37,547             663          66,470
                                     ---------       ---------       ---------       ---------
Balance, December 31, 2000 ....      $  43,962       $  58,444       $   1,034       $ 103,440
                                     =========       =========       =========       =========

           THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)



                                                                       2000         1999         1998
                                                                    ---------    ---------    ---------
OPERATING ACTIVITIES
Net earnings ....................................................   $  66,470    $  45,531    $  45,175
Adjustments to reconcile net earnings to
    cash provided by operating activities
      Cost of land sold .........................................      79,680       61,376       62,736
      Depreciation and amortization .............................       1,267          753          464
      Gain on sale of property ..................................          --       (4,239)        (699)
      Partnership distributions greater (less) than earnings ....         184          365          (61)
      (Increase) decrease in notes and contracts receivable .....       5,316       (5,747)      (9,108)
      Other .....................................................       5,301        4,750       (4,697)
                                                                    ---------    ---------    ---------
                                                                      158,218      102,789       93,810
      Land development capital expenditures .....................     (58,060)     (71,969)     (50,035)
      Changes in operating assets and liabilities
        Trade receivables, inventory and prepaid assets .........      (1,889)      (1,075)           1
        Other assets ............................................          49       (2,383)       1,855
        Accounts payable and accrued liabilities ................       9,610        7,153       (1,118)
                                                                    ---------    ---------    ---------
Cash provided by operating activities ...........................     107,928       34,515       44,513
                                                                    ---------    ---------    ---------

INVESTING ACTIVITIES
Capital expenditures ............................................     (45,591)          --           --
Acquisition of commercial property ..............................          --           --      (10,100)
Proceeds from sale of property ..................................          --        5,398        4,819
                                                                    ---------    ---------    ---------
Cash provided by (used for) investing activities ................     (45,591)       5,398       (5,281)
                                                                    ---------    ---------    ---------

FINANCING ACTIVITIES
Contributions from partners .....................................       6,000        6,000        6,058
Distributions to partners .......................................     (65,732)     (43,957)     (35,997)
Debt borrowings .................................................       3,513      252,438        3,263
Debt repayments .................................................     (20,169)    (251,308)     (30,250)
Repayment of affiliated company note ............................      (7,423)      (2,697)          --
Subsidiary debt financing .......................................      31,727           --           --
                                                                    ---------    ---------    ---------
Cash used for financing activities ..............................     (52,084)     (39,524)     (56,926)
                                                                    ---------    ---------    ---------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ................      10,253          389      (17,694)
CASH AND CASH EQUIVALENTS, beginning of year ....................         486           97       17,791
                                                                    ---------    ---------    ---------

CASH AND CASH EQUIVALENTS, end of year ..........................   $  10,739    $     486    $      97
                                                                    =========    =========    =========

           THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONTROL. The Woodlands Land Development Company, L.P. ("Woodlands Development"), The Woodlands Commercial Properties Company, L.P. ("Woodlands Commercial"), WECCR General Partnership ("WECCR GP"), and The Woodlands Operating Company, L.P. ("Woodlands Operating") are owned by entities controlled by Crescent Real Estate Equities Limited Partnership or Crescent Operating, Inc. (together "Crescent") and Morgan Stanley Real Estate Fund II, L.P. ("Morgan Stanley"). Woodlands Development and Woodlands Commercial are successors to The Woodlands Corporation. Prior to July 31, 1997, The Woodlands Corporation was a wholly owned subsidiary of Mitchell Energy & Development Corp. On July 31, 1997 The Woodlands Corporation was acquired by Crescent and Morgan Stanley and merged into Woodlands Commercial, a Texas limited partnership. Woodlands Commercial was then divided into two partnerships: Woodlands Commercial and Woodlands Development. Woodlands Operating manages assets owned by Woodlands Development as described in Note 8. In July 2000, Woodlands Development and Woodlands Commercial established Woodlands VTO 2000 Land, LP ("VTO Land"), a subsidiary of Woodlands Development, and Woodlands VTO 2000 Commercial, LP ("VTO Commercial"), a subsidiary of Woodlands Commercial. These subsidiaries purchased certain commercial properties owned by Woodlands Development and Woodlands Commercial.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Woodlands Development and its subsidiary. All significant intercompany transactions and accounts are eliminated in consolidation.

     BUSINESS. Woodlands Development's real estate activities are concentrated in The Woodlands, a planned community located north of Houston, Texas. Consequently, these operations and the associated credit risks may be affected, either positively or negatively, by changes in economic conditions in this geographical area. Activities associated with The Woodlands include residential and commercial land sales and the construction of commercial buildings.

     REAL ESTATE. Costs associated with the acquisition and development of real estate, including holding costs consisting principally of interest and ad valorem taxes, are capitalized as incurred. Capitalization of such holding costs is limited to properties for which active development continues. Capitalization ceases upon completion of a property or cessation of development activities. Where practicable, capitalized costs are specifically assigned to individual assets; otherwise, costs are allocated based on estimated values of the affected assets.

     LAND SALES. Earnings from sales of real estate are recognized when a third-party buyer has made an adequate cash down payment and has attained the attributes of ownership. Notes received in connection with land sales are discounted when the stated purchase prices are significantly different from those that would have resulted from similar cash transactions. The cost of land sold is generally determined as a specific percentage of the sales revenues recognized for each land development project. These percentages are based on total estimated development costs and sales revenues for each project.

     DEPRECIATION. Depreciation of operating assets is provided on the straight-line method over the estimated useful lives of the assets, which range from three to fifty years.

     INCOME TAXES. No provision for Federal income taxes is included in the accompanying financial statements since the Woodlands Development is not a tax-paying entity and all income and expenses are reported by the partners for tax reporting purposes.

     The tax returns, the qualification of Woodlands Development for tax purposes and the amount of distributable partnership income or loss are subject to examination by Federal taxing authorities. If such examinations result in changes with respect to partnership qualification or in changes to distributable partnership income or loss, the tax liability of the partners could be changed accordingly.

     STATEMENTS OF CASH FLOWS. Short-term investments with original maturities of three months or less are considered to be cash equivalents. The reported amounts for proceeds from issuance of debt and debt repayments exclude the impact of borrowings with initial terms of three months or less. For the years ended December 31, 2000, 1999 and 1998, Woodlands Development paid interest totaling $30,018,000, $22,541,000 and $25,361,000 related to debt described in Notes 5, 6 and 8.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     RECENT ACCOUNTING PRONOUNCEMENTS. On January 1, 2001, Woodlands Development adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133". These standards establish accounting and reporting standards for derivative instruments and hedging activities. In particular, they require a company to record derivative instruments on the balance sheet at fair value and recognize changes in fair value currently in earnings unless specific hedge accounting criteria are satisfied. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document and assess the effectiveness of transactions that receive hedge accounting. The adoption of these standards will result in a reduction of its derivative instruments by $206,000. See Note 5 for additional information regarding the Woodlands Development's derivative instruments and hedging activities.

     Staff Accounting Bulletin No. 101 ("SAB 101") provides interpretive guidance on the proper revenue recognition, presentation and disclosure in financial statements. Woodlands Development has reviewed its revenue recognition policies and determined that it is in compliance with generally accepted accounting principles and the related interpretive guidance set forth in SAB 101.

(2) NOTES AND CONTRACTS RECEIVABLE

     Notes receivable are carried at cost, net of discounts. At December 31, 2000 and 1999, Woodlands Development held utility district receivables totaling $30,471,000 and $33,559,000. Utility district receivables, the collection of which is dependent on the ability of utility districts in The Woodlands to sell bonds, have a market interest rate of approximately 5.5% at December 31, 2000.

     In December 2000, Woodlands Development sold its remaining notes receivable to a financial institution for $5,560,000. During 2000, Woodlands Development sold $27,200,000 of its utility district receivables to a financial institution under a factoring agreement. There was no gain or loss recognized.

(3) REAL ESTATE

     The following is a summary of real estate at December 31, 2000 and 1999 (in thousands):


                                      2000         1999
                                   ---------    ---------
Land ...........................   $ 320,110    $ 344,140
Commercial properties ..........      68,811       27,285
Equity investments (Note 4) ....       8,406        1,682
Other assets ...................         453        3,579
                                   ---------    ---------
                                     397,780      376,686
Accumulated depreciation .......      (1,840)      (1,023)
                                   ---------    ---------
                                   $ 395,940    $ 375,663
                                   =========    =========

     LAND. The principal land development is The Woodlands, a mixed-use, master-planned community located north of Houston, Texas. Residential land is divided into seven villages in various stages of development. Each village has or is planned to contain a variety of housing, neighborhood retail centers, schools, parks and other amenities. Woodlands Development controls the development of the residential communities and produces finished lots for sale to qualified builders. Housing is constructed in a wide choice of pricing and product styles.

     Commercial land is divided into distinct centers that serve or are planned to serve as locations for office buildings, retail and entertainment facilities, industrial and warehouse facilities, research and technology facilities, and college and training facilities. Woodlands Development produces finished sites for third parties or its own building development activities.

     COMMERCIAL PROPERTIES. Commercial properties owned by Woodlands Development are leased to third-party tenants. At December 31, 2000, the net book value of assets under operating leases totaled $55,304,000. Other commercial properties are under development at December 31, 2000. Lease terms range from five to nine years with an average term of six years. Leases are accounted for under the operating method. Minimum future lease revenues from operating leases exclude contingent rentals that may be received. Tenant rents include rent for noncancelable operating leases. For the years ending December 31, 2000, 1999 and 1998, tenant rents totaled $2,589,000, $1,938,000 and $1,470,000 and are included in other revenues. Contingent rents include pass-throughs of incremental operating costs. For the years ending December 31, 2000, 1999 and 1998, contingent rents totaled $63,000, $144,000 and $155,000. Minimum future lease revenues for the five years subsequent to December 31, 2000 are $5,785,000; $5,805,000; $5,934,000; $6,083,000; and $6,113,000.

(4) EQUITY INVESTMENTS

     During 2000, Woodlands Development's principal partnership and corporation interests included the following:

                                                         Ownership           Nature of Operations
                                                         ---------           ---------------------
Sterling Ridge Retail 2000 (completed December 2000) ...     50%       Retail property in The Woodlands
Stewart Title of Montgomery County, Inc. ...............     50%       Title company

     Woodlands Development's net investment in these entities is included in the real estate caption on the balance sheets and its share of these entities' pretax earnings is included in other revenues on the statements of earnings. A summary of the net investment as of December 31, 2000 and the share of pre-tax earnings for the year then ended follows (in thousands):


                                                               Equity in Pre-Tax
                                              Net Investment       Earnings
                                              --------------   -----------------
Sterling Ridge Retail 2000 .................      $6,953             $   --
Stewart Title of Montgomery County, Inc. ...       1,368                555
Other ......................................          85               (130)
                                                  ------             ------
                                                  $8,406             $  425
                                                  ======             ======

     In September 1999, Woodlands Development completed a sale of its 49% interest in Mitchell Mortgage Company, LLC for $5,398,000 and recognized as other revenue a $4,239,000 gain on the sale.

     Summarized financial statement information for partnerships and a corporation in which Woodlands Development has an ownership interest at December 31, 2000 and for the year then ended follows (in thousands):

Assets ..........................................................   $19,308
Debt payable to third parties
   Woodlands Development's proportionate share (nonrecourse) ....     1,837
   Other parties' proportionate share ...........................     1,836
Accounts payable and deferred credits ...........................     1,275
Owners' equity ..................................................    14,360

Revenues ........................................................   $ 4,938
Operating earnings ..............................................     1,912
Pre-tax earnings ................................................     1,597
Woodlands Development's proportionate share
     of pre-tax earnings ........................................       425

(5) DEBT

     A summary of Woodlands Development's outstanding debt at December 31, 2000 and 1999 follows (in thousands):

                                          2000       1999
                                        --------   --------
Bank credit agreement ...............   $217,000   $237,000
Subsidiary's credit agreement .......     31,727         --
Mortgages payable, at an average
interest rate of 8.4% ...............      6,629      3,285
                                        --------   --------
                                        $255,356   $240,285
                                        ========   ========


     BANK CREDIT AGREEMENT. In November 1999, Woodlands Development and Woodlands Commercial replaced their existing bank credit agreement and construction loan agreement with a new facility, consisting of a $300,000,000 term loan and a $100,000,000 revolving loan. The transaction resulted in an extraordinary charge of $883,000 for Woodlands Development. The charge consisted of the write-off of previously deferred financing costs. The new bank credit agreement has a three-year term expiring in November 2002 with two one-year extension options. The interest rate, based on the London Interbank Offered Rate plus a margin, is approximately 9.8% at December 31, 2000. Interest is paid monthly. Commitment fees, based on .25% of the unused commitment, total $18,000, $9,000 and $52,000 for the years ended December 31, 2000, 1999 and 1998. The credit agreement contains certain restrictions which, among other things, require the maintenance of specified financial ratios, restrict indebtedness and sale, lease or transfer of certain assets, and limit the right of Woodlands Development to merge with other companies and make distributions to its partners. At December 31, 2000, Woodlands Development was in compliance with its debt covenants. Certain assets of Woodlands Development, including cash, receivables, commercial properties and equity investments in joint ventures and partnerships, secure the credit agreement. Mandatory debt maturities are $18,000,000 in 2001 and $199,000,000 in 2002. Payments may be made by Woodlands Development or Woodlands Commercial or both at their option. Beginning in 2001, additional principal payments are required based on distributions to Crescent and Morgan Stanley. Additional prepayments can also be made at the discretion of Woodlands Development. Prepayments on the term loan are subject to a prepayment penalty of up to 2%.

     Woodlands Development and Woodlands Commercial entered into an interest rate cap agreement with a commercial bank to reduce the impact of increases in interest rates on their bank credit agreement. The interest cap agreement effectively limits their interest rate exposure on a notional amount to a maximum LIBOR rate of 9%. The notional amount is $134,000,000 at December 31, 2000 and will reduce to $121,000,000 in December 2001. The interest cap agreement matures at the same time as the bank credit agreement. Woodlands Development is exposed to credit loss in the event of nonperformance by the other party with respect to the interest cap agreement. However, management does not anticipate nonperformance by the other party.

     SUBSIDIARY'S CREDIT AGREEMENT. VTO Land and VTO Commercial entered into a $67,500,000 credit agreement that has a three-year term expiring in October 2003 with two one-year extension options. The interest rate, based on the London Interbank Offered Rate plus a margin, is approximately 8.8% at December 31, 2000. Interest is paid monthly. The credit agreement contains certain restrictions which, among other things, require the maintenance of specified financial ratios and restrict indebtedness and leasing. At December 31, 2000, VTO Land was in compliance with its debt covenants. Certain assets of the VTO Land and VTO Commercial secure the agreement. Debt maturities for the three years subsequent to December 31, 2000 are $82,000, $490,000 and $31,155,000. VTO
Land, VTO Commercial, or both may make payments at their option.

     VTO Land and VTO Commercial entered into an interest rate cap agreement with a commercial bank to reduce the impact of increases in interest rates on their credit agreement. The interest cap agreement effectively limits their interest rate exposure on a notional amount to a maximum LIBOR rate of 9%. The notional amount is $33,750,000. The interest cap agreement matures at the same time as the credit agreement. VTO Land is exposed to credit loss in the event of nonperformance by the other party with respect to the interest cap agreement. However, management does not anticipate nonperformance by the other party.

     MORTGAGES PAYABLE. The mortgages payable have debt maturities for the five years subsequent to December 31, 2000 totaling $356,000; $530,000; $577,000;
$3,017,000; $2,007,000 and $142,000 thereafter. Mortgages payable are secured by certain tracts of land.

(6) NOTES PAYABLE TO PARTNERS

     Woodlands Development has notes payable to its partners totaling $25,000,000. The notes bear interest at 15%. Interest is payable beginning in October 1998 and quarterly thereafter. All outstanding balances are due in 2007. These notes are subordinate to the bank credit agreement and mortgages payable described above.

(7) COMMITMENTS AND CONTINGENCIES

     CONTINGENT LIABILITIES. At December 31, 2000 and 1999, Woodlands Development had contingent liabilities totaling approximately $11,000,000 and $4,600,000, consisting of letters of credit and commitments to complete certain improvements in The Woodlands. Under the terms of a land sales agreement, Woodlands Development has committed to construct, or cause to be constructed, certain improvements in The Woodlands and is contingently liable for up to $3,100,000 in liquidating damages if the improvements are not complete by certain dates.

     LEASES. Rental expense for operating leases for the years ended December 31, 2000, 1999 and 1998 totaled $56,000, $19,000 and $14,000.

     LEGAL ACTIONS. The 221st Judicial District Court of Montgomery County, Texas entered a judgment against Woodlands Development in October 1999 awarding a total of $1,433,000 in damages to the plaintiffs. In addition to these damages, the judgment also awards attorneys' fees to the plaintiff for preparation, trial and subsequent appeals. The total present amount of the judgment, including actual damages and attorneys' fees through the time of trial, is approximately $1,468,000. The judgment awards postjudgment interest of 10% per annum. Woodlands Development appealed the ruling. Oral arguments have been set by the Court of Appeals for February 2001.

     During 2000, Woodlands Development settled outstanding litigation, related to flooding in the North Houston area in 1994, brought against it by various homeowners in The Woodlands. No additional losses were incurred as a result of this settlement.

     Woodlands Development is also a party to other claims and legal actions arising in the ordinary course of their business and to recurring examinations by the Internal Revenue Service and other regulatory agencies.

     Management believes, after consultation with outside counsel, that adequate financial statement accruals have been provided for all known litigation contingencies where losses are deemed probable. Since the ultimate cost will depend on the outcomes of the uncertainties discussed in this note, it is possible, however, that additional future charges might be required that would be significant to the operating results of a particular period. Based on the status of the cases, Woodlands Development is unable to determine a range of such possible additional losses, if any, that might be incurred in connection with this litigation. Woodlands Development believes it is not probable that the ultimate resolution of this litigation will have a material adverse effect on its financial position.

     INCENTIVE PLAN. Woodlands Operating instituted an incentive compensation plan for certain employees effective January 1, 1998. The plan is unfunded and while certain payments are made currently, a portion of the payment is deferred and paid only upon the occurrence of certain future events. Woodlands Development will reimburse a portion of any incentive plan payments made in the future.

(8) RELATED PARTY TRANSACTIONS

     Woodlands Operating provides services to Woodlands Development under management and advisory services agreements. These agreements are automatically renewed annually. Woodlands Development pays Woodlands Operating an advisory fee equal to cost plus 3%. In addition, Woodlands Development reimburses Woodlands Operating for all cost and expenses incurred on their behalf. For the years ended December 31, 2000, 1999 and 1998, Woodlands Development recorded expenses of $12,606,000, $10,597,000 and $11,050,000 for services provided by Woodlands Operating.

     In July 1999, Woodlands Development purchased approximately 1,000 acres of land in The Woodlands from Woodlands Commercial for $33,090,000, the then current fair market value which approximated the carrying cost. The transaction consisted of cash and a $26,000,000 note. The note bears interest at 8.5% and matures in August 2009. Principal and interest payments are due quarterly and additional principal payments are due when a portion of the land is conveyed to a third party or built upon. The note is unsecured and subordinate to the bank credit agreement described in Note 5.

(9) PARTNERS' EQUITY

     Crescent's ownership interest in Woodlands Development is The Woodlands Land Company, Inc., which holds a 42.5% general partner interest. Morgan Stanley's ownership interests are MS/TWC Joint Venture, which holds a 56.5% limited partner interest, and MS/TWC, Inc., which holds a 1% general partner interest.

     The partnership agreement provides, among other things, the following:

         (i) Woodlands Development is governed by an Executive Committee composed of equal representation from their respective general partners.

         (ii) Net income and losses from operations are currently allocated so that partners' capital accounts stand in the ratio of the percentage interest listed above.

         (iii) Distributions are made to partners based on specified payout percentages and include cumulative preferred returns to Morgan Stanley's affiliates. The payout percentage to Morgan Stanley's affiliates is 57.5% until the affiliates receive distributions on a combined basis with Woodlands Commercial equal to their capital contributions and a 12% cumulative preferred return compounded quarterly. Then, the payout percentage to Morgan Stanley's affiliates is 50.5% until the affiliates receive distributions equal to their capital contributions and an 18% cumulative preferred return compounded quarterly. Thereafter, the payout percentage to Morgan Stanley's affiliates is 47.5%.

         (iv) Woodlands Development will continue to exist until December 31, 2040 unless terminated earlier due to specified events.

         (v) No additional partners may be admitted to Woodlands Development unless specific conditions in the partnership agreements are met. Partnership interests may be transferred to affiliates of Crescent or Morgan Stanley. Crescent has the right of first refusal to buy the partnership interests of the Morgan Stanley affiliates at the same terms and conditions offered to a third party purchaser, or sell its affiliates' interests to the same third party purchaser.

         (vi) Crescent and Morgan Stanley have the right to offer to purchase the other partner's affiliates' partnership interests in the event of failure to make specified capital contributions or a specified default by the other. Specified defaults include bankruptcy, breach of partnership covenants, transfer of partnership interests except as permitted by the partnership agreements, and fraud or gross negligence.

(10) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts and estimated fair values of Woodlands Development's financial instruments as of December 31, 2000 follows (in thousands):

                                          Carrying   Estimated Fair
                                           Amounts      Values
                                          --------   --------------
Notes and contracts receivable ........   $ 30,471      $ 30,471
Note payable to affiliated company ....     15,880        15,880
Debt ..................................    255,356       255,175
Notes payable to partners .............     25,000        31,524


     Fair values of notes and contracts receivable were estimated by discounting future cash flows using interest rates at which similar loans currently could be made for similar maturities to borrowers with comparable credit ratings. Fair values of fixed-rate, long-term debt were based on current interest rates offered to Woodlands Development for debt with similar remaining maturities. For floating-rate debt obligations, carrying amounts and fair values were assumed to be equal because of the nature of these obligations. The carrying amounts of Woodlands Development's other financial instruments approximate their fair values.

(11) CHANGE IN ACCOUNTING PRINCIPLE

     Effective January 1, 1998 Woodlands Development changed its method of accounting for organization costs to conform to Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities." In 1998, Woodlands Development expensed previously capitalized costs that totaled $639,000.

The following Unaudited Pro Forma Consolidating Financial Statements are based upon the historical financial statements of Crescent Real Estate Equities Company ("Crescent") and the assets being transferred to Crescent from Crescent Operating Inc. ("COPI") under the Settlement Agreement. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2001 is presented as if the COPI reorganization transactions were completed on September 30, 2001. The Unaudited Pro Forma Statements of Operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000 are presented is if the COPI reorganization transactions occurred as of the beginning of the period.

The Unaudited Pro Forma Consolidating Financial Statements should be read in conjunction with the historical financial statements of Crescent and COPI as of and for the nine months ended September 30, 2001 and for the year ended December 31, 2000.

The unaudited Pro Forma Consolidating Financial Statements have been prepared based on a number of assumptions, estimates and uncertainties including, but not limited to, estimates of the fair values of assets received and liabilities
assumed and estimated transaction costs.   As a result of these assumptions,
estimates and uncertainties, the accompanying Unaudited Pro Forma Financial Statements do not purport to predict the actual financial condition or results of operations that would have been achieved had the COPI reorganization occurred on September 30, 2001.

                     Crescent Real Estate Equities Company
                      Pro Forma Consolidated Balance Sheet
                            As of September 30, 2001
                             (dollars in thousands)
                                  (unaudited)


                                                                                      COPI                              COPI
                                                                     Crescent    Reorganization(A)      Hotels(E)    Colorado(F)
                                                                    ----------   -----------------      ----------   -----------
ASSETS:
 Investments in real estate:
   Land                                                                271,698                  --              --            --
   Land held for investment or development                             108,274                  --              --       400,687
   Building and improvements                                         2,968,107                  --              --            --
   Furniture, fixtures and equipment                                    71,387               6,900              --         3,731
   Less - accumulated depreciation                                    (622,776)                 --              --            --
                                                                    ----------   -----------------      ----------   -----------
             Net investment in real estate                           2,796,690               6,900              --       404,418

   Cash and cash equivalents                                            33,163                  --           9,533         9,909
   Restricted cash and cash equivalents                                 92,732                  --              --            --
   Accounts receivable, net                                             67,757             (38,200)          9,485         1,568
   Deferred rent receivable                                             78,088             (12,661)             --            --
   Investments in real estate mortgages and equity
       of unconsolidated companies                                     815,013              38,500              --        12,100
   Goodwill                                                                 --                  --              --        15,402
   Notes receivable, net                                               156,193             (71,637)             --         1,109
   Deferred income tax asset                                                --                  --              --            --
   Other assets, net                                                   100,269              (2,800)          8,801        17,827
                                                                    ----------   -----------------      ----------   -----------
               Total assets                                          4,139,905             (79,898)(A)      27,819       462,333
                                                                    ==========   =================      ==========   ===========


LIABILITIES:
   Borrowings under Fleet Facility                                     155,000              15,500(B)           --            --
   Notes payable                                                     1,928,930                  --              --       322,499
   Accounts payable, accrued expenses and other liabilities            144,174              12,000(D)       20,700        31,816
   Deferred revenue                                                         --                  --          13,365        42,610
   Income taxes payable - current and deferred                              --                  --              --         1,487
                                                                    ----------   -----------------      ----------   -----------
              Total liabilities                                      2,228,104              27,500          34,065       398,412


MINORITY INTERESTS:
  Operating partnership                                                 84,110                  --              --            --
  Investment joint ventures                                            232,779                  --              --        50,248
                                                                    ----------   -----------------      ----------   -----------
              Total minority interests                                 316,889                  --              --        50,248

SHAREHOLDERS' EQUITY:
  Preferred shares                                                     200,000                  --              --            --
  Common shares                                                          1,227                   3(C)           --            --
   Additional paid-in capital                                        2,233,605               5,997(C)       (6,246)       13,673
   Retained earnings (deficit)                                        (522,170)           (113,398)(A)(B)       --            --
   Accumulated other comprehensive income                              (35,025)                 --              --            --
                                                                    ----------   -----------------      ----------   -----------
                                                                     1,877,637            (107,398)         (6,246)       13,673

   Less - shares held in treasury, at cost                            (282,725)                 --              --            --
                                                                    ----------   -----------------      ----------   -----------
              Total shareholders' equity                             1,594,912            (107,398)         (6,246)       13,673
                                                                    ----------   -----------------      ----------   -----------
              Total liabilities and shareholders' equity             4,139,905             (79,898)         27,819       462,333
                                                                    ==========   =================      ==========   ===========

                                                                                        DMDC/
                                                                       COPI Co.         TWLC
                                                                    Adjustments(G)   & Other(H)   Eliminations      Consolidated
                                                                    --------------   ----------   ------------      ------------
ASSETS:
 Investments in real estate:
   Land                                                                         --           --             --           271,698
   Land held for investment or development                                  17,069       72,726         (5,587)(J)       593,169
   Building and improvements                                                    --      116,149             --         3,084,256
   Furniture, fixtures and equipment                                            --           --             --            82,018
   Less - accumulated depreciation                                              --      (19,236)            --          (642,012)
                                                                    --------------   ----------   ------------      ------------
             Net investment in real estate                                  17,069      169,639         (5,587)        3,389,129

   Cash and cash equivalents                                                    --       13,481             --            66,086
   Restricted cash and cash equivalents                                         --           --             --            92,732
   Accounts receivable, net                                                     --        2,541         (1,981)(I)        41,170
   Deferred rent receivable                                                     --           --             --            65,427
   Investments in real estate mortgages and equity                              --           --             --                --
       of unconsolidated companies                                          (4,306)      52,412       (135,308)(K)       549,611
                                                                                                      (228,800)(L)
   Goodwill                                                                 (4,967)      28,332             --            38,767
   Notes receivable, net                                                        --       21,292         (7,639)(M)        99,318
   Deferred income tax asset                                                    --       35,442                           35,442
   Other assets, net                                                            --        5,084           (814)(I)       128,367
                                                                    --------------   ----------   ------------      ------------
               Total assets                                                  7,796      328,223       (380,129)        4,506,049
                                                                    ==============   ==========   ============      ============


LIABILITIES:
   Borrowings under Fleet Facility                                              --           --             --           170,500
   Notes payable                                                                --       91,213       (228,800)(L)     2,112,312
                                                                                                        (1,530)(M)
   Accounts payable, accrued expenses and other liabilities                     --       18,021         (2,795)(I)       217,807
                                                                                                        (6,109)(M)
   Deferred revenue                                                             --       93,776             --           149,751
   Income taxes payable - current and deferred                                  --       18,111             --            19,598
                                                                    --------------   ----------   ------------      ------------
              Total liabilities                                                 --      221,121       (239,234)        2,669,968


MINORITY INTERESTS:
  Operating partnership                                                         --           --             --            84,110
  Investment joint ventures                                                     --       26,559        (27,826)(N)       281,760
                                                                    --------------   ----------   ------------      ------------
              Total minority interests                                          --       26,559        (27,826)          365,870

SHAREHOLDERS' EQUITY:
  Preferred shares                                                              --           --             --           200,000
  Common shares                                                                 --           --             --             1,230
   Additional paid-in capital                                                7,796       80,543       (113,069)        2,222,299
   Retained earnings (deficit)                                                  --           --             --          (635,568)
   Accumulated other comprehensive income                                       --           --             --           (35,025)
                                                                    --------------   ----------   ------------      ------------
                                                                             7,796       80,543       (113,069)        1,752,936

   Less - shares held in treasury, at cost                                      --           --             --          (282,725)
                                                                    --------------   ----------   ------------      ------------
              Total shareholders' equity                                     7,796       80,543       (113,069)        1,470,211
                                                                    --------------   ----------   ------------      ------------
              Total liabilities and shareholders' equity                     7,796      328,223       (380,129)        4,506,049
                                                                    ==============   ==========   ============      ============

                     Crescent Real Estate Equities Company
                 Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2001
                             (dollars in thousands)
                                  (unaudited)

                                                                                                                         DMDC/
                                                                              COPI                         COPI          TWLC
                                                            Crescent     Reorganization     Hotels(P)   Colorado(Q)   & Other(Q)
                                                          ------------   --------------     ---------   -----------   ----------
REVENUES:
   Office properties                                           464,174               --           --            --           --
   Resort/Hotel properties                                      44,523               --      173,110            --           --
   Land Development properties                                      --               --           --        97,125       45,950
   Interest and other income                                    36,347               --           --         1,329        2,229
                                                           -----------   --------------      -------      --------      -------
          Total revenues                                       545,044               --      173,110        98,454       48,179

EXPENSES:
   Office properties                                           200,403               --           --            --           --
   Resort/Hotel properties                                          --               --      137,511            --           --
   Rent Expense - CEI                                               --               --       42,595            --           --
   Land Development properties                                      --               --           --        89,020       48,686
   Corporate general and administrative                         18,374               --           --            --           13
   Interest expense                                            139,189               --           --         7,343        3,154
   Amortization of deferred financing costs                      7,171               --           --            --           --
   Depreciation and amortization                                92,818               --           --         2,742        4,198
   COPI reorganization charge                                       --           97,898(O)        --            --           --
   Impairment and other charges related                                                           --
     to behavioral healthcare assets                            18,932               --           --            --           --
                                                           -----------   --------------      -------      --------      -------
          Total expenses                                       476,887           97,898      180,106        99,105       56,051
                                                           -----------   --------------      -------      --------      -------

         Operating income                                       68,157          (97,898)      (6,996)         (651)      (7,872)

OTHER INCOME AND EXPENSE:
   Equity in net income of unconsolidated
    companies:
         Office and retail properties                            3,841               --           --            --           --
         Residential development properties                     27,703               --           --           750       26,340
         Temperature-controlled logistics properties             2,285               --           --            --           --
         Other                                                   2,896               --           --            --       (1,776)
                                                           -----------   --------------      -------      --------      -------
   Total equity in net income of unconsolidated companies       36,725               --           --           750       24,564


  (Loss) gain on property sales, net                               727               --           --            --           --
                                                           -----------   --------------      -------      --------      -------
         Total other income and expense                         37,452               --           --           750       24,564
                                                           -----------   --------------      -------      --------      -------

INCOME BEFORE MINORITY INTERESTS,
  INCOME TAXES, AND EXTRAORDINARY ITEM                         105,609          (97,898)      (6,996)           99       16,692

   Minority interests                                          (26,138)              --           --          (685)        (975)
                                                           -----------   --------------      -------      --------      -------


INCOME BEFORE INCOME TAXES
  AND EXTRAORDINARY ITEM                                        79,471          (97,898)      (6,996)         (586)      15,717
   Income tax provision (benefit)                                   --               --           --          (334)      10,011
                                                           -----------   --------------      -------      --------      -------

INCOME BEFORE EXTRAORDINARY ITEM                                79,471          (97,898)      (6,996)         (252)       5,706
   Extraordinary item - extinguishment of debt                 (10,802)              --           --            --           --
                                                           -----------   --------------      -------      --------      -------

NET INCOME                                                      68,669          (97,898)      (6,996)         (252)        5,706

6 3/4% Series A Preferred Share distributions                  (10,125)              --           --            --            --
Share repurchase agreement return                                   --               --           --            --            --
                                                           -----------   --------------      -------      --------      --------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                     58,544          (97,898)      (6,996)         (252)        5,706


BASIC EARNINGS PER SHARE DATA:
  Net income  before extraordinary item                           0.64
  Extraordinary item - extinguishment of debt                    (0.10)
                                                           -----------

   Net income - basic                                             0.54
                                                           ===========


DILUTED EARNINGS PER SHARE DATA:
  Net income before extraordinary item                            0.63
  Extraordinary item - extinguishment of debt                    (0.10)
                                                           -----------

   Net income - diluted                                           0.53
                                                           ===========

WEIGHTED AVERAGE SHARES
  OUTSTANDING - BASIC                                      108,170,259
                                                           ===========

WEIGHTED AVERAGE SHARES
  OUTSTANDING - DILUTED                                    110,011,558
                                                           ===========



                                                           Eliminations      Consolidated
                                                           ------------      ------------
REVENUES:
   Office properties                                                 --           464,174
   Resort/Hotel properties                                      (39,575)(R)       178,058
   Land Development properties                                       --           143,075
   Interest and other income                                         --            39,905
                                                           ------------      ------------
          Total revenues                                        (39,575)          825,212

EXPENSES:
   Office properties                                                 --           200,403
   Resort/Hotel properties                                           --           137,511
   Rent Expense - CEI                                           (42,595)(S)            --
   Land Development properties                                   (1,283)(T)       136,423
   Corporate general and administrative                              --            18,387
   Interest expense                                              (8,236)(T)       141,450
   Amortization of deferred financing costs                          --             7,171
   Depreciation and amortization                                     --            99,758
   COPI reorganization charge                                        --            97,898
   Impairment and other charges related                              --                --
     to behavioral healthcare assets                                 --            18,932
                                                           ------------      ------------
          Total expenses                                        (52,114)          857,933
                                                           ------------      ------------

         Operating income                                        12,539           (32,721)

OTHER INCOME AND EXPENSE:
   Equity in net income of unconsolidated
    companies:
         Office and retail properties                                --             3,841
         Residential development properties                     (24,018)(U)        30,775
         Temperature-controlled logistics properties                 --             2,285
         Other                                                     (295)(U)           825
                                                           ------------      ------------
   Total equity in net income of unconsolidated companies       (24,313)           37,726


  (Loss) gain on property sales, net                                 --               727
                                                           ------------      ------------
         Total other income and expense                         (24,313)           38,453
                                                           ------------      ------------

INCOME BEFORE MINORITY INTERESTS,
  INCOME TAXES, AND EXTRAORDINARY ITEM                          (11,774)            5,732

   Minority interests                                              (745)(V)       (28,543)
                                                           ------------      ------------


INCOME BEFORE INCOME TAXES
  AND EXTRAORDINARY ITEM                                        (12,519)          (22,811)
   Income tax provision (benefit)                                (2,798)(W)         6,879
                                                           ------------      ------------

INCOME BEFORE EXTRAORDINARY ITEM                                 (9,721)          (29,690)
   Extraordinary item - extinguishment of debt                       --           (10,802)
                                                           ------------      ------------

NET INCOME                                                       (9,721)          (40,492)

6 3/4% Series A Preferred Share distributions                        --           (10,125)
Share repurchase agreement return                                    --                --
                                                           ------------      ------------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                      (9,721)          (50,617)


BASIC EARNINGS PER SHARE DATA:
  Net income  before extraordinary item                                             (0.37)
  Extraordinary item - extinguishment of debt                                       (0.10)
                                                                             ------------

   Net income - basic                                                               (0.47)
                                                                              ============


DILUTED EARNINGS PER SHARE DATA:
  Net income before extraordinary item                                              (0.36)
  Extraordinary item - extinguishment of debt                                       (0.10)
                                                                             ------------

   Net income - diluted                                                             (0.46)
                                                                             ============

WEIGHTED AVERAGE SHARES
  OUTSTANDING - BASIC                                                         108,514,009(X)
                                                                             ============

WEIGHTED AVERAGE SHARES
  OUTSTANDING - DILUTED                                                       110,355,308(X)
                                                                             ============

                     Crescent Real Estate Equities Company
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                             (dollars in thousands)
                                  (unaudited)


                                                                              COPI                      COPI
                                                          Crescent      Reorganization   Hotels(P)   Colorado(Q)
                                                       --------------   --------------   ---------   -----------
REVENUES:
   Office properties                                          606,040               --          --            --
   Resort/Hotel properties                                     72,114               --     239,340            --
   Land Development properties                                     --               --          --       178,824
   Interest and other income                                   40,251               --          --         2,305
                                                          -----------   --------------     -------      --------
          Total revenues                                      718,405               --     239,340       181,129

EXPENSES:
   Office properties                                          250,041               --          --            --
   Resort/Hotel properties                                         --               --     187,100            --
   Rent Expense - CEI                                              --               --      57,149            --
   Land Development properties                                     --               --          --       159,759
   Corporate general and administrative                        24,073               --          --            --
   Interest expense                                           203,197               --          --        13,308
   Amortization of deferred financing costs                     9,497               --          --            --
   Depreciation and amortization                              123,839               --          --         7,306
   COPI reorganization charge                                      --           97,898(O)       --            --
   Impairment and other charges related
     to behavioral healthcare assets                            9,349               --          --            --
                                                          -----------   --------------     -------      --------
          Total expenses                                      619,996           97,898(a)  244,249       180,373
                                                          -----------   --------------     -------      --------

         Operating income                                      98,409          (97,898)     (4,909)          756

OTHER INCOME AND EXPENSE:
   Equity in net income of unconsolidated
    companies:
         Office and retail properties                           3,164               --          --            --
         Residential development properties                    53,470               --          --         2,372
         Temperature-controlled logistics properties            7,432               --          --            --
         Other                                                 11,645               --          --            --
                                                          -----------   --------------     -------      --------
   Total equity in net income of unconsolidated companies      75,711               --          --         2,372


  (Loss) gain on property sales, net                          128,932               --          --            --
                                                          -----------   --------------     -------      --------
         Total other income and expense                       204,643               --          --         2,372
                                                          -----------   --------------     -------      --------

INCOME BEFORE MINORITY INTERESTS,
  INCOME TAXES, AND EXTRAORDINARY ITEM                        303,052          (97,898)     (4,909)        3,128

   Minority interests                                         (51,002)              --          --        (2,840)
                                                           -----------   --------------     -------     --------


INCOME BEFORE INCOME TAXES
  AND EXTRAORDINARY ITEM                                      252,050          (97,898)     (4,909)          288
   Income tax provision (benefit)                                  --               --          --           806
                                                          -----------   --------------     -------      --------

INCOME BEFORE EXTRAORDINARY ITEM                              252,050          (97,898)     (4,909)         (518)
   Extraordinary item - extinguishment of debt                 (3,928)              --          --            --
                                                          -----------   --------------     -------      --------

NET INCOME                                                    248,122          (97,898)     (4,909)         (518)
6 3/4% Series A Preferred Share distributions                 (13,500)              --          --            --
Share repurchase agreement return                              (2,906)              --          --            --
                                                          -----------   --------------     -------      --------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                   231,716          (97,898)     (4,909)         (518)


BASIC EARNINGS PER SHARE DATA:
  Net income  before extraordinary item                          2.08
  Extraordinary item - extinguishment of debt                   (0.03)
                                                          -----------
   Net income - basic                                            2.05
                                                          ===========
DILUTED EARNINGS PER SHARE DATA:
  Net income before extraordinary item                           2.05
  Extraordinary item - extinguishment of debt                   (0.03)
                                                          -----------
   Net income - diluted                                          2.02
                                                          ===========
WEIGHTED AVERAGE SHARES
  OUTSTANDING - BASIC                                     113,524,004
                                                          ===========
WEIGHTED AVERAGE SHARES  OUTSTANDING - DILUTED            114,720,818
                                                          ===========

                                                               DMDC/
                                                               TWLC
                                                            & Other(Q)    Eliminations   Consolidated
                                                           ------------   ------------   ------------
REVENUES:
   Office properties                                                 --             --        606,040
   Resort/Hotel properties                                           --        (56,711)(R)    254,743
   Land Development properties                                  125,194             --        304,018
   Interest and other income                                      2,524             --         45,080
                                                           ------------   ------------   ------------
          Total revenues                                        127,718        (56,711)     1,209,881

EXPENSES:
   Office properties                                                 --             --        250,041
   Resort/Hotel properties                                           --             --        187,100
   Rent Expense - CEI                                                --        (57,149)(S)         --
   Land Development properties                                  106,618         (6,797)(T)    259,580
   Corporate general and administrative                               8             --         24,081
   Interest expense                                               3,771        (11,834)(T)    208,442
   Amortization of deferred financing costs                          --             --          9,497
   Depreciation and amortization                                  4,966             --        136,111
   COPI reorganization charge                                        --             --         97,898
   Impairment and other charges related
     to behavioral healthcare assets                                 --             --          9,349
                                                           ------------   ------------   ------------
          Total expenses                                        115,363        (75,780)     1,182,099
                                                           ------------   ------------   ------------

         Operating income                                        12,355         19,069         27,782

OTHER INCOME AND EXPENSE:
   Equity in net income of unconsolidated
    companies:
         Office and retail properties                                --             --          3,164
         Residential development properties                      28,250        (42,981)(U)     41,111
         Temperature-controlled logistics properties                 --             --          7,432
         Other                                                    2,465            600(U)      14,710
                                                           ------------   ------------   ------------
   Total equity in net income of unconsolidated companies        30,715        (42,381)        66,417


  (Loss) gain on property sales, net                                 --             --        128,932
                                                           ------------   ------------   ------------
         Total other income and expense                          30,715        (42,381)       195,349
                                                           ------------   ------------   ------------

INCOME BEFORE MINORITY INTERESTS,
  INCOME TAXES, AND EXTRAORDINARY ITEM                           43,070        (23,312)       223,131

   Minority interests                                            (2,939)           518(V)     (56,263)
                                                           ------------   ------------   ------------


INCOME BEFORE INCOME TAXES
  AND EXTRAORDINARY ITEM                                         40,131        (22,794)       166,868
   Income tax provision (benefit)                                16,052         (1,964)(W)     14,894
                                                           ------------   ------------   ------------

INCOME BEFORE EXTRAORDINARY ITEM                                 24,079        (20,830)       151,974
   Extraordinary item - extinguishment of debt                       --             --         (3,928)
                                                           ------------   ------------   ------------

NET INCOME                                                       24,079        (20,830)       148,046

6 3/4% Series A Preferred Share distributions                        --             --        (13,500)
Share repurchase agreement return                                    --             --         (2,906)
                                                           ------------   ------------   ------------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                      24,079        (20,830)       131,640


BASIC EARNINGS PER SHARE DATA:
  Net income  before extraordinary item                                                          1.19
  Extraordinary item - extinguishment of debt                                                   (0.03)
                                                                                         ------------

   Net income - basic                                                                            1.16
                                                                                         ============


DILUTED EARNINGS PER SHARE DATA:
  Net income before extraordinary item                                                           1.17
  Extraordinary item - extinguishment of debt                                                   (0.03)
                                                                                         ------------

   Net income - diluted                                                                          1.14
                                                                                         ============

WEIGHTED AVERAGE SHARES
  OUTSTANDING - BASIC                                                                     113,867,754(X)
                                                                                         ============

WEIGHTED AVERAGE SHARES
  OUTSTANDING - DILUTED                                                                   115,064,568(X)
                                                                                         ============

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)


The following describes the pro forma adjustments to the Pro Forma Consolidated Balance Sheet as of September 30, 2001 as if the Crescent Operating, Inc. ("COPI") reorganization transactions were completed on September 30, 2001 and the Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000 as if the COPI reorganization transactions as of the beginning of the period.


(A) Reflects Crescent's write-down of the amount due under the loans to COPI, the full amount of the past due rent, transaction costs, and deferred rent receivable to the estimated underlying collateral value securing these obligations as of September 30, 2001.

         Notes Receivable                                 (71,637)
         Hotel/Resort Accounts Receivable                 (38,200)
         Hotel/Resort Deferred Rent Receivable            (12,661)
         Asset Transaction Costs                           (2,800)
                                                         --------
                                                         (125,298)
         Value for Voting Interest in Residential Land
            Developments and other entities                38,500
         Hotel/Resort FF &E                                 6,900
                                                         --------
                                                           45,400

         COPI Reorganization Charge                       (79,898)

(B) Reflects Crescent's capitalization of a new corporation ("SpinCo") that will be committed to acquire COPI's interest in COPI Cold Storage LLC, which owns a 40% partnership interest in AmeriCold Logistics.

(C) Reflects the issuance of Crescent's common shares to the COPI stockholder, computed as such:

         Number of COPI Common Shares Outstanding        10,781,273
         Value for COPI Shares                          $      0.55
                                                        -----------
         Dollar Value to Convert                          5,929,700
         Crescent's Share Price                         $     17.25
         Shares to be issued                                343,750
         Cash Settlement in Lieu of Fractional Shares   $        13


(D) Represents aggregate claims, costs and expenses incurred by Crescent and COPI in connection with the COPI bankruptcy and related to transaction of $12 million.

(E) Pursuant to the reorganization transaction, COPI agreed to transfer the eight hotel property leases and all related assets and liabilities to Crescent in exchange for cancellation of some rental payments. This represents the combined balance sheet of the eight Hotel lessees as of September 30, 2001.

(F) Represents the balance sheet of COPI Colorado LP, as of September 30, 2001, which owns a 10% interest in Crescent Resort Development, Inc ("CRDI"). Pursuant to the reorganization transaction, Crescent received the 60% general partner interest in COPI Colorado which is the controlling interest and Crescent will consolidate. Upon Crescent's retention of this partnership interest in COPI Colorado, Crescent's overall ownership in CRDI will be 96%. Prior to this transaction, Crescent did not have control of CRDI and therefore accounted for its 90% interest under equity method.

(G) Represents the step-up in basis in the COPI Colorado partnership for the $16 million value attributed to the 60% general partner interest that Crescent received. In addition, we're adjusting COPI Colorado's balance sheet to write-off the fair market adjustment asset of $5.0M created in 1998 when the partnership was formed and the write-down of COPI shares held in this partnership, from $4.3M (cost value) to $0.

          Calculation for Step-Up in Basis:
                   Total Equity                 13,673
                   60% Share                     8,204
                   Fair Value                   16,000
                   Fair Market Adjustment        7,796

(H) Represents the combined balance sheets of Desert Mountain Development Corporation ("DMDC"), The Woodlands Land Company ("TWLC") and other entities in which Crescent received voting stock from COPI as of September 30, 2001. Upon Crescent's retention of stock in the above listed entities, Crescent will own and control 100% of DMDC, 100% of TWLC and 100% of the other entities. Prior to this transaction, the Company did not have control of these entities and therefore accounted for these interests under equity method.

(I) Elimination of the initial working capital receivable in Crescent's financial statements of $1,981 and the offsetting net working capital payable ($814 in other assets and $2,795 in accounts payable) on the Hotel Lessees financial statements as of September 30, 2001.

(J) Elimination of capitalized interest on Crescent's loan at CRDI of $5,587.

(K) Represents the elimination of the Company's equity investment in the following entities:

                    DMDC                     (28,344)
                    TWLC                     (53,568)
                    CRDI                     (49,295)
                    Other entities            (4,101)
                                            --------
                                            (135,308)

(L) Represents the elimination of the intercompany loans and associated accrued interest (classified as investments) between the Company and the following entities:

                    DMDC                     (59,000)
                    CRDI                    (169,800)
                                            --------
                                            (228,800)

(M) Represents the elimination of the intercompany loans and associated accrued interest (classified as notes) between Crescent and other entities (CRL) of $7,639.

(N) Represents the elimination of Crescent's equity investment of $33,295 (included in the $49,295 in Footnote K) with the minority interest in COPI Colorado and adjusted for the 40% partners interest in COPI Colorado of $5,469.

(O) Reflects the COPI reorganization charge (as discussed in Footnote A) and $18 million (as discussed in Footnote C and D) for settlement with COPI shareholders of approximately $6 million in Crescent shares and $12 million for transaction costs.

(P) Represents the operating results for the Hotel Properties inclusive of the lessee rent payment for the nine months ended September 30, 2001 and the year ended December 31, 2000.

(Q) Represents the net income of DMDC, TWLC, COPI Colorado and other entities for the nine months ended September 30, 2001 and the year ended December 31, 2000.

(R) Represents the elimination of Crescent's rental revenue for the nine months ended September 30, 2001 and the year ended December 31, 2000.

(S) Represents the elimination of the hotel lessees' rent expense to Crescent for the nine months ended September 30, 2001 and the year ended December 31, 2000.

(T) Represents the elimination of the intercompany interest expense (inclusive of the amortization of capitalized interest in the land development property expense) on the loans discussed in Footnote
         L and M.

                                 September 30, 2001    December 31, 2000
                                 ------------------   ------------------
                DMDC                          4,283               10,065
                CRDI                          4,931                7,916
                Other Entities                  306                  650
                                 ------------------   ------------------
                                              9,520               18,631

(U) Represents the elimination of the Company's equity in net income (inclusive of the interest income on the intercompany loans as discussed in Footnote L, M and V) for the nine months ended September 30, 2001 and year ended December 31, 2000. Upon the Company's retention of stock or partnership interests in DMDC, TWLC, COPI Colorado and other entities, the Company will own and control 100% of DMDC, 100% of TWLC and 100% of other entities. The Company will own a 60% general partner interest in COPI Colorado, which will bring Crescent's investment in CRDI to 96%. Prior to this transaction, the Company did not have control of these entities and therefore accounted for these interests under equity method.

                                 September 30, 2001     December 31, 2000
                                 ------------------    ------------------
                DMDC                          1,258               (16,109)
                TWLC                        (15,324)              (16,466)
                CRDI                         (9,952)              (10,406)
                Other Entities                 (295)                  600
                                 ------------------    ------------------
                                            (24,313)              (42,381)

(V) Eliminate Crescent's minority interest in COPI Colorado and to reflect the 40% partner interest in COPI Colorado.

(W) Represents the income tax benefit for the hotel business for the nine months ended September 30, 2001 and year ended December 31, 2000, calculated as 40% of the net loss for the Hotel lessee.

(X) Reflects the additional shares issued of 343,750 as calculated in footnote C.

                                                                         ANNEX A

IMPORTANT: CRESCENT OPERATING, INC. HAS NOT COMMENCED A BANKRUPTCY CASE AS OF THE DATE OF THE PROXY STATEMENT TO WHICH THIS PLAN IS AN EXHIBIT. AS DISCLOSED IN THE PROXY STATEMENT, YOUR ACCEPTANCE OF THIS PLAN IS BEING SOUGHT IN ADVANCE OF THE COMMENCEMENT OF A BANKRUPTCY CASE.




                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


IN RE:                                    (            Chapter 11
                                          (
CRESCENT OPERATING, INC.                  (            CASE NO.
                                          (                     ----------------
                                          (
         Debtor.                          (






                  ---------------------------------------------

                        DEBTOR'S PLAN OF REORGANIZATION,
                           DATED _______________, 2002

                  ---------------------------------------------

                                                                         ANNEX A

                                TABLE OF CONTENTS

                                                                            PAGE

                                                                         ANNEX A

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


IN RE:                                           (     Chapter 11
                                                 (
CRESCENT OPERATING, INC.                         (     CASE NO.
                                                 (              ----------------
         Debtor.                                 (


                        DEBTOR'S PLAN OF REORGANIZATION,
                        DATED ____________________, 2002

         Crescent Operating, Inc., as debtor and debtor-in-possession, proposes this Plan of Reorganization (the "Plan") pursuant to section 1121(a) of Title 11 of the United States Code for the resolution of the Debtor's outstanding creditor claims and equity interests. Reference is made to the Proxy Statement/Disclosure Statement (the "Proxy Statement/Disclosure Statement") for a discussion of the Debtor's history, business, properties and results of operations, and for a summary of this Plan and certain related matters.

         All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtor for use in soliciting acceptances or rejections of this Plan.


                                    ARTICLE 1

                                   DEFINITIONS

         Rules of Interpretation. As used herein, the following terms have the respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any capitalized term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan.


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                           A-1
a-126447.3

                                                                         ANNEX A



         1.1 "Administrative Expense Claim" means a Claim for costs and expenses of administration allowed under section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtor (such as wages, salaries or payments for goods and services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930. Administrative Expense Claim includes any Claim of an employee or officer of the Debtor arising out of a Court-approved contract.

         1.2 "Affiliate" means (a) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities
(i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (b) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Debtor, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote.

         1.3 "Allowed" means, with respect to any Claim, proof of which has been timely, properly Filed or, if no proof of claim was so Filed, which was or hereafter is listed on the Schedules as liquidated in amount and not disputed or contingent, and, in either case, a Claim which is not a Disputed Claim.

         1.4 "Allowed Claim" means that portion of a Claim which is not a Disputed Claim.

         1.5 "Allowance Date" means the date that a Claim becomes an Allowed Claim.

         1.6 "Allowed Secured Claim" means an Allowed Claim, or that portion thereof, of any creditor of the Debtor who holds a lien or security interest, as those terms are defined in Section 101 of the Code, which Claim has been properly perfected as required by law and determined in accordance with Section 506 of the Code with respect to properties owned by the Debtor. Such Allowed Secured Claim is secured only to the extent of the value of the Debtor's property which the Court finds is subject to a valid security interest of the creditor enforceable against property of the Estate.

         1.7 "Allowed Unsecured Claim" means an Allowed Claim, or that portion thereof, which is not entitled to priority or to secured status under the Code, and includes, but is not limited to, any claim arising as a result of a Debtor's execution of a guaranty agreement, promissory note, negotiable instrument, or other similar written instrument, whether as maker, endorser, guarantor, or otherwise.

         1.8 "Amended Bylaws" means the Bylaws of Reorganized COPI, in effect as of the Petition Date, as amended, substantially in the form included in the Plan Supplement.


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                           A-2
a-126447.3

                                                                         ANNEX A



         1.9 "Amended Certificate of Incorporation" means the amended and restated certificate of incorporation of COPI effective as of the Effective Date, substantially in the form included in the Plan Supplement.

         1.10 "Americold Logistics Interest" means the 40% partnership interest of COPI Cold Storage in Vornado Crescent Logistics Operating Partnership.

         1.11 "Ballots" means the written Ballots for acceptance or rejection of the Plan.

         1.12 "Ballot Return Date" means 5:00 p.m. Delaware Time on _________, 2002, unless and to the extent such date is extended by the Debtor in accordance with the Disclosure Statement.

         1.13 "Bank of America Claim" means the claim of Bank of America for the repayment of all outstanding amounts under the Credit Agreement dated August 27, 1997, as amended, between COPI and Bank of America, N.A. and the related promissory note. The Bank of America claim is secured by the Americold Logistics Interest.

         1.14 "Bankruptcy Code" or "Code" means Title 11 of the United States Code as now in effect or hereafter amended.

         1.15 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, which presides over this proceeding, or if necessary, the United States District Court for said District having original jurisdiction over this case.

         1.16 "Bankruptcy Rules" means, collectively (a) the Federal Rules of Bankruptcy Procedure, and (b) the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Case.

         1.17 "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         1.18 "Cash" means cash, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issued by banks, and commercial paper of any Person, including interests accrued or earned thereon, or a check from Reorganized Debtor.

         1.19 "CEI/COPI Claim Resolution Payments" means (i) the COPI Budget Amount; (ii) all amounts paid, advanced or incurred by Crescent or Crescent REIT to assist COPI in settlement of the Seller Notes and other Claims against the Estate, other than the Bank of America Claim; and (ii) any other amounts paid, advanced, incurred or accrued by or on behalf of Crescent, Crescent REIT or their Affiliates in connection with the preparation of the Settlement Agreement and related agreements and the consummation of the transactions contemplated by the Settlement Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by Crescent, Crescent REIT or any of their Affiliates.

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                           A-3
a-126447.3

                                                                         ANNEX A

         1.20 "CEI/COPI Claim Resolution Payments Estimate" is $12 million.

         1.21 "Claim" means any right to payment from the Debtor arising before the Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

         1.22 "Class" means one of the classes of Claims or Interests defined in
Article III hereof.

         1.23 "Company" or "COPI" means Crescent Operating, Inc., a Delaware Corporation and its subsidiaries.

         1.24 "Confirmation" means the entry of a Confirmation Order confirming the Plan at or after a hearing pursuant to section 1129 of the Bankruptcy Code.

         1.25 "Confirmation Date" means the date the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court.

         1.26 "Confirmation Order" means the order entered by the Bankruptcy Court determining that the Plan meets the requirements of Chapter 11 of the Bankruptcy Code and is entitled to Confirmation pursuant to Section 1129 of the Bankruptcy Code.

         1.27 "COPI Budget Amount" means an amount not to exceed $3.5 million that Crescent shall advance to COPI and which shall be evidenced by a promissory note in the amount of $3.5 million which funds shall be used by COPI to pay the reasonable and necessary documented out-of -pocket expenses of COPI and its subsidiaries (other than expenses attributed to, related to or incurred by Crescent Machinery Company and its subsidiaries) to the extent that COPI and its subsidiaries are unable to do so from their own resources, from the date of the Settlement Agreement through the entry of a final decree in this Bankruptcy Case, including all expenses (including, without limitation, the fees and expenses of attorneys, accountants and investment bankers) incurred in connection with the transactions contemplated by the Settlement Agreement.

         1.28 "COPI Cold Storage" means COPI Cold Storage, LLC, a wholly-owned subsidiary of COPI that owns the Americold Logistics Interest.

         1.29 "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 case by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code, as constituted by the addition or removal of members from time to time.

         1.30 "Crescent" means Crescent Real Estate Equities Limited
Partnership.

         1.31 "Crescent Newco" means the entity [ENTITY FORM NOT ESTABLISHED] created by Crescent REIT for the benefit of its shareholders which will be capitalized by Crescent or Crescent REIT with at least $15 million.

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                           A-4
a-126447.3

                                                                         ANNEX A

         1.32 "Crescent REIT" means Crescent Real Estate Equities Company, a Texas real estate investment trust.

         1.33 "Crescent REIT Common Shares" means the common shares of beneficial interest, par value $.01 of Crescent REIT being distributed to holders of Old COPI Common Stock pursuant to the terms of this Plan and the Settlement Agreement.

         1.34 "Debtor" means COPI.

         1.35 "Proxy Statement /Disclosure Statement" means the Proxy Statement/Disclosure Statement Filed by the Debtor, submitted to holders of Claims and Interests in connection with the pre-Petition Date solicitation of acceptances of the Plan, as it may have been amended or supplemented from time to time.

         1.36 "Disputed Claim" means a Claim as to which a proof of claim has been Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of the Plan, a Claim shall be considered a Disputed Claim to the extent that: (i) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim Scheduled by the Debtor in its Schedules of Assets and Liabilities to the extent of such excess; or (ii) no corresponding Claim has been Scheduled by the Debtor in its Schedules of Assets and Liabilities.

         1.37 "Distribution Date" means the date the Reorganized Debtor commences distributions under the Plan.

         1.38 "Distributions" means the properties or interests in property to be paid or distributed hereunder to the holders of Allowed Claims.

         1.39 "Docket" means the docket in the Reorganization Case maintained by the Clerk.

         1.40 "Effective Confirmation Order" means the Confirmation Order rendered by the Bankruptcy Court or other court of competent jurisdiction that has been entered on the docket and (unless otherwise ordered by such court) as to which (i) both (a) the time to seek reconsideration, rehearing, or new trial by the rendering court (hereinafter, a ("Post-Trial Motion"), and (b) the time (including time resulting from a timely filed motion under Rule 8002(c) under the Federal Rules of Bankruptcy Procedure) to appeal or to seek a petition for review or certiorari (hereinafter, an "Appellate Court Review"), has expired (without regard to whether time to seek relief of a judgment under Rule 60(b) of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure has expired); and (ii) either (a) no Post-Trial Motion or request for Appellate Court Review is pending, or (b) a Post-Trial Motion or a request for Appellate Court Review is pending but the subject order of judgment has not been stayed, amended, modified or reversed by a court of competent jurisdiction or, if stayed, such stay has been vacated or is no longer in effect. Without limiting the foregoing, the pendency of, or request for, a Post-Trial Motion or an Appellate


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                           A-5
a-126447.3

                                                                         ANNEX A

Court Review shall not prevent an order from becoming final and being implemented, absent the entry of a stay by a court of competent jurisdiction and the continuation thereof.

         1.41 "Effective Date" means the date selected by the Debtor on which all of the conditions required in Section 9.1 have occurred, except as expressly waived as provided in Section 9.2 of the Plan.

         1.42 "Employee Claim" means a Claim based on salaries, wages, sales commissions, expense reimbursements, accrued vacation pay, health-related benefits, incentive programs, employee compensation guarantees, severance or similar employee benefits.

         1.43 "Estates" means the estates created in these reorganization cases under section 541 of the Bankruptcy Code.

         1.44 "Executory Contract" means any unexpired lease and/or executory contract as set forth in section 365 of the Bankruptcy Code.

         1.45 "File" or "Filed" means filed with the Bankruptcy Court in the Reorganization Case.

         1.46 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the Docket in the Reorganization Case, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely filed, or (ii) any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         1.47 "Impaired" means that class of Claims or Interests that is impaired within the meaning of 11 U.S.C.ss.1124.

         1.48 "Interest" means the rights of the owners and/or holders of outstanding share or shares of the Company's Common Stock with respect of such Interest as of the date immediately preceding the Petition Date.

         1.49 "New COPI Common Stock"means the stock of Reorganized COPI.

         1.50 "Old COPI Common Stock" means the issued and outstanding common stock of COPI on the Petition Date.

         1.51 "Old Warrants and Stock Options" means all warrants and stock options issued by COPI and still exercisable prior to the Effective Date.

         1.52 "Order" means an order or judgment of the Bankruptcy Court as entered on the Docket.

         1.53 "Person" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, indenture trustee, government or any

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                           A-6
a-126447.3

                                                                         ANNEX A


political subdivision, governmental unit (as defined in the Bankruptcy Code), official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders or other entity.

         1.54 "Petition Date" means _______, 2000, the date on which COPI filed its voluntary Chapter 11 petition.

         1.55 "Plan" means this Plan of Reorganization in its present form, or as it may be amended, modified, and/or supplemented from time to time in accordance with the Code, or by agreement of all affected parties, or by order of the Bankruptcy Court, as the case may be.

         1.56 "Plan Administrator" means the person designated by COPI and retained, as of the Effective Date, by Reorganized COPI with approval of the Bankruptcy Court, as the fiduciary responsible for, among other things, holding and distributing consideration to be distributed to holders of Claims and implementing the Plan pursuant to the terms of the Plan, the Plan Administration Agreement, the Confirmation Order or any other order entered by the Bankruptcy Court

         1.57 "Pre-Petition Priority Tax Claim" means an Unsecured Allowed Claim of a governmental entity as provided by section 507(a)(8) of the Bankruptcy Code.

         1.58 "Pre-Petition Secured Tax Claim" means an Allowed Secured Claim of a governmental entity whose claim would be a Priority Claim under section 507(a)(8) of the Bankruptcy Code if it was not a Secured Claim.

         1.59 "Priority Claim" means any Claim against any of the Debtor entitled to priority under 11 U.S.C.ss.ss. 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Pre- Petition Priority Tax Claim.

         1.60 "Pro Rata" means proportionately, based on the percentage of the distribution made on account of a particular Allowed Claim bears to the distributions made on account of all Allowed Claims of the Class in which the Allowed Claim is included.

         1.61 "Rejection Claim" means a Claim resulting from the rejection of a lease or executory contract by the Debtor.

         1.62 "Reorganization Case or Bankruptcy Case" means the Debtor's case under Chapter 11 of the Bankruptcy Code.

         1.63 "Reorganized COPI" or "Reorganized Debtor" means COPI as it shall exist after the Effective Date of this Plan

         1.64 "Schedules" means the Schedules of Assets and Liabilities, Statement of Financial Affairs and Statement of Executory Contracts which have been filed by the Debtor with the Bankruptcy Court as amended or supplemented on or before the Confirmation Date, listing the liabilities and assets of Debtor.


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                           A-7
a-126447.3

                                                                         ANNEX A


         1.65 "Secured Claim" means any Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

         1.66 "Security Agreement" means the documentation evidencing a lien against property.

         1.67 "Seller Notes" means the following promissory notes:

         (a) Note dated July 1, 1999 in the original principal amount of $3,528,000 payable to Earl L. Lester, Jr.;

         (b) Note dated July 1, 1999 in the original principal amount of $618,00 payable to Howard T. Tellepsen, Jr.;

         (c) Note dated July 1, 1999 in the original principal amount of $618,00 payable to Karen Tellepsen;

         (d) Note dated July 1, 1999 in the original principal amount of $618,00 payable to Tom Tellepsen, Jr.;

         (e) Note dated July 1, 1999 in the original principal amount of $618,00 payable to Linda Lester Griffin;

         (f) Note dated July 31, 1998 in the original principal amount of $648,804 payable to William J. Harvey;

         (g) Note dated July 31, 1998 in the original principal amount of $81, 100 payable to Betty J. Harvey; and

         (h) Note dated July 31, 1998 in the original principal amount of $428,674 payable to Roy E. Harvey, Jr.

         1.68 "Settlement Agreement" means the Settlement Agreement dated as of February ___, 2002 by and among Crescent, Crescent REIT and COPI, Rosestar Management, LLC, Canyon Ranch Leasing, LLC, Wine Country Hotel, LLC, Rosestar Southwest, LLC and COI Hotel Group, Inc. settling the obligations of COPI and the identified subsidiaries to Crescent and Crescent REIT, all of which were in default in their obligations to Crescent and Crescent REIT at the time of the execution of the Settlement Agreement.

         1.69 "Tax Claim" means an Unsecured Allowed Claim of a governmental entity as provided by Section 507(a)(8) of the Code.

         1.70 "Unsecured Claim" means any Claim that is not an Administrative Expense Claim, Tax Claim or Secured Claim.


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                           A-8
a-126447.3

                                                                         ANNEX A



         1.71 "Voting Record Date" means _____________, 2002.


                                    ARTICLE 2

                                 DESIGNATION OF
                              CLAIMS AND INTERESTS

         2.1 SUMMARY. The following is a designation of the classes of Claims and Interests under the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Tax Claims described in
Article 3 of the Plan have not been classified and are excluded from the following classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest.

         Class                                                         Status
         -----                                                         ------
A.       SECURED CLAIMS

         Class 1: Crescent Secured Claims                              Impaired - entitled to vote

         Class 2: Bank of America Claims                               Impaired- entitled to vote

B.       UNSECURED CLAIMS

         Class 3: Priority Claims                                      Unimpaired - not entitled to vote

         Class 4: General Unsecured Claims                             Unimpaired - not entitled to vote

         Class 5: Seller Notes Claims                                  Impaired - entitled to vote

         Class 6: Crescent Unsecured Claims                            Unimpaired-not entitled to vote


C.       INTERESTS

         Class 7: Old COPI Common Stock                                         Impaired - entitled to vote

         Class 8: Old Warrants and Stock Options                       Impaired-deemed to have rejected

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                           A-9
a-126447.3

                                                                         ANNEX A


                                    ARTICLE 3

                        TREATMENT OF UNCLASSIFIED CLAIMS

         3.1 ADMINISTRATIVE EXPENSE CLAIMS.

                  (a) GENERAL. Subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Expense Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Expense Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the Allowance Date, and (c) such other date as is mutually agreed upon by the Debtor and the holder of such Claim; provided, however, that, unless the holder objects prior to the Confirmation Hearing Date, Administrative Expense Claims that represent liabilities incurred by the Debtor in the ordinary course of their business during the Reorganization Case shall be paid by Reorganized Debtor in the ordinary course of business and in accordance with any terms and conditions of any agreements relating thereto. Payments on Administrative Expense Claims shall be made by the Reorganized Debtor.

                  (b) PAYMENT OF STATUTORY FEES. All fees payable pursuant to 28 U.S.C.ss.1930 shall be paid in Cash equal to the amount of such Administrative Expense Claim when due.

                  (c) BAR DATE FOR ADMINISTRATIVE EXPENSE CLAIMS.

                           (i) GENERAL PROVISIONS. Except as provided below in
Sections 3.1(c)(iii), 3.1(c)(iv) and 3.1(c)(v) of the Plan, requests for payment of Administrative Expense Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Expense Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtor, any of its affiliates or any of their respective property.

                           (ii) PROFESSIONALS. All professionals or other
entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on the Reorganized Debtor and [the Creditors' Committee] an application for final allowance of compensation and reimbursement of expenses no later than forty-five
(45) days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be Filed and served on Debtor and the professionals to whose application the objections are addressed no later than seventy (70) days after the Effective Date. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-10
a-126447.3

                                                                         ANNEX A

                           (iii) ORDINARY COURSE LIABILITIES. Holders of
Administrative Expense Claims based on liabilities incurred in the ordinary course of the Debtor's business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such liabilities shall be paid by the Reorganized Debtor as they become due in the ordinary course of business after the Effective Date.

                           (iv) CONTRACTUAL EMPLOYEE CLAIMS. Holders of Claims
under employment contracts approved by the Court shall not be required to File any request for payment of such Claims and such Claims shall be paid in full on the Effective Date.

                           (v) TAX CLAIMS. All requests for payment of
Administrative Expense Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Post-Petition Tax Claims") and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) 45 days following the Effective Date; and (ii) 90 days following the filing with the applicable governmental unit of the tax return for such taxes for such tax year or period. Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtor or its property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Post-Petition Tax Claim holds a lien to secure its Claim under applicable state law, the holder of such Claim shall retain its lien until its Allowed Claim has been paid in full.

         3.2 TREATMENT OF PRE-PETITION PRIORITY AND SECURED TAX CLAIMS. Each holder of an Allowed Pre-Petition Tax Claim or Secured Tax Claim shall be paid by the Reorganized Debtor, within twenty (20) days after the later to occur of of the Allowance Date or the Effective Date. The liens of each holder of a Pre-Petition Secured Tax Claim shall remain in full force and effect until the Pre-Petition Secured Tax Claim is paid in full. Failure by the Reorganized Debtor to timely make a payment on an Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim shall be an event of default. If the Reorganized Debtor fails to cure a default within twenty (20) days after service of written notice of default from the holder of the Allowed Pre-Petition Secured Tax Claim, then the holder of such Allowed Pre-Petition Priority Claim or Secured Tax Claim may enforce the total amount of its Claim, plus interest as provided in the Plan, against the Reorganized Debtor in accordance with applicable state or federal laws.



DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-11
a-126447.3

                                                                         ANNEX A



                                    ARTICLE 4

                         CLASSIFICATION AND TREATMENT OF
                         CLASSIFIED CLAIMS AND INTERESTS

         4.1 CLASS 1 - CRESCENT SECURED CLAIMS

                  (a) Classification: Class 1 consists of the Allowed Crescent Secured Claims.

                  (b) Treatment: Class 1 is impaired and is entitled to vote on the Plan. Crescent will retain its pre-petition liens and upon Crescent's request, Reorganized COPI shall deliver and transfer to Crescent any and all COPI property pledged to Crescent.

         4.2 CLASS 2 - BANK OF AMERICA SECURED CLAIM

                  (a) Classification: Class 2 consists of the Allowed Bank of America Claim.

                  (b) Treatment: Class 2 is impaired and the holder of the allowed Claim in Class 2 is entitled to vote on the Plan. The Allowed Class 2 Claim will either (i) be paid in full as soon after the Effective Date as is practicable, or (ii) the Debtor will deliver its equity interest in COPI Cold Storage to Bank of America in full satisfaction of it's Allowed Secured Claim.

         4.3 CLASS 3 - PRIORITY CLAIMS.

                  (a) Classification: Class 3 consists of all non-tax Priority Claims.

                  (b) Treatment: Class 3 is unimpaired and the holders of Allowed Claims in Class 3 are not entitled to vote on the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 3 will be paid the Allowed amount of such Claim in full in cash by the Reorganized Debtor on or before the later of (a) the first practicable date after the Effective Date, (b) the Allowance Date, and (c) such other date as is mutually agreed upon by the Reorganized Debtor and the holder of such Claim.

         4.4 CLASS 4 - GENERAL UNSECURED CLAIMS

                  (a) Classification: Class 4 consists of Allowed Unsecured Claims that are not Class 3, Class 5 or Class 6 Claims.

                  (b) Treatment: Class 4 is unimpaired and the holders of Allowed Claims in Class 4 are not entitled to vote on the Plan. Each holder of an Allowed Class 4 Claim will be paid the full amount of its Allowed Claim, or as otherwise agreed upon, as soon as practicable after the later of (i) the Effective Date, (ii) the Allowance Date, or (iii) the date such payment becomes due in the ordinary course of business, or shall be paid on such other terms as are agreed between the holder of such Allowed Class 4 Claim and the Debtor.



DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-12
a-126447.3

                                                                         ANNEX A


         4.5 CLASS 5 - SELLER NOTES CLAIMS

                  (a) Classification: Class 5 consists of the Allowed Claims of the holders of the Seller Notes.

                  (b) Treatment: Class 5 is impaired and the holders of the Allowed Claims in Class 5 will be paid on such terms as are agreed between the holders of the Allowed Class 5 Claims and the Debtor.

         4.6 CLASS 6 - CRESCENT UNSECURED CLAIMS

                  (a) Classification: Class 6 consists of the Allowed Unsecured Claims of Crescent and Crescent REIT.

                  (b) Treatment: Class 6 is unimpaired and is not entitled to vote on the Plan. Crescent and Crescent REIT retain the right to exercise their legal rights against the Reorganized Debtor and its property following the Effective Date and, upon Crescent's request, Reorganized COPI shall deliver and transfer to Crescent any and all COPI property not otherwise distributed under the Plan; provided, however, that if the Plan is confirmed, whether consensually or over the objection of other holders of Allowed Claims or Interests, Crescent agrees not to object to confirmation on the grounds that it may not receive a distribution under the Plan on account of its Unsecured Claim.

         4.7 CLASS 7 - OLD COPI COMMON STOCK

                  (a) Classification: Class 7 consists of all Interests in Old COPI Common Stock.

                  (b) Treatment: If Class 7 accepts the Plan, each holder of Old COPI Common Stock shall receive on the Effective Date or as soon thereafter as practicable the number of Crescent REIT Common Shares equal to the product of
(i) the number of shares of COPI Common Stock owned by such holder on the Effective Date, multiplied by (ii) the quotient of (a) the Consideration Amount (as defined below), divided by (b) the average of the daily closing prices per Crescent REIT Common Share as reported on the New York Stock Exchange Composite Transactions reporting system for the 10 consecutive trading days immediately preceding the Confirmation Date. For purposes of this section, the Consideration Amount shall be $.60 less an amount, if any, equal to the quotient of (i) the amount by which the CEI/COPI Claim Resolution Payments exceed the CEI/COPI Claim Resolution Payments Estimate, divided by (ii) the number of outstanding shares of COPI Common Stock on the Confirmation Date. No certificate or scrip representing fractional Crescent REIT Common Shares shall be issued, and all fractional shares shall be rounded up or down to the nearest whole Crescent REIT Common Share. The Old COPI Common Stock shall be cancelled. If Class 7 rejects the Plan, Class 7 will receive no distribution under the Plan.

         4.8 CLASS 7 - OLD WARRANTS AND STOCK OPTIONS

                  (a) Classification: Class 8 consists of Old Warrants and Stock Options.


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-13
a-126447.3

                                                                         ANNEX A



                  (b) Treatment: Class 8 will receive no distribution under the Plan and the Old Warrants and Stock Options shall be cancelled on the Effective Date.

                                    ARTICLE 5

                       ACCEPTANCE OR REJECTION OF THE PLAN

         5.1 VOTING CLASSES. The holders of Claims in Classes 1, 2, 5 and 6 and Interests in Class 7 are impaired and shall be entitled to vote to accept or reject the Plan.

         5.2 PRESUMED ACCEPTANCE. The holders of the Class 3 and Class 4 Claims are unimpaired, are not being solicited to accept or reject the Plan and are presumed to have accepted the Plan.

         5.3 DEEMED REJECTION. The holders of the Class 8 Interests are impaired and receive no distribution under the Plan. As a result, Class 8 is deemed to have rejected the Plan.

                                    ARTICLE 6

                MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN

         6.1 DISTRIBUTION PROCEDURES. Except as otherwise provided in the Plan, all distributions of Cash and other property shall be made by the Reorganized Debtor or the Plan Administrator on the later of the Effective Date or the Allowance Date, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable; provided, however, that at Crescent's election, a distribution to shareholders may not occur until the Confirmation Order becomes a Final Order . No payments or other distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

         For purposes of applying this Section 6, the holders of Allowed Interests under or evidenced by Old COPI Common Stock shall, in the case of Old COPI Common Stock held in street name, mean the beneficial holders thereof as of the Confirmation Date.

         6.2 DISTRIBUTION OF CRESCENT REIT COMMON SHARES. The Plan Administrator shall distribute all of the Crescent REIT Common Shares to be distributed under the Plan. If Class 7 accepts the Plan, the initial distribution of Crescent REIT Common Shares on account of Allowed Interests shall be on the Effective Date or as soon thereafter as practicable. The Plan Administrator may employ or contract with other entities to assist in or perform the distribution of Crescent REIT Common Shares.

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-14
a-126447.3

                                                                         ANNEX A


         6.3 SURRENDER AND CANCELLATION OF OLD SECURITIES.

                  As a condition to receiving the Crescent REIT Common Shares, the record holders of Old COPI Common Stock as of the Confirmation Date shall surrender their Old COPI Common Stock, if held in certificate form to the Plan Administrator or its agent. As soon as practicable following the Effective Date, the Plan Administrator shall mail to each record holder of Old COPI Common Stock prior to the Confirmation Date, a letter of transmittal which shall specify that deliver shall be effected, and risk of loss and title to the stock certificates shall pass only upon actual delivery of the Old COPI Common Stock certificates to the Plan Administrator, and shall contained instructions for When a holder surrenders its Old COPI Common Stock to COPI, COPI shall hold the instrument in "book entry only" until such instruments are canceled. Any holder of Old COPI Common Stock whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to COPI: (a) evidence satisfactory to COPI of the loss, theft, mutilation or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by COPI to hold the COPI and Crescent harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument. Any holder of Old COPI Common Stock which has not surrendered or been deemed to have surrendered its Old COPI Common Stock within two years after the Effective Date, shall have its Interest as a holder of Old COPI Common Stock disallowed, shall receive no distribution on account of its Interest as a holder of Old COPI Common Stock, and shall be forever barred from asserting any Interest on account of its Old COPI Common Stock.

                  As of the Confirmation Date, COPI shall close its stock books and transfer ledgers. After the Confirmation Date and prior to surrender, all Old COPI Common Stock shall represent only the right to participate in the distributions provided in the Plan on account of such Old COPI Common Stock. If a certificate representing Old COPI Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of whole Crescent REIT Common Shares and cash on account of any dividends and distributions will be issued in exchange therefor.

         6.4 DISPUTED CLAIMS. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed Claim or Interest until such Claim or Interest becomes an Allowed Claim or Interest, and then only to the extent that it becomes an Allowed Claim or Interest.

         6.5 MANNER OF PAYMENT UNDER THE PLAN. Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Reorganized Debtor, or by wire transfer from a domestic bank, at Reorganized Debtor's option, except that payments made to foreign trade creditors holding Allowed Claims may be paid, at the option of Reorganized Debtor in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         6.6 DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

                  (a) DELIVERY OF DISTRIBUTIONS IN GENERAL. Except as provided below in Section 6.7(b) for holders of undeliverable distributions, distributions to holders of Allowed Claims shall be distributed by mail as follows: (a) except in the case of the holder of Old COPI Common Stock, (1) at the addresses set forth on the respective proofs of claim filed by such holders;
(2) at the

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-15
a-126447.3

                                                                         ANNEX A




addresses set forth in any written notices of address changes delivered to the Reorganized Debtor after the date of any related proof of claim; or (3) at the address reflected on the Schedule of Assets and Liabilities Filed by the Debtor if no proof of claim or proof of interest is Filed and the Reorganized Debtor have not received a written notice of a change of address; and (b) in the case of the holder of Old COPI Common Stock, as provided in Sections 6.3 and 6.4 of the Plan.

                  (b) UNDELIVERABLE DISTRIBUTIONS.

                             (i) HOLDING AND INVESTMENT OF UNDELIVERABLE
PROPERTY. If the distribution to the holder of any Claim is returned to the Reorganized Debtor as undeliverable, no further distribution shall be made to such holder unless and until the Reorganized Debtor are notified in writing of such holder's then current address. Subject to Section 7.8(b)(ii) of the Plan, undeliverable distributions shall remain in the possession of the Reorganized Debtor pursuant to this Section until such times as a distribution becomes deliverable.

                             Unclaimed Cash (including interest) shall be held
in trust in a segregated bank account in the name of the Reorganized Debtor, for the benefit of the potential claimants of such funds, and shall be accounted for separately. For a period of two years after the Effective Date, Undeliverable Crescent REIT Common Shares shall be held in trust for the benefit of the potential claimants of such securities by the Plan Administrator in a number of shares sufficient to provide for the unclaimed amounts of such securities, and shall be accounted for separately.

                             (ii) DISTRIBUTION OF UNDELIVERABLE PROPERTY AFTER
IT BECOMES DELIVERABLE AND FAILURE TO CLAIM UNDELIVERABLE PROPERTY. Any holder of an Allowed Claim who does not assert a claim for an undeliverable distribution held by the Reorganized Debtor within one (1) year after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under the Plan. In such cases, any funds held in reserve for such claim shall become unrestricted cash of the Reorganized Debtor and, upon entry of the Final Decree and dissolution of COPI, shall be delivered to Crescent.

         6.7 DE MINIMIS DISTRIBUTIONS. No Cash payment of less than twenty-five dollars ($25.00) shall be made to any holder on account of an Allowed Claim unless a request therefor is made in writing to the Reorganized Debtor.

         6.8 FAILURE TO NEGOTIATE CHECKS. Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Any amounts returned to the Reorganized Debtor in respect of such checks shall be held in reserve by the Reorganized Debtor. Requests for reissuance of any such check may be made directly to the Reorganized Debtor by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the second anniversary of the Effective Date. All Claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the Reorganized Debtor and their property.

         6.9 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, to the extent applicable, the Reorganized Debtor shall comply with all withholding and reporting requirements

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-16
a-126447.3

                                                                         ANNEX A



imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

         6.10 SETOFFS. Unless otherwise provided in a Final Order or in the Plan, the Debtor may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtor may have against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such Claims the Debtor may have against such holder or its predecessor.

         6.11 FRACTIONAL INTERESTS. The calculation of the percentage distribution of Crescent REIT Common Shares to be made to holders of Old COPI Common Stock as provided elsewhere in the Plan may mathematically entitle the holder of such an Allowed Interest to a fractional interest in such Crescent REIT Common Shares. The number of shares of Crescent REIT Common Shares to be received by a holder of an Allowed Interest shall be rounded to the next lower whole number of shares.
 No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

                                    ARTICLE 7

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

         7.1 REJECTION OF ALL EXECUTORY CONTRACTS AND LEASES NOT ASSUMED. The Plan constitutes and incorporates a motion by the Debtor to reject, as of the Confirmation Date, all pre- petition executory contracts and unexpired leases to which the Debtor is a party, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order, or (ii) is the subject of a pending motion for authority to assume the contract or lease Filed by the Debtor prior to the Confirmation Date. Assumption by any of the Debtor shall constitute assumption by the Reorganized Debtor as the successor to each of the Debtor.

         7.2 BAR DATE FOR FILING OF REJECTION CLAIMS. Any Claim for damages arising from the rejection under the Plan of an executory contract or unexpired lease must be Filed within thirty (30) days after the mailing of notice of Confirmation or be forever barred and unenforceable against the Debtor, the Estate, any of its affiliates and its properties and barred from receiving any distribution under the Plan.


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-17
a-126447.3

                                                                         ANNEX A


                                    ARTICLE 8

                     MEANS FOR EXECUTION AND IMPLEMENTATION
                                   OF THE PLAN

         8.1 FUNDING OF OBLIGATIONS BY CRESCENT AND CRESCENT REIT UNDER SETTLEMENT AGREEMENT. On the Effective Date, to the extent that COPI has insufficient funds to make the payments to holders of Allowed Administrative and Priority Claims and Class 3, 4 and 5 Claims, Crescent shall provide COPI with sufficient funds to pay such Allowed Claims in accordance with the terms of the Settlement Agreement.

         8.2 TRANSFER OF CRESCENT REIT COMMON SHARES TO PLAN ADMINISTRATOR. If Class 7 accepts the Plan, Crescent shall deposit with the Plan Administrator, in trust for the holders of Old COPI Common Stock whose shares are being converted under the Plan, certificates representing the Crescent REIT Common Shares issuable in exchange for the Old COPI Common Stock and cash or other property to pay or make any dividends or distributions on account of the Crescent REIT Common Shares. The Crescent REIT Common Shares and cash delivered to the Plan Administrator shall be the Exchange Fund. The Plan Administrator shall invest any cash included in the Exchange Fund as directed by Crescent REIT, on a daily basis. Any interest or other income resulting from such investments shall be paid to Crescent REIT.

         8.3 REGISTRATION OF CRESCENT REIT COMMON SHARES BEING DISTRIBUTED UNDER PLAN. Prior to the Effective Date, Crescent REIT will have registered under the Securities Act of 1933 all of the Crescent REIT Common Shares issuable under the Plan.

         8.4 PURCHASE OF COPI COLD STORAGE INTERESTS BY CRESCENT NEWCO. Prior to the Effective Date, Crescent REIT shall spin-off to Crescent REIT's shareholders Crescent Newco which will be capitalized with at least $15 million. Crescent Newco shall acquire all of COPI's interest in COPI Cold Storage. The purchase price for the equity interests in COPI Cold Storage shall be an amount to be agreed upon between Crescent and COPI, which shall be not less than $15,000,000 and not more than $15,500,000. COPI shall use all of the proceeds as are necessary to repay the full principal balance (including accrued and unpaid interest) of the Bank of America Secured Claims.

         8.5 SELLER NOTES. Crescent and COPI shall use commercially reasonable efforts to negotiate terms for the satisfaction of the Seller Notes in a manner that is acceptable to Crescent, COPI and the holders of the Seller Notes.

         8.6 NEW COPI COMMON STOCK. On the Effective Date, pursuant to the Confirmation Order and without any further action by the stockholders or directors of the Debtor or the Reorganized COPI, the Reorganized COPI shall issue a single share of New COPI Common Stock which shall be held by the Plan Administrator as nominee for the holders of Allowed Claims against Debtor.

         8.7 CANCELLATION OF OLD COPI COMMON STOCK. On the Effective Date, the Old COPI Common Stock shall be terminated and canceled, and the statements of resolution governing such Old COPI Common Stock shall be rendered void.


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-18
a-126447.3

                                                                         ANNEX A



         8.8 CHARTER AND BYLAWS. The certificate of incorporation of the Reorganized Debtor shall read substantially as set forth in the Amended Certificate of Incorporation. The Bylaws of the Reorganized Debtor shall read substantially as set forth in the Amended Bylaws.

         8.9 CORPORATE ACTION. Upon entry of the Confirmation Order, the following shall be and be deemed authorized and approved in all respects: (i) the filing by Reorganized COPI of the Amended Certificate of Incorporation, and
(ii) the Amended Bylaws. On the Effective Date, or as soon thereafter as is practicable, the Reorganized COPI shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation which shall conform to the provisions of the Plan and prohibit the issuance of non-voting equity securities. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the Reorganized COPI shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtor or the Reorganized COPI. On the Effective Date, the Reorganized Debtor shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan and the Disclosure Statement.

         8.10 THE PLAN ADMINISTRATOR. On the Effective Date, the officers and boards of directors of the Debtor shall be deemed removed from office pursuant to the Confirmation Order and the operation of the Reorganized Debtor in accordance with the provisions of the Plan shall become the general responsibility of the Plan Administrator pursuant to and in accordance with the provisions of the Plan and the Plan Administration Agreement.

                  (a) RESPONSIBILITIES. The responsibilities of the Plan Administrator shall include prosecuting objections to and estimations of Claims; calculating and making all distributions in accordance with the Plan; filing all required tax returns and paying taxes and all other obligations on behalf of the Reorganized Debtor; providing to Crescent on a monthly basis an accounting of claims paid; an estimation of claims remaining to be paid; funds held by Reorganized COPI; and additional funds required from Crescent to pay Allowed Claims and the expenses of Reorganized COPI, including the expenses of the Plan Administrator; and such other responsibilities as may be vested in the Plan Administrator pursuant to the Plan, the Plan Administration Agreement or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.

                  (b) POWERS. The powers of the Plan Administrator shall, without Bankruptcy Court approval in each of the following cases, include the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the Reorganized Debtor from the Debtor's bank accounts in accordance with the Plan; the power to engage employees and professional persons to assist the Plan Administrator with respect to its responsibilities; the power to compromise and settle claims and causes of action on behalf of or against the Reorganized Debtor; and such other powers as may be vested in or assumed by the Plan Administrator pursuant to the Plan, the Plan Administration Agreement, the Amended Certificate of Incorporation, the Amended By-Laws or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.

                  (c) COMPENSATION. In addition to reimbursement for the actual out-of-pocket expenses incurred, the Plan Administrator shall be entitled to reasonable compensation for services




DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-19
a-126447.3

                                                                         ANNEX A


rendered on behalf of the Reorganized Debtor in an amount and on such terms as may be agreed to by the Debtor as reflected in the Plan Administration Agreement. Any dispute with respect to such compensation shall be resolved by agreement among the parties or, if the parties are unable to agree, determined by the Bankruptcy Court.

                  (d) INFORMATION AND REPORTING. The Plan Administrator shall file reports with the Bankruptcy Court no less often than as soon as practicable after the end of every calendar quarter with respect to the status of the execution and implementation of the Plan, including amounts expended for administrative expenses, amounts distributed to creditors and the amount of unpaid or Disputed Claims.

                  (e) TERMINATION. The duties, responsibilities and powers of the Plan Administrator shall terminate on the date following the entry of the Final Decree in the Bankruptcy case on which the Reorganized Debtor is dissolved under applicable state law in accordance with the Plan.

         8.11 RATIFICATION OF SETTLEMENT AGREEMENT. On the Effective Date, each holder of a Claim or Interest (i) who has accepted the Plan, (ii) whose Claim or Interest is in a Class that has accepted or is deemed to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code or (iii) who may be entitled to receive a distribution of property pursuant to the Plan shall be deemed to have ratified COPI's execution of the Settlement Agreement and the consummation of the transactions contemplated thereby.

         8.12 RELEASES.

                  (a) On the Effective Date, the Reorganized Debtor, on its own behalf and as representative of the Debtor's estate, releases unconditionally, and hereby is deemed to release unconditionally (i) each of the Debtor's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives, (ii) Crescent and each of Crescent's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives, (iii) Crescent REIT and each of Crescent REIT's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives, (iv) the Creditors' Committee, if any, and ,solely in their capacity as members and representatives of the Creditors' Committee , each member, consultant, attorney, accountant or other representative of the Creditors' Committee (the entities identified in (i), (ii), (iii) and (iv) are referred to collectively as, the "Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Releasees, the Debtor, the Chapter 11 Case or the Plan.

                  (b) On the Effective Date, each holder of a Claim or Interest
(i) who has accepted the Plan, (ii) whose Claim or Interest is in a Class that has accepted or is deemed to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code or (iii) who may be entitled to receive a distribution of property pursuant to the Plan, shall be deemed to have unconditionally released the Releasees, from any and all rights, claims, causes of action, obligations, suits, judgments, damages and liabilities

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-20
a-126447.3

                                                                         ANNEX A


whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case or the Plan, provided however, that the foregoing shall not apply to all rights, claims and obligations created by or arising under the Plan.

                  (c) Notwithstanding the foregoing, if and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases set forth in 8.12(b), then the Plan may be confirmed with that portion excised so as to give effect as much as possible to the foregoing releases without precluding confirmation of the Plan. The release of COPI shareholder claims will not apply to the claims, if any, of a person who sold their Old COPI Common Stock before the record date for voting on the Plan or who voted to reject the Plan and thereafter did not receive or accept the distribution of Crescent REIT Common Shares provided for in the Plan.

         8.13 PRESERVATION OF RIGHTS OF ACTION. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce any claims, rights and causes of action that the Debtor or the Estate may hold against any entity, including, without limitation, any claims, rights or causes of action arising under Chapter 5 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory. The Reorganized Debtor may pursue those rights of action, as appropriate, in accordance with what is in the best interests of the Reorganized Debtor.

         8.14 OBJECTIONS TO CLAIMS. Except as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including Administrative Expense Claims, shall be Filed and served upon the holder of such Claim or Administrative Expense Claim not later than the later of (a) one hundred twenty (120) days after the Effective Date, and (b) one hundred twenty
(120) days after a proof of claim or request for payment of such Administrative Expense Claim is Filed, unless this period is extended by the Court. Such extension may occur ex parte. After the Effective Date, Reorganized COPI shall have the exclusive right to object to Claims.

         8.15 EXEMPTION FROM STAMP AND SIMILAR TAXES. The issuance and transfer of the COPI New Common Stock as provided in the Plan shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C.ss. 1146(c).


                                    ARTICLE 9

                     CONDITIONS TO EFFECTIVENESS OF THE PLAN

         9.1 CONDITIONS TO EFFECTIVENESS. Except as expressly waived by the Debtor with the consent of Crescent, the following conditions must occur and be satisfied on or before the Effective Date:

                  (a) the Confirmation Order shall have been signed by the Court and duly entered on the docket for the Reorganization Case by the clerk of the Court in form and substance acceptable to the Debtor;

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-21
a-126447.3

                                                                         ANNEX A


                  (b) the Confirmation Order shall have become an Effective Confirmation Order and not have been stayed, modified, reversed or amended; and

                  (c) Crescent REIT shall have received all necessary regulatory approvals and authorizations necessary for the creation of Crescent Newco.

         9.2 WAIVER OF CONDITIONS. The Debtor, with the consent of Crescent, may waive any condition set forth in Article 9 of the Plan at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.

         9.3 NO REQUIREMENT OF FINAL ORDER. So long as no stay is in effect, the Debtor's Effective Date of the Plan will occur notwithstanding the pendency of an appeal of the Confirmation Order or any Order related thereto. In that event, the Debtor or Reorganized Debtor may seek dismissal of any such appeal as moot following the Effective Date of the Plan.

                                   ARTICLE 10

                          EFFECTS OF PLAN CONFIRMATION

         10.1 BINDING EFFECT. The Plan shall be binding upon all present and former holders of Claims and Equity Interests, and their respective successors and assigns, including the Reorganized Debtor.

         10.2 MORATORIUM, INJUNCTION AND LIMITATION OF RECOURSE FOR PAYMENT. Except as otherwise provided in the Plan or by subsequent order of the Bankruptcy Court, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date, all Persons or entities who have held, hold, or may hold Claims against or Equity Interests in the Debtor are permanently enjoined from taking any of the following actions against the Estates and the Reorganized Debtor, [the Creditors' Committee], Crescent, and Crescent REIT or any of their property on account of any such Claims or Equity
Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor other than through a proof of claim or adversary proceeding; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan.

         10.3 EXCULPATION AND LIMITATION OF LIABILITY. Notwithstanding any other provision of the Plan of Reorganization, COPI, Crescent, Crescent REIT, and the Plan Administrator as well as each of their respective stockholders, directors, officers, agents, employees, members, accountants, attorneys, financial advisors and representatives, or any one or more of the foregoing, will not be liable to any holder of a Claim or Interest or any person or governmental authority, with respect to


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-22
a-126447.3

                                                                         ANNEX A


any action, omission, forbearance from action, decision, or exercise of discretion taken at any time prior to the effective date of the Plan of Reorganization in connection with, but not limited to:
           COPI's management or operation, or the discharge of COPI's duties under the Bankruptcy Code or applicable nonbankruptcy law;
           the filing of the petition for relief;
           the implementation of any of the transactions provided for, or contemplated in, the plan or the collateral documents;
           any action taken in connection with either the enforcement of COPI's rights against any person or the defense of claims asserted against COPI with regard to the reorganization case;
           any action taken in the negotiation, formulation, development, proposal, disclosure, confirmation or implementation of the Plan of Reorganization, including, but not limited to, the Settlement Agreement;
           or the administration of the Plan of Reorganization or the assets and property to be distributed pursuant to the Plan of Reorganization.

         Nothing in the limitation of liability will excuse performance or nonperformance under the Settlement Agreement or any of the documents, instruments, securities or agreements issued or executed to effectuate the transactions contemplated by the Plan of Reorganization or the Settlement Agreement; and provided, further, that the liability of any person that solicits acceptance or rejection of the Plan of Reorganization, or that participates in the offer, issuance, sale or purchase of a security offered or sold under the Plan of Reorganization, on account of such solicitation or participation, or violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of the Plan of Reorganization or the offer, issuance, sale or purchase of securities, will be limited as set forth in section 1125(e) of the bankruptcy code. COPI, Crescent, Crescent REIT, and the Plan Administrator, as well as each of their respective shareholders, directors, officers, agents, employees, members, accountants, attorneys, financial advisors and representatives, or any one or more of the foregoing, may rely reasonably upon the opinions of their respective counsel, accountants, and other experts or professionals and such reliance, if reasonable, will conclusively establish good faith and the absence of willful misconduct; provided, however, that a determination that such reliance is unreasonable will not, by itself, constitute a determination of willful misconduct. In any action, suit or proceeding by any holder of a claim or interest or any other entity contesting any action by, or non- action of COPI, Crescent, Crescent REIT and the Plan Administrator or of their respective shareholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives, the reasonable attorneys' fees and costs of the prevailing party will be paid by the losing party, and as a condition to going forward with such action, suit, or proceeding at the outset thereof, all parties thereto will be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys' fees and costs in the event they fail to prevail. The provisions of the limitation of liability are not intended to limit, and will not limit, any defenses to liability otherwise available to any party in interest in this reorganization case.

         Notwithstanding the foregoing, if and to the extent that the Bankruptcy Court concludes that the Plan of Reorganization cannot be confirmed with any portion of the foregoing limitation of liability provisions, then the Plan may be confirmed with that portion excised or modified, without the consent of the entity that would otherwise receive the benefit from the limitation of liability, other than Crescent, so as to give effect as much as possible to the foregoing limitation of liability provisions without precluding confirmation of the Plan of Reorganization.

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                         A- 23
a-126447.3

                                                                         ANNEX A



         10.4 REVESTING. On the Effective Date, the Reorganized Debtor will be vested with all the property of the respective estates of the Debtor free and clear of all Claims and other interests of creditors and equity holders, except as provided herein; provided, however, that the Debtor shall continue as Debtor in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Reorganized Debtor may conduct their business free of any restrictions imposed by the Bankruptcy Code or the Court.

         10.5 OTHER DOCUMENTS AND ACTIONS. The Debtor, the Debtor-In-Possession, and Reorganized Debtor may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

         10.6 POST-CONSUMMATION EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS. Old COPI Common Stock certificates shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

         10.7 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.


                                   ARTICLE 11

                       CONFIRMABILITY OF PLAN AND CRAMDOWN

         The Debtor requests Confirmation under section 1129(b) of the Bankruptcy Code if any impaired class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.


                                   ARTICLE 12

                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:

         12.1 Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

         12.2 Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-24
a-126447.3

                                                                         ANNEX A




         12.3 Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtor are parties or with respect to which the Debtor may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

         12.4 Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

         12.5 Decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtor that may be pending on the Effective Date or that may be brought by the Reorganized Debtor after the Effective Date, including Claims arising under Chapter 5 of the Bankruptcy Code;

         12.6 Enter such Orders as may be necessary or appropriate to implement, enforce or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

         12.7 Resolve any and all controversies, suits or issues that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's rights or obligations incurred in connection with the Plan;

         12.8 Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or to modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

         12.9 Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

         12.10 Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         12.11 To hear and determine such other matters as may be provided for in the Plan the Confirmation Order confirming the Plan or as may be permitted under the Bankruptcy Code and to issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code, including using Bankruptcy Rule of Procedure 7070; and

         12.12 Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-25
a-126447.3

                                                                         ANNEX A


agreement or document created in connection with the Plan or the Disclosure Statement;

         12.13 Enter an order concluding the Reorganization Case.

If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including, without limitation, the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

         13.1 MODIFICATION OF PLAN. The Debtor, with the consent of Crescent, reserves the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, Reorganized COPI may, upon order of the Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

         13.2 WITHDRAWAL OF PLAN. The Debtor reserves the right, at any time prior to entry of the Confirmation Order, to revoke or withdraw the Plan. If the Debtor revokes or withdraws the Plan under Section 13.2 of the Plan or if the Effective Date does not occur, then the Plan shall be deemed null and void. In that event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other person, or to prejudice in any manner the rights of the Debtor or any other person in any further proceedings involving the Debtor.

         13.3 GOVERNING LAW. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or the Delaware General Corporation Law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         13.4 TIME. In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than eight days, intermediate days that are not Business Days shall be excluded in the computation.

         13.5 PAYMENT DATES. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.

DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-26
a-126447.3

                                                                         ANNEX A



         13.6 HEADINGS. The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

         13.7 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         13.8 SEVERABILITY OF PLAN PROVISIONS. If prior to Confirmation any term or provision of the Plan which does not govern the treatment of Claims or Interests or the conditions of the Effective Date, is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         13.9 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtor with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.



DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-27
a-126447.3

                                                                         ANNEX A


Dated:

CRESCENT OPERATING, INC.

Debtor and Debtor-In-Possession



/s/
--------------------------------------------
By:      Chief Executive Officer



HAYNES AND BOONE, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
Tel. No. (214) 651-5000
Fax No. (214) 651-5940


/s/ Robert D. Albergotti
--------------------------------------------
Robert D. Albergotti
State Bar No. 00969800
Sarah B. Foster
State Bar No. 07297500

COUNSEL TO THE DEBTOR AND THE DEBTOR-IN-POSSESSION


DEBTOR'S PLAN OF REORGANIZATION
DATED_______, 2002                                                          A-28
a-126447.3

                                                                       ANNEX B

                              SETTLEMENT AGREEMENT


                          dated as of February 14, 2002


                                  by and among


               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP,


                      CRESCENT REAL ESTATE EQUITIES COMPANY


                                       and


                            CRESCENT OPERATING, INC.,


                            ROSESTAR MANAGEMENT LLC,


                          CANYON RANCH LEASING, L.L.C.,


                            WINE COUNTRY HOTEL, LLC,


                          ROSESTAR SOUTHWEST, LLC, and


                              COI HOTEL GROUP, INC.

         This SETTLEMENT AGREEMENT dated as of February 14, 2002 is made and entered into by and among CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Crescent"), CRESCENT REAL ESTATE EQUITIES COMPANY, a Texas real estate investment trust ("Crescent REIT"), CRESCENT OPERATING, INC., a Delaware corporation ("COPI"), ROSESTAR MANAGEMENT LLC, a Texas limited liability company, CANYON RANCH LEASING, L.L.C., an Arizona limited liability company, WINE COUNTRY HOTEL, LLC d/b/a VINTAGE RESORTS, LLC, a Delaware limited liability company, ROSESTAR SOUTHWEST, LLC, a Texas limited liability company, and COI HOTEL GROUP, INC., a Texas corporation, all of which are direct or indirect wholly owned subsidiaries of COPI (the "Transferring Subsidiaries", and together with COPI, the "Transferors," and each individually, a "Transferor"). Capitalized terms not otherwise defined herein have the respective meanings set forth in Section 1.01.

         WHEREAS, COPI is in default of its payment obligations under various loan agreements with Crescent and/or promissory notes made in favor of Crescent;

         WHEREAS, the Transferring Subsidiaries are in default of their rental payment obligations under various lease agreements for hotel properties owned by Crescent and its subsidiaries;

         WHEREAS, COPI has guaranteed the Transferring Subsidiaries' obligations under the various lease agreements for hotel properties owned by Crescent and its subsidiaries; and

         WHEREAS, in settlement of certain of the Transferors' obligations to Crescent and its subsidiaries, the parties hereto desire to make various agreements contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.01     Defined Terms.

         As used in this Agreement, the following defined terms have the meanings indicated below. The meanings of other defined terms are set forth elsewhere in this Agreement.

         "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

         "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise. In addition, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

         "Agreement" means this Settlement Agreement, together with the Exhibits and the Annexes hereto, as any or all of the same shall be amended from time to time.

         "Asset Transfer Date" means (i) as soon as practicable after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods necessary for any Transferring Subsidiary to transfer, and Crescent to receive, the Assets owned by such Transferring Subsidiary has been obtained, made or given or has expired, as applicable, or (ii) such other date as Crescent shall choose, provided that (x) Crescent shall have provided the Transferors with three Business Days notice of such date, and (y) the Transferring Subsidiary will not be required to consummate the transfer of the Assets (other than the Hotel Property Leases) on such date if the consents, approvals, actions, filings, notices or waiting periods necessary for such Transferring Subsidiary to transfer such Assets have not yet been obtained, made or given or have not yet expired, as applicable.

         "Asset Transfer Date Rent Payment" means the total net operating income, before unpaid rental payment obligations, of the Hospitality Business for the period from January 1, 2002 through the Asset Transfer Date, up to the total amount of the unpaid rental payment obligations under the Hotel Property Leases for such period, which net operating income shall be applied in full or partial satisfaction, as the case may be, of such unpaid rental payment obligations.

         "Asset Transfer Date Working Capital" means the total value of all funds used in the day-to-day operations of the Hospitality Business, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, amounts deposited in operating bank accounts, receivables, amounts deposited in payroll accounts, prepaid expenses and funds required to maintain inventories, less accounts payable and accrued current liabilities, as determined using the Asset Transfer Date Financial Statements, but excluding the Asset Transfer Date Rent Payment.

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts, notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations and condition of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Texas are authorized or obligated to close.

         "Business Combination" means with respect to any Person (i) any merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or (iii) any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

         "CEI/COPI Payments" means all amounts paid, advanced, incurred or accrued for out-of-pocket expenses by or on behalf of Crescent, Crescent REIT or their Affiliates in connection with the preparation of this Agreement, the Operative Agreements and the consummation of the transactions contemplated hereby and thereby, or relating hereto or thereto, including, without limitation, all such amounts paid, advanced, incurred or accrued by Crescent or Crescent REIT pursuant to Sections 2.07 through 2.09, and all fees and expenses of agents, representatives, counsel and accountants employed by Crescent, Crescent REIT or any of their Affiliates.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Condition" means, with respect to any Person, the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of such Person.

         "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

         "Decontrolled Business" means the business and operations of the Decontrolled Entities and their Subsidiaries.

          "Equity Rights" means, with respect to any entity, any options, warrants, calls, rights of conversion or exchange, or agreements, arrangements, commitments or undertakings of any kind (whether or not in writing) to which the entity is either a party or is bound, obligating the entity (with or without consideration and whether or not presently exercisable or convertible) to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock of such entity or obligating such entity to issue, grant, extend or enter into any such option, warrant, call, right of conversion or exchange, or agreement, arrangement, commitment or undertaking.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Hospitality Business" means the business and operations of the Transferring Subsidiaries.

         "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business and due within 30 days after the date on which incurred), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Transferor (other than trade receivables generated in the ordinary course of business of the Transferor).

          "Knowledge" or "Known" means, (i) with respect to any entity other than the Transferors, the actual knowledge of any officer, director or employee of such entity, or any officer or director of the managing member or general partner of such entity, or (ii) with respect to the Transferors, the actual knowledge of Jeffrey L. Stevens and Jason Phinney.

         "Laws" means any and all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, whether known or unknown, or whether due or to become due).

         "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "Loss" or "Losses" means any and all damages, liabilities, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of, relating to or arising from,
(i) litigation, (ii) other proceedings or (iii) any claim, default or assessment).

         "Mutual Release" means the Mutual Release, of even date herewith, made by the Transferors, Crescent and Crescent REIT, and attached hereto as Exhibit F.

         "Operative Agreements" means, collectively, (i) the General Assignment Agreement (in substantially the form of Exhibit A), (ii) the Assignments, Assumptions and Amendments of Lease (in substantially the form of Exhibit B) and the other Assignment Instruments, (iii) the Assumption Agreement (in substantially the form of Exhibit C) and the other Assumption Instruments, (iv) the Foreclosure Agreement (in substantially the form of Exhibit D), (v) the Plan (in substantially the form of Exhibit E), (vi) the Mutual Release (attached hereto as Exhibit F), (vii) the Termination Agreement (attached hereto as Exhibit G), (viii) the Promissory Note (in substantially the form of Exhibit H),
(ix) all documents evidencing cancellation and extinguishment of the rental payment obligations under the Hotel Property Leases and (x) any other agreements to be entered into in connection with the transaction.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Representatives" means, for any Person, their officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or indirectly) either (i) a general partner, managing member or other similar interest, or (ii) 50% or more of the outstanding voting capital stock of the corporation.

         "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean all forms of taxation, whenever created or imposed, whether imposed by a local, municipal, state, foreign, federal or other governmental body or authority, and, without limiting the generality of the foregoing, shall include income, gross receipts, ad valorem, excise, value-added, sales, use, amusement, transfer, franchise, license, stamp, occupation, withholding, employment, payroll, property, unclaimed property, escheat and other taxes, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority.

         "Taxing Authority" means any Governmental or Regulatory Authority responsible for the imposition of any Tax.

         "Tax Return" shall mean any return, report, statement, information statement and the like filed or required to be filed with any Taxing Authority, including any amendment thereof.

         "Termination Agreement" means the Termination Agreement entered into by and between Crescent and COPI of even date herewith and attached hereto as Exhibit G.

1.02     Cross References.

         Each of the following terms shall have the meaning assigned thereto in the Section of this Agreement set forth opposite such term:

           Term                                                                                               Section
           ----                                                                                               -------
Americold Logistics..................................................................................         2.08(a)
Asset Transfer Date Financial Statements.............................................................      2.01(h)(i)
Assets...............................................................................................         2.01(b)
Assignment Instruments...............................................................................    2.01(i)(iii)
Assignment, Assumption and Amendment of Lease........................................................    2.01(i)(iii)
Assumed Liabilities..................................................................................         2.01(d)
Assumption Agreement.................................................................................    2.01(i)(iii)
Assumption Instruments...............................................................................    2.01(i)(iii)
Bankruptcy Code......................................................................................         2.03(a)
Bankruptcy Court.....................................................................................         2.03(a)
BofA Credit Agreement................................................................................         2.06(b)
Business Contracts...................................................................................     2.01(b)(ii)
Business License.....................................................................................    2.01(b)(iii)
Canyon Ranch - Tucson Assets.........................................................................      2.01(b)(v)
CMC..................................................................................................         2.02(f)
Confirmation Date....................................................................................         2.10(a)
Consideration Amount.................................................................................         2.10(a)
COPI.................................................................................................        Forepart
COPI Budget Note.....................................................................................         2.09(a)
COPI Cold Storage....................................................................................         2.06(a)
COPI Colorado........................................................................................    2.02(a)(vii)
COPI Colorado GP Interest............................................................................    2.02(a)(vii)
COPI Common Stock....................................................................................            2.05
COPI Stockholder Acceptances.........................................................................         2.04(b)
COPI Stockholders Meeting............................................................................         2.04(b)
CR License...........................................................................................     2.02(a)(ii)
CR License Membership Interest.......................................................................     2.02(a)(ii)
CRE Diversified......................................................................................     2.02(a)(vi)
CRE Diversified Voting Common Stock..................................................................     2.02(a)(vi)
Credit Documents.....................................................................................         2.01(a)
Crescent.............................................................................................        Forepart
Crescent REIT........................................................................................        Forepart
Crescent REIT Common Shares..........................................................................         2.10(a)
CRL..................................................................................................      2.02(a)(i)
CRL Voting Common Stock..............................................................................      2.02(a)(i)
Decontrolled Entities................................................................................         2.02(b)
DMDC.................................................................................................      2.02(a)(v)
DMDC Voting Common Stock.............................................................................      2.02(a)(v)

Effective Date.......................................................................................         2.06(c)
Equipment Sellers....................................................................................         2.07(a)
Excluded Assets......................................................................................         2.01(c)
Excluded Liabilities.................................................................................         2.01(e)
Foreclosure..........................................................................................         2.02(a)
Foreclosure Agreement................................................................................         2.02(a)
Foreclosure Date.....................................................................................         2.02(e)
General Assignment Agreement.........................................................................    2.01(i)(iii)
Hotel Properties.....................................................................................      2.01(b)(i)
Hotel Property Leases................................................................................      2.01(b)(i)
Indemnified Party....................................................................................         8.01(d)
Indemnifying Party...................................................................................         8.01(d)
Initial Rent Reduction Amount........................................................................         2.01(f)
Investment Company Act...............................................................................      2.06(b)(i)
Newco................................................................................................      2.06(b)(i)
Newco Registration Statement.........................................................................      2.06(b)(i)
Other Assets.........................................................................................      2.01(b)(x)
Plan.................................................................................................         2.03(a)
Proxy Statement......................................................................................         2.04(a)
Registration Statement...............................................................................         2.10(b)
SEC..................................................................................................         2.04(a)
Seller Notes.........................................................................................         2.07(a)
Stock................................................................................................         2.02(b)
Transferor...........................................................................................        Forepart
Transferring Subsidiaries............................................................................        Forepart
TWLC.................................................................................................     2.02(a)(iv)
TWLC Voting Common Stock.............................................................................     2.02(a)(iv)
VOO..................................................................................................            2.08
WOCOI................................................................................................    2.02(a)(iii)
WOCOI Common Stock...................................................................................    2.02(a)(iii)


1.03     Usage.

         Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the customary and usual business and practice of Transferors in connection with the operation of the Hospitality Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE II

                                   AGREEMENTS


         The parties hereby agree as follows.

2.01     Transfer of Hotel-Related Assets.

         (a) Default Acknowledgement. COPI acknowledges that it is in default of its payment and other obligations under the agreements between COPI and Crescent listed on Annex A hereto (collectively, the "Credit Documents"), and each of the Transferring Subsidiaries acknowledges that it is in default of its rental payment obligations under the Hotel Property Leases (as defined below). COPI acknowledges that it has guaranteed the Transferring Subsidiaries' obligations under the Hotel Property Leases. COPI and the Transferring Subsidiaries acknowledge that Crescent has the right to foreclose on certain assets of COPI, including the stock, partnership interests or membership interests in the Transferring Subsidiaries and the Stock (as defined in Section 2.02(b)). COPI and the Transferring Subsidiaries also acknowledge that Crescent has the right to terminate the Hotel Property Leases.

         (b) Assets Transferred. In lieu of a foreclosure or a termination of the Hotel Property Leases by Crescent and for valuable consideration, on the terms and subject to the conditions set forth in this Agreement, each Transferring Subsidiary will transfer, convey, assign and deliver to Crescent, and Crescent will accept delivery of, on the Asset Transfer Date, all of the Transferring Subsidiary's right, title and interest in, to, and under the following Assets and Properties of the Transferring Subsidiary used or held for use in connection with the Hospitality Business, except as otherwise provided in
Section 2.01(c) (collectively, the "Assets"):

                  (i) Hotel Property Leases. The leases and subleases of real property described in Annex B hereto (the "Hotel Properties") as to which the Transferring Subsidiary is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases ("Hotel Property Leases");

                  (ii) Business Contracts. All Contracts (other than the Hotel Property Leases) to which the Transferring Subsidiary is a party and which are utilized in the conduct of the Hospitality Business, including without limitation Contracts relating to property and asset management (the "Business Contracts");

                  (iii) Licenses. All Licenses (including applications therefor) utilized in the conduct of the Hospitality Business (the "Business Licenses");

                  (iv) Books and Records. All Books and Records used or held for use in the conduct of the Hospitality Business or otherwise relating to the Assets, other than the minute books, stock or membership interest transfer books and seal of the Transferring Subsidiary;

                  (v) Canyon Ranch - Tucson Assets. With respect to Canyon Ranch Leasing, L.L.C. only, the assets listed on Annex C (the "Canyon Ranch -Tucson Assets");

                  (vi) Cash. Cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents of the Transferring Subsidiary;

                  (vii) Litigation Claims. Any rights (including indemnification), claims and recoveries under litigation of the Transferring Subsidiary against third parties arising out of or relating to events prior to the Asset Transfer Date;

                  (viii) Tax Refunds. Any refunds or credits, if any, of Taxes due to the Transferring Subsidiary.

                  (ix) Intellectual Property. All Intellectual Property used or held for use by the Transferring Subsidiary in the operation of the Hospitality Business (including the Transferring Subsidiary's goodwill therein); and

                  (x) Other Assets and Properties. All other Assets and Properties of the Transferring Subsidiary used or held for use in connection with the Hospitality Business except as otherwise provided in Section 2.01(c) (the "Other Assets").

         (c) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of each Transferring Subsidiary (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

                  (i) Insurance. Life insurance policies on officers and other employees of the Transferring Subsidiary, directors and officers liability insurance policies of the Transferring Subsidiary and all other insurance policies relating to the Assets and Properties and operation of the Hospitality Business, and all refunds or credits, if any, with respect to such insurance;

                  (ii) Corporate or Limited Liability Company Records. The minute books, stock or membership interest transfer books and seal of the Transferring Subsidiary; and

                  (iii) Certain Contract Rights. The Transferring Subsidiary's rights under this Agreement and the Operative Agreements.

         (d) Assumed Liabilities. In connection with the transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the Asset Transfer Date, except for the Excluded Liabilities listed in Section 2.01(e) below, Crescent will assume and agree to pay, perform and discharge when due any and all obligations of each Transferring Subsidiary arising in connection with the operation of the Hospitality Business (the "Assumed Liabilities"), including, but not limited to:

                  (i) Future Hotel Property Lease Obligations. All obligations of the Transferring Subsidiary under the Hotel Property Leases occurring or arising from and after the Asset Transfer Date;

                  (ii) Future Obligations under Contracts and Licenses. All obligations of the Transferring Subsidiary under the Business Contracts and Business Licenses occurring or arising from and after the Asset Transfer Date; and

                  (iii) Certain Existing Obligations under Contracts and Licenses. All obligations of the Transferring Subsidiary under the Business Contracts and Business Licenses incurred in the ordinary course of business and arising prior to the Asset Transfer Date, which are accurately reflected on the Books and Records of the Transferring Subsidiary as an account payable.

         (e) Excluded Liabilities. Notwithstanding the foregoing, Crescent shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, the following Liabilities of the Transferring Subsidiaries (the "Excluded Liabilities"):

                  (i) Existing Hotel Property Lease Obligations. All obligations of the Transferring Subsidiaries under the Hotel Property Leases occurring or arising prior to the Asset Transfer Date, provided that Crescent acknowledges that the obligations of the Transferring Subsidiaries' under the Hotel Property Leases are reduced by the Rent Reduction Amount;

                  (ii) Other Existing Obligations under Contracts and Licenses. Except as provided in Section 2.01(d)(iii) above, all other obligations of the Transferring Subsidiaries under the Business Contracts and Business Licenses occurring or arising prior to the Asset Transfer Date;

                  (iii) Tax Obligations. All liabilities and obligations with respect to the payment of Taxes attributable to periods or events on or after the Asset Transfer Date; and

                  (iv) Covered Obligations. All liabilities and obligations known as of the Asset Transfer Date to the extent that such liabilities and obligations are covered by the Transferring Subsidiaries' insurance (the amount of any such liability or obligation ultimately exceeding such insurance coverage shall not be deemed an Excluded Liability).

         (f) Initial Rent Reduction Amount. The aggregate amount of initial rental payment obligations under the Hotel Property Leases to be cancelled and extinguished on the Asset Transfer Date is $23,582,000 (the "Initial Rent Reduction Amount") (subject to adjustment as provided in paragraph (h) below). Such amounts shall be cancelled and extinguished in the manner provided in
Section 2.01(i)(ii).

         (g) Allocation of Initial Rent Reduction Amount.

                  (i) Annex D sets forth the allocation of the Initial Rent Reduction Amount, as agreed upon by Crescent and the Transferors.

                  (ii) The Transferors, on the one hand, and Crescent and Crescent REIT, on the other hand, hereto agree (i) that such allocation shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder, (ii) to complete jointly and to file separately Form 8594 with its federal income Tax Return consistent with such allocation for the tax year in which the Asset Transfer Date occurs and
         (iii) that neither the Transferors, on the one hand, and Crescent and Crescent REIT, on the other hand will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other.

         (h) Post-Closing Adjustment of Initial Rent Reduction Amount.

                  (i) Within thirty (30) days after the Asset Transfer Date, Crescent shall cause to be delivered to COPI and the Transferring Subsidiaries the financial statements of the Hotel Properties as of the Asset Transfer Date, which financial statements shall be prepared on the same basis as the monthly unaudited balance sheets and income statements of the Hotel Properties previously prepared by COPI and the Transferring Subsidiaries (the "Asset Transfer Date Financial Statements"), together with Crescent's calculation of the Asset Transfer Date Working Capital and the Asset Transfer Date Rent Payment. COPI, the Transferring Subsidiaries and their Representatives shall have the right to inspect the Books and Records used to prepare the Asset Transfer Date Financial Statements. If COPI or any Transferring Subsidiary disagrees in any respect with the Asset Transfer Date Financial Statements, COPI or such Transferring Subsidiary shall notify Crescent within ten (10) Business Days after receipt of the Asset Transfer Date Financial Statements specifying the areas of disagreement. If COPI, the Transferring Subsidiary and Crescent are unable to resolve all such disagreements within a ten (10) Business Day period, the dispute shall be resolved by the COPI's and Crescent's respective accounting firms within ten (10) Business Days thereafter. If such accounting firms cannot agree within such ten (10) Business Day period, COPI and the Transferring Subsidiary, on the one hand, and Crescent, on the other hand, shall advise each other in writing of their position with respect to the Asset Transfer Date Working Capital or the Asset Transfer Date Rent Payment, as the case may be, and the dispute shall be resolved by an independent accounting firm mutually selected by COPI and Crescent. The determination of the independent accounting firm shall be made as promptly as practicable and shall be binding and conclusive on the parties hereto for all purposes. Each party shall be responsible for the expenses of their respective accountants. The party whose written position on the Asset Transfer Date Working Capital or the Asset Transfer Date Rent Payment, as the case may be, deviates in the greatest degree, in the opinion of the independent accounting firm, from the determination made by the independent accounting firm shall pay all expenses relating to the engagement of the independent accounting firm.

                  (ii) Crescent shall provide COPI and the Transferring Subsidiaries copies of the Books and Records related to the Hotel Properties necessary to enable COPI and the Transferring Subsidiaries' accountants to timely and efficiently review the Asset Transfer Date Financial Statements. After Closing, Crescent shall provide reasonable access to COPI, the Transferring Subsidiaries and their Representatives to the Books and Records necessary for purposes of permitting COPI and the Transferring Subsidiaries to pay those liabilities of COPI and the Transferring Subsidiaries that are not Assumed Liabilities.

                  (iii) If the Asset Transfer Date Working Capital is a positive number, then the Initial Rent Reduction Amount shall be increased by such positive number on the date of confirmation of the Asset Transfer Date Working Capital pursuant to this Section 2.01(h)(iii). If the Asset Transfer Date Working Capital is a negative number, then the Initial Rent Reduction Amount shall be reduced by such negative number on the date of confirmation of the Asset Transfer Date Working Capital pursuant to this Section 2.01(h)(iii). If the Asset Transfer Date Working Capital is zero, then there shall be no adjustment to the Initial Rent Reduction Amount under this Section 2.01(h)(iii). If the Asset Transfer Date Working Capital is a positive or negative number, Crescent or COPI, as the case may be, shall deliver to the other party such documents as are necessary to evidence the adjustment of (i) the Initial Rent Reduction Amount and (ii) the Initial Rent Reduction Amount previously cancelled and extinguished.

         (i) Asset Transfer Date.

                  (i) The transfer of Assets will take place at the offices of Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC 20037, or at such other place as Crescent and the Transferors mutually agree, at 10:00 A.M. local time, on the Asset Transfer Date. The parties acknowledge that the transfer of the Assets may take place on one or more dates, each being an Asset Transfer Date, and that the parties shall agree to take all actions and execute such documents necessary to effectuate such transfers on such Asset Transfer Dates consistent with the terms of this Agreement. Notwithstanding anything herein to the contrary, in the event that not all of the Assets are transferred on a single Asset Transfer Date, the amount of rental payment obligations to be cancelled and extinguished at such time shall equal the total of the amounts set forth on Annex D opposite the name of the Hotel Property or Hotel Properties to which the Asset or Assets being transferred relates.

                  (ii) On the Asset Transfer Date, Crescent shall cancel and extinguish rental payment obligations of each Transferring Subsidiary under the Hotel Property Leases in the amounts set forth on Annex D hereto, representing, in the aggregate, the Initial Rent Reduction Amount. On the Asset Transfer Date, Crescent will deliver to COPI such documents as are necessary to evidence cancellation and extinguishment of the Initial Rent Reduction Amount; provided that such amounts shall not exceed the Initial Rent Reduction Amount with respect to the Assets being transferred.

                  (iii) Simultaneously with Crescent's deliveries specified in
         Section 2.01(h)(ii) above, (i) each Transferring Subsidiary will assign and transfer to Crescent all of its right, title and interest in and to its Assets by delivery of (A) a General Assignment and Conveyance substantially in the form of Exhibit A hereto (the "General Assignment Agreement"), duly executed by the Transferring Subsidiary, (B) an Assignment, Assumption and Amendment of Lease substantially in the form of Exhibit B hereto (the "Assignment, Assumption and Amendment of Lease") duly executed by the Transferring Subsidiary and (C) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Crescent's counsel, as shall be effective to vest in Crescent all of its rights, title and interest in and to the Assets (the General Assignment Agreement, Assignment of Leases and the other instruments referred to in clause

         (C) being collectively referred to herein as the "Assignment Instruments"), and (ii) Crescent will assume from each Transferring Subsidiary the due payment, performance and discharge of the Assumed Liabilities by delivery of (A) the Assumption Agreement substantially in the form of Exhibit C hereto (the "Assumption Agreement"), duly executed by Crescent, and (B) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to COPI's counsel, as shall be effective to cause Crescent to assume the Assumed Liabilities as and to the extent provided in Section 2.01(d) (the Assumption Agreement and such other instruments referred to in clause (B) being collectively referred to herein as the "Assumption Instruments").

         (j) Further Assurances; Post-Asset Transfer Date Cooperation.

                  (i) At any time or from time to time after the Asset Transfer Date, at Crescent's request and without further consideration, each Transferring Subsidiary shall execute and deliver to Crescent such other instruments of transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Crescent may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Crescent, and to confirm Crescent's title to, all of the Assets, and, to the full extent permitted by Law, to put Crescent in actual possession and operating control of the Hospitality Business and the Assets, and to assist Crescent in exercising all rights with respect thereto, and otherwise to cause each Transferring Subsidiary to fulfill its obligations under this Agreement and the Operative Agreements.

                  (ii) Following the Asset Transfer Date, each of the parties will afford to the other parties and its Representatives during normal business hours, access to the Books and Records relating to the Hospitality Business and in its possession with respect to periods prior to the Asset Transfer Date and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the Representatives in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party to the Agreement agrees for a period extending six (6) years after the Asset Transfer Date not to destroy or otherwise dispose of any such Books and Records unless such party shall first offer in writing to surrender such Books and Records to the other party and such other party shall not agree in writing to take possession thereof during a period of 10 Business Days after such offer is made.

                  (iii) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party hereto be furnished with additional information, documents or records relating to the Hospitality Business not referred to in paragraph (ii) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by any party hereto in accordance with this paragraph shall be held confidential by the requesting party in accordance with Section 10.05.

         (k) Third-Party Consents.

         To the extent that any Contract (including any Business Contract) or License (including any Business License) is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment of such Contract or License if such assignment or attempted assignment would constitute a breach thereof. Each Transferor and Crescent shall use its commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Contract or License to Crescent in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, each Transferor shall cooperate with Crescent in any arrangement designed to provide for Crescent the benefits intended to be assigned to Crescent under the relevant Contract or License, including enforcement at the cost and for the account of Crescent of any and all rights of Transferor against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Crescent shall have no obligation pursuant to
Section 2.01(d) or otherwise with respect to any such Business Contract or Business License, and assuming COPI and the Transferring Subsidiaries are not in breach under this Agreement, they shall have no liability to Crescent or Crescent REIT for the inability to make such assignment or arrangement.

         (l) COPI Consent.

                  (i) As the sole stockholder of COI Hotel Group, Inc. and as the sole stockholder of all of the members of the other Transferring Subsidiaries, COPI hereby consents to the transfer, conveyance, assignment and delivery to Crescent of all of each Transferring Subsidiary's right, title and interest in, to, and under, the Assets in accordance with this Section 2.01.

                  (ii) COPI acknowledges that Crescent may transfer all or a portion of its rights, including the right to receive rental payments, under the Hotel Property Leases to one or more directly or indirectly owned Subsidiaries prior to each Asset Transfer Date. COPI acknowledges that such transfer may require the consent of COPI under various agreements, including the Hotel Property Leases, to which COPI is a party. Therefore, COPI hereby consents to the sale, transfer, conveyance, assignment and delivery to any such Subsidiaries of such rights, provided that no such assignment shall relieve Crescent of its obligations hereunder or thereunder.

2.02     Retention of Collateral in Partial Satisfaction of Obligations.

         (a) On the terms and subject to the conditions set forth in this Agreement, COPI shall execute one or more Foreclosure Agreements, substantially in the form of Exhibit D hereto (a "Foreclosure Agreement") pursuant to which Crescent will retain the following assets in satisfaction of $40,100,000 (which amount includes $1,600,000 attributable to the tenant interest in The Woodlands Conference Center owned by a Subsidiary of WOCOI (as defined below)) of principal and accrued and unpaid interest, representing a portion of the obligations of COPI to Crescent under the Credit Documents (the "Foreclosure"):

                  (i) 500 shares of voting common stock ("CRL Voting Common Stock"), $.01 par value, of CRL Investments, Inc., a Texas corporation ("CRL"), representing 100% of the issued and outstanding voting capital stock and 5% of the issued and outstanding capital stock of CRL;

                  (ii) a 1.5% membership interest ("CR License Membership Interest") in CR License LLC, an Arizona limited liability company ("CR License");

                  (iii) 100 shares of common stock ("WOCOI Common Stock"), $.01 par value, of WOCOI Investment Company, a Texas corporation ("WOCOI"), representing 100% of the issued and outstanding capital stock of WOCOI;

                  (iv) 500 shares of voting common stock ("TWLC Voting Common Stock"), $.01 par value, of The Woodlands Land Company, Inc., a Texas corporation ("TWLC"), representing 100% of the issued and outstanding voting capital stock and 5% of the issued and outstanding capital stock of TWLC;

                  (v) 50 shares of voting common stock ("DMDC Voting Common Stock"), $.01 par value, of Desert Mountain Development Corporation, a Delaware corporation ("DMDC"), representing 100% of the issued and outstanding voting capital stock and 5% of the issued and outstanding capital stock of DMDC;

                  (vi) 10 shares of voting common stock ("CRE Diversified Voting Common Stock"), $.01 par value, of CRE Diversified Holdings, Inc., a Delaware corporation ("CRE Diversified"), representing 100% of the issued and outstanding voting capital stock and 1% of the issued and outstanding capital stock of CRE Diversified; and

                  (vii) COPI's general partner interest ("COPI Colorado GP Interest") in COPI Colorado, L.P., a Delaware limited partnership ("COPI Colorado"), representing a 60% economic interest in COPI Colorado.

         (b) The shares of CRL Voting Common Stock, WOCOI Common Stock, TWLC Voting Common Stock, DMDC Voting Common Stock and CRE Diversified Voting Common Stock, the COPI Colorado GP Interest and the CR License Membership Interest to be obtained by Crescent pursuant to paragraph (a) above are collectively referred hereto as the "Stock". CRL, CRL License, WOCOI, TWLC, DMDC, CRE Diversified and COPI Colorado are collectively referred to herein as the "Decontrolled Entities."

         (c) COPI, as managing general partner of COPI Colorado, will vote in favor of the transfer of the COPI Colorado GP Interest to Crescent and shall use commercially reasonable efforts to obtain consents to the transfer from each limited partner of COPI Colorado. COPI shall take any and all commercially reasonable actions necessary to amend the limited partnership agreement of COPI Colorado to reflect the transfer of the COPI Colorado GP Interest to Crescent.

         (d) COPI acknowledges that Crescent may transfer all or a portion of its rights, including the right to receive debt payments, under the Credit Documents to one or more directly or indirectly owned Subsidiaries prior to the Foreclosure. COPI acknowledges that such transfer may require the consent of COPI under certain documents, including some or all of the Credit Documents, to which COPI is a party. Therefore, COPI hereby consents to the sale, transfer, conveyance, assignment and delivery to any such Subsidiaries of such rights, provided that no such assignment shall relieve Crescent of its obligations hereunder or thereunder.

         (e) COPI will cooperate with Crescent and shall execute and deliver all documents and perform all actions necessary to assist Crescent with the Foreclosure, provided that the Foreclosure is performed in accordance with the terms of the Foreclosure Agreement. Any date on which a Foreclosure of some or all of the Stock takes place shall be referred to as a "Foreclosure Date." The Foreclosure Date, if any, shall occur on such date as Crescent determines in its sole discretion.

         (f) At Crescent's request, COPI shall also execute a Foreclosure Agreement pursuant to which Crescent will retain COPI's entire equity interest in Crescent Machinery Company, a Delaware corporation and a wholly-owned subsidiary of COPI ("CMC"), in satisfaction of an amount of principal and accrued and unpaid interest to be mutually agreed upon by Crescent and COPI, representing a portion of the obligations of COPI to Crescent under the Credit Documents.

2.03     Prepackaged Bankruptcy.

         (a) As soon as practicable following the COPI Stockholders Meeting (as defined below), regardless of whether the COPI Stockholder Acceptances have been obtained, and in no event later than five days after the COPI Stockholders Meeting (as defined herein), COPI shall file a petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court, the District of Delaware or such other jurisdiction as the parties shall agree (the "Bankruptcy Court"), along with such other documents, resolutions and motions as COPI deems necessary to effectuate and administer a bankruptcy case under the Bankruptcy Code. On such date, COPI shall file a Plan of Reorganization (the "Plan"), in substantially the form attached hereto as Exhibit E, and the disclosure statement and solicitation materials described in
Section 2.04 below.

         (b) Prior to the filing of the petition, COPI shall seek acceptance of the Plan pursuant to 11 U.S.C. 1126(b) from its stockholders and creditors in accordance with Section 2.04 below and from its creditors. In the event acceptance is obtained from less than all classes of claimants and interest holders under the Plan, COPI shall seek confirmation of the Plan over the objection of the dissenting class of claimants or interest holders pursuant to 11 U.S.C. 1129.

         (c) COPI shall use commercially reasonable efforts to obtain approval of the disclosure and solicitation materials and the confirmation of the Plan by the Bankruptcy Court within 45 days of the date of filing of the petition.

2.04 COPI Stockholder Acceptance and Filing of Proxy Statement.

         (a) As promptly as practicable after execution of this Agreement, COPI shall prepare and file with the Securities and Exchange Commission (the "SEC") under the Exchange Act, one or more proxy statements and forms of proxies (such proxy statement(s) together with any amendments to supplements thereto, the "Proxy Statement") relating to the COPI Stockholders Meeting and the COPI Stockholder Acceptances (as defined below). COPI will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Crescent shall furnish all information about itself and its business and operations and all necessary financial information to COPI as COPI may reasonably request in connection with the preparation of the Proxy Statement. COPI and Crescent agree to correct promptly any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and COPI further agrees to take all steps necessary to amend or supplement the Proxy Statement and to cause the Proxy Statement as so amended or supplemented to be filed with the SEC and to be disseminated to its stockholders to the extent required by applicable federal and state securities laws. COPI and Crescent agree that the information provided by them for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the COPI Stockholders Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. COPI will advise and deliver copies (if any) to Crescent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information (regardless whether such requests relate to COPI or Crescent). COPI shall use commercially reasonable efforts to timely mail the Proxy Statement to its stockholders.

         (b) COPI will duly call and as soon as practicable following the date of this Agreement (but in no event sooner than 45 days following the date the Proxy Statement is mailed to the stockholders of COPI), give notice of, convene and hold a meeting of its stockholders (the "COPI Stockholders Meeting") for the purpose of obtaining the COPI Stockholder Acceptances. COPI will, through its Board of Directors, recommend to its stockholders acceptance of the Plan, and shall use commercially reasonable efforts to obtain the affirmative vote of the holders of at least two-thirds of the shares of COPI Common Stock voted at the COPI Stockholders Meeting (the "COPI Stockholder Acceptances") for acceptance of the Plan. The COPI Stockholders Meeting shall be held on a day not later than 60 days after the date the Proxy Statement is mailed, unless otherwise agreed to by COPI and Crescent.

2.05     Distribution of COPI Common Stock by COPI Colorado.

         Prior to the Foreclosure Date relating to the COPI Colorado GP Interest, COPI, as managing general partner of COPI Colorado, shall take any and all commercially reasonable actions to amend the limited partnership agreement of COPI Colorado to allow COPI Colorado to make distributions in kind and shall cause COPI Colorado to distribute all shares of common stock, par value $.01 per share, of COPI (the "COPI Common Stock") owned by COPI Colorado to its partners pro rata in accordance with their relative partnership interests. COPI shall file a Certificate of Cancellation with the Secretary of State of Delaware to cancel the shares of COPI Common Stock received by COPI in the COPI Colorado distribution and to add such shares into the authorized but unissued shares of COPI Common Stock.

2.06     Bank of America Loan.

         (a) Crescent consents to COPI's grant to Bank of America, N.A. of a first priority security interest in COPI's equity interest in COPI Cold Storage, LLC, a Delaware limited liability company and a wholly owned subsidiary of COPI ("COPI Cold Storage"). In connection therewith, Crescent shall execute any and all documents reasonably necessary for Crescent to subordinate its rights with respect to COPI's equity interest in COPI Cold Storage under the Credit Agreements to Bank of America, N.A.

         (b) Crescent and Crescent REIT shall use commercially reasonable efforts to work with COPI to arrange for the repayment in full of all outstanding amounts (including accrued and unpaid interest) under the Credit Agreement dated August 27, 1997, as amended, between COPI and Bank of America, N.A. (the "BofA Credit Agreement") and cancellation of the related promissory note. In addition, it is anticipated that all outstanding amounts under the BofA Credit Agreement will be repaid through the following arrangement, if available.

                  (i) As soon as practicable following the date hereof, Crescent REIT shall prepare and file with the SEC under the Securities Act a registration statement on Form S-1 (the "Newco Registration Statement") relating to the spin-off to Crescent REIT's shareholders and Crescent's limited partners of a new company ("Newco"). Crescent or Crescent REIT shall capitalize Newco at the time of the spin-off with at least an amount necessary to purchase all of COPI's equity interests in COPI Cold Storage. Crescent REIT will cause the Newco Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Crescent REIT agrees to correct promptly any information provided by it for use in the Newco Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and Crescent REIT further agrees to take all steps necessary to amend or supplement the Newco Registration Statement and to cause the Registration Statement as so amended or supplemented to be filed with the SEC. Crescent REIT agrees that the information provided by Crescent REIT for inclusion in the Newco Registration Statement and each amendment or supplement thereto will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Crescent REIT will respond to any comments of the SEC and will use its reasonable efforts to have the Newco Registration Statement declared effective under the Securities Act as promptly as practicable after filing. Crescent REIT acknowledges that Newco may be deemed an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"). In the event that Newco is deemed to be an "investment company," Crescent and Crescent REIT will use its reasonable efforts to make all necessary filings with the SEC to consummate the spin-off in accordance with the Securities Act and the Investment Company Act.

                  (ii) In connection with the spin-off, Crescent REIT and Crescent shall cause Newco to acquire, and COPI shall sell, all of COPI's equity interests in COPI Cold Storage. The purchase price for the equity interests in COPI Cold Storage shall be an amount to be agreed upon between Crescent and COPI, which shall be not less than $15,000,000 and not more than $15,500,000. COPI shall use all of the proceeds as are necessary to repay the full principal balance (including accrued and unpaid interest) under the BofA Credit Agreement.

         (c) Notwithstanding the foregoing, Crescent and Crescent REIT shall have no obligations to consummate any of the arrangements referred to in this Section until the date the confirmation order entered by the Bankruptcy Court shall have become final and non-appealable (the "Effective Date")

2.07     Seller Notes.


         (a) Crescent shall use commercially reasonable efforts to arrange for the satisfaction or resolution of the notes payable by COPI to various persons (the "Equipment Sellers") with a current aggregate principal amount of $2,627,989 and listed on Annex E hereto (the "Seller Notes"). Crescent shall work with COPI and negotiate in good faith with the Equipment Sellers for the payment or, as appropriate, the purchase of the Seller Notes, at an appropriate discount. Crescent shall work with COPI and shall undertake to purchase or resolve the Seller Notes.

         (b) Notwithstanding the foregoing, Crescent and Crescent REIT shall have no obligations to consummate any of the arrangements referred to in this Section until the Effective Date.

2.08     Vornado Claim.

         (a) COPI acknowledges that Vornado Operating, Inc., a Delaware corporation ("VOO") has asserted a claim against it or COPI Cold Storage, LLC in the amount of $4,000,000. COPI acknowledges that it disputes such claim and that it shall vigorously defend against such claim. Crescent shall cooperate with COPI in connection with the dispute of any claims by VOO, including a claim that COPI or COPI Cold Storage is obligated to make a $4,000,000 capital contribution to Vornado Crescent Logistics Operating Partnership, a Delaware general partnership ("Americold Logistics"). Crescent shall work with COPI to negotiate a resolution of the claim with VOO in good faith, and absent a resolution with COO, in the event that the Bankruptcy Court ultimately determines that any such claim by COO is valid either in whole or in part, Crescent shall work with COPI to determine the best method for seeking confirmation of the Plan over the objection of VOO.

         (b) Notwithstanding the foregoing, Crescent and Crescent REIT shall have no obligations to consummate any of the arrangements referred to in this Section until the Effective Date.

2.09     Payment of Cash Flow Shortage.

         (a) Subject to Section 5.05, Crescent agrees to advance funds to COPI sufficient for COPI to pay the reasonable and necessary documented out-of-pocket operating expenses of COPI and its Subsidiaries (other than expenses attributed to, related to or incurred by CMC and its Subsidiaries), to the extent COPI and such Subsidiaries are unable to do so from their own resources, in accordance with a promissory note in the form attached as Exhibit H, in the original principal amount of up to $3,200,000 (the "COPI Budget Note").

         (b) Crescent also agrees to advance additional funds to COPI of up to $5,375,000 in accordance with the COPI Budget Note for the purposes, and in the amounts, specified therein.

         (c) COPI shall seek the approval of the Bankruptcy Court to provide Crescent with a priority claim and lien under 11 U.S.C. 364 for any funds advanced by Crescent under this Section after the filing of the petition with the Bankruptcy Court.

         (d) The provisions of (i) this Section 2.09 and the COPI Budget Note, and (ii) Section 2.01(e) are mutually exclusive.

2.10 Issuance of Common Shares of Crescent REIT to COPI Stockholders and Filing of Registration Statement.

         (a) In the event that the COPI Stockholder Acceptances are obtained, then on the Effective Date, each person who is a holder of shares of COPI Common Stock on the date the confirmation order has been entered by the Bankruptcy Court (the "Confirmation Date") shall be entitled to receive the number of common shares of beneficial interest, par value $.01 per share, of Crescent REIT (the "Crescent REIT Common Shares"), equal to the product of (i) (A) the number of shares of COPI Common Stock owned by such holder on the Confirmation Date, divided by (B) the total number of shares of COPI Common Stock outstanding on the Confirmation Date, and (ii) the quotient of (A) the Consideration Amount (as defined below), and (B) the average of the daily closing prices per Crescent REIT Common Share as reported on the New York Stock Exchange Composite Transactions reporting system for the 10 consecutive trading days immediately preceding the Confirmation Date. For purposes of this section, the "Consideration Amount" shall be $10,828,497, less an amount, if any, equal to the amount by which the CEI/COPI Payments exceed $5,200,000. No certificate or scrip representing fractional Crescent REIT Common Shares shall be issued, and all fractional shares shall be rounded up or down to the nearest whole Crescent REIT Common Share.

         (b) As promptly as practicable after the execution of this Agreement, Crescent REIT shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 relating to the issuance of the Crescent REIT Common Shares (the "Registration Statement"), in which the Proxy Statement will be included as a prospectus, provided that Crescent REIT may delay the filing of the Registration Statement until approval of the Proxy Statement by the SEC. Crescent REIT will cause the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. COPI shall furnish all information about itself and its business and operations and all necessary financial information to Crescent REIT as Crescent REIT may reasonably request in connection with the preparation of the Registration Statement. COPI and Crescent REIT agree to correct promptly any information provided by it for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and Crescent REIT further agrees to take all steps necessary to amend or supplement the Registration Statement and to cause the Registration Statement as so amended or supplemented to be filed with the SEC. COPI and Crescent REIT agree that the information provided by them for inclusion in the Registration Statement and each amendment or supplement thereto, at the time of the COPI Stockholders Meeting , will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Crescent REIT will advise and deliver copies (if any) to COPI, promptly after it receives notice thereof, of any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information (regardless whether such requests relate to COPI or Crescent REIT). Each of COPI and Crescent REIT will respond to any comments of the SEC and will use its respective reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after filing.

         (c) COPI agrees that, as of the Confirmation Date, it shall close the stock books and stock transfer ledgers of COPI.

2.11     Crescent and Crescent REIT Consent.

         Each of Crescent and Crescent REIT hereby consent to the transactions contemplated by this Agreement and the Operative Agreements and hereby waives compliance with any and all conditions, covenants or agreements of the Transferors contained in any and all agreements (other than this Agreement or the Operative Agreements) by and between any of the Transferors, on the one hand, and Crescent and/or Crescent REIT, on the other hand, that are affected by the transactions contemplated by this Agreement or the Operative Agreements.

2.12     Cooperation.

         Each party shall fully cooperate with the other parties hereto and shall take all actions and do all things reasonably necessary, proper and advisable in order for the other parties to satisfy their obligations hereto.

2.13     Mutual Release.

         The Transferors, Crescent and Crescent REIT acknowledge that they have executed the Mutual Release in the form of Exhibit F attached hereto

2.14     Termination Agreement.

         COPI and Crescent acknowledge that they have executed the Termination Agreement in the form of Exhibit G attached hereto.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF TRANSFERORS


         COPI, on behalf of itself and each of the Transferring Subsidiaries, and each Transferring Subsidiary, on behalf of itself where applicable, hereby represent and warrant to Purchaser as follows:

3.01     Organization and Qualification of COPI.

         COPI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to conduct its business as and to the extent now conducted. COPI is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business (including acting as general partner of COPI Colorado) makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the Condition of COPI.

3.02     Organization and Qualification of Transferring Subsidiaries.

         Transferring Subsidiary is either a corporation, limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good standing under the Laws of its respective state of incorporation or organization and has full power and authority to conduct its business as and to the extent now conducted. Transferring Subsidiary is duly qualified or licensed to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and, if a corporation, is in good standing in each jurisdiction in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the Condition of the Transferring Subsidiary.

3.03     COPI Authority.

         COPI has requisite corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by COPI of this Agreement and the Operative Agreements to which it is a party, and the performance by COPI of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of COPI and no other corporate action on the part of COPI or its stockholders is necessary, other than confirmation by the Bankruptcy Court. This Agreement has been duly and validly executed and delivered by COPI and constitutes, and upon the execution and delivery by COPI of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of COPI enforceable against COPI in accordance with their terms.

3.04     Transferring Subsidiary Authority.

         Transferring Subsidiary has requisite corporate or limited liability company power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to sell and transfer (pursuant to this Agreement) the Assets. The execution and delivery by Transferring Subsidiary of this Agreement and the Operative Agreements to which it is a party, and the performance by Transferring Subsidiary of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors, managing member or general partner of Transferring Subsidiary, as the case may be, no other corporate or limited liability company action on the part of Transferring Subsidiary or its stockholders, members or partners, as the case may be, being necessary. This Agreement has been duly and validly executed and delivered by Transferring Subsidiary and constitutes, and upon the execution and delivery by Transferring Subsidiary of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Transferring Subsidiary enforceable against Transferring Subsidiary in accordance with their terms.

3.05     Ownership of CRL Voting Common Stock.

         The authorized capital stock of CRL consists of 500 shares of CRL Voting Common Stock and 9,500 shares of nonvoting common stock, $.01 par value. 500 shares of CRL Voting Common Stock, representing 100% of the issued and outstanding shares of CRL Voting Common Stock, are owned beneficially and of record by COPI free and clear of any Liens, other than Liens in favor of Crescent or any of its Affiliates or Associates. All of the issued and outstanding shares of CRL Voting Common Stock have been duly and validly issued, are fully paid and nonassessable, and are not subject to any preemptive rights. No Person (other than COPI, Crescent or any of Crescent's Affiliates or Associates) holds any Equity Rights in CRL. There are no voting trusts, stockholder agreements, proxies or other similar agreements in effect with respect to the voting or transfer of the CRL Voting Common Stock. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of CRL Voting Common Stock.

3.06     Ownership of CR License Membership Interests.

         Membership interests representing a 1.5% ownership interest in CR License are owned beneficially and of record by COPI free and clear of any Liens, other than Liens in favor of Crescent or any of its Affiliates or Associates.

3.07     Ownership of WOCOI Common Stock.

         The authorized capital stock of WOCOI consists of 1,000 shares of WOCOI Common Stock. 100 shares of WOCOI Common Stock, representing 100% of the issued and outstanding shares of WOCOI Common Stock, are owned beneficially and of record by COPI free and clear of any Liens, other than Liens in favor of Crescent or any of its Affiliates or Associates. All of the issued and outstanding shares of WOCOI Common Stock have been duly and validly issued, are fully paid and nonassessable, and are not subject to any preemptive rights. No Person (other than COPI) holds any Equity Rights in WOCOI. There are no voting trusts, stockholder agreements, proxies or other similar agreements in effect with respect to the voting or transfer of the WOCOI Common Stock. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of WOCOI Common Stock.

3.08     Ownership of TWLC Voting Common Stock.

         The authorized capital stock of TWLC consists of 500 shares of TWLC Voting Common Stock and 9,500 shares of nonvoting common stock, $.01 par value. 500 shares of TWLC Voting Common Stock, representing 100% of the issued and outstanding shares of TWLC Voting Common Stock, are owned beneficially and of record by COPI free and clear of any Liens, other than Liens in favor of Crescent or any of its Affiliates or Associates. All of the issued and outstanding shares of TWLC Voting Common Stock have been duly and validly issued, are fully paid and nonassessable, and are not subject to any preemptive rights. No Person (other than COPI, Crescent or any of Crescent's Affiliates or Associates) holds any Equity Rights in TWLC. There are no voting trusts, stockholder agreements, proxies or other similar agreements in effect with respect to the voting or transfer of the TWLC Voting Common Stock. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of TWLC Voting Common Stock.

3.09     Ownership of DMDC Voting Common Stock.

         The authorized capital stock of DMDC consists of 50 shares of DMDC Voting Common Stock and 950 shares of nonvoting common stock, $.01 par value. 50 shares of DMDC Voting Common Stock, representing 100% of the issued and outstanding shares of DMDC Voting Common Stock, are owned beneficially and of record by COPI free and clear of any Liens, other than Liens in favor of Crescent or any of its Affiliates or Associates. All of the issued and outstanding shares of DMDC Voting Common Stock have been duly and validly issued, are fully paid and nonassessable, and are not subject to any preemptive rights. No Person (other than COPI, Crescent or any of Crescent's Affiliates or Associates) holds any Equity Rights in DMDC. There are no voting trusts, stockholder agreements, proxies or other similar agreements in effect with respect to the voting or transfer of the DMDC Voting Common Stock. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of DMDC Voting Common Stock.

3.10     Ownership of CRE Diversified Voting Common Stock.

         The authorized capital stock of CRE Diversified consists of 10 shares of CRE Diversified Voting Common Stock and 990 shares of nonvoting common stock, $.01 par value. 10 shares of CRE Diversified Voting Common Stock, representing 100% of the issued and outstanding shares of CRE Diversified Voting Common Stock, are owned beneficially and of record by COPI free and clear of any Liens, other than Liens in favor of Crescent or any of its Affiliates or Associates. All of the issued and outstanding shares of CRE Diversified Voting Common Stock have been duly and validly issued, are fully paid and nonassessable, and are not subject to any preemptive rights. No Person (other than COPI, Crescent or any of Crescent's Affiliates or Associates) holds any Equity Rights in CRE Diversified. There are no voting trusts, stockholder agreements, proxies or other similar agreements in effect with respect to the voting or transfer of the CRE Diversified Voting Common Stock. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of CRE Diversified Voting Common Stock.

3.11     Ownership of COPI Colorado GP Interests.

         Partnership interests representing an 100% general partner interest and a 60% ownership interest in COPI Colorado are owned beneficially and of record by COPI free and clear of any Liens, other than Liens in favor of Crescent or any of its Affiliates or Associates. No Person (other than COPI, John C. Goff and Harry H. Frampton III) holds any Equity Rights in COPI Colorado. Other than the limited partnership agreement of COPI Colorado, there are no voting trusts, stockholder agreements, proxies or other similar agreements in effect with respect to the voting or transfer of the COPI Colorado GP Interest.

3.12     Claims Against COPI.

         Other than the claims referred to in Sections 2.06 through 2.09, to COPI's Knowledge, there are no obligations or claims existing or assertable against COPI.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF CRESCENT AND CRESCENT REIT


         Crescent and Crescent REIT hereby represents and warrants to COPI and each of the Transferring Subsidiaries as follows:

4.01     Organization.

         (a) Crescent is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware.

         (b) Crescent REIT is a real estate investment trust duly organized and validly existing under the Laws of the State of Texas.

4.02     Authority.

         (a) Crescent has requisite partnership power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Crescent of this Agreement and the Operative Agreements to which it is a party, and the performance by Crescent of its obligations hereunder and thereunder, have been duly and validly authorized by the general partner of Purchaser, no other action on the part of Crescent or its partners being necessary. This Agreement has been duly and validly executed and delivered by Crescent and constitutes, and upon the execution and delivery by Crescent of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Crescent enforceable against Crescent in accordance with their terms.

         (b) Crescent REIT has full trust power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Crescent REIT of this Agreement and the Operative Agreements to which it is a party, and the performance by Crescent REIT of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Trust Managers of Crescent REIT, no other action on the part of Crescent REIT being necessary. This Agreement has been duly and validly executed and delivered by Crescent REIT and constitutes, and upon the execution and delivery by Crescent REIT of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Crescent REIT enforceable against Crescent REIT in accordance with their terms.

4.03     Crescent REIT Common Share Issuance.

         The Crescent REIT Common Shares to be issued pursuant to Section 2.10 hereof have been duly authorized for issuance and sale to the COPI stockholders pursuant to this Agreement and, when issued and delivered by Crescent REIT in consideration of the execution and delivery of this Agreement and the Operative Agreements by the Transferors, will be validly issued, fully paid and non-assessable. Upon delivery of the Crescent REIT Common Shares, the COPI stockholders will receive good, valid and marketable title to the Crescent REIT Common Shares, free and clear of any Liens.

                                   ARTICLE V

                            COVENANTS OF TRANSFERORS


         Each Transferor covenants and agrees with Crescent that it will comply with all covenants and provisions of this Article V from the date hereof until the last Asset Transfer Date or Foreclosure Date, except to the extent Crescent may otherwise consent in writing.

5.01     Regulatory and Other Approvals.

         Each Transferor will (i) proceed diligently and in good faith and use its commercially reasonable efforts to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required to consummate the transactions contemplated hereby and by the Operative Agreements, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Crescent or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and
(iii) cooperate with Crescent as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Crescent to consummate the purchase of the Assets and the Foreclosure contemplated hereby and by the Operative Agreements. Each Transferor will provide prompt notification to Crescent when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise Crescent of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

5.02     Investigation by Crescent.

         Each Transferor will (i) provide Crescent and its Representatives with full access, upon reasonable prior notice and during normal business hours, to such officers, employees and agents of Transferor who have any responsibility for the conduct of the Hospitality Business and the Decontrolled Business, to Transferor's accountants and to the Assets and the Stock, and (ii) furnish Crescent and such other Persons with all such information and data (including without limitation copies of Contracts, Licenses and other Books and Records) concerning the Hospitality Business, the Decontrolled Business, the Assets, the Stock and the Assumed Liabilities as Crescent or any of its Representatives may reasonably request in connection with such investigation.

5.03     No Solicitation.

         (a) No Transferor will take, nor will it permit any Affiliate of Transferor (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Transferor or any such Affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (i) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, the sale of any portion of the Hospitality Business, the Decontrolled Business, the Assets or the Stock to any Person, other than Crescent or its Affiliates or (ii) to furnish or cause to be furnished any information with respect to the Hospitality Business, the Decontrolled Business, the Assets or the Stock to any Person (other than Crescent or its Affiliates) who Transferor or such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any acquisition of any portion of the Hospitality Business, the Decontrolled Business, the Assets or the Stock. If the Transferor or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Crescent or its Affiliates) any offer, inquiry or informational request referred to above, the Transferor will promptly advise such Person, by written notice, of the terms of this Section 5.03 and will promptly, orally and in writing, advise Crescent of such offer, inquiry or request and deliver a copy of such notice to Crescent.

5.04     Conduct of Business.

         Except as otherwise contemplated by this Agreement or as reasonably necessary in connection with the COPI bankruptcy case, each Transferor will, and COPI will cause the Decontrolled Entities and their Subsidiaries to,

         (a) operate the Hospitality Business and the Decontrolled Business only in the ordinary course consistent with past practice;

         (b) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Hospitality Business and the Decontrolled Business, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the employees of the Decontrolled Business, (iii) maintain the Assets in good working order and condition, ordinary wear and tear excepted,
(iv) maintain the good will of customers, suppliers, lenders and other Persons to whom Transferor sells goods or provides services or with whom Transferor otherwise has significant business relationships in connection with the Hospitality Business and the Decontrolled Business, and (v) continue all reasonable current asset and property management, real estate development, sales, marketing and promotional activities relating to the Hospitality Business and the Decontrolled Business, unless Crescent reasonably requests otherwise;

         (c) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner (and, for COPI, in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect as of December 31, 2001, except as may be required by the SEC, applicable law or GAAP), and (ii) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Transferor that would materially adversely affect the Hospitality Business, the Decontrolled Business, the Assets, the Stock or the Assumed Liabilities;

         (d) comply, in all material respects, with all Laws and Orders applicable to the Hospitality Business and the Decontrolled Business, and promptly following receipt thereof to give Crescent copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order;

         (e) promptly notify Crescent of any material emergency or other material change in the Condition of the Transferor, the Hospitality Business or the Decontrolled Business, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

         (f) promptly notify Crescent of (i) any material action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit commenced or, to the Knowledge of Transferor, threatened against, relating to or affecting the Transferor with respect to the Hospitality Business, the Decontrolled Business, the Assets or the Stock, or (ii) any facts or circumstances which become Known to the Transferor that could reasonably be expected to give rise to any material action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit that would be required to be disclosed pursuant to clause (i) above; and

         (g) duly and timely file all reports, Tax Returns and other documents required to be filed with Governmental or Regulatory Authorities, subject to extensions permitted by law, provided Transferor notifies Crescent that it is availing itself of such extension.

5.05     Certain Restrictions.

         Except as otherwise contemplated by this Agreement or provided for in the COPI Budget, without Crescent's prior written consent, each Transferor will, and will cause the Decontrolled Entities and their Subsidiaries to, refrain from:

         (a) acquiring or disposing of any Assets and Properties used or held for use in the conduct of the Hospitality Business or the Decontrolled Business, other than in the ordinary course of business consistent with past practice, or creating or incurring any Lien, other than a Lien in favor of Crescent or any of its Affiliates or Associates or created in the ordinary course of business consistent with past practice, on any Assets and Properties used or held for use in the conduct of the Hospitality Business or the Decontrolled Business;

         (b) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any material Contract or any material License, other than in the ordinary course of business consistent with past practice;

         (c) violating, breaching or defaulting under, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of any material Contract (to which Crescent or any of its Affiliates or Associates is not a party) or any material License;

         (d) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of Transferor, any Decontrolled Entity or any Subsidiary of a Decontrolled Entity under, any Liability owing to Transferor, any Decontrolled Entity or any Subsidiary of a Decontrolled Entity in connection with the Hospitality Business, other than in the ordinary course of business consistent with past practice;

         (e) engaging with any Person (other than with Crescent, CEI and any of their Affiliates) in any Business Combination, unless such Person agrees in a written instrument in form and substance reasonably satisfactory to Crescent to adopt and comply with the terms and conditions of this Agreement as though such Person was an original signatory hereto;

         (f) engaging in any transaction with respect to the Hospitality Business or the Decontrolled Business with any officer, director, Affiliate or Associate of Transferor (other than Crescent or any Affiliate or Associate thereof), or any Associate of any such officer, director or Affiliate, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis;

         (g) amending the certificate or articles of incorporation, certificate or articles of organization or operating agreement, or certificate or articles of limited partnership or limited partnership agreement, as the case may be, of any Decontrolled Entity or Subsidiary of any Decontrolled Entity;

         (h) selling, transferring, disposing, pledging or otherwise encumbering the Stock, or agreeing to any restrictions on transfer of the Stock;

         (i) increasing the salary, bonus or other compensation of any employee of COPI or its Subsidiaries;

         (j) other than in the ordinary course of business consistent with past practice, borrowing money and/or issuing evidences of Indebtedness, including increases in any Indebtedness;

         (k) guaranteeing any obligations of any Person or assuming any liability or other obligation of any Person;

         (l) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Hospitality Business in an aggregate amount exceeding $75,000;

         (m) making any payments or commitments to any Person not provided for in the COPI Budget if the amount of such payments or commitments exceed $100,000, or

         (n) entering into any Contract to do or engage in any of the foregoing.

5.06     Delivery of Books and Records, etc.; Removal of Property.

         (a) On each Asset Transfer Date, the Transferor will deliver or make available to Crescent at the locations at which the Hospitality Business is conducted all of the Books and Records related to the Hospitality Business and such other Assets as are in Transferor's possession at other locations, and if at any time after each Asset Transfer Date, Transferor discovers in its possession or under its control any other Books and Records or other Assets, it will forthwith deliver such Books and Records or other Assets to Crescent.

         (b) On any Foreclosure Date, COPI will deliver or make available to Crescent at the locations at which the Decontrolled Business relating to the foreclosed Stock is conducted all of the

Books and Records related to the Decontrolled Business relating to the foreclosed Stock, and if at any time after the Foreclosure Date, COPI discovers in its possession or under its control any other Books and Records relating to the foreclosed Stock or the Decontrolled Business, it will forthwith deliver such Books and Records to Crescent.

5.07     Resignations.

         On any Foreclosure Date, COPI shall cause Jeffrey L. Stevens and any other COPI officer, director or employee (other than John C. Goff) to resign, effective as of such date, from all director and officer positions of the Decontrolled Entity or Entities, of which the Stock is being retained in satisfaction of obligations, as well as of any Subsidiaries of such Decontrolled Entity or Entities.

5.08     Fulfillment of Conditions.

         Transferor will execute and deliver at each Asset Transfer Date each Operative Agreement that Transferor is required hereby to execute and deliver as a condition to each Asset Transfer Date, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Crescent contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI
                      CRESCENT AND CRESCENT REIT COVENANTS


         Each of Crescent and Crescent REIT covenants and agrees with each of the Transferors that it will comply with all covenants and provisions of this
Article VI, except to the extent that the Transferors may otherwise consent in writing.

6.01     Regulatory and Other Approvals.

         Crescent and Crescent REIT will (i) proceed diligently and in good faith and use its commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Crescent or Crescent REIT to consummate the transactions contemplated hereby and by the Operative Agreements, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Transferors or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (iii) cooperate with the Transferors as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of the Transferors to consummate the transactions contemplated hereby and by the Operative Agreements. Crescent and Crescent REIT will provide prompt notification to COPI when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise COPI of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

6.02     Fulfillment of Conditions.

         Crescent will execute and deliver at each Asset Transfer Date each Operative Agreement that Crescent is hereby required to execute and deliver as a condition to each Asset Transfer Date, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Transferors contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                  ARTICLE VII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

7.01     Survival of Representations, Warranties, Covenants and Agreements.

         Subject to the provisions of Section 8.01 below, each Transferor, Crescent and Crescent REIT have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of each Transferor, Crescent and Crescent REIT will survive indefinitely.

                                  ARTICLE VIII

                                 INDEMNIFICATION

8.01     Indemnification.

         (a) Subject to paragraph (e) of this Section and the other Sections of this Article VIII, each Transferor shall indemnify Crescent, Crescent REIT and their respective officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty contained in this Agreement, (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of such Transferor contained in this Agreement if such Transferor has failed to use commercially reasonable efforts to fulfill or perform such covenants or agreements, or (iii) an Excluded Liability.

         (b) Subject to paragraph (e) of this Section and the other Sections of this Article VIII, Crescent shall indemnify each Transferor and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty contained in this Agreement, (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of Crescent contained in this Agreement if Crescent has failed to use commercially reasonable efforts to fulfill or perform such covenants or agreements, or (iii) all Assumed Liabilities.

         (c) Subject to paragraph (e) of this Section and the other Sections of this Article VIII, Crescent REIT shall indemnify COPI and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty contained in this Agreement or (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of Crescent REIT contained in this Agreement if Crescent REIT has failed to use commercially reasonable efforts to fulfill or perform such covenants or agreements.

         (d) In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any Action or Proceeding, and such claim, Action or Proceeding involves a matter which is the subject of a claim for indemnification under Sections 8.01(a) through (c), then such party (an "Indemnified Party") shall give written notice to Crescent, Crescent REIT or Transferor, as the case may be (the "Indemnifying Party"), of such claim, Action or Proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, Action or Proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, Action or Proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, Action or Proceeding at its own cost and expense, provided, however, that the Indemnifying Party shall not agree to settle any claim, Action or Proceeding relating to Taxes if such settlement could aversely affect the Tax liability of the Indemnified Party or an Affiliate thereof and such adverse effect would not be included in the Indemnified Party's entitlement to indemnification pursuant to this Article VIII, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

         (e) The indemnification obligations of each Transferor pursuant to this
Article VIII shall be subject to the following limitations and other provisions:

                  (i) The amount of any Losses required to be paid by Transferor to indemnify any Indemnified Party pursuant to this Article VIII as a result of any indemnity claim shall be reduced to the extent of any amounts actually received by such Indemnified Party pursuant to the terms of any insurance policies (if any) covering such claim.

                  (ii) The amount of any Losses required to be paid by Transferor to indemnify any Indemnified Party pursuant to this Article VIII as a result of any indemnity claim shall be reduced by the amount of any federal, state or local tax benefit actually realized by the Indemnified Party as a result of such claim.

                  (iii) The indemnification obligations of the parties pursuant to this Article VIII shall be limited to actual damages, losses, liabilities and expenses and shall not include incidental, consequential, indirect, punitive or exemplary damages, losses, liabilities and expenses.

8.02     Exclusivity.

         The parties hereto agree that, in relation to any breach, default or nonperformance of any representation, warranty, covenant or agreement made or entered into by a party hereto pursuant to this Agreement or any instrument or document delivered pursuant hereto, the sole and only relief and remedy available to the other party hereto in respect of said breach, default or nonperformance shall be:

         (a) termination, but only if said termination is expressly permitted under the provisions of Article IX;

         (b) Losses, but only to the extent properly claimable hereunder and as limited pursuant to this Article VIII;

         (c) specific performance if a court of competent jurisdiction in its discretion grants the same; or

         (d) injunctive or declaratory relief if a court of competent jurisdiction in its discretion grants the same.

                                   ARTICLE IX

                                   TERMINATION

9.01     Termination.

         This Agreement may be terminated, and the transactions contemplated hereby and not yet commenced may be abandoned:

         (a) by mutual written agreement of each Transferor, Crescent and Crescent REIT; or

         (b) by each Transferor, Crescent or Crescent REIT, in the event (i) of a material breach hereof by a non-terminating party if such non-terminating party fails to cure such breach within 10 Business Days following notification thereof by the terminating party or (ii) upon notification to all non-terminating parties by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; provided, however that (x) no Transferor shall have the right to terminate this Agreement pursuant to clause (i) of this paragraph if the non-terminating party is another Transferor, and not Crescent or Crescent REIT, (y) neither Crescent nor Crescent REIT shall have the right to terminate this Agreement pursuant to clause (i) of this paragraph if the non-terminating party is either Crescent or Crescent REIT, and (z) Crescent and/or Crescent REIT shall not have the unilateral right to terminate this Agreement pursuant to clause (ii) of this subsection if Crescent or Crescent REIT has received any or all of the Assets or Stock. Notwithstanding the continuation of this Agreement after the occurrence of an event specified in clause (ii) of this subsection, the nonperforming party shall have no further obligation to satisfy any such impossible or impracticable conditions.

9.02     Effect of Termination.

         (a) If this Agreement is validly terminated pursuant to Section 9.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any Transferor, Crescent or Crescent REIT (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the following paragraph and except that the provisions with respect to confidentiality in Section 10.05 will continue to apply following any such termination.

         (b) Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 9.01(b), each Transferor will remain liable to Crescent and Crescent REIT for any willful breach of this Agreement by Transferor existing at the time of such termination, and Crescent or Crescent REIT will remain liable to Transferor for any willful breach of this Agreement by Crescent or Crescent REIT, respectively, existing at the time of such termination, and Transferor, Crescent or Crescent REIT may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                                   ARTICLE X

                                  MISCELLANEOUS

10.01    Notices.

         All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:


                  If to Crescent or Crescent REIT, to:


                  Crescent Real Estate Equities Limited Partnership 777 Main Street, Suite 2100
                  Fort Worth, Texas 76102


                  Facsimile No.: (817) 321-2000
                  Attn:  David M. Dean, Executive Vice President,
                         Law and Administration


                  with a copy to:


                  Shaw Pittman LLP
                  2300 N Street, N.W.
                  Washington, DC 20037

                  Facsimile No.: (202) 663-8007
                  Attn:  Sylvia M. Mahaffey

                  If to the Transferors, to:


                  Crescent Operating, Inc.
                  777 Taylor Street, Suite 1050
                  Fort Worth, Texas 76102


                  Facsimile No.: (817) 339-1001
                  Attn:  Jeffrey L. Stevens, Chief Operating Officer


                  with a copy to:


                  Haynes and Boone, LLP
                  901 Main Street
                  Suite 3100
                  Dallas, Texas 75202
                  Facsimile No.: (214) 651-5940
                  Attn:  Robert Albergotti


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt by the sender of confirmation of delivery (including confirmation by electronic means), and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice in accordance with this Section 10.01 specifying such change to the other party hereto.

10.02    Bulk Sales Act.

         The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction. Each Transferor shall indemnify Crescent and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, occurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the failure of each Transferor to comply with the terms of any such provisions applicable to the transactions contemplated by this Agreement.

10.03    Entire Agreement.

         This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

10.04    Public Announcements.

         At all times at or before the Effective Date, each Transferor, Crescent and Crescent REIT will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld, unless required by Law.

10.05    Confidentiality.

         Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other parties or any of its Affiliates furnished to it by the other parties or such other parties' Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that (y) following each Asset Transfer Date the foregoing restrictions will not apply to Crescent's use of documents and information concerning the Hospitality Business, the Assets or the Assumed Liabilities furnished by any Transferor hereunder and (z) following any Foreclosure Date the foregoing restrictions will not apply to Crescent's use of documents and information concerning the Decontrolled Business relating to any foreclosed Stock furnished by COPI hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of a party, each other party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

10.06    Waiver.

         Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

10.07    Amendment.

         This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

10.08    No Third Party Beneficiary.

         The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VIII.

10.09    No Assignment; Binding Effect.

         Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except (i) for assignments and transfers by operation of Law and (ii) that Crescent may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article VII) to (A) one or more Subsidiaries of Crescent (who may make the subsequent assignment referred to in (B)), or (B) any future purchaser of the Hospitality Business, the Decontrolled Business, any of the Stock or a substantial part of the Assets, but no such assignment shall relieve Crescent of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

10.10    Headings.

         The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

10.11    Invalid Provisions.

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

10.12    Governing Law.

         This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

10.13    Counterparts.

         This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.


                                      CRESCENT REAL ESTATE EQUITIES
                                      LIMITED PARTNERSHIP


                                      By: Crescent Real Estate Equities, Ltd.,
                                          its general partner



                                      By: /s/ DAVID M. DEAN
                                         -------------------------------------
                                         Name:   David M. Dean
                                         Title:  Executive Vice President, Law
                                                 and Administration


                                      CRESCENT REAL ESTATE EQUITIES COMPANY


                                      By: /s/ DAVID M. DEAN
                                         -------------------------------------
                                         Name:   David M. Dean
                                         Title:  Executive Vice President, Law
                                                 and Administration


                                      CRESCENT OPERATING, INC.


                                      By: /s/ JEFFREY L. STEVENS
                                         -------------------------------------
                                         Name:   Jeffrey L. Stevens
                                         Title:  Executive Vice President



                                      ROSESTAR MANAGEMENT LLC



                                      By: /s/ JEFFREY L. STEVENS
                                         -------------------------------------
                                         Name:   Jeffrey L. Stevens
                                         Title:  Manager

                                      CANYON RANCH LEASING, L.L.C.


                                      By: Rosestar Management, LLC, its manager



                                              By: /s/ JEFFREY L. STEVENS
                                                 ------------------------------
                                                 Name:   Jeffrey L. Stevens
                                                 Title:  Manager



                                      WINE COUNTRY HOTEL, LLC



                                      By: /s/ JEFFREY L. STEVENS
                                         -------------------------------------
                                         Name:   Jeffrey L. Stevens
                                         Title:  Manager



                                      ROSESTAR SOUTHWEST, LLC


                                      By: RSSW Corp., its manager



                                              By: /s/ JEFFREY L. STEVENS
                                                 ------------------------------
                                                 Name:   Jeffrey L. Stevens
                                                 Title:  President



                                      COI HOTEL GROUP, INC.



                                      By: /s/ JEFFREY L. STEVENS
                                         -------------------------------------
                                         Name:   Jeffrey L. Stevens
                                         Title:  Chairman

                                                                         ANNEX C


                      [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                   [HOULIHAN LOKEY HOWARD & ZUKIN LETTERHEAD]
                               FINANCIAL ADVISORS

February 14, 2002

To the Board of Directors
Crescent Operating, Inc.
777 Taylor Street, Suite 1050
Fort Worth, TX  76102

Dear Gentlemen:

We understand that Crescent Operating, Inc. ("COPI" hereinafter) has put forth a pre-packaged Chapter 11 bankruptcy plan of COPI. As part of the COPI bankruptcy plan, COPI has entered into an agreement with Crescent Real Estate Equities Company ("CEI" hereinafter) whereby substantially all of the assets and related liabilities associated with COPI's hotel operations will be transferred to CEI in lieu of a foreclosure by CEI on these assets and CEI, in exchange, will cancel $23.6 million in unpaid rental payments due to CEI (the "Hotel Transaction"). COPI will also execute one or more Foreclosure Agreements pursuant to which Crescent will retain the real estate development interests in satisfaction of $40.1 million of principal and accrued and unpaid interest, representing a portion of the debt obligations of COPI to Crescent (the "Real Estate Transaction"). Pursuant to COPI's agreement with CEI, CEI has also agreed that it will form and capitalize Crescent Spinco which will acquire COPI's entire membership interest in COPI Cold Storage, LLC ("COPI Cold Storage") for approximately $15 to $15.5 million (the "Cold Storage Transaction"). CEI has also agreed to fund up to $8.6 million (the "Advances") for (i) advances to COPI sufficient for COPI to pay out-of-pocket operating expenses until the COPI bankruptcy plan is approved up to $3.2 million and (ii) the remaining $5.4 million will cover claims and other expenses relating to the COPI bankruptcy and any other amounts paid, advanced or accrued by or on behalf of CEI relating to the COPI bankruptcy. COPI's management has indicated that the amount of Advances is based on reasonable assumptions, however, funds paid by CEI above $8.6 million will reduce the amount of CEI Stock Consideration (as defined below). At the request of COPI's management, we have assumed that Advances by CEI could be as much as $10.5 million. For each share of COPI common stock, CEI will issue to all COPI stockholders approximately $0.50 of CEI common stock (the "CEI Stock Consideration"), or in the event CEI advances $10.5 million CEI will issue $0.32 of CEI Common Stock, in exchange for a release of all of the COPI shareholders' claims against CEI or any of its officers, directors, employees, agents or representatives. The CEI Stock Consideration is subject to adjustment should the total amount of claims and expenses paid by CEI in connection with the COPI bankruptcy are equal to or greater than $5.2 million. Additionally, it is our understanding that certain and former officers and directors of COPI are also officers and directors of CEI and own 19.0% of COPI's common stock. The balance of COPI's common stock is held by unrelated parties (the "Public Stockholders"). The Hotel Transaction, Real Estate Transaction, Cold Storage Transaction, CEI Stock Consideration and Advances are referred to collectively herein as the "Transactions".

Board of Directors
Crescent Operating, Inc.
February 14, 2002


You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion addresses the aggregate consideration to be received by the Company in connection with the Transactions and specifically does not address the consideration to be received in each of the separate transactions. The Opinion does not address COPI's underlying business decision to effect the Transactions. Additionally, you have advised us that the Board of Directors of COPI has indicated that it has no intention of selling its shares in COPI or engaging in any alternative to the Transactions. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of COPI, the hotel operations and land development entities or COPI Cold Storage. Furthermore, at your request, we have not negotiated the Transactions or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Attached as Appendix A is a list of documents reviewed and due diligence conducted.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of COPI, the hotel and land development entities and COPI Cold Storage, and that there has been no material change in the assets, financial condition, business or prospects of COPI, the hotel and land development entities and COPI Cold Storage since the date of the most recent financial statements made available to us. We have also been asked to rely upon the Cold Storage Transaction price as accurately reflecting the fair market value of COPI's interest in COPI Cold Storage. Our Opinion does not consider Advances over $10.5 million; however, additional funds paid by CEI over that amount would not necessarily change our Opinion.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to COPI, the hotel and land development entities and COPI Cold Storage and do not assume any responsibility with respect to them. We have not made any physical inspection or independent appraisal of any of the properties or assets of COPI, the hotel and land development entities and COPI Cold Storage. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate consideration to be received by the Company in connection with the Transactions is fair to the Public Stockholders of COPI from a financial point of view.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS INC.

                                   APPENDIX A

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

1.       held discussions with management of COPI, CEI and East West Partners;
2.       reviewed historical operating statements for the hotel properties;
3. reviewed the hotel lease agreements between the affiliates of COPI (as the lessees) and CEI (as the lessors);
4. reviewed the balance sheet of RoseStar Management, LLC dated as of November 30, 2001;
5. reviewed projections for the hotel properties, provided by COPI, for the period of operation corresponding with the remaining term of the lease;
6.       reviewed a legal entity ownership chart provided by COPI;
7. reviewed projections for the life of the CRDI land development projects prepared by East West Partners;
8. reviewed the internally prepared consolidating balance sheets and income statements for East West Resort Transportation LLC and East West Resort Transportation II LLC for the period ended December 31, 2001;
9.       reviewed historical operating statements and 2002 budgets for CDMC Palm
         Beach;
10. reviewed projections Woodlands Land Development provided by COPI for the periods ending December 31, 2002 through December 31, 2011;
11. reviewed projections for the Woodlands Operating Company provided by COPI for the periods ending December 31, 2002 through December 31, 2006;
12. reviewed projections for Desert Mountain provided by COPI for the periods ending December 31, 2002 through December 31, 2010;
13. reviewed the publicly available SEC filings of COPI, including the Form 10K for the fiscal year ended December 31, 2000 and the Form 10Q for the period ended September 30, 2001;
14. reviewed the internally prepared consolidating balance sheet for CRDI for the period ended December 31, 2001;
15. reviewed the internally prepared consolidating balance sheet of COPI for the periods ended November 30, 2000; December 31, 2000; and November 30, 2001;
16.      reviewed the internally prepared liquidation analysis of COPI;
17. reviewed the Americold management package, including income statement and balance sheet, for the fiscal year ended December 31, 2001;
18. reviewed the Americold budget for the fiscal year ended December 31, 2002;
19.      reviewed a draft of the Settlement Agreement dated February 14, 2002;
         and
20. conducted such other studies, analyses and inquiries as we have deemed appropriate.

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Special Meeting of Stockholders, you may ensure that your shares are represented at the Special Meeting by promptly returning your proxy in the enclosed envelope, or voting by telephone or the Internet by following the instructions on the reverse side.



                                   DETACH HERE


                                      PROXY
                            CRESCENT OPERATING, INC.

                    PLEASE DATE AND SIGN ON REVERSE SIDE AND
                RETURN IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

     The undersigned acknowledge(s) receipt of the Proxy Statement of Crescent Operating, Inc. relating to the Special Meeting of Stockholders to be held on _________ __, 2002, commencing at __:00 [a.m/p.m.], central standard time, at The Fort Worth Club, 306 West 7th Street, Fort Worth, Texas, 76102 (the "Special Meeting") and hereby constitute(s) and appoint(s) Jeffrey L. Stevens and ____________, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of Common Stock of Crescent Operating, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Special Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Special Meeting as stated below and on the reverse side. A majority of said attorneys and proxies present and acting at the Special Meeting shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CRESCENT OPERATING, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. PROPOSAL 1 SET FORTH HEREIN ASKS SHAREHOLDERS OF CRESCENT OPERATING, INC. TO ACCEPT A BANKRUPTCY PLAN FOR CRESCENT OPERATING, INC. TO BE IMPLEMENTED UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE, A COPY OF WHICH PLAN IS ENCLOSED WITH THESE PROXY MATERIALS. YOU SHOULD REVIEW THE PLAN AND RELATED DISCLOSURES BEFORE YOU VOTE. IF YOUR PROXY IS NOT RECEIVED BY __________________ ON OR BEFORE ___________________,
AND SUCH DEADLINE IS NOT EXTENDED, THIS PROXY WILL NOT COUNT AS EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN. IF THE BANKRUPTCY COURT APPROVES THE PLAN, IT WILL BE BINDING ON YOUR WHETHER OR NOT YOU VOTE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

-----------------                                               ----------------

   SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
      SIDE                                                            SIDE
-----------------                                               ----------------

CRESCENT OPERATING, INC.
c/o D.F. KING & CO., INC.


---------------------------

---------------------------

---------------------------                                -------------------------
VOTE BY TELEPHONE                                          VOTE BY INTERNET
---------------------------                                -------------------------

It's fast, convenient, and immediate!                      It's fast, convenient, and your vote is
Call toll-free on a touch-tone phone                       immediately confirmed and posted.
1-_ _ _-_ _ _-_ _ _ _ (1-_ _ _-_ _ _-_ _ _ _)

-------------------------------------------------------    ---------------------------------------------------------

Follow these four easy steps:                              Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy       1.   Read the accompanying Proxy Statement and Proxy
     Card.                                                      Card.

2.   Call the toll-free number                             2.   Go to the Website
     1-_ _ _-_ _ _-_ _ _ _ (1-_ _ _-_ _ _-_ _ _ _)              http://www.________________

3.   Enter your 14-digit Voter Control Number located      3.   Enter your 14-digit Voter Control Number located
     on your Proxy Card above your name.                        on your Proxy Card above your name.

4.   Follow the recorded instructions.                     4.   Follow the instructions provided.
-------------------------------------------------------    ---------------------------------------------------------

YOUR VOTE IS IMPORTANT!                                    YOUR VOTE IS IMPORTANT!
Call 1-_ _ _-_ _ _-_ _ _ _ anytime!                        Call 1-_ _ _-_ _ _-_ _ _ _ anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                   DETACH HERE

 [X]    Please mark
        votes as in
        this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposal 1.
--------------------------------------------------------------------------------

                                                       FOR               AGAINST

1.      Proposal to accept a bankruptcy plan
        of Crescent Operating, Inc. to be              / /                 / /
        implemented under Chapter 11 of the
        United States Bankruptcy Code.

--------------------------------------------------------------------------------

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

   IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The undersigned is the holder of ______ shares of common stock of Crescent Operating, Inc.


Signature:                                                Date:
           -------------------------------------                ----------------